UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

United States Cellular Corporation

(Name of Registrant As Specified In Its Charter)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION
United States Cellular Corporation
8410 West Bryn Mawr Avenue
Chicago, IL 60631
NOTICE OF WRITTEN CONSENT
AND
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
[•], 2024
To the Stockholders of United States Cellular Corporation:
This notice of written consent, pursuant to Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”), and information statement (this “Information Statement”) is being furnished to the holders of common stock, par value $1.00 per share (the “USCC Common Stock”), of United States Cellular Corporation (the “Company,” “USCC,” “our,” or “we”) in connection with the Securities Purchase Agreement, dated as of May 24, 2024 (the “Securities Purchase Agreement” or the “Agreement”), by and among the Company, Telephone and Data Systems, Inc. (“TDS”), T-Mobile US, Inc. (“T-Mobile”) and USCC Wireless Holdings, LLC (“USCC Wireless”), a wholly owned subsidiary of the Company, a copy of which is attached as Annex A to this Information Statement. Pursuant to the Agreement, the Company has agreed to sell its wireless operations and select spectrum assets (the “Wireless Operations”) to T-Mobile for $4,400,000,000, payable in a combination of cash and the assumption of up to approximately $2 billion in debt, subject to certain adjustments (the “Transaction Consideration”).
The board of directors of the Company (the “USCC Board”), acting in reliance upon the unanimous recommendation of the independent directors of the Company (the “USCC Independent Directors”) (i) determined that the Agreement and the transactions contemplated thereby (the “Transactions”), on the terms and subject to the conditions set forth in the Agreement, are advisable and in the best interests of the Company and its stockholders, (ii) approved the Agreement, the execution and delivery by the Company of the Agreement, the performance by the Company or USCC Wireless, as applicable, of its obligations contained therein and the consummation of the Transactions, on the terms and subject to the conditions contained in the Agreement and (iii) resolved to recommend approval of the Agreement and the Transactions to the Company’s stockholders in accordance with the DGCL.
In accordance with Section 228 of the DGCL, stockholders of the Company holding a majority of the voting power of the outstanding shares of capital stock of the Company approved, by written consent, the Agreement and the consummation of the Transactions. On May 25, 2024, effective following the execution and delivery of the Agreement, TDS, which on such date beneficially owned 33,005,877 shares of Series A Common Stock and 37,782,826 shares of Common Stock, representing approximately 96% of the voting power of the then-outstanding shares of capital stock of the Company in matters other than the election of directors, delivered a written consent (the “Written Consent”), constituting the requisite stockholder approval, approving the Agreement and the consummation of the Transactions, in accordance with the DGCL and the Company’s Amended and Restated Bylaws. No further action by any other stockholder of the Company is required under applicable law or the Agreement (or otherwise) in connection with the Agreement or the consummation of the Transactions. As a result, the Company is not soliciting your vote for the approval of the Agreement and will not call a stockholders’ meeting for purposes of voting on the approval of the Agreement or the consummation of the Transactions. No action by the stockholders of the Company is required to consummate the Transactions, and all requisite corporate action has been taken.

The purpose of this notice and the accompanying Information Statement is to (1) inform USCC stockholders of the action taken pursuant to the Written Consent described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (2) provide notice required under Section 228(e) of the DGCL. In accordance with Rule 14c-2 and Rule 14a-16 of the Exchange Act, the Transactions set forth in the Agreement will become effective no earlier than the 40th calendar day after the Notice of Internet Availability of Information Statement (the “Notice”) is first made available to our stockholders.
THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT. THE COMPANY IS NOT ASKING COMPANY STOCKHOLDERS FOR A PROXY, AND STOCKHOLDERS OF THE COMPANY ARE REQUESTED NOT TO SEND A PROXY TO THE COMPANY.
The Notice and the Information Statement are dated as of [•], 2024 and are being made available on or about [•], 2024 to all Company stockholders of record as of the close of business (Eastern time) on May 24, 2024, the record date for this distribution. The Notice and Information Statement are supplementally being mailed to all beneficial owners as of July 1, 2024.
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT: THE INFORMATION STATEMENT IS AVAILABLE AT WWW.INVESTORS.USCELLULAR.COM.
Very truly yours,
LeRoy T. Carlson, Jr. Chair	Laurent C. Therivel President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this Information Statement. Any representation to the contrary is a criminal offense.
The date of this notice of written consent and Information Statement is [•], 2024

IMPORTANT NOTE ABOUT THIS INFORMATION STATEMENT
This Information Statement incorporates important business and financial information about the Company from other documents that we have filed with the United States Securities and Exchange Commission (the “SEC”) and that are contained in or incorporated by reference herein. For a listing of documents incorporated by reference herein, please see the section entitled “Where You Can Find More Information” beginning on page 103 of this Information Statement. We are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As an electronic filer, our public filings are also maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is https://www.sec.gov.
You may obtain any of the documents referred to above from the SEC, through the SEC’s website or from us, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to this Information Statement, by requesting them in writing or by telephone at the following address:
United States Cellular Corporation
Attn: Investor Relations
8410 West Bryn Mawr Avenue
Chicago, IL 60631
(773) 399-8900
General information about the Company, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://www.uscellular.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this Information Statement and is not a part of this Information Statement.
We have not authorized anyone to give any information or make any representation about the Transactions or the Company that is different from, or in addition to, the information contained in this Information Statement or in any of the materials that have been incorporated by reference into this Information Statement. Therefore, if anyone distributes any such information, you should not rely on it. The information contained in this Information Statement speaks only as of the date of this Information Statement or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

INFORMATION STATEMENT

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ii

SUMMARY
This summary highlights selected information included in this Information Statement. You should carefully read this entire Information Statement and its Annexes and the other documents referred to in this Information Statement. Additional important information about the Company and its subsidiaries is also contained in Annex A to, and the documents incorporated by reference into, this Information Statement. For a description of, and instructions as to how to obtain, this information, see “Where You Can Find More Information” on page 103 of this Information Statement. Each item in this summary includes a page reference directing you to a more complete description of that item.
Parties to the Securities Purchase Agreement (pages 91, 93, 94 and 95)
United States Cellular Corporation
Attn: Investor Relations
8410 West Bryn Mawr Avenue
Chicago, IL 60631
(773) 399-8900
The Company provides wireless telecommunications services to customers with 4.5 million retail connections in portions of 21 states collectively representing a total population of 32 million. All of the Company’s wireless operating markets are in the United States. The Company’s service offerings include contract (“postpaid”) and non-contract (“prepaid”) wireless voice, messaging and data services plans, mobile broadband plans and wholesale wireless services. The Company is a majority-owned subsidiary of Telephone and Data Systems, Inc. As of the date of this Information Statement, TDS owns approximately 83% of the Company’s Common Stock, has the voting power to elect all of the directors of the Company and controls approximately 96% of the voting power in matters other than the election of directors of the Company.
USCC Common Stock is listed on the New York Stock Exchange under the symbol “USM.”
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
(425) 378-4000
Based in Bellevue, Wash., T-Mobile is a wireless telecommunications carrier that provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. T-Mobile operates its business in one reportable segment. T-Mobile’s service offerings include contract and non-contract (“prepaid”) wireless voice, messaging and data services plans, mobile broadband plans and wholesale wireless services. As of March 31, 2024, T-Mobile provides wireless communications services to 120.9 million postpaid and prepaid customers.
T-Mobile Common Stock is listed on the Nasdaq under the symbol “TMUS.”
Telephone and Data Systems, Inc.
30 North LaSalle Street
Suite 4000
Chicago, IL 60602
(312) 630-1900
TDS is a diversified telecommunications company that provides high-quality communications services to approximately 6 million connections nationwide as of March 31, 2024. TDS provides wireless services through its 83%-owned subsidiary, USCC. TDS also provides broadband, video and voice services through its wholly owned subsidiary, TDS Telecommunications LLC (TDS Telecom). TDS operates entirely in the United States.

TDS Common Stock is listed on the New York Stock Exchange under the symbol “TDS”.
USCC Wireless Holdings, LLC
8410 West Bryn Mawr Avenue
Chicago, IL 60631
(773) 399-8900
USCC Wireless Holdings, LLC (“USCC Wireless”), a wholly owned subsidiary of the Company, is a Delaware limited liability company that was formed on May 21, 2024 for the purpose of effecting the Transactions. Upon completion of the Transactions, all of the membership interests of USCC Wireless will be acquired by T-Mobile. USCC Wireless has not conducted any activities other than those incidental to its formation and the matters contemplated by the Securities Purchase Agreement in connection with the Transactions.
Transaction Structure and Purchase Price (page 72)
The Company has agreed to sell the Wireless Operations to T-Mobile. Pursuant to the Agreement, T-Mobile will pay to the Company at the time of the consummation of the Transactions (the “Closing”), $4,400,000,000 (the “Base Purchase Price”), payable in a combination of cash and the assumption of up to approximately $2,000,000,000 of debt, in consideration for all of the outstanding limited liability company interests of USCC Wireless (the “Equity Interests”), subject to certain adjustments.
In accordance with the Agreement and prior to the Closing, the Company will engage in a separation process (the “Separation”), through which it will prepare for the sale of the Wireless Operations by transferring, directly or indirectly, the Transferred Assets (as that term is defined below in the section entitled “— Transaction Structure and Purchase Price”) to USCC Wireless, including: (i) assets and liabilities pertaining to the Wireless Operations and (ii) the equity interests of certain subsidiaries of the Company (the “Acquired Companies”). The Company will also indirectly cause the transfer of assets or liabilities out of the Acquired Companies related to the businesses of the Company that will not be sold to T-Mobile and will be retained by the Company (the “Retained Business”).
Required Stockholder Approval for the Transactions; TDS Written Consent (page 70)
In accordance with Section 228 of the DGCL, the USCC Restated Certificate of Incorporation and the USCC Amended and Restated Bylaws, stockholders of the Company holding a majority of the voting power of the outstanding shares of capital stock of the Company approved, by written consent, the Agreement and the consummation of the Transactions. As of May 24, 2024, the record date for determining stockholders of USCC entitled to vote on the approval of the Agreement, there were 33,005,877 shares of Series A Common Stock outstanding and 52,963,982 shares of Common Stock outstanding.
On May 25, 2024, following the execution of the Agreement, TDS, which on such date beneficially owned 33,005,877 shares of Series A Common Stock and 37,782,826 shares of Common Stock, representing approximately 96% of the voting power of the then-outstanding shares of capital stock of the Company in matters other than the election of directors, delivered the Written Consent. No further action by any other stockholder of the Company is required under applicable law or the Agreement (or otherwise) in connection with the Agreement or the consummation of the Transactions. As a result, the Company is not soliciting your vote for the approval of the Agreement and will not call a stockholders’ meeting for purposes of voting on the approval of the Agreement or the consummation of the Transactions. No action by the stockholders of the Company is required to consummate the Transactions, and all requisite corporate action has been taken.
Reasons for the Transactions; Recommendation of the USCC Independent Directors (page 56)
On August 2, 2023, at a meeting of the USCC Board, the USCC Board unanimously resolved to empower the USCC Independent Directors to conduct a review of Potential Strategic Transactions (as that term is defined below in the section entitled “— Background of the Transactions”) for the Company and to make a recommendation to the USCC Board as to which strategic alternatives, if any, to pursue and engage in. The USCC Board determined that the financial and legal advisors for TDS would take the primary role in soliciting and engaging with potential counterparties while keeping the financial and legal advisors for the USCC Independent Directors fully informed and engaged, but that the USCC Board would not approve the entry into a Potential Strategic Transaction without the prior favorable recommendation of the USCC Independent Directors.
After consideration of various factors as discussed in the section entitled “Reasons for the Transactions; Recommendation of the USCC Independent Directors” beginning on page 56, the USCC Independent Directors: (a) determined that the entry into the Agreement and the consummation of the Transactions are advisable and in the best interests of the Company and its stockholders, (b) directed that the Agreement be submitted to the USCC Board for approval and (c) recommended to the USCC Board that it approve and adopt the Agreement, approve the Transactions and recommend the approval of the Transactions to the stockholders of the Company.
The USCC Board, acting upon the unanimous recommendation of the USCC Independent Directors, unanimously: (a) approved, adopted and declared advisable the Transaction Documents (as that term is defined below in the section entitled “Reasons for the Transactions; Recommendation of the USCC Independent Directors”) and the consummation by the Company and its affiliates of the Transactions, (b) approved the execution, delivery and performance of the Transaction Documents and the Transactions, (c) determined that the Transaction Documents and the Transactions are advisable and in the best interests of the Company and its stockholders, (d) upon the terms and subject to the conditions of the Transaction Documents, recommended the approval of the Agreement and the Transactions to the stockholders of the Company and (e) directed that the Agreement and the Transactions be submitted to the stockholders of the Company entitled to vote for its approval, which may be by written consent of the requisite stockholders (or stockholder) in lieu of a meeting in accordance with Section 228 of the DGCL and Section 1.11 of the Bylaws of the Company.
Opinion of Financial Advisor to USCC Independent Directors (page 60)
PJT Partners LP (“PJT Partners”) was retained by the USCC Independent Directors to act as their financial advisor in connection with assessing Potential Strategic Transactions (as defined below in the section entitled “— Background of the Transactions”) and, upon the USCC Independent Directors’ request, to render a fairness opinion to the USCC Independent Directors in connection with any resulting transaction. The USCC Independent Directors selected PJT Partners to act as their financial advisor based on, among other things, PJT Partners’ qualifications, expertise and reputation, its knowledge of the Company’s industry and its knowledge and understanding of the business and affairs of the Company and overall ability to advise and represent the USCC Independent Directors. At a meeting of the USCC Independent Directors held on May 24, 2024, PJT Partners rendered its oral opinion, subsequently confirmed in its written opinion dated May 24, 2024, to the USCC Independent Directors that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the Transaction Consideration to be received by the Company pursuant to the Agreement was fair to the Company from a financial point of view.
The full text of PJT Partners’ written opinion delivered to the USCC Independent Directors, dated May 24, 2024, is attached as Annex B and incorporated into this Information Statement by reference in its entirety. PJT Partners’ written opinion has been provided by PJT Partners at the request of the USCC Independent Directors and is subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated therein). You are encouraged to read the opinion carefully in its entirety. PJT Partners provided its opinion to the USCC Independent Directors, in their capacity as such, in connection with and for purposes of their evaluation of the Transactions only, and PJT Partners’ opinion does not constitute a recommendation as to any action the USCC Independent Directors or the USCC Board should take with respect to the Transactions or how any stockholder of the Company or of TDS should vote or act with respect to the Transactions or any other matter. The summary of PJT Partners’ opinion contained in this Information Statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.
For a summary of PJT Partners’ opinion and the methodology that PJT Partners used to render its opinion, see the section entitled “— Opinion of PJT Partners” beginning on page 60.

Regulatory Approvals; Absence of Court Orders (page 69)
Each party’s obligation to close the Transactions is conditioned upon (a) the expiration or termination (or granting of early termination) of any applicable waiting period or extension thereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the “HSR Act”), (b) Federal Communications Commission (“FCC”) consent to the transfer to T-Mobile of certain spectrum assets pursuant to the Agreement, (c) the filing of the notification of the Short-Term Spectrum Manager Lease Agreement with the FCC, and no objection to or reconsideration of such notice by the FCC or any other action by the FCC that prevents the term of the Short-Term Spectrum Manager Lease Agreement from commencing on the date of Closing (the “Closing Date”) and (d) the receipt of clearance from the Committee on Foreign Investment in the United States (“CFIUS”), in each case without the imposition of any Burdensome Condition (as defined in the section entitled “— Regulatory Approvals; Absence of Court Orders”) unless T-Mobile has agreed to undertake such Burdensome Condition. Furthermore, each party’s obligation to close the Transaction is conditioned upon there being no court order by any governmental body issued which remains in effect and has the effect of prohibiting or making illegal the Closing or the entry into the Transaction Agreements (as defined in the Agreement) to be executed and delivered at, or in connection with, the Closing.
The Agreement provides that the filing under the HSR Act will be made no later than 45 business days after May 24, 2024 (the “Signing Date”). The Agreement provides that the FCC filing will be made within 55 business days after the Signing Date (the “FCC Filing Deadline”). However, either the Company or T-Mobile may delay the FCC filing by up to 30 additional calendar days beyond the FCC Filing deadline, if either believes that it would be advisable to do so. Finally, the Agreement provides that the filing with CFIUS will be made within 55 business days after the Signing Date, plus an additional 60 calendar days if either the Company or T-Mobile believes it is advisable to delay the filing.
Conditions to the Completion of the Transactions (page 86)
Each party’s obligation to close the Transactions is subject to (a) the other party having complied in all material respects with its pre-closing covenants, (b) the other party’s representations and warranties being true and correct, subject in certain cases to materiality or Material Adverse Effect standards or other qualifications as set forth in the Agreement and (c) the approval of the Transactions by the majority of the voting power of the outstanding USCC Common Stock entitled to vote thereon, where such approval is capable of being obtained by written consent (which condition was satisfied on May 25, 2024 upon the delivery of the Written Consent by TDS, as described in the section entitled “— Required Stockholder Approval for the Transactions; Written Consent of TDS”). In addition T-Mobile’s obligation to close is subject to the Separation having been effected in all material respects, and T-Mobile is not permitted to waive that condition without TDS and the Company’s prior written consent if doing so would have a material and adverse effect on the Retained Business (as that term is defined in the section entitled “— Transaction Structure and Purchase Price”). T-Mobile will not be obligated to close the Transactions if, since the date of the Agreement, there has been a Material Adverse Effect (as that term is defined in the section entitled “— Representations and Warranties”).
Each party’s obligation to close the Transactions is also conditioned upon the receipt of regulatory approvals and the absence of court orders as described above in the section entitled “Summary — Regulatory Approvals; Absence of Court Orders”.
Termination (page 86)
The Agreement provides that the Agreement may be terminated prior to the Closing (a) by the mutual written consent of T-Mobile, TDS and the Company, (b) by either T-Mobile, TDS or the Company, if (i) the Closing has not occurred by 5:00 p.m. Central Time on November 24, 2025 (the “Initial Termination Date”, as extended (1) pursuant to T-Mobile’s extension of the Closing to the Delayed Closing Date (as that term is defined in the section entitled “— Closing of the Transactions”), and/or (2) pursuant to the immediately succeeding proviso, the “Termination Date”); provided, however, that the Termination Date will be automatically extended for up to two additional six-month periods (for a total additional period of one year in the aggregate) if, as of the then-current Termination Date, all of the conditions to closing are satisfied other than (a) the conditions regarding (i) receipt of the Required Regulatory Approvals (as defined in the

Agreement), and (ii) the absence of court orders prohibiting the completion of the Transactions (but only if the applicable court order is with respect to certain regulatory laws) and (b) those conditions that by their terms are to be satisfied at the Closing and are capable of being satisfied; provided, further, that the right to terminate the Agreement pursuant to the provision described in this paragraph will not be available to any party whose breach of the Agreement has proximately caused the failure of the Closing to occur prior to the Termination Date, or (ii) prior to the Closing any governmental body shall have issued any court order, or the FCC or CFIUS shall have issued an order, in each case permanently prohibiting or making illegal the Closing, and such order or court order, as applicable, shall have become final and non-appealable; provided, however, that the right to terminate the Agreement pursuant to the provision described in this paragraph will not be available to any party whose breach of the Agreement has proximately caused the issuance of any such order or court order, (c) by joint written notice of TDS and the Company if T-Mobile shall have breached or failed to perform any of its covenants or agreements required to be performed prior to the Closing or any of the representations and warranties of T-Mobile is or shall have become untrue or inaccurate, which breach, failure to perform, untruth or inaccuracy would give rise to the failure of the conditions to the obligations of TDS and the Company to close set forth in the Agreement (subject to a cure period); and (d) by T-Mobile, if either of TDS or the Company shall have breached or failed to perform any of its covenants or agreements required to be performed prior to the Closing or any of the representations and warranties of either TDS or the Company is or shall have become untrue or inaccurate, which breach, failure to perform, untruth or inaccuracy would give rise to the failure of the conditions to the obligations of T-Mobile to close set forth in the Agreement (subject to a cure period).
The Agreement provides that if the Agreement is terminated by joint written notice of TDS and the Company or by T-Mobile because either (a)(i) the Closing has not occurred by the Termination Date (following any permitted extensions) and (ii) all of the conditions to the obligation to close applicable to T-Mobile have been satisfied (other than one or more of (x) the conditions described in the section entitled “— Regulatory Conditions” below, (y) the condition regarding the absence of a court order that remains in effect and that has the effect of prohibiting or making illegal the Closing or the entry into the transaction agreements to be executed and delivered at, or in connection with, the Closing (if the court order causing such condition not to be satisfied is with respect to certain required regulatory laws) and (z) those conditions that by their terms are to be satisfied at the Closing (which conditions described in this clause (z) would reasonably be expected to be satisfied if the Closing were held on the date of such termination)) or (b) there is a permanent, final and non-appealable governmental order prohibiting or making illegal the Closing as a result of a governmental body challenging the Transactions contemplated by the Agreement under certain required regulatory laws, then, in either case, T-Mobile will be required to pay to the Company a termination fee of $60 million; provided, however, that if (i) the conditions precedent to the Closing set forth in the Agreement relating to certain required regulatory approvals have been satisfied, and (ii) the condition precedent to the Closing relating to the requirement that no governmental body shall have issued any court order which remains in effect and has the effect of prohibiting or making illegal the Closing or the entry into any of the Transaction Agreements to be executed and delivered at, or in connection with, the Closing has been waived by T-Mobile, no termination fee will be payable pursuant to clause (a) of this sentence.
Interests of Directors and Executive Officers; Golden Parachute Compensation (page 96)
Certain of the Company’s executive officers have equity awards that may be impacted by the Transactions. In addition, Mr. Therivel has entered into a letter agreement, which includes provisions related to a potential Change in Control (as defined below). The equity awards held by executive officers, and Mr. Therivel’s letter agreement, are described in the section entitled “Interests of Affiliates in the Transactions” beginning on page 96.
Members of the USCC Board who are not executive officers of the Company have no interests in the Transactions apart from their interests as holders of USCC Common Stock. For additional information, please read the section entitled “Interests of Affiliates in the Transactions” beginning on page 96.
No Dissenters’ Rights (page 101)
Holders of USCC Common Stock do not have appraisal rights or dissenters’ rights under applicable law or contractual appraisal rights under the Company’s Restated Certificate of Incorporation or the Securities Purchase Agreement in connection with the Transactions.

Material U.S. Federal Income Tax Consequences (page 70)
The Transactions, including the sale of the Equity Interests, are expected generally to be treated for U.S. federal income tax purposes as a taxable sale of the Wireless Operations, including the assets owned, directly and indirectly, by USCC Wireless, upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Transactions will include the amount of cash received and the amount of liabilities (as determined for U.S. federal income tax purposes) deemed assumed or taken by T-Mobile.
We expect the Transactions to result in the Company recognizing a significant net gain for U.S. federal income tax purposes, meaning we expect to incur a significant U.S. federal income tax liability from the Transactions. The determination of how much tax we expect to incur is highly complex and is based in part upon facts that will not be known until completion of the Transactions.
For additional information, please read the section entitled “— Material U.S. Federal Income Tax Consequences” beginning on page 70.
Accounting Treatment of the Transactions (page 71)
Under generally accepted accounting principles, upon completion of the Transactions, we plan to remove the net assets and assumed liabilities sold and add the proceeds from the Transactions to our consolidated balance sheet, which we anticipate will result in recording a loss from the Transactions.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY
Financial Statements of the Company
The following financial statements are incorporated herein by reference:
•
The audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•
The unaudited consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Unaudited Financial Statements of the Wireless Operations
The following financial statements and related notes of the Wireless Operations were prepared for purposes of this Information Statement specifically to carve-out the Wireless Operations as it relates to the specific assets, liabilities, equity, and financial performance of the wireless operations of the Company adjusted to reflect the Agreement terms and conditions.

Wireless Operations of United States Cellular Corporation
Combined Statement of Operations
(Unaudited)
(Dollars in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021
Operating revenues
Service	$729	$742	$2,943	$3,032	$3,032
Equipment sales	196	219	862	1,044	1,007
Total operating revenues	925	961	3,805	4,076	4,039
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	197	197	794	807	842
Cost of equipment sold	216	253	988	1,216	1,118
Selling, general and administrative	324	336	1,334	1,376	1,314
Depreciation, amortization and accretion	154	158	610	655	636
Loss on impairment of licenses	—	—	—	3	—
(Gain) loss on asset disposals, net	6	10	19	19	25
(Gain) loss on sale of business and other exit costs, net	—	—	—	(1)	(2)
(Gain) loss on license sales and exchanges, net	(1)	—	(2)	—	—
Total operating expenses	896	954	3,743	4,075	3,933
Operating income	29	7	62	1	106
Investment and other income (expense)
Interest expense	—	—	(4)	(3)	(1)
Income (loss) before income taxes	29	7	58	(2)	105
Income tax expense	11	3	21	4	31
Net income (loss)	$18	$4	$37	$(6)	$74
The accompanying notes are an integral part of these financial statements.

Wireless Operations of United States Cellular Corporation
Combined Statement of Cash Flows
(Unaudited)
(Dollars in millions)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021
Cash flows from operating activities
Net income (loss)	$18	$4	$37	$(6)	$74
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	154	158	610	655	636
Bad debts expense	30	26	103	131	56
Stock-based compensation expense	12	—	21	22	26
Deferred income taxes, net	4	2	16	1	32
Loss on impairment of licenses	—	—	—	3	—
(Gain) loss on asset disposals, net	6	10	19	19	25
(Gain) loss on sale of business and other exit costs, net	—	—	—	(1)	(2)
(Gain) loss on license sales and exchanges, net	(1)	—	(2)	—	—
Other operating activities	1	1	3	6	—
Changes in assets and liabilities from operations
Accounts receivable	15	37	17	(58)	(26)
Equipment installment plans receivable	2	1	(20)	(199)	(116)
Inventory	24	(1)	62	(88)	(27)
Accounts payable	(15)	(150)	(83)	14	(60)
Customer deposits and deferred revenues	6	(10)	(9)	47	41
Accrued taxes	(1)	(2)	(3)	1	(14)
Other assets and liabilities	(78)	(51)	3	56	26
Net cash provided by operating activities	177	25	774	603	671
Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(130)	(194)	(574)	(577)	(699)
Cash paid for licenses	—	—	—	(12)	(4)
Other investing activities	—	9	15	8	6
Net cash used in investing activities	(130)	(185)	(559)	(581)	(697)
Cash flows from financing activities
Cash paid for software license agreements	(9)	(67)	(66)	(22)	(9)
Other financing activities	(2)	—	—	(1)	—
Transfer (to)/from USCC parent, net	(36)	227	(149)	1	35
Net cash provided by (used in) financing activities	(47)	160	(215)	(22)	26
Net increase (decrease) in cash, cash equivalents and restricted cash	$—	$—	$—	$—	$—
The accompanying notes are an integral part of these financial statements.

Wireless Operations of United States Cellular Corporation
Combined Balance Sheet — Assets
(Unaudited)
(Dollars in millions)	March 31, 2024	March 31, 2023	December 31, 2023	December 31, 2022	December 31, 2021
Current assets
Accounts receivable, net	$932	$1,008	$955	$1,070	$1,044
Inventory, net	175	262	199	261	173
Prepaid expenses	71	76	56	67	57
Other current assets	3	7	4	7	6
Total current assets	1,181	1,353	1,214	1,405	1,280
Assets held for sale	—	18	15	26	18
Licenses	1,314	1,296	1,297	1,296	1,278
Property, plant and equipment, net	2,181	2,299	2,211	2,258	2,233
Operating lease right-of-use assets	452	470	463	479	514
Other assets and deferred charges	655	671	679	675	613
Total assets	$5,783	$6,107	$5,879	$6,139	$5,936
The accompanying notes are an integral part of these financial statements.

Wireless Operations of United States Cellular Corporation
Combined Balance Sheet — Liabilities and Net Parent Investment
(Unaudited)
(Dollars in millions)	March 31, 2024	March 31, 2023	December 31, 2023	December 31, 2022	December 31, 2021
Current liabilities
Accounts payable	$228	$210	$247	$352	$355
Customer deposits and deferred revenues	233	227	227	236	188
Accrued taxes	26	28	27	30	29
Accrued compensation	30	42	78	79	78
Short-term operating lease liabilities	118	116	118	116	113
Other current liabilities	110	122	125	189	74
Total current liabilities	745	745	822	1,002	837
Deferred liabilities and credits
Deferred income tax liability, net	429	410	424	408	407
Long-term operating lease liabilities	337	365	348	374	418
Other deferred liabilities and credits	346	395	356	395	257
Long-term debt, net	3	3	3	3	3
Noncontrolling interests with redemption features	16	12	12	12	11
Net parent investment	3,907	4,177	3,914	3,945	4,003
Total liabilities and Net parent investment	$5,783	$6,107	$5,879	$6,139	$5,936
The accompanying notes are an integral part of these financial statements.

Wireless Operations of United States Cellular Corporation
Combined Statement of Changes in Net Parent Investment
(Unaudited)
(Dollars in millions)	Net parent investment
December 31, 2023	$3,914
Transfer (to)/from USCC parent	(25)
Net income (loss)	18
March 31, 2024	$3,907
December 31, 2022	$3,945
Transfer (to)/from USCC parent	228
Net income (loss)	4
March 31, 2023	$4,177
December 31, 2022	$3,945
Transfer (to)/from USCC parent	(68)
Net income (loss)	37
December 31, 2023	$3,914
December 31, 2021	$4,003
Transfer (to)/from USCC parent	(52)
Net income (loss)	(6)
December 31, 2022	$3,945
December 31, 2020	$3,783
Transfer (to)/from USCC parent	146
Net income (loss)	74
December 31, 2021	$4,003
The accompanying notes are an integral part of these financial statements.

Note 1   Basis of Presentation and Summary of Significant Accounting Policies
Overview of Transaction
United States Cellular Corporation (“USCC”), a Delaware Corporation, is an 83%-owned subsidiary of Telephone and Data Systems, Inc. (“TDS”). On May 24, 2024, TDS and USCC entered into an agreement (the “Agreement”) to sell its wireless operations and select spectrum assets (the “Wireless Operations”) to T-Mobile US, Inc. (“T-Mobile” or “Buyer”) for $4,400 million payable in a combination of cash and the assumption of up to approximately $2 billion in debt, subject to certain adjustments (the “Purchase Price”).
$400 million of the Purchase Price relates to certain spectrum licenses (the “Designated Entity Spectrum Licenses”) held by entities (the “Designated Entities”) in which USCC is a limited partner. The Agreement includes specific conditions pertaining to the transfer of the Designated Entity Spectrum Licenses. The closing with respect to the sale of the Designated Entity Spectrum Licenses (the “Subsequent Closing”), if such closing does not occur at the same time as the closing of the sale of the remainder of the assets subject to the Agreement (the “Closing”), may occur up to two years following the Closing, unless the parties agree to extend that date. During such period, if any, between the Closing and the Subsequent Closing, the $400 million of the purchase price pertaining to the Designated Entity Spectrum Licenses will be held in escrow. If the Subsequent Closing does not occur within the agreed upon two-year period following Closing, and that period is not extended, the escrow funds will be delivered to the Buyer.
The Purchase Price is subject to various potential adjustments, including (i) $100 million of the Purchase Price that is contingent on the satisfaction of certain financial and operational metrics, (ii) the amount of cash and cash equivalents of the Wireless Operations at Closing, (iii) the Indebtedness (as defined in the Agreement) of the Wireless Operations at Closing, (iv) the net working capital (other than accounts receivable) of the Wireless Operations at Closing as compared to the working capital target included in the Agreement, (v) any unpaid transaction expenses of the Wireless Operations at Closing, (vi) the amount by which the capital expenditures of the Wireless Operations are less than 14% of the service revenues of the Wireless Operations in the period between January 1, 2024 and Closing, (vii) the amount of accounts receivable of the Wireless Operations at Closing as compared to the accounts receivable target included in the Agreement and (viii) certain tax-related adjustments.
The Agreement provides that T-Mobile will conduct an exchange offer pursuant to which holders of certain USCC debt will be offered the opportunity to exchange their USCC debt for T-Mobile debt. The Purchase Price will be further reduced by the amount of any debt so exchanged. The aggregate amount of USCC debt that will be subject to such exchange offer has a principal amount of $2,044 million and a weighted average interest rate of 6% as of March 31, 2024. Such reductions of debt are at the option of the debt holders and outside the control of USCC.
Description of Business
The Wireless Operations — a noncommercial component of a larger reporting entity, USCC, that includes all wireless operations and select spectrum assets — owns, operates and invests in wireless systems throughout the United States. The Wireless Operations utilize tower space from USCC-owned towers to operate its wireless systems. This tower space will remain with USCC and is not being sold as part of the Agreement.
As of March 31, 2024, the Wireless Operations served customers with 4.5 million retail connections.
Basis of Preparation
The annual financial statements and notes conform to accounting principles generally accepted in the United States of America (“GAAP”) as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Certain financial information and footnote disclosures normally included in consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for the interim financial statements. The interim financial statements contain all adjustments (consisting of normal recurring items, unless otherwise disclosed) necessary for the fair statement of the

Wireless Operations financial position as of March 31, 2024 and 2023, and its results of operations, cash flows and changes in equity for the three months ended March 31, 2024 and 2023. These financial statements were prepared for purposes of this Information Statement Schedule 14C specifically to present the Wireless Operations as it relates to the wireless operations of USCC adjusted to reflect the Agreement terms and conditions.
Assets and liabilities that do not pertain to the wireless operations are omitted from the Combined Wireless Operations Balance Sheet and will be retained by USCC. This includes owned towers, non conveyed spectrum licenses, certain partnership interests and other equity interests. Cash, cash equivalents, and related transfers between the Wireless Operations and USCC parent are generally held centrally through accounts controlled and maintained by USCC parent and are not specifically identifiable to the Wireless Operations. Accordingly, such balances have been accounted for through Net parent investment. Net parent investment represents USCC’s interest in the recorded assets of the Wireless Operations and the cumulative investment by USCC in the Wireless Operations through the periods presented, inclusive of operating results.
The Wireless Operations Combined Statement of Operations includes revenue from contracts with customers and expenses that are both directly billed to and shared expenses allocated to the Wireless Operations. The Wireless Operations’ share of allocated expenses are included in Systems operations and Selling, general and administrative expenses. The Wireless Operations utilizes tower space from USCC-owned towers to operate its wireless network. An imputed tower colocation fee is recorded in System operations expense on the Statement of Operations. See Note 2 — Revenue Recognition for additional information on revenue and Note 9 — Certain Relationship and Related Transactions for additional information on expenses.
These combined financial statements are derived from the consolidated financial statements of USCC, which issued its annual financial statements for the fiscal year ended December 31, 2023 on February 16, 2024 and issued its latest interim financial statements for quarter ended March 31, 2024 on May 3, 2024. Accordingly, for the annual and interim financial statements, USCC has evaluated recognizable subsequent events through the date of February 16, 2024 and May 3, 2024, respectively. Additionally, USCC has evaluated transactions that occurred through July 16, 2024, the date these financial statements were available for issuance, for the purposes of unrecognized subsequent events.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect (a) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and (b) the reported amounts of revenues and expenses during the reported period.
Certain estimates are used in determining the intracompany tower colocation fee which is recorded in System operations on the Combined Statement of Operations of the Wireless Operations and allocating shared expenses to the Wireless Operations. Management believes that these estimates and allocations are reasonable. See Note 9 — Certain Relationships and Related Transactions.
As a result of the allocations and carve out methodologies used to prepare these financial statements, these results may not be indicative of the Wireless Operations’ future performance and may not reflect the results of operations, financial position, and cash flows had the Wireless Operations been a separate, standalone company during the periods presented.
Accounts Receivable and Allowance for Credit Losses
Accounts receivable consist primarily of amounts owed by customers for wireless services and equipment sales, including sales of certain devices and accessories under installment plans, by agents and third-party distributors for sales of equipment to them and by other wireless carriers whose customers have used the Wireless Operations’ wireless systems.
The Wireless Operations estimates expected credit losses related to accounts receivable balances based on a review of available and relevant information including current economic conditions, projected economic conditions, historical loss experience, account aging, and other factors that could affect collectability.

Expected credit losses are determined for each pool of accounts receivable balances that share similar risk characteristics. The allowance for credit losses is the best estimate of the amount of expected credit losses related to existing accounts receivable. The Wireless Operations do not have any off-balance sheet credit exposure related to its customers.
Inventory
Inventory consists primarily of wireless devices stated at the lower of cost, which approximates cost determined on a first-in first-out basis, or net realizable value. Net realizable value is determined by reference to the stand-alone selling price.
Cloud-Hosted Arrangements
The Wireless Operations’ cloud-hosted arrangements that are service contracts consist primarily of software used to perform administrative functions. Implementation costs related to the Wireless Operations’ cloud-hosted arrangements, which are recorded in Prepaid expenses and Other assets and deferred charges in the Combined Balance Sheet, were as follows:
December 31,	2023	2022	2021
(Dollars in millions)
Implementation costs, gross	$89	$89	$76
Accumulated amortization	(65)	(47)	(29)
Implementation costs, net	$24	$42	$47
These costs are amortized over the period of the service contract, which is generally three to five years. Amortization of implementation costs was $17 million, $18 million and $16 million for the years ended December 31, 2023, 2022 and 2021, respectively, and was included in Selling, general and administrative expenses.
Licenses
Licenses consist of direct and incremental costs incurred in acquiring Federal Communications Commission (“FCC”) spectrum licenses that generally provide the Wireless Operations with the exclusive right to utilize designated radio spectrum within specific geographic service areas to provide wireless service. Although spectrum licenses are issued for a fixed period of time, generally ten years, or in some cases twelve or fifteen years, the FCC has granted license renewals routinely and at a nominal cost. The spectrum licenses held by the Wireless Operations’ expire at various dates. The Wireless Operations believes that it is probable that its future spectrum license renewal applications will be granted. The Wireless Operations determined that there are currently no legal, regulatory, contractual, competitive, economic or other factors that limit the useful lives of the spectrum licenses. Therefore, the Wireless Operations has determined that spectrum licenses are indefinite-lived intangible assets.
The Wireless Operations performs its annual impairment assessment of spectrum licenses as of November 1 of each year or more frequently if there are events or circumstances that cause the Wireless Operations to believe it is more likely than not that the carrying value of spectrum licenses exceeds fair value. For purposes of its impairment test, licenses held by the Wireless Operations are evaluated as one unit of accounting at the USCC level.
The Wireless Operations performed a quantitative assessment in 2023 and a qualitative assessment in 2022 to determine whether the spectrum licenses were impaired. Based on the impairment assessments performed, the Wireless Operations did not have an impairment of its spectrum licenses in 2023 or 2022.
Property, Plant and Equipment
The Wireless Operations’ Property, plant and equipment is stated at the original cost of construction or purchase including capitalized costs of certain taxes, payroll-related expenses, interest and estimated costs to remove the assets.

Expenditures that enhance the productive capacity of assets in service or extend their useful lives are capitalized and depreciated. Expenditures for maintenance and repairs of assets in service are charged to System operations expense or Selling, general and administrative expense, as applicable. Retirements and disposals of assets are recorded by removing the original cost of the asset (along with the related accumulated depreciation) from plant in service and recording it, together with proceeds, if any, and net removal costs (removal costs less an applicable accrued asset retirement obligation and salvage value realized), as a gain or loss, as appropriate.
Software licenses that qualify for capitalization as an asset are accounted for as the acquisition of a fixed asset and the incurrence of a liability to the extent that the license fees are not fully paid at acquisition.
Depreciation and Amortization
Depreciation is provided using the straight-line method over the estimated useful life of the related asset.
The Wireless Operations depreciates leasehold improvement assets over periods ranging from one year to thirty years; such periods approximate the shorter of the assets’ economic lives or the specific lease terms.
Useful lives of specific assets are reviewed throughout the year to determine if changes in technology or other business changes would warrant accelerating the depreciation of those specific assets. There were no material changes to the assigned useful lives of the various categories of property, plant and equipment in 2023, 2022 or 2021. However, in 2023, 2022 and 2021, depreciation for certain specific assets was accelerated due to changes in technology. See Note 5 — Property, Plant and Equipment for additional details related to useful lives.
Impairment of Long-Lived Assets
The Wireless Operations reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the assets might be impaired. The Wireless Operations is evaluated as one asset group at the USCC level for purposes of assessing property, plant and equipment for impairment based on the integrated nature of its assets and operations. The cash flows generated by this single interdependent asset group represent the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities.
Leases
A lease is generally present in a contract if the lessee controls the use of identified property, plant or equipment for a period of time in exchange for consideration. See Note 6 — Leases for additional details related to leases.
Agent Liabilities
The Wireless Operations has relationships with agents, which are independent businesses that obtain customers for the Wireless Operations. At December 31, 2023, 2022 and 2021, the Wireless Operations had accrued $50 million, $53 million and $51 million, respectively, in agent related liabilities. These amounts are included in Other current liabilities in the Combined Balance Sheet.
Asset Retirement Obligations
The Wireless Operations records asset retirement obligations for the fair value of legal obligations associated with asset retirements and a corresponding increase in the carrying amount of the related long-lived asset in the period in which the obligations are incurred. In periods subsequent to initial measurement, the Wireless Operations recognizes changes in the liability resulting from the passage of time and updates to the timing or the amount of the original estimates. The liability is accreted to its estimated settlement date value over the period to the estimated settlement date. The change in the carrying amount of the long-lived asset is depreciated over the average remaining life of the related asset. See Note 7 — Asset Retirement Obligations for additional information.

Revenue Recognition
Revenues from sales of equipment and products are recognized when control has transferred to the customer, agent or third-party distributor. Service revenues are recognized as the related service is provided. See Note 2 — Revenue Recognition for additional information on the Wireless Operations’ policies related to Revenues.
Advertising Costs
The Wireless Operations expenses advertising costs as incurred. Advertising costs totaled $181 million, $171 million and $184 million in 2023, 2022 and 2021, respectively.
Income Taxes
The Wireless Operations is included in a consolidated federal income tax return with the other operations and subsidiaries of the TDS consolidated group. For purposes of these financial statements, the Wireless Operations calculated its income and income taxes as if it comprised a separate filing entity.
Deferred taxes are computed using the liability method, whereby deferred tax assets are recognized for future deductible temporary differences and operating loss carryforwards, and deferred tax liabilities are recognized for future taxable temporary differences, using the enacted tax rates in effect when the temporary differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Wireless Operations evaluates income tax uncertainties, assesses the probability of the ultimate settlement with the applicable taxing authority and records an amount based on that assessment.
Net Parent Investment
Net parent investment in the Combined Balance Sheets and Transfers (to)/from USCC parent in the Combined Statements of Changes in Net Parent Investment represent USCC’s historical investment in the Wireless Operations and includes net earnings (loss) after taxes and the net effect of transactions with and cost allocations from USCC. Such balances are reflected in the statements of cash flows based on the cash flows made by USCC on the Wireless Operations’ behalf. These cash flows are reflected in Transfers (to)/from USCC parent, net within cash flows from financing activities.
Note 2   Revenue Recognition
Nature of goods and services
The following is a description of principal activities from which the Wireless Operations generates its revenues.
Services and products	Nature, timing of satisfaction of performance obligations, and significant payment terms
Wireless services	Wireless service includes voice, messaging and data services. Revenue is recognized in Service revenues as wireless service is provided to the customer. Wireless services generally are billed and paid in advance on a monthly basis.
Wireless devices and accessories	The Wireless Operations offers a comprehensive range of wireless devices such as handsets, tablets, mobile hotspots, home phones and routers for purchase by its customers, as well as accessories. The Wireless Operations also sells wireless devices to agents and other third-party distributors for resale. The Wireless Operations frequently discounts wireless devices sold to new and current customers. The Wireless Operations also offers customers the option to purchase certain devices and accessories under installment contracts whereby they pay over a specified time period. For certain equipment installment plans, after a specified period of time, the customer may have the right to upgrade to a new device. Such upgrades require the customer to enter into an equipment

Services and products	Nature, timing of satisfaction of performance obligations, and significant payment terms installment contract for the new device, and transfer the existing device to the Wireless Operations. The Wireless Operations recognizes revenue in Equipment sales revenues when control of the device or accessory is transferred to the customer, agent or third-party distributor, which is generally upon delivery.
Wireless roaming	The Wireless Operations receives roaming revenues when other wireless carriers’ customers use the Wireless Operations’ wireless systems. The Wireless Operations recognizes revenue in Service revenues when the roaming service is provided.
Wireless Eligible Telecommunications Carrier (“ETC”) Revenues	Telecommunications companies may be designated by states, or in some cases by the FCC, as an ETC to receive support payments from the Universal Service Fund if they provide specified services in “high cost” areas. ETC revenues recognized in the reporting period represent the amounts which the Wireless Operations is entitled to receive for such period, as determined and approved in connection with the Wireless Operations’ designation as an ETC in various states.
Activation fees	The Wireless Operations charges its end customers activation fees in connection with the sale of certain services and equipment. Activation fees are deferred and recognized over the period benefited.
Significant Judgments
As a practical expedient, the Wireless Operations groups similar contracts or similar performance obligations together into portfolios of contracts or performance obligations if doing so does not result in a significant difference from accounting for the individual contracts discretely. The Wireless Operations applies this grouping method for the following types of transactions: device activation fees, contract acquisition costs, and certain customer promotions. Contract portfolios are recognized over the respective expected customer lives or terms of the contracts.
Services are deemed to be highly interrelated when the method and timing of transfer and performance risk are the same. Highly interrelated services that are determined to not be distinct have been grouped into a single performance obligation. Each month of services promised is a performance obligation. The series of monthly service performance obligations promised over the course of the contract are combined into a single performance obligation for purposes of the revenue allocation.
The Wireless Operations has made judgments regarding transaction price, including but not limited to issues relating to variable consideration, time value of money, returns and non-cash consideration. When determined to be significant in the context of the contract, these items are considered in the valuation of transaction price at contract inception or modification, as appropriate.
Multiple Performance Obligations
The Wireless Operations sells bundled service and equipment offerings. In these instances, the Wireless Operations recognizes its revenue based on the relative standalone selling prices for each distinct service or equipment performance obligation, or bundles thereof. The Wireless Operations estimates the standalone selling price of the device or accessory to be its retail price excluding discounts. The Wireless Operations estimates the standalone selling price of service to be the price offered to customers on month-to-month contracts.
Incentives
Discounts, incentives, and rebates to agents and end customers that are deemed cash are recognized as a reduction of Operating revenues concurrently with the associated revenue.
From time to time, the Wireless Operations may offer certain promotions to incentivize customers to switch to, or to purchase additional services from, the Wireless Operations. Under these types of promotions, an eligible customer may receive an incentive in the form of a discount off additional services purchased shown as a credit to the customer’s monthly bill. The Wireless Operations accounts for the future discounts as material rights at the time of the initial transaction by allocating and deferring revenue based on the relative proportion of the future discounts in comparison to the aggregate initial purchase. The deferred revenue will be recognized as service revenue in future periods.
Amounts Collected from Customers and Remitted to Governmental Authorities
The Wireless Operations records amounts collected from customers and remitted to governmental authorities on a net basis within a liability account if the amount is assessed upon the customer and the Wireless Operations merely acts as an agent in collecting the amount on behalf of the imposing governmental authority. If the amount is assessed upon the Wireless Operations, then amounts collected from customers are recorded in Service revenues and amounts remitted to governmental authorities are recorded in Selling, general and administrative expenses in the Combined Statement of Operations. The amounts recorded gross in revenues that are billed to customers and remitted to governmental authorities totaled $63 million, $61 million and $66 million for 2023, 2022 and 2021, respectively.
Disaggregation of Revenue
In the following table, the Wireless Operations’ revenues are disaggregated by type of service, which represents the relevant categorization of revenues for the Wireless Operations, and timing of recognition. Service revenues are recognized over time and Equipment sales are recognized at a point in time.
	Three Months Ended March 31,		Year Ended December 31,
(Dollars in millions)	2024	2023	2023	2022	2021
Revenues from contracts with customers:
Retail service(1)(2)(3)	$678	$691	$2,742	$2,793	$2,757
Inbound roaming	7	9	32	67	110
Other service(1)	44	42	169	172	165
Service revenues from contracts with customers	729	742	2,943	3,032	3,032
Equipment sales	196	219	862	1,044	1,007
Total revenues from contracts with customers	$925	$961	$3,805	$4,076	$4,039

(1)
For 2021, amounts have been adjusted to reclassify $8 million of Internet of Things (IoT) and Reseller revenues from Retail service to Other service.

(2)
The Wireless Operations recorded an adjustment to correct a prior period error related to the timing of recognition of regulatory fee billings, which increased Service revenue by $9 million in 2021. This adjustment was not material to any of the periods impacted.

(3)
The Wireless Operations recorded an adjustment to correct a prior period error related to the recognition of discounts for certain Prepaid customers, which decreased Service revenue by $5 million in 2023. This adjustment was not material to any of the periods impacted.

Contract Balances
For contracts that involve multiple element service and equipment offerings, the transaction price is allocated to each performance obligation based on its relative standalone selling price. When consideration is received in advance of delivery of goods or services, a contract liability is recorded. A contract asset is recorded when revenue is recognized in advance of the Wireless Operations’ right to receive consideration. Once there is an unconditional right to receive the consideration, the Wireless Operations records such amounts as receivables, and then bills the customer under the terms of the respective contract.
The Wireless Operations recognizes Equipment sales revenue when the equipment is delivered to the customer and a corresponding contract asset or liability is recorded for the difference between the amount of revenue recognized and the amount billed to the customer in cases where discounts are offered. The contract asset or liability is reduced over the contract term as service is provided and billed to the customer.
The following table provides balances for contract assets from contracts with customers, which are recorded in Other current assets and Other assets and deferred charges in the Combined Balance Sheet, and contract liabilities from contracts with customers, which are recorded in Customer deposits and deferred revenues and Other deferred liabilities and credits on the Combined Balance Sheet.
(Dollars in millions)	March 31, 2024	March 31, 2023	December 31, 2023	December 31, 2022	December 31, 2021
Contract assets	$4	$5	$4	$5	$7
Contract liabilities	$330	$343	$331	$349	$243
Revenue recognized related to contract liabilities existing at January 1, 2024 was $109 million for the three months ended March 31, 2024.
Transaction price allocated to the remaining performance obligations
The following table includes estimated service revenues expected to be recognized related to performance obligations that are unsatisfied (or partially unsatisfied) at the end of the reporting period. These estimates represent service revenues to be recognized when wireless services are delivered to customers pursuant to service plan contracts and under certain roaming agreements with other carriers. These estimates are based on contracts in place as of March 31, 2024 and may vary from actual results. As practical expedients, revenue related to contracts of less than one year, generally month-to-month contracts, and contracts with a fixed per-unit price and variable quantity, are excluded from these estimates.
(Dollars in millions)	Service Revenues
Remainder of 2024	$220
2025	125
Thereafter	36
Total	$381
Contract Cost Assets
The Wireless Operations expects that commission fees paid as a result of obtaining contracts are recoverable, and therefore, the Wireless Operations defers and amortizes these costs. As a practical expedient, costs with an amortization period of one year or less are expensed as incurred. The contract cost asset balance related to commission fees and other costs was $128 million at both March 31, 2024 and 2023 and $127 million, $131 million and $126 million at December 31, 2023, 2022 and 2021, respectively. Contract cost asset balances were recorded in Other assets and deferred charges in the Combined Balance Sheet. Deferred commission fees are amortized based on the timing of transfer of the goods or services to which the assets relate, typically the contract term. Amortization of contract cost assets was $22 million and $24 million for the three months ended March 31, 2024 and 2023 and $93 million, $96 million and $99 million for the years ended December 31, 2023, 2022 and 2021, respectively. Amortization of contract cost assets were included in Selling, general and administrative expenses.
Note 3   Equipment Installment Plans
The Wireless Operations sells devices to customers under equipment installment plans over a specified time period. For certain equipment installment plans, after a specified period of time or amount of payments, the customer may have the right to upgrade to a new device and have the remaining unpaid equipment installment contract balance waived, subject to certain conditions, including trading in the original device in good working condition and signing a new equipment installment contract.

The following table summarizes equipment installment plan receivables.
(Dollars in millions)	March 31, 2024	March 31, 2023	December 31, 2023	December 31, 2022	December 31, 2021
Equipment installment plan receivables, gross	$1,120	$1,184	$1,151	$1,211	$1,085
Allowance for credit losses	(88)	(94)	(90)	(96)	(72)
Equipment installment plan receivables, net	$1,032	$1,090	$1,061	$1,115	$1,013
Net balance presented in the Combined Balance Sheet as:
Accounts receivable, net (Current portion)	$570	$623	$577	$646	$639
Other assets and deferred charges (Non-current portion)	462	467	484	469	374
Equipment installment plan receivables, net	$1,032	$1,090	$1,061	$1,115	$1,013
The Wireless Operations uses various inputs to evaluate the credit profiles of its customers, including internal data, information from credit bureaus and other sources. From this evaluation, a credit class is assigned to the customer that determines the number of eligible lines, the amount of credit available, and the down payment requirement, if any. These credit classes are grouped into four credit categories: lowest risk, lower risk, slight risk and higher risk. A customer’s assigned credit class is reviewed periodically and a change is made, if appropriate. An equipment installment plan billed amount is considered past due if not paid within 30 days.
The balance and aging of the equipment installment plan receivables on a gross basis by credit category were as follows:
	March 31, 2024					March 31, 2023
(Dollars in millions)	Lowest Risk	Lower Risk	Slight Risk	Higher Risk	Total	Lowest Risk	Lower Risk	Slight Risk	Higher Risk	Total
Unbilled	$957	$84	$15	$4	$1,060	$997	$95	$23	$6	$1,121
Billed – current	38	4	1	—	43	38	4	1	—	43
Billed – past due	9	5	2	1	17	11	6	2	1	20
Total	$1,004	$93	$18	$5	$1,120	$1,046	$105	$26	$7	$1,184
	December 31, 2023					December 31, 2022
(Dollars in millions)	Lowest Risk	Lower Risk	Slight Risk	Higher Risk	Total	Lowest Risk	Lower Risk	Slight Risk	Higher Risk	Total
Unbilled	$977	$88	$16	$4	$1,085	$1,016	$98	$22	$5	$1,141
Billed – current	35	5	2	1	43	41	5	2	—	48
Billed – past due	12	7	3	1	23	13	6	2	1	22
Total	$1,024	$100	$21	$6	$1,151	$1,070	$109	$26	$6	$1,211
	December 31, 2021
(Dollars in millions)	Lowest Risk	Lower Risk	Slight Risk	Higher Risk	Total
Unbilled	$896	$94	$24	$5	$1,019
Billed – current	40	5	1	1	47
Billed – past due	10	6	2	1	19
Total	$946	$105	$27	$7	$1,085

The balance of the equipment installment plan receivables as of March 31, 2024 on a gross basis by year of origination were as follows:
(Dollars in millions)	2021	2022	2023	2024	Total
Lowest Risk	$18	$328	$510	$148	$1,004
Lower Risk	1	20	56	16	93
Slight Risk	—	2	10	6	18
Higher Risk	—	1	3	1	5
Total	$19	$351	$579	$171	$1,120
The write-offs, net of recoveries for the three months ended March 31, 2024 on a gross basis by year of origination were as follows:
(Dollars in millions)	2021	2022	2023	Total
Write-offs, net of recoveries	$1	$8	$15	$24
Activity for the three months ended March 31, 2024 and 2023 and the years ended December 31, 2023, 2022, and 2021 in the allowance for credit losses for equipment installment plan receivables was as follows:
	Three Months Ended March 31,		Year Ended December 31,
(Dollars in millions)	2024	2023	2023	2022	2021
Allowance for credit losses, beginning of year	$90	$96	$96	$72	$78
Bad debts expense	22	18	69	100	38
Write-offs, net of recoveries	(24)	(20)	(75)	(76)	(44)
Allowance for credit losses, end of year	$88	$94	$90	$96	$72
Note 4   Income Taxes
The Wireless Operations is included in a consolidated federal income tax return and in certain state income tax returns with other members of the TDS consolidated group. For financial statement purposes, the Wireless Operations calculated its income and income taxes as if it comprised a separate filing entity.
Income tax expense (benefit) is summarized as follows:
Year Ended December 31,	2023	2022	2021
(Dollars in millions)
Current	$5	$3	$—
Deferred	16	1	31
Total income tax expense (benefit)	$21	$4	$31
The net deferred income tax liability at December 31, 2023, 2022, and 2021 was $424 million, $408 million, and $407 million, respectively. The most significant components of the net deferred tax liability are accelerated tax deductions on property, plant and equipment, and tax amortization deductions of spectrum licenses.
Note 5   Property, Plant and Equipment
Property, plant and equipment in service and under construction, and related accumulated depreciation and amortization, as of December 31, 2023, 2022, and 2021 were as follows:

December 31,	Useful Lives (Years)	2023	2022	2021
(Dollars in millions)
Land	N/A	$8	$8	$11
Buildings	20	281	281	293
Leasehold and land improvements	1 – 30	1,264	1,209	1,155
Cell site equipment	7 – 30	3,763	3,662	3,583
Switching equipment	5 – 8	1,090	1,115	1,095
Office furniture and equipment	3 – 5	193	209	252
Other operating assets and equipment	3 – 5	47	47	47
System development	1 – 7	1,790	1,676	1,479
Work in process	N/A	167	217	260
Total property, plant and equipment, gross		8,603	8,424	8,175
Accumulated depreciation and amortization		(6,392)	(6,166)	(5,942)
Total property, plant and equipment, net		$2,211	$2,258	$2,233
Depreciation and amortization expense totaled $600 million, $646 million, and $628 million in 2023, 2022 and 2021, respectively.
Note 6   Leases
Lessee Agreements
The Wireless Operations’ most significant leases are for land and tower spaces, network facilities, retail spaces, and offices. Nearly all of the Wireless Operations’ leases are classified as operating leases, although it does have a small number of finance leases.
The Wireless Operations has agreements with both lease and nonlease components, which are accounted for separately. As part of the present value calculation for the lease liabilities, the Wireless Operations uses an incremental borrowing rate as the rates implicit in the leases are not readily determinable. The incremental borrowing rates used for lease accounting are based on USCC’s unsecured rates, adjusted to approximate the rates at which USCC would be required to borrow on a collateralized basis over a term similar to the recognized lease term. The Wireless Operations applies these incremental borrowing rates to lease components using a portfolio approach based upon the length of the lease term. The cost of nonlease components in the Wireless Operations’ lease portfolio (e.g., utilities and common area maintenance) are not typically predetermined at lease commencement and are expensed as incurred at their relative standalone price.
Variable lease expense occurs when, subsequent to the lease commencement, lease payments are made that were not originally included in the lease liability calculation. The Wireless Operations’ variable lease payments include lease payment escalations that are tied to an index, real estate taxes, and additional payments linked to performance. The incremental changes are recorded as variable lease expense and are not included in the right-of-use assets or lease liabilities.
The identified lease term determines the periods to which expense is allocated and is also utilized in the right-of-use asset and liability calculations. Many of the Wireless Operations’ leases include renewal and early termination options. At lease commencement, the lease terms include options to extend the lease when the Wireless Operations is reasonably certain that it will exercise the options. The lease terms do not include early termination options unless the Wireless Operations is reasonably certain to exercise the options. The Wireless Operations has applied the portfolio approach in cases where asset classes have similar lease characteristics including tower space, retail, and certain ground lease asset classes.

The following table shows the components of lease cost included in the Combined Statement of Operations:
Year Ended December 31,	2023	2022	2021
(Dollars in millions)
Operating lease cost	$146	$144	$139
Variable lease cost	6	7	5
Total	$152	$151	$144
The following table shows supplemental cash flow information related to lease activities:
Year Ended December 31,	2023	2022	2021
(Dollars in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$154	$146	$146
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$118	$96	$150
The table below shows a weighted-average analysis for lease terms and discount rates for operating leases:
December 31,	2023	2022	2021
Weighted Average Remaining Lease Term	5 years	5 years	6 years
Weighted Average Discount Rate	3.5%	2.9%	2.6%
The maturities of lease liabilities as of December 31, 2023 are as follows:
(Dollars in millions)	Operating Leases
2024	$133
2025	121
2026	90
2027	68
2028	48
Thereafter	53
Total lease payments	$513
Less: Imputed interest	(47)
Present value of lease liabilities	$466
Note 7   Asset Retirement Obligations
The Wireless Operations is subject to asset retirement obligations associated with its leased cell sites, switching office sites, retail store sites and office locations. Asset retirement obligations generally include obligations to restore leased land, towers, retail store and office premises to their pre-lease conditions. These obligations are included in Other deferred liabilities and credits in the Combined Balance Sheet.
In 2023, 2022, and 2021 the Wireless Operations performed a review of the assumptions and estimated future costs related to asset retirement obligations. The results of the review and other changes in asset retirement obligations during 2023, 2022, and 2021 were as follows:

(Dollars in millions)	2023	2022	2021
Balance at beginning of year	$189	$171	$134
Additional liabilities accrued	5	2	5
Revisions in estimated cash outflows	(2)	7	25
Disposition of assets	(1)	(1)	(1)
Accretion expense	10	10	8
Balance at end of year	$201	$189	$171
Note 8   Supplemental Cash Flow Disclosures
Certain software licenses are recorded as acquisitions of property, plant and equipment and the incurrence of a liability to the extent that the license fees are not fully paid at acquisition, and are treated as non-cash activity in the Statement of Cash Flows. Such acquisitions of software licenses that are not reflected as Cash paid for additions to property, plant and equipment were $24 million, $130 million and $21 million for the years ended 2023, 2022 and 2021, respectively. At December 31, 2023, liabilities of $68 million and $35 million related to software license agreements were recorded to Other current liabilities and Other deferred liabilities and credits, respectively, in the Combined Balance Sheet. At December 31, 2022, liabilities of $64 million and $76 million related to software license agreements were recorded to Other current liabilities and Other deferred liabilities and credits, respectively, in the Combined Balance Sheet. At December 31, 2021, liabilities of $17 million and $13 million related to software license agreements were recorded to Other current liabilities and Other deferred liabilities and credits, respectively, in the Combined Balance Sheet.
Note 9   Certain Relationships and Related Transactions
The Wireless Operations is billed or allocated its share of expenses for services performed by USCC and the TDS consolidated group. These billed and allocated expenses are included in the Wireless Operations’ Systems operations and Selling, general and administrative expenses. Expenses from USCC and the TDS consolidated group to the Wireless Operations are based on expenses specifically identified to the Wireless Operations and on allocations of common expenses. Such allocations are based on the relationship of the Wireless Operations’ assets, employees, investment in property, plant and equipment and expenses relative to other business operations at USCC and in the TDS consolidated group. Management believes the method USCC and TDS use to allocate common expenses is reasonable and that all expenses and costs applicable to the Wireless Operations are reflected in its financial statements. Billed and allocated expenses to the Wireless Operations from USCC and TDS totaled $83 million, $92 million and $85 million in 2023, 2022 and 2021, respectively.
The Wireless Operations utilizes tower space from USCC-owned towers to operate its Wireless Operations. An imputed tower colocation fee is recorded in System operations expense on the Combined Statement of Operations and such amounts expensed by the Wireless Operations were $33 million and $32 million for the three months ended March 31, 2024 and 2023, respectively, and $127 million, $123 million and $118 million for the years ended December 31, 2023, 2022 and 2021, respectively.

Unaudited Pro-Forma Financial Statements Giving Effect to Disposition of Wireless Operations
United States Cellular Corporation
Introduction to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
On May 24, 2024, Telephone and Data Systems, Inc. (“TDS”) and United States Cellular Corporation (“USCC”) entered into an agreement (the “Agreement”) to sell its wireless operations and select spectrum assets (the “Wireless Operations”) to T-Mobile US, Inc. (“T-Mobile”) for $4,400 million payable in a combination of cash and the assumption of up to approximately $2 billion in debt, subject to certain adjustments (the “Purchase Price”).
$400 million of the Purchase Price relates to certain spectrum licenses (the “Designated Entity Spectrum Licenses”) held by entities (the “Designated Entities”) in which USCC is a limited partner. The Agreement includes specific conditions pertaining to the transfer of the Designated Entity Spectrum Licenses. The closing with respect to the sale of the Designated Entity Spectrum Licenses (the “Subsequent Closing”), if such closing does not occur at the same time as the closing of the sale of the remainder of the assets subject to the Agreement (the “Closing”), may occur up to two years following the Closing, unless the parties agree to extend that date. During such period, if any, between the Closing and the Subsequent Closing, the $400 million of the purchase price pertaining to the Designated Entity Spectrum Licenses will be held in escrow. If the Subsequent Closing does not occur within the agreed upon two-year period following Closing, and that period is not extended, the escrowed funds will be delivered to the Buyer.
The Purchase Price is subject to various potential adjustments, including (i) $100 million of the Purchase Price that is contingent on the satisfaction of certain financial and operational metrics, (ii) the amount of cash and cash equivalents of the Wireless Operations at Closing, (iii) the Indebtedness (as defined in the Agreement) of the Wireless Operations at Closing, (iv) the net working capital (other than accounts receivable) of the Wireless Operations at Closing as compared to the working capital target included in the Agreement, (v) any unpaid transaction expenses of the Wireless Operations at Closing, (vi) the amount by which the capital expenditures of the Wireless Operations are less than 14% of the service revenues of the Wireless Operations in the period between January 1, 2024 and Closing, (vii) the amount of accounts receivable of the Wireless Operations at Closing as compared to the accounts receivable target included in the Agreement and (viii) certain tax-related adjustments.
The Agreement provides that T-Mobile will conduct an exchange offer pursuant to which holders of certain USCC debt will be offered the opportunity to exchange their USCC debt for T-Mobile debt. The Purchase Price will be further reduced by the amount of any debt so exchanged. The aggregate amount of USCC debt that will be subject to such exchange offer has a principal amount of $2,044 million. Such reductions of debt are at the option of the debt holders and outside the control of USCC; therefore, there is no pro forma adjustment to reflect a reduction of USCC’s debt from this exchange offer.
The unaudited pro forma condensed consolidated financial statements are based on USCC’s historical consolidated financial statements, adjusted to give effect to the proposed sale of the Wireless Operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical unaudited consolidated financial statements as of and for the three months ended March 31, 2024, which are included in USCC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as well as the historical audited consolidated financial statements as of and for the years ended December 31, 2023, 2022, and 2021, which are included in USCC’s Annual Report on Form 10-K for the year ended December 31, 2023.
The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X and are presented for informational purposes only and may not be useful in predicting the future financial condition and results of operations of USCC. The actual financial condition and results of operations may differ materially from the information presented. The significant assumptions are included in the Notes to Pro Forma Condensed Consolidated Financial Statements.

United States Cellular Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2024
(Unaudited)
(Dollars and shares in millions, except per share amounts)	As Reported(1)	Disposal of Wireless Operations(2)	Transaction Adjustments		Pro Forma
Operating revenues
Service	$754	$(729)	$18	(3)	$43
Equipment sales	196	(196)	—		—
Total operating revenues	950	(925)	18		43
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	182	(166)	—	(4)	16
Cost of equipment sold	216	(216)	—		—
Selling, general and administrative	331	(308)	—	(5)	23
Depreciation, amortization and accretion	165	(154)	—		11
(Gain) loss on asset disposals, net	6	(6)	—		—
(Gain) loss on license sales and exchanges, net	(1)	1	—		—
Total operating expenses	899	(849)	—		50
Operating income (loss)	51	(76)	18		(7)
Investment and other income (expense)
Equity in earnings of unconsolidated entities	42	—	—		42
Interest and dividend income	2	—	—		2
Interest expense	(43)	16	—	(6)	(27)
Total investment and other income (expense)	1	16	—		17
Income before income taxes	52	(60)	18		10
Income tax expense	28	(17)	(2)	(7)	9
Net income from continuing operations	24	(43)	20		1
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	6	—	(5)	(8)	1
Net income from continuing operations attributable to USCC shareholders	$18	$(43)	$25		$—
Basic weighted average shares outstanding	85				85
Basic earnings per share from continuing operations attributable to USCC shareholders	$0.21				$—
Diluted weighted average shares outstanding	88				88
Diluted earnings per share from continuing operations attributable to USCC shareholders	$0.20				$—
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

United States Cellular Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2023
(Unaudited)
(Dollars and shares in millions, except per share amounts)	As Reported(1)	Disposal of Wireless Operations(2)	Transaction Adjustments		Pro Forma
Operating revenues
Service	$3,044	$(2,943)	$276	(3),(9)	$377
Equipment sales	862	(862)	—		—
Total operating revenues	3,906	(3,805)	276		377
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	740	(678)	—	(4),(10)	62
Cost of equipment sold	988	(988)	—		—
Selling, general and administrative	1,368	(1,274)	—	(5),(10)	94
Depreciation, amortization and accretion	656	(610)	—		46
(Gain) loss on asset disposals, net	17	(19)	—		(2)
(Gain) loss on license sales and exchanges, net	(2)	2	—		—
Total operating expenses	3,767	(3,567)	—		200
Operating income	139	(238)	276		177
Investment and other income (expense)
Equity in earnings of unconsolidated entities	158	—	—		158
Interest and dividend income	10	—	—		10
Interest expense	(196)	80	—	(6)	(116)
Total investment and other income (expense)	(28)	80	—		52
Income before income taxes	111	(158)	276		229
Income tax expense	53	(44)	25	(7)	34
Net income from continuing operations	58	(114)	251		195
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	4	—	(1)	(8)	3
Net income from continuing operations attributable to USCC shareholders	$54	$(114)	$252		$192
Basic weighted average shares outstanding	85				85
Basic earnings per share from continuing operations attributable to USCC shareholders	$0.64				$2.26
Diluted weighted average shares outstanding	87				87
Diluted earnings per share from continuing operations attributable to USCC shareholders	$0.63				$2.21
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

United States Cellular Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2022
(Unaudited)
(Dollars and shares in millions, except per share amounts)	As Reported(1)	Disposal of Wireless Operations(2)		Pro Forma
Operating revenues
Service	$3,125	$(3,032)		$93
Equipment sales	1,044	(1,044)		—
Total operating revenues	4,169	(4,076)		93
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	755	(694)		61
Cost of equipment sold	1,216	(1,216)		—
Selling, general and administrative	1,408	(1,326)	(5)	82
Depreciation, amortization and accretion	700	(655)		45
Loss on impairment of licenses	3	(3)		—
(Gain) loss on asset disposals, net	19	(19)		—
(Gain) loss on sale of business and other exit costs, net	(1)	1		—
Total operating expenses	4,100	(3,912)		188
Operating income (loss)	69	(164)		(95)
Investment and other income (expense)
Equity in earnings of unconsolidated entities	158	—		158
Interest and dividend income	8	—		8
Interest expense	(163)	42	(6)	(121)
Total investment and other income (expense)	3	42		45
Income (loss) before income taxes	72	(122)		(50)
Income tax (benefit) expense	37	(40)	(7)	(3)
Net income (loss) from continuing operations	35	(82)		(47)
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	5	—		5
Net income (loss) from continuing operations attributable to USCC shareholders	$30	$(82)		$(52)
Basic weighted average shares outstanding	85			85
Basic earnings (loss) per share from continuing operations attributable to USCC shareholders	$0.35			$(0.61)
Diluted weighted average shares outstanding	86			85
Diluted earnings (loss) per share from continuing operations attributable to USCC shareholders	$0.35			$(0.61)
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

United States Cellular Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2021
(Unaudited)
(Dollars and shares in millions, except per share amounts)	As Reported(1)	Disposal of Wireless Operations(2)		Pro Forma
Operating revenues
Service	$3,115	$(3,032)		$83
Equipment sales	1,007	(1,007)		—
Total operating revenues	4,122	(4,039)		83
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	790	(734)		56
Cost of equipment sold	1,118	(1,118)		—
Selling, general and administrative	1,345	(1,262)	(5)	83
Depreciation, amortization and accretion	678	(636)		42
(Gain) loss on asset disposals, net	23	(25)		(2)
(Gain) loss on sale of business and other exit costs, net	(2)	2		—
Total operating expenses	3,952	(3,773)		179
Operating income (loss)	170	(266)		(96)
Investment and other income (expense)
Equity in earnings of unconsolidated entities	179	—		179
Interest and dividend income	6	—		6
Interest expense	(175)	2	(6)	(173)
Total investment and other income (expense)	10	2		12
Income (loss) before income taxes	180	(264)		(84)
Income tax (benefit) expense	20	(64)	(7)	(44)
Net income (loss) from continuing operations	160	(200)		(40)
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	5	—		5
Net income (loss) from continuing operations attributable to USCC shareholders	$155	$(200)		$(45)
Basic weighted average shares outstanding	86			86
Basic earnings (loss) per share from continuing operations attributable to USCC shareholders	$1.80			$(0.52)
Diluted weighted average shares outstanding	87			86
Diluted earnings (loss) per share from continuing operations attributable to USCC shareholders	$1.77			$(0.52)
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

United States Cellular Corporation
Pro Forma Condensed Consolidated Balance Sheet — Assets
March 31, 2024
(Unaudited)
(Dollars in millions)	As Reported(1)	Disposal of Wireless Operations(2)	Transaction Adjustments		Pro Forma
Current assets
Cash and cash equivalents	$185	$—	$3,157	(11)	$3,342
Accounts receivable, net	932	(932)	—		—
Inventory, net	175	(175)	—		—
Prepaid expenses	71	(71)	—		—
Other current assets	32	(3)	—		29
Total current assets	1,395	(1,181)	3,157		3,371
Licenses	4,711	(1,314)	—	(12)	3,397
Investments in unconsolidated entities	482	—	—	(12)	482
Property, plant and equipment, net	2,540	(2,181)	—		359
Operating lease right-of-use assets	910	(452)	—		458
Other assets and deferred charges	666	(646)	(9)	(8)	11
Total assets	$10,704	$(5,774)	$3,148		$8,078
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

United States Cellular Corporation
Pro Forma Condensed Consolidated Balance Sheet — Liabilities and Equity
March 31, 2024
(Unaudited)
(Dollars and shares in millions, except per share amounts)	As Reported(1)	Disposal of Wireless Operations(2)	Transaction Adjustments		Pro Forma
Current liabilities
Current portion of long-term debt	$20	$—	$(20)	(13)	$—
Accounts payable	229	(228)	—		1
Customer deposits and deferred revenues	235	(233)	204	(9)	206
Accrued taxes	49	(26)	311	(14)	334
Accrued compensation	32	(13)	—	(10)	19
Short-term operating lease liabilities	134	(118)	—		16
Other current liabilities	138	(110)	—		28
Total current liabilities	837	(728)	495		604
Deferred liabilities and credits
Deferred income tax liability, net	758	—	(403)	(15)	355
Long-term operating lease liabilities	827	(337)	—		490
Other deferred liabilities and credits	564	(346)	—	(4)	218
Long-term debt, net	3,029	(3)	(1,043)	(13)	1,983
Noncontrolling interests with redemption features	16	—	(16)	(8)	—
Equity
Shareholders’ equity	4,658	(4,360)	4,115	(16)	4,413
Noncontrolling interests	15	—	—		15
Total equity	4,673	(4,360)	4,115		4,428
Total liabilities and equity	$10,704	$(5,774)	$3,148		$8,078
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

United States Cellular Corporation
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
Note 1 Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the proposed sale of the Wireless Operations to T-Mobile (the “Buyer”) (the “Transaction”), pursuant to the terms of the Agreement. The unaudited pro forma condensed consolidated financial statements have been derived from historical financial statements of USCC. USCC is an 83%-owned subsidiary of TDS.
USCC expects to present the Wireless Operations as discontinued operations when the accounting criteria is met, and notably when regulatory approval of the Transaction is deemed as probable to occur.
The unaudited pro forma condensed consolidated financial statements are based on USCC’s historical consolidated financial statements, adjusted to give effect to the proposed sale of the Wireless Operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical unaudited consolidated financial statements as of and for the three months ended March 31, 2024, which are included in USCC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as well as the historical audited consolidated financial statements as of and for the years ended December 31, 2023, 2022, and 2021, which are included in USCC’s Annual Report on Form 10-K for the year ended December 31, 2023.
The unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2024 has been prepared assuming the Transaction occurred as of that date. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2024 and years ended December 31, 2023, 2022 and 2021 reflect USCC’s results as if the Transaction had occurred as of January 1, 2021 in that they reflect the reclassification of the Wireless Operations as discontinued operations. The adjustments in the Transaction Adjustments column in the unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2024 and the year ended December 31, 2023 give effect to related transactions as if they had occurred as of January 1, 2023.
The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with SEC Regulation S-X Article 11 and represent management’s best estimates based on what is known as of the date of this report. Actual results could differ materially from these estimates.
Note 2 Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial statements reflect the following notes and adjustments:
(1)
Reflects the unaudited Consolidated Statement of Operations for the three months ended March 31, 2024 and the Consolidated Balance Sheet as of March 31, 2024, reported in the USCC Form 10-Q filed on May 3, 2024 and the audited Consolidated Statement of Operations for the years ended December 31, 2023, 2022 and 2021, reported in the USCC Form 10-K filed on February 16, 2024.

(2)
Reflects the historical financial results directly attributable to the sale of the Wireless Operations.

(3)
Reflects revenue from the Master License Agreement (the “MLA”) entered into with Buyer in conjunction with the Agreement, which provides for the Buyer to lease a minimum number of towers over 15 years, at a fixed rate per tower as specified in the terms of the Agreement. The MLA also extends the term of the leases for existing USCC towers leased by the Buyer for 15 years following the Transaction close date. The straight-line revenue from these leases is included in the pro forma condensed consolidated financial statements for the three months ended March 31, 2024 and the year ended December 31, 2023. The USCC towers leased by the Buyer are not included in the disposal of the Wireless Operations; therefore, pro forma adjustments are only included for the most recent annual and interim periods.

The MLA also provides terms and conditions for the Buyer to enter into leases for additional towers during a 30-month period from the Transaction close date. The leases may be terminated by the Buyer at any time with 30 days written notice. The duration of each lease is not yet known; therefore, there is no pro forma adjustment included to recognize potential revenue related to these leases.
The MLA includes other fees, charges and revenue share amounts that are contingent on the locations and space utilized at the Buyer’s discretion; these are not yet known, and therefore there are no pro forma adjustments to include estimated incremental revenue for these items.
The Agreement includes the transfer of certain spectrum licenses owned by King Street Wireless, L.P. and Advantage Spectrum, L.P. (the “Designated Entities”), both of which are partnership entities consolidated into the financial statements of USCC. The transfer of such licenses owned by the Designated Entities is contingent upon USCC completing the buyouts of the third-party partnership interests (the “Designated Entities Buyouts”) prior to the Transaction close date. USCC and the other partners have entered into agreements to effect the Designated Entities Buyouts, which are pending regulatory approval. If USCC is not able to complete the Designated Entities Buyouts, the Agreement provides for free use of the spectrum licenses owned by the Designated Entities, up to two years from the Transaction close date. The pro forma condensed consolidated financial statements have been prepared assuming the Designated Entities Buyouts occur prior to the Transaction close date; therefore, no implied value or adjustment was made to the pro forma condensed consolidated financial statements related to the potential free use of the Designated Entities spectrum licenses.
(4)
The MLA provides terms and conditions for the Buyer, at its option, to revert certain unwanted equipment back to USCC and would make USCC responsible for any decommissioning, remediation, restoration, or disposal costs of such assets. It is unknown what amount of equipment will get reverted, and also whether USCC will have any functional use for such equipment. USCC cannot reliably estimate what these future costs might be; therefore, there are no pro forma adjustments related to these incremental decommissioning costs.

The MLA also provides the Buyer, at its option, to terminate leases of certain tower sites during a 30 month period following the Transaction close date. It is unknown whether such towers would be leased or sold to other third parties, or otherwise decommissioned. USCC cannot reliably estimate what incremental future costs would be incurred to decommission such towers; therefore, there are no pro forma adjustments related to these incremental decommissioning costs.
(5)
The As Reported financial statements include certain expenses incurred by TDS that are either specifically identified to USCC or allocations of common expenses that TDS has billed to USCC. Such costs do not transfer to the Buyer and are reflected in the remaining entity in the pro forma condensed consolidated financial statements. USCC expects that these costs will be reduced in future periods commensurate with the size of the remaining operations of USCC, net of additional support that may be provided by TDS, but has not quantified nor estimated such impacts for purposes of the pro forma condensed consolidated financial statements.

(6)
Reflects the estimated reduction of interest expense due to the repayment of certain debt with the Transaction proceeds, which is required under the debt covenants of such agreements. The estimated reduction of interest expense is included in the disposed operations for all periods presented. The amount for the year ended December 31, 2021 includes additional interest expense of $3 million for the one-time write-offs of unamortized debt issuance costs related to the projected repayments.

(7)
Reflects adjustments to Income tax expense related to the impacts of the Transaction and pro forma adjustments. The remaining income tax expense after such adjustments differs from the normal statutory federal and state income tax rates due primarily to the impacts of valuation allowance adjustments and unrecognized tax benefits in certain states.

The adjustment for the year ended December 31, 2023 includes an income tax benefit of approximately $29 million related to the release of valuation allowance on disallowed interest expense carryforwards of Advantage Spectrum, L.P. — a consolidated partnership classified as a designated entity. After the assumed closing of the Designated Entities Buyouts as described above in note (3), the future utilization of the interest expense carryforward would be more likely than not to be realized. This one-time income tax benefit is not specific to the disposed operations; therefore, the income tax benefit is only included for the most recent annual period.
(8)
The pro forma condensed consolidated financial statements have been prepared assuming the Designated Entities Buyouts occur prior to the Transaction close date. USCC has already entered into agreements to effect the buyouts for each partnership interest but these are subject to regulatory approval. Such buyouts would eliminate the balance in Noncontrolling interests with redemption features, utilize $9 million of prepaid deposits included in Other assets and deferred charges, and eliminate the Net income attributable to noncontrolling interests, net of tax for the Designated Entities. The assumed closing of the Designated Entities Buyouts is not specific to the disposed operations; therefore, pro forma adjustments are only included for the most recent annual and interim periods.

(9)
In conjunction with the Agreement, at the Transaction close date, USCC and the Buyer will enter into a 12-month Spectrum Manager Lease Agreement (the “Spectrum Lease Agreement”) relating to USCC spectrum that will not be transferred to the Buyer at closing. The Pro Forma Condensed Consolidated Statement of Operations includes incremental revenue related to the use of this spectrum of $204 million for the year ended December 31, 2023 and deferred revenue on the Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2024. The leased spectrum is not included in the disposed operations and the lease term is one year; therefore, a pro forma adjustment is only included for the most recent annual period. Since no value was assigned to this usage in the Spectrum Lease Agreement, an allocation of a portion of the Transaction purchase price was estimated based on spectrum lease market rate assumptions and other factors.

(10)
The Agreement requires that the Buyer offer employment to a significant portion of the wireless operations associates. Obligations USCC may have with respect to any severance payments or impacts to stock-based compensation awards are unknown, and therefore no pro forma adjustments were recorded. USCC will be responsible for the payment of accrued employee liabilities earned and unpaid at the time of closing for all wireless operations associates.

(11)
The following table summarizes the pro forma adjustments to Cash and cash equivalents:

(Dollars in millions)	March 31, 2024
Purchase price	$4,400
Estimated debt required to be repaid with Transaction proceeds	(1,068)
Proceeds contingent on the satisfaction of certain financial and operational metrics	(100)
Estimated transaction fees	(52)
Estimated final closing indebtedness	(16)
Remaining payments due for the Designated Entities Buyouts	(7)
Pro forma adjustment to Cash and cash equivalents	$3,157
It is expected that there will be a transition services agreement (“TSA”) for services to be rendered by USCC and TDS that may impact future financial statements of USCC (as well as TDS). However, at the time of signing, the specific details of the TSA are not known; therefore, there are no pro forma adjustments recorded.
$400 million of the purchase price relates to certain spectrum licenses owned by the Designated Entities. The transfer of these spectrum licenses is contingent on USCC completing a buyout of the other partnership interests prior to the Transaction close date. The pro forma condensed consolidated financial statements have been prepared assuming the Designated Entities Buyouts occur prior to the Transaction close date; therefore, no adjustment was made to the purchase price in the pro forma condensed consolidated financial statements.

(12)
There are other transactions with Buyer that may close under a similar timeframe as the Agreement, but are contingent on certain events occurring, and therefore are not included in the pro forma condensed consolidated financial statements. Such transactions include the sale to Buyer of certain markets in Iowa that are not consolidated into the USCC financial statements and are accounted for as equity method investments with net book value of $14 million as of March 31, 2024.

Concurrent with the execution of the Agreement, a Put/Call Agreement was executed whereby USCC has the right to require the Buyer to purchase certain spectrum licenses and the Buyer has the right to require USCC to sell the same spectrum licenses to the Buyer for an agreed upon price of approximately $106 million. The Put/Call Agreement has a term of one year from the later of the Transaction close date or the Designated Entities Buyout close date. The net book value of such spectrum licenses is $109 million — this option is subject to future contingencies, and therefore has not been recorded in the pro forma condensed consolidated financial statements.
(13)
Reflects the estimated reduction in debt levels due to the required repayments of certain bank debt upon the Transaction close date.

In addition, the Agreement provides that the Buyer will conduct an exchange offer pursuant to which public holders of USCC Senior Notes will be offered the opportunity to exchange their USCC debt for Buyer debt. The purchase price will be further reduced by the amount of any debt so exchanged. Such reductions of debt are at the option of the debt holders and outside the control of USCC; therefore, there is no pro forma adjustment to reflect a reduction of debt for USCC. The USCC debt that will be subject to such exchange offer has a principal amount of $2,044 million and a weighted average interest rate of 6% as of March 31, 2024. Depending on the results of the debt exchange offer, USCC may re-evaluate its financing structure at that time.
(14)
Reflects the estimated tax liability due for the tax gain triggered by the sale of the Wireless Operations. The tax liability is computed assuming a sale as of March 31, 2024 and is based on a federal tax rate of 21% and an estimated state tax rate. The final tax consequences at closing may differ materially from this estimate.

The presentation of income taxes in the pro forma condensed consolidated financial statements assumes elections are made to treat the Transaction as an asset sale for income tax purposes. The Agreement provides that the Buyer may, at its option, adjust the terms to treat a certain portion of the Transaction for income tax purposes as a sale of an equity interest in a USCC subsidiary. The Buyer’s exercise of that option would result in a reduction of the Purchase Price by $45 million, but also may result in a lower tax cost to USCC from the Transaction. The Buyer’s intent to exercise this option is not known, and therefore has not been reflected in the pro forma condensed consolidated financial statements.
(15)
The assets conveyed to the Buyer, particularly fixed assets and spectrum licenses, have lower tax basis than book basis due to historical bonus depreciation for tax purposes that exceeded book depreciation, and license amortization for tax purposes while licenses are indefinite-lived assets for book purposes. This adjustment represents the reversal of deferred tax liabilities on the net assets transferred to the Buyer, as well as utilization of carryforward tax attributes used to offset the gain and valuation allowance adjustments required to adjust to the revised deferred tax liability of the remaining business.

(16)
Reflects the effect on Shareholders’ equity of the adjustments described above. The estimated loss on the Transaction is approximately $332 million, which is the difference between the net proceeds from the Transaction and the historical carrying value of the disposed business. This estimate is based on the historical information as of March 31, 2024. The actual amount will be based on balances as of the Transaction close date and may differ materiality from this estimate.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement and the documents incorporated herein by reference contain statements that are not based on historical facts and represent “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, in particular, statements about plans, estimates, assumptions, objectives and strategies, expectations regarding future results, financial condition, estimates regarding the impact of regulatory developments, the anticipated timing of completion of the proposed transactions, and other trends and projections. The words “future,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements are based on information available to the Company as of the date of this Information Statement and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of the Company. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:
•
the Transactions may not be completed on the terms or timeline currently contemplated, or at all, as the Company may be unable to satisfy the conditions or obtain the approvals required to consummate the Transactions or such approvals may contain material restrictions or conditions;

•
failure to consummate the Transactions may adversely affect the market price of USCC Common Stock as well as the Company’s business, financial condition and results of operations;

•
the Company must obtain certain regulatory approvals and clearances to consummate the Transactions, which, if delayed, not granted or granted with unacceptable conditions, could prevent, substantially delay or impair the consummation of the Transactions or could result in significant additional expenditures of money and resources;

•
the Company may incur significant expenses in connection with the Transactions;

•
the announcement of the Transactions may affect the Company’s relationships with its customers, vendors and employees, and its operating results and business generally;

•
the Transactions, including uncertainty regarding the Transactions, may cause customers, suppliers or strategic partners to delay or defer decisions concerning the Company and adversely affect its ability to manage its business; and

•
additional factors discussed in the Company’s filings with the SEC, including in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q (which are incorporated by reference herein).

The foregoing list of factors is not exhaustive. Additional information concerning these and other risk factors is contained in our most recently filed Annual Report on Form 10-K, subsequent Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made, and we expressly disclaim any obligation to update these forward-looking statements.

THE TRANSACTIONS
This discussion of the Transactions is qualified in its entirety by reference to the Securities Purchase Agreement, which is attached to this Information Statement as Annex A and incorporated by reference herein in its entirety. You should read the entire Securities Purchase Agreement carefully as it is the primary legal document that governs the Transactions.
Background of the Transactions
The following chronology summarizes the key meetings and events of the USCC Independent Directors that led to the signing of the Securities Purchase Agreement, and additionally summarizes certain meetings and events of the USCC Board and TDS Board that impacted the transaction process. This chronology does not purport to catalogue every conversation of or among the USCC Board, the TDS Board, the USCC Independent Directors, any of their representatives or advisors or any other involved parties.
Historically, the management and boards of directors of TDS and the Company regularly review the performance, strategy, competitive position, opportunities and prospects of their respective companies in light of, among other factors, the then-current business and economic environment, as well as developments in the industries in which TDS and the Company operate, and the opportunities and challenges facing participants in those industries. Throughout the periods described in this Information Statement, TDS has owned approximately 83% of the Company’s Common Stock, with voting power to elect all of the directors of the Company, and controlled approximately 96% of the voting power in matters other than the election of directors of the Company and, as a result, these reviews have been conducted both jointly and separately by the management and boards of directors of TDS and the Company. These reviews have included discussion and consideration of industry developments and potential strategic transactions, including business combinations, joint ventures, technology sharing and other strategic alternatives. These reviews have focused on the long-term sustainability of the Company’s business in light of capital requirements, competitive intensity, the Company’s portfolio of assets, recent trading performance and the resulting impact on a range of potential operational initiatives and strategic transactions.
In light of the challenges facing the Company’s business, from February 2023 through May 2023, the management teams of TDS and the Company prepared various analyses, and the TDS Board and USCC Board held several discussions, regarding the range of potential strategic alternatives available for the Company, including, among others, (i) cost optimization strategies, (ii) divestitures of all or a portion of the Company’s tower portfolio while retaining the Company’s wireless operating business, (iii) reduction of the Company’s wireless footprint and (iv) a sale of the Company’s wireless operating business while retaining the Company’s tower portfolio.
On May 16, 2023, the USCC Board held a meeting. At the meeting, the USCC Board received a presentation from a global management consulting firm on a high-level list of various potential strategic options for the Company, including (i) operational improvements and efficiencies, (ii) repositioning of the Company’s wireless business across its footprint, (iii) sales of certain non-core markets in the Company’s wireless business, (iv) certain targeted asset sales over time, (v) refocusing operations on a converged strategy, (vi) converting the Company’s wireless business to a mobile virtual network operator (“MVNO”) model or (vii) a range of potential sale transactions. The USCC Board discussed and evaluated the options presented with the consulting firm and representatives of the Company’s management and directed the consulting firm to provide further analysis on the Company’s wireless operating business at a future board meeting.
On June 19, 2023, the TDS Board held a meeting. At the meeting, the TDS Board authorized TDS management to interview financial advisors for potential engagement by TDS in order to assist in the determination of whether to pursue strategic alternatives for the Company. Representatives of Sidley Austin LLP (“Sidley”), existing legal counsel to TDS, presented on the fiduciary duties of the TDS Board in connection with TDS’ involvement in a potential exploration of strategic alternatives for the Company.
On June 19, 2023 the USCC Board also held a meeting with representatives of the Company’s management, TDS, Sidley and the global management consulting firm that had previously presented to the USCC Board in attendance. The consulting firm presented a detailed analysis of the Company’s wireless operating business, including the impact of various challenges on future profitability across a range of potential alternative operating structures for the Company’s wireless operating business and a broad range of potential strategic alternatives available to the Company. The USCC Board engaged in extensive discussion of the assumptions underlying the analyses presented and the challenges and advantages of each potential alternative structure or other strategic alternative. Following this discussion, the USCC Board concluded that the exploration of strategic alternatives for the Company should be given further consideration. In light of the broad range of potential strategic alternatives that could be pursued and the significant ownership position of TDS in the Company, the members of the USCC Board that were not affiliated with TDS or members of USCC management (which were Mr. Harczak, Mr. Iriarte, Mr. Williams, Mr. Josefowicz, Ms. Stewart and Ms. Drake) requested that the USCC Board approve their engagement of independent legal counsel to represent them in connection with a potential exploration of strategic alternatives for the Company, which was unanimously approved by the USCC Board.
Later on June 19, 2023, members of Company management met with the members of the USCC Board that were not affiliated with TDS and Ms. Welton walked them through a number of potential options of independent legal counsel to represent them, including credentials, approaches and potential conflicts of interest.
On June 21, 2023, Mr. Harczak, Mr. Iriarte, Mr. Williams, Mr. Josefowicz, Ms. Stewart, Ms. Drake and representatives of the Company’s management met for an introductory meeting with representatives of Cravath, Swaine & Moore LLP (“Cravath”), which had been previously identified by representatives of the Company’s management in connection with a review of a range of potential legal advisors with the above-listed directors. At the meeting, representatives of Cravath discussed their experience and expertise in connection with similar strategic transactions, as well as their initial perspectives on an evaluation by the Company of whether to conduct a review of potential strategic alternatives for the Company. Following this introductory meeting and a review of relationships with parties that might be interested in pursuing a potential strategic transaction with the Company, including T-Mobile, these directors determined to engage Cravath in connection with such evaluation. Cravath was formally engaged by the USCC Independent Directors on July 24, 2023, effective as of June 19, 2023.
From June 21, 2023 to August 2, 2023, representatives of Cravath and representatives of Sidley held several discussions regarding the roles and responsibilities of the TDS Board, the USCC Board, the USCC Independent Directors, the management teams of TDS and the Company and the outside legal and financial advisors to TDS, the USCC Board and the USCC Independent Directors in connection with a potential exploration of strategic alternatives for the Company.
On June 29, 2023, Mr. Harczak, Mr. Iriarte, Mr. Williams, Mr. Josefowicz, Ms. Stewart and Ms. Drake held a meeting. Representatives of Cravath and the Company’s management were present at the meeting. Representatives of Cravath discussed with the USCC Independent Directors (as defined below) the role of the USCC Independent Directors in connection with a potential review of strategic alternatives, including in relation to the (i) engagement of advisors by TDS, the USCC Board and/or the USCC Independent Directors, (ii) tactical implications of having one or more advisors engaged in interactions with potentially interested parties and (iii) ability of the USCC Board to require the recommendation of the USCC Independent Directors in order for the USCC Board to approve any particular strategic alternative. At the meeting, a representative of Cravath reviewed independence considerations under Delaware law and the listing standards of the New York Stock Exchange and informed the directors present that, given Ms. Drake’s prior employment by the Company, Ms. Drake may not be considered independent. Following discussion, the directors present determined that Ms. Drake should not participate further in meetings of the independent directors of the USCC Board regarding the consideration of the potential exploration of strategic alternatives, and Ms. Drake did not participate further in such meetings. Mr. Harczak, Mr. Iriarte, Mr. Williams, Mr. Josefowicz and Ms. Stewart, collectively, are hereinafter referred to as the “USCC Independent Directors.” In addition, from July 5, 2023 to July 6, 2023, representatives of Cravath and Adriana Welton, then the Head of Legal and Government Affairs at the Company, prior to her subsequent appointment as General Counsel and Chief of Government Affairs of the Company, jointly conducted separate interviews with each of the USCC Independent Directors to confirm their independence for purposes of a potential exploration of strategic alternatives for the Company.
On June 30, 2023, the TDS Board held a meeting. Laurent Therivel, Chief Executive Officer of the Company, recused himself from this meeting, and continued to recuse himself from all portions of TDS

Board meetings relating to the exploration of strategic alternatives, until his resignation from the TDS Board on August 8, 2023. At the meeting, the TDS Board discussed results of interviews with three potential financial advisors, including the merits of each such potential financial advisor. As part of these interviews, the TDS Board requested from each potential financial advisor, and each potential financial advisor provided to the TDS Board, proposed engagement terms and certain information regarding material relationships with TDS, the Company and various potentially interested parties, including T-Mobile. Following discussion of the terms of engagement of each potential financial advisor, and consideration of their respective material relationships disclosures, TDS management recommended that Citigroup Global Markets Inc. (“Citi”) be engaged as financial advisor to TDS, noting, among other things, the credentials of Citi and its representatives and Citi’s experience in, and knowledge of, the industry and market participants. The TDS Board agreed with TDS management’s recommendation, and authorized TDS to engage Citi as TDS’ financial advisor.
On July 3, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and Ms. Welton. A representative of Cravath and Ms. Welton provided the USCC Independent Directors with an update on the Company’s discussions with TDS with respect to the potential delegation of authority from the USCC Board to the USCC Independent Directors in connection with a potential review of strategic alternatives. At the meeting, a representative of Cravath reviewed with the USCC Independent Directors their fiduciary duties, both generally and in the context of reviewing and evaluating whether to pursue potential strategic alternatives for the Company.
On July 11, 2023, the TDS Board held a meeting, at which Mr. Walter C. D. Carlson, Chair of the TDS Board, reviewed with the rest of the TDS Board certain discussions conducted with representatives from the USCC Board regarding the USCC Independent Directors’ expected selection of a financial advisor to support and inform their deliberations and decisions in connection with the potential exploration of strategic alternatives. Mr. Walter C. D. Carlson also noted that he would report back to the USCC Board that (i) the TDS Board intended to retain Citi as lead financial advisor in connection with the exploration of strategic alternatives and (ii) the TDS Board was supportive of resolutions by the USCC Board to authorize the USCC Independent Directors to retain their own legal and financial advisors.
On July 14, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and the Company’s management. Representatives of the Company’s management outlined, from their perspective and experience, a range of potential services that a financial advisor to the USCC Independent Directors could provide in connection with a review of strategic alternatives for the Company. A representative of Cravath then reviewed with the USCC Independent Directors draft resolutions of the USCC Board delegating to the USCC Independent Directors the USCC Board’s power and authority to conduct an internal review to evaluate whether or not to pursue possible strategic transactions outside the ordinary course of business of the Company, including potential sales, mergers, dispositions or other extraordinary transactions (“Potential Strategic Transactions”), and to make recommendations to the USCC Board with respect to whether or not to pursue Potential Strategic Transactions so that the USCC Board could determine whether and how to act on those recommendations. A representative of Cravath noted that, given that a decision to pursue Potential Strategic Transactions had not yet been made, the delegation of authority to conduct such internal review would not include the authority to contact any potential counterparties regarding Potential Strategic Transactions and would not include a requirement that the USCC Board not approve a determination to pursue Potential Strategic Transactions without the prior favorable recommendation of the USCC Independent Directors. A representative of Cravath further noted that, following the completion of such internal review, the USCC Board would then evaluate the additional authority, if any, to delegate to the USCC Independent Directors. Following discussion, the USCC Independent Directors agreed with the scope of delegation of authority and other parameters described in such draft resolutions and that these topics could be revisited in any further delegation of authority should the USCC Independent Directors and the USCC Board decide to move forward. Representatives of Cravath and Company management also reviewed with the USCC Independent Directors the services that a financial advisor to the USCC Independent Directors could provide in connection with Potential Strategic Transactions.
On July 15, 2023, the USCC Board adopted a written consent delegating to the USCC Independent Directors the USCC Board’s power and authority to conduct an internal review to evaluate whether or not to pursue Potential Strategic Transactions, which internal review would not include contacting any potential counterparties regarding such Potential Strategic Transactions, and to engage independent legal counsel and financial advisors in connection therewith. The scope of the power and authority delegated to the USCC Independent Directors by the USCC Board enabled them to meet and operate independently throughout the review of Potential Strategic Transactions as described further herein.
Following the July 15, 2023 meeting of the USCC Board, the USCC Independent Directors directed the Company’s management to contact representatives of three investment banks, including PJT Partners, about potentially serving as a financial advisor to the USCC Independent Directors, and to schedule meetings with each investment bank to present their respective qualifications to the USCC Independent Directors.
On July 18, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and the Company’s management. Mr. Therivel provided an update for the USCC Independent Directors on the status of the consideration by TDS of conducting a review of Potential Strategic Transactions and potential timing of a public announcement of such review. At the meeting, a representative of Cravath discussed with the USCC Independent Directors the resolutions adopted by the USCC Board by written consent on July 15, 2023, including that the USCC Board would evaluate the additional authority, if any, to delegate to the USCC Independent Directors with respect to Potential Strategic Transactions following the completion of the internal review contemplated by the resolutions, and certain organizational matters for conducting meetings of the USCC Board and the USCC Independent Directors going forward.
On July 25, 2023, the USCC Independent Directors held a meeting with representatives of Cravath. At the meeting, representatives of Cravath reviewed with the USCC Independent Directors their fiduciary duties in the context of a review of Potential Strategic Transactions, including the roles of TDS, as the Company’s majority stockholder, the USCC Board and the Company’s management team. Representatives of Cravath discussed the USCC Independent Directors’ selection of a financial advisor to assist them and represent their interests as independent directors and outlined certain potential conflicts of interest that may arise in the course of a review of Potential Strategic Transactions. Representatives of Cravath also discussed certain matters regarding the scope of certain additional proposed resolutions to be adopted by the USCC Board in delegating authority to the USCC Independent Directors if, following the conclusion of the internal review, the USCC Board determined to proceed with a full review of Potential Strategic Transactions involving an outreach to potential counterparties, including (i) whether such additional proposed resolutions would similarly not include the authority to contact potential counterparties regarding Potential Strategic Transactions and (ii) whether the recommendation of the USCC Independent Directors would be required in order for the USCC Board to approve a Potential Strategic Transaction.
From July 25, 2023 to July 26, 2023, the USCC Independent Directors, with representatives of Cravath present, conducted interviews of three financial advisory firms to act as financial advisor to the USCC Independent Directors. As part of these interviews, the USCC Independent Directors requested disclosure from each potential financial advisor of any relationships or previous engagements with the Company, TDS and various potentially interested parties. During the course of such interviews, representatives of Cravath provided the USCC Independent Directors with a comparison of the terms of engagement proposed by each of the potential financial advisors. The USCC Independent Directors discussed the interviews of the potential financial advisors, including the merits of each such prospective financial advisor. Following the discussions, the USCC Independent Directors determined that it would be appropriate and advisable to retain PJT Partners as financial advisor to the USCC Independent Directors in light of, among other things, PJT Partners’ knowledge of the industry and other market participants, credentials of its representatives and overall ability to advise and represent the USCC Independent Directors. Representatives of Cravath then reviewed with the USCC Independent Directors the relationship disclosure letter provided by PJT Partners with respect to its relationships with the Company, TDS and various potentially interested parties, and it was determined that PJT Partners did not have a material conflict of interest. The USCC Independent directors instructed the representatives of Cravath to negotiate the terms of such engagement with PJT Partners, subject to final approval by the USCC Independent Directors. Thereafter, PJT Partners, the USCC Independent Directors and the Company executed an engagement letter on August 2, 2023.
On July 26, 2023, the TDS Board held a meeting. At the meeting, Citi discussed with the TDS Board certain potential strategic alternatives regarding the Company. Representatives of Sidley presented to the TDS Board on fiduciary duties of the TDS Board generally, as well as in connection with TDS being a controlling shareholder of the Company. Members of TDS management discussed with the TDS Board certain retention considerations and a communications plan regarding the potential joint announcement of a review of Potential Strategic Transactions.
On July 28, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. At the meeting, representatives of PJT Partners provided an overview of PJT Partners’ role in connection with the review of Potential Strategic Transactions. Following the departure of the representatives of PJT Partners, representatives of Cravath discussed with the USCC Independent Directors a range of potential protocols that could be implemented in order to facilitate a coordinated and efficient process for the review of Potential Strategic Transactions, including with respect to the roles of TDS and its advisors and the USCC Independent Directors and their advisors as well as vis-à-vis multiple potentially interested parties. Following discussion, the USCC Independent Directors determined that, in the interest of conducting an efficient and coordinated outreach process and in light of the familiarity that TDS had with the business of the Company and the ability to establish a close working relationship among TDS, USCC and their respective advisors, they would be prepared, if a decision was made to proceed to conduct a full review of Potential Strategic Transactions involving outreach to potential counterparties, to have the advisors to TDS lead such outreach to and interaction with potentially interested parties as long as the USCC Independent Directors and their advisors were kept fully informed and as long as the USCC Board agreed to not approve any Potential Strategic Transaction without the prior recommendation of the USCC Independent Directors. The USCC Independent Directors additionally discussed with Cravath a proposed press release announcing a review of Potential Strategic Transactions and also discussed the compensation framework for the USCC Independent Directors in connection with their role in the review of Potential Strategic Transactions.
On July 31, 2023, the TDS Board held a meeting. At the meeting, Citi discussed Potential Strategic Transactions for the Company. The TDS Board directed TDS management to (i) review strategic alternatives with respect to the Company, subject to the USCC Board adopting consistent resolutions authorizing a full review of Potential Strategic Transactions which involved outreach to potential counterparties, (ii) keep fully informed about the process and regularly consult with the USCC Independent Directors, Cravath and PJT Partners and (iii) consider the feedback of the USCC Independent Directors, Cravath and PJT Partners with respect to Potential Strategic Transactions.
On August 1, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. At the meeting, representatives of Cravath reviewed the next steps for the USCC Independent Directors to make a determination whether to explore Potential Strategic Transactions. Representatives of Cravath provided the USCC Independent Directors with an overview of the draft resolutions proposed to be adopted by the USCC Board to delegate the USCC Board’s power to review Potential Strategic Transactions to the USCC Independent Directors, and the USCC Independent Directors discussed and considered the draft resolutions.
On August 2, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. At the meeting, representatives of PJT Partners reviewed with the USCC Independent Directors certain financial and performance metrics of the Company, including the Company’s absolute and relative stock price performance, historical and projected operating and financial metrics, public trading value, equity research price targets and a preliminary list of Potential Strategic Transactions. Representatives of Cravath noted that the Company and TDS intended to jointly engage antitrust and FCC regulatory counsel to perform a regulatory analysis. The USCC Independent Directors discussed the Company’s financial and performance metrics with PJT Partners and, after discussion and consideration, unanimously decided to recommend that the USCC Board approve proceeding with a review of Potential Strategic Transactions.
Later on August 2, 2023, the USCC Board held a meeting. At the meeting, the USCC Independent Directors informed the USCC Board of their unanimous recommendation that (a) the Company’s evaluation and assessment of Potential Strategic Transactions was appropriate and advisable and (b) the USCC Board approve the resolutions delegating the USCC Board’s power and authority to evaluate and assess any Potential Strategic Transactions to the USCC Independent Directors on the terms discussed on July 28, 2023. Following discussion, the USCC Board unanimously resolved to empower the USCC Independent Directors to conduct a review of Potential Strategic Transactions and to make a recommendation to the USCC Board as to which strategic alternatives, if any, to pursue and engage in. The USCC Board determined that, in order to conduct the review of Potential Strategic Transactions in a coordinated and efficient manner, the legal and financial advisors to TDS would take the primary role in soliciting and engaging with potential counterparties while keeping the legal and financial advisors to the USCC Independent Directors fully informed and engaged (but without the authority to independently solicit or engage with potential counterparties), but that the USCC Board would not approve any Potential Strategic Transaction or any alternative thereto without the prior recommendation of the USCC Independent Directors.
On August 4, 2023, TDS and the Company issued a joint press release announcing the decision to explore a range of Potential Strategic Transactions.
On August 8, 2023, the USCC Board held a meeting with representatives of the Company’s management, TDS management and the global management consulting firm that had previously presented to the USCC Board. At the meeting, the USCC Board heard an update from the Company’s management on the strategic review, timelines, unsolicited initial expressions of interest from third parties, communication plans and employee retention initiatives as well as a presentation from the consulting firm on various opportunities posed by a review of Potential Strategic Transactions.
Also on August 8, 2023, Mr. Therivel resigned from the board of directors of TDS effective as of the end of the day on August 8, 2023. The resignation was to allow Mr. Therivel to focus on the Company’s review of Potential Strategic Transactions and was not a result of any disagreement or conflict with the TDS Board or management. On August 9, 2023, Vicki L. Villacrez, Executive Vice President and Chief Financial Officer of TDS, was appointed as a director of TDS to fill the vacancy created by Mr. Therivel’s resignation.
On August 11, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. At the meeting, the USCC Independent Directors received an update from PJT Partners regarding the review of Potential Strategic Transactions. The USCC Independent Directors discussed with representatives of Cravath and PJT Partners the recent USCC Board meeting, including the presentations given by the global management consulting firm that had previously presented to the USCC Board and the Company’s management on Potential Strategic Transactions. Representatives of PJT Partners provided an update on (i) inbound interest that had been received from several interested parties following the August 4, 2023 public announcement of the Company’s potential exploration of Potential Strategic Transactions for the Company and (ii) the stock price and broader public reaction to such announcement, and the USCC Independent Directors discussed with and asked questions of representatives from PJT Partners regarding such inbound interest.
On August 18, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management were also present for a portion of the meeting. At the meeting, representatives of Cravath and PJT Partners provided the USCC Independent Directors with updates on the strategic review process, including the Company’s management team’s initial draft of the terms for a master license agreement (the “MLA”) between the Company’s wireless operating business and its towers business, if the two were to be separated in connection with a Potential Strategic Transaction. Representatives of the Company’s management then joined the meeting to present on the illustrative MLA terms that could be proposed to potential buyers and the considerations behind their approach, taking into account various factors including their expectations of the dynamics in the sale process with potential buyers of the Company’s wireless operating business and creating strong incentives for such buyers to continue using and expanding their use of the towers going forward, and received questions from the USCC Independent Directors.
On August 25, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. At the meeting, Cravath and PJT Partners discussed with the USCC Independent Directors TDS’ proposed strategic transactions review process to solicit interest in the Company’s wireless operating business. Representatives of PJT Partners led a discussion with the USCC Independent Directors on the strategic alternatives reasonably available to the Company, highlighting some of the benefits and costs of a full company sale versus a sale of the Company’s wireless operating business only, as well as discussing potential options following a sale of the Company’s wireless operating business and considerations regarding the adoption of financial reporting segments tracking the wireless and towers businesses, as well as equity-method partnerships. The USCC Independent Directors then discussed with their advisors a range of factors impacting how they might sequence and structure a potential sale process for the Company or one or more of its businesses (including the partnership business). This discussion included how a sale of the Company’s wireless operating business could be structured to seek to maximize value for the Company and its stockholders overall, including, among other things, (i) the fact that the larger wireless carriers had already divested their towers business from their wireless operations, (ii) the ability for the Company to continue to operate as a tower business following the sale of its wireless operating business, (iii) the attractive multiples available from a potential sale of the retained tower business, should such a sale be pursued and (iv) the current structural disadvantages faced by the Company’s wireless operating business from a competitive perspective and as to capital intensity. The USCC Independent Directors engaged in further discussion of the benefits and costs of various approaches to realizing value for the businesses of the Company, including the sale process, antitrust, legal and other considerations as well as the impact on the Company’s customers. Following discussion, the USCC Independent Directors concluded that conducting outreach to potential buyers in connection with a sale of the Company’s wireless operating business first would be prudent.
Also on August 25, 2023, TDS and USCC together engaged Clifford Chance LLP (“Clifford Chance”) as antitrust counsel to both TDS and the Company in connection with the review of Potential Strategic Transactions. On August 28, 2023, TDS and the Company together engaged Telecommunications Law Professionals PLLC (“TLP”) as counsel with respect to telecommunications regulatory matters in connection with the review of Potential Strategic Transactions. Subsequently, on January 18, 2024, TDS and the Company engaged Wilkinson Barker Knauer, LLP (“WBK”) as additional counsel with respect to telecommunications regulatory matters in connection with the review of Potential Strategic Transactions.
On September 1, 2023, the USCC Independent Directors held a meeting with representatives of Cravath, PJT Partners and the Company’s management. At the request of the USCC Independent Directors, representatives of the Company’s management discussed with the USCC Independent Directors their initial assessment of key process considerations for a Potential Strategic Transaction, including the possibility of and rationale for pursuing a transaction with respect to the Company’s Wireless Operations only, and an update on key ongoing workstreams with respect to Potential Strategic Transactions. The USCC Independent Directors also discussed with representatives of Cravath, PJT Partners and the Company’s management the potential structuring and sequencing of any Potential Strategic Transactions as well as how best to maximize value from any Potential Strategic Transactions.
On September 8, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Clifford Chance were present for the first portion of the meeting, and presented on its initial assessment of the antitrust considerations related to the exploration of Potential Strategic Transactions. Following the departure of the representatives of Clifford Chance, representatives of Cravath discussed with the USCC Independent Directors a range of customary regulatory efforts standards for Potential Strategic Transactions and led a discussion with the USCC Independent Directors of the Company’s non-equity method partnership interests and initial views on how best to position those partnership interests in the context of a Potential Strategic Transaction.
On September 15, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of PJT Partners provided the USCC Independent Directors with an update on the review of Potential Strategic Transactions and noted that the Company’s management team was in the process of preparing carve-out financial statements and forecasts for the Company’s wireless operating business on a standalone basis. Representatives of PJT Partners noted that the USCC Independent Directors would be asked to review, discuss and approve such financial statements and forecasts for use in the sale process for any Potential Strategic Transactions.
On September 20, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. At the meeting, representatives of PJT Partners discussed with the USCC Independent Directors the financial information and forecasts prepared by the Company’s management team, which were shared with the USCC Independent Directors prior to the meeting, including (i) the Company’s management’s carve-out financial information for the Company’s wireless operating business and (ii) the Company’s management’s forecast of 2023 pro forma standalone financial information for the Company’s wireless operating business. After discussion and consideration, the USCC Independent Directors unanimously determined to approve such financial information for use in connection with any potential outreach to prospective counterparties to any Potential Strategic Transaction and to recommend the same to the USCC Board. The forecasts for the Company’s wireless operating business for 2023 are included in the Sales Process Projections as further described and defined in the section entitled “— Certain Company Financial Forecasts”.
On September 21, 2023, the USCC Board held a meeting. A representative of the USCC Independent Directors reported that the USCC Independent Directors had met separately with its legal counsel and financial advisors to review the carve-out and standalone financial information and forecasts prepared by the Company’s management team, and now recommended, on behalf of the USCC Independent Directors, that the USCC Board approve such statements and forecasts. With the recommendation of the USCC Independent Directors, the USCC Board approved both the historical carve-out financials for the Company’s wireless operating business and the 2023 forecasted financials for the Company’s wireless operating business, and authorized their distribution to potential counterparties. On the same date, the TDS Board held a meeting, at which the TDS Board discussed, approved and authorized the statements and forecasts approved at the USCC Board meeting.
On September 26, 2023, as directed by TDS, Citi began contacting parties regarding the potential sale of the Company’s wireless operating business, which list of parties had been previously discussed with the TDS Board, the USCC Board and the USCC Independent Directors and included those parties that had made unsolicited expressions of interest following the August 4, 2023 public announcements. A total of 17 parties (nine potential strategic acquirors and eight prospective financial sponsors) were contacted. Shortly thereafter, Sidley began the process of negotiating non-disclosure agreements with interested parties with the review and input of Cravath.
On September 29, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management were present for the first portion of the meeting. At the meeting, representatives of the Company provided the USCC Independent Directors with an update on the management team’s ongoing exploration of various potential structuring options for a potential sale of the Company’s wireless operating business, including potential options in which the Company would operate under a different business model, including as a MVNO. Following the departure of the representatives of the Company, representatives of PJT Partners and Cravath provided the USCC Independent Directors with updates on the review of Potential Strategic Transactions, including that (i) TDS’ advisors were preparing a process letter that would be reviewed by PJT Partners and Cravath and (ii) potential counterparties had started to be contacted and were negotiating non-disclosure agreements.
On October 4, 2023, TDS and T-Mobile entered into a non-disclosure agreement, which covered the confidential information of both TDS and the Company that may be shared with T-Mobile and subjected T-Mobile to standstill restrictions with respect to both the Company and TDS (but did not prevent T-Mobile from making private requests for amendments or waivers to such restrictions).
On October 6, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of PJT Partners discussed the draft of the confidential information presentation (“CIP”) to be shared with potential counterparties, which included financial forecasts for the Company’s wireless operating business for 2023 which had been approved by the USCC Independent Directors and USCC Board and which had been shared with the USCC Independent Directors prior to the proposed meeting, and noted that, with the review and approval of the USCC Independent Directors, the CIP and process letter were expected to be provided to potential counterparties the following week. Separately, representatives of Cravath discussed with the USCC Independent Directors the allocation of certain legal and financial advisor fees between TDS and the Company in connection with a Potential Strategic Transaction. Following discussion, the USCC Independent Directors determined to request additional information from TDS on its legal and financial advisors’ fees and expenses to date and on historical cost allocation data between TDS and the Company.
On October 7, 2023, an updated draft of the CIP was shared with and approved by the USCC Independent Directors for use with potentially interested parties. On October 9, 2023, the CIP was distributed to parties that had entered into a non-disclosure agreement with TDS, including T-Mobile.
On October 11, 2023, TDS and a second potential strategic acquiror (“Party A”) entered into a non-disclosure agreement. Following its entry into the non-disclosure agreement, a copy of the CIP was provided to Party A. On October 12, 2023, TDS and a third potential strategic acquiror (“Party B”) entered into a non-disclosure agreement and TDS and a potential financial acquiror (“Party C”) entered into a non-disclosure agreement. Following their entry into the non-disclosure agreements, a copy of the CIP was provided to each of Party B and Party C. Each of the non-disclosure agreements between TDS, on the one hand, and Party A, Party B and Party C, on the other hand, subjected Party A, Party B and Party C, respectively, to standstill restrictions with respect to both the Company and TDS (but did not prevent such party from making private requests for amendments or waivers of such restrictions).
On October 13, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. A representative of the Company’s management was present for the first portion of the meeting, and provided the USCC Independent Directors with an update on the management team’s ongoing analysis of the structure and sequencing for the disposition of the Company’s wireless operating business, including the steps for separating the Company’s wireless operating business from the Company’s towers business and the treatment of the Company’s partnership interests. The USCC Independent Directors asked questions of the representative of the Company’s management and engaged in discussion.
On October 16, 2023, the first round process letter, which included a deadline of November 14, 2023 for preliminary indications of interest, was distributed to parties that had entered into a non-disclosure agreement, including T-Mobile.
On October 20, 2023, TDS and a potential financial/infrastructure acquiror (“Party D”) entered into a non-disclosure agreement, which subjected Party D to standstill restrictions with respect to the Company and TDS, but did not prevent Party D from making private requests to TDS for amendments or waivers to such restrictions. Following the entry into the non-disclosure agreement, Party D was provided a copy of the CIP and process letter.
In the course of the outreach to potentially interested parties, TDS entered into non-disclosure agreements with 13 of the 17 parties contacted regarding the possible acquisition of the Company’s wireless operating business, and each of the 13 parties that had entered into non-disclosure agreements with TDS received a copy of the CIP and process letter.
Also on October 20, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. The USCC Independent Directors discussed updates on the initial outreach to potentially interested parties and TDS’ proposed allocation between TDS and the Company of the fees and expenses incurred by TDS in connection with a Potential Strategic Transaction, which following discussion, was approved by the USCC Independent Directors, subject to review and approval by the Company’s audit committee. Subsequently, on November 1, 2023, the Company’s audit committee discussed and reviewed the current proposed allocations and determined to further review and approve such allocations on an ongoing basis during the pendency of any Potential Strategic Transaction.
On October 25, 2023, the USCC Board held a meeting, at which the Company’s management reviewed with the USCC Board the Company’s management’s consolidated 2024 annual budget and the forecasts for the Company’s wireless operating business for 2024, both of which were prepared using the same methodology as the financial information for the Company’s wireless operating business for 2023 and were thereafter approved by the USCC Board for use with potentially interested parties, which approval was subsequently reviewed and ratified by the USCC Independent Directors on October 27, 2023 as described below. The forecasts for the Company’s wireless operating business for 2024 are included in the Sales Process Projections as further described and defined in the section entitled “Certain Company Financial Forecasts.” The TDS Board also held a meeting on October 25, 2023, at which the TDS Board approved the same items that the USCC Board approved at its meeting that day.
On October 27, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. At the meeting, representatives of PJT Partners addressed questions from the USCC Independent Directors on the 2024 annual budget and forecasts for the Company’s wireless operating business for 2024 that had been presented to the USCC Board (including the USCC Independent Directors) at the USCC Board meeting on October 25, 2023, which were also ratified by the USCC Independent Directors. Additionally, representatives of PJT Partners shared various updates on interactions with potential counterparties.

On November 10, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of PJT Partners provided an update on interactions with potential counterparties. Following the departure of representatives of PJT Partners, Mr. Josefowicz, Chair of the Company’s Long-Term Incentive Compensation Committee (the “LTICC”) led a discussion of potential modifications to the Company’s long-term incentive plan in connection with retaining Company leadership.
On November 14, 2023, the deadline for preliminary indications of interest as set forth in the process letter, the Company received preliminary indications of interest from T-Mobile, Party A, Party B, Party C and Party D. No other party that had received the CIP and process letter submitted a preliminary indication of interest. T-Mobile’s preliminary proposal was for the acquisition of a portion of the Company’s wireless operating business, excluding approximately 70% of the Company’s spectrum holdings, for a purchase price of $2.92 billion. Party A’s preliminary proposal was for the acquisition of the Company’s wireless operating business (including all of the Company’s spectrum holdings) for a purchase price between $3.5 billion and $4.5 billion. Party B’s preliminary proposal was for the acquisition of (i) the Company’s wireless operating business (including all of the Company’s spectrum holdings), (ii) the Company’s stakes in its partnerships with Party B and (iii) certain partnership interests held by TDS, collectively, for a purchase price of $3.6 billion. Party C submitted a letter to the Company indicating its interest in acquiring the Company’s wireless operating business in partnership with one or more potential counterparties, but did not submit a proposal for a Potential Strategic Transaction. Party D’s preliminary proposal was for the acquisition of the Company’s wireless operating business for a purchase price of $3.25 billion, contingent on the ability of Party D to assume approximately $2 billion of the Company’s senior notes indebtedness.
On November 17, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management were present for the second portion of the meeting. Representatives of PJT Partners discussed the first round preliminary indications of interest received from T-Mobile, Party A, Party B, Party C and Party D with the USCC Independent Directors, including financial considerations associated with each of the potential counterparties and their indications of interest. Representatives of the Company’s management then joined the meeting and shared their impressions on the first round proposals, expressing their view on the valuations associated with the proposals. Following the departure of the representatives of the Company’s management, the USCC Independent Directors discussed their reactions to the Company’s management’s views on the first round proposals and determined to continue the discussion at the next meeting of the USCC Independent Directors. A representative of PJT Partners provided the USCC Independent Directors with an update on the long-term carve-out financial projections being prepared by the Company’s management for 2025 to 2028, noting that such projections would be based on the Company’s management’s strategic long-range forecast, which would be updated to reflect recent developments such as subscriber challenges.
On November 20, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of PJT Partners provided updates on conversations between PJT Partners and Citi with respect to which potential counterparties might advance to the second round and suggested messaging. The USCC Independent Directors discussed with Cravath and PJT Partners, among other things, (i) the exclusion of certain Company-owned spectrum bands from T-Mobile’s proposal, (ii) the broad range of value in Party A’s initial proposal, (iii) the possibility of receiving an improved proposal from Party B and appropriate messaging to convey that its proposal would require significant improvement, (iv) the appropriate response to Party C’s expression of interest in partnering with another counterparty if such an opportunity were to arise and (v) the path to completion (including the regulatory profile) of a transaction with Party D. In anticipation of the USCC Board meeting the following day, the USCC Independent Directors discussed with Cravath and PJT Partners their views on strategic considerations and messaging to deliver to potential counterparties.
On November 21, 2023, the USCC Board held a meeting, representatives of PJT Partners and Citi in attendance, at which the USCC Board discussed the 2021-2024 USCC Consolidated and Wireless standalone financial statements, noting adjustments made to reflect the removal of tower results and the retroactive treatment of cost savings. Citi provided an update on the strategic alternatives review process, including a summary of the bids received in the first round of the sale process. A representative of PJT Partners discussed the same with the USCC Board. Citi and PJT Partners also discussed their views regarding which counterparties to advance to the next phase of the sale process. The USCC Board then agreed to proceed with advancing T-Mobile, Party A and Party D to the next phase of the sale process. Party B’s and Party C’s proposals were not considered sufficient to advance to the second round, although it was determined that Party B should be invited to submit a revised proposal and rejoin the process. Party B and Party C were informed of the USCC Board’s determination.
On November 28, 2023, the virtual data room (“VDR”), containing preliminary due diligence information associated with the sale process for the Wireless Operations was opened to T-Mobile, Party A and Party D.
Also on November 28, 2023, the USCC Board held a meeting, at which representatives of the Company’s management, TDS, Cravath, Citi and PJT Partners were present. Citi provided an update regarding the review of Potential Strategic Transactions and their perspectives as to next steps. Representatives of PJT Partners discussed and shared their thoughts on such matters and confirmed that PJT Partners and Citi were aligned with respect to such matters.
On December 1, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of PJT Partners provided a process update, including that a process letter was being prepared for second round proposals. PJT Partners also noted that, consistent with the USCC Board’s determination, Party B had been informed that its first round proposal was not sufficient to progress to the second round and that Party B was encouraged to submit a revised proposal and rejoin the process. Representatives of Cravath gave an update on work related to the USCC Board’s LTICC and discussed key terms of the draft Securities Purchase Agreement being prepared by Sidley and Cravath.
From December 4, 2023 to December 6, 2023, representatives of the Company’s management team held management presentations with T-Mobile, Party A and Party D and provided the Sales Process Projections (as further described and defined in the section entitled “Certain Company Financial Forecasts”), as approved by the USCC Independent Directors and USCC Board on September 20 – 21, 2023 and on October 25, 2023, to representatives of T-Mobile, Party A and Party D.
On December 7, 2023, as directed by TDS, Citi contacted representatives of Party B to inquire whether Party B would consider rejoining the sale process. Ultimately, Party B declined to rejoin the sale process.
On December 8, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management were present for the first portion of the meeting to share updates as to the meetings between the Company’s management and T-Mobile, Party A and Party D earlier in the week, and the USCC Independent Directors asked questions of the Company’s management and engaged in discussion. Following the departure of representatives of the Company’s management, Cravath discussed key updates to the draft transaction agreements, including the method and timing for obtaining approval from the Company’s stockholders for the Transactions and the treatment of any competing proposals that may arise following the signing and announcement of the Transactions.
On December 13, 2023, preliminary drafts of the primary transaction agreements, including the Securities Purchase Agreement, the Disclosure Letter and the Transition Services Agreement, were uploaded to the VDR for T-Mobile, Party A and Party D.
On December 15, 2023, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management were present for the first portion of the meeting, and shared updates on management’s interactions with T-Mobile, Party A and Party D to date. Representatives of the Company’s management additionally noted that Party B was no longer participating in the sale process but could potentially remain interested in acquiring the assets retained by the Company in connection with a potential sale of its wireless operating business.
On December 17, 2023, parties advanced to the second round of the sale process received a process letter, which included (i) a deadline of January 9, 2024 for markups of the transaction agreements and (ii) a deadline of January 22, 2024 for definitive proposals.
Starting in January 2024, TDS began receiving advice from Centerview Partners LLC (“Centerview”) regarding the review of Potential Strategic Transactions following the employment by Centerview of a former member of the Citi team who had been involved with the review of Potential Strategic Transactions while at Citi. Centerview was formally engaged as an additional financial advisor to TDS in March 2024, after TDS reviewed disclosure from Centerview regarding material relationships or previous engagements with TDS, the Company and various potentially interested parties.
On January 2, 2024, after receiving requests from several potential buyers for more time to submit their proposals, T-Mobile, Party A and Party D were informed that the deadline for submitting markups to the transaction agreements had been extended to January 22, 2024 with final proposals due on February 8, 2024.
On January 4, 2024, representatives of the Company, TDS and their legal advisors held a meeting with the representatives of T-Mobile and its legal advisors to discuss drafts of the primary transaction agreements.
On January 5, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of PJT Partners shared that potential counterparties had requested more time to submit their proposals, and that deadlines had been extended to January 22, 2024 to submit transaction agreement markups and February 8, 2024 to submit definitive proposals. PJT Partners also shared that the Company’s management was preparing updated Company financial information and strategic long-range forecasts, which were subsequently provided to the USCC Independent Directors for their review and comment.
On January 9, 2024 and in the time leading up to January 18, 2024, representatives of the Company’s management reviewed with Citi, Centerview, PJT Partners and TDS management the updated Company financial information and strategic long-range forecasts.
On January 12, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners, and discussed upcoming meetings, key dates and the status of discussions with potential counterparties, including the preparation by the Company management of forecasts for the Company’s wireless operating business for the years 2024 to 2028.
On January 14, 2024, the TDS Board and the USCC Board were informed that Party A had indicated it would not move forward with the sale process as it was structured at the time but would be interested in an alternative transaction structure involving a sale of select spectrum holdings of the Company to Party A, a network services arrangement with Party A and the leasing of certain tower assets to Party A pursuant to a MLA. Party A indicated that it believed this alternative transaction structure would (i) create more value for both Party A and the Company and (ii) address certain of Party A’s regulatory concerns.
On January 18, 2024, the USCC Board held a meeting, at which representatives of the Company’s management, TDS, Cravath, WBK, and PJT Partners were present. The USCC Board discussed the underlying assumptions for the updated Company financial information and strategic long-range forecasts, which included forecasts for the Company’s wireless operating business for the years 2024 to 2028, that had been prepared by the Company’s management. Following discussion, the USCC Board (including the USCC Independent Directors) approved such forecasts, including for PJT Partners’ use in connection with its financial analyses.
On January 19, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management and TDS were present for the first portion of the meeting. Representatives of TDS shared a presentation analyzing impacts of a potential sale from an accounting perspective. The USCC Independent Directors were informed that Party A had indicated it would be interested in an alternative transaction structure described above. A discussion ensued regarding the costs and benefits of progressing the potential transaction with T-Mobile prior to engaging in detailed discussions with Party A on the potential alternative transaction, during which the USCC Independent Directors expressed that they were supportive of focusing efforts on progressing the potential transaction with T-Mobile first in light of the terms proposed and the level of detail in its proposal.
On January 22, 2024, Party D delivered to TDS, the Company, the USCC Independent Directors, Sidley and Cravath a revised draft of the Securities Purchase Agreement, which noted various sections as subject to ongoing review and was still contingent on the ability of Party D to assume approximately $2 billion of the Company’s senior notes.

Also on January 22, 2024, T-Mobile, in coordination with Cleary Gottlieb Steen & Hamilton LLP (“Cleary”), its legal counsel, delivered to TDS, the Company, the USCC Independent Directors, Sidley and Cravath revised drafts of the Securities Purchase Agreement, Transition Services Agreement and Master License Agreement.
On January 24, 2024, representatives of Sidley, Cravath, Citi, Centerview, PJT Partners, TDS and the Company met to discuss the revised drafts of the transaction documents received from Party D and T-Mobile.
On January 25, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners to discuss the transaction document markups received from T-Mobile and Party D. With respect to T-Mobile’s transaction document markups, representatives from Cravath discussed key legal points raised including regulatory efforts standards, the termination date and the reverse termination fee payable to the Company, voting mechanics, employee matters, treatment of indebtedness, treatment of the Company’s partnership interests, directly or indirectly, in Farmers Cellular Telephone Company, Inc., Iowa RSA No. 9 Limited Partnership and Iowa RSA No. 12 Limited Partnership, representations and warranties insurance and allocation of pre- and post-closing liabilities. With respect to Party D’s transaction document markups, representatives of Cravath noted that Party D had only marked up certain sections of the Securities Purchase Agreement, and discussed with the USCC Independent Directors key legal points raised including the definition of the Company’s “wireless operating business”, regulatory efforts standards, representations and warranties insurance, indemnification and closing conditions and closing risk.
Later on January 25, 2024, representatives of Sidley, Cravath, Citi, Centerview, TDS, the Company, Clifford Chance and WBK met to discuss the revised drafts of the transaction documents received from Party D and T-Mobile.
On January 26, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management and TDS were present for the first portion of the meeting. At the meeting, representatives of TDS shared their perspectives on the impact of a sale of the Company’s wireless operating business on TDS and the Company from a financial perspective and certain scenarios following a potential sale of the Company’s wireless operating business, including under the Investment Company Act of 1940 and its application to the Company both currently and under various potential transaction scenarios. The USCC Independent Directors asked questions of the Company and TDS representatives and engaged in discussion.
On January 26, 2024, representatives of Sidley and Cravath met with representatives of legal counsel to Party D to discuss the revised draft of the Securities Purchase Agreement received from Party D.
On January 27, 2024, representatives of Sidley and Cravath met with representatives of Cleary to discuss the revised draft of the Securities Purchase Agreement received from T-Mobile.
On February 2, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management, TDS, Clifford Chance and WBK were present for portions of the meeting. Representatives of TDS and the Company’s management (i) reviewed certain financial implications for TDS and the Company of a sale of the Company’s wireless operating business, and (ii) provided additional financial projections extrapolated from the Company’s strategic long-range forecasts, noting that the USCC Board had previously approved a 2024 to 2028 forecast for the Company’s wireless operating business on January 18, 2024 and was now also provided with a 2029 forecast and terminal year projection (normalized for depreciation and amortization and net working capital), which, together with the 2024 to 2028 forecasts previously approved by the USCC Board, would be provided to Citi and PJT Partners. After discussion and consideration, the USCC Independent Directors approved the use by PJT Partners of, and directed PJT Partners to use, these financial projections for the purposes of its financial analysis with respect to a potential sale of the Company’s wireless operating business. Representatives of Clifford Chance and WBK then discussed with the USCC Independent Directors certain regulatory considerations associated with potential transactions with each of T-Mobile, Party A and Party D.
On February 8 and 9, 2024, the Company received (a) revised proposals from T-Mobile and Party D and (b) a summary of a proposed alternative structure from Party A. T-Mobile delivered a revised bid letter and markup of the Securities Purchase Agreement. T-Mobile’s revised proposal included (i) a purchase price of $4.3 billion, (ii) no material changes to the proposed assets to be acquired by T-Mobile and (iii) a decrease in the number of towers T-Mobile would commit to leasing from the Company. Party D delivered a revised bid letter and a partial markup of the Securities Purchase Agreement, which did not include a markup of the more detailed provisions. Party D’s revised proposal included (i) a purchase price of $3.5 billion, (ii) reiteration that Party D’s ability to assume the Company’s approximately $2 billion senior notes was critical to its financing structure, (iii) an exclusivity period, (iv) reimbursement of Party D’s legal fees and expenses and (v) a description of the equity and debt financing required to be raised for Party D’s proposed structure. Party A delivered a high-level presentation summarizing its proposed alternative transaction structure involving (i) Party A’s acquisition of certain of the Company’s spectrum licenses for approximately $2.5 to $3 billion, (ii) the Company and Party A entering into a network services arrangement and (iii) the Company and Party A entering into a MLA. Party A’s proposal did not contain detailed terms or a markup of any transaction agreements.
On February 9, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management were present at a portion of the meeting, and discussed their impressions of the proposals received from T-Mobile and Party A and the proposal expected to be received from Party D, including their proposals with respect to purchase price, regulatory efforts standard and proposed asset perimeter, and the current status of discussions with Party A.
On February 12, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management, Clifford Chance and WBK were present for portions of the meeting. PJT Partners presented an overview of the financial aspects of the proposals received from T-Mobile, Party A and Party D, including with respect to purchase price and certain financing contingencies. PJT Partners also presented its preliminary and illustrative valuation of the Company’s wireless operating business. Cravath then discussed the key legal points arising from the transaction document markups submitted by the potential counterparties, including with respect to regulatory provisions. The Company’s management then joined the meeting and shared their perspectives on the three proposals. Following the departure of the Company’s management from the meeting, representatives of Clifford Chance and WBK provided a regulatory analysis of each bid with respect to obtaining regulatory approval from the DOJ and the FCC. The USCC Independent directors asked questions and engaged in discussion of the proposals received, their respective merits and strategic considerations. Also on February 12, 2024, the TDS Board held a meeting, at which it discussed the three proposals discussed during the earlier meeting of the USCC Independent Directors.
On February 13, 2024, the USCC Board held a meeting with representatives of the Company’s management, TDS, Citi, Centerview, Cravath, PJT Partners, WBK and Clifford Chance. Citi, Centerview and PJT Partners discussed the proposals and potential next steps with the USCC Board and addressed numerous questions from the USCC Board. Representatives of Clifford Chance and WBK provided a regulatory analysis in line with the analysis discussed at the prior day’s meeting of the USCC Independent Directors, and engaged in discussion with the USCC Board of the risks and advocacy approaches that could be taken if the Company should determine to proceed with a Potential Strategic Transaction in connection with any of the three proposals. A representative of the Company discussed with the USCC Board the methodology for updating the Company’s strategic long-range forecasts to include a 2029 forecast and terminal year projection which had been previously been approved by the USCC Independent Directors on February 2, 2024, and addressed questions from the USCC Board. Representatives from PJT Partners reviewed the methodology and conclusions from their preliminary valuation analysis of the Company’s wireless operating business and responded to questions from the USCC Board.
On February 14, 2024, the TDS Board held a special meeting, at which representatives of the Company’s management, TDS’ management, Sidley, Citi and Centerview were present. An update was provided regarding recent meetings of the USCC Board and the USCC Independent Directors, at which both groups had indicated support for the current process and expected timeline. The TDS Board also discussed various topics related to the ongoing process, including valuation, operational complexities and regulatory risks, and indicated its support for the current process and expected timeline.
On February 15, 2024, as directed by TDS, Citi and Centerview met with representatives of T-Mobile to discuss T-Mobile’s proposal and provide feedback from TDS and the Company on T-Mobile’s proposed purchase price, the put-call option on 600 MHz spectrum, certain MLA terms and other operational aspects.

On February 16, 2024, as directed by TDS, Citi and Centerview met with Party D to discuss Party D’s revised proposal and provide feedback from TDS and the Company, including a request for more clarity regarding the MLA and tax structuring and emphasizing that the Company was focused on a transaction for the Wireless Operations and not a tower combination (which had been indicated as an alternative in Party D’s February 2024 proposal). Also on February 16, 2024, as directed by TDS, Citi and Centerview met with representatives of Party A’s financial advisor to discuss Party A’s proposal and provide feedback from TDS and the Company, including that Party A would need to reconsider its spectrum value and the parties would need to engage on the alternative structure.
Also on February 16, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath and PJT Partners shared updates on recent discussions with T-Mobile, in which the Company working group had made certain proposals to T-Mobile including on purchase price, regulatory matters, employees and terms of the MLA. Representatives of PJT Partners also provided the USCC Independent Directors with an update on recent discussions, including (i) the approach of keeping Party A engaged in the sale process while conveying to Party A that its proposal was behind on value elements, development and detail and (ii) the challenges in keeping Party D engaged in the sale process without agreeing to Party D’s request for exclusivity.
On February 23, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath and PJT Partners shared updates regarding discussions with T-Mobile, including on regulatory matters, and efforts to keep Party A and Party D engaged in the process while furthering discussions with T-Mobile. The USCC Independent Directors asked questions of representatives of Cravath and PJT Partners and engaged in discussion.
On February 24, 2024, Party D submitted a revised draft of the MLA and communicated a deadline of March 8, 2024 after which it would cease pursuing a transaction with the Company, and reiterated its request for an exclusivity period in order to continue working on a potential transaction with the Company.
On February 27, 2024, Party A’s financial advisor requested feedback from Mr. Therivel on Party A’s proposal and inquired whether the Company would be making a counterproposal to Party A, to which he responded that he would convey the inquiry back to TDS and the USCC Independent Directors.
On March 1, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners during which negotiations with T-Mobile with respect to the transaction agreements were discussed. Representatives of the Company’s management joined a portion of the meeting to discuss their perspectives on the proposals, including (i) that there had not been further engagement with Party D given its request for exclusivity and expense reimbursement in order to progress discussions on a potential transaction, (ii) the recent interactions with Party A with respect to its proposal for an alternative transaction structure and (iii) noting the key outstanding points to be discussed with T-Mobile.
Later on March 1, 2024, the TDS Board held a special meeting. Representatives of the Company’s management, TDS’ management, Sidley, Citi and Centerview were present at the meeting. Representatives of TDS and the Company’s management noted that discussions with T-Mobile were progressing well, and that a tentative agreement on material terms with T-Mobile was possible in the coming days. The TDS Board also reviewed changes to key economic terms of T-Mobile’s proposal since the TDS Board meeting held on February 14, 2024.
On March 4, 2024, Mr. LeRoy T. Carlson, Jr. and Mr. Walter C. D. Carlson, as well as Mr. Harczak on behalf of the USCC Independent Directors met with T-Mobile management to discuss the current status of the negotiations regarding T-Mobile’s proposal and the path to proceeding expeditiously to signing definitive transaction agreements.
On March 8, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners during which the status of ongoing negotiations with T-Mobile were discussed. Mr. Harczak noted that he had attended the meeting with Mr. LeRoy T. Carlson, Jr., Mr. Walter C. D. Carlson and representatives of T-Mobile on March 4, 2024 and provided a summary of the meeting.
Later on March 8, 2024, Party D communicated that it was willing to continue to explore potential transactions through March 15, 2024. Party D was informed that Party D’s feedback would be relayed to TDS and the Company.

Throughout the period from March 10, 2024 to May 24, 2024, representatives of Sidley, Cravath, and WBK, on behalf of TDS and the USCC Independent Directors, and Cleary and the other legal advisors of T-Mobile, held several meetings to discuss the Agreement and other transaction documents and continued to exchange drafts of such documents.
On March 12, 2024, the USCC Board held a meeting with representatives of the Company’s management, TDS, Citi, Centerview, Cravath, PJT Partners, WBK and Clifford Chance present. Citi and Centerview provided an update on the status of the review of Potential Strategic Transactions, including with respect to the key economic terms and status of the latest proposals from T-Mobile, Party A and Party D, along with a comparison of such bids and potential next steps. Citi and Centerview addressed questions from the USCC Board with respect to the proposals and representatives from PJT Partners reported that they were aligned with the conclusions discussed. Ms. Welton led a discussion of the potential risk profiles of each of the proposals, including the potential regulatory, legal and operational risks. Representatives of WBK and Clifford Chance provided additional perspectives on such regulatory risk profiles, and together with Ms. Welton, addressed numerous questions from the USCC Board. Additionally, representatives of the Company’s management discussed with the USCC Board the range of potential alternative actions the USCC Board could consider if a determination were made by the USCC Board to not proceed with any one of the proposals, including the potential business and operational impacts on the Company going forward. A representative of TDS provided an overview of the spectrum the Company would retain based on the current proposal from T-Mobile and Citi and Centerview outlined a potential approach for monetizing any such retained spectrum if the Company proceeded with T-Mobile’s proposal. Following extensive discussion, including of the potential risks and benefits of each of the proposals from T-Mobile, Party A and Party D, the USCC Board unanimously agreed to prioritize exploring a transaction on the basis of T-Mobile’s proposal based on a number of factors, including (i) the total implied value to the Company’s shareholders of T-Mobile’s proposal, (ii) the relative value of potential tower commitments that could be obtained from each of T-Mobile, Party A and Party D, (iii) the potential regulatory risk profile of each of the proposals, including preliminary analysis demonstrating the potential benefits to the Company’s subscribers from lower prices and improved quality of services and (iv) the proposed methods of addressing regulatory and other risks from each of the proposals. The USCC Board also determined to continue limited engagement with Party A and Party D in the event that negotiations with T-Mobile did not lead to a successful signing of a Potential Strategic Transaction.
On March 22, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath and PJT Partners shared an update as to the status of ongoing negotiations on transaction documents with T-Mobile and key outstanding items as well as certain considerations for the potential public announcement of any transaction with T-Mobile, and the USCC Independent Directors engaged in discussion with representatives of Cravath and PJT Partners.
On March 28, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath and PJT Partners shared an update as to the status of negotiations with T-Mobile.
On April 5, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath and PJT Partners shared an update as to the status of negotiations with T-Mobile, noting key open items with respect to the transaction agreements.
On April 12, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of the Company’s management were present for the first portion of the meeting. Mr. Therivel shared his perspective on negotiations with T-Mobile, noting key open items. Representatives of Cravath discussed the plan to conduct a stock repurchase, consistent with past practice, following the announcement of the transaction, in order to preserve tax consolidation of TDS and the Company, among other purposes. The USCC Independent Directors asked questions and engaged in discussion with respect to the proposed stock repurchase.
On April 19, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath shared an update on the status of negotiations with T-Mobile, noting that representatives of the Company, TDS and its legal advisors held a meeting with representatives of T-Mobile and its legal advisors on April 17, 2024 to discuss the transaction documents. Representatives of

PJT Partners provided an update on the planned stock repurchase. The USCC Independent Directors discussed potential benefits and costs of preserving tax consolidation of TDS and the Company. Mr. Josefowicz also provided an update on discussions of certain retention tools for certain members of the Company with respect to the transaction.
Throughout the period covered by this section entitled “— Background of the Transactions”, the TDS Board held several meetings in addition to those described here, at which it discussed the status of the sale process, including discussions regarding the negotiations with each potential counterparty, among other items.
On April 26, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath and PJT Partners shared a process update, noting that the Company had received from T-Mobile a markup of the Securities Purchase Agreement and that the working group was engaged in active discussions with T-Mobile. The USCC Independent Directors also continued their discussion of the planned stock repurchase, and following discussion, concluded that they would be supportive of conducting a stock repurchase following the signing and announcement of the Transactions on the terms discussed with Cravath and PJT Partners. In addition, representatives of Cravath also shared that Cravath and PJT Partners had been informed the prior day of Citi’s role as financial advisor to T-Mobile in connection with an unrelated fiber joint venture that was recently announced, which role vis-à-vis a potential counterparty previously had been disclosed to the TDS Board in connection with Citi’s engagement. The USCC Independent Directors discussed the disclosure and the ongoing negotiations with T-Mobile, noting the extensive and direct involvement of their own legal and financial advisors in those negotiations during the preceding several months.
On April 29 and 30, 2024, Company and TDS management, along with representatives of Sidley, Cravath, Citi and Centerview, held in-person meetings with representatives of T-Mobile in Bellevue, WA, with representatives of PJT Partners joining by video conference, to discuss open items with respect to the potential sale of the Wireless Operations to T-Mobile, including regulatory strategy, closing timing, working capital adjustments, MLA terms and transition services.
On May 3, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath and PJT Partners shared an update as to the status of negotiations with T-Mobile. Representatives of PJT Partners noted that, in order to reflect the Company’s financial results and performance for the recently completed first quarter of 2024 and certain other developments in the business to date, the Company’s management team was in the process of revising the forward-looking strategic financial projections for the Company’s wireless operating business for fiscal years 2024 to 2029, which the USCC Independent Directors had previously reviewed and approved on February 2, 2024. Subsequently, on May 7, 2024, the Company’s management provided the USCC Independent Directors with the revised forward-looking strategic financial projections for fiscal years 2024 through 2029 for the Company’s wireless operating business.
On May 7, 2024, PJT Partners provided the USCC Independent Directors with a supplemental relationship disclosure letter with respect to PJT Partners’ relationships with the Company, TDS and T-Mobile and its affiliates.
On May 8, 2024, the TDS Board held a meeting. At the meeting, representatives of Sidley presented a high-level summary of the key terms of the current drafts of the transaction agreements under negotiation with T-Mobile. Citi and Centerview provided an update on the process and key economic terms of T-Mobile’s latest proposal.
On May 10, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath provided an update as to the status of negotiations with T-Mobile and key terms under discussion. Representatives of PJT Partners reviewed with the USCC Independent Directors the updates to the Company’s management team’s forward-looking strategic financial projections for the Company’s wireless operating business for fiscal years 2024 to 2029 (the “Wireless Business Long-Term Projections,” as defined in the section entitled “Certain Company Financial Forecasts”), which had been revised in order to reflect the Company’s performance for the recently completed first quarter of 2024 and certain other developments in the business to date, including lower 2024 capital expenditures budget and reduced net working capital for 2025. Following discussion, the USCC Independent Directors approved the Wireless Business Long-Term Projections for PJT Partners’ use in connection with its financial analyses of the potential sale of the Wireless Operations and directed PJT Partners to use such Wireless Business Long-Term Projections in connection with its financial analyses and opinion. Representatives of the Company’s management then joined the meeting to provide the USCC Independent Directors with an update on the current status of negotiations with T-Mobile.
On May 17, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath and PJT Partners provided an update as to the status of negotiations with T-Mobile and key outstanding points.
On May 20, 2024, the USCC Independent Directors held a meeting with representatives of Cravath and PJT Partners. Representatives of Cravath and PJT Partners shared (i) an update as to the status of negotiations with T-Mobile, including key outstanding points, (ii) PJT Partners’ preliminary and illustrative valuation analysis relating to the potential sale of the Wireless Operations to T-Mobile, (iii) the key terms of the current drafts of the transaction documents for the sale of the Wireless Operations to T-Mobile and (iv) an overview of the potential communications plan for a potential announcement. Representatives of Cravath discussed with the USCC Independent Directors a proposed amendment to the Company’s bylaws to include an exclusive forum provision designating Delaware courts as the exclusive forum for particular types of shareholder and corporate litigation.
Also on May 20, 2024, the TDS Board held a meeting. At the meeting, Citi, Centerview and Sidley provided an update on the status of negotiations with T-Mobile. the Company’s management then discussed with the TDS Board the communications plan regarding a potential agreement with T-Mobile. Representatives of Clifford Chance and WBK presented regarding regulatory considerations in the negotiations with T-Mobile and Citi also discussed certain financial matters regarding the Wireless Operations.
From May 21, 2024 to May 23, 2024, representatives of the Company, TDS and their legal advisors held several meetings with representatives of T-Mobile and its legal advisors to continue negotiations of the transaction documents.
On May 21, 2024, the USCC Board held a meeting with representatives of the Company’s management, TDS’ management, Citi, Centerview, Cravath, PJT Partners, WBK and Clifford Chance present. At the meeting, Citi and Centerview provided an update regarding the negotiations with T-Mobile and indicated that the parties were in the final stages of negotiations. Clifford Chance and WBK also presented on the regulatory considerations associated with the potential sale of the Wireless Operations to T-Mobile.
On May 22, 2024, the TDS Board held a meeting. At the meeting, Citi, Centerview and Sidley provided an update regarding the ongoing negotiations with T-Mobile, indicating that the parties were nearing an agreement.
From May 22, 2024 through the signing on May 24, 2024, the Company, TDS and T-Mobile, along with their respective legal and financial advisors, continued to negotiate the terms of the Securities Purchase Agreement and the other transaction documents.
On May 24, 2024, the USCC Independent Directors held a meeting attended by representatives of Cravath and PJT Partners. At the request of the USCC Independent Directors, the representatives of PJT Partners reviewed PJT Partners’ financial analyses in connection with the proposed Transactions. At the request of the USCC Independent Directors, representatives of PJT Partners then rendered PJT Partners’ oral opinion to the USCC Independent Directors (which was subsequently confirmed in writing) that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the consideration to be received by the Company pursuant to the Agreement was fair to the Company from a financial point of view. The full text of PJT Partners’ written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion, is attached as Annex B. Representatives of Cravath then delivered an overview of the key terms of the current drafts of the Securities Purchase Agreement and other transaction documents which were in substantially final form. Representatives of Cravath also discussed with the USCC Independent Directors legal considerations associated with adopting an exclusive forum bylaw provision. Following a short recess, representatives of Cravath shared that they had received a markup of the Securities Purchase Agreement from Cleary, and that Cravath and Sidley had reviewed and determined that the Securities Purchase Agreement was in substantially final form. The USCC Independent Directors then unanimously approved resolutions recommending to the USCC Board the execution of the Securities Purchase Agreement and the entry into the transactions contemplated therein and the adoption of an exclusive forum bylaw provision.
Later on May 24, 2024, the USCC Board held a meeting with representatives of the Company’s management, TDS, Citi, Centerview, Cravath and PJT Partners. Representatives of the Company’s management informed the USCC Board that all open items with respect to the sale of the Wireless Operations to T-Mobile were resolved, and the deal team was awaiting the proposed final version of the Securities Purchase Agreement from Cleary. The USCC Board was informed that (i) the TDS Board had met earlier and authorized TDS management to sign the Securities Purchase Agreement on behalf of TDS once it was available in final form and had been approved by the USCC Independent Directors and USCC Board and (ii) PJT Partners had delivered its oral fairness opinion to the USCC Independent Directors and would deliver its written opinion upon execution of the Securities Purchase Agreement. The Company’s management then reviewed draft resolutions provided to the USCC Board (i) approving the transaction with T-Mobile, (ii) authorizing the Company’s management to execute the Securities Purchase Agreement with T-Mobile with any immaterial changes deemed necessary and (iii) adopting an exclusive forum bylaw provision. After discussion, the USCC Board approved the adoption of an exclusive forum bylaw provision. Following a short recess, representatives of Cravath shared that they had received a markup of the Securities Purchase Agreement from Cleary, and that Cravath had reviewed that Agreement and determined it was in substantially final form. The USCC Board, acting on the recommendation of the USCC Independent Directors, unanimously approved the resolutions authorizing the execution of the Securities Purchase Agreement and the entry into the transactions contemplated therein.
On May 24, 2024, each of the Company, TDS, T-Mobile and USCC Wireless executed the Securities Purchase Agreement. Following such execution, on May 25, 2024, TDS delivered the Written Consent.
On May 28, 2024, prior to the opening of trading on the New York Stock Exchange, the Company, TDS and T-Mobile each publicly announced the proposed transaction.
Reasons for the Transactions; Recommendation of the USCC Independent Directors
On August 2, 2023, at a meeting of the USCC Board, the USCC Board unanimously resolved to empower the USCC Independent Directors to conduct a review of Potential Strategic Transactions for the Company and to make a recommendation to the USCC Board as to which strategic alternatives, if any, to pursue and engage in. The USCC Board determined that the legal and financial advisors to TDS would take the primary role in soliciting and engaging with potential counterparties while keeping the legal and financial advisors to the USCC Independent Directors fully informed and engaged, but that the USCC Board would not approve the entry into a Potential Strategic Transaction without the prior favorable recommendation of the USCC Independent Directors. From August 2, 2023 to May 24, 2024, the USCC Independent Directors held regular meetings to discuss the review of Potential Strategic Transactions, as described in further detail in the section entitled “— Background of the Transactions.”
On May 24, 2024, at a meeting of the USCC Independent Directors, the USCC Independent Directors, acting with the advice and assistance of its own independent and legal and financial advisors, considered and evaluated the Agreement, and the other agreements contemplated by the Agreement (collectively, the “Transaction Documents”), and the Transactions and unanimously: (a) determined that the entry into the Agreement and the consummation of the Transactions are advisable and in the best interests of the Company and its stockholders, (b) directed that the Agreement be submitted to the USCC Board for approval and (c) recommended to the USCC Board that it approve and adopt the Agreement, approve the Transactions and recommend the approval of the Transactions to the stockholders of the Company.
On May 24, 2024, at a meeting of the USCC Board, acting upon the unanimous recommendation of the USCC Independent Directors, the USCC Board unanimously: (a) approved, adopted and declared advisable the Transaction Documents and the consummation by the Company and its affiliates of the Transactions, (b) approved the execution, delivery and performance of the Transaction Documents and the Transactions, (c) determined that the Transaction Documents and the Transactions are advisable and in the best interests of, the Company and its stockholders, (d) upon the terms and subject to the conditions of the Transaction Documents, recommended the approval of the Agreement and the Transactions to the stockholders of the Company and (e) directed that the Agreement and the Transactions be submitted to the stockholders of the Company entitled to vote for its approval, which may be by written consent of the requisite stockholders (or stockholder) in lieu of a meeting in accordance with Section 228 of the DGCL and Section 1.11 of the Bylaws of the Company. For more information, please see the section entitled “— Background of the Transactions” beginning on page 38.
In arriving at their determinations and recommendations, the USCC Independent Directors considered and discussed a significant amount of information and consulted with its independent legal and financial advisors and the Company’s senior management team. The following are some of the significant factors that supported USCC Independent Directors’ recommendation that the USCC Board approve, adopt and declare advisable the Agreement and the Transactions (which are presented below in no particular order and which were neither ranked nor weighted in any manner by the USCC Independent Directors and are not exhaustive):
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the USCC Independent Directors’ belief, after taking into consideration the factors described in this Information Statement and other factors, including the review of such factors with their advisors and Company management, that overall long-term stockholder value is more likely to be increased by effecting the Transactions than it would if the Company retained the Wireless Operations;

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the USCC Independent Directors’ belief that the Transactions are more favorable to the Company’s stockholders compared to the potential value that might result from the other strategic alternatives that might be reasonably available to the Company;

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the Company’s future prospects if the Company did not enter into the Agreement, including the competitive landscape, the success and growth of cable wireless and MVNOs, the current macroeconomic environment, business, financial and execution risks, the Company’s relationships with customers, providers and suppliers and the potential negative impact of those factors on the Company’s results of operations and trading price of USCC Common Stock;

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the risks and uncertainties associated with the Company continuing to operate the Wireless Operations, including certain structural disadvantages, intense competition involving products, services, pricing, promotions and network speed and technologies that could adversely affect the Company’s revenues or increase its costs to compete;

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that the Company conducted a thorough and diligent review of a number of different Potential Strategic Transactions, followed by a broad outreach to potentially interested parties, including communicating with 17 potential counterparties regarding the potential sale of the Company’s wireless operating business, executing non-disclosure agreements with 13 of these potential counterparties and receiving indications of interest from five of these potential counterparties, and the belief of the USCC Independent Directors that the Agreement and the Transactions provided the most attractive terms from among the indications of interest received from potentially interested parties;

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the financial presentation of PJT Partners and its oral opinion rendered to the USCC Independent Directors on May 24, 2024, subsequently confirmed in its written opinion dated May 24, 2024, that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated therein), the Consideration (as defined in the opinion) to be received by the Company pursuant to the Agreement was fair to the Company from a financial point of view, as more fully described in the section entitled “— Opinion of Financial Advisor to the USCC Independent Directors” beginning on page 60;

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T-Mobile’s business reputation, experience and capabilities, including its experience with mergers, acquisitions, and other similar transactions outside the ordinary course of business and its track record of successfully closing such transactions;

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the belief of the USCC Independent Directors that the Base Purchase Price was the highest price that could reasonably be obtained from T-Mobile, that the terms set forth in the Agreement were the most favorable terms T-Mobile was willing to agree to and that further negotiations would create a risk of causing T-Mobile to abandon the transaction altogether or materially delay the entry into a definitive agreement for the transaction;

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the ability for the Company to potentially monetize the spectrum retained in the Transactions, as well as the retained towers business or its minority partnership interests, in potential future sale transactions;

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the terms of the Agreement, including the expectation that TDS, which beneficially owned 96% of the total voting power of the Company as of May 24, 2024, was supportive of the Transactions and would deliver the requisite stockholder vote shortly following signing of the Agreement;

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the USCC Independent Directors’ assessment of the likelihood that the Transactions would ultimately be completed following regulatory review based on, among other factors and after consulting with outside regulatory counsel, the timeline to obtain required regulatory approvals and satisfy the other conditions to closing and the commitments received from T-Mobile with respect to obtaining regulatory approvals;

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the procedural safeguards and processes implemented to enable the USCC Independent Directors to determine the fairness of the Agreement and the Transactions to the Company stockholders (other than TDS), including, but not limited to:

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the independence of the USCC Independent Directors, both from TDS and from Company management, and that the USCC Independent Directors are not receiving any compensation that is contingent on, or related to, their approval of any transaction, the Agreement or the Transactions;

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the authority granted to the USCC Independent Directors by the USCC Board to, among other things, review and evaluate Potential Strategic Transactions, and the fact that the USCC Board committed not to proceed with approving any Potential Strategic Transactions without a favorable recommendation from the USCC Independent Directors;

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that the Transactions are structured as a sale of assets by the Company in exchange for a cash payment by T-Mobile to the Company or the assumption of debt, with the treatment of any net proceeds of the sale of the Wireless Operations to be determined by the USCC Board;

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that the USCC Board had authorized the USCC Independent Directors, in the sole discretion of the USCC Independent Directors, to retain advisors to assist the USCC Independent Directors in connection with the Potential Strategic Transactions, and that, as so authorized, the USCC Independent Directors retained and received the financial and legal advice of (i) PJT Partners as their own independent financial advisor and (ii) Cravath as their own independent legal advisor;

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the confidential deliberations of the USCC Independent Directors; and

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that the financial and other terms and conditions of the Agreement and the Transactions were the product of extensive arm’s-length negotiations over the course of several months among the Company’s management, Cravath and PJT Partners, as representatives of the USCC Independent Directors, TDS and its legal and financial advisors, and T-Mobile and its representatives, as described under the section entitled “— Background of the Transactions”;

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the frequency and extent of the USCC Independent Directors’ deliberations, including their regular meetings with their legal and financial advisors, and their access to the Company’s management and their advisors in connection with the USCC Independent Directors’ consideration and evaluation of the Agreement and the Transactions;

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the USCC Independent Directors’ determination that the potential benefits that they anticipate the Company stockholders could realize as a result of the Transactions outweigh the uncertainties, risks and potentially negative factors relevant to the Transactions considered by the USCC Independent Directors (as described below); and

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the terms and conditions of the Securities Purchase Agreement, as discussed in more detail in the section entitled “The Securities Purchase Agreement.”

The beliefs and expectations noted in the above list are based in part on the following factors that the USCC Independent Directors considered (which are presented below in no particular order and which were neither ranked nor weighted in any manner by the USCC Independent Directors and are not exhaustive):
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the USCC Independent Directors’ knowledge and understanding of the Company’s industry, business, operations, assets and liabilities, financial condition, earnings, strategy and future prospects (including the risks involved in achieving such prospects), as well as the Company’s historical and projected financial performance;

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the publicly available financial and stock market data of certain other publicly traded companies in the wireless telecommunications services industry that the USCC Independent Directors, in consultation with the USCC Independent Directors’ independent legal and financial advisors, considered to be comparable to the Company;

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the USCC Independent Directors’ determination that, after taking into consideration the above and other factors, stockholder value is more likely to be increased by effecting the Transactions than if the Company pursued other alternatives, including retaining and continuing to operate the Wireless Operations; and

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the USCC Independent Directors’ belief in the likelihood that the Transactions would be completed based on, among other things, the conditions to closing and the assessment of the USCC Independent Directors, after consulting with outside counsel, of the likelihood of obtaining all required regulatory approvals, and of the termination and remedy provisions under the Agreement in the event that the Transactions are not completed given the failure to obtain required regulatory approvals or otherwise.

The USCC Independent Directors weighed these potentially positive factors against a number of uncertainties, risks and potentially negative factors relevant to the Transactions, including, among others, the following (which are presented below in no particular order and which were neither ranked nor weighted in any manner by the USCC Independent Directors and are not exhaustive):
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the risk that, while the Transactions are expected to be completed, there can be no guarantee that all conditions to the parties’ obligations to consummate the Transactions will be satisfied, and, as a result, it is possible that the Transactions may not be completed;

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the risk and costs to the Company if the Transactions are not completed, including the diversion of management and employee focus and resources and potential disruption to the Company’s customer and distributor relationships, and the risk that announcing the Transactions or the failure to consummate the Transactions could lead to negative effects on the business, financial results and stock price of the Company, or to negative perceptions of the Company among investors, customers, employees and other stakeholders;

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the adverse impact that business uncertainty prior to the Closing could have on the ability of the Company to attract, retain and motivate key personnel, retain customers and maintain business relationships;

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the potential challenges in implementing alternative potential strategic transactions in the future if the Transactions failed to be completed, and in particular the challenge that could arise in this regard after an extended period in which the parties continued to pursue satisfaction of the conditions to the parties’ obligations to consummate the Transactions;

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the risk of litigation in respect of the Agreement or the Transactions;

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the restrictions in the Agreement on the conduct of the Company’s business during the period between execution of the Agreement and completion of the Transactions;

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the fact that, subject to the terms and conditions of the Agreement, prior to the earlier of the Closing and the termination of the Agreement, TDS and the Company are generally restricted from initiating, soliciting, knowingly encouraging or knowingly facilitating the making of certain acquisition proposals with respect to the Acquired Companies to be acquired by T-Mobile or involving the assets of the Wireless Operations;
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the fact that, pursuant to the terms of the Agreement, the consideration payable to the Company would be reduced by up to $100,000,000 if the Company fails to meet certain performance targets based on revenue, profitability and subscribers;

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the fact that the Transactions will generally be taxable to the Company for U.S. federal income tax purposes;

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the fact that a terminated sale of the Wireless Operations could delay a future sale to a third party or another strategic transaction;

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the interests of the Company’s executive officers and employees with respect to the Transactions that are or may be in addition to, or different from, their interests as the Company’s stockholders;

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the risk that the Company may incur significant expenses in connection with the Transactions; and

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the risks of the type and nature described in the section entitled “Special Note Regarding Forward-Looking Statements.”

The USCC Independent Directors concluded that the uncertainties, risks and potentially negative factors relevant to the Transactions were outweighed by the potential benefits that it expected the Company and its stockholders would achieve as a result of the Transactions.
Stockholders of the Company should be aware that certain of the Company’s executive officers have interests in the Transaction that may be different from, or in addition to, the interests of stockholders of the Company generally. For a further discussion of these interests, please see the section entitled “Interests of Affiliates in the Transactions” beginning on page 96.
This discussion of the information and factors considered by the USCC Independent Directors includes the principal positive and negative factors considered by the USCC Independent Directors, but is not intended to be exhaustive and may not include all of the factors considered. In view of the wide variety of factors considered in connection with its evaluation of the Agreement and the Transactions and the complexity of these matters, the USCC Independent Directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that the USCC Independent Directors considered in reaching its determinations to approve the Agreement, and the Transactions, and to make its recommendations to the USCC Board (and, in turn, the USCC Board’s recommendation to the USCC stockholders). Rather, the USCC Independent Directors viewed their decision to recommend the transaction as being based on the totality of the information presented to them and the factors they considered. In addition, the individuals comprising the USCC Independent Directors may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the USCC Independent Directors and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 37.
Opinion of Financial Advisor to the USCC Independent Directors
Opinion of PJT Partners
PJT Partners was retained by the USCC Independent Directors on August 2, 2023 to act as their financial advisor in connection with assessing Potential Strategic Transactions and, upon the USCC Independent Directors’ request, to render a fairness opinion to the USCC Independent Directors in connection with any resulting transaction. The USCC Independent Directors selected PJT Partners to act as their financial advisor based on PJT Partners’ qualifications, expertise and reputation, its knowledge of Company’s industry and its knowledge and understanding of the business and affairs of the Company. At a meeting of the USCC Independent Directors held on May 24, 2024, PJT Partners rendered its oral opinion, subsequently confirmed in its written opinion dated May 24, 2024, to the USCC Independent Directors that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the Transaction Consideration to be received by the Company pursuant to the Agreement was fair to the Company from a financial point of view.
The full text of PJT Partners’ written opinion delivered to the USCC Independent Directors, dated May 24, 2024, is attached as Annex B and incorporated into this Information Statement by reference in its entirety. PJT Partners’ written opinion has been provided by PJT Partners at the request of the USCC Independent Directors and is subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by PJT Partners in connection with the opinion (which are stated therein). You are encouraged to read the opinion carefully in its entirety. PJT Partners provided its opinion to the USCC Independent Directors, in their capacity as such, in connection with and for purposes of their evaluation of the Transactions only, and PJT Partners’ opinion does not constitute a recommendation as to any action the USCC Independent Directors or the USCC Board should take with respect to the Transactions or how any stockholder of the Company or TDS should vote or act with respect to the Transactions or any other matter. The following is a summary of PJT Partners’ opinion and the methodology that PJT Partners used to render its opinion. The summary of PJT Partners’ opinion contained in this Information Statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.
In arriving at its opinion, PJT Partners, among other things:
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reviewed certain publicly available information concerning the businesses, financial conditions and operations of the Company and the Wireless Operations;

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reviewed certain internal information concerning the businesses, financial conditions and operations of the Company and the Wireless Operations prepared and furnished to PJT Partners by the management of the Company;

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reviewed certain internal financial analyses, estimates and forecasts of the Company, including projections for the Wireless Operations for fiscal years 2024 through 2028, and an extrapolation of such projections for the fiscal year 2029, that were prepared by or at the direction of the management of the Company and approved for PJT Partners’ use by the USCC Independent Directors;

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held discussions with members of the Company’s management concerning, among other things, their evaluation of the Transactions and the Wireless Operations, the operating and regulatory environments in which the Wireless Operations operates, and the financial conditions, prospects and strategic objectives of the Company and the Wireless Operations;

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reviewed the historical market prices and trading activity for shares of the Company’s common stock;

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compared certain financial information for the Wireless Operations with similar publicly available financial data for certain other companies that PJT Partners deemed to be relevant;

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compared stock market data for the Company with similar publicly available stock market data for certain other companies that PJT Partners deemed to be relevant;

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compared the proposed financial terms of the Transactions with publicly available financial terms of certain other business combination transactions that PJT Partners deemed to be relevant;

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reviewed a draft, dated May 23, 2024, of the Agreement; and

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performed such other financial studies, analyses and investigations, and considered such other matters, as PJT Partners deemed necessary or appropriate for purposes of rendering its opinion.

In preparing its opinion, with the consent of the USCC Independent Directors, PJT Partners relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by PJT Partners, without independent verification thereof. PJT Partners assumed, with the consent of the USCC Independent Directors, that the Wireless Operations Long-Term Projections, the assumptions underlying the Wireless Operations Long-Term Projections, and all other financial analyses, estimates and forecasts provided to PJT Partners by the Company’s management, were reasonably prepared in accordance with industry practice and represented Company management’s best then-currently-available estimates and judgments as to the business and operations and future financial performance of the

Wireless Operations. PJT Partners assumed no responsibility for and expressed no opinion as to the Wireless Operations Long-Term Projections, the assumptions upon which they were based or any other financial analyses, estimates and forecasts provided to PJT Partners by the management of the Company. PJT Partners also assumed, with the consent of the USCC Independent Directors, that there were no material changes in the assets, financial conditions, results of operations, businesses or prospects of the Company or the Wireless Operations since the date of the last financial statements made available to PJT Partners. PJT Partners further relied, with the consent of the USCC Independent Directors, upon the assurances of the management of the Company that they were not aware of any facts that would make the information, representations and projections provided by them inaccurate, incomplete or misleading.
PJT Partners was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by it, nor was it furnished with any such verification, and it did not assume any responsibility or liability for the accuracy or completeness thereof. PJT Partners did not conduct a physical inspection of any of the properties or assets of the Company or the Wireless Operations. PJT Partners did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company, the Retained Business (as defined in the Agreement, and in respect of which PJT Partners expressed no opinion) or the Wireless Operations, nor did it evaluate the solvency of the Company or the Wireless Operations under any applicable laws.
PJT Partners also assumed, with the consent of the USCC Independent Directors, that the final executed form of the Agreement would not differ in any material respects from the draft reviewed by PJT Partners and that the consummation of the Transactions would be effected in accordance with the terms and conditions of the Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transactions, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on TDS, the Company or the Wireless Operations, or the contemplated benefits of the Transactions. PJT Partners also assumed that the representations and warranties made by the Company, TDS and the T-Mobile in the Agreement and the related agreements were and will be true and correct in all respects material to PJT Partners’ analysis, and that the adjustments to the Transaction Consideration as set forth in the Agreement, as to which PJT Partners expressed no opinion, would not result in any adjustment to the Transaction Consideration that was material to PJT Partners’ analysis. PJT Partners did not express any opinion as to any tax or other consequences that might result from the Transactions, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which PJT Partners understood that the Company obtained such advice as it deemed necessary from qualified professionals. PJT Partners is not a legal, tax or regulatory advisor and relied upon without independent verification the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters.
PJT Partners’ opinion did not address the relative merits of the Transactions as compared to any other business plan or opportunity that might be available to TDS or the Company or the effect of any other arrangement in which the Company might engage, nor did it address the underlying decision by TDS or the Company to engage in the Transactions. PJT Partners’ opinion was limited to the fairness as of the date of the opinion, from a financial point of view, to the Company of the Transaction Consideration to be received by the Company pursuant to the Agreement, and PJT Partners’ opinion did not address any other aspect or implication of the Transactions, the Agreement, or any other agreement or understanding entered into or to be entered into in connection with the Transactions or otherwise. PJT Partners further expressed no opinion or view as to the fairness of the Transactions to the holders of any class of securities, creditors or other constituencies of TDS or the Company or as to the underlying decision by TDS or the Company to engage in the Transactions. PJT Partners also expressed no opinion as to the fairness (financial or otherwise) of the amount or nature of the compensation to any of the Company’s or the Wireless Operations’ officers, directors or employees, or any class of such persons, relative to the Transaction Consideration to be received by the Company or otherwise.
PJT Partners’ opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to PJT Partners, as of the date of its opinion. PJT Partners assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. PJT Partners expressed no opinion as to the prices or trading ranges at which shares of the Company’s or TDS’ common stock would trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on TDS, the Company, the Wireless Operations or the Transactions, or as to the impact of the Transactions on the solvency or viability of TDS, the Company or the Wireless Operations to pay their respective obligations when they come due.
PJT Partners’ opinion was approved by a fairness committee of PJT Partners in accordance with established procedures. PJT Partners’ opinion was provided to the USCC Independent Directors, in their capacity as such, in connection with and for the purposes of their evaluation of the Transactions only and is not a recommendation as to any action the USCC Independent Directors or the USCC Board should take with respect to the Transactions or any aspect thereof. PJT Partners’ opinion does not constitute a recommendation to any stockholder of the Company or TDS as to how any such stockholder should vote or act with respect to the Transactions or any other matter.
Summary of Financial Analyses
In connection with rendering its opinion, PJT Partners performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, PJT Partners did not ascribe a specific range of values to the Wireless Operations but rather made its determination as to fairness, from a financial point of view, to the Company of the Transaction Consideration to be received by the Company pursuant to the Agreement on the basis of various financial and comparative analyses.
In arriving at its opinion, PJT Partners made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the Transactions. Accordingly, PJT Partners believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
The following is a summary of the material financial analyses used by PJT Partners in preparing its opinion to the USCC Independent Directors. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by PJT Partners, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, PJT Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company, TDS or any other parties to the Transactions. None of the Company, TDS, PJT Partners, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold. The financial analyses summarized below were based on the Wireless Operations Long-Term Projections and other financial information prepared and furnished to PJT Partners by or on behalf of the management of the Company, used at the direction of the USCC Independent Directors and approved for PJT Partners’ use by the USCC Independent Directors. The following summary does not purport to be a complete description of the financial analyses performed by PJT Partners. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed as of the close of trading on May 23, 2024 (which represented the last trading day prior to the date of PJT Partners’ opinion), and is not necessarily indicative of current or future market conditions.
Discounted Cash Flow Analysis
In order to estimate the present value of the Wireless Operations, PJT Partners performed a discounted cash flow analysis of the Wireless Operations. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows generated by the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
To calculate the estimated total enterprise value (“TEV”) of the Wireless Operations using a discounted cash flow method, PJT Partners added (a) the Wireless Operations’ projected unlevered free cash flows, adjusted for the impact of stock-based compensation (“SBC”), for the period March 31, 2024 through fiscal year end 2029E based on the Wireless Operations Long-Term Projections to (b) ranges of “terminal values” of the Wireless Operations as of December 31, 2029, and discounted such amounts to their present values using a range of selected discount rates. The unlevered free cash flows for the Wireless Operations were provided by the Company’s management as part of the Wireless Operations Long-Term Projections and consisted of Adjusted EBITDA (post-SBC), less unlevered cash taxes, capital expenditures and changes in net working capital.
The residual value of the Wireless Operations at the end of the projection period, or “terminal value,” was estimated by applying a perpetuity growth rate range of negative 10.00% to negative 6.00% to the 2029E unlevered free cash flow for the Wireless Operations (normalized for depreciation and amortization and net working capital), selected by PJT Partners in its professional judgment, which implied a terminal TEV / EBITDA (post-SBC) multiple range of 1.5x to 2.1x and a terminal TEV / EBITDA (post-SBC) multiple range less capital expenditures of 4.7x to 6.6x. The unlevered free cash flows and terminal values were then discounted to present value as of March 31, 2024, using a discount rate range of 8.0% to 9.0%, which was selected based on PJT Partners’ analysis of the weighted average cost of capital of the Wireless Operations, based on PJT Partners’ professional judgment.
The following summarizes the results of these calculations:
Implied TEV of the Wireless Operations
$693 million – $892 million
PJT Partners then compared this range of implied TEV for the Wireless Operations to (a) the Transaction Consideration to be received by the Company pursuant to the Agreement of $4.4 billion and (b) the Transaction Consideration with maximum potential performance adjustment to be received by the Company pursuant to the Agreement of $4.3 billion.
Other Information
PJT Partners also performed the following analyses, which were not considered relevant parts of its financial analyses in connection with rendering its opinion, but were referenced solely for informational purposes:
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Selected comparable company analysis.   PJT Partners reviewed and compared specific financial, operating and public trading data relating to the Wireless Operations with similar data for selected publicly-traded wireless telecommunications companies that PJT Partners deemed comparable to the Wireless Operations. PJT Partners reviewed this data and compared it to similar data for the Wireless Operations in order to assess the public trading values of these companies and to provide a range of relative implied TEV of the Wireless Operations on a standalone basis, in each case by reference to these companies. As part of its selected comparable company analysis, PJT Partners calculated and analysed certain ratios and multiples, including the TEV as a multiple of Adjusted EBITDA of each of the companies based on publicly available information. PJT Partners’ analysis indicated ranges of implied TEV for the Wireless Operations of $838 million to $1,024 million and $314 million to $388 million, based on 2024E EBITDA less capital expenditures and 2025E EBITDA less capital expenditures, respectively. PJT Partners selected the comparable companies used by PJT Partners in its analysis because PJT Partners believed their businesses and operating profiles are reasonably similar to that of the Wireless Operations. However, because of the inherent differences between the business, operations and prospects of the Wireless Operations and those of the selected comparable companies, PJT Partners believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, PJT Partners also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Wireless Operations and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of its quantitative analysis; and
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Selected precedent transactions analysis.   PJT Partners reviewed, to the extent publicly available, and analysed the valuation and financial metrics relating to certain selected transactions involving target companies in the wireless telecommunications sector, which PJT Partners in its professional judgement considered generally relevant for comparative purposes. For each precedent transaction, PJT Partners reviewed the TEV of the target company in the transaction as a multiple of unsynergized EBITDA of each of the target companies for the 12 months immediately prior to the announcement of such transaction (“LTM EBITDA”), based on publicly available information. PJT Partners’ analysis indicated ranges of implied TEV for the Wireless Operations of $3,179 million to $4,945 million and $3,141 million to $4,487 million, based on unsynergized LTM EBITDA as of March 31, 2024, and number of subscribers as of March 31, 2024, respectively. The reasons for and the circumstances surrounding each of the selected precedent transactions analysed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Wireless Operations and the companies included in the selected precedent transaction analysis. In addition, certain of the selected precedent transactions involved the purchase and sale of certain assets and businesses rather than transactions involving whole companies, and the selected precedent transactions occurred during periods in which financial, economic and market conditions were different from those in existence as of the date of PJT Partners’ opinion. Accordingly, PJT Partners believed that a purely quantitative selected precedent transaction analysis would not be meaningful in the context of considering the Transactions. PJT Partners therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Transactions that would affect the acquisition equity values of the selected target companies and the Wireless Operations.

In addition, PJT Partners also noted the book value of all spectrum of $4,687 million compared to the book value of the spectrum being acquired by T-Mobile of $1,315 million and observed that this enabled the Wireless Operations to retain for potential subsequent sale spectrum with a book value of approximately $3.3 billion providing potential meaningful incremental value. These book values were as of March 31, 2024, were not considered a relevant part of PJT Partners’ financial analyses in connection with rendering its opinion, and were referenced solely for informational purposes.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying PJT Partners’ opinion. In arriving at its fairness determination, PJT Partners considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, PJT Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. As stated above, the selected comparable company analysis and selected precedent transactions analysis were not considered relevant parts of PJT Partners’ financial analyses in connection with rendering its opinion, but were referenced solely for informational purposes. Additionally, no company or transaction used in the selected comparable company analysis or the selected precedent transactions analysis as a comparison is directly comparable to the Wireless Operations or the contemplated Transactions. The terms of the Agreement, including the Transaction Consideration, were determined through arm’s-length negotiations between the Company, TDS and T-Mobile, rather than PJT Partners, and the decision to enter into the Agreement was solely that of the Company, TDS and T-Mobile.
PJT Partners prepared these analyses for purposes of providing its opinion to the USCC Independent Directors as to the fairness from a financial point of view, as of the date of the written opinion of PJT Partners, of the Transaction Consideration to be received by the Company pursuant to the Agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses.

Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, TDS, T-Mobile, PJT Partners or any other person assumes responsibility if future results are materially different from those forecasts.
PJT Partners is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The USCC Independent Directors selected PJT Partners because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally and in the wireless telecommunications industry specifically.
PJT Partners is acting as financial advisor to the USCC Independent Directors in connection with the Transactions. As compensation for its services in connection with the Transactions, PJT Partners is entitled to receive from the Company (i) a retainer fee of $350,000 per month, which first became payable upon execution of the engagement letter between PJT Partners and the USCC Independent Directors and will continue to be payable until the earlier of (A) consummation of the Transactions or (B) any termination of the engagement letter between PJT Partners and the USCC Independent Directors (the “Retainer Fee”), (ii) an additional fairness opinion fee of $5 million, which became payable upon the delivery of PJT Partners’ opinion to the USCC Independent Directors, and (iii) an additional transaction fee of $7.5 million, which will become payable upon the Closing of the Transactions and will be offset by any amount of the Retainer Fee in excess of $3 million. Upon the Closing of the Transactions, PJT Partners is also entitled to receive an additional transaction fee of approximately $5 million, payable upon the Closing of the Transactions, as well as a discretionary fee in an amount of up to $2.5 million payable in the sole and absolute discretion of the USCC Independent Directors, which, if payable, will be payable upon the Closing of the Transactions. The Company has agreed to reimburse PJT Partners for out-of-pocket expenses and to indemnify PJT Partners for certain liabilities arising out of the performance of such services (including the rendering of PJT Partners’ opinion).
In the ordinary course of PJT Partners and its affiliates’ businesses, PJT Partners and its affiliates provide investment banking and other financial services to T-Mobile and its affiliates and may receive compensation for the rendering of these services. However, during the two years preceding the date of its opinion, PJT Partners and its affiliates have not received any compensation from T-Mobile or any of its affiliates.
Certain Company Financial Forecasts
The Company does not generally publish detailed strategic plans or long-term projections as to future performance, revenue or earnings, other than providing, from time to time, estimates of certain expected financial results for the current year in its regular annual and quarterly earnings press releases and other investor materials.
The Company is especially wary of making financial forecasts or projections for extended earnings periods given the unpredictability of the underlying assumptions and estimates. However, in each year, the Company’s management generally prepares annual budgets and quarterly forecasts as well as certain non-public, unaudited internal strategic long-range forecasts for the Company’s business as a whole, which are used by the Company’s management in connection with the management and operation of the Company’s business (“Strategic Long-Range Forecasts”). Such Strategic Long-Range Forecasts are generally prepared annually, however, in certain circumstances, may be updated more frequently.
For the purposes of T-Mobile’s and the other potentially interested parties’ due diligence review of the Wireless Operations beginning in November 2023, the Company’s management prepared certain non-public, unaudited, forward-looking standalone financial projections for the Company’s wireless operating business with respect to fiscal years 2023 and 2024, which were created primarily based on expectations from the Company’s Strategic Long-Range Forecasts as of 2023 (the “Sales Process Projections”).
In connection with its evaluation and potential approval of the Transactions, the Company’s management also prepared certain non-public, unaudited forward-looking strategic financial projections for fiscal years 2024 through 2029 for the Company’s wireless operating business, which were created based on the Company’s Strategic Long-Range Forecasts as of 2024 (including extrapolations therefrom) and included the Company’s financial results for the first quarter of 2024 (the “Wireless Business Long-Term Projections”). The Wireless Business Long-Term Projections and the Sales Process Projections are collectively referred to herein as the “Management Projections”.
The Management Projections were developed under the assumption of a hypothetical separation of the Company’s wireless operating business (assuming all spectrum transferred with the Company’s wireless operating business) from the Company’s towers business and other business and assets.
The Management Projections included in this Information Statement have been prepared by, and are the responsibility of, the Company’s management and are subjective in many respects. The Management Projections were not prepared with a view to public disclosure and are included in this Information Statement only because the Wireless Operations Long-Term Projections were made available to the USCC Independent Directors, the USCC Board, PJT Partners and TDS, and TDS’ financial advisor, and the Sales Process Projections were made available to T-Mobile and other potentially interested parties, as described below. The Management Projections were not prepared with a view to compliance with GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Management Projections do not take into account any circumstances or events that were not contemplated by the Company’s management prior to the date on which the Management Projections were prepared, including the Transactions. The Management Projections are not fact and should not be relied upon as necessarily indicative of future results, and readers of this Information Statement are cautioned not to place undue reliance on this information. Although this summary of the Management Projections is presented with numerical specificity, the forecasts reflect numerous variables, assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the Management Projections were prepared, taking into account relevant information available to the Company’s management at the time. However, such variables, assumptions and estimates are inherently uncertain and many are beyond the control of the Company’s management. Because the Management Projections cover multiple years, by their nature, they become subject to greater unpredictability with each successive year. The Management Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, the Management Projections may not be realized and actual results may be significantly higher or lower than projected. The Management Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Accordingly, there can be no assurance that the Management Projections will be realized.
As such, the Management Projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 and the other reports filed by the Company with the SEC, as well as the section entitled “Special Note Regarding Forward-Looking Statements” elsewhere in this Information Statement. The Management Projections included in this document have been prepared by, and are the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Management Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to the Company’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.
The inclusion of this information should not be regarded as an indication that the Company, the USCC Independent Directors, the USCC Board, TDS, their respective affiliates, advisors, officers, directors or other representatives, or any other recipient of the Wireless Business Long-Term Projections considered, or now considers, the Wireless Business Long-Term Projections to be predictive of actual future results, nor as an indication that T-Mobile or any other recipient of the Sales Process Projections considered, or now considers, the Sales Process Projections to be predictive of actual future results.

Except to the extent required by applicable federal securities laws, the Company does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Management Projections to reflect circumstances existing after the date when the Company’s management prepared the Management Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Management Projections are shown not to be appropriate. None of the Company, the USCC Independent Directors, the USCC Board, TDS, their respective affiliates, advisors, officers, directors or other representatives, or any other recipient of the Wireless Business Long-Term Projections or Sales Process Projections or any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any Company stockholder or other person regarding the ultimate performance of the Company compared to the information contained in the Management Projections or that the Management Projections will be achieved.
With the approval of the USCC Independent Directors, the Sales Process Projections were made available to T-Mobile and other potentially interested parties in connection with their due diligence review of the Company’s wireless operating business beginning in November 2023. The Wireless Business Long-Term Projections were made available to, and approved by, the USCC Independent Directors in connection with their consideration of the Transactions. The USCC Independent Directors approved the Wireless Business Long-Term Projections and instructed PJT Partners to use such projections in connection with PJT Partners’ financial analyses and PJT Partners’ Opinion, which are described in the section entitled “Opinion of Financial Advisor to USCC Independent Directors” on page 60. With the approval of the USCC Independent Directors, the Wireless Business Long-Term Projections were also made available to TDS and its financial advisors in connection with the Transactions.
The following table presents a summary of the material prospective financial information of the Company’s wireless operating business contained in the Company’s Wireless Business Long-Term Projections for the fiscal years ending December 31, 2024 (“2024E”), December 31, 2025 (“2025E”), December 31, 2026 (“2026E”), December 31, 2027 (“2027E”), December 31, 2028 (“2028E”) and December 31, 2029 (“2029E”), respectively:
U.S. Dollars in millions	2024E	2025E	2026E	2027E	2028E	2029E
Revenue	$3,727	$3,634	$3,580	$3,495	$3,452	$3,412
Operating Income	$11	$(7)	$(21)	$(106)	$(111)	$(142)
Adjusted EBITDA(1)	$645	$598	$583	$495	$460	$419
Capex	$552	$561	$525	$466	$456	$287
Unlevered Free Cash Flow(2)	$133	$10	$60	$37	$11	$127

(1)
Adjusted EBITDA was calculated as operating income plus depreciation and amortization, (gain) loss on asset disposals, (gain) loss on sale of business and other exit costs, (gain) loss on license sales and exchanges and equity in earnings of unconsolidated entities.

(2)
Unlevered free cash flow was calculated as Adjusted EBITDA less capex, change in net working capital (defined as total current assets (excluding cash) less total current liabilities (excluding short-term operating leases and current portion of long-term debt)) less unlevered cash taxes (assuming zero federal taxes due to negative taxable income and minimum state tax assumption of $2 million per year).

The following table presents a summary of the material prospective financial information of the Company’s wireless operating business contained in the Company’s Sales Process Projections for the fiscal years ending December 31, 2023 (“2023E”) and December 31, 2024 (“2024E”), respectively:
U.S. Dollars in millions	2023E	2024E(2)
Revenue	$3,806	$3,762
Operating Income	$61	$14
Adjusted EBITDA(1)	$699	$644
Capex	$616	$619

(1)
Adjusted EBITDA was calculated as operating income plus depreciation and amortization, gain (loss) on asset disposals, (gain) loss on sale of business and other exit costs, (gain) loss on license sales and exchanges and equity in earnings of unconsolidated entities.

(2)
The Company’s Sales Process Projections for 2024E differ slightly from the Company’s Wireless Business Long-Term Projections for 2024E, as these two sets of projections were prepared at different times. As discussed above and in the section entitled “— Background of the Transactions”, the Sales Process Projections were prepared prior to the availability of the Company’s financial results for the first quarter of 2024 (and so did not include such results), whereas the Wireless Business Long-Term Projections were prepared later and did include the Company’s financial results and other information for the first quarter of 2024.

Certain of the measures included in the Management Projections may be considered non-GAAP financial measures, including Adjusted EBITDA and Unlevered Free Cash Flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled measures used by other companies. The Company has not prepared, and the USCC Independent Directors have not considered, a reconciliation of these non-GAAP financial measures to financial measures prepared in accordance with GAAP.
Regulatory Approvals; Absence of Court Orders
In connection with the Transactions and subject to the terms of the Agreement, each of the Company, T-Mobile and TDS have agreed to, and to cause their affiliates to, use their reasonable best efforts to obtain the required regulatory approvals and consummate the Transactions as promptly as possible, with specific deadlines for regulatory filings as described below. The reasonable best efforts of the Company, T-Mobile and TDS, subject to the terms of the Agreement, are further described in the section entitled “The Securities Purchase Agreement — Regulatory Efforts; Filings”.
Each party’s obligation to close the Transactions is conditioned upon (a) the expiration or termination (or granting of early termination) of any applicable waiting period or extension thereof under the HSR Act, (b) FCC consent to the transfer to T-Mobile of certain spectrum assets pursuant to the Agreement, (c) the filing of the notification of the Short-Term Spectrum Manager Lease Agreement with the FCC, and no objection to or reconsideration of such notice by the FCC or any other action by the FCC that prevents the term of the Short-Term Spectrum Manager Lease Agreement from commencing on the date of Closing and (d) the receipt of CFIUS clearance, in each case without the imposition of any Burdensome Condition (as defined below) unless T-Mobile has agreed to undertake such Burdensome Condition. Further, each party’s obligation to close the Transaction is conditioned upon there being no court order by any governmental body issued which remains in effect and has the effect of prohibiting or making illegal the Closing or the entry into the Transaction Agreements to be executed and delivered at, or in connection with, the Closing.
The Agreement provides that the filing under the HSR Act will be made no later than 45 business days after the Signing Date. The Agreement also provides that the FCC filing will be made within 55 business days after the Signing Date (the “FCC Filing Deadline”). However, pursuant to and in accordance with the Agreement, either the Company or T-Mobile may delay the FCC filing by up to 30 additional calendar days beyond the FCC Filing Deadline, if either believes that it would be advisable to do so. Finally, the Agreement provides that the filing with CFIUS will be made within 55 business days after the Signing Date, plus an additional 60 calendar days if either the Company or T-Mobile believes it is advisable to delay the filing.
Required Stockholder Approval for the Transactions; Written Consent of TDS
The approval of the Agreement and the approval of the Transactions required the affirmative vote or written consent, in accordance with Section 228 of the Delaware General Corporation Law (“DGCL”), the USCC Restated Certificate of Incorporation and the USCC Amended and Restated Bylaws, by stockholders of the Company holding a majority of the voting power of the outstanding shares of capital stock of USCC. As of May 24, 2024, the record date for determining stockholders of the Company entitled to vote on the approval of the Agreement, there were 33,005,877 shares of Series A Common Stock outstanding and 52,963,982 shares of Common Stock outstanding.
On May 25, 2024, following the execution of the Agreement, TDS, which on such date beneficially owned 33,005,877 shares of Series A Common Stock and 37,782,826 shares of Common Stock, representing approximately 96% of the voting power of the then-outstanding shares of capital stock of the Company in matters other than the election of directors, delivered the Written Consent. No further action by any other stockholder of the Company is required under applicable law or the Agreement (or otherwise) in connection with the approval of the Agreement or the consummation of the Transactions. As a result, the Company is not soliciting your vote for the approval of the Agreement or the consummation of the Transactions and will not call a stockholders’ meeting for purposes of voting on the approval of the Agreement or the consummation of the Transactions. No action by the stockholders of the Company is required to consummate the Transactions, and all requisite corporate action has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This Information Statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.
No Dissenters’ Rights
Holders of USCC Common Stock do not have appraisal rights or dissenters’ rights under applicable law or contractual appraisal rights under the USCC Restated Certificate of Incorporation or the Agreement in connection with the Transactions.
Material U.S. Federal Income Tax Consequences
The following discussion is a general summary of the anticipated material U.S. federal income tax consequences of the Transactions. The following discussion is based upon the U.S. Internal Revenue Code of 1986 (the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this Information Statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this Information Statement. No rulings have been requested or received from the IRS as to the tax consequences of the Transactions and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Transactions discussed below or, if it does challenge the tax treatment, that it will not be successful.
The Transactions will all take place between the Company and T-Mobile (or their respective affiliates), meaning stockholders of the Company will not realize any direct gain or loss for U.S. federal income tax purposes as a result of the Transactions.
The Transactions, including the sale of the Equity Interests, are expected generally to be treated for U.S. federal income tax purposes as a taxable sale of the Wireless Operations, including the assets owned, directly and indirectly, by USCC Wireless upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Transactions will include the amount of cash received and the amount of liabilities (as determined for U.S. federal income tax purposes) deemed assumed or taken by T-Mobile. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules set forth in Section 338 of the Code and the methodology set forth in the Agreement. Our basis in our assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. With certain exceptions, losses can generally be netted against gains.
We expect the Transactions to result in us recognizing a significant net gain for U.S. federal income tax purposes, meaning we expect to incur a significant U.S. federal income tax liability from the Transactions. The determination of how much tax we expect to incur is highly complex and is based in part upon facts that will not be known until completion of the Transactions (including the timing of the sale of the Designated Entity Spectrum Licenses, certain elections available to T-Mobile under the Agreement, satisfaction of conditions for receipt of contingent purchase price and whether we generate any net operating losses before Closing). Because we are a member of a consolidated tax group that includes TDS as the common parent, TDS will be the party responsible for remitting any resulting tax to the Internal Revenue Service, but under that certain Tax Allocation Agreement between TDS and the Company, dated as of July 1, 1987 (the “TAA”), we are required to determine our tax liability as though we were a separate affiliated group and to pay TDS an amount equal to such liability (as so determined). Thus, any net operating losses of the TDS consolidated tax group that reduce the consolidated tax group’s liability would not reduce our obligations under the TAA unless those losses were generated by our operations.
Because we expect to incur significant U.S. federal income tax liabilities as a result of the Transactions, the net proceeds from the Transactions are expected to be significantly less than the cash received from T-Mobile under the Agreement. Proceeds used to fund federal income tax liabilities will not be available for future acquisitions, distributions to our stockholders or other general corporate purposes.
Accounting Treatment of the Transactions
Under generally accepted accounting principles, upon completion of the Transactions, we plan to remove the net assets and assumed liabilities sold and add the proceeds from the Transactions to our consolidated balance sheet, which we anticipate will result in recording a loss from the Transactions.

THE SECURITIES PURCHASE AGREEMENT
This section describes the material terms of the Securities Purchase Agreement (the “Agreement”), which was executed on May 24, 2024. The description of the Agreement in this section and elsewhere in this Information Statement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Annex A to this Information Statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Agreement that is important to you. You are encouraged to read the Agreement carefully and in its entirety, because it is the legal document that governs the Transactions.
Explanatory Note Regarding the Agreement
The Agreement and the description of the Agreement have been included to provide investors with information regarding the terms of the Agreement. It is not intended to provide any other factual information about the Company, TDS, T-Mobile or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is contained in, or incorporated by reference into, this Information Statement, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other documents that will be filed with the SEC in connection with the Agreement and Transactions. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, TDS, T-Mobile or any of their respective subsidiaries, affiliates or businesses. The description of the Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference.
Transaction Structure and Purchase Price
The Company has agreed to sell the Wireless Operations to T-Mobile. Pursuant to the Agreement, T-Mobile will pay to the Company at the time of Closing, the Base Purchase Price, payable in a combination of cash and the assumption of up to approximately $2,000,000,000 of debt, subject to certain adjustments, in consideration for the Equity Interests.
In accordance with the Agreement and prior to the Closing, the Company will engage in the Separation, through which it will prepare for the sale of the Wireless Operations by transferring, directly or indirectly, the Transferred Assets. The Company will also indirectly cause the transfer of assets or liabilities out of the Acquired Companies related to the Retained Business.
$400,000,000 of the Base Purchase Price has been allocated to certain spectrum licenses (the “Designated Entity Spectrum Licenses”) held by entities (the “Designated Entities”) in which a subsidiary of the Company is a non-controlling limited partner. The Agreement includes specific conditions pertaining to the transfer of the Designated Entity Spectrum Licenses. The closing with respect to the sale of the Designated Entity Spectrum Licenses (the “Subsequent Closing”), if such closing does not occur at the same time as the closing of the sale of the remainder of the assets subject to the Agreement, may occur up to two years following the Closing Date, unless the parties agree to extend that date. During such period, if any, between the Closing and the Subsequent Closing, the $400,000,000 of the Base Purchase Price pertaining to the Designated Entity Spectrum Licenses will be held in escrow. If the Subsequent Closing does not occur within the agreed upon two-year period following Closing, and that period is not extended, the escrowed funds will be delivered to T-Mobile.

In accordance with the Agreement and prior to Closing, T-Mobile may designate certain licenses to be excluded from the filings to be made with the FCC in connection with the Closing or the Subsequent Closing, as applicable (any such license, a “Delayed Transfer License”). Any such Delayed Transfer License will be excluded from filings to be made with the FCC in connection with the Closing or the Subsequent Closing, as applicable, and will not be transferred at the Closing or the Subsequent Closing, as applicable. The appropriate filings with the FCC to obtain any governmental approval from the FCC with respect to the transfer of any such Delayed Transfer Licenses to T-Mobile will be made with the FCC at a time reasonably determined by T-Mobile following the filings that are made in connection with the Closing or the Subsequent Closing, as applicable. If and when FCC approval is obtained with respect to a Delayed Transfer License, as promptly as reasonably practicable thereafter, the Company or its applicable affiliate will transfer to T-Mobile or its designee, and T-Mobile or its designee will accept, such Delayed Transfer License for no additional consideration, free and clear of all encumbrances, and, subject to certain limitations, the Company will deliver to T-Mobile an instrument of assignment (substantially in the form of the assignment agreement attached the Agreement with respect to licenses owned by the Designated Entities) duly executed by an authorized officer of the Company or its applicable affiliate assigning such Delayed Transfer License to T-Mobile or its designee.
The Base Purchase Price is also subject to various potential adjustments, as set forth in the Agreement, including (i) an amount of up to $100,000,000 of the Base Purchase Price that is contingent on the satisfaction of certain financial and operational metrics between the signing of the Agreement and the Closing, (ii) the amount of cash and cash equivalents of the Wireless Operations at the Closing, (iii) certain indebtedness of the Wireless Operations at the Closing, (iv) the net working capital (other than accounts receivable) of the Wireless Operations at Closing as compared to the working capital target of $226,100,000, (v) any unpaid transaction expenses of the Wireless Operations at Closing, (vi) the amount by which the capital expenditures of the Wireless Operations are less than 14% of the service revenues of the Wireless Operations in the period between January 1, 2024 and Closing, (vii) the amount, if any, that accounts receivable of the Wireless Operations at Closing is lower than $630,000,000 and (viii) in the event that T-Mobile elects for the Company not to proceed with a tax-related reorganization, a downward adjustment of $45,000,000.
The Agreement provides that T-Mobile will conduct an exchange offer (the “Exchange Offer”) pursuant to which holders of outstanding senior notes of the Company (“Seller Notes”) issued under certain indentures of the Company (the “Seller Indentures”) will be offered the opportunity to exchange their Seller Notes for a newly issued series of unsecured notes of T-Mobile. The Base Purchase Price will be further reduced by the amount of any debt so exchanged. The aggregate amount of Company debt that will be subject to such exchange offer has a principal amount of $2,044,000,000.
Transferred Assets
In accordance with the Agreement and prior to the Closing, the Company will use reasonable best efforts to effect the Separation, through which it will prepare for the sale of the Wireless Operations, including by transferring, directly or indirectly, all right, title and interest of the Company and its subsidiaries (including the Asset Transferors, and excluding the Designated Entities) in, to and under the following assets as of the Closing, in each case, excluding the Excluded Assets: (i) the equity interests of certain subsidiaries of the Company, (ii) without duplication, Restricted Cash (as defined in the Agreement) associated with lease security deposits on leases that are Transferred Assets and with state grant builds that are Transferred Assets and, to the extent included in the Cash Amount (as defined in the Agreement), cash of the Acquired Companies at Closing, (iii) all contracts that are primarily related to the Wireless Operations or set forth on the applicable schedule to the Agreement, including the Split Contracts (as defined in the Agreement) (“Transferred Contracts”), (iv) all licenses that are used or held for use primarily in the Wireless Operations, (v) all accounts, notes and other receivables of the Wireless Operations to the extent arising out of the Wireless Operations, and any security, claim, remedy or other right related to any of the foregoing, (vi) all intellectual property owned by the Company or any of its subsidiaries and used or held for use primarily in the Wireless Operations or set forth on the applicable schedules to the Agreement, (vii) all software owned by the Company or any of its subsidiaries and used or held for use primarily in the Wireless Operations or set forth on the applicable schedule to the Agreement, (viii) all IT systems used or held for use primarily in the Wireless Operations or set forth on the applicable schedule to the Agreement, (ix) all real property used or held for use primarily in the Wireless Operations or set forth on the applicable schedule to the Agreement, (x) solely to the extent transfer is permitted under Privacy Requirements (as defined in the Agreement), all data, information, and data compilations, including personal data and trade secrets, that have been processed by or on behalf of the Company or any of its subsidiaries in connection with the Wireless Operations or that are otherwise used in or necessary for the conduct of the Wireless Operations (the “Business Data”) primarily related to the Wireless Operations, provided that the Company may redact any data and information from such Business Data to the extent that it is an Excluded Asset prior to the delivery of such Business Data and may retain copies required to be retained pursuant to applicable law, (xi) certain books and records, (xii) all personal property used or held for use primarily in the Wireless Operations, (xiii) all other books and records primarily related to the Wireless Operations, subject to the terms of the Agreement, (xiv) all prepaid expenses, credits, deposits, claims, refunds, rights of recovery, rights of set-off, rights of recoupment and advance payments of any kind to the extent related to the Wireless Operations or any Transferred Contract, (xv) all causes of action (including counterclaims) and defenses against third parties to the extent arising out of the Wireless Operations, any Transferred Asset or any Assumed Liability (each as defined below), (xvi) any Seller Benefit Plan (as defined below) or any portion thereof that is sponsored by an Acquired Company (including as assumed by an Acquired Company pursuant to the Separation), in each case to the extent solely relating to the Transferred Employees (as defined below) and listed on the applicable schedules to the Agreement (the “Company Plans”), and rights thereunder and assets thereof, (xvii) all leases, licenses, sublicenses and subleases and contracts (as lessee, licensee, sublicensor or sublicensee) for the Third Party Towers (as defined in the Agreement), (xviii) certain specified assets, specific licenses, or portions of a specific license, (xix) all tax refunds, overpayments or credit attributable to T-Mobile and its affiliates pursuant to certain provisions of the Agreement, (xx) all other assets, properties and rights primarily used in, primarily held for use in or primarily related to the Wireless Operations and all goodwill to the extent related to the Wireless Operations, and (xxi) certain specified assets (collectively, “Transferred Assets”).
Excluded Assets
No rights, title or interest are being sold, assigned, transferred, conveyed or delivered to T-Mobile, pursuant to the Agreement, in, to or under, among other things, (i) specified cash of the Asset Transferors (as defined below) or the Company and its subsidiaries, in each case on hand or held by any bank or third person, (ii) certain owned and leased real property and other interests in real property that are not used primarily in the Wireless Operations, as well as towers owned by the Company and its subsidiaries (the “Owned Towers”) and the space licensed, leased or subleased on certain other towers not owned by the Company or its subsidiaries (the “Revenue Leased Towers”), (iii) certain partnership interests and other equity interests in and held by certain subsidiaries of the Company, (iv) certain spectrum assets that constitute 72% of the Company’s spectrum by book value as of April 30, 2024 (the “Excluded Spectrum”), (v) certain intellectual property, including trademarks, (vi) certain software and IT systems, (vii) certain contracts and licenses that are not used primarily in the Wireless Operations, (viii) employee benefit plans sponsored, maintained or contributed to or required to be contributed to by the Company or any of its affiliates, or with respect to which the Company or any of its affiliates may have any liability, and in which one or more Business Employees (as defined below) participates (the “Seller Benefit Plans”) other than the Company Plans (as defined above), (ix) subject to certain provisions of the Agreement, all rights under any policies of insurance, and any benefits, proceeds or premium refunds payable or paid thereunder or with respect thereto, (x) certain books and records, (xi) all causes of action and defenses against third parties relating to any Excluded Asset or any Excluded Liability (each as defined below), (xii) all tax refunds, overpayments or credit attributable to the Company and its affiliates (other than the Acquired Companies) pursuant to certain provisions of the Agreement, (xiii) the bank accounts of the Company and its subsidiaries (other than the Acquired Companies), and (xiv) certain other assets, properties, rights, contracts and claims of the Company or its subsidiaries not primarily used in or primarily related to the Wireless Operations, excluding the Transferred Assets, (collectively, the “Excluded Assets”).
Assumed Liabilities
The Acquired Companies (which will be acquired, directly or indirectly, by T-Mobile) will assume and have agreed to pay, perform and discharge the liabilities of any Asset Transferor or the Company or any of its subsidiaries (excluding the Designated Entities) to the extent arising from or relating to the Wireless Operations or the Transferred Assets, whether such liabilities arose prior to, at or after Closing, subject to certain exceptions. In addition to certain other specified liabilities, the Acquired Companies will be responsible for any severance and equity acceleration liabilities relating to the termination of employment by the Company or its affiliates of any Business Employee (as defined below) who is offered employment by T-Mobile but who does not accept the offer, but only if such offer did not satisfy certain comparability requirements set forth in the Agreement (the liabilities set forth in this paragraph, collectively, the “Assumed Liabilities”).
Excluded Liabilities
The Acquired Companies (which will be acquired, directly or indirectly, by T-Mobile) will not assume or be liable for, and the Company will continue to be responsible for, among other things, (a) certain pre-closing taxes, (b) indebtedness of the Company and its subsidiaries and (c) liabilities arising out of (i) the Excluded Spectrum, (ii) the Separation (as defined in the Agreement), (iii) the equity interests of the entities that will not be transferred to T-Mobile in connection with the Transactions (the “Excluded Entities”) or other Excluded Assets, (iv)  any liability of the Company and its subsidiaries (other than the Acquired Companies) with respect to (A) any Seller Benefit Plan that is not a Company Plan and (B) any Company Plan to the extent related to any Transferred Employees (as defined below), (v) all liabilities of the Company and its affiliates to any current or former Business Employee relating to their employment or termination of employment by the Company and its affiliates, whether such liabilities arose or arise before, on or after the Closing, except as expressly included as Assumed Liabilities, (vi) liabilities under employee benefit plans of the Company and its affiliates that are not Company Plans, (vii) minority and other non-operating equity interests and partnership interests owned by the Company and its subsidiaries in certain specified entities (viii) material misstatements or omissions in information provided to T-Mobile by the Company in connection with the Exchange Offer or any claims by any bondholders that the Exchange Offer or the related consent solicitation violated the Seller Indentures governing the Seller Notes and (ix) securities law and shareholder litigation and certain qui tam litigation (collectively, the “Excluded Liabilities”).
Closing of the Transactions
Subject to certain exceptions, Closing will occur on the fifth business day after the conditions set forth in the Agreement are satisfied (the date such conditions are satisfied, the “Satisfaction Date”), or such other date as mutually agreed to by the Company, T-Mobile and TDS. Notwithstanding the foregoing, T-Mobile has the right to defer the Closing to the first business day of the month immediately following the month in which the Satisfaction Date occurs (the “Delayed Closing Date”). If T-Mobile so elects, it will be required to irrevocably waive in accordance with the Agreement (a) all Closing conditions related to the accuracy of representations and warranties (other than certain of those that if breached would reasonably be expected to prevent the consummation of the Closing), (b) the Closing condition related to the Company’s and TDS’s compliance with covenants (other than any material breach occurring due to an action or omission taken or omitted to be taken with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach) and (c) the Closing condition related to the occurrence of a Material Adverse Effect (as that term is defined in the section below titled “— Representations and Warranties”). In addition, if between the Satisfaction Date and the Delayed Closing Date a court order were issued preventing the Closing, the Company would have the unilateral right to extend the Termination Date (as that term is defined in the section below titled “— Termination”) to five business days after such court order is no longer in effect. All conditions to Closing discussed above are discussed in more detail in the section below titled “— Conditions to Closing.”
The Agreement provides that each party has the right to (a) specific performance to prevent breaches of the Agreement and to cause the other party to close if all of the conditions to Closing are satisfied and (b) pursue damages following a termination of the Agreement if the other party has intentionally breached the Agreement.
Representations and Warranties
The Agreement contains representations and warranties of each of the Company, TDS and T-Mobile to the other parties to the Agreement regarding themselves and, as applicable, their respective subsidiaries. The assertions embodied in those representations and warranties were made solely for purposes of the

Agreement and may be subject to important confidential disclosures and qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreement, including being qualified by disclosures not reflected in the Agreement.
The Agreement contains representations and warranties of each of the Company, TDS and T-Mobile, regarding, among other matters:
•
organization and qualification;

•
authorization, enforceability, conflicts and approvals;

•
no violations of applicable laws or legal actions;

•
information supplied for inclusion or incorporation in this Information Statement; and

•
no brokers.

In addition, the Agreement contains the following representations and warranties of each of the Company and TDS, regarding, among other matters:
•
capital structure;

•
vote required; and

•
takeover statutes.

Further, the Agreement contains the following representations and warranties of the Company, regarding, among other matters:
•
financial information;

•
operations since December 31, 2023;

•
taxes;

•
real property;

•
intellectual property;

•
data privacy and security;

•
title to property;

•
sufficiency of assets;

•
contracts;

•
status of contracts;

•
employee benefits;

•
environmental compliance;

•
employee relations and agreements;

•
material suppliers;

•
licenses and telecom regulatory laws;

•
trade compliance laws and anticorruption laws;

•
insurance; and

•
receipt of opinion of financial advisor.

Finally, the Agreement contains the following representations and warranties of T-Mobile, regarding, among other matters:
•
investment intent, information furnished and securities matters;

•
financing;

•
certain arrangements;

•
share ownership; and

•
acknowledgments.

Material Adverse Effect
Certain of the representations and warranties in the Agreement are qualified by a “Material Adverse Effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true and correct, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect). The Agreement provides that a “Material Adverse Effect” means any state of facts, circumstance, condition, change, event, occurrence, development, result or effect (“Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, (b) financial condition and assets (tangible or intangible) and liabilities (such financial condition, assets and liabilities being considered together) or (c) results of operations, in each case of clauses (a), (b) and (c), of the Wireless Operations, taken as a whole; provided, however, no Effect will constitute or be deemed to contribute to a Material Adverse Effect to the extent arising out of or resulting from:
•
changes in general economic, social, business, financial, credit, regulatory or political conditions or any conditions generally affecting any of the foregoing or affecting the industries in which the Wireless Operations operates;

•
any changes in the U.S. or global economy or any changes in any capital, credit or financial markets in the U.S. or any other jurisdiction or region (including interest rate and exchange rate changes or tariffs or trade wars);

•
any change in law or change in GAAP or the official interpretation of GAAP;

•
the execution of the Agreement, the public announcement thereof or the pendency or consummation of the transactions contemplated by any transaction agreement, including adverse changes in the Wireless Operations’ relationship with employees, customers, subscribers, partners, governmental bodies, suppliers or vendors as a result thereof, subject to certain exceptions as specified in the Agreement; provided that the exceptions described in this bullet will not apply with respect to certain representations and warranties of the Company and certain other provisions in the Agreement to the extent related to such representations and warranties;

•
actions expressly required to be taken or omitted pursuant to the Agreement, subject to certain exceptions as specified in the Agreement;

•
any action taken in breach of the Agreement by T-Mobile or any of its affiliates;

•
any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami or other natural disasters;

•
(A) any military hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions or civil unrest, or any escalation or worsening of any such military hostilities, act of war, sabotage, terrorism or military actions or civil unrest or any disease, outbreak, pandemic or the worsening thereof or (B) any complete or partial sequester, stoppage, shutdown or similar event or occurrence by or involving any governmental body; and

•
any failure by TDS, the Company, any Acquired Company, certain subsidiaries of the Company (other than Acquired Companies) which will transfer to USCC Wireless (prior to the Closing) the Transferred Assets (each an “Asset Transferor”) or the Wireless Operations to meet any internal or published projections or forecasts of revenues, earnings, subscribers or other measures of projected financial or operating performance for any period;

provided, however, that the underlying causes of any such failure will not be deemed excluded from consideration in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur and to the extent not otherwise excluded by the definition; provided, further, that any Effect arising out of or resulting from any of the matters referred to in the first, second, third, seventh or eighth bullet points above will be taken into account (unless excluded by other clauses in the definition) in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur to the extent such Effect has a disproportionate impact on the Wireless Operations compared to any other company or business that operates in any of the industries in which the Wireless Operations operates. Notwithstanding the foregoing, the economic cost of any loss of subscribers that is actually accounted for in the calculation of the adjustment to the Base Purchase Price based on operational and financial metrics will be disregarded for purposes of determining whether a Material Adverse Effect has occurred (in order to avoid double counting such economic cost).
Conduct of the Wireless Operations Pending the Closing
Under the Agreement, until the earlier of the Closing and the termination of the Agreement, except (i) as set forth in the Company/TDS’ disclosure letter, (ii) as required or permitted by any transaction agreement (including in connection with the Separation), (iii) with the written approval of T-Mobile (which approval will not be unreasonably withheld, delayed or conditioned) or (iv) as may be required to comply with any applicable law, the Company will, and will cause its subsidiaries (subject, in the case of all subsidiaries which are not wholly owned, to applicable fiduciary duties) (solely in respect of the Wireless Operations) to use reasonable best efforts to:
•
conduct the Wireless Operations in all material respects in the ordinary course of business;

•
preserve the goodwill of the material suppliers, contractors, licensors, customers, subscribers and others having material business relations with the Wireless Operations;

•
maintain and preserve the business organizations, assets and technology of the Wireless Operations, including the Transferred Assets;

•
exercise its negative consent rights under Section 5.3 (Affirmative Voting Obligations) of each of the partnership agreements with the Designated Entities in a manner consistent with certain obligations set forth in the Agreement; and

•
cause the Wireless Operations to make or commit to make additions to property, plant and equipment and system development expenditures, excluding spectrum license additions, and including the effects of accruals and capitalized interest (“Capital Expenditures”) in an aggregate amount during the period commencing on and including January 1, 2024 and ending on and including the day immediately prior to the Closing Date (the “Capex Measurement Period”) that are not less than fourteen percent (14%) of the service revenues of the Wireless Operations for the Capex Measurement Period.

In addition, until the earlier of the Closing and the termination of the Agreement, except (i) as required or permitted by the Agreement or as set forth in the Company/TDS’ disclosure letter, (ii) as required or permitted by any transaction agreement (including in connection with the Separation), (iii) with the written approval of T-Mobile (which approval will not be unreasonably withheld, delayed or conditioned) or (iv) as may be required to comply with any applicable law, the Company (solely in respect of the Wireless Operations) will not, and will cause its subsidiaries (subject, in the case of subsidiaries which are not wholly owned, to applicable fiduciary duties) (solely in respect of the Wireless Operations) not to, among other things:
•
declare, accrue, set aside or pay any non-cash dividend or make any other non-cash distribution on or in respect of any of the Acquired Companies’ capital stock to transfer any Transferred Asset to a subsidiary that is not an Acquired Company;

•
amend the organizational documents of any Acquired Company or any Asset Transferor in a manner adverse to T-Mobile;

•
issue or authorize the issuance of any equity securities in any of the Acquired Companies or any Asset Transferor (or securities exchangeable, convertible or exercisable for equity securities in any of the Acquired Companies or any Asset Transferor) (other than to the Company or another wholly owned subsidiary of the Company);

•
subject to certain exceptions as specified in the Agreement, sell, lease, sublease, license, pledge, abandon, assign or otherwise dispose of any properties or non-cash assets of the Wireless Operations (including the Transferred Assets) that are individually material to the Wireless Operations;

•
subject to certain exceptions as specified in the Agreement, (1) terminate, fail to renew, abandon, cancel, allow to enter into the public domain or let lapse certain intellectual property used in the Wireless Operations or (2) encumber, license (including through covenants not to sue), sell, transfer or otherwise dispose of (other than a disposition of the type described in the foregoing clause (1)) certain intellectual property used in the Wireless Operations;

•
subject or agree to subject certain software used in the Wireless Operations distributed or conveyed to third parties to the terms of any open source software license in any manner that would trigger certain viral effects with respect to such software;

•
fail to continue to use reasonable efforts to maintain the confidentiality of any material trade secrets included in certain intellectual property used in the Wireless Operations;

•
modify any privacy policy in a manner that would restrict in any material respect the ability of the Company or its subsidiaries to process personal data currently processed by TDS or its subsidiaries in connection with the Wireless Operations (beyond the restrictions currently contained in such privacy policy), unless required otherwise by applicable privacy laws;

•
with respect to the Company, any Acquired Company or any Asset Transferor, adopt any plan of merger, consolidation, reorganization, liquidation or dissolution (other than in any transaction between the Company and any wholly owned subsidiary of the Company or between or among any wholly owned subsidiaries of the Company) or file a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition under any similar law;

•
acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof for consideration in a single transaction excess of $7,500,000 or $15,000,000 in the aggregate, other than any transaction between the Company and any wholly owned subsidiaries of the Company or between or among any wholly owned subsidiaries of the Company;

•
subject to certain exceptions as specified in the Agreement, with respect to the Acquired Companies only, incur any indebtedness;

•
other than as required by employee benefit plans of the Company or its affiliates as in effect on the date of the Agreement or applicable law, (1) enter into, materially amend, or terminate any material Seller Benefit Plan or any other plan, program, policy, agreement or arrangement that would be a material Seller Benefit Plan if in effect as of the date of the Agreement, with or for the benefit of any Business Employee, unless doing so would not increase post-Closing costs to T-Mobile or certain other exceptions as specified in the Agreement apply, (2) hire new Business Employees, or change the duties or transfer the employment of any person such that they become a Business Employee, in each case if the number of Business Employees would exceed 4,900, (3) terminate the employment of Offer List Employees (as defined below), except for cause or performance or due to permanent disability, (4) implement a reduction in force or termination of a material number of Business Employees without consulting with T-Mobile in good faith prior thereto, (5) retain any independent contractor of any Acquired Company whose engagement is not terminable by any Acquired Company without notice or additional liability, (6) grant or institute any increase in the cash or equity compensation of Business Employees or (7) outside of the ordinary course of business, increase the material employee benefits under Company Plans or material perquisites of Business Employees if such increases would be material or would increase post-Closing costs to T-Mobile;

•
enter into any collective bargaining agreement or similar agreement with respect to any Acquired Company or in respect of any Business Employees;

•
subject to certain exceptions as specified in the Agreement, grant or suffer to exist any encumbrance on any of the assets of the Wireless Operations (including the Transferred Assets) that are individually material to the Wireless Operations;

•
materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except in accordance with GAAP or SEC rule or policy or required by other applicable law;

•
(1) subject to certain exceptions as specified in the Agreement, change in any material respect the policies or practices regarding accounting, cash management or working capital, including its existing credit, collection and payment policies, procedures and practices with respect to accounts receivable and accounts payable, including acceleration, failure or delay, prepayment of expenses, inventory control, accrual of expenses, deferral and/or recognition of revenue, and acceptance of customer deposits or (2) take any action of the type described in foregoing clause (1) that would artificially increase working capital of the Wireless Operations relative to working capital of the Wireless Operations as it would exist in the ordinary course of business had such action not been taken;

•
subject to certain exceptions as specified in the Agreement, modify, amend, terminate or waive any material rights under certain material contracts or enter into certain contracts;

•
subject to certain exceptions as specified in the Agreement, enter into any settlement or release with respect to any material action against any Acquired Company or otherwise related to the Wireless Operations;

•
subject to certain exceptions as specified in the Agreement, terminate, let lapse or materially amend or modify any material insurance policy maintained in connection with the Wireless Operations;

•
subject to certain exceptions as specified in the Agreement, (1) terminate, fail to renew, abandon, cancel, allow to enter into the public domain, let lapse, fail to continue to prosecute or defend, encumber, license (including through covenants not to sue), (a) any licenses that are necessary to entitle the Company, an Asset Transferor, an Acquired Company or a Designated Entity to own or lease, operate and use its respective properties and carry on and conduct the Wireless Operations (the “Material Licenses”) which were issued or granted to the Company, an Asset Transferor, Acquired Company or Designated Entity by the FCC (the “FCC Licenses”), (b) the leases for the use of spectrum licensed by the FCC used in the Wireless Operations that are between the Company, any Asset Transferor or any Acquired Company, as lessee, and the FCC licensees of such spectrum, pursuant to which the Company, any Asset Transferor or any Acquired Company has the right to use such spectrum (the “Inbound Spectrum Leases” and, together with the FCC Licenses, the “FCC Authorizations”) and (c) each of the Material Licenses issued or granted to the Company, an Acquired Company, an Asset Transferor or a Designated Entity and used by the Wireless Operations and issued by or for use in connection with state Public Utility Commissions regulating telecommunications businesses (the “State Licenses”, and, together with the FCC Authorizations, the “Telecom Licenses”) or (2) sell or transfer any Telecom Licenses;

•
subject to certain exceptions as specified in the Agreement, with respect to any taxes of the Wireless Operations or Acquired Companies: (1) make, change, or rescind any material election relating to taxes, (2) amend any income or other material tax return, (3) surrender any material right or claim to a refund of taxes, (4) consent to any extension or waiver of the statute of limitations period applicable to any income or other material taxes, (5) enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of U.S. state, local, or non-U.S. law) with respect to taxes, or (6) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes; or

•
authorize, resolve, commit, agree (by contract or otherwise) or otherwise become obligated to do any of the foregoing.

Indemnification
Indemnification by the Company
After the Closing, the Company will indemnify and hold harmless T-Mobile, its affiliates and its and their respective representatives (collectively, the “T-Mobile Indemnified Parties”) against all Losses (defined below) suffered or incurred by any T-Mobile Indemnified Party, or to which any T-Mobile Indemnified Party otherwise becomes subject, as a result of or in connection with:
•
inaccuracies and breaches of representations and warranties of the Company or TDS (in the circumstances and subject to the limitations and conditions described below);

•
any breach or failure by the Company to perform any of its covenants or agreements contained in the Agreement to be performed after the Closing;

•
any Excluded Liability (as defined in the Agreement and described above); or

•
any Loss arising in connection with (i) any material misstatements or omissions in the information provided by the Company or its affiliates intended to be used, and actually used, in documentation circulated to holders of certain of the Company’s outstanding senior notes in connection with the exchange offer or the consent solicitation contemplated by the Agreement or (ii) any claim from any holder of such notes against T-Mobile or its affiliates alleging a breach of the indentures pursuant to which such notes were issued in connection with such exchange offer or consent solicitation, including that T-Mobile or its affiliates induced or facilitated such breach by the Company or its affiliates.

The cumulative aggregate liability of the Company with respect to the foregoing indemnification obligations will in no event exceed the Base Purchase Price. “Losses” means any and all losses, costs, charges, settlement payments, awards, judgments, fines, penalties, damages, expenses (including reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses), liabilities, claims or deficiencies of any kind; provided, however, Losses does not include indirect or consequential damages (except to the extent reasonably foreseeable) or punitive or exemplary damages, unless such damages are required to be paid to a third party as a result of a third party claim.
Breaches of Representations & Warranties as of Signing
T-Mobile has obtained a representation and warranty insurance policy (“RWI Policy”) in connection with the execution of the Agreement. Any breaches of the representations and warranties of the Company or TDS as of the date of the Agreement, on the terms and subject to the limitations set forth in the RWI Policy, will be covered solely by the RWI Policy and not by any indemnification, other than any breaches of representations or warranties of the Company or TDS that are not recoverable under the RWI Policy as the result of specified exclusions described in the RWI Policy (“Excluded Rep Breaches”).
Breaches of Representations & Warranties as of Closing
If the Closing occurs during the first 18 months after the date of the Agreement, then T-Mobile will rely solely on the RWI Policy for coverage of breaches of representations and warranties as of the Closing and the Company will not provide any indemnification for such breaches, other than for the Excluded Rep Breaches.
If the Closing occurs later than 18 months of the date of the Agreement, then the Company will indemnify the T-Mobile Indemnified Parties against all Losses suffered or incurred by any T-Mobile Indemnified Party for breaches of representations and warranties as of the Closing, subject to the conditions described below. The Company’s representation and warranty indemnification obligations are subject to the following limitations and conditions, subject to certain exceptions:
•
For the purpose of the Company’s indemnification obligations, all representations and warranties of the Company and TDS (other than certain of those representations and warranties of the Company and TDS related to capital structure, authority, not having employed any broker, finder or investment banker whose fees will not be satisfied or paid by the Company or TDS, the stockholder approval required for the Transactions and not being governed by certain takeover laws (the “Fundamental Representations”)) are subject to an 18-month survival period following the Closing. The Fundamental Representations survive for six years following the Closing.

•
The total amount of indemnification payments that the Company will be required to pay for any inaccuracy in or breach of any representation or warranty of the Company or TDS is subject to a cap of $165 million and an aggregate deductible equal to $17.6 million (such deductible not applicable in the case of breaches of the Fundamental Representations).

•
The Company is not required to indemnify T-Mobile or the T-Mobile Indemnified Parties for inaccuracies or breaches of representations and warranties (other than any Excluded Rep Breaches)

unless, with respect to any representation and warranty inaccuracy or breach for which indemnification is sought by T-Mobile (other than any Excluded Rep Breaches), (i) such breach did not exist as of the date of the Agreement, (ii) T-Mobile did not have actual knowledge (as defined in the RWI Policy), as of the Closing, of such breach and (iii) any Losses in respect of such breach are not fully covered by the RWI Policy (and the Company will only provide indemnification to the extent such Losses are not covered by the RWI Policy).
Indemnification by T-Mobile
After the Closing, T-Mobile will indemnify and hold harmless the Company, its affiliates and other representatives (collectively, the “Company Indemnified Parties”), against all Losses suffered or incurred by any Company Indemnified Party, or to which any Company Indemnified Party otherwise becomes subject, as a result of or in connection with:
•
any breach or failure by T-Mobile to perform any of its covenants or agreements contained in the Agreement to be performed after the Closing; or

•
any Assumed Liability.

The cumulative aggregate liability of T-Mobile with respect to the foregoing indemnification obligations will in no event exceed the Base Purchase Price.
Exceptions to Limitations
The Agreement further provides that notwithstanding anything to the contrary in the Agreement, nothing in this Agreement will limit (a) the rights or remedies of any person based upon or in connection with Fraud or Intentional Breach (each as defined in the Agreement) or (b) any party’s right to bring claims based on Fraud or Intentional Breach with respect to the Agreement following the Closing (in each case, which such right will survive indefinitely or until the latest time permitted by applicable law).
Regulatory Efforts
Subject to the terms of the Agreement, each of the Company, T-Mobile and TDS has agreed to use reasonable best efforts to, as promptly as possible, obtain any Required Regulatory Approvals (as defined in the Agreement) and consummate the Transactions. Subject to certain limitations set forth in the Agreement, the reasonable best efforts of the Company, T-Mobile and TDS include (a) using reasonable best efforts to avoid the commencement of any judicial proceedings or other litigation by any governmental body in connection with any Required Regulatory Law (as defined in the Agreement) seeking to prohibit or make illegal the Closing (a “Regulatory Proceeding”) by engaging in good faith discussions and negotiations with such governmental body (including, to the extent required to avoid such Regulatory Proceeding, committing to Remedial Actions (as defined below)) prior to the commencement of such Regulatory Proceeding, (b) defending against any Regulatory Proceedings to which it or its affiliates is a party or (c) taking the following actions (“Remedial Actions”) in order to obtain the Required Regulatory Approvals, or consummate the Closing, in each case, as promptly as possible:
•
proposing, negotiating, committing to and effecting certain sales, divestitures, licenses or dispositions of (i) businesses, product lines, assets, licenses, subscribers or operations of any of the Acquired Companies or the Wireless Operations or (ii) businesses, product lines, assets, licenses or operations (in each case, other than subscribers) of T-Mobile or any of its affiliates;

•
conducting, as applicable, the Wireless Operations, the businesses of any of the Acquired Companies or the businesses of T-Mobile or its affiliates in a specified manner, or proposing and agreeing or permitting to conduct any of such businesses in a specified manner, including by agreeing to undertakings required by a governmental body to take, or refrain from taking, any action; and

•
otherwise proposing, negotiating, committing to and effecting limitations or conditions relating to, or actions that after the Closing would limit T-Mobile’s, any Acquired Company’s or any of its or their respective affiliates’ freedom of action with respect to, or their ability to operate, one or more of their respective businesses, product lines, assets, licenses or operations.

T-Mobile’s reasonable best efforts obligations do not require T-Mobile or any of its affiliates to take or agree to take any action that:
•
with respect to the Acquired Companies or the Wireless Operations, would constitute a remedial action that would result in, when taken together with all other remedial actions, an adverse effect to the acquired Wireless Operations in excess of certain amounts agreed between the parties (a “Regulatory Material Effect’’); provided, that, to the extent the Remedial Actions are contemplated by or consistent with T-Mobile’s business plan disclosed to the Company and TDS for the Wireless Operations, such Remedial Actions will be excluded from the determination of whether an action would have such a Regulatory Material Effect;

•
with respect to T-Mobile or any of its affiliates, would have (a) more than a de minimis adverse impact on the business of T-Mobile and its subsidiaries, taken as a whole (excluding the Acquired Companies and the Wireless Operations, taken as a whole), it being understood that, for purposes of this clause (a), impacts on the business of T-Mobile and its subsidiaries will be measured as if such business were the size of the Wireless Operations or (b) more than a de minimis adverse impact on the governance rights with respect to, or ownership interests in, T-Mobile or any of its subsidiaries, in each case, of Deutsche Telekom AG (T-Mobile’s majority stockholder); or

•
would require Deutsche Telekom AG or any of its subsidiaries to take, or refrain from taking, any action that is not related to T-Mobile and its subsidiaries (each of the actions described in this and the bullets above, a “Burdensome Condition”).

In addition, subject to the terms of the Agreement, T-Mobile and its affiliates may not, subject to certain exceptions set forth in the Agreement, agree to certain spectrum license transactions that would reasonably be expected, at the time an application for such acquisitions is filed with the FCC, to prevent or materially delay any Required Regulatory Approvals for the Transactions.
The Agreement further provides that the Company and TDS will not, and each of them will cause their respective affiliates and its and their respective representatives not to, without the prior written consent of T-Mobile (which consent may be withheld for any reason) take or agree to take any action that constitutes a Burdensome Condition.
Subject to certain other provisions of the Agreement, prior to the Closing, the Company and T-Mobile will consult with each other on a timely basis and consider in good faith the views of each other regarding strategy for obtaining all Required Regulatory Approvals in connection with the transactions contemplated by the Transaction Agreements or with respect to, or to avoid, a Regulatory Proceeding. If following such discussion the Company and T-Mobile do not agree with respect to any position or strategy proposed by T-Mobile with respect to obtaining the Required Regulatory Approvals or any Regulatory Proceeding, the Company and T-Mobile will act reasonably and in good faith to resolve such disagreement, including escalating such disagreements to their respective senior executives for discussion in good faith. If following such discussion (not to exceed 10 days) the Company and T-Mobile are unable to agree, then, subject to the obligations of T-Mobile under the Agreement, T-Mobile’s determination, acting reasonably and in a good faith manner, will control.
Non-Solicitation; Competing Proposals; Excluded Transactions
Each of the Company and TDS have agreed that, until the earlier of the Closing or the termination of the Agreement in accordance with its terms, it will not, and will cause its directors, officers, financial advisors and counsel and direct its other representatives not to, directly or indirectly:
•
initiate, solicit, knowingly encourage or knowingly facilitate any inquiries, requests, discussions, communications or negotiations relating to any Competing Proposal (as defined in the Agreement) or any proposal or offer that constitutes or would reasonably be expected to lead to any Competing Proposal; or

•
engage in or otherwise participate in negotiations, communications or discussions with or furnish any material nonpublic information to, any third party or any of its representatives relating to a Competing Proposal made by such third party or any inquiry, request, proposal or offer by such third party that constitutes or would reasonably be expected to lead to a Competing Proposal.

However, any Excluded Transaction (as defined below) will not constitute a Competing Proposal. The Agreement further provides that nothing in the Agreement will restrict the ability of TDS or the Company to solicit proposals or offers solely relating to, engage in discussions or negotiations solely related to, make recommendations solely with respect to, approve agreements solely relating to or provide any information to any person solely relating to, or enter any into any agreements solely relating to or to effect any Excluded Transaction (nor will any such actions be considered a breach or violation of the Agreement).
The Agreement provides that the term “Excluded Transaction” means any of the following transactions or series of transactions (in each case, which is not conditioned on the termination of the Agreement):
•
an acquisition of some or all of the Retained Business, Excluded Assets or Excluded Liabilities or of the entities (other than the Acquired Companies) that own the Retained Business, Excluded Assets or Excluded Liabilities;

•
an acquisition of some or all of the equity interests of the Company, so long as the definitive agreements for any such transaction provide that, subject to the satisfaction of the conditions set forth in Article X of the Agreement, the purchase and sale of the Equity Interests pursuant to the Agreement will occur;

•
an acquisition of any material assets or some or all of the equity interests of TDS and its subsidiaries (other than the Company and its subsidiaries), so long as the definitive agreements for any such transaction provide that the purchase and sale of the Equity Interests pursuant to the Agreement will occur subject to the satisfaction of the conditions set forth in Article X of the Agreement; or

•
any combination of the foregoing;

provided, however, that the above transactions must not, and must not be reasonably expected to, (i) prevent or materially delay the Closing or the entry into any of the agreements to be entered into at or in connection with the Closing, (ii) materially impair, materially delay or materially interfere with the conveyance of the Wireless Operations to T-Mobile or T-Mobile’s or its affiliates’ ability to enforce their respective rights and obligations under the Agreement or the other agreements in connection with the Transactions or (iii) have any adverse impact on the Wireless Operations at or after the Closing or increase any Assumed Liability. The Agreement further provides that notwithstanding anything to the contrary in the Agreement, the Company will be permitted to sell the Excluded Spectrum prior to or after the Closing; provided, however, that no Excluded Transaction that directly transfers to a third party any material portion of Excluded Spectrum that are subject to the Short-Term Spectrum Manager Lease Agreement may be consummated prior to the Closing.
Employee Matters
Business Employees; Excluded Employees
In accordance with the terms of the Agreement, on the date of the execution of the Agreement, the Company delivered to T-Mobile, current as of May 20, 2024, (a) a listing of employees of the Company or its subsidiaries whose employment duties are primarily connected to the performance of services to or on behalf of the Wireless Operations (such list, the “Business Employee Census” and each employee identified on the Business Employee Census, a “Business Employee”) and (b) a listing of employees expressly excluded from the definition of Business Employee (such list, the “Excluded Employee List” and each employee identified on Excluded Employee List, the “Excluded Employees”). Subject to the terms of the Agreement, following the Closing, the Company, TDS and their respective subsidiaries will use reasonable best efforts to make the Excluded Employees available to T-Mobile for consultation regarding the Wireless Operations for a reasonable portion of their time (not to exceed 25% of their total working time in any fiscal quarter).
Within six months following the execution of the Agreement, the Company may transfer employees from the Business Employee Census to the Excluded Employee List, provided that the aggregate number of employees on the Excluded Employee List at any time who were previously on the Business Employee Census as of the date of the Agreement is not greater than 40 employees. T-Mobile may request that the Company deliver to T-Mobile an updated Business Employee Census up to three times, provided such requests are made no later than 15 business days prior to the Closing.

Within nine months following the execution of the Agreement, T-Mobile will deliver to the Company an initial list of Business Employees to whom T-Mobile or its affiliates have made or will make, subject to passing background and customary checks, offers of employment (such list, the “Offer Employee List”), which will include at least a majority of the lesser of (i) the Business Employees set forth on the Business Employee Census as of the date of the Agreement and (ii) the Business Employees set forth on the Business Employee Census after the aforementioned updates to such Business Employee Census are made, based on the date that is 75 days prior to the Closing Date (as reasonably estimated by the Company and T-Mobile). T-Mobile may add or remove employees to or from the Offer Employee List up to the date that is 75 days prior to the Closing (as reasonably estimated by the Company and T-Mobile), and the Company may remove employees from the Offer Employee List up to the date that is 20 business days prior to the Closing (as reasonably estimated by the Company and T-Mobile).
Retained Business Employees
The Company and TDS will work in good faith to assist T-Mobile in identifying a list of up to 400 Business Employees that TDS and the Company must use reasonable best efforts to make available to T-Mobile to provide services to support the Wireless Operations for up to one year following the Closing (such employees, the “Retained Business Employees”). By the earlier of 270 days following the date of the Agreement and the Closing, the Company, TDS and T-Mobile must agree on (i) the types of services to be provided by the Retained Business Employees, (ii) the terms, conditions and other provisions applicable to the Retained Business Employees and any services provided thereby and (iii) the specific identities of the individual Retained Business Employees.
Other Covenants and Agreements
The Agreement contains other covenants, including covenants with respect to:
•
preparation of this Information Statement;

•
publicity;

•
access to information;

•
notifications;

•
separation; non-transferable assets;

•
stockholder litigation;

•
takeover laws;

•
representations and warranties insurance policy;

•
title insurance policies

•
wrong pockets;

•
use of names and licenses to intellectual property;

•
books and records and financial reporting;

•
tax matters;

•
insurance; casualty; risk of loss;

•
release of guaranties and claims;

•
fees and expenses;

•
resignations;

•
treatment of the company’s notes;

•
Iowa entity buyouts;

•
extension of non-solicit;

•
ETC designations;

•
the transition services agreement;

•
retained business employee services;

•
spectrum agreements and backhaul arrangements; and

•
certain treatment of employee compensation and benefits in connection with the Transactions.

Conditions to Closing
General
Each party’s obligation to close the Transactions is subject to (a) in the case of T-Mobile, the Company and TDS (the “Seller Parties”) having complied in all material respects with their pre-closing covenants and, in the case of the Seller Parties, T-Mobile’s having complied in all material respects with its pre-closing covenants (b) in the case of T-Mobile, the Seller Parties’ representations and warranties being true and correct and, in the case of the Seller Parties, T-Mobile’s representations and warranties being true and correct, subject in certain cases to materiality or Material Adverse Effect standards or other qualifications as set forth in the Agreement, and (c) the approval of the Transactions by the majority of the voting power of the outstanding USCC Common Stock entitled to vote thereon, where such approval is capable of being obtained by written consent (which condition was satisfied on May 25, 2024 upon the delivery of the Written Consent by TDS, as described above in the section entitled “Required Stockholder Approval for the Transactions; Written Consent of TDS”). In addition, T-Mobile’s obligation to close is subject to the Separation having been effected in all material respects, and T-Mobile is not permitted to waive that condition without the prior written consent of TDS and the Company if doing so would have a material and adverse effect on the Retained Business. T-Mobile will not be obligated to close the Transactions if, since the date of the Agreement, there has been a Material Adverse Effect.
Regulatory Conditions
Each party’s obligation to close the Transactions is also conditioned upon (a) the expiration or termination (or granting of early termination) of any applicable waiting period or extension thereof under the HSR Act, (b) FCC consent to the transfer to T-Mobile of certain spectrum assets pursuant to the Agreement, (c) the filing of the notification of the Short-Term Spectrum Manager Lease Agreement with the FCC, and no objection to or reconsideration of such notice by the FCC or any other action by the FCC that prevents the term of the Short-Term Spectrum Manager Lease Agreement from commencing on the date of Closing and (d) the receipt of CFIUS clearance, in each case without the imposition of any Burdensome Condition unless T-Mobile has agreed to undertake such Burdensome Condition.
No Orders
Furthermore, each party’s obligation to close the Transaction is conditioned upon there being no order by any governmental body issued which remains in effect and has the effect of prohibiting or making illegal the Closing or the entry into the Transaction Agreements to be executed and delivered at, or in connection with, the Closing.
Termination
The Agreement may be terminated at any time prior to the Closing:
•
by the mutual written consent of T-Mobile, TDS and the Company;

•
by either T-Mobile, TDS or the Company, if the Closing has not occurred by 5:00 p.m. Central Time on November 24, 2025 (the “Initial Termination Date”, as extended (1) pursuant to T-Mobile’s extension of the Closing to the Delayed Closing Date, and/or (2) pursuant to the immediately succeeding proviso, the “Termination Date”); provided, however, that the Termination Date will be automatically extended for up to two additional six-month periods (for a total additional period of one year in the aggregate) if, as of the then-current Termination Date, all of the conditions to closing are satisfied other than (a) the conditions regarding (i) receipt of the Required Regulatory Approvals, and (ii) the absence of court orders prohibiting the completion of the Transactions (but only if the applicable court order is with respect to certain regulatory laws) and (b) those conditions that by their terms are to be satisfied at the Closing and are capable of being satisfied; provided, further, that the right to terminate the Agreement pursuant to the provision described in this bullet will not be available to any party whose breach of the Agreement has proximately caused the failure of the Closing to occur prior to the Termination Date;
•
by either T-Mobile, TDS or the Company, if prior to the Closing any governmental body will have issued any court order, or the FCC or CFIUS will have issued an order, in each case permanently prohibiting or making illegal the Closing, and such order or court order, as applicable, will have become final and non-appealable; provided, however, that the right to terminate the Agreement pursuant to the provision described in this bullet will not be available to any party whose breach of the Agreement has proximately caused the issuance of any such order or court order;

•
by joint written notice of TDS and the Company (“Parent/Seller Action”) if T-Mobile will have breached or failed to perform any of its covenants or agreements required to be performed prior to the Closing or any of the representations and warranties of T-Mobile is or will have become untrue or inaccurate, which breach, failure to perform, untruth or inaccuracy would give rise to the failure of the conditions to the obligations of TDS and the Company to close set forth in the Agreement, subject to a cure period of the earlier of (a) 30 calendar days following delivery by TDS of written notice to T-Mobile of such breach or (b) three business days prior to the Termination Date; and

•
by T-Mobile, if either of TDS or the Company will have breached or failed to perform any of its covenants or agreements required to be performed prior to the Closing or any of the representations and warranties of either TDS or the Company is or will have become untrue or inaccurate, which breach, failure to perform, untruth or inaccuracy would give rise to the failure of the conditions to the obligations of T-Mobile to close set forth in the Agreement, subject to a cure period of the earlier of (a) 30 calendar days following delivery by T-Mobile of written notice to TDS and the Company of such breach or (b) three business days prior to the Termination Date. In the event that T-Mobile delays the Closing to the Delayed Closing Date, and if the Delayed Closing Date would otherwise occur after the Termination Date, the Termination Date will be automatically extended to the second business day after the Delayed Closing Date.

If the Agreement is terminated by Parent/Seller Action or by T-Mobile because either (a)(i) the Closing has not occurred by the Termination Date (following any permitted extensions) and (ii) all of the conditions to the obligation to close applicable to T-Mobile have been satisfied (other than one or more of (x) the conditions described in the section “Regulatory Conditions” above, (y) the condition described in the section “No Orders” above (if the court order causing such condition not to be satisfied is with respect to certain required regulatory laws) and (z) those conditions that by their terms are to be satisfied at the Closing (which conditions described in this clause (z) would reasonably be expected to be satisfied if the Closing were held on the date of such termination)) or (b) there is a permanent, final and on-appealable governmental order prohibiting or making illegal the Closing as a result of a governmental body challenging the transactions contemplated by the Agreement under certain required regulatory laws, then, in either case, T-Mobile will be required to pay to the Company a termination fee of $60 million; provided, however, that if (i) the conditions precedent to the Closing set forth in the Agreement relating to certain required regulatory approvals have been satisfied, and (ii) the condition precedent to the Closing relating to the requirement that no governmental body will have issued any court order which remains in effect and has the effect of prohibiting or making illegal the Closing or the entry into any of the Transaction Agreements to be executed and delivered at, or in connection with, the Closing has been waived by T-Mobile, no termination fee will be payable pursuant to clause (a) of this sentence.
Amendment; Waiver
Subject to compliance with applicable law, at any time prior to the Closing Date, the Agreement may be amended, modified or supplemented in any or all respects only by written agreement signed by an authorized representative of each of the parties thereto.
The Agreement provides that any term or provision thereof may be waived, or the time for its performance may be extended, by the party or parties that are entitled to the benefit thereof; provided,

however, that to the extent the Agreement would otherwise require the waiver of, or extension by, the Company only or TDS only, the wavier of, or extension by, both the Company and TDS is required. Any such waiver will be validly and sufficiently authorized for the purposes of the Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party to enforce at any time any provision of the Agreement will not be construed as a waiver of such provision, nor in any way affect the validity of the Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. Further, no waiver of any breach of the Agreement will be held to constitute a waiver of any other or subsequent breach.
Governing Law
The Agreement and any action, suit or other legal proceeding arising out of or relating to the Agreement or any of the transactions contemplated thereby or the legal relationship of the parties to the Agreement (whether at law or in equity, whether in contract or in tort or otherwise), is governed by, and is to be construed and interpreted in accordance with, the laws of the State of Delaware.
Further Assurances
Pursuant to the Agreement, if at any time any of the parties thereto shall consider or be advised that any further documents or actions are reasonably necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Equity Interests under or otherwise pursuant to the Agreement, the parties to the Agreement will execute and deliver such further documents or take such actions and provide all reasonable assurances and to take and do all such other reasonable actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Equity Interests under or otherwise pursuant to the Agreement.

ANCILLARY AGREEMENTS
Long-Term Master License Agreement
At the Closing, a subsidiary of the Company and a subsidiary of T-Mobile will enter into a Master License Agreement (the “MLA”), pursuant to which, among other things, T-Mobile will (i) license from the Company, for a minimum of 15 years, space on a minimum of 2,015 existing or to-be-constructed towers owned by the Company and its affiliates, subject to any permitted substitutions or reductions, and (ii) extend the license term for the approximately 600 towers owned by the Company and its affiliates on which T-Mobile or its affiliates is already a tenant for a new 15-year term commencing as of the Closing. In addition, the MLA provides for an interim license on an additional approximately 1,800 towers owned by the Company and its affiliates in order to ensure a smooth transition. The MLA provides for specified license fees for the various categories of towers. Other than for interim sites, the license fees are subject to an annual escalator applicable after the first year.
Short-Term Spectrum Manager Lease Agreement
T-Mobile and the Company will enter into a Short-Term Spectrum Manager Lease Agreement (the “Spectrum Lease Agreement”) that will become effective at the Closing relating to spectrum that is in the USCC network but will not be sold to T-Mobile at Closing (the “Leased Spectrum”). The Spectrum Lease Agreement will provide T-Mobile with an exclusive one-year license to use the Leased Spectrum for the purpose of providing continued, uninterrupted service to subscribers of the Company who become subscribers of T-Mobile. No additional consideration beyond the consideration payable pursuant to the Securities Purchase Agreement is required to be paid by T-Mobile in connection with the lease of certain spectrum pursuant to the Spectrum Lease Agreement. T-Mobile will be responsible for paying all required FCC regulatory fees accruing by reason of T-Mobile’s operation of the Leased Spectrum. T-Mobile will also be required to take certain actions to assist the Company with maintaining the licenses.
Short-Term Spectrum Manager Sublease Agreements (Designated Entity Spectrum)
As promptly as possible following the Signing Date, and in any event, no later than the date that the filings with the FCC contemplated by the Agreement are made, T-Mobile and the Company will enter into Short-Term Spectrum Manager Sublease Agreements (the “Spectrum Sublease Agreements”) related to certain spectrum that is controlled by the Designated Entities, in which USCC Wireless Investment, Inc., a wholly owned subsidiary of the Company, is a non-controlling limited partner. Each of the Designated Entities currently leases spectrum to USCC Services, LLC, an affiliate of USCC Wireless Investment, Inc., a wholly owned subsidiary of the Company. With respect to spectrum that is being operated in the USCC network but will not be sold to T-Mobile at Closing or a subsequent closing, USCC Services, LLC will partially assign the lease agreements to USCC Wireless Investment, Inc., which will sublease that spectrum (the “Subleased Spectrum”) to T-Mobile. The Spectrum Sublease Agreements will provide T-Mobile with a one-year license to use the Subleased Spectrum for the purpose of providing continued, uninterrupted service to subscribers of the Company who become subscribers of T-Mobile. No additional consideration beyond the consideration payable pursuant to the Securities Purchase Agreement is required to be paid by T-Mobile in connection with the sublease of certain spectrum pursuant to the Spectrum Sublease Agreement. T-Mobile will be responsible for paying all required FCC regulatory fees accruing by reason of T-Mobile’s operation of the Subleased Spectrum.
Put/Call Agreement
Concurrently with the execution of the Agreement, T-Mobile and numerous FCC-license holding Company affiliates (the “PCA Seller Affiliates”) have entered into a Put/Call Agreement (the “Put/Call Agreement”) pursuant to which, subject to the terms of the Put/Call Agreement and certain conditions therein, (i) the PCA Seller Affiliates have the right to require T-Mobile to purchase certain spectrum licenses relating to the 600 MHz band held by the PCA Seller Affiliates, and (ii) T-Mobile has the right to require the PCA Seller Affiliates to sell this same spectrum to T-Mobile, in each case, for an agreed upon purchase price in the aggregate of approximately $106 million. The term of the Put/Call Agreement will run from its effective date to the date that is one year from the Closing or, if later, the date of certain specified events relating to the Designated Entities. The put right of the PCA Seller Affiliates is subject to certain conditions in the event such put right is exercised prior to consummation of the transfer of the Designated Entity Spectrum Licenses pursuant to the Agreement.
Transition Services Agreement
Upon the occurrence of the Closing, the Company, TDS and T-Mobile will enter into a Transition Services Agreement, which will provide for certain transition services by TDS and its subsidiaries (other than the Company and its subsidiaries) to T-Mobile and its affiliates, and from T-Mobile to TDS and its subsidiaries (other than the Company and its subsidiaries) and the Retained Business. The scope of the transition services to be provided by the parties will be determined before the Closing.
Amendment to Roaming Agreement
Concurrently with the execution of the Agreement, USCC and T-Mobile executed an amendment to the existing Roaming Agreement between USCC and T-Mobile. The amendment provides for a term of five years with three one-year renewal terms under a modified pricing structure.

INFORMATION ABOUT THE COMPANY
United States Cellular Corporation
Attn: Investor Relations
8410 West Bryn Mawr Ave.
Chicago, IL 60631
(773) 399-8900
The Company provides wireless telecommunications services to customers with 4.5 million retail connections in portions of 21 states collectively representing a total population of 32 million. All of the Company’s wireless operating markets are in the United States. The Company’s service offerings include contract and non-contract (“prepaid”) wireless voice, messaging and data services plans, mobile broadband plans and wholesale wireless services. The Company is a majority-owned subsidiary of TDS. As of December 31, 2023, TDS owns 83% of the Company’s Common Stock, has the voting power to elect all of the directors of the Company and controls 96% of the voting power in matters other than the election of directors of the Company.
USCC Common Stock is listed on the New York Stock Exchange under the symbol “USM.”
Security Ownership of Certain Beneficial Owners and Management of the Company
On June 30, 2024, there were outstanding 52,985,009 Common Shares, par value $1.00 per share (excluding 2,083,210 Common Shares held by USCC and a subsidiary of USCC), and 33,005,877 Series A Common Shares, par value $1.00 per share, representing a total of 85,990,886 shares of common stock. As of June 30, 2024, the voting power of the Series A Common Shares with respect to matters other than the election of directors was 330,058,770 and the total voting power of all outstanding shares of capital stock was 383,043,779 votes.
Security Ownership of the Company by Certain Beneficial Owners
The following table sets forth, as of June 30, 2024, or the latest practicable date, information regarding the person(s) who beneficially owned more than 5% of any class of our voting securities.
Shareholder’s Name and Address	USCC Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602	Common Stock	37,782,826	71.3%	43.9%	9.9%
	Series A Common Stock(3)	33,005,877	100%	38.4%	86.2%
	Total	70,788,703	N/A	82.3%	96.0%*

*
Percentages may not foot due to rounding.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The shares of Series A Common Stock are convertible on a share-for-share basis into shares of Common Stock. The above numbers of shares and percentages do not assume conversion because TDS has advised the Company that it has no present intention of converting its shares of Series A Common Stock.

Security Ownership of the Company by Directors and Management
The table includes the number of shares which Directors or named executive officers have the right to acquire or that become vested within 60 days of June 30, 2024, including options, restricted stock units, performance share units, vested deferred compensation stock units, and shares issuable under the Company’s Non-Employee Directors’ Plan.

The ownership is as of June 30, 2024 or the latest practicable date.
Name of Individual or Number of Persons in Group	USCC Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
James W. Butman	Common Stock	—	—	—	—
LeRoy T. Carlson, Jr.	Common Stock	—	—	—	—
Walter C. D. Carlson	Common Stock	43,482	*	*	*
Douglas W. Chambers(4)(5)	Common Stock	49,067	*	*	*
Deirdre C. Drake	Common Stock	33,897	*	*	*
Harry J. Harczak, Jr.	Common Stock	26,274	*	*	*
Esteban C. Iriarte	Common Stock	7,593	*	*	*
Michael S. Irizarry(3)(4)(5)	Common Stock	71,596	*	*	*
Gregory P. Josefowicz	Common Stock	27,480	*	*	*
Kevin R. Lowell(4)(5)	Common Stock	37,597	*	*	*
Cecelia D. Stewart	Common Stock	31,529	*	*	*
Laurent C. Therivel(4)(5)(6)	Common Stock	108,588	*	*	*
Vicki L. Villacrez	Common Stock	0	—	—	—
Xavier D. Williams	Common Stock	4,902	*	*	*
All directors and executive officers as a group (14 persons)(7)	Common Stock	442,005	*	*	*

*
Less than 1%

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified. Except with respect to customary brokerage agreement terms, none of the above shares is pledged as security, unless otherwise specified. Includes Common Stock to which voting and/or investment power is shared and/or shares held by spouse and/or children.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
Includes 18,683 Common Shares that may be acquired pursuant to stock options which are currently vested.

(4)
Includes the following number of Restricted Stock Units that are vesting within 60 days after June 30, 2024: Laurent C. Therivel, 0 Common Shares; Douglas W. Chambers, 0 Common Shares; Michael S. Irizarry, 0 Common Shares; and Kevin R. Lowell, 0 Common Shares.

(5)
Includes the following number of Performance Share Units that are vesting within 60 days after June 30, 2024: Laurent C. Therivel, 0 Common Shares; Douglas W. Chambers, 0 Common Shares; Michael S. Irizarry, 0 Common Shares; and Kevin R. Lowell, 0 Common Shares.

(6)
Includes 18,880 Common Shares underlying vested deferred compensation stock units that are subject to vesting within 60 days after June 30, 2024.

(7)
Includes 18,683 Common Shares that may be acquired pursuant to stock options, 0 Restricted Stock Units, 0 Performance Share Units and 18,880 Common Shares underlying vested deferred compensation stock units that are subject to vesting within 60 days after June 30, 2024 by all directors, and executive officers as a group.

INFORMATION ABOUT T-MOBILE
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
(425) 378-4000
Based in Bellevue, Wash., T-Mobile is a wireless telecommunications carrier that provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. T-Mobile operates its business in one reportable segment. T-Mobile’s service offerings include contract and non-contract (“prepaid”) wireless voice, messaging and data services plans, mobile broadband plans and wholesale wireless services. As of March 31, 2024, T-Mobile provides wireless communications services to 120.9 million postpaid and prepaid customers.
T-Mobile Common Stock is listed on the Nasdaq under the symbol “TMUS.”

INFORMATION ABOUT TDS
Telephone and Data Systems, Inc.
30 North LaSalle Street
Suite 4000
Chicago, IL 60602
(312) 630-1900
TDS is a diversified telecommunications company that provides high-quality communications services to approximately 6 million connections nationwide. TDS provides wireless services through its 83%-owned subsidiary, USCC. TDS also provides broadband, video and voice services through its wholly owned subsidiary, TDS Telecommunications LLC (TDS Telecom). TDS operates entirely in the United States
TDS Common Stock trades under the ticker symbol “TDS” on the New York Stock Exchange.

INFORMATION ABOUT USCC WIRELESS
USCC Wireless Holdings, LLC
8410 West Bryn Mawr Avenue
Chicago, IL 60631
(773) 399-8900
USCC Wireless, a wholly owned subsidiary of the Company, is a Delaware limited liability company that was formed on May 21, 2024 for the purpose of effecting the Transactions. Upon completion of the Transactions, all of the membership interests of USCC Wireless will be acquired by T-Mobile. USCC Wireless has not conducted any activities other than those incidental to its formation and the matters contemplated by the Agreement in connection with the Transactions.

INTERESTS OF AFFILIATES IN THE TRANSACTIONS
Interests of Directors and Executive Officers of the Company in the Transactions
Certain of the Company’s executive officers have equity awards that may be impacted by the Transactions. The potential impact of the Transactions on such equity awards is identical in nature to the impact of the Transactions on the equity awards of employees of the Company who are not executive officers, except as otherwise described below. In addition, Mr. Therivel has entered into a letter agreement, which includes provisions related to a potential Change in Control (as defined below). The equity awards held by executive officers, and Mr. Therivel’s letter agreement, are described below. The members of the USCC Board were aware of these equity awards and Mr. Therivel’s letter agreement, and considered them at the time they approved the Agreement.
Members of the USCC Board who are not executive officers of the Company have no interests in the Transactions apart from their interests as holders of USCC Common Stock.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section titled “— Golden Parachute Compensation” below were used:
•
the relevant price per share of USCC Common Stock is $53.70 per share, which is the average closing market price of the Company’s common stock over the first five business days following the first public announcement of the Transactions;

•
the closing date of the Transactions is June 30, 2024, which is the assumed date of the closing date of the Transactions solely for purposes of the disclosure in this section (the “Assumed Closing Date”); and

•
the employment of each executive officer of the Company is terminated by the Company without “Cause” (as defined in the applicable plan and/or agreement) or due to the executive officer’s resignation for “Good Reason” (as defined in the applicable plan and/or agreement), in each case, immediately following the Assumed Closing Date.

Transferred Employees
The Agreement provides that Business Employees who accept T-Mobile’s (or its affiliate’s) offer of continued employment and continue employment with T-Mobile or one of its affiliates on or after the Closing Date (“Transferred Employees”) will be entitled to certain payments and benefits as a result of the Transactions. We do not currently know if any of the Company’s named executive officers will be Transferred Employees, but any named executive officers who do become Transferred Employees will be entitled to the following payments and benefits as a result of the consummation of the Transactions:
•
as soon as administratively practicable after the Closing Date, T-Mobile will grant to each Transferred Employee who holds an unvested restricted stock unit award or performance share unit award under the Company’s 2013 Long-Term Incentive Plan (the “2013 LTIP”) or 2022 Long-Term Incentive Plan (the “2022 LTIP” and, together with the 2013 LTIP, the “Company LTIPs”) as of the Closing Date (a “Company Equity Award”), an award of cash or equity granted under T-Mobile’s equity-based compensation plan, in each case that has an “Equivalent Value” (as described below) to the unvested portion of the Company Equity Award (a “Replacement Award”). For purposes of the Agreement, “Equivalent Value” is equal to the product of the closing price of a share of USCC Common Stock on the last business day prior to the Closing Date, multiplied by the number of shares of USCC Common Stock subject to such Company Equity Award (based on the greater of target performance and actual performance through the Closing Date with respect to performance-based awards). The Replacement Award will vest and become payable on a vesting schedule that is no less favorable than that which applied to the Company Equity Award, including accelerated vesting upon a termination of the Transferred Employee’s employment by T-Mobile or one of its affiliates without “Cause” (as defined in the documentation relating to the Company Equity Award) or the

Transferred Employee’s resignation for Good Reason (as defined in the Agreement), in either case within 24 months after the Closing Date, or the Transferred Employee’s death, disability or “retirement” (as defined in the documentation relating to the Company Equity Award);
•
prior to, or as soon as administratively practicable after, the Closing Date, the Company will, or will cause its affiliates to, pay to the Transferred Employee (i) the annual bonus amount such Transferred Employee earned for the calendar year immediately preceding the year in which the Closing Date occurs, to the extent not paid prior to the Closing Date, based on actual performance, and (ii) a prorated annual bonus for the year in which the Closing Date occurs (to the extent earned or deemed to have been earned);

•
for a period of twelve months following the Closing Date, the Transferred Employee will be eligible to receive (i) a base salary and a target annual short-term cash incentive opportunity (including for the post-Closing portion of the performance period in effect as of the Closing) that, in each case, is no less favorable than the base salary and target annual short-term cash incentive opportunity provided to such Transferred Employee immediately prior to the Closing Date; (ii) severance benefits that are no less favorable than the greater of those severance benefits provided to (A) such Transferred Employee immediately prior to the Closing, and (B) similarly situated employees of T-Mobile or its affiliates; (iii) long-term incentive opportunities that are no less favorable than the long-term incentive opportunities provided to similarly situated employees of T-Mobile and its affiliates, and (iv) employee benefits that are no less favorable than those provided to similarly situated employees of T-Mobile or its affiliates;

•
on or as soon as reasonably practicable following the Closing Date, the Company or its affiliates will make a cash payment to the Transferred Employee in respect of any accrued but unused paid time off in excess of 80 hours;

•
except to the extent the Company or its affiliates are required by law to make a payment in respect of the following benefits at the Closing Date, T-Mobile or its affiliates will recognize and provide all accrued but unused paid time off of each Transferred Employee as of the Closing Date (up to a maximum of 80 hours per Transferred Employee), and allow each of the Transferred Employees to use such accrued but unused paid time off in accordance with the paid time off policies of T-Mobile as in effect from time to time; and

•
as of the Closing, T-Mobile and its affiliates will assume certain outstanding liabilities and obligations of the Company and its affiliates to each Transferred Employee under any Company Plans (as defined in the Agreement) immediately prior to the Closing relating to education assistance (including any executive MBA or other executive or doctorate program), and T-Mobile and its affiliates will not amend or terminate such programs or policies in a manner that adversely affects the rights of any such Transferred Employee with respect to payments or benefits that were approved or commenced prior to the Closing, or expense reimbursements that were approved or incurred prior to the Closing. T-Mobile will not seek repayment for payments, benefits and expense reimbursements paid prior to Closing under Company Plans relating to education assistance. With respect to any Company Plan providing for retention, sign-on or similar bonuses, T-Mobile will assume certain outstanding liabilities and obligations of the Company and its affiliates to each Transferred Employee under any such Company Plan. With respect to any Seller Benefit Plan (as defined in the Agreement) providing for adoption assistance, relocation benefits, and/or executive physical examinations, the Company will, on or as soon as reasonably practicable following the Closing, reimburse each Transferred Employee for any accrued but unreimbursed expenses.

Therivel Letter Agreement
The Company previously entered into a letter agreement with Mr. Therivel, which was subsequently amended in May 2023 (the “Therivel Letter Agreement”), specifying certain compensation and benefits payable to him in the event of Mr. Therivel’s qualifying termination of employment or a “Change in Control” (as defined in the Therivel Letter Agreement). Pursuant to the Therivel Letter Agreement, in the event Mr. Therivel’s employment is terminated by the Company without “Cause” (as defined in the Therivel Letter Agreement) or upon the occurrence of a Change in Control, subject to his execution and non-revocation of a release of claims against the Company and its affiliates (a “Release”) in the case of the termination by the Company without Cause, Mr. Therivel will be entitled to payment of a cash retention award which is otherwise scheduled to be paid on December 1, 2024, with such amount payable in a lump sum within thirty days following such termination or Change in Control. In addition, in the event Mr. Therivel’s employment is terminated by the Company without Cause prior to April 1, 2027, and subject to his execution and non-revocation of a Release, Mr. Therivel will also be entitled to a lump sum severance amount equal to his then current annual base salary, payable within sixty days following such termination. The Therivel Letter Agreement also provides that, in the event of a Change in Control prior to April 1, 2027, Mr. Carlson will recommend that the Company’s Board approve the accelerated vesting of one-third of the performance-based equity award granted to Mr. Therivel on July 1, 2020 in connection with his employment commencement (the “Therivel Accomplishment Award”) and full accelerated vesting of Mr. Therivel’s remaining unvested equity awards. The consummation of the Transactions will constitute a Change in Control for purposes of the Therivel Letter Agreement.
Pursuant to the Therivel Letter Agreement, Mr. Therivel is subject to one year post-termination non-competition and non-solicitation of employees and customers restrictive covenants. Mr. Therivel’s breach of any of the restrictive covenants entitles the Company to injunctive relief and the payment of any reasonable attorneys fees, in addition to any other remedies to which the Company may be entitled.
Long-Term Incentive Plan Awards
Pursuant to the terms of the applicable plan and/or award agreements for the Company’s named executive officers (other than the Therivel Accomplishment Award), outstanding and unvested restricted stock unit, performance share unit and phantom share unit awards granted under the Company LTIPs will accelerate and vest, based on achievement of the greater of target and actual performance with respect to performance share unit awards, in the event that the executive officer’s employment is terminated by the Company without “Cause” or the executive officer resigns for “Good Reason,” in each case, within 24 months following a “Change in Control” (as defined in the applicable plan and/or agreement). The consummation of the Transactions will constitute a Change in Control for purposes of the outstanding equity awards held by the Company’s executive officers. The award agreement for Mr. Lowell’s phantom share unit awards provides that such awards will fully vest in the event of his termination due to death, disability or Retirement (as defined in the applicable plan and/or agreement).
See the section titled “— Golden Parachute Compensation” below for an estimate of the amounts that would become payable to each of the Company’s executive officers under the existing arrangements and the Therivel Letter Agreement.
Golden Parachute Compensation
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of compensation that each of the Company’s named executive officers could receive that is based on or otherwise relates to the Transactions or may be paid or become payable to the Company’s named executive officer either (i) immediately at the Closing of the Transactions or upon a qualifying termination of employment regardless of whether the Closing of the Transactions occurs (i.e., on a “single-trigger” basis) or (ii) in the event of a qualifying termination of employment following the Closing of the Transactions (i.e., on a “double-trigger” basis). This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Transactions-related compensation payable to the Company’s named executive officers. For additional details regarding the terms of the payments and benefits described below, see the discussion above.
The potential payments set forth in the table below are quantified in accordance with Item 402(t) of Regulation S-K and are estimates of amounts that would be payable to the named executive officers using the assumptions described above in the section titled “— Certain Assumptions.” These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this information statement. Some of the assumptions are based on information not currently available, and as a result the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

Golden Parachute Payments(1)
Name	Cash(2)	Equity(3)	Pension/ NQDC(4)	Perquisites/ Benefits(5)	Tax Reimbursements(6)	Other(7)	Total
Laurent C. Therivel	$1,198,200	$33,370,308	—	—	—	$19,021	$34,587,529
President and Chief Executive Officer
Douglas W. Chambers	163,614	$8,075,836	16,151	—	—	$15,642	$8,271,243
Executive Vice President, Chief Financial Officer and Treasurer
Michael S. Irizarry	259,200	$10,303,634	33,540	—	—	$15,642	$10,612,016
Executive Vice President, Chief Technology Officer and Head of Engineering and Information Technology
Kevin R. Lowell	139,016	$5,969,131	10,537	—	—	$15,642	$6,134,326
Executive Vice President, Chief People Officer and Head of Communications

(1)
The estimated amounts reported in the “Equity” column for the Company’s named executive officers other than Mr. Therivel are attributable to double-trigger arrangements, as they will only be payable to the named executive officers upon a qualifying termination of employment within two years following the Closing (except for $9,075 of the estimated amount reflected for Mr. Lowell, which is attributable to a single-trigger arrangement of phantom share units that would vest upon his termination of employment due to his retirement). The estimated amounts reported in the “Pension/NQDC” column are attributable to single-trigger arrangements, as they will be payable to the named executive officers following a qualifying termination of their employment, regardless of whether the Closing occurs. The estimated amounts reported in the “Other” column for all of the Company’s named executive officers are attributable to a combination of single-trigger and double-trigger arrangements, as described in more detail in footnote 7 below. The estimated amounts reported in the “Cash” column for Messrs. Chambers, Irizarry and Lowell are attributable to single-trigger arrangements, as they would be paid to the named executive officers upon a termination of their employment at the Closing. The estimated amount reported in the “Cash” column for Mr. Therivel is attributable to single-trigger arrangements (with $295,000 payable upon the Closing and $903,200 payable upon Mr. Therivel’s termination of employment without Cause). The estimated amount reported in the “Equity” column for Mr. Therivel is attributable to single-trigger arrangements.

(2)
The estimated amount reflected for Mr. Therivel represents the value of cash payments under the Therivel Letter Agreement that would be payable in a lump sum upon the Closing or upon a termination of Mr. Therivel’s employment by the Company without Cause, and subject, in the case of a termination without Cause, to Mr. Therivel’s execution and non-revocation of a Release, as follows: (i) the amount of the remaining cash retention award due to Mr. Therivel ($295,000), payable in a lump sum within thirty days following the Closing or upon a termination of Mr. Therivel’s employment by the Company without Cause, as applicable; and (ii) with respect to termination of Mr. Therivel’s employment by the Company without Cause prior to April 1, 2027, an amount equal to Mr. Therivel’s then-current annual base salary ($903,200), payable in a lump sum within sixty days following such termination. The estimated amounts reflected for Messrs. Chambers, Irizarry and Lowell represent prorated annual bonuses, based on target performance, that would be payable in a lump sum under the UScellular 2024 Annual Incentive Plan (the “2024 AIP”) in connection with a termination of their employment following their satisfaction of the applicable age and service requirements under the 2024 AIP. The estimated amounts shown in this column are single-trigger payments.

(3)
Estimated amounts reflected in this column represent the aggregate value of the named executive officers’ unvested restricted stock unit awards, performance share unit awards and phantom share unit awards, as described in more detail above in the sections titled “Long-Term Incentive Plan Awards” and “Therivel Letter Agreement.” As of the Assumed Closing Date, none of the Company’s named executive officers held unvested stock option awards. Except as otherwise described below, under the terms of the applicable award agreements for the named executive officers other than Mr. Therivel, outstanding restricted stock unit awards, performance share unit awards and phantom share unit awards will accelerate and vest, based on the achievement of the greater of target and actual performance (or actual performance, with respect to the performance share unit awards granted in 2023) for performance share unit awards, in each case, in the event the named executive officer’s employment is terminated by the Company without Cause or by the named executive officer for Good Reason within 24 months following the Closing. These payments are double-trigger, as they will only be payable in the event of a “qualifying termination” following the Closing. The award agreement for Mr. Lowell’s phantom share unit awards provides that such awards will vest in full upon a termination of his employment due to his retirement. These payments are single-trigger as they will be payable to Mr. Lowell upon a qualifying termination of his employment regardless of whether the Closing of the Transactions occurs. Under the terms of the Therivel Letter Agreement, in the event of a Change in Control prior to April 1, 2027, Mr. Carlson will recommend that the Company’s Board approve the accelerated vesting of one-third of the Therivel Accomplishment Award and full accelerated vesting of Mr. Therivel’s remaining unvested equity awards. The payments to Mr. Therivel are single-trigger, as they will be payable shortly following the Closing, whether or not Mr. Therivel’s employment is later terminated. The applicable award agreements provide that, if a named executive officer breaches certain confidentiality, non-competition, non-solicitation, and/or non-disparagement obligations, then (i) the award will be forfeited and canceled by the Company on the date of such breach, and (ii) with respect to restricted stock unit and performance share unit awards, in the event that any portion of the award became nonforfeitable within the twelve months immediately preceding such breach, the named executive officer will pay the Company an amount in cash determined by multiplying the number of shares of Company common stock subject to the portion of the award that became nonforfeitable within such period by the fair market value of a share of Company common stock on the date that such portion of the award was paid.
(4)
The estimated amounts reflect the aggregate value of Company contributions to the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan that would be made on behalf of each named executive officer who is eligible for a Company contribution to the Telephone and Data Systems, Inc. Pension Plan (the “TDS Pension Plan”) for the 2024 plan year (as described below) (i.e., Messrs. Chambers, Irizarry and Lowell), in connection with a termination of employment as of the Assumed Closing Date. The amounts of such contributions represent the Company contributions that would have been made to the TDS Pension Plan on behalf of such named executive officers but for certain Code or other limitations set forth therein. The estimated amounts shown in this column are single-trigger payments.

(5)
None of the Company’s named executive officers are eligible to receive perquisites or personal benefits in connection with the Transactions.

(6)
None of the Company’s named executive officers are eligible to receive a tax reimbursement based on or otherwise related to the Transactions.

(7)
The estimated amounts reflect the aggregate value of (i) with respect to Mr. Therivel, the accelerated vesting of Company contributions to the TDS Pension Plan on his behalf ($19,021); and (ii) with respect to each named executive officer who is retirement-eligible under the TDS Pension Plan and who has been credited with at least 1,000 Hours of Service (as defined in the TDS Pension Plan) during the 2024 plan year (i.e., Messrs. Chambers, Irizarry and Lowell), a Company contribution to the TDS Pension Plan on behalf of such executive for the 2024 plan year, in an amount equal to the sum of (A) 3% of such named executive officer’s compensation up to the Social Security wage base, plus (B) 6% of such named executive officer’s compensation in excess of the Social Security wage base up to the compensation limit ($345,000 in 2024) applicable to the TDS Pension Plan under tax laws). For purposes of this disclosure, it is assumed that Messrs. Chambers, Irizarry and Lowell have each completed 1,000 Hours of Service during the 2024 plan year as of the Assumed Closing Date. The estimated amount described in clause (i) above is a double-trigger payment, as Mr. Therivel’s balance under the TDS Pension Plan will vest if his employment with the Company is terminated during the plan year in which the Closing occurs. The estimated amounts described in clause (ii) above are single-trigger payments.

NO DISSENTERS’ RIGHTS
Holders of USCC Common Stock do not have appraisal rights or dissenters’ rights under applicable law or contractual appraisal rights under the Company’s Restated Certificate of Incorporation or the Agreement in connection with the Transactions.

HOUSEHOLDING
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of this Information Statement, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Information Statement, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Information Statement for your household, please contact us at:
United States Cellular Corporation
Attn: Investor Relations
8410 West Bryn Mawr Ave.
Chicago, IL 60631
(773) 399-8900
If you participate in householding and wish to receive a separate copy of this Information Statement, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact us as indicated above.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Information Statement or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our stock sharing an address.

WHERE YOU CAN FIND MORE INFORMATION
The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, who file electronically with the SEC. The address of that site is www.sec.gov.
You may also consult our website for more information concerning the Transactions described in this Information Statement. Our website is www.uscellular.com. The information contained on our website and the SEC (except for the filings described below) is expressly not incorporated by reference into this Information Statement.
In addition, the SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this Information Statement, except for any information that is superseded or updated by information included directly in this Information Statement.
This Information Statement incorporates by reference the documents listed below that the Company has previously filed with the SEC. They contain important information about the Company, its financial condition and other matters.
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 16, 2024.

•
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 3, 2024.

In addition, we incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this Information Statement and prior to the Closing Date of the Transactions. Such documents are considered to be a part of this Information Statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
You may obtain any of the documents listed above from the SEC, through the SEC’s website or from us by requesting them in writing or by telephone at the following address:
United States Cellular Corporation
Attn: Investor Relations
8410 West Bryn Mawr Ave.
Chicago, IL 60631
(773) 399-8900
These documents are available from us without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this Information Statement forms a part.
You should rely only on the information contained or incorporated by reference in this Information Statement. We have not authorized anyone to give any information or make any representation about the Transactions or the Company that is different from, or in addition to, that contained in this Information Statement or in any of the materials that we have incorporated by reference into this Information Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this Information Statement speaks only as of the date of this Information Statement unless the information specifically indicates that another date applies. Our mailing of this Information Statement to our stockholders will not create any implication to the contrary.

Annex A
SECURITIES PURCHASE AGREEMENT
BY AND AMONG
TELEPHONE AND DATA SYSTEMS, INC.,
UNITED STATES CELLULAR CORPORATION,
USCC WIRELESS HOLDINGS, LLC
AND
T-MOBILE US, INC.
Dated as of May 24, 2024

Exhibits
A Separation Plan
B Agreed Accounting Principles
C-1 Net Working Capital and Sample Working Capital Statement
C-2 Sample Indebtedness Calculation
C-3 Receivables Amount and Sample Receivables Amount Calculation
D Transition Services Agreement
E Seller Stockholder Written Consent
F Put/Call Agreement
G Short-Term Spectrum Manager Lease Agreement
H Long-Term Master License Agreement
I-1 Short-Term Spectrum Manager Sublease Agreement (King Street DE Spectrum)
I-2 Short-Term Spectrum Manager Sublease Agreement (Advantage DE Spectrum)
J-1 King Street Deferred Closing Matters
J-2 Advantage Deferred Closing Matters
K DE Assignment Agreement
L Performance Adjustment

SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT, dated as of May 24, 2024 (this “Agreement”), is by and among Telephone and Data Systems, Inc., a Delaware corporation (“Parent”), United States Cellular Corporation, a Delaware corporation (“Seller”), USCC Wireless Holdings, LLC, a Delaware limited liability company (the “Company”), and T-Mobile US, Inc., a Delaware corporation (“Buyer”) (each of Parent, Seller, the Company and Buyer individually, a “Party” and collectively, the “Parties”).
PRELIMINARY STATEMENT:
WHEREAS, as of the date hereof, Seller (a) owns all of the outstanding limited liability company interests of the Company (the “Equity Interests”), (b) owns, directly or indirectly, the amount of equity interests set forth on Schedule 1.1(a)(i) (together with any other equity interests of the Designated Entities that Seller may acquire after the date hereof, the “Designated Entity Equity Interests”) of each of the Designated Entities, (c) owns, directly or indirectly, the amount of equity interests set forth on Schedule 1.1(a)(ii) of the Iowa Entities (which directly or indirectly own the equity interests in the Iowa Licensee Partnerships); (d) owns, directly or indirectly, the amount of equity interests set forth on Schedule 1.1(a)(iii) (the “Business Subsidiaries Equity Interests” and, together with the Equity Interests, the “Acquired Interests”) of each of the Persons identified as “Business Subsidiaries” on Schedule 1.1(a)(iii) (collectively, the “Business Subsidiaries” and, together with the Company, the “Acquired Companies”) and (e) owns, directly or indirectly, the amount of equity interests set forth on Schedule 1.1(a)(iv) of each of the Persons identified as “Asset Transferors” in Schedule 1.1(a)(iv) (collectively, with any other Subsidiaries of Seller, but excluding the Acquired Companies, Designated Entities and Iowa Entities, the “Asset Transferors”), which Persons (i) own, among other things, certain of the Transferred Assets and (ii) have certain of the Assumed Liabilities;
WHEREAS, Seller is engaged in the Business;
WHEREAS, it is contemplated that, in connection with, and prior to, the consummation of the purchase and sale of the Equity Interests, Seller will effect the Separation of the business and assets and liabilities of the Business from the Retained Business as set forth in the Separation Plan on Exhibit A (the “Separation Plan”) and Section 8.11 (the “Separation”), including the direct or indirect transfer of the Business Subsidiaries Equity Interests to the Company;
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Equity Interests, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the independent and disinterested directors of the board of directors of Seller (the “Seller Independent Directors”) have unanimously (a) determined that the entry into this Agreement and the consummation by Seller, the Asset Transferors and the Acquired Companies of the transactions contemplated by this Agreement are advisable and in the best interests of Seller and its stockholders, (b) directed that the transactions contemplated by this Agreement be submitted to the board of directors of Seller (the “Seller Board”) for approval and (c) recommended to the Seller Board that the Seller Board approve and adopt this Agreement and approve the consummation of the transactions contemplated by this Agreement and recommend the approval of the transactions contemplated by this Agreement to the stockholders of Seller;
WHEREAS, the Seller Board (acting upon the recommendation of the Seller Independent Directors) has unanimously (a) determined that the entry into this Agreement and the consummation by Seller, the Asset Transferors and the Acquired Companies of the transactions contemplated by this Agreement are advisable and in the best interests of Seller and its stockholders, (b) approved and adopted this Agreement and approved the consummation by Seller, the Asset Transferors and the Acquired Companies of the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement, subject to receiving the Requisite Seller Stockholder Approval, (c) directed that the transactions contemplated by this Agreement be submitted to the stockholders of Seller for approval and (d) upon the terms and subject to the conditions of this Agreement, resolved to recommend the approval of the transactions contemplated by this Agreement by the stockholders of Seller;
WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously (a) determined that the entry into this Agreement and the consummation by Parent of the transactions contemplated by this Agreement are advisable and in the best interests of Parent and its stockholders and (b) approved and adopted this Agreement and approved the consummation by Parent and Seller of the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, immediately following the entry into this Agreement, Parent intends to deliver a written consent in accordance with Section 1.11 of the by-laws of Seller in the form attached as Exhibit E hereto (the “Seller Stockholder Written Consent”) approving the transactions contemplated by this Agreement; and
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Buyer and Seller to enter into this Agreement, a Subsidiary of Buyer and certain Subsidiaries of Seller have entered into the Put/Call Agreement, attached as Exhibit F (the “Put/Call Agreement”); and
WHEREAS, on the date of this Agreement, the Specified Buyer Affiliate has entered into the R&W Binder with respect to the R&W Insurance Policy.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed by and among the Parties as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.   In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1.
“Accounting Firm” has the meaning specified in Section 4.5(b).
“Accounting Firm Notice” has the meaning specified in Section 4.5(b).
“Accrued Income Taxes” means without duplication, an amount equal to the aggregate amount of any accrued and unpaid Income Taxes of the Acquired Companies (or for which the Acquired Companies are liable) for any Pre-Closing Tax Period; provided, however, that for purposes of computing Accrued Income Taxes, Liability shall (a) be determined on a basis consistent with past practice in the jurisdictions where the Acquired Companies file Tax Returns (and in no event shall the amount of accrued and unpaid Income Taxes with respect to a jurisdiction be less than zero), (b) exclude deferred Tax assets and deferred Tax liabilities, (c) take into account any overpayments of Taxes (and any applicable prepayments or estimated payments of Income Taxes) for any taxable period to the extent such overpayments, prepayments, and estimated payments are or may be credited against a liability for Tax for such Pre-Closing Tax Period, (d) be determined as of the end of the Closing Date notwithstanding that other items of Indebtedness are determined as of the Calculation Time, (e) exclude any accruals or reserves established or required to be established under GAAP with respect to contingent or uncertain Tax positions, (f) shall include only Income Taxes for which an Acquired Company itself is considered the entity that is primarily responsible for the payment of the Tax (as opposed to any Taxes included on a Tax Return filed on a combined, consolidated or unitary basis with Parent or Seller or any Affiliate thereof (excluding any such Tax Return filed solely with respect to the Acquired Companies) for which an Acquired Company has secondary liability under Treasury Regulation Section 1.1502-6 or any Taxes for which an Acquired Company may be responsible under Section 6225 of the Code), and (g) be determined in accordance with Section 9.6(h).
“Acquired Companies” has the meaning specified in the preliminary statement hereto.
“Acquired Company Owned Intellectual Property” means the Intellectual Property owned by an Acquired Company and (a) used or held for use primarily in the Business or (b) set forth on Schedule 1.1(b).
“Acquired Interests” has the meaning specified in the preliminary statement hereto.
“Acquired Partnership” has the meaning specified in Section 5.6(p).
“Action” means any claim, demand, dispute, action, suit, arbitration, litigation, administrative hearing, investigation, application, petition, complaint, enforcement proceeding or other similar proceeding, at law or in equity, by or before or otherwise involving any Governmental Body, arbitrator or mediator.
“Actual Tax Rate” has the meaning specified in Section 9.6(k)(ii).

“Advantage” means Advantage Spectrum, L.P., a Delaware limited partnership.
“Advantage Acquired Company Spectrum Leases” has the meaning specified in Section 4.7(m).
“Advantage Acquisition” means the sale and transfer of all of the Included Advantage Spectrum Licenses, directly or indirectly, from Seller to Buyer.
“Advantage Purchase Price” means an amount equal to $275,000,000.
“Advantage Closing” means the closing of the sale and transfer of all of the Included Advantage Spectrum Licenses, directly or indirectly, from Seller to Buyer.
“Advantage Cut-Off” has the meaning specified in Section 4.7(j).
“Advantage Deferred Closing” means the Advantage Closing if consummated after the Closing.
“Advantage Deferred Closing Date” has the meaning specified in Section 4.1(c).
“Advantage Equity Interests” means the equity interests of Advantage.
“Advantage Escrow Amount” has the meaning specified in Section 3.1(c).
“Advantage Escrow Fund” means, at any time, the aggregate funds and other assets then held in the escrow account established by depositing the Advantage Escrow Amount with the Escrow Agent in accordance with the Escrow Agreement.
“Advantage FCC Approval” has the meaning specified in Section 4.7(c).
“Advantage HSR Clearance” has the meaning specified in Section 4.7(e)(iii).
“Advantage GP” means Sunshine Spectrum, Inc., a Delaware corporation, and its successors and assigns.
“Advantage Trigger Date” has the meaning specified in Section 4.7(b).
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under Common Control with such Person (but only for so long as such Control exists); provided, however, that (a) other than for purposes of Section 7.10, Section 8.4, Section 11.3(a), Section 11.3(d), Section 13.1, Section 13.15 and the definition of Intentional Breach, none of Voting Trust or any of the trustees thereof, in their capacity as such, shall be considered an Affiliate of Parent or Seller or any of their Subsidiaries, (b) each of the Designated Entities (if such Designated Entity is not then wholly owned by Seller), each of the Iowa Entities and the legal entities set forth on Schedule 1.1(c) shall not be considered Affiliates of Parent or Seller or any of their Subsidiaries, (c) other than for purposes of Section 8.4 (solely to make such filings under Section 8.4(c), to take any Remedial Actions solely in respect of CFIUS (and in all cases subject to the limitations set forth in Section 8.4) and to participate in discussions with, and provide information to, Governmental Bodies), Section 11.3(c) and the definition of Intentional Breach, Deutsche Telekom AG will not be considered an Affiliate of Buyer or any of its Subsidiaries and (d) other than for purposes of Section 8.4 (solely to make such filings under Section 8.4(c), to take any Remedial Actions solely in respect of CFIUS (and in all cases subject to the limitations set forth in Section 8.4) and to participate in discussions with, and provide information to, Governmental Bodies), Section 11.3(c) and the definition of Intentional Breach, none of the Subsidiaries of Deutsche Telekom AG (other than Buyer and its Subsidiaries) will be considered an Affiliate of Buyer or any of its Subsidiaries; provided, further, that each Acquired Company shall be an Affiliate of Seller (and not of Buyer) until the Closing and an Affiliate of Buyer (and not of Seller) from and after the Closing. Notwithstanding anything in this Agreement to the contrary, Buyer shall not be required to cause Deutsche Telekom AG or any Subsidiaries of Deutsche Telekom AG (other than Buyer and its Subsidiaries) to agree to any Remedial Actions other than those in respect of CFIUS (and in all cases subject to the limitations set forth in Section 8.4).
“Affordable Care Act” means the Patient Protection and Affordable Care Act of 2010.
“Agreed Accounting Principles” means the principles, methods, policies, practices and procedures set forth on Exhibit B.

“Agreement” has the meaning specified in the first paragraph of this Agreement.
“Allocation Schedules” has the meaning specified in Section 9.6(f).
“Ancillary Agreements” means, collectively, the Transition Services Agreement, the Long-Term Master License Agreement, the Short-Term Spectrum Manager Lease Agreement, the Short-Term Spectrum Manager Sublease Agreement (King Street DE Spectrum), the Short-Term Spectrum Manager Sublease Agreement (Advantage DE Spectrum), the Put/Call Agreement, the Separation Documents, the Escrow Agreement, the DE Assignment Agreements, each other agreement, certificate, instrument or other document delivered pursuant to Section 4.3 or Section 4.4, and any other agreement between Buyer or its Affiliates, on the one hand, and Parent, Seller or any of their Affiliates, on the other hand, contemplated by, or entered into in connection with, this Agreement.
“Antenna Facilities” has the meaning set forth in the Long-Term Master License Agreement.
“Arbitration Decision” means any decision made, issued or entered by or with any arbitrator.
“Asset Transferors” has the meaning specified in the preliminary statement hereto.
“Assumed Liabilities” has the meaning specified in Section 8.12(c).
“Attributable Spectrum” means spectrum that would be attributed to an entity pursuant to 47 C.F.R. § 20.22.
“Base Purchase Price” has the meaning specified in Section 3.1(a).
“Binding Documentation” has the meaning specified in Section 9.14(a).
“Bond Exchange and Assumption Amount” means an amount equal to the sum of (a) the aggregate principal amount of Buyer Notes issued in exchange for Seller Notes pursuant to Section 9.13, (b) if Seller has provided a written request to Buyer to deposit funds with the trustee of the Seller Notes pursuant to Section 9.13 to allow Seller to redeem such Seller Notes, the amount deposited by Buyer in accordance with such request and (c) any costs contemplated to be paid by Seller as set forth on Schedule 9.13.
“Burdensome Condition” has the meaning specified in Section 8.4(f).
“Business” means the operation, as of or at any time prior to the Closing, by or on behalf of Seller and its Subsidiaries of a wireless business in the U.S., including (a) providing wireless cellular voice, video, text and data services, home and business wireless internet services, Internet-of-Things solutions and software applications and related services, (b) selling, leasing and repurchasing smartphones, handsets, tablets, wearables, mobile hotspots, routers, Internet-of-Things devices, other consumer electronics, accessories and similar equipment and other complementary products and services (including repair services and insurance) to subscribers through Seller’s retail locations, digital platform and direct and indirect sales channels, (c) utilizing and providing network and wireless spectrum in connection with the foregoing and (d) licensing, leasing or subleasing (as licensee, lessee or sublessee) space on Owned Towers and Revenue Leased Towers from Seller and its Subsidiaries and on Third Party Towers from Persons other than Seller and its Subsidiaries in connection with the operating of a wireless business; provided, however, that the Business shall exclude (i) the Retained Partnership and Equity Interests, (ii) the Excluded Spectrum Assets and (iii) the business set forth in clause (a) of the definition of the Retained Business.
“Business Data” means all data, information, and data compilations, including Personal Data and Trade Secrets, that have been Processed by or on behalf of Seller or any of its Subsidiaries in connection with the Business or that are otherwise used in or necessary for the conduct of the Business.
“Business Employee” means any employee of Seller or any of its Subsidiaries (including the Acquired Companies) whose employment duties are primarily connected to the performance of services to or on behalf of the Business, as reasonably determined by Seller acting in good faith, each of whom is, as of the date hereof, identified as a “Business Employee” in the Business Employee Census delivered to Buyer on the date of this Agreement; provided, however, that the individuals listed on a list of employees delivered to Buyer as of the date of this Agreement (the “Excluded Employee List”) shall be excluded from the definition of Business Employee. Until the date that is six (6) months after the date of this Agreement, Seller may transfer employees from the Business Employee Census to the Excluded Employee List, so long as the aggregate number of employees on the Excluded Employee List at any time who were previously on the Business Employee Census as of the date of this Agreement is not greater than forty (40) employees. With the exception of the foregoing sentence, Seller may not make any other changes to the Business Employee Census after the date of this Agreement, other than (A) to remove any Business Employees whose employment has terminated, (B) to reflect replacements of any Business Employees whose employment has terminated or (C) to add any employees whose employment duties are primarily connected to the performance of services to or on behalf of the Business whom Seller is permitted to hire, in the case of each of clause (A), (B) and (C), to the extent such actions are permitted pursuant to Section 8.7. Seller shall not be restricted from adding any new hires to perform services to or on behalf of the Retained Business to the Excluded Employee List.
“Business Employee Census” has the meaning specified in Section 5.17(a).
“Business Guarantee” and “Business Guarantees” have the meanings specified in Section 9.9(b).
“Business Intellectual Property” means, collectively, the Acquired Company Owned Intellectual Property and the Transferred Owned Intellectual Property.
“Business IT Systems” means solely those IT Systems owned, leased, licensed or controlled by Parent or any of its Subsidiaries and used in or necessary for the conduct of the Business.
“Business Plan” has the meaning specified in Section 8.4(f).
“Business Registered Intellectual Property” has the meaning specified in Section 5.8(a).
“Business Software” means all Software the rights to which are included in the Business Intellectual Property.
“Business Subsidiaries” has the meaning specified in the preliminary statement hereto.
“Business Subsidiaries Equity Interests” has the meaning specified in the preliminary statement hereto.
“Buyer” has the meaning specified in the first paragraph of this Agreement.
“Buyer Business Employee Indemnified Claims” has the meaning specified in Section 9.18(h)(ii)(B).
“Buyer DC Plan” has the meaning specified in Section 9.7(h).
“Buyer Disclosure Letter” means the disclosure letter dated as of the date of this Agreement delivered by Buyer to Seller.
“Buyer Indemnified Parties” has the meaning specified in Section 12.1(a).
“Buyer Notes” has the meaning specified in Section 9.13(a).
“Buyer Party” means (i) Buyer and (ii) each Affiliate of Buyer that is, or is contemplated by this Agreement to become at the Closing, a party to one or more Ancillary Agreements. For clarity, none of the Acquired Companies shall be deemed to be a “Buyer Party” hereunder.
“Buyer Pre-Closing Return” has the meaning specified in Section 9.6(b)(ii).
“Buyer Registration Statement” has the meaning specified in Section 9.13(a).
“Buyer Related Parties” has the meaning specified in Section 11.3(c).
“Calculation Time” means 12:01 a.m. (Central Time) on the Closing Date.
“Capital Expenditures” means additions to property, plant and equipment and system development expenditures, excluding wireless spectrum license additions, and including the effects of accruals and capitalized interest.
“Capital Expenditure Actual Amount” means the aggregate amount of Capital Expenditures of the Business, without duplication, paid in cash or accrued in Net Working Capital during the Capex Measurement Period, in each case, determined in accordance with the Agreed Accounting Principles.

“Capex Deficiency” means the amount (if any) by which the Capital Expenditure Actual Amount for the Capex Measurement Period is less than the Minimum Capex Spend for the Capex Measurement Period.
“Capex Measurement Period” has the meaning specified in Section 8.7(a).
“Cash” means the aggregate amount, calculated in accordance with the Agreed Accounting Principles, of cash, cash equivalents, marketable securities, and deposits.
“Cash Amount” means, as of the time of determination, the aggregate amount, calculated on a combined basis in accordance with the Agreed Accounting Principles and after giving effect to the Separation, equal to the sum of (without duplication) (a) all Cash of the Acquired Companies and (b) all Cash included within the Transferred Assets; provided, however, that all Restricted Cash shall be excluded, and any insurance proceeds required to be paid to Buyer under Section 9.8 shall be disregarded, for purposes of calculating the Cash Amount. For the avoidance of doubt, the Cash Amount (and any components thereof) may be a negative number.
“CFIUS” means the interagency Committee on Foreign Investment in the United States and any CFIUS member or agency acting on behalf of CFIUS or participating in the CFIUS process.
“CFIUS Clearance” means (a) CFIUS has issued a written notice that it has determined that the transactions contemplated by this Agreement are not “covered transactions” under the DPA, (b) CFIUS has issued a written notice that it has completed a review or investigation of the CFIUS Notice provided pursuant to the DPA with respect to the transactions contemplated by this Agreement, and has determined that there are no unresolved national security concerns, and has therefore concluded all action under the DPA, or (c) if CFIUS has sent a report to the President of the United States requesting the President’s decision, (i) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement, or (ii) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the date the President received such report from CFIUS.
“CFIUS Notice” means a joint voluntary notice with respect to the transactions contemplated by this Agreement prepared by the Seller and the Buyer and submitted to CFIUS in accordance with the requirements of the DPA and 31 C.F.R. Part 800 Subpart E.
“Change In Law” means the adoption, promulgation, modification or change in the enforcement of any Law of any Governmental Body that occurs subsequent to the date of this Agreement.
“Clean Team Agreement” means that certain Clean Team Agreement, dated as of December 12, 2023, by and between Parent and the Specified Buyer Affiliate.
“Closing” means the closing of the sale and transfer of the Equity Interests from Seller to Buyer.
“Closing Bond Exchange and Assumption Amount” has the meaning specified in Section 4.5(a).
“Closing Capex Deficiency” has the meaning specified in Section 4.5(a).
“Closing Cash Amount” has the meaning specified in Section 4.5(a).
“Closing Date” has the meaning specified in Section 4.1(a).
“Closing Indebtedness Amount” has the meaning specified in Section 4.5(a).
“Closing Performance Adjustment Amount” has the meaning specified in Section 4.5(a).
“Closing Receivables Adjustment Amount” has the meaning specified in Section 4.5(a).
“Closing Statement” has the meaning specified in Section 4.5(a).
“Closing Transaction Expense Amount” has the meaning specified in Section 4.5(a).
“Closing Working Capital” has the meaning specified in Section 4.5(a).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, or any similar state or local Law.
“Code” means the Internal Revenue Code of 1986.
“Combined Domain Names” has the meaning specified in Section 9.3(f).
“Combined Trademarks” has the meaning specified in Section 9.3(f).
“Communications Act” means the Communications Act of 1934.
“Company” has the meaning specified in the first paragraph of this Agreement.
“Company Plan” means any Seller Benefit Plan or any portion thereof that is sponsored by an Acquired Company (including as assumed by an Acquired Company pursuant to the Separation), in each case (i) to the extent solely relating to the Transferred Employees and (ii) listed on Section 5.15(a) of the Parent/Seller Disclosure Letter.
“Competing Proposal” has the meaning specified in Section 8.5(c).
“Competition Law” means Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, and the Federal Trade Commission Act, and all other Laws passed by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or substantial lessening of competition through merger or acquisition.
“Confidential Information Presentation” means that certain confidential information presentation dated as of October 2023 relating to the Business.
“Confidentiality Agreement” means that certain letter agreement, dated as of October 4, 2023, by and between Parent and the Specified Buyer Affiliate.
“Consent Solicitation” has the meaning specified in Section 9.13(a).
“Contaminants” means any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of Software or data.
“Contracts” means all contracts, subcontracts, agreements, leases, subleases, licenses, commitments or other agreements (including any purchase order, sales order, task order, work order or delivery order), in each case whether written or oral; provided, however, that for the avoidance of doubt, no License shall be considered a Contract.
“Control” means (i) beneficial ownership of more than fifty percent (50%) of the equity or voting securities of any other Person or (ii) possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of any other Person, whether through the ownership of voting securities, by Contract or otherwise. The terms “Controlled by”, “under Common Control with” and “Controlling” have correlative meanings.
“Copyrights” means all works of authorship, copyrights (including copyrights in Software) and rights equivalent thereto, together with any registered copyrights and pending applications to register the same.
“Court Order” means an order, verdict, decision, writ, ruling, directive, stipulation, decree, judgment or injunction of a court of competent jurisdiction.
“COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease, or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means, with reference to any Person (and including its Subsidiaries, as applicable), any action or inaction (i) in response to COVID-19, including its or their compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Body, including the

Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with, related to or in response to COVID-19 and (ii) substantially consistent with actions taken by others in the industries or geographic regions in which the affected businesses of such Person operate.
“Cybersecurity Assessment” has the meaning specified in Section 8.2(b).
“Cybersecurity Risk Mitigation Plan” has the meaning specified in Section 8.2(b).
“Cyber Policy” has the meaning specified in Section 8.10(b).
“Cyber Policy Expenses” has the meaning specified in Section 8.10(b).
“Delayed Closing Date” has the meaning specified in Section 4.1(a).
“Deal Communications” has the meaning specified in Section 13.16(b).
“Delayed Transfer Filing” has the meaning specified in Section 4.8(b).
“Delayed Transfer License” has the meaning specified in Section 4.8(a).
“Delayed Transfer Licenses FCC Approval” has the meaning specified in Section 4.8(a).
“Designated Entities” means King Street and Advantage.
“Designated Entity Equity Interests” has the meaning specified in the preliminary statement hereto.
“Determination Date” has the meaning specified in Section 4.5(c).
“DE Assignment Agreement” has the meaning specified in Section 4.7(g).
“DE Burdensome Condition” has the meaning specified in Section 4.7(l)(iv).
“DE Closing” means any of the King Street Closing and/or the Advantage Closing, as the case may be.
“DE Regulatory Material Effect” has the meaning set forth in Section 4.7(l)(v).
“DE Remedial Action” has the meaning set forth in Section 4.7(l)(v).
“DGCL” means the Delaware General Corporation Law.
“Dispute Notice” has the meaning specified in Section 4.5(b).
“DPA” means Section 721 of Title VII of the Defense Production Act of 1950.
“Eligible Insurance Proceeds” has the meaning specified in Section 12.6(i).
“Eligible Post-Closing Claim” has the meaning specified in Section 9.8(b).
“Employee Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), written or unwritten, and each other employee benefit plan, scheme, program, policy, arrangement, agreement or Contract (including any pension, retirement, profit-sharing, bonus, compensation, incentive, stock option, equity or equity-based compensation, deferred compensation, stock purchase, severance, retention, change of control, unemployment benefits, sick leave, vacation pay, paid time off, disability, hospitalization, health, medical, life insurance, fringe benefit, tax gross-up, tuition reimbursement, flexible spending account or scholarship, employment, consulting, or similar plan, program, policy, arrangement or agreement).
“Encumbrance” means any lien, charge, security interest, encumbrance, mortgage, pledge, easement, conditional sale or other title retention agreement, title exception, defect in title or other restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, other than pursuant to the Securities Act or any regulations thereunder or any securities or other applicable Law of any U.S. state or other jurisdiction.
“Environmental Law” means all Laws relating to pollution, protection, or restoration of the environment, human health or safety, or the handling, labeling, management, storage, use, transportation, threatened Release, Release, cleanup, or disposal of or exposure to Hazardous Materials.

“Environmental Licenses” means all permits, licenses or authorizations required pursuant to any Environmental Law.
“Equity Interests” has the meaning specified in the preliminary statement hereto.
“Equivalent Value” has the meaning specified in Section 9.7(l).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any entity which would be considered a single employer with any Acquired Company pursuant to Section 414(b), (c), (m) or (o) of the Code.
“Escrow Agent” has the meaning specified in Section 4.1(d).
“Escrow Agreement” has the meaning specified in Section 4.1(d).
“Estimated Closing Bond Exchange and Assumption Amount” means Seller’s good faith estimate of the Closing Bond Exchange and Assumption Amount.
“Estimated Closing Capex Deficiency” means Seller’s good faith estimate of the Closing Capex Deficiency.
“Estimated Closing Cash Amount” means Seller’s good faith estimate of the Closing Cash Amount.
“Estimated Closing Indebtedness Amount” means Seller’s good faith estimate of the Closing Indebtedness Amount.
“Estimated Closing Performance Adjustment Amount” means Seller’s good faith estimate of the Closing Performance Adjustment Amount.
“Estimated Closing Receivables Adjustment Amount” means Seller’s good faith estimate of the Closing Receivables Adjustment Amount.
“Estimated Closing Statement” has the meaning specified in Section 4.2(b).
“Estimated Closing Transaction Expense Amount” means Seller’s good faith estimate of the Closing Transaction Expense Amount.
“Estimated Closing Working Capital” means Seller’s good faith estimate of the Closing Working Capital.
“Estimated Working Capital Deficit” means Seller’s good faith estimate of the Working Capital Deficit (if any) based on the Estimated Closing Working Capital.
“Estimated Working Capital Excess” means Seller’s good faith estimate of the Working Capital Excess (if any) based on the Estimated Closing Working Capital.
“ETC” means Eligible Telecommunications Carrier.
“ETC Designations” means ETC designations issued to Seller, an Acquired Company or Asset Transferor by the FCC or a PUC.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Offer” each has the meaning specified in Section 9.13(a).
“Exchange Offer Documents” has the meaning specified in Section 9.13(a).
“Exchange Offer/Consent” has the meaning specified in Section 9.13(a).
“Excluded Advantage Spectrum Licenses” means the assets, specific licenses, or portions of a specific license, in each case that are held by Advantage, other than the Included Advantage Spectrum Licenses.
“Excluded Assets” has the meaning specified in Section 8.12(b).

“Excluded Books and Records” means (a) minute books, equity interest records, board or equity holder consents and other similar records of Seller and its Subsidiaries (other than the Acquired Companies); (b) books and records (including personnel and employment records) that Seller or any of its Subsidiaries is required by Law to retain and prohibited by Law from delivering to Buyer (copies of which will be made available to Buyer at no cost to Buyer upon request in accordance with Section 8.2 or promptly following the Closing in accordance with Section 9.5, in each case, to the extent permitted by Law and to the extent related to the Business or any of the Acquired Companies); (c) books and records of the Acquired Companies to the extent that they primarily relate to the Retained Business, including any internal proceedings of the Seller Group’s Retained Business, and including minute books, equity interest records, board or equity holder consents and other similar records, consolidated financial reports, documents and other materials to the extent reflecting or relating to internal approval processes of the Seller Group’s Retained Business (copies of which will be made available to Buyer at no cost to Buyer upon request in accordance with Section 8.2 or promptly following the Closing in accordance with Section 9.5, in each case, to the extent permitted by Law and to the extent related to the Business or any of the Acquired Companies); (d) any financial records (including general ledgers) or Tax Returns of the Seller and its Subsidiaries (copies of which will be made available to Buyer at no cost to Buyer upon request in accordance with Section 8.2 or promptly following the Closing in accordance with Section 9.5, in each case, to the extent permitted by Law and to the extent related to the Business or any of the Acquired Companies); (e) any books and records, reports, internal drafts, opinions, valuations, correspondence or other materials prepared or received by Seller or any of its Subsidiaries or its or their respective Representatives, including any such materials prepared or received by the Acquired Companies prior to the Closing, irrespective of whether they remain in the possession of the Acquired Companies after the Closing, in connection with a potential sale of the Business or the Acquired Companies; (f) all bids, letters of intent and expressions of interest received from Third Parties with respect thereto; (g) any consolidated, combined, affiliated or unitary Tax Return that includes Seller or any of its Affiliates or any Tax-related work papers (copies of pro-forma returns or work papers which will be made available to Buyer at no cost to Buyer upon request in accordance with Section 8.2 or promptly following the Closing in accordance with Section 9.5, in each case, to the extent permitted by Law and to the extent related to the Business or any of the Acquired Companies); (h) any consolidated regulatory filings made by Seller or any of its Affiliates and any related correspondence with a Governmental Body unless the information contained therein relates primarily to the Acquired Companies or the Business and not to the Retained Business (or assets therein) (copies of which will be made available to Buyer at no cost to Buyer upon request in accordance with Section 8.2 or promptly following the Closing in accordance with Section 9.5, in each case, to the extent permitted by Law and to the extent related to the Business or any of the Acquired Companies); (i) personnel and employment records for all employees and former employees of Seller or any of its Subsidiaries who are not Transferred Employees, and any other email, files, data and information with respect to the employees of Seller or any of its Affiliates; (j) any medical information regarding any current or former employee, consultant or contractor of Seller or any of its Affiliates, including any “genetic information” within the meaning of the Genetic Information Nondiscrimination Act of 2008 (“GINA”), any individual’s family medical history (except as otherwise permitted by GINA and the Family and Medical Leave Act), the results of an individual’s or family member’s genetic tests, the fact that an individual or an individual’s family member sought or received genetic services, or genetic information of a fetus carried by an individual or an individual’s family member or an embryo lawfully held by an individual or family member receiving assistive reproductive services; (k) any books and records which Seller reasonably believes are necessary to enable Seller or any of its Affiliates to prepare or file Tax Returns (copies of which will be made available to Buyer at no cost to Buyer upon request in accordance with Section 8.2 or promptly following the Closing in accordance with Section 9.5, in each case, to the extent permitted by Law and to the extent related to the Business or any of the Acquired Companies); and (l) all privileged materials, documents and records to the extent related to the Retained Business.
“Excluded DE Lease Payment Liabilities” has the meaning specified in Section 8.12(b)(xv).
“Excluded DE Liabilities” has the meaning specified in Section 4.7(h).
“Excluded Employees” has the meaning specified in Section 9.18(d).
“Excluded Entities” means the following Persons and equity interests: (a) the Iowa RSA 3 Entities; (b) the Iowa RSA 9 Entities; (c) the Iowa RSA 12 Entities (clauses (a) through (c) collectively, the “Iowa

Entities”); (d) King Street; (e) King Street GP; (f) Advantage; (g) Advantage GP; (h) Internet of Things America L.L.C., a Delaware limited liability company; (i) any Subsidiaries of any of the foregoing; and (j) any other equity interests held by any of the foregoing in any other Person.
“Excluded Intellectual Property” has the meaning specified in Section 8.12(b)(iv).
“Excluded King Street Spectrum Licenses” means the assets, specific licenses, or portions of a specific license, in each case that are held by King Street, other than the Included King Street Spectrum Licenses.
“Excluded King Street/Advantage Spectrum Licenses” means the Excluded King Street Spectrum Licenses and the Excluded Advantage Spectrum Licenses.
“Excluded Liabilities” has the meaning specified in Section 8.12(d).
“Excluded Spectrum Assets” means, other than the Included Spectrum Assets, Included King Street Spectrum Licenses and Included Advantage Spectrum Licenses, all right, title and interest of Seller, its Subsidiaries or the Designated Entities in the specific licenses, or portions of a specific license held by Seller, its Subsidiaries or the Designated Entities, including the Excluded King Street/Advantage Spectrum Licenses.
“Excluded Trademarks” has the meaning specified in Section 8.12(b)(iii).
“Excluded Transaction” has the meaning specified in Section 8.6(c).
“Expanded DE Burdensome Condition” has the meaning set forth in Section 4.7(l)(v).
“FAA” has the meaning specified in Section 5.19(c).
“FAA Rules” has the meaning specified in Section 5.19(j).
“FCC” means the Federal Communications Commission.
“FCC Authorizations” has the meaning specified in Section 5.19(b).
“FCC Licenses” has the meaning specified in Section 5.19(b).
“FCC Rules” means the rules and regulations of the FCC.
“Final Closing Bond Exchange and Assumption Amount” has the meaning specified in Section 4.5(c).
“Final Closing Capex Deficiency” has the meaning specified in Section 4.5(c).
“Final Closing Cash Amount” has the meaning specified in Section 4.5(c).
“Final Closing Indebtedness Amount” has the meaning specified in Section 4.5(c).
“Final Closing Performance Adjustment Amount” has the meaning specified in Section 4.5(c).
“Final Closing Receivables Adjustment Amount” has the meaning specified in Section 4.5(c).
“Final Closing Transaction Expense Amount” has the meaning specified in Section 4.5(c).
“Final Working Capital” has the meaning specified in Section 4.5(c).
“Financial Statements” has the meaning specified in Section 5.4(b).
“Fraud” means, with respect to a Person, actual fraud of such Person with respect to the making of any representation or warranty set forth in this Agreement or in any certificate delivered pursuant to this Agreement.
“F Reorganization” means the transaction steps described in the Separation Plan whereby, pursuant to a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g), (i) Seller contributes all of the outstanding equity of USCC Services to a newly formed holding company classified as a corporation for U.S. federal income tax purposes that does not hold and has never held more than a de minimis amount of assets and (ii) USCC Services makes an election by properly filing an IRS Form 8832 to change its classification from a corporation to a disregarded entity effective from the day following the contribution (but prior to the transfer of USCC Services to the Company and the Closing Date); which steps (i) and (ii) together are intended to be treated as a reorganization under Section 368(a)(1)(F) of the Code.
“GAAP” means U.S. generally accepted accounting principles, as in effect (i) with respect to financial information for periods on or after the date hereof, as of the date hereof, and (ii) with respect to financial information for periods prior to the date hereof, as of such applicable time.
“GINA” has the meaning specified in the definition of “Excluded Books and Records” in this Section 1.1.
“Government Official” has the meaning specified in Section 5.20(b).
“Governmental Approval” means any consent, approval, clearance, license, permit, order, qualification, authorization of, or registration, exemption, waiver or other action by, or any filing with or notification to, any Governmental Body.
“Governmental Body” means any U.S. or foreign, national, international, federal, state, local or other government, political subdivision, governmental, regulatory or administrative authority, instrumentality, department, agency, body or commission, self-regulatory organization (including any securities exchange), court, tribunal or judicial or arbitral body or tax authority.
“Hazardous Materials” means any petroleum or petroleum by-product, polychlorinated biphenyls, asbestos-containing materials, per- and polyfluoroalkyl substances, lead-based paint, radioactive materials, or any other chemical, material or substance defined or classified as “hazardous” or “toxic,” or as a “contaminant” or “pollutant,” or otherwise regulated, under Environmental Law.
“Held Asset” has the meaning specified in Section 8.13(a)(i).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Inbound Spectrum Leases” has the meaning specified in Section 5.19(b).
“Included Advantage Spectrum Licenses” means the assets, specific licenses, or portions of a specific license as specified by the listed counties, as set forth on Schedule 1.1(d)(ii).
“Included King Street Spectrum Licenses” means the assets, specific licenses, or portions of a specific license as specified by the listed counties, as set forth on Schedule 1.1(d)(iii).
“Included Spectrum Assets” means the assets, specific licenses, or portions of a specific license as specified by the listed counties, as set forth on Schedule 1.1(d)(i).
“Income Tax” means any federal, state, local or foreign Tax measured by or imposed on net income, including a Tax assessed on an entity by reference to its income, gains or profits (including any franchise tax so determined).
“Indebtedness” means, as of the time of determination, without duplication, the aggregate amount (after giving effect to the Separation) equal to the sum of the following Liabilities of the Acquired Companies: (a) all indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, whether secured or unsecured; (b) all indebtedness evidenced by any bond, debenture or note or similar instruments or debt securities; (c) all obligations under any letter of credit, banker’s acceptance, surety, performance or appeal bond, or similar credit transaction, but solely to the extent drawn; (d) all obligations under any interest rate, commodity or currency swap, cap, collar or futures Contract or other interest rate, commodity or currency hedging arrangement; (e) all obligations under any lease required to be classified as a finance lease on a balance sheet prepared in accordance with GAAP; (f) to the extent not included in Net Working Capital, the amount to be payable with respect to the deferred purchase price of property, assets, equity or services (including any potential future earn-out, purchase price adjustment, releases of “holdbacks” or similar payments, and including any net deferred purchase price related to the acquisition of King Street Equity Interests or the Advantage Equity Interests), whether contingent or otherwise (other than amounts payable in the ordinary course of business under vendor or supplier contracts); (g) Liability for Accrued Income Taxes; (h) all obligations for (i) all accrued but unpaid salaries and wages earned by any Transferred Employees immediately prior to the Closing that are assumed by Buyer, (ii) all accrued but unused paid time off with respect to Transferred Employees described in Section 9.7(i) that are unpaid as of immediately prior to the Closing that are assumed by Buyer, (iii) the education assistance benefits and retention, sign-on or similar bonuses described in Section 9.7(m) earned by Transferred Employees but unpaid immediately prior to the Closing that are assumed by Buyer, (iv) accrued but unpaid bonuses (whether annual or not) earned by Transferred Employees immediately prior to the Closing that are assumed by Buyer, (v) accrued but unpaid commissions earned by any Transferred Employees immediately prior to the Closing that are assumed by Buyer, (vi) any accrued severance earned by Transferred Employees as of Closing but unpaid immediately prior to the Closing that are assumed by Buyer, (vii) any amounts deferred by Transferred Employees (and earnings thereon) under nonqualified deferred compensation plans (including with respect to phantom shares deferred thereunder) but unpaid immediately prior to the Closing that are assumed by Buyer, (viii) any employer contributions under any supplemental executive retirement plan or nonqualified deferred compensation plan unpaid immediately prior to the Closing that are assumed by Buyer, and (ix) any employer contributions under any Seller DC Plans accrued and earned by Transferred Employees but unpaid immediately prior to the Closing that are assumed by Buyer, including, with respect to all of such obligations in (h)(i) through (h)(ix), the employer portion of any payroll, social security and unemployment taxes payable in connection therewith; (i) all unfunded obligations or liabilities of any Acquired Company as of Closing in respect of, immediately prior to Closing, any Company Plan that is a defined benefit pension, retiree medical or similar plan; (j) interest, prepayment premiums, penalties, make-whole payments or obligations or other similar costs, fees or expenses incurred in connection with the prepayment, repayment, redemption, payoff, amendment, modification or supplement of the items described in the foregoing clauses (a) through (i); or (k) any unpaid amount resulting from under any guaranty by any Acquired Company of any Indebtedness of any Third Party described in clauses (a) through (i). Notwithstanding anything to the contrary contained herein, the term “Indebtedness,” shall not include (i) trade payables incurred in the ordinary course of business, (ii) unpaid commissions earned by any agent (other than, for the avoidance of doubt, any Transferred Employee), (iii) any intercompany indebtedness solely between or among wholly owned Acquired Companies, (iv) indebtedness to the extent terminated or discharged in full by Seller at the Closing with no further liability or obligation on the part of any Acquired Company, Buyer or any of its Affiliates, (v) amounts to the extent reflected as a current liability in Net Working Capital, (vi) endorsements of negotiable instruments for collection in the ordinary course of business, (vii) all obligations under any lease required to be classified as an operating lease on a balance sheet prepared in accordance with GAAP, (viii) obligations that are guaranteed, endorsed or assumed by, or subject to a contingent obligation of, Seller or any of its Subsidiaries, (ix) the Seller Notes, the Buyer Notes or the Closing Bond Exchange and Assumption Amount (provided that the Seller Notes shall constitute “Indebtedness” for purposes of Section 8.12), (x) amounts to the extent included in the Transaction Expenses, (xi) liabilities of the type described in clauses (a) through (k) of the preceding sentence that are Excluded Liabilities, (xii) liabilities established as a result of the entry into or the consummation of the transactions contemplated by the Long-Term Master License Agreement or (xiii) amounts Buyer is required to pay under Section 9.18(c). For illustrative purposes only, a sample calculation of Indebtedness of the Acquired Companies (after giving effect to the Separation and the Closing) as of the Reference Date, is attached as Exhibit C-2 (the “Sample Indebtedness Calculation”).
“Indemnified Party” has the meaning specified in Section 12.3(a).
“Indemnified Taxes” means all Liabilities for (i) Taxes imposed on any Acquired Company by reason of having been a member of an affiliated, combined, consolidated or unitary group with another Person on or prior to the Closing Date by reason of Treasury Regulation Section 1.1502-6(a) (or any similar provision of state, local or foreign Law), (ii) Taxes of the Asset Transferors or the Designated Entities (or for which an Asset Transferor or Designated Entity is liable), (iii) Taxes applicable to the Business, the Transferred Assets or the Acquired Companies that are attributable to the ownership and operation of the Business, any Transferred Asset or the Acquired Companies during a Pre-Closing Tax Period (for the avoidance of doubt, including Taxes for the portion of any Straddle Period ending on the Closing Date, as determined pursuant to Section 9.6(h)), and (iv) Transfer Taxes to be borne by Seller pursuant to Section 9.6(a).
“Indemnifying Party” has the meaning specified in Section 12.3(a).
“Information Security Program” has the meaning specified in Section 5.9(e).

“Initial Termination Date” has the meaning specified in Section 11.1(b)(i).
“Intellectual Property” means all intellectual property rights and similar proprietary rights, whether registered or unregistered, in any jurisdiction, including all such rights in and to: (a) Patents and invention disclosures, (b) Trademarks, (c) Trade Secrets, (d) Copyrights, (e) Software, (f) databases (or other collections of information, data, works or other materials), (g) designs, (h) Internet domain names or URL addresses and IP addresses, (i) all applications to register, registrations and renewals or extensions of the foregoing and (j) all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past, ongoing or future infringement, misuse, or misappropriation.
“Intentional Breach” means, with respect to any agreement or covenant of a Party in this Agreement or any other Transaction Agreement, an action or omission taken or omitted to be taken by such Party in material breach of such agreement or covenant that the breaching Party takes (or fails to take) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement or covenant. For the avoidance of doubt, the failure of a Party to cause any Affiliate to take an action (or to refrain from taking an action) that such Party is required to cause such Affiliate to take (or refrain from taking) shall be deemed to be an Intentional Breach by such Party.
“Iowa Entities” has the meaning specified in the definition of “Excluded Entities” in this Section 1.1.
“Iowa Licensee Partnerships” means Iowa RSA 3 Licensee, Iowa RSA 9 Licensee and Iowa RSA 12 Licensee.
“Iowa Partners” has the meaning specified in Section 9.14(a).
“Iowa RSA 3 Entities” means Iowa RSA # 3, Inc., a Delaware corporation and Farmers Cellular Telephone Company, Inc., a Delaware corporation.
“Iowa RSA 3 Licensee” means Farmers Cellular Telephone Company, Inc., a Delaware corporation.
“Iowa RSA 9 Entities” means Iowa RSA #9, Inc., a Delaware corporation, Jefferson Cellular Telephone Company, Inc. and Iowa RSA No. 9 Limited Partnership, an Iowa limited partnership.
“Iowa RSA 9 Licensee” means Iowa RSA No. 9 Limited Partnership, an Iowa limited partnership.
“Iowa RSA 12 Entities” means Iowa RSA #12, Inc., a Delaware corporation, Farmers Mutual Cellular Telephone Company, Inc., a Delaware corporation and IOWA RSA No. 12 Limited Partnership, an Iowa limited partnership.
“Iowa RSA 12 Licensee” means Iowa RSA No. 12 Limited Partnership, an Iowa limited partnership.
“Iowa Terms” has the meaning specified in Section 9.14(a).
“IP Assignment Agreements” means (a) a Patent assignment agreement, (b) a Copyright assignment agreement, (c) a Trademark assignment agreement and (d) an Internet domain name assignment agreement, in each case of (a)-(d), substantially in the customary form mutually agreed by Buyer and Seller, which form shall (i) expressly include, (A) with respect to any Patents, Copyrights, Trademarks or Internet domain names assigned thereunder, the assignment of all causes of action and rights to sue or seek other remedies arising therefrom or relating thereto, including for any past, ongoing or future infringement, misuse, or misappropriation, (B) with respect to any Trademarks assigned thereunder, the assignment of goodwill of the business connected with the use thereof and symbolized thereby and (C) a statement that such form does not expand or reduce the Liabilities, rights or privileges of any of Seller or Buyer or any of their Subsidiaries beyond what is contemplated by this Agreement and (ii) not expand or reduce the representations or warranties or indemnities beyond what is contemplated by this Agreement.
“IRS” means the Internal Revenue Service.
“IT Systems” means all information technology and computer systems, including Software, hardware (including computers, servers, databases, peripheral devices and telecommunications devices), wired or wireless networks, interfaces, platforms and related systems, relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, in each case, owned, leased or licensed by Parent or any of its Subsidiaries in connection with the Business or otherwise used in or necessary for the conduct of the Business.
“King Street” means King Street Wireless, L.P., a Delaware limited partnership.
“King Street Acquired Company Spectrum Leases” has the meaning specified in Section 4.7(m)
“King Street Acquisition” means the sale and transfer of all of the Included King Street Spectrum Licenses, directly or indirectly, from Seller to Buyer.
“King Street Closing” means the closing of the sale and transfer of all of the Included King Street Spectrum Licenses, directly or indirectly, from Seller to Buyer.
“King Street Closing Conditions” has the meaning specified in Section 4.7(d).
“King Street Cut-Off” has the meaning specified in Section 4.7(i).
“King Street Deferred Closing” means the King Street Closing if consummated after the Closing.
“King Street Deferred Closing Date” has the meaning specified in Section 4.1(b).
“King Street Equity Interests” means the equity interests of King Street.
“King Street Escrow Amount” has the meaning specified in Section 3.1(b).
“King Street Escrow Fund” means, at any time, the aggregate funds and other assets then held in the escrow account established by depositing the King Street Escrow Amount with the Escrow Agent in accordance with the Escrow Agreement.
“King Street FCC Approval” has the meaning specified in Section 4.7(c).
“King Street GP” means King Street Wireless, Inc., a Delaware corporation, and its successors and assigns.
“King Street HSR Clearance” has the meaning specified in Section 4.7(d)(iii).
“King Street Purchase Price” means an amount equal to $125,000,000.
“King Street Trigger Date” has the meaning specified in Section 4.7(b).
“Knowledge of Buyer” means, as to a particular matter, the actual knowledge of the people listed on Schedule 1.1(e)(i).
“Knowledge of Parent” means, as to a particular matter, the actual knowledge of the people listed on Schedule 1.1(e) (ii).
“Knowledge of Seller” means, as to a particular matter, the actual knowledge of the people listed on Schedule 1.1(e)(iii); provided, however, that as to a particular matter with respect to a Designated Entity, “Knowledge of Seller” means the actual knowledge of the people listed on Schedule 1.1(e)(iv).
“Law” means any national, international, foreign, federal, state, local or territorial law, code, constitution, treaty, statute, ordinance, common law, regulation or rule of law or other similar requirement enacted, adopted, issued or promulgated by any Governmental Body or any Order.
“Law Firm” has the meaning specified in Section 13.16(a).
“Leased Real Property” has the meaning specified in Section 5.7(b).
“Leases” has the meaning specified in Section 5.7(b).
“Liability” or “Liabilities” means any and all debts, liabilities, expenses (including reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses), commitments or obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, disputed or undisputed, joint or several, secured or unsecured, liquidated or unliquidated, whenever (including in the past, present or future) and however arising (including out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in any financial statements or disclosed in the notes thereto.
“Licensable” means that, as of the Closing, the Person granting the license has the rights to grant a license without requiring the consent of any other Person (other than an Affiliate of such Person) and without having any obligation to make any payment or provide other consideration to any other Person (other than an Affiliate of such Person) in excess of those payable by the Person granting the license in the absence of this Agreement or the transactions contemplated thereby.
“Licensable Retained Intellectual Property” has the meaning specified in Section 9.2(a).
“Licenses” means any licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body.
“Long-Term Master License Agreement” means the Master License Agreement, substantially in the form attached as Exhibit H, providing for the license or sublicense of the MLA Towers from the Master License Agreement Landlord to the Specified Buyer Affiliate, on behalf of its participating Subsidiaries.
“Lookback Date” means January 1, 2021.
“Losses” means any and all losses, costs, charges, settlement payments, awards, judgments, fines, penalties, damages, expenses (including reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses), liabilities, claims or deficiencies of any kind; provided, however, that Losses shall not include indirect or consequential damages (except to the extent reasonably foreseeable) or punitive or exemplary damages, unless such damages are required to be paid to a Third Party as a result of a Third Party claim.
“Master License Agreement Landlord” means a Subsidiary of Seller, on behalf of its participating Affiliates and Subsidiaries.
“Material Adverse Effect” means any state of facts, circumstance, condition, change, event, occurrence, development, result or effect (“Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, (b) financial condition and assets (tangible or intangible) and Liabilities (such financial condition, assets and Liabilities being considered together) or (c) results of operations, in each case of clauses (a), (b) and (c), of the Business, taken as a whole; provided, however, no Effect shall constitute or be deemed to contribute to a Material Adverse Effect to the extent arising out of or resulting from: (i) changes in general economic, social, business, financial, credit, regulatory or political conditions or any conditions generally affecting any of the foregoing or affecting the industries in which the Business operates, (ii) any changes in the U.S. or global economy or any changes in any capital, credit or financial markets in the U.S. or any other jurisdiction or region (including interest rate and exchange rate changes or tariffs or trade wars); (iii) any Change In Law or change in GAAP or the official interpretation of GAAP; (iv) the execution of this Agreement, the public announcement hereof or the pendency or consummation of the transactions contemplated by any Transaction Agreement, including adverse changes in the Business’ relationship with employees, customers, subscribers, partners, Governmental Bodies, suppliers or vendors as a result thereof (provided that the exceptions in this clause (iv) will not apply with respect to the representations and warranties contained in Section 5.3(c) or to Section 10.2(a) to the extent related to such portions of such representations and warranties) (as qualified by matters disclosed in the Parent/Seller Disclosure Letter); (v) actions expressly required to be taken or omitted pursuant to this Agreement (other than the requirement to operate in the ordinary course of business pursuant to Section 8.7(a)) or specifically taken with Buyer’s written consent pursuant to Section 8.7(b); (vi) any action taken in breach of this Agreement by Buyer or any of its Affiliates; (vii) any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami, or other natural disasters; (viii) (A) any military hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions or civil unrest, or any escalation or worsening of any such military hostilities, act of war, sabotage, terrorism or military actions or civil unrest or any disease, outbreak, pandemic or the worsening thereof or (B) any complete or partial sequester, stoppage, shutdown or similar event or occurrence by or involving any Governmental Body; and (ix) any failure by Parent, Seller, any Asset Transferor, any Acquired Company or the Business to meet any internal or published projections or forecasts of revenues, earnings, subscribers or other measures of projected financial or operating performance for any period; provided, however, that the underlying causes of any such failure shall not be deemed excluded from consideration in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur and to the extent not otherwise excluded by this definition; provided, further, that any Effect arising out of or resulting from any of the matters referred to in clauses (i), (ii), (iii), (vii) or (viii) above shall be taken into account (unless excluded by other clauses in this definition) in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur to the extent such Effect has a disproportionate impact on the Business compared to any other company or business that operates in any of the industries in which the Business operates. Notwithstanding the foregoing, the economic cost of any loss of subscribers that is actually accounted for in the calculation of such Closing Performance Adjustment Amount shall be disregarded for purposes of determining whether a Material Adverse Effect has occurred (it being understood and agreed that the intent of this sentence is to avoid double counting such economic cost).
“Material Contracts” has the meaning specified in Section 5.14.
“Material Leased Real Property” has the meaning specified in Section 5.7(b).
“Material Leases” has the meaning specified in Section 5.7(b).
“Material Licenses” has the meaning specified in Section 5.19(a).
“Material Supplier” has the meaning specified in Section 5.18.
“Material Tower Leases” means: (i) that certain Master Tower Space License Agreement, dated as of August 28, 2000, by and between American Tower, L.P. and Seller, as amended by that certain First Amendment to Master Tower Space License Agreement, dated as of February 28, 2002, that certain Second Amendment to Master Tower Space License Agreement, dated as of August 7, 2003 and that certain Amendment to Agreements, dated as of February 14, 2012, by and among American Towers LLC, Spectrasite Communications, LLC and Seller; and (ii) that certain Master License Agreement, effective as of January 1, 2016, by and among the entities listed as licensors on the signature page thereto and USCC Services (as assignee of Seller) and any of its affiliates that become parties thereto by executing site lease acknowledgments thereunder, as supplemented by that certain Amendment of Existing Co-Location Agreements, effective as of January 1, 2016.
“Minimum Capex Spend” has the meaning specified in Section 8.7(a).
“MLA Towers” means the “Towers” as such term is defined in the Long-Term Master License Agreement.
“Net Working Capital” has the meaning specified in Exhibit C-1.
“Non-Officer Agreements” means individual offer letters, employment agreements, and retention agreements in effect as of the date hereof between the Company or any of its Subsidiaries and Business Employees that are not officers and which are, in the case of offer letters and employment agreements, terminable at will without the requirement of any notice period and/or severance or similar Liabilities.
“Non-Solicitation Term” has the meaning specified in Section 9.15.
“Non-Transferable Asset” has the meaning specified in Section 8.11(b).
“Notice Deadline” has the meaning specified in Section 12.3(a).
“NYSE” means the New York Stock Exchange.
“Offer Employee List” has the meaning specified in Section 9.7(b).
“Offer List Employees” has the meaning specified in Section 9.7(b).
“Omitted Asset” has the meaning specified in Section 8.13(a)(ii).
“Open Source Software” means any Software that is licensed or distributed pursuant to: (a) any license that is a license now or in the future approved by the Open Source Initiative or listed at

http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); (b) any license to Software that is considered “free software” or “open source software” (as each term is defined by the Open Source Foundation or the Free Software Foundation); or (c) any license that requires that as a condition of its use, modification or distribution that it, or other Software that is derived from or linked to such Software or into which such Software is incorporated or with which such Software is combined or distributed be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making modifications or derivative works or (3) licensed, distributed or conveyed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (4) redistributable at no charge.
“Order” means any order, verdict, decision, writ, ruling, directive, stipulation, determination, decree, judgment or injunction made, issued or entered by or with any Governmental Body or governmentally appointed arbitrators of competent jurisdiction, whether preliminary, interlocutory or final.
“Outside Deferred Closing Date” means the date that twenty-four (24) months after the Closing Date.
“Owned Real Property” has the meaning specified in Section 5.7(a).
“Owned Towers” means Towers that are owned by Seller and its Subsidiaries (including Towers that are located on property that is leased or subleased by Seller and its Subsidiaries from another Person), including the Towers set forth on Schedule 1.1(f), which schedule may be updated by Seller prior to Closing.
“Parent” has the meaning specified in the first paragraph of this Agreement.
“Parent Backhaul Contract” has the meaning specified in Section 9.20.
“Parent Board” has the meaning specified in the preliminary statement hereto.
“Parent Group” means Parent and its Subsidiaries (other than Seller and its Subsidiaries).
“Parent Indemnified Parties” has the meaning specified in Section 9.18(h)(i).
“Parent SEC Documents” means any registration statement, prospectus, form, report, circular, schedule or document (including any exhibits to any of the foregoing) publicly filed or furnished by Seller with the SEC prior to the date hereof.
“Parent Shares” means the Series A Common Shares, par value $0.01 per share, and the Common Shares, par value $0.01 per share, of Parent.
“Parent/Seller Action” means the joint written notice of Parent and Seller.
“Parent/Seller Disclosure Letter” means the disclosure letter dated as of the date of this Agreement delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement by the Parties.
“Parties” has the meaning specified in the first paragraph of this Agreement.
“Party” has the meaning specified in the first paragraph of this Agreement.
“Patents” means patents and patent applications, in each case, together with any related provisional applications, continuations, continuations-in-part, divisionals, re-examinations, reissues, revisions and extensions thereof and any foreign counterparts thereof, utility models, industrial designs and other statutory invention registrations and applications for any of the foregoing.
“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.
“Performance Adjustment Amount” has the meaning set forth on Exhibit L.
“Performance Adjustment Amount Principles” has the meaning specified in Schedule 8.7(e).

“Permitted Encumbrances” means (a) liens for Taxes and other governmental charges and assessments (i) that are not yet due and payable or (ii) that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have specifically been established in the Reference Balance Sheet; (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable (i) that relate to obligations that are not delinquent or that the Business is contesting in good faith by appropriate proceedings, (ii) for which adequate reserves have specifically been established in accordance with GAAP and (iii) that are not, individually or in the aggregate, material to the Business; (c) Encumbrances identified in Schedule 1.1(g); (d) Encumbrances evidenced by any security agreement, financing statement, purchase money agreement, conditional sales contract, capital lease or operating lease, or by any license, coexistence agreement, undertaking, declaration, limitation of use or consent to use, in each case that is described in Section 5.13 of the Parent/Seller Disclosure Letter; (e) Encumbrances, easements, covenants, rights of way, conditions and other similar restrictions of record that affect title to any Real Property that do not interfere in any material respect with or otherwise impair in any material respect the use, occupancy, value or marketability of title of such Real Property subject thereto; (f) zoning, building codes and other land use Laws regulating the use or occupancy of the Real Property or the activities conducted thereon that are imposed by any Governmental Body that are not violated, in any material respect, by any current use, occupancy or activity conducted by the Business or on any Owned Real Property and Leased Real Property; (g) with respect to any Leased Real Property, (i) the interests and rights of the respective lessors with respect thereto and (ii) any Encumbrance permitted under the applicable Lease for such Leased Real Property; (h) Encumbrances that affect the underlying fee interest or any superior leasehold interest of any Leased Real Property; (i) with respect to Intellectual Property, any non-exclusive licenses granted in the ordinary course of business; (j) other Encumbrances or imperfections on property that are not material in amount or do not detract from the value in any material respect of or impair in any material respect the use, occupancy or marketability of title of the property affected by such Encumbrance or imperfection; (k) any conditions that would be shown by a current, accurate survey of any Real Property and would not reasonably be expected to detract in any material respect from the value, or impair in any material respect the use, occupancy or marketability of title of the affected Real Property; and (l) Encumbrances that have been placed by any developer, landlord or other third party on property owned by third parties over which any of the Acquired Companies has easement rights and subordination or similar agreements relating thereto, provided that such Encumbrances are in accordance with such easement, subordination or similar agreements and that such Encumbrances do not impair in any material respect the use, occupancy, value or marketability of title.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or organization (whether or not a legal entity) or a Governmental Body.
“Personal Data” means any information (a) that alone or in combination with other information, identifies, describes, relates to, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with an identified or identifiable person, device, or household or (b) defined as “personal information”, “personal data”, “personally identifiable information” or any analogous term under any applicable Law.
“Policy Condition” means that the Closing occurs on a date that is at least eighteen (18) months after the date hereof.
“Post-Closing Adjustment Amount” has the meaning specified in Section 4.5(e).
“Post-Closing Claims” has the meaning specified in Section 9.8(b).
“Pre-Closing Engagements” has the meaning specified in Section 13.16(a).
“Pre-Closing Occurrence-Based Policies” has the meaning specified in Section 9.8(b).
“Pre-Closing Return” has the meaning specified in Section 9.6(b)(ii).
“Pre-Closing Tax Period” means any taxable period (or a portion thereof) ending on or prior to the Closing Date and shall include the portion of the Straddle Period ending on the Closing Date.

“Preliminary Purchase Price” has the meaning specified in Section 4.2(a).
“Privacy Laws” means all laws and regulations worldwide relating to the Processing, privacy or security of Personal Data, information security or cybersecurity, and all binding guidance issued thereunder, including the Telecommunications Act, Section 5 of the Federal Trade Commission Act, the Cyber Incident Reporting for Critical Infrastructure Act of 2022 (CIRCIA), the CAN-SPAM Act, the Illinois Biometric Information Privacy Act, Children’s Online Privacy Protection Act, the California Consumer Privacy Act (and its regulations), the California Invasion of Privacy Act, the Virginia Consumer Data Protection Act, the Maine Data Privacy and Protection Act, state data breach notification laws, state data security laws, state social security number protection laws, and any other laws, regulations, guidelines, industry standards concerning data protection, information security, cybercrime, data breach notification, use of biometric information, social security number protection, website and mobile application privacy policies and practices, outbound communications or electronic marketing (including email marketing, telemarketing and text messaging), use of electronic data and privacy matters (including online privacy) in any applicable jurisdictions, in each case, with respect to Personal Data, cybersecurity or information security.
“Privacy Policies” means each of Parent’s and its Subsidiaries (including the Acquired Companies) policies, promises and statements, in each case, relating to the privacy or security of Personal Data with respect to the Business.
“Privacy Requirements” has the meaning specified in Section 5.9(a).
“Privileged Deal Communications” has the meaning specified in Section 13.16(b).
“Process”, “Processing” or “Processed” means any operation or set of operations which is performed upon Personal Data, by any means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.
“Prohibited Transaction” has the meaning specified in Section 8.4(h).
“Proposed Amendments” has the meaning specified in Section 9.13(a).
“PUCs” means state Public Utility Commissions.
“Purchase Price” has the meaning specified in Section 3.1(a).
“Put/Call Agreement” has the meaning specified in the preliminary statement hereto.
“Real Property” means, collectively, the Leased Real Property and the Owned Real Property.
“Receivables Adjustment Amount” means, as of the time of determination, the amount, if any, by which the Receivables Target Amount exceeds the Receivables Amount (it being understood that if the Receivables Amount equals or exceeds the Receivables Target Amount, the Receivables Adjustment Amount shall be zero (0)).
“Receivables Amount” has the meaning specified in Exhibit C-3.
“Receivables Target Amount” means an amount equal to $630,000,000.
“Reference Balance Sheet” has the meaning specified in Section 5.4(b).
“Reference Date” means December 31, 2023.
“Regulatory Material Effect” has the meaning specified in Schedule 8.4(f)(1).
“Regulatory Proceeding” has the meaning specified in Section 8.4(b).
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Materials into the environment.
“Remedial Action” has the meaning specified in Section 8.4(b).

“Replacement Award” has the meaning specified in Section 9.7(l).
“Representatives” means, as to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents, advisors, consultants, independent accountants, controlling Persons or other representatives.
“Required Regulatory Approvals” has the meaning specified in Section 10.1(c).
“Required Regulatory Law” means any Competition Law, Telecom Regulatory Law, other Law for which any Governmental Body that oversees or implements Telecom Regulatory Laws has oversight or implementation authority, the DPA or any other Law relating to any Required Regulatory Approval.
“Required Third Party Consents” has the meaning specific in Section 8.4(i).
“Requisite Seller Stockholder Approval” has the meaning specified in Section 5.25.
“Resolution Period” has the meaning specified in Section 4.5(b).
“Restricted Cash” means cash designated or required to be designated as restricted cash on the balance sheet of the applicable Person or any other cash to the extent that such cash is prohibited from being spent, distributed, loaned or released by the applicable Person without deduction, withholding or additional cost (in which case, for the avoidance of doubt, such deduction, withholding or additional cost shall constitute Restricted Cash but the balance of such cash that is not required to be deducted, withheld or expended shall not constitute Restricted Cash) or which is otherwise restricted for a particular use, purpose or event, including all cash securing rent, security, lease, and similar deposits and any other cash held as collateral in respect of obligations to any other Person, in accordance with the Agreed Accounting Principles.
“Retained Business” means the business, as of or at any time prior to the Closing, conducted by or on behalf of Seller and its Subsidiaries (a) of (i) owning Owned Towers and licensing, leasing or subleasing (as licensee, lessee or sublessee) space on Revenue Leased Towers from another Person, (ii) licensing, leasing or subleasing (as licensor, lessor or sublessor) space on Owned Towers and Revenue Leased Towers to an operator of a wireless business or another person, (iii) constructing, operating, maintaining and building Towers and (iv) owning property or licensing, leasing or subleasing property (as licensee, lessee or sublessee) on which Owned Towers are located or are intended to be located or on which Towers owned by a Person other than Seller and its Subsidiaries are located or are intended to be located, and (b) to the extent exclusively relating to owning and operating the Excluded Assets, Excluded Entities and the Excluded Spectrum Assets and the Retained Partnership and Equity Interests.
“Retained Business Employee Buyer Indemnified Parties” has the meaning specified in Section 9.18(h)(ii).
“Retained Business Employee Indemnified Claims” has the meaning specified in Section 9.18(h)(i)(B).
“Retained Business Employees” has the meaning specified in Section 9.18(a).
“Retained Business Employee Services Term” has the meaning specified in Section 9.18(a).
“Retained Business Services” has the meaning specified in Section 9.18(h)(i)(A).
“Retained Partnership and Equity Interests” means the equity interests owned by Seller and its Subsidiaries in the Person set forth on Schedule 1.1(h).
“Retained Restricted Cash” means all Restricted Cash of Seller or its Subsidiaries, other than the Restricted Cash set forth on Schedule 1.1(i).
“Retention Period” has the meaning specified in Section 9.4.
“Revenue Leased Towers” means Towers on which Seller or any of its Subsidiaries have licensed, leased or subleased space from another Person with the purpose of generating revenue from licensing, leasing or subleasing out such space, including the Towers set forth on Schedule 1.1(j).
“Reverse Termination Fee” shall mean an amount equal to $60,000,000.

“Review Period” has the meaning specified in Section 4.5(b).
“Revised Non-Solicitation Period” has the meaning specified in Section 9.15.
“Rule 14e-1” has the meaning specified in Section 9.13(c).
“R&W Binders” means the agreements, by and between the R&W Insurers and the Specified Buyer Affiliate, dated as of the date of this Agreement, to bind the R&W Insurance Policy.
“R&W Insurance Expenses” all premiums (including additional premiums for any interim period as contemplated by the R&W Binder), surplus lines Taxes and other Taxes, commissions, underwriting fees and other fees and expenses paid and/or payable by or on behalf of Buyer or any Affiliate of Buyer to any R&W Insurer or broker in connection with the binding of and/or issuance of the R&W Insurance Policy.
“R&W Insurance Policy” means that certain representations and warranties insurance policy to be issued by AIG Specialty Insurance Company, and all excess policies issued by the other R&W Insurers in connection therewith, to the Specified Buyer Affiliate with effect as of the Closing Date pursuant to (and subject to the terms and conditions of) the R&W Binder for such policy (as such policy may be amended, modified or supplemented from time to time in accordance with Section 8.10).
“R&W Insurers” means AIG Specialty Insurance Company; Ryan Transactional Risk; Great American E&S Insurance Company; Euclid Transactional, LLC; RP Underwriting, Inc.; Everest Indemnity Insurance Company; Liberty Surplus Insurance Corporation; Houston Casualty Company; Beazley USA Services, Inc.; VALE Insurance Partners; Berkshire Hathaway Specialty Insurance; and Illinois Union Insurance Company.
“Sample Indebtedness Calculation” has the meaning specified in the definition of “Indebtedness” in this Section 1.1.
“Sample Receivables Amount Calculation” means the sample statement of the Receivables Adjustment Amount presented on Exhibit C-3.
“Sample Working Capital Statement” means the sample statement of Net Working Capital presented on Exhibit C-1.
“Satisfaction Date” has the meaning specified in Section 4.1(a).
“SEC” means the U.S. Securities and Exchange Commission.
“Section 338(h)(10) Elections” has the meaning specified in Section 9.6(e).
“Securities Act” means the Securities Act of 1933.
“Security Incident” means any breaches (including ransomware attacks), violations or outages of, or unauthorized accesses to, or uses of, the IT Systems, or any breaches, losses, thefts, misuses or the rendering unavailable of, or unauthorized accesses to, or uses of, Business Data.
“Seller” has the meaning specified in the first paragraph of this Agreement.
“Seller Benefit Plan” means each Employee Benefit Plan that is sponsored, maintained or contributed to or required to be contributed to by Seller or any of its Affiliates, or with respect to which Seller or any of its Affiliates may have any Liability, and in which one or more Business Employees participates.
“Seller Board” has the meaning specified in the preliminary statement hereto.
“Seller Closing Rep Breaches” has the meaning specified in Section 12.1(a)(i).
“Seller Common Stock” has the meaning specified the definition of “Seller Shares” in this Section 1.1.
“Seller Consolidated Return” has the meaning specified in Section 9.6(b)(i).
“Seller DC Plan” has the meaning specified in Section 9.7(h).

“Seller Equity Award” means any restricted stock unit or performance award granted under Seller’s 2022 Long-Term Incentive Plan, 2013 Long-Term Incentive Plan, or any predecessor or successor thereto, that is outstanding immediately prior to the Closing.
“Seller Excluded Rep Breaches” has the meaning specified in Section 12.1(a)(i).
“Seller Group” means Seller and its Subsidiaries (other than the Acquired Companies).
“Seller Guarantee” and “Seller Guarantees” have the meanings specified in Section 9.9(a).
“Seller Indemnification Threshold” means $17,600,000.
“Seller Indemnified Parties” has the meaning specified in Section 12.2(a).
“Seller Indentures” means that certain Indenture, dated as of June 1, 2002, by and between Seller and BNY Midwest Trust Company, as Trustee, as supplemented by the: (i) Third Supplemental Indenture, dated as of December 3, 2003, relating to the issuance of $444 million aggregate principal amount of Seller’s 6.70% Senior Notes due 2033; (ii) Fifth Supplemental Indenture, dated as of June 21, 2004, relating to the issuance of an additional $100 million aggregate principal amount of Seller’s 6.70% Senior Notes due 2033; (iii) Ninth Supplemental Indenture, dated as of August 12, 2020, relating to the issuance of $500 million aggregate principal amount of Seller’s 6.25% Senior Notes due 2069; (iv) Tenth Supplemental Indenture, dated as of December 2, 2020, relating to the issuance of $500 million aggregate principal amount of Seller’s 5.50% Senior Notes due March 2070; and (v) Eleventh Supplemental Indenture, dated as of May 17, 2021, relating to the issuance of $500 million aggregate principal amount of Seller’s 5.50% Senior Notes due June 2070.
“Seller Independent Directors” has the meaning specified in the preliminary statement hereto.
“Seller Information Statement” means the information statement to be sent to Seller’s stockholders in connection with this Agreement.
“Seller Licensed Trademarks” has the meaning specified in Section 9.1(a).
“Seller Market Spectrum Acquisition Transactions” means spectrum License purchases, swaps, leases, acquisitions at auction, or other transactions that would, if completed, result in Buyer and its Affiliates acquiring Attributable Spectrum that overlaps all or a portion of a Cellular Market Area, as defined by the FCC, in which Seller and its Affiliates or the Designated Entities would transfer FCC Licenses to Buyer pursuant to this Agreement.
“Seller Notes” means, collectively, the Seller’s outstanding senior notes issued under the Seller Indentures.
“Seller Pre-Closing Return” has the meaning specified in Section 9.6(b)(i).
“Seller Related Parties” has the meaning specified in Section 11.3(d).
“Seller SEC Documents” any registration statement, prospectus, form, report, circular, schedule or document (including any exhibits to any of the foregoing) publicly filed or furnished by Seller with the SEC prior to the date hereof.
“Seller Shares” means the Series A Common Shares, par value $1.00 per share, and the Common Shares, par value $1.00 per share, of Seller (“Seller Common Stock”).
“Seller Stockholder Written Consent” has the meaning specified in the preliminary statement hereto.
“Selling Party” means Seller, the Asset Transferors and the Acquired Companies.
“Selling Released Parties” has the meaning specified in Section 9.12(b).
“Separation” has the meaning specified in the preliminary statement hereto.
“Separation Activities” means actions that are reasonably necessary to take in order to effect (i) the Separation, the transfer of the Transferred Assets or the Excluded Assets, as applicable, (ii) the assumption of the Assumed Liabilities or the Excluded Liabilities, as applicable, (iii) the treatment of the intercompany obligations and Contracts as contemplated by Section 8.11, (iv) the separation of the shared vendor Contracts and (v) other aspects of the separation of the Business and the Acquired Companies from the Retained Business and the Seller Group members that are de minimis in nature; provided, however, that with respect to any such action that is not included in the Separation Plan and would adversely affect the Business in more than a de minimis respect, such action shall not constitute a “Separation Activity” unless Seller shall have consulted in good faith with Buyer with respect thereto and Buyer shall have provided its prior written consent to such action.
“Separation Documents” means all Contracts, assignments, conveyances, instruments and any other documents, and any restatements thereof or amendments or supplements thereto, executed, delivered, filed or otherwise used by the Seller Group or the Parent Group or any of their respective Affiliates to effect the Separation or otherwise in connection with the Separation, including the IP Assignment Agreements.
“Separation Plan” has the meaning specified in the preliminary statement hereto, as such Separation Plan may be amended, modified or changed in accordance with Section 8.11.
“Services” has the meaning specified in Section 9.17(a)(ii).
“Shared Contract List” has the meaning specified in Section 8.11(e).
“Shared Contracts” has the meaning specified in Section 8.11(e).
“Short-Term Spectrum Manager Lease Agreement” means that certain Short-Term Spectrum Manager Lease Agreement, between T-Mobile License, LLC and the Subsidiaries of Seller named therein and, substantially in the form attached as Exhibit G.
“Short-Term Spectrum Manager Sublease Agreement (Advantage DE Spectrum)” means that certain Spectrum Manager Sublease Agreement, between T-Mobile License, LLC and USCC Wireless Investment, Inc., substantially in the form attached as Exhibit I-2.
“Short-Term Spectrum Manager Sublease Agreement (King Street DE Spectrum)” means that certain Spectrum Manager Sublease Agreement, between T-Mobile License, LLC and USCC Wireless Investment, Inc., substantially in the form attached as Exhibit I-1.
“Software” means software, firmware and computer software programs and applications, whether in source code, object code or human readable form, including architecture, schematics, software models and methodologies, algorithms, data files or records, computerized databases, plugins, libraries, compilers, subroutines, tools and APIs and all related specifications and documentation.
“Sold Released Parties” has the meaning specified in Section 9.12(a).
“Specified Advantage Covenants” has the meaning specified in Section 4.7(b).
“Specified Advantage Representations” has the meaning specified in Section 4.7(b).
“Specified Buyer Affiliate” means T-Mobile USA, Inc.
“Specified Date” means the later to occur of the King Street Closing and the Advantage Closing.
“Specified IP Contracts” has the meaning specified in Section 5.13(l).
“Specified King Street Covenants” has the meaning specified in Section 4.7(b).
“Specified King Street Representations” has the meaning specified in Section 4.7(b).
“Specified Representations” means the representations and warranties of Seller contained in Section 5.2(a) (Capital Structure), Section 5.3(a) (Authorization), Section 5.22 (No Brokers), Section 5.25 (Vote Required) and Section 5.26 (Takeover Statutes) and the representations and warranties of Parent contained in Section 6.2 (Capital Structure), Section 6.3(a) (Authorization), Section 6.6 (Vote Required), Section 6.7 (No Brokers) and Section 6.8 (Takeover Statutes).

“Spectrum Lease Condition” has the meaning specified in Section 10.1(e).
“Spectrum Screens” means, as for the licenses in the transaction contemplated by this Agreement, 68 MHz of Attributable Spectrum below 1 GHz, 385 MHz of Attributable Spectrum below 6 GHz, or 1850 MHz of Attributable Spectrum in the Upper Microwave Flexible Use Service.
“Split Contracts” has the meaning specified in Section 8.11(e).
“Standard Software” has the meaning specified in Section 5.13(l).
“State Licenses” has the meaning specified in Section 5.19(b).
“Stock Purchase Request” has the meaning specified in Section 9.6(m).
“Stock Purchase Request Reduction Amount” means an amount equal to forty-five million dollars ($45,000,000).
“Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date.
“Sub-Processor” has the meaning specified in Section 5.9(e).
“Subsidiary” of any Person means any partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity or organization or other Person that is a legal entity, trust or estate of which (or in which) at the time of determination (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency) is directly or indirectly owned by such Person, (b) more than fifty percent (50%) of the interest in the capital or profits of such partnership, joint venture or limited liability company is directly or indirectly owned by such Person, (c) more than fifty percent (50%) of the beneficial interest in such trust or estate is directly or indirectly owned by such Person or (d) the general partner, managing member or similar role is, directly or indirectly, such Person; provided, however, that (i) each Acquired Company shall be a Subsidiary of Seller (and not of Buyer) until the Closing and a Subsidiary of Buyer (and not of Seller or Parent) from and after the Closing and (ii) each of the Designated Entities (if such Designated Entity is not then wholly owned by Seller), each of the Iowa Entities and the legal entities set forth on Schedule 1.1(k) shall not be Subsidiaries of Seller or Parent.
“Supplemental Indenture” has the meaning specified in Section 9.13(c).
“Surviving Intercompany Agreements” has the meaning specified in Section 8.11(g).
“Takeover Laws” has the meaning specified in Section 5.26.
“Target Working Capital” means an amount equal to negative $226,100,000 (which for the avoidance of doubt is a negative number).
“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, sales, use, occupation, license, registration, excise, franchise, employment, payroll, severance, recapture, withholding, alternative or add-on minimum, ad valorem, value added, transfer, conveyance, stamp, capital stock, capital gains, or excise tax, imputed underpayment (as defined in Treasury Regulations Section 301.6241-1(a)(3)), social security, or any other similar tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, fines, penalties or additions to tax, imposed by any Governmental Body in connection with the foregoing.
“Tax Contest” means any audit, court or administrative proceeding, action, suit, investigation or other dispute by a Governmental Body.
“Tax Distribution” has the meaning specified in Section 9.6(k)(ii).

“Tax Return” means any return, report, form, declaration, statement or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.
“Team Telecom” means the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector, established pursuant to Executive Order 13913, dated April 4, 2020.
“Telecom Licenses” has the meaning specified in Section 5.19(b).
“Telecom Regulatory Laws” means the Communications Act, the FAA Rules, FCC Rules and any applicable Laws relating to any PUCs or state Governmental Body with jurisdiction over the provision of telecommunications, broadband or universal service within such state.
“Termination Date” has the meaning specified in Section 11.1(b)(i).
“Termination Fee” shall mean an amount equal to $30,000,000.00.
“Third Party” means any Person other than Parent, Seller, Buyer or their respective Affiliates.
“Third Party Claim” has the meaning specified in Section 12.3(a).
“Third Party Rights” has the meaning specified in Section 8.11(c).
“Third Party Towers” means Towers owned by Persons other than Seller and its Subsidiaries on which space is licensed, leased or subleased to the Business other than Revenue Leased Towers, including the Towers set forth on Schedule 1.1(l), which schedule may be updated by Seller prior to Closing to reflect any additional Towers licensed, leased or subleased to the Business or any Towers no longer licensed, leased or subleased to the Business, in each case following the date of this Agreement.
“TIA” has the meaning specified in Section 9.13(c).
“Title Company” has the meaning specified in Section 8.14.
“Titled Property” has the meaning specified in Section 8.14.
“Tower” means a transmission tower, wireless communication tower, other similar tower, antenna structure or rooftop and the land area, easements (including access easements), roadways (including access roads), tower lighting, tower grounding systems, fences, concrete pads, tower foundations and all improvements associated therewith.
“Trade Secrets” means all trade secrets and confidential information and other non-public or proprietary information (whether or not patentable), including ideas, compositions, know-how, concepts, methods, processes, techniques, formulae, reports, data, customer or subscriber information, mailing lists, business plans, inventor’s notes, discoveries and improvements, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, proposals and technical data, business and marketing plans, market surveys, Software code and other proprietary information that is protected by Law as a “trade secret” or other similar concept under applicable Law.
“Trademarks” means trademarks, service marks, trade dress, logos, slogans, business names, corporate names and trade names and any other indications of origin, together with all adaptations, derivations and combinations thereof, all applications and registrations therefor, and all goodwill of the business connected with the use of or symbolized by any of the foregoing throughout the world.
“Transaction Agreements” means this Agreement and the Ancillary Agreements.
“Transaction Expenses” means all unpaid costs, fees, expenses and liabilities that any Acquired Company is obligated to pay or reimburse to any Person in connection with the sale process for the Business, the preparation, negotiation and execution of this Agreement (including the process leading up to the execution of this Agreement) or the consummation of any of the transactions contemplated hereby, including: (i) the fees and disbursements of outside counsel to Parent, Seller or any of their respective

Affiliates; (ii) the fees and expenses of any other agents, advisors, consultants, experts or financial advisors employed or engaged by Parent, Seller or any of their respective Affiliates (other than the portion of those fees and expenses of the Escrow Agent not included in clause (vi) below); (iii) costs, fees and expenses incurred by or on behalf of any officer, director or employee of Parent, Seller or any of their respective Affiliates in connection with or relating to this Agreement, any of the transactions contemplated hereby or the process resulting in such transactions, in each case that any Acquired Company is obligated to pay or reimburse such Person; (iv) any unpaid transaction bonuses, retention bonuses, stay bonuses, compensatory change in control payments and similar payments payable by any Acquired Company that are triggered or accelerated in connection with the transactions contemplated by this Agreement (including the employer’s share of any payroll Taxes related thereto); (v) any brokerage or finders’ fee, agents’ commission, or any similar charge; in each case, solely to the extent such costs, fees and expenses are incurred and unpaid as of, and after giving effect to, the Closing; (vi) fifty percent (50%) of all fees, costs and expense of the Escrow Agent in connection with the Escrow Agreement, (vii) fifty percent (50%) of all R&W Insurance Expenses and (viii) fifty percent (50%) of all Cyber Policy Expenses. For the avoidance of doubt (solely so as to avoid double counting), and notwithstanding anything to the contrary contained herein, the term “Transaction Expenses” shall not include: (w) amounts Buyer is required to pay pursuant to Section 9.18(c), (x) amounts to the extent required or permitted to be included in the calculation of Net Working Capital or the Receivables Adjustment Amount, (y) amounts to the extent required or permitted to be included in the calculation of the Closing Indebtedness Amount and (z) amounts to the extent required or permitted to be included in the calculation of the Closing Bond Exchange and Assumption Amount.
“Transaction Tax Deductions” means any Tax losses or deductions of the Acquired Companies arising as a result of (i) any transaction bonuses, retention bonuses, stay bonuses, sale bonuses, change in control payments, retention payments, gains on exercise of options (or payments for the release or settlement thereof), synthetic equity payments or similar payments made or to be made by (or attributed for the purposes of any relevant Tax to) the Acquired Companies in connection with or resulting from the Closing, in each case, to the extent such payment is treated as a Transaction Expense, (ii) all fees, expenses and interest (including amounts treated as interest for Tax purposes), original issue discount, breakage fees, financing fees (including unamortized or deferred financing fees), tender premiums, consent fees, redemption, retirement or make whole payments, defeasance in excess of par attributable to the Seller Notes or other Indebtedness (or included as a liability in the Closing Indebtedness Amount, Closing Working Capital, Closing Receivables Adjustment Amount or Closing Transaction Expense Amount), (iii) all fees, costs and expenses incurred, economically borne or paid by an Acquired Company (or included as a liability in the Closing Indebtedness Amount, Closing Working Capital, Closing Receivables Adjustment Amount or Closing Transaction Expense Amount) in connection with or incident to this Agreement and the transactions contemplated hereby, including any such legal, accounting and investment banking fees, costs and expenses and (iv) any employment or social security Taxes with respect to the amounts set forth in the foregoing; provided, that in each case (for clauses (i) through (iv)) such item (x) has reduced the Purchase Price or (y) has been paid by a Selling Party and has not been borne by Buyer, any of its Affiliates or an Acquired Company.
“Transfer Taxes” has the meaning specified in Section 9.6(a).
“Transferred Assets” has the meaning specified in Section 8.12(a).
“Transferred Cash” has the meaning specified in Section 8.12(a)(ii).
“Transferred Books and Records” means, other than any books and records included in the Excluded Books and Records, all books and records (including Tax Returns and workpapers) primarily relating to the Business, the Transferred Assets, Shared Contracts, the Assumed Liabilities or the Acquired Companies.
“Transferred Contracts” has the meaning specified in Section 8.12(a)(iii).
“Transferred Employee” means each Business Employee who accepts Buyer’s (or its Affiliate’s) offer of continued employment and continues employment with Buyer or one of its Affiliates (including the Acquired Companies) on or after the Closing Date.
“Transferred IT Systems” has the meaning specified in Section 8.12(a)(viii).
“Transferred Leases” has the meaning specified in Section 8.12(a)(ii)

“Transferred Licenses” has the meaning specified in Section 8.12(a)(iv).
“Transferred Owned Intellectual Property” has the meaning specified in Section 8.12(a)(vi).
“Transferred Owned Real Property” has the meaning specified in Section 8.12(a)(ix).
“Transferred Owned Software” has the meaning specified in Section 8.12(a)(vii).
“Transferred Third Party Tower Leases” has the meaning specified in Section 8.12(a)(xvii).
“Transition Services Agreement” means the agreement substantially in the form attached as Exhibit D by and among Parent, Seller and Buyer providing for certain transition services by the Parent Group to Buyer and its applicable Affiliates, and from Buyer and its applicable Affiliates to the Seller Group, in each case after the Closing.
“USCC Services” means USCC Services, LLC, a Delaware limited liability company.
“U.S.” means the United States of America.
“Viral Effects” has the meaning specified in Section 5.8(j).
“Voting Trust” means the voting trust of Parent constituted under the Amendment and Restatement (dated as of April 22, 2005) of Voting Trust Agreement Dated as of June 30, 1989.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local Law.
“Working Capital Deficit” has the meaning specified in Section 4.5(d).
“Working Capital Excess” has the meaning specified in Section 4.5(d).
Section 1.2   Rules of Construction.   In this Agreement (including the annexes, exhibits and schedules to this Agreement):
(a)   words denoting the singular include the plural and vice versa, and words denoting any gender include all genders;
(b)   ”including” means “including without limitation;”
(c)   the word “or” shall not be exclusive;
(d)   ”business day” means any day other than a Saturday, a Sunday or a day on which banking institutions located in New York, New York are authorized or obligated by law or executive order to close;
(e)   when calculating the period of time within which or following which any act is to be done or step taken, the date that is the reference day in calculating such period shall be excluded and, if the last day of such period is not a business day, the period shall end on the next day that is a business day;
(f)   all dollar amounts are expressed in U.S. dollars, and all amounts payable hereunder shall be paid in U.S. dollars;
(g)   money shall be tendered by wire transfer of immediately available federal funds to the account designated in writing by the party that is to receive such money;
(h)   references herein to articles, sections, annexes, exhibits and schedules mean the articles and sections of, and the annexes, exhibits and schedules attached to, this Agreement;
(i)   the table of contents, articles, titles and headings contained in the Transaction Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of the Transaction Agreements;
(j)   the Transaction Agreements shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted;

(k)   the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not only to a particular section in which such words appear;
(l)   any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, in each case in accordance with the terms of this Agreement, and references to all attachments thereto and instruments incorporated therein to the extent provided to Buyer;
(m)   any statement that a document has been “delivered,” “provided” or “made available” to Buyer means that such document has been (i) uploaded to the electronic data site titled “Project Odyssey” established by Seller and maintained by Intralinks not later than one (1) business day prior to the date hereof and not removed from such electronic data site prior to the date hereof or (ii) contained in any Parent SEC Document or Seller SEC Document that was publicly available on EDGAR at least one (1) business day prior to the date hereof; provided, however, that, in the case of each of clauses (i) and (ii), any information that has been redacted in such document shall not be deemed to have been “delivered,” “provided” or “made available” to Buyer for any purpose under this Agreement;
(n)   any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section and any rules and regulations thereunder;
(o)   references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise;
(p)   references to “assets” do not include individuals;
(q)   references to any Contract (including this Agreement) or organizational document are to the Contract or organizational document as amended, modified, supplemented or replaced from time to time, in each case in accordance with the terms of this Agreement, unless otherwise stated; and
(r)   any accounting term not otherwise defined in this Agreement will have the meaning assigned to it in accordance with GAAP.
Notwithstanding anything to the contrary contained in this Agreement, Buyer’s obligations with respect to any transaction involving any Iowa Licensee Partnership shall be limited solely to the obligations described in Section 9.14(a) and any obligations set forth in any Binding Documentation (if any), and under no circumstances shall any transaction contemplated by Section 9.14(a) or any Binding Documentation be construed to constitute a transaction contemplated by this Agreement or a transaction contemplated by the Transaction Agreements (or any words or phrases of similar import).
ARTICLE II
PURCHASE AND SALE
Section 2.1   Purchase and Sale of the Equity Interests.   On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Equity Interests, free and clear of all Encumbrances, except any Encumbrances arising under applicable securities Laws.
ARTICLE III
PURCHASE PRICE
Section 3.1   Purchase Price.
(a)   The aggregate consideration payable for the Equity Interests (including the other Acquired Interests and the Transferred Assets) shall be equal to $4,400,000,000 (four billion, four hundred million Dollars) (the “Base Purchase Price”), plus the Final Closing Cash Amount, minus the Final Closing Indebtedness Amount, minus the Final Closing Transaction Expense Amount, plus the Working Capital Excess (if any), minus the Working Capital Deficit (if any), minus the Final Closing Receivables

Adjustment Amount (if any), minus the Final Closing Bond Exchange and Assumption Amount (if any), minus the Final Closing Performance Adjustment Amount (if any), minus the Final Closing Capex Deficiency, and, if Buyer makes the Stock Purchase Request, minus the Stock Purchase Request Reduction Amount (the Base Purchase Price, as so adjusted, the “Purchase Price”). The Purchase Price shall be paid pursuant to Article IV, shall be paid to an account or accounts designated by Seller, and shall be paid to Seller in accordance with the wire instructions delivered by Seller in accordance with Section 4.2(b).
(b)   Solely if the King Street Acquisition is not consummated as part of the Closing, (i) the Base Purchase Price shall be reduced by the amount of the King Street Purchase Price, (ii) at Closing, Buyer shall deposit an amount of cash equal to the King Street Purchase Price with the Escrow Agent in accordance with the terms of the Escrow Agreement (such amount, the “King Street Escrow Amount”) and (iii) the aggregate consideration payable by Buyer at the King Street Deferred Closing (if it occurs) shall be equal to the King Street Purchase Price.
(c)   Solely if the Advantage Acquisition is not consummated as part of the Closing, (i) the Base Purchase Price shall be reduced by the amount of the Advantage Purchase Price, (ii) at Closing, Buyer shall deposit an amount of cash equal to the Advantage Purchase Price with the Escrow Agent in accordance with the terms of the Escrow Agreement (such amount, the “Advantage Escrow Amount”) and (iii) the aggregate consideration payable by Buyer at the Advantage Deferred Closing (if it occurs) shall be equal to the Advantage Purchase Price.
ARTICLE IV
CLOSING
Section 4.1   Closing Date.
(a)   The Closing shall be consummated at (i) 11:00 a.m. Central Time on the fifth (5th) business day after the date on which all of the conditions set forth in Article X have been satisfied or waived (other than conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (the date on which such conditions are satisfied or waived, the “Satisfaction Date”), at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, or remotely via the exchange of executed documents and the Closing deliverables or (ii) such other time and place as shall be agreed upon by Buyer, Seller and Parent in writing. Notwithstanding the foregoing, if the first (1st) business day of the month immediately following the month in which the Satisfaction Date occurs is three (3) or four (4) business days after the Satisfaction Date, the Closing shall be consummated on such third (3rd) or fourth (4th) business day, respectively. The date on which the Closing is actually held is referred to herein as the “Closing Date”. Notwithstanding anything to the contrary in this Section 4.1, Buyer may elect, by delivering a written notice to Seller and Parent, to delay the Closing until the first (1st) business day of the month immediately following the month in which the Satisfaction Date occurs (the “Delayed Closing Date”). If Buyer elects to delay the Closing in accordance with the preceding sentence, then (A) each of Seller and Parent shall deliver the certificate required to be delivered pursuant to Section 10.2(e), effective as of the date the Closing would otherwise have been required to occur, (B) the condition set forth in Section 10.2(d) shall be irrevocably waived by Buyer, (C) the condition set forth in Section 10.2(a) shall be irrevocably waived by Buyer (other than with respect to a breach of a Specified Representation that would reasonably be expected to prevent the consummation of the Closing), (D) the condition set forth in Section 10.2(b) shall be irrevocably waived by Buyer (other than with respect to an Intentional Breach of any covenant or agreement in this Agreement), and (E) if the Delayed Closing Date would otherwise occur after the Termination Date, the Termination Date shall be automatically extended to the second (2nd) business day after the Delayed Closing Date. Without limiting the foregoing, if (x) Buyer elects to delay the Closing to the Delayed Closing Date pursuant to this Section 4.1(a) and (y) between the Satisfaction Date and the Delayed Closing Date, a Governmental Body of competent jurisdiction issues a Court Order which results in the failure of the condition set forth in Section 10.1(b) to be satisfied, Seller may elect, by delivering a written notice to Buyer, to extend the Termination Date until the fifth (5th) business day after such Court Order is no longer in effect and the condition set forth in Section 10.1(b) has been satisfied (or such shorter period as Seller may determine).

(b)   If the King Street Closing does not occur at the Closing, the King Street Deferred Closing shall be consummated at (a) 11:00 a.m. Central Time on the fifth (5th) business day after the date on which all of the King Street Closing Conditions have been satisfied or waived (other than conditions that, by their terms, cannot be satisfied until the King Street Deferred Closing, but subject to the satisfaction or waiver of those conditions at the King Street Deferred Closing), at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, or remotely via the exchange of executed documents and the King Street Deferred Closing deliverables or (b) such other time and place as shall be agreed upon by Buyer, Seller and Parent in writing. The date on which the King Street Deferred Closing is actually held is referred to herein as the “King Street Deferred Closing Date”.
(c)   If the Advantage Closing does not occur at the Closing, the Advantage Deferred Closing shall be consummated at (a) 11:00 a.m. Central Time on the fifth (5th) business day after the date on which all of the Advantage Closing Conditions have been satisfied or waived (other than conditions that, by their terms, cannot be satisfied until the Advantage Deferred Closing, but subject to the satisfaction or waiver of those conditions at the Advantage Deferred Closing), at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, or remotely via the exchange of executed documents and the Advantage Deferred Closing deliverables or (b) such other time and place as shall be agreed upon by Buyer, Seller and Parent in writing. The date on which the Advantage Deferred Closing is actually held is referred to herein as the “Advantage Deferred Closing Date”.
(d)   As promptly as reasonably practicable after the execution and delivery of this Agreement, Buyer and Seller shall jointly select an escrow agent (the “Escrow Agent”) and negotiate in good faith a mutually agreeable escrow agreement in customary form (the “Escrow Agreement”), pursuant to which (i) if the King Street Closing does not occur at the Closing, the King Street Escrow Amount will be held by the Escrow Agent until the earlier of the consummation of the King Street Acquisition and the Outside Deferred Closing Date and (ii) if the Advantage Closing does not occur at the Closing, the Advantage Escrow Amount will be held by the Escrow Agent until the earlier of the consummation of the Advantage Acquisition and the Outside Deferred Closing Date.
Section 4.2   Payment on the Closing Date; Payment on the Deferred Closing Dates.
(a)   At the Closing, Buyer shall pay to Seller an amount equal to the Base Purchase Price plus the Estimated Closing Cash Amount, minus the Estimated Closing Indebtedness Amount, minus the Estimated Closing Transaction Expense Amount, minus the Estimated Working Capital Deficit (if any), plus the Estimated Working Capital Excess (if any), minus the Estimated Closing Receivables Adjustment Amount (if any), minus the Estimated Closing Bond Exchange and Assumption Amount (if any), minus the Estimated Closing Performance Adjustment Amount (if any) and minus the Estimated Closing Capex Deficiency (if any), and, if Buyer makes the Stock Purchase Request, minus the Stock Purchase Request Reduction Amount (the “Preliminary Purchase Price”), by wire transfer of immediately available funds to the bank account or accounts specified by Seller in accordance with Section 4.2(b).
(b)   Not less than five (5) business days prior to the Closing Date, Seller shall prepare and deliver to Buyer (i) Seller’s good faith calculation of the Preliminary Purchase Price, including its calculations of the Estimated Closing Cash Amount, Estimated Closing Indebtedness Amount, Estimated Closing Transaction Expense Amount, the Estimated Closing Working Capital, the Estimated Closing Receivables Adjustment Amount, the Estimated Closing Bond Exchange and Assumption Amount, the Estimated Closing Performance Adjustment Amount and the Estimated Closing Capex Deficiency, together with reasonably detailed backup documentation and supporting information (the “Estimated Closing Statement”), and (ii) wire transfer instructions for Seller. The terms of Section 4.5(f) shall apply to the preparation of the Estimated Closing Statement mutatis mutandis. Following the delivery of the Estimated Closing Statement and prior to the Closing Date, Seller shall provide reasonable access to Buyer to all workpapers and other books and records utilized by Seller or its Representatives in the preparation of the Estimated Closing Statement and shall use reasonable best efforts to make available to Buyer those of its Representatives involved in the preparation of the Estimated Closing Statement. Prior to the Closing Date, Seller shall consider in good faith any comments of Buyer to the Estimated Closing Statement, and the Estimated Closing Statement shall be updated to reflect any changes thereto mutually agreed to by Buyer and Seller. Nothing in this Section 4.2(b) shall, and the absence of any comments to the Estimated Closing Statement shall not, be deemed to indicate any acceptance or waiver by Buyer or otherwise impact Buyer’s right to prepare the Closing Statement in accordance with Section 4.5.
(c)   At the King Street Deferred Closing, Seller and Buyer shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Seller (or its designee) all amounts held in the King Street Escrow Fund (including the King Street Escrow Amount plus all earnings thereon). If the King Street Closing does not occur on or prior to the Outside Deferred Closing Date, then, on the business day following the Outside Deferred Closing Date, Seller and Buyer shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Buyer (or its designee) all amounts held in the King Street Escrow Fund (including the King Street Escrow Amount plus all earnings thereon).
(d)   At the Advantage Deferred Closing, Seller and Buyer shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Seller (or its designee) all amounts held in the Advantage Escrow Fund (including the Advantage Escrow Amount plus all earnings thereon). If the Advantage Closing does not occur on or prior to the Outside Deferred Closing Date, then, on the business day following the Outside Deferred Closing Date, Seller and Buyer shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Buyer (or its designee) all amounts held in the Advantage Escrow Fund (including the Advantage Escrow Amount plus all earnings thereon).
Section 4.3   Buyer’s Additional Closing Date Deliveries.   At the Closing, Buyer shall deliver to Seller all of the following:
(a)   the certificate contemplated by Section 10.3(c), duly executed by a duly authorized officer of Buyer;
(b)   the Transition Services Agreement, duly executed on behalf of Buyer;
(c)   the Long-Term Master License Agreement, duly executed on behalf of Buyer;
(d)   the Short-Term Spectrum Manager Lease Agreement, duly executed on behalf of T-Mobile License, LLC;
(e)   if the King Street Closing or the Advantage Closing does not occur at the Closing, the Escrow Agreement, duly executed on behalf of Buyer and the Escrow Agent; and
(f)   IRS Form 8023 (and any state forms) as required to effect the Section 338(h)(10) Elections.
Section 4.4   Seller’s Closing Date Deliveries.   At the Closing, Seller shall deliver, or cause to be delivered, to Buyer all of the following:
(a)   the certificate contemplated by Section 10.2(d), duly executed by a duly authorized officer of Seller and Parent;
(b)   the Transition Services Agreement, duly executed on behalf of each of Parent and Seller;
(c)   the Long-Term Master License Agreement, duly executed on behalf of the Master License Agreement Landlord;
(d)   the Short-Term Spectrum Manager Lease Agreement, duly executed on behalf of the Subsidiaries of Seller named therein;
(e)   IRS Form 8023 (and any state forms) as required to effect the Section 338(h)(10) Elections;
(f)   if the King Street Closing or the Advantage Closing does not occur at the Closing, the Escrow Agreement, duly executed on behalf of Seller;
(g)   if the King Street Closing or the Advantage Closing does occur at the Closing, the DE Assignment Agreement in respect of the King Street Closing or the Advantage Closing, as applicable, duly executed on behalf of Seller and its relevant Subsidiaries; and

(h)   an IRS Form W-9 from Seller.
Section 4.5   Adjustment to the Preliminary Purchase Price.
(a)   On or before the date that is one hundred twenty (120) days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the “Closing Statement”) setting forth Buyer’s proposed calculations of (i) the Cash Amount as of the Calculation Time (“Closing Cash Amount”), (ii) the Indebtedness as of the Calculation Time (the “Closing Indebtedness Amount”), (iii) the Transaction Expenses as of the Calculation Time (the “Closing Transaction Expense Amount”), (iv) Net Working Capital as of the Calculation Time (“Closing Working Capital”), (v) the Receivables Adjustment Amount as of the Calculation Time (“Closing Receivables Adjustment Amount”), (vi) the Bond Exchange and Assumption Amount as of the Closing (the “Closing Bond Exchange and Assumption Amount”), (vii) the Performance Adjustment Amount as of the Closing (the “Closing Performance Adjustment Amount”) and (viii) the Capex Deficiency as of the Calculation Time (the “Closing Capex Deficiency”). The Closing Statement shall be prepared in accordance with Section 4.5(f).
(b)   Seller shall have sixty (60) days (a “Review Period”) after Buyer’s delivery of the Closing Statement to review the same. During the Review Period, Seller and its duly authorized Representatives shall, upon reasonable notice, have reasonable access, at reasonable times during regular business hours, to the personnel, work papers and non-privileged books and records of the Business used in connection with the preparation of the Closing Statement for the limited purpose of Seller’s confirmation of the same. Without limiting the generality of the foregoing but subject to the terms of the preceding sentence, Seller and/or a firm of independent public accountants retained by Seller shall be permitted to discuss with Buyer and its accountants the Closing Statement. If Seller seeks to dispute any items in the Closing Statement, Seller shall, prior to the expiration of the Review Period, deliver written notice to Buyer of the same, specifying in reasonable detail the rationale for each such permitted dispute and the amount(s) in dispute, and attaching reasonably detailed supporting information and Seller’s proposed modifications to the Closing Statement (such notice, the “Dispute Notice”). If Seller does not deliver a Dispute Notice in accordance with this Section 4.5 prior to the expiration of the Review Period, the Closing Statement shall be deemed final and binding on the Parties for all purposes under this Agreement. Only disputes with respect to the Closing Statement (as permitted hereby) are to be addressed in the Dispute Notice, and all other disputes hereunder shall be subject to Section 13.3. Buyer and Seller shall attempt in good faith to reach an agreement as to any matters properly identified in a timely delivered Dispute Notice as being in dispute. If Buyer and Seller fail to resolve all such matters included in the Dispute Notice within thirty (30) days after Seller’s timely delivery of such Dispute Notice to Buyer (the “Resolution Period”) (or such longer period as Buyer and Seller may mutually agree), then any matters identified in such Dispute Notice that remain in dispute following the expiration of the Resolution Period shall, subject to the last sentence of this Section 4.5(b), be finally and conclusively determined by BDO USA, P.C. or such other independent accounting firm that is mutually selected by the Buyer and Seller (the “Accounting Firm”) (it being understood that in making such determination, the Accounting Firm shall be functioning as an expert and not as an arbitrator). Each of Seller and Buyer shall execute and deliver a customary engagement letter as may be reasonably requested by the Accounting Firm. Seller and Buyer shall instruct the Accounting Firm to promptly, but no later than thirty (30) days after the deadline set forth in the Accounting Firm Notice (as the same may be amended by the mutual written agreement of the Accounting Firm, Buyer and Seller), determine (based solely on the written presentations of Buyer and Seller timely delivered to the Accounting Firm in accordance with this Section 4.5(b) and not by independent review) only those matters remaining in dispute and to render a written report as to such disputed matters and the resulting calculations that form part of the Closing Statement, and including the Accounting Firm’s rationale for such determinations, which report, absent manifest error, shall thereupon be conclusive and binding upon the Parties for all purposes hereunder. Buyer and Seller shall instruct the Accounting Firm that, within five (5) business days following its acceptance of its appointment as the Accounting Firm, it shall deliver to Buyer and Seller a written notice (the “Accounting Firm Notice”) setting forth (i) the deadline for Buyer’s and Seller’s submission of the written presentations referenced in the immediately preceding sentence (which deadline shall in all events be (A) the same for Buyer and Seller and (B) no sooner than thirty (30) days following the date of delivery of the Accounting Firm Notice (unless otherwise mutually agreed in writing among the Accounting Firm, Buyer and Seller) and no later than sixty (60) days following the date of the Accounting Firm Notice) and (ii) the format in which Buyer and Seller are to submit their written presentations (which format shall be reasonably acceptable to Buyer and Seller). None of Parent, Seller or Buyer shall engage or participate in any ex parte communications or discussions with the Accounting Firm related to any disputed items in the Dispute Notice or the Accounting Firm’s determination with respect to any such disputed item. A copy of all materials submitted to the Accounting Firm pursuant to the immediately preceding sentence shall be provided by Seller or Buyer, as applicable, no later than the deadline set forth in the Accounting Firm Notice (as the same may be amended by the mutual written consent of the Accounting Firm, Buyer and Seller), and a copy of such materials shall be provided to the other Party concurrently with the submission thereof to the Accounting Firm. In resolving any disputed item, the Accounting Firm shall be bound by the provisions of this Section 4.5(b) and Section 4.5(f) and may not assign a value to any item greater than the greatest value for such item claimed by Buyer or Seller, or less than the smallest value for such item claimed by Buyer or Seller. The fees and expenses of the Accounting Firm shall be paid by Buyer and Seller on a pro rata basis based upon the degree to which the Accounting Firm has accepted the respective positions of Seller or Buyer (which shall be determined by the Accounting Firm). If, before the Accounting Firm renders its determination with respect to the disputed items in accordance with this Section 4.5(b), (x) Seller notifies Buyer and the Accounting Firm of its agreement with any items in the Closing Statement or (y) Buyer notifies Seller and the Accounting Firm of its agreement with any items in the Dispute Notice, then in each case such items as so agreed shall be conclusive and binding on all Parties for all purposes hereunder immediately upon such notice (and the Person providing such notice of acceptance shall pay the portion of the fees and expenses of the Accounting Firm relating to such item).
(c)   The calculation of the Closing Cash Amount, as finally determined pursuant to this Section 4.5, shall constitute the “Final Closing Cash Amount” for purposes of this Agreement. The calculation of the Closing Indebtedness Amount, as finally determined pursuant to this Section 4.5, shall constitute the “Final Closing Indebtedness Amount” for purposes of this Agreement. The calculation of the Closing Transaction Expense Amount, as finally determined pursuant to this Section 4.5, shall constitute the “Final Closing Transaction Expense Amount” for purposes of this Agreement. The calculation of Net Working Capital, as finally determined pursuant to this Section 4.5, shall constitute the “Final Working Capital” for purposes of this Agreement. The calculation of the Closing Receivables Adjustment Amount, as finally determined pursuant to this Section 4.5, shall constitute the “Final Closing Receivables Adjustment Amount” for purposes of this Agreement. The calculation of the Closing Bond Exchange and Assumption Amount, as finally determined pursuant to this Section 4.5, shall constitute the “Final Closing Bond Exchange and Assumption Amount” for purposes of this Agreement. The calculation of the Closing Performance Adjustment Amount, as finally determined pursuant to this Section 4.5, shall constitute the “Final Closing Performance Adjustment Amount” for purposes of this Agreement. The calculation of the Closing Capex Deficiency, as finally determined pursuant to this Section 4.5, shall constitute the “Final Closing Capex Deficiency” for purposes of this Agreement. The date on which the Final Closing Cash Amount, the Final Closing Indebtedness Amount, the Final Closing Transaction Expense Amount, the Final Working Capital, the Final Closing Receivables Adjustment Amount the Final Closing Bond Exchange and Assumption Amount, the Final Closing Performance Adjustment Amount and the Final Closing Capex Deficiency are finally determined in accordance with this Section 4.5 is hereinafter referred to as the “Determination Date”.
(d)   For purposes of this Agreement, (i) the positive amount, if any, by which Target Working Capital exceeds the Final Working Capital (as finally determined pursuant to this Section 4.5) shall be referred to herein as the “Working Capital Deficit” and (ii) the positive amount, if any, by which Final Working Capital (as finally determined pursuant to this Section 4.5) exceeds the Target Working Capital shall be referred to herein as the “Working Capital Excess”.
(e)   For purposes of this Agreement, the “Post-Closing Adjustment Amount” means the amount, expressed as a positive or negative number or zero, as applicable, of (i) the Purchase Price (reflecting the Working Capital Excess, Working Capital Deficit, the Final Closing Receivables Adjustment Amount, the Final Closing Cash Amount, the Final Closing Indebtedness Amount, the Final Closing Transaction Expense Amount, the Final Closing Bond Exchange and Assumption Amount, the Final Closing Performance Adjustment Amount, the Final Closing Capex Deficiency, as finally determined pursuant to this Section 4.5, and if Buyer makes the Stock Purchase Request, the Stock Purchase

Request Reduction Amount (reflected as a reduction to the Purchase Price)) minus (ii) the Preliminary Purchase Price. If the Post-Closing Adjustment Amount is a negative number, then, within five (5) business days after the Determination Date, Seller shall pay to Buyer an amount in cash equal to the absolute value of the Post-Closing Adjustment Amount by wire transfer of immediately available funds to an account specified in writing to Seller by Buyer. If the Post-Closing Adjustment Amount is a positive number, then, within five (5) business days after the Determination Date, Buyer shall pay to Seller an amount in cash equal to the Post-Closing Adjustment Amount by wire transfer of immediately available funds to an account specified in writing to Buyer by Seller. If the Post-Closing Adjustment Amount is zero, then no payment shall be made pursuant to this Section 4.5(e).
(f)   The calculation of Closing Working Capital, Closing Cash Amount and the Closing Receivables Adjustment Amount in the Closing Statement, and the determination of Final Working Capital, Final Closing Cash Amount and the Final Closing Receivables Adjustment Amount, shall be (i) prepared and determined from the books and records of the Business, (ii) without giving effect to other adjustments or changes resulting from the consummation of the transactions contemplated by the Transaction Agreements on the Closing Date (other than the Separation), and (iii) consistent with the provisions of this Agreement relating to the respective rights and obligations of the Parties for the payment or reimbursement of costs and expenses, except that such statements, calculations and determinations shall follow the defined terms contained in this Agreement whether or not such terms are consistent with GAAP. The calculation of Closing Working Capital and Final Working Capital shall be (A) determined in accordance with the definition of “Net Working Capital,” and (B) in a format substantially similar to that included in the Sample Working Capital Statement. The calculation of the Closing Receivables Adjustment Amount and the Final Closing Receivables Adjustment Amount shall be (A) determined in accordance with the definition of “Receivables Adjustment Amount,” and (B) in a format substantially similar to that included in the Sample Receivables Amount Calculation. The calculation of the Closing Indebtedness Amount and the Final Closing Indebtedness Amount shall be in a format substantially similar to the Sample Indebtedness Calculation; provided, that, notwithstanding the foregoing, (1) the Sample Indebtedness Calculation is provided for illustrative purposes only, (2) the Sample Indebtedness Calculation shall not form a basis for nor dictate the calculation of Closing Indebtedness Amount or Final Closing Indebtedness Amount and (3) in the event of any conflict between the Sample Indebtedness Calculation and the definition of Indebtedness, the definition of Indebtedness shall control. The calculation of the Closing Performance Adjustment Amount in the Closing Statement, and the determination of the Final Closing Performance Adjustment Amount, shall take into account Seller’s obligations under the Performance Adjustment Amount Principles, and if Seller fails to comply with the Performance Adjustment Amount Principles, the Closing Performance Adjustment Amount shall be calculated, and the Final Closing Performance Adjustment Amount shall be determined, as if Seller had fully complied with the Performance Adjustment Amount Principles, resulting in a reduction of the Closing Performance Adjustment Amount and the Final Closing Performance Adjustment Amount.
(g)   All payments made pursuant to this Section 4.5 shall be treated by the Parties as adjustments to the Purchase Price for Income Tax purposes, unless otherwise required by applicable Law.
Section 4.6   Withholding.   Notwithstanding anything in this Agreement to the contrary, each Party shall be entitled to deduct and withhold (or cause to be deducted or withheld) from any amount payable or otherwise deliverable pursuant to this Agreement, such amounts as may be required to be deducted or withheld therefrom under any provision of applicable Law; provided, however, that the withholding Party shall use reasonable best efforts to (i) provide five (5) business days’ notice to the other Party prior to deducting and withholding any amounts from any amount payable or otherwise deliverable pursuant to this Agreement and (ii) afford the other Party a reasonable opportunity to provide any additional information, forms or certifications to establish an exemption from, or obtain a reduced rate of, withholding. To the extent that any such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
Section 4.7   Designated Entity Acquisitions.
(a)   The Parties acknowledge and agree that the making of appropriate filings with the FCC and the submission of any other applications, notices, filings and other documents to obtain as promptly as practicable all Governmental Approvals necessary or advisable to be obtained from any Governmental Body in order to consummate the transfer of all of the equity interests in the Designated Entities to Seller, and the transfer and assignment of the Included Advantage Spectrum Licenses and the Included King Street Spectrum Licenses to Buyer, will be filed by Seller, Buyer and the Designated Entities. Seller shall exercise its negative consent rights under Section 5.3 (Affirmative Voting Obligations) of each of the partnership agreements with the Designated Entities in a manner consistent with Section 8.4 and this Section 4.7.
(b)   If, following the date hereof but prior to the Outside Deferred Closing Date, Seller acquires, directly or indirectly, all of the King Street Equity Interests, then, (i) effective as of the date of such acquisition (the “King Street Trigger Date”), Seller shall be deemed to have made the representations and warranties set forth in Article II of Exhibit J-1 hereto to Buyer (the “Specified King Street Representations”) and (ii) Seller shall, from and after the King Street Trigger Date until the earlier of the King Street Closing and the Outside Deferred Closing Date, comply with the covenants and agreements set forth in Article III of Exhibit J-1 hereto (the “Specified King Street Covenants”). If, following the date hereof but prior to the Outside Deferred Closing Date, Seller acquires, directly or indirectly, all of the Advantage Equity Interests, then, (A) effective as of the date of such acquisition (the “Advantage Trigger Date”), Seller shall be deemed to have made the representations and warranties set forth in Article II of Exhibit J-2 hereto to Buyer (the “Specified Advantage Representations”) and (B) Seller shall, from and after the Advantage Trigger Date until the earlier of the Advantage Closing and the Outside Deferred Closing Date, comply with the covenants and agreements set forth in Article III of Exhibit J-2 hereto (the “Specified Advantage Covenants”).
(c)   Notwithstanding anything to the contrary in this Agreement, Parent, Seller and Buyer agree that (i) the consent of the FCC required to be obtained to transfer the Included King Street Spectrum Licenses to Buyer (“King Street FCC Approval”) shall not be a condition to the Closing, (ii) the consent of the FCC required to be obtained to transfer the Included Advantage Spectrum Licenses to Buyer (“Advantage FCC Approval”) shall not be a condition to the Closing, (iii) no agreement with the FCC or any other Governmental Body or Order that has the effect of restraining or prohibiting a King Street Acquisition or an Advantage Acquisition shall cause a failure of the conditions set forth in Section 10.1(b) to be satisfied and (iv) (A) “Required Regulatory Approvals” for all purposes of this Agreement (other than Section 10.1(c)) shall be deemed to include the King Street FCC Approval and the Advantage FCC Approval and (B) the reasonable best efforts obligations of the parties under Section 8.4 shall include using such efforts to obtain the King Street FCC Approval and Advantage FCC Approval in accordance with Section 8.4. For the avoidance of doubt, the Closing Date shall not be delayed in connection with the King Street Acquisition and/or Advantage Acquisition.
(d)   The respective obligations of each Party to consummate the King Street Closing are subject to the satisfaction or (to the extent not prohibited by Law) waiver by Buyer, Seller and Parent at or prior to the King Street Closing of the following conditions (the “King Street Closing Conditions”):
(i)   The Closing shall have already occurred or will occur concurrently with the King Street Closing;
(ii)   No Governmental Body of competent jurisdiction shall have issued any Court Order which remains in effect and has the effect of prohibiting or making illegal the King Street Closing;
(iii)   Any waiting period (or any extension thereof) applicable to the consummation of the King Street Closing under the HSR Act shall have expired or been terminated or early termination thereof shall have been granted (the “King Street HSR Clearance”) without the imposition of (A) if the Closing has already occurred, any DE Burdensome Condition (other than a DE Burdensome Condition to which Buyer has agreed to undertake in writing) or (B) if the Closing is reasonably expected to occur concurrently with the King Street Closing, any Burdensome Condition (other than a Burdensome Condition to which Buyer has agreed to undertake in writing);
(iv)   The King Street FCC Approval shall have been granted by the FCC without the imposition of (A) if the Closing has already occurred, any DE Burdensome Condition (other than a DE Burdensome Condition to which Buyer has agreed to undertake in writing) (it being understood that any DE Remedial Action with respect to the Included King Street Spectrum Licenses that the FCC requires as a condition to providing such consent shall not cause the condition in this clause (iv)(A) to fail to be satisfied if such DE Remedial Action does not impose a DE Burdensome Condition (other than a DE Burdensome Condition which Buyer has agreed to undertake in writing)) or (B) if the Closing is reasonably expected to occur concurrently with the King Street Closing, any Burdensome Condition (other than a Burdensome Condition to which Buyer has agreed to undertake in writing) (it being understood that any Remedial Action with respect to the Included King Street Spectrum Licenses that the FCC requires as a condition to providing such consent shall not cause the condition in this clause (iv)(B) to fail to be satisfied if such Remedial Action does not impose a Burdensome Condition (other than a Burdensome Condition which Buyer has agreed to undertake in writing));
(v)   Solely in the event of a King Street Deferred Closing, (A) the King Street Fundamental Representations (as defined in Article I of Exhibit J-1 hereto), when read without any exception or qualification for materiality or King Street Material Adverse Effect (as defined in Article I of Exhibit J-1 hereto), shall be true and correct in all material respects as of the King Street Trigger Date and as of the date of the King Street Closing as if made as on such date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date) and (B) all other Specified King Street Representations, when read without any exception or qualification for materiality or King Street Material Adverse Effect, shall be true and correct as of the King Street Trigger Date and as of the date of the King Street Closing as if made as on such date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date), except for failures of representations and warranties to be true and correct which would not, individually or in the aggregate, have a King Street Material Adverse Effect (it being understood and agreed that, for the avoidance of doubt, this Section 4.7(d)(v) shall not be a condition to the King Street Closing if the King Street Closing occurs at the Closing);
(vi)   The Specified King Street Covenants shall have been duly performed in all material respects; and
(vii)   All of the King Street Equity Interests shall have become directly or indirectly wholly-owned by Seller or one of its Subsidiaries.
(e)   The respective obligations of each Party to consummate the Advantage Closing are subject to the satisfaction or (to the extent not prohibited by Law) waiver by Buyer, Seller and Parent at or prior to the Advantage Closing of the following conditions (the “Advantage Closing Conditions”):
(i)   The Closing shall have already occurred or will occur concurrently with the Advantage Closing;
(ii)   No Governmental Body of competent jurisdiction shall have issued any Court Order which remains in effect and has the effect of prohibiting or making illegal the Advantage Closing;
(iii)   Any waiting period (or any extension thereof) applicable to the consummation of the Advantage Closing under the HSR Act shall have expired or been terminated or early termination thereof shall have been granted (the “Advantage HSR Clearance”) without the imposition of (A) if the Closing has already occurred, any DE Burdensome Condition (other than a DE Burdensome Condition to which Buyer has agreed to undertake in writing) or (B) if the Closing is reasonably expected to occur concurrently with the Advantage Closing, any Burdensome Condition (other than a Burdensome Condition to which Buyer has agreed to undertake in writing);
(iv)   The Advantage FCC Approval shall have been granted by the FCC without the imposition of (A) if the Closing has already occurred, any DE Burdensome Condition (other than a DE Burdensome Condition to which Buyer has agreed to undertake in writing) (it being understood that any DE Remedial Action with respect to the Included Advantage Spectrum Licenses that the FCC requires as a condition to providing such consent shall not cause the condition in this clause (iv)(A) to fail to be satisfied if such DE Remedial Action does not impose a DE Burdensome Condition (other than a DE Burdensome Condition which Buyer has agreed to undertake in writing)) or (B) if the Closing is reasonably expected to occur concurrently with the Advantage Closing, any Burdensome Condition (other than a Burdensome Condition to which Buyer has agreed to undertake in writing) (it being understood that any Remedial Action with respect to the Included Advantage Spectrum Licenses that the FCC requires as a condition to providing such consent shall not cause the condition in this clause (iv)(B) to fail to be satisfied if such Remedial Action does not impose a Burdensome Condition (other than a Burdensome Condition which Buyer has agreed to undertake in writing));
(v)   Solely in the event of an Advantage Deferred Closing, (A) the Advantage Fundamental Representations (as defined in Article I of Exhibit J-2 hereto), when read without any exception or qualification for materiality or Advantage Material Adverse Effect (as defined in Article I of Exhibit J-2 hereto), shall be true and correct in all material respects as of the Advantage Trigger Date and as of the date of the Advantage Closing as if made as on such date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date) and (B) all other Specified Advantage Representations, when read without any exception or qualification for materiality or Advantage Material Adverse Effect, shall be true and correct as of the Advantage Trigger Date and as of the date of the Advantage Closing as if made as on such date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date), except for failures of representations and warranties to be true and correct which would not, individually or in the aggregate, have a Advantage Material Adverse Effect (it being understood and agreed that, for the avoidance of doubt, this Section 4.7(e)(v) shall not be a condition to the Advantage Closing if the Advantage Closing occurs at the Closing);
(vi)   The Specified Advantage Covenants shall have been duly performed in all material respects; and
(vii)   All of the Advantage Equity Interests shall have become directly or indirectly wholly-owned by Seller or one of its Subsidiaries.
(f)   On the terms and subject to the conditions set forth in this Agreement, at the King Street Closing, Seller or its applicable Affiliate shall sell, transfer, assign, convey and deliver to Buyer or its designee, and Buyer or its designee shall purchase and accept from Seller or its applicable Affiliate, the Included King Street Spectrum Licenses, free and clear of all Encumbrances. On the terms and subject to the conditions set forth in this Agreement, at the Advantage Closing, Seller or its applicable Affiliate shall sell, transfer, assign, convey and deliver to Buyer or its designee, and Buyer or its designee shall purchase and accept from Seller or its applicable Affiliate, the Included Advantage Spectrum Licenses, free and clear of all Encumbrances.
(g)   At the King Street Closing or the Advantage Closing, as applicable, Seller shall deliver to Buyer an instrument of assignment substantially in the form attached hereto as Exhibit K (the “DE Assignment Agreement”), duly executed by a duly authorized officer of Seller or its applicable Affiliate, to assign all Included King Street Spectrum Licenses or Included Advantage Spectrum Licenses, as applicable, to Buyer or its designee. Seller and its Affiliates shall execute and deliver such other documents, in the form and substance reasonably satisfactory to Buyer, as may be necessary to consummate the transfer of such Included King Street Spectrum Licenses or Included Advantage Spectrum Licenses, as applicable, as contemplated hereby and to validly assign all right, title and interest in, under and to such Included King Street Spectrum Licenses or Included Advantage Spectrum Licenses, as applicable, to Buyer or its designee, free and clear of all Encumbrances.
(h)   Notwithstanding anything to the contrary in this Agreement or any other Transaction Agreement, Seller and its Affiliates (including the Designated Entities) shall retain, and none of Buyer or any of its Affiliates shall assume or be responsible for, any and all Liabilities of King Street or Advantage, except for liabilities arising out of USCC Services’ operation as lessee on the Included King Street Spectrum Licenses or the Included Advantage Spectrum Licenses from and after the Closing (the Liabilities of King Street and Advantage which Buyer and its Affiliates shall not assume or be responsible for, collectively, the “Excluded DE Liabilities”). For the avoidance of doubt, the Excluded DE Lease Payment Liabilities shall be Excluded DE Liabilities.
(i)   If the King Street Closing Conditions (other than the conditions set forth in Section 4.7(d)(i) and Section 4.7(d)(v) and conditions that, by their terms, cannot be satisfied until the King Street Closing) have been satisfied or waived on or prior to the date on which all of the conditions set forth in Article X have been satisfied or waived (other than conditions that, by their terms, cannot be satisfied until the Closing) (the “King Street Cut-Off”), then the King Street Closing shall occur as part of the Closing.
(j)   If the Advantage Closing Conditions (other than the conditions set forth in Section 4.7(e)(i) and Section 4.7(e)(v) and conditions that, by their terms, cannot be satisfied until the Advantage Closing) have been satisfied or waived on or prior to the date on which all of the conditions set forth in Article X have been satisfied or waived (other than conditions that, by their terms, cannot be satisfied until the Closing) (the “Advantage Cut-Off”), then the Advantage Closing shall occur as part of the Closing.
(k)   If the King Street Cut-Off does not occur, then notwithstanding the occurrence of the Closing and subject to the terms of Section 4.7(n), the King Street Closing shall be postponed to a date following the Closing Date on which all of the King Street Closing Conditions (other than conditions that, by their terms, cannot be satisfied until the King Street Closing) have been satisfied or waived (but no later than the Outside Deferred Closing Date, unless otherwise agreed in writing by Buyer, Seller and Parent). If the Advantage Cut-Off does not occur, then notwithstanding the occurrence of the Closing and subject to the terms of Section 4.7(n), the Advantage Closing shall be postponed to a date following the Closing Date on which all of the Advantage Closing Conditions (other than conditions that, by their terms, cannot be satisfied until the Advantage Closing) have been satisfied or waived (but no later than Outside Deferred Closing Date, unless otherwise agreed in writing by Buyer, Seller and Parent).
(l)   In the event that the King Street Cut-Off and/or the Advantage Cut-Off does not occur, the following provisions will apply after the Closing:
(i)   From the Closing Date until the earlier of the Specified Date and the Outside Deferred Closing Date, each of Parent, Seller and Buyer shall (and shall cause its respective Affiliates to) use its reasonable best efforts to, as promptly as possible, (A) obtain the King Street HSR Clearance (if required), King Street FCC Approval, Advantage HSR Clearance (if required) and the Advantage FCC Approval and consummate the transactions contemplated by this Section 4.7 and (B) cause the King Street Closing Conditions and the Advantage Closing Conditions to be satisfied, in the case of each of clauses (A) and (B), subject to the limitations set forth in this Section 4.7(l).
(ii)   In furtherance and not in limitation of the obligations set forth in Section 4.7(l)(i), each of Parent, Buyer and Seller shall (and shall cause its respective Affiliates to) file, if not previously filed, at such time or times as the Parties agree in good faith (with a view to consummating the King Street FCC Approval and the Advantage FCC Approval as promptly as practicable after the Closing Date): (A) with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act (if any) and (B) appropriate filings with the FCC to obtain any Governmental Approvals required to consummate the transactions contemplated by the Transaction Agreements. During the period from the Closing Date until the earlier of the Specified Date and the Outside Deferred Closing Date, the Parties shall (and shall cause their Affiliates to) use reasonable best efforts to supply as promptly as reasonably practicable any additional information and documentary information reasonably requested by any Governmental Body in connection with the foregoing filings. Buyer and Seller shall each pay fifty percent (50%) of all filing fees required in connection with the HSR Act filing, filings with the FCC, the CFIUS Notice and any other filings required in connection with the King Street Closing or the Advantage Closing (but, for the avoidance of doubt, Buyer shall not be required to pay any other expenses of Seller or Parent or any of their respective Affiliates in connection with such filings).

(iii)   From the Closing Date until the earlier of the Specified Date and the Outside Deferred Closing Date, each of Parent, Seller and Buyer shall (A) permit the other Parties to review in advance (and consider in good faith the views of the other Parties in connection with) any proposed submission, filing or substantive communication (and documents to be submitted therewith) by such Party or its Affiliates to any Governmental Body relating to the transfer of the Included King Street Spectrum Licenses or the Included Advantage Spectrum Licenses contemplated by this Section 4.7, (B) promptly inform the other Parties of any substantive communication received by such Party or its Affiliates from, or given by such Party or its Affiliates to, any Governmental Body relating to such matters and (C) provide to the other Parties copies of all substantive correspondence, submission, filings or substantive communications between such Party or its Affiliates (or its Representatives) and any such Governmental Body relating to such matters; provided, however, that such materials contemplated by clauses (A), (B) and (C) may be reasonably redacted to remove references concerning the valuation of the Included King Street Spectrum Licenses, Included Advantage Spectrum Licenses, confidential information of Parent, Seller, Buyer, the Acquired Companies or any of their respective Affiliates, information relating to the Business, Retained Business and Personal Data. None of Parent, Seller or Buyer shall agree to participate in any meeting with any Governmental Body (including via telephone or conference call) with respect to the transfer of the Included King Street Spectrum Licenses or the Included Advantage Spectrum Licenses contemplated by this Section 4.7 unless it consults with the other in advance of such meeting and, to the extent not prohibited by such Governmental Body, gives the other Parties the opportunity to attend and participate at such meeting. In the event one Party is prohibited by applicable Law or by the applicable Governmental Body from participating in or attending any such meeting or engaging in any such conversation, each of Parent, Seller and Buyer shall, to the extent permitted by applicable Law, keep such Party apprised with respect thereto promptly after such meeting or conversation. Parent, Seller and Buyer may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 4.7(l) as “Outside Counsel Only Material,” and such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to Representatives of the recipient unless express permission is obtained in advance from the source of the materials (Parent, Seller or Buyer, as the case may be) or its outside counsel. Neither Buyer nor Seller will, and each of them will cause their respective Affiliates not to, (1) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing, or commit to or agree with any Governmental Body to withdraw any filing, under the HSR Act or in connection with obtaining any King Street HSR Clearance, King Street FCC Approval, Advantage HSR Clearance and the Advantage FCC Approval or (2) enter into any agreement with any Governmental Body not to consummate the transfer of the Included King Street Spectrum Licenses or the Included Advantage Spectrum Licenses contemplated by this Section 4.7 for any period of time, in each case without the written consent of both Buyer and Seller (which consent shall not be unreasonably withheld, delayed or conditioned). From the Closing Date until the earlier of the Specified Date and the Outside Deferred Closing Date, Seller and Buyer shall consult with each other on a timely basis and consider in good faith the views of each other regarding strategy for consummating the transfer of the Included King Street Spectrum Licenses or the Included Advantage Spectrum Licenses contemplated by this Section 4.7. If Seller and Buyer do not agree with respect to any position or strategy proposed by Buyer with respect to consummating the transfer of the Included King Street Spectrum Licenses or the Included Advantage Spectrum Licenses contemplated by this Section 4.7, Seller and Buyer shall in good faith and acting reasonably attempt to resolve such objection, including escalating such disagreements to their respective senior executives for discussion in good faith. If following such discussion (not to exceed ten (10) days) Seller and Buyer are unable to agree, then, subject to the obligations of Buyer under this Section 4.7, Buyer’s determination, acting reasonably and in a good faith manner, shall control.
(iv)   Notwithstanding anything to the contrary in this Section 4.7(l) or elsewhere in this Agreement (except as set forth in Section 4.7(l)(v)), nothing in this Section 4.7(l) (except as set forth in Section 4.7(l)(v)) shall require Buyer or any of its Affiliates to (and Seller and Parent shall not, and each of them shall cause their respective Affiliates and its and their respective Representatives not to, without the prior written consent of Buyer (which consent may be withheld for any reason)) take or agree to take any action (including any DE Remedial Action) that (A) would require Buyer or any of its Affiliates to (1) divest or license any Included King Street Spectrum License or Included Advantage Spectrum License or (2) divest any of its or their respective assets or businesses; (B) would require or permit Seller or any of its Affiliates to retain, divest or license any Included King Street Spectrum License or Included Advantage Spectrum License; (C) is adverse to the business of Buyer or any of its Affiliates; (D) would reasonably be expected to impair any material right of Buyer or any of its Affiliates with respect to any Included King Street Spectrum License or Included Advantage Spectrum License; (E) would have more than a de minimis adverse impact on Deutsche Telekom AG’s governance rights with respect to, or ownership interests in, Buyer or any of its Subsidiaries; or (F) would require Deutsche Telekom AG or any of the Subsidiaries of Deutsche Telekom AG (other than Buyer and its Subsidiaries) to take (or refrain from taking) any action that is not related to Buyer and its Subsidiaries (clauses (A), (B), (C), (D), (E) and (F), a “DE Burdensome Condition”).
(v)   Notwithstanding Section 4.7(l)(iv), if, between the Closing Date and the earlier of the Specified Date and the Outside Deferred Closing Date, any actions that have been taken by Buyer or its Affiliates would reasonably be expected to prevent or materially delay the granting of the King Street HSR Clearance (if required), King Street FCC Approval, Advantage HSR Clearance (if required) or the Advantage FCC Approval, then all references to “DE Burdensome Condition” in Section 4.7(d) and Section 4.7(e) shall be deemed to refer to “Expanded DE Burdensome Condition”, and the limitations on Buyer’s obligations to take or agree to take any action that would constitute a DE Burdensome Condition in Section 4.7(l)(v) shall be deemed to be replaced with limitations on Buyer’s obligations to take or agree to take any action that would constitute an Expanded DE Burdensome Condition. For purposes of this Section 4.7: (x) “Expanded DE Burdensome Condition” means any action (including any DE Remedial Action) that (A) would have a DE Regulatory Material Effect, (B) would have more than a de minimis adverse impact on the business of Buyer and its Subsidiaries, taken as a whole (it being understood that, for purposes of this clause (B), impacts on the business of Buyer and its Subsidiaries shall be measured as if such business were the size of the business of King Street or Advantage, as applicable, (C) would have more than a de minimis adverse impact on Deutsche Telekom AG’s governance rights with respect to, or ownership interests in, Buyer or any of its Subsidiaries or (D) would require Deutsche Telekom AG or any of the Subsidiaries of Deutsche Telekom AG (other than Buyer and its Subsidiaries) to take (or refrain from taking) any action that is not related to Buyer and its Subsidiaries; (y) “DE Remedial Action” means a Remedial Action applied mutatis mutandis to the Designated Entities, Included King Street Spectrum Licenses and the Included Advantage Spectrum License in lieu of the Acquired Companies and the Business; and (z) “DE Regulatory Material Effect” means any DE Remedial Action that, taken together with all other DE Remedial Actions, has an adverse effect that is material to the Included King Street Spectrum Licenses or Included Advantage Spectrum Licenses, as the case may be (with “materiality” being defined solely for purposes of this Section 4.7(l)(v) by reference to the lesser of (x) an amount equal to (I) fifteen percent (15%) of the King Street Purchase Price (solely if the King Street Closing has not yet occurred) plus (II) fifteen percent (15%) of the Advantage Purchase Price (solely if the Advantage Closing has not yet occurred) and (y) an amount equal to (I) fifteen percent (15%) of the Base Purchase Price (without giving effect to any reduction to the Base Purchase Price contemplated by Section 3.1(b) or Section 3.1(c)) minus (II) the value of all Remedial Actions taken or agreed to be taken by Buyer with respect to the Acquired Companies or the Business in connection with complying with Buyer’s obligations under Section 8.4); provided that, to the extent that any such DE Remedial Actions are contemplated by or consistent with the Business Plan, such DE Remedial Actions shall be excluded from the determination of whether an action would have a DE Regulatory Material Effect. In no event shall any member of the Seller Group or the Parent Group be required pursuant to this Section 4.7(l) to take or agree to take any action of the type described in the definition of DE Remedial Action with respect to the Retained Business or the business of the Parent Group, nor shall Buyer commit or propose or negotiate to commit, any member of the Seller Group or the Parent Group to take or agree to take any such actions.
(m)   In the event that the King Street Closing is not consummated as part of the Closing, (i) the Contracts set forth on Schedule 4.7(m)(i) (the “King Street Acquired Company Spectrum Leases”) shall be Transferred Contracts and (ii) Buyer shall cause its Affiliates (including the Acquired Companies) to use reasonable best efforts to not terminate such Contracts until the consummation of the King Street Deferred Closing. In the event that the Advantage Closing is not consummated as part of the Closing, (x) the Contracts set forth on Schedule 4.7(m)(ii) (the “Advantage Acquired Company Spectrum Leases”) shall be Transferred Contracts and (y) Buyer shall cause its Affiliates (including the Acquired Companies) to use reasonable best efforts to not terminate such Contracts until the consummation of the Advantage Deferred Closing. Notwithstanding the foregoing, no King Street Acquired Company Spectrum Leases or Advantage Acquired Company Spectrum Leases shall include any portion of any Excluded King Street Spectrum License or any Excluded Advantage Spectrum License, and any portion of such Contracts to the extent such portion includes the Excluded King Street Spectrum Licenses or Excluded Advantage Spectrum Licenses shall not be Transferred Contracts.
(n)   In the event that the King Street Closing does not occur on or before the Outside Deferred Closing Date, then all obligations of Buyer and its Affiliates, Seller and its Affiliates and Parent and its Affiliates with respect to King Street under this Section 4.7 shall cease immediately upon the Outside Deferred Closing Date. In the event that the Advantage Closing does not occur on or before the Outside Deferred Closing Date, then all obligations of Buyer and its Affiliates, Seller and its Affiliates and Parent and its Affiliates with respect to Advantage under this Section 4.7 shall cease immediately upon the Outside Deferred Closing Date. For the avoidance of doubt, nothing in this Section 4.7(n) shall affect the obligations of the Parties in Section 4.2(c) and Section 4.2(d).
Section 4.8   Delayed License Transfers.
(a)   Notwithstanding anything to the contrary in this Agreement, (i) prior to the Closing, Buyer may, in its sole discretion, designate any License that constitutes an Included Spectrum Asset, an Included Advantage Spectrum License or an Included King Street Spectrum License to be excluded from the filings to be made with the FCC pursuant to Section 8.4(c) or Section 4.7(l), as the case may be (any such License, a “Delayed Transfer License”), provided that Buyer may subsequently elect, by delivering a written notice to Seller, to remove such designation and such License shall no longer constitute a Delayed Transfer License, (ii) any such Delayed Transfer License shall be excluded from the filings to be made with the FCC pursuant to Section 8.4(c) or Section 4.7(l), as the case may be, and shall not be transferred at the Closing, the King Street Closing or the Advantage Closing, as applicable, and shall instead be transferred pursuant to Section 4.8(c), and (iii) the appropriate filings with the FCC to obtain any Governmental Approval from the FCC with respect to the transfer of any such Delayed Transfer Licenses to Buyer (each, a “Delayed Transfer License FCC Approval”) shall be made with the FCC at a time reasonably determined by Buyer following the filings that are made pursuant to Section 8.4(c) or Section 4.7(l), as the case may be.
(b)   Notwithstanding anything to the contrary in this Agreement, Parent, Seller and Buyer agree that (i) the Delayed Transfer License FCC Approvals shall not be a condition to the Closing, the King Street Closing or the Advantage Closing, as applicable, (ii) no agreement with the FCC or any other Governmental Body or Order that has the effect of restraining or prohibiting transfer of the Delayed Transfer Licenses shall cause a failure of the conditions set forth in Section 10.1(b) or the King Street Closing Conditions or the Advantage Closing Conditions to be satisfied, (iii) “Required Regulatory Approvals” shall be deemed to exclude each Delayed Transfer License FCC Approval, (iv) if the appropriate filing with the FCC to obtain a Delayed Transfer License FCC Approval (each, a “Delayed Transfer Filing”) occurs prior to the Closing, (A) the provisions of Section 8.4 shall be deemed to apply to the Parties with respect to obtaining the Delayed Transfer License FCC Approval relating to such Delayed Transfer Filing from the date of such Delayed Transfer Filing until the Closing and (B) if such Delayed Transfer License FCC Approval has not been obtained by the Closing, the provisions of Section 4.7(l) (other than Section 4.7(l)(v)) shall be deemed to apply to the Parties mutatis mutandis from and after the Closing with respect to obtaining the Delayed Transfer License FCC Approval relating to such Delayed Transfer Filing and any other filings or Governmental Approvals or waiting period expirations or terminations required under any Competition Law or the DPA in connection with the transfer of such Delayed Transfer License to Buyer as contemplated hereby, (v) Seller and its Affiliates, on the one hand, and Buyer, on the other hand, shall enter into an agreement reasonably satisfactory to each party thereto to lease Buyer the spectrum authorized by such Delayed Transfer License on terms and conditions substantially similar to those contained in the Short-Term Spectrum Manager Lease Agreement (including the payment provisions at Section 8 thereof); provided, however, that this Agreement and such lease shall not obligate Buyer, Seller or their respective Affiliates to operate any facilities after the Closing to avoid permanent discontinuance or to meet any license coverage obligations and such lease shall provide that Seller and its Affiliates shall have no liability for any cancellation, termination, revocation, or nonrenewal of a Delayed Transfer License as a result of any discontinuance of service or failure to meet any coverage requirement; (vi) Seller shall not be required to make any representations or warranties with respect to such Delayed Transfer License following the Closing Date (it being understood that nothing in this Section 4.8(b)(vi) shall limit any rights, remedies or obligations of the parties to the lease described in Section 4.8(b)(v)); (vii) any adverse modification, forfeiture, cancellation, revocation or non-renewal of a Delayed Transfer License following the Closing Date shall not provide a basis for any claim by Buyer for any breach or indemnification under this Agreement, nor any claim by Buyer for a refund of any portion of the Purchase Price and (viii) if a Delayed Transfer Filing occurs after the Closing, the provisions of Section 4.7(l) (other than Section 4.7(l)(v)) shall be deemed to apply to the Parties mutatis mutandis from and after the Closing Date with respect to obtaining the Delayed Transfer License FCC Approval relating to such Delayed Transfer Filing and any other filings or Governmental Approvals or waiting period expirations or terminations required under any Competition Law or the DPA in connection with the transfer of such Delayed Transfer License to Buyer as contemplated hereby. The Parties acknowledge and agree that (A) the Closing, the King Street Closing or the Advantage Closing, as applicable, shall not be delayed in connection with the Delayed Transfer Licenses, (B) (1) Buyer shall be prohibited from designating a License as a Delayed Transfer License, (2) Buyer shall be prohibited from removing the Delayed Transfer License designation from a License and (3) the Parties shall be prohibited from making the appropriate filings with the FCC to obtain any Delayed Transfer License FCC Approval prior to the Closing, in each case, if doing so will, or would reasonably be expected to, materially impair, materially delay or otherwise materially interfere with the consummation of the Closing, the King Street Closing or the Advantage Closing, and (C) the transfer of the Delayed Transfer Licenses shall not occur prior to the Closing Date. The Parties agree that there shall be no adjustment to the Purchase Price, and specifically no return of any portion of the Purchase Price, as a result of the delayed transfer of any Delayed Transfer License or the failure to transfer any such Delayed Transfer License.
(c)   If and when any Delayed Transfer License FCC Approval is obtained with respect to a Delayed Transfer License, as promptly as reasonably practicable thereafter, (i) Seller or its applicable Affiliate shall transfer, assign, convey and deliver to Buyer or its designee, and Buyer or its designee shall accept from Seller or its applicable Affiliate, for no additional consideration, such Delayed Transfer License, free and clear of all Encumbrances and (ii) subject to the limitations in Section 4.8(b)(vi), Seller shall deliver to Buyer an instrument of assignment (substantially in the form of the DE Assignment Agreement), duly executed by a duly authorized officer of Seller or its applicable Affiliate, to assign such Delayed Transfer License to Buyer or its designee. Seller and its Affiliates shall execute and deliver such other documents, in the form and substance reasonably satisfactory to Buyer, as may be necessary to consummate the transfer of such Delayed Transfer License as contemplated hereby and to validly assign all right, title and interest in, under and to such Delayed Transfer License to Buyer or its designee, free and clear of all Encumbrances. Buyer shall be responsible for all FCC application fees of Parent, Seller and their Affiliates in connection with the actions described in this Section 4.8.
(d)   The obligations of Buyer and its Affiliates, Seller and its Affiliates and Parent and its Affiliates under this Section 4.8 shall continue following the Closing, King Street Closing and Advantage Closing and shall survive until all Delayed Transfer Licenses are transferred to Buyer or its designee on the terms and conditions set forth in this Section 4.8.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER
As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer, except (a) as set forth in the Parent/Seller Disclosure Letter and (b) as disclosed in the Seller SEC Documents filed with or furnished to the SEC during the period from the Lookback Date to the second (2nd) business day prior to the date of this Agreement and publicly available on EDGAR (but excluding any redacted words, any disclosure contained under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer and any other information, statement or other disclosure contained in the Seller SEC Documents that is similarly cautionary, predictive or forward-looking in nature (other than any historical or factual matters) and provided, that in the case of disclosure in any such Seller SEC Documents that such disclosure shall be deemed to relate to and qualify only those particular representations and warranties contained in this Article V where it is reasonably apparent on its face from the substance of the matter disclosed that the information relates or is relevant to that representation or warranty), as follows:
Section 5.1   Organization; Qualification.
(a)   Seller and each Acquired Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.
(b)   Seller (solely with respect to the Business) and each Acquired Company is duly qualified to conduct its business and in good standing under the Laws of each jurisdiction in which the ownership of its assets and properties or the operation of the Business requires such qualification, except for failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Seller or its Subsidiaries to perform their respective obligations under, or consummate the transactions contemplated by, this Agreement.
(c)   Seller (solely with respect to the Business) and each Acquired Company has full corporate or equivalent power and authority required under its charter, bylaws or similar organizational documents to own, lease and operate its assets and properties and to carry on the Business as it was conducted immediately prior to the date of this Agreement, except for failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Seller or its Subsidiaries to perform their respective obligations under, or consummate the transactions contemplated by, this Agreement.
Section 5.2   Capital Structure.
(a)   Seller owns all of the outstanding Equity Interests, free and clear of all Encumbrances, except any Encumbrances arising out of, under or in connection with the Transaction Agreements. All of the outstanding Equity Interests have been duly authorized and validly issued and were not issued in violation of any preemptive or other similar rights. There are no options, warrants, restricted stock, restricted stock units, stock appreciation rights, phantom shares or rights of conversion or other rights, agreements, arrangements or commitments obligating the Company to issue or sell any of its equity interests or securities convertible into or exchangeable for its equity interests, other than as provided in the agreements relating to the organization, formation, ownership or governance of the Company. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the equity interests of the Company.
(b)   Section 5.2(b)(i) of the Parent/Seller Disclosure Letter sets forth, as of the date hereof, (A) the authorized capital stock or other equity interests of each of the Business Subsidiaries and the ownership percentages of each class of capital stock or other equity interests of the Business Subsidiaries that are issued and outstanding and owned by Seller or one of its Subsidiaries and which Subsidiaries of Seller own such capital stock or equity interests and (B) the number and type of capital stock or equity interests of each of the Designated Entities that are issued and outstanding and owned by Seller or one of its Subsidiaries and which Subsidiaries of Seller own such capital stock or equity interests. Section 5.2(b)(ii) of the Parent/Seller Disclosure Letter sets forth, (1) the authorized capital stock or other equity interests of each of the Business Subsidiaries and the ownership percentages of each class of capital stock or other equity interests of the Business Subsidiaries that are issued and outstanding and owned by Seller or one of its Subsidiaries and which Acquired Company owns such capital stock or equity interests and (2) the number and type of capital stock or equity interests of each of the Designated Entities that are issued and outstanding and owned by an Acquired Company and which Acquired Company own such capital stock or equity interests, in each the case of each of clause (1) and clause (2), assuming the Separation is completed in accordance with the terms this Agreement and the Separation Plan. On the Closing Date (including after giving effect to the Separation), all of the outstanding capital stock or equity interests of an Acquired Company owned by Seller or one of its Subsidiaries will be owned free and clear of all Encumbrances other than Encumbrances arising under applicable state and federal securities Laws. All of the outstanding shares or other equity interests of each of the Business Subsidiaries have been duly authorized and validly issued, and, solely with respect to any Business Subsidiary that is a corporation, are fully paid and nonassessable and were not issued in violation of any preemptive or other similar rights. There are no options, warrants, restricted stock, restricted stock units, stock appreciation rights, phantom shares or rights of conversion or other rights, agreements, arrangements or commitments obligating any of the Business Subsidiaries to issue or sell any of its shares, other equity interests or securities convertible into or exchangeable for its shares or other equity interests or any shares or other equity interests of the Business Subsidiaries, other than as provided in the agreements relating to the organization, formation, ownership or governance of such Business Subsidiaries. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the shares or other equity interests of any of the Business Subsidiaries to which Seller or any of its Subsidiaries is a party, other than as provided in the agreements relating to the organization, formation, ownership or governance of such Business Subsidiaries.
(c)   Seller has made available to Buyer correct and complete copies of the certificate of formation, certification of incorporation, limited liability company agreement, limited partnership agreement, bylaws or comparable governing document of the Company and each of the Business Subsidiaries and Designated Entities as of the date hereof. Such documents are in full force and effect (other than to the extent amended after the date hereof in a manner in accordance with this Agreement) and neither the Company, any Business Subsidiary nor any Designated Entity is in violation of any provisions thereof, except for any failure to be in full force and effect or any violation of any provisions thereof, in each case, as would not reasonably be expected to be material to the Business.
(d)   At the Closing, Seller will have, and Buyer will acquire, good, valid and marketable title to all of the Equity Interests, free and clear of all Encumbrances other than transfer restrictions under applicable state and federal securities Laws. Without limiting the foregoing, at the Closing, Buyer will directly or indirectly own all of the Acquired Interests, free and clear of all Encumbrances other than transfer restrictions under applicable state and federal securities Laws.
Section 5.3   Authorization; Enforceability; Conflicts; Approvals.
(a)   Each Selling Party has (or, with respect to Acquired Companies and the Asset Transferors, will have as of immediately prior to the Closing) all requisite corporate or equivalent power and authority to enter into the Transaction Agreements to which it is or will be party thereto and, subject to obtaining the Requisite Seller Stockholder Approval (which will be received when the Seller Stockholder Written Consent has been executed and delivered by Parent) and assuming the accuracy of the representations and warranties in Section 7.9, to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Agreements by each Selling Party that is or will be party thereto and the consummation by such Selling Party of the transactions contemplated thereby have been (or, with respect to Acquired Companies and the Asset Transferors, will be as of immediately prior to the Closing) duly authorized by all necessary corporate or equivalent action on the part of such Selling Party that is or will be party thereto, and except for obtaining the Requisite Seller Stockholder Approval (which will be received when the Seller Stockholder Written Consent has been executed and delivered by Parent) and assuming the accuracy of the representations and warranties in Section 7.9, no other corporate proceedings on the part of any Selling Party is necessary to authorize the execution and delivery of each Transaction Agreement by any Selling Party that is or will be party thereto and the consummation by such Selling Party of the transactions contemplated thereby. This Agreement has been duly executed and delivered by Seller and the Company and (assuming the valid authorization, execution and delivery of this Agreement by Buyer and Parent) is the legal, valid and binding obligation of Seller and Company enforceable against Seller and the Company in accordance with its terms, and each of the Ancillary Agreements to which a Selling Party is or will be party thereto, upon execution and delivery by such Selling Party, will be (assuming the valid authorization, execution and delivery by Buyer, where Buyer is a party, and any other party or parties thereto) a legal, valid and binding obligation of such Selling Party party thereto, enforceable in accordance with its terms, subject, in the case of each such Transaction

Agreement, to bankruptcy, insolvency, reorganization, moratorium and similar Law of general application relating to or affecting creditors’ rights and to general equity principles.
(b)   The Seller Board, at a meeting duly called and held, has unanimously (i) determined that the entry into this Agreement and the consummation by Seller, the Asset Transferors and the Acquired Companies of the transactions contemplated by this Agreement are advisable and in the best interests of Seller and its stockholders, (ii) approved and adopted this Agreement and approved the consummation by Seller, the Asset Transferors and the Acquired Companies of the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement, subject to receiving the Requisite Seller Stockholder Approval, (iii) directed that the transactions contemplated by this Agreement be submitted to the stockholders of Seller for approval and (iv) upon the terms and subject to the conditions of this Agreement, resolved to recommend the approval of the transactions contemplated by this Agreement by stockholders of Seller.
(c)   Neither the execution and delivery by any Selling Party of any Transaction Agreement to which such Selling Party is or will be party thereto, the consummation of any of the transactions contemplated thereby by such Selling Party, nor compliance with or fulfillment of the terms, conditions and provisions thereof by such Selling Party, will:
(i)   assuming the receipt of all necessary consents, approvals and authorization and the filing of all necessary documents and taking of other actions as described in Section 5.3(c)(ii) and the expiration or termination of any applicable waiting period, subject to obtaining the Requisite Seller Stockholder Approval and assuming the accuracy of the representations and warranties in Section 7.9, result in a violation or breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the certificate of incorporation or formation or by-laws or operating agreement (or similar organizational documents) of Seller or the Company, (B) any Material Contract or (C) any Law affecting Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business), other than, in the case of clauses (B) and (C) above, any such breaches, defaults, rights or loss of rights that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Seller or its Subsidiaries to perform their respective obligations under, or consummate the transactions contemplated by, this Agreement; or
(ii)   require Seller, any Asset Transferor or any Acquired Company to obtain the approval, consent, authorization or clearance of any Governmental Body (in each case, solely with respect to the Business), except (A) in connection, or in compliance, with the provisions of the HSR Act, (B) compliance with the applicable requirements of the Securities Act and the Exchange Act, including the filing with the SEC of the Seller Information Statement and the applicable requirements of and filings with the SEC under the Exchange Act, (C) in connection, or in compliance, with the Telecom Regulatory Laws, including approval by the FCC (and, if the FCC refers the transactions contemplated by this Agreement to Team Telecom and Team Telecom requests the FCC to defer approving the transaction until Team Telecom has reviewed transactions contemplated by this Agreement, then also approval by Team Telecom, which may take the form of a notice from Team Telecom to the FCC that Team Telecom has no objection to FCC action regarding the transactions contemplated by this Agreement), (D) pursuant to the DPA, (E) filings as may be required under the rules and regulations of NYSE, (F) compliance with any applicable international, federal or state securities or “blue sky” Law, (G) such filings as may be required in connection with Taxes and (I) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Seller or its Subsidiaries to perform their respective obligations under, or consummate the transactions contemplated by, this Agreement.
Section 5.4   Financial Information.
(a)   The financial statements included in Seller’s Form 10-K for the fiscal year ended December 31, 2023 and Seller’s Form 10-Q for the quarterly period ended March 31, 2024, in each case filed with the

SEC: (i) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC), and (ii) fairly present in all material respects and in accordance with the applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position and results of operations of Seller as of the respective date and for the respective periods covered thereby.
(b)   The Business is not a separately audited unit of Seller. As a result, the financial statements prepared for the Business are not prepared as part of Seller’s normal reporting process. Section 5.4(b) of the Parent/Seller Disclosure Letter sets forth the unaudited, pro forma (after giving effect to the Separation) balance sheet of the Business as of the Reference Date (the “Reference Balance Sheet”) and the unaudited, pro forma (after giving effect to the Separation) statement of operations of the Business for the twelve (12)-month period then ended (together with the Reference Balance Sheet, the “Financial Statements”). Except as set forth therein, the Financial Statements have been prepared in all material respects in accordance with the Agreed Accounting Principles. The Agreed Accounting Principles were derived from the accounting principles of Seller, which are in all material respects consistent with GAAP. The books, records and other financial reports of Seller relating to the operations of the Business used by Seller as source documentation for the Financial Statements are correct in all material respects and have been maintained in accordance with sound business practices. The Financial Statements do not materially misstate, and fairly present in all material respects, the financial condition and results of operations of the Business at their respective dates and for the periods covered by such statements assuming the Business had been operated independently of the Retained Business during the periods presented, subject to certain adjustments described therein, but do not necessarily reflect what the results of operations and financial positions would have been if the Business had been operated independently of the Retained Business during the periods presented.
(c)   Except as would not reasonably be expected to be material to the Business, taken as a whole, Seller and its Subsidiaries maintain, with respect to the Business, adequate and effective internal accounting controls which have been designed to provide reasonable assurance that (i) the control objectives have minimized the risk of material financial misstatement, (ii) all information concerning the Business is made known on a timely basis to the individuals responsible for the preparation of the Financial Statements, (iii) unauthorized acquisition, use or disposition of the properties or assets of the Business that could have a material effect on the Financial Statements is prevented or timely detected, and (iv) all transactions are accurately recorded in the correct period as necessary to permit the preparation of the Financial Statements and disclosures in conformity with the Agreed Accounting Principles, and receipts and expenditures of Seller are being made only in accordance with authorizations of management and directors of Seller. Since the Lookback Date, except as would not be material to the Business, taken as a whole, there has not been any significant deficiency or material weakness identified in Seller’s internal accounting controls with respect to the Business or the Acquired Companies.
(d)   Except as would not reasonably be expected to be material to the Business, taken as a whole, during the past five (5) years, (i) neither Seller or any of its Subsidiaries (with respect to the Business) nor their external auditor has (A) identified any fraud that involves management or other employees who have a significant role in Seller’s or any of its Subsidiaries’ (with respect to the Business) financial reporting or (B) has received any written, or to the Knowledge of Seller, oral, material complaint, allegation or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Business or their respective internal accounting controls and (ii) there have been no internal investigations by Seller or the Seller Board regarding financial reporting.
(e)   Except (i) as adequately set forth in the Reference Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the Reference Date (and not resulting from breach of contract or warranty, infringement, tort, claim, or Action), (iii) for Liabilities incurred pursuant to the Transaction Agreements and (iv) for Liabilities that would not reasonably be expected to be adverse to the Business, taken as a whole, in any material respect, there are no Liabilities of the Business.

Section 5.5   Operations Since Reference Date.
(a)   Since the Reference Date to the date of this Agreement, there has not been any Material Adverse Effect.
(b)   Except as contemplated by the Transaction Agreements, since the Reference Date to the date of this Agreement, Seller, the Asset Transferors and the Acquired Companies have conducted the Business in the ordinary course of business in all material respects.
(c)   Since the Reference Date to the date of this Agreement, there has not been any action or event that would have required Buyer’s consent pursuant to Section 8.7(b)(i), Section 8.7(b)(iii), Section 8.7(b)(v), Section 8.7(b)(ix), Section 8.7(b)(x), Section 8.7(b)(xi), Section 8.7(b)(xiii), Section 8.7(b)(xv), Section 8.7(b)(xvi), Section 8.7(b)(xvii) (solely with respect to waivers), Section 8.7(b)(xix), Section 8.7(b)(xx) and Section 8.7(b)(xxii) had such action or event occurred after the date hereof and prior to the Closing.
Section 5.6   Taxes.
(a)   All income and other material Tax Returns required to have been filed under applicable Law by or with respect to the Business, the Transferred Assets and each Acquired Company have been timely filed (taking into account extensions properly obtained). Such Tax Returns are true, correct and complete in all material respects.
(b)   All income and other material Taxes due and payable by or with respect to the Business, the Transferred Assets or the Acquired Companies have been timely and fully paid, whether or not shown to be due on the Tax Returns referred to in Section 5.6(a).
(c)   As of the date hereof, no extension of time within which to file any income or other material Tax Return of an Acquired Company is in effect and no written waiver of any statute of limitations relating to income or other material Taxes for which any Acquired Company is liable has been granted. As of the date hereof, no Acquired Company has requested an extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed (other than as a result of an automatic extension to extend the time for filing any Tax Return in the ordinary course of business).
(d)   There is no audit or administrative or judicial proceeding pending with respect to income or other material Taxes relating to the Business or Transferred Assets or payable by any Acquired Company, nor have Seller or any of its Affiliates (including the Acquired Companies) been notified in writing, as of the date hereof, of any request for such an audit or other examination.
(e)   All material Taxes which any Acquired Company is required by Law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Body or set aside or reserved on the books of the relevant Acquired Company. Each Acquired Company has complied with all material requirements with respect to such payments.
(f)   Since the Lookback Date, no Acquired Company has been a party to any transaction treated by the parties thereto as one to which Section 355 of the Code applied.
(g)   Since the Lookback Date, no written claim has been made by a Governmental Body in any jurisdiction where an Acquired Company does not file Tax Returns that such Acquired Company is required to file Tax Returns in such jurisdiction.
(h)   None of the Acquired Companies has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(i)   The Company has made an election, effective from the date of its formation, to be classified as a corporation for U.S. federal income tax purposes.
(j)   As of the Closing, (i) no Acquired Company is properly treated as a partnership for U.S. federal, state, local, or non-U.S. Tax purposes, (ii) no Transferred Asset consists of an interest in a joint venture, entity or other arrangement that is properly treated as a partnership for U.S. federal, state, local, or non-U.S. Tax purposes, and (iii) no Acquired Company other than the Company, USCC

Purchase, LLC or, assuming Buyer makes the Stock Purchase Request, USCC Services is properly treated as a corporation for U.S. federal, state, local, or non-U.S. Tax purposes.
(k)   No power of attorney with respect to Taxes for which any Acquired Company is liable has been executed or filed that currently remains in effect (other than a power of attorney with respect to a Seller Consolidated Return).
(l)   There are no Encumbrances on the assets of the Acquired Companies relating or attributable to Taxes, except for Permitted Encumbrances.
(m)   No Acquired Company (i) has any material liability for Taxes of any Person other than an Acquired Company, including under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, or pursuant to a Tax sharing, indemnification or allocation agreement or other contract (other than by customary commercial contracts whose principal purpose is not related to Tax) or (ii) has been a member of an affiliated group filing consolidated income or franchise Tax Returns for U.S. federal, state or foreign Tax purposes (other than any affiliated group of which the Acquired Company is currently a member and Parent or Seller is the common parent).
(n)   No Acquired Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any installment sale or open transaction disposition made on or prior to the Closing Date, (ii) any deferred revenue or prepaid amount received on or prior to the Closing Date, (iii) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or non-U.S. income tax law) entered into on or prior to the Closing Date or (iv) a change in the method of accounting for a period ending prior to or including the Closing Date.
(o)   Section 5.6(o) of the Parent/Seller Disclosure Letter sets forth a list as of the date hereof of each Acquired Company with respect to which an IRS Form 8832 has been filed, including the entity classification made on such form and the effective date of such filing.
(p)   With respect to each of the Acquired Companies that is or was formerly treated as a partnership for U.S. federal income tax purposes (an “Acquired Partnership”): (i) no election has been made under Section 1101(g)(4) of the Bipartisan Budget Act of 2015 with respect to a Tax Return for Tax years beginning prior to January 1, 2018; (ii) no election has been made to subject an Acquired Partnership to “pass-through entity taxes” or other entity-level Taxes imposed by a state, a political subdivision of a state, or the District of Columbia and (iii) there are no restrictions on Buyer’s ability to make an election pursuant to Section 6226(a) of the Code (or any corresponding elections under state and local Law) with respect to a Tax Contest of any Acquired Partnership that relates to a Pre-Closing Tax Period or a Straddle Period.
(q)   Each Acquired Company has complied in all material respects with any obligation under applicable escheat or unclaimed property Law.
Notwithstanding anything to the contrary in this Agreement, other than the representations and warranties in Section 5.6(c), Section 5.6(j), Section 5.6(m) and Section 5.6(n), the representations and warranties in this Section 5.6 refer only to activities prior to the Closing and shall not serve as representations or warranties regarding Taxes attributable to any taxable period (or portion thereof) beginning, or Tax positions taken, after the Closing Date (including with respect to any tax basis, net operating loss carryovers, net capital loss carryovers, credits and similar Tax items).
Section 5.7   Real Property.
(a)   Section 5.7(a)(i) of the Parent/Seller Disclosure Letter sets forth a list as of the date hereof of all real property owned by Seller, any Asset Transferor or any Acquired Company and used primarily in the Business (the “Owned Real Property”), including the primary use and the address of each such property. There are no material licenses, leases or subleases under which any Third Party is licensee, lessee or sublessee of, or holds or occupies, any portion of the Owned Real Property. Seller, an Asset

Transferor or an Acquired Company has valid fee simple title to each parcel of Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. There are no pending or, to the Knowledge of Seller, threatened, condemnation or eminent domain proceedings or any sale or other disposition of any Owned Real Property in lieu of condemnation with respect to any Owned Real Property. Except as would not, individually or in the aggregate, reasonably be expected to be material and adverse to the Business, taken as a whole, (i) there are no violations of any zoning ordinances, building codes or other Laws affecting the Owned Real Property that remain uncured or, to the Knowledge of Seller, planned changes in any zoning ordinances or building codes or other Laws that would affect the current use and operation of the Owned Real Property, (ii) no Seller, Asset Transferor or Acquired Company has received written notice of any commenced or planned public improvements related to the Owned Real Property that may result in special assessments against any part of the Owned Real Property, (iii) each Owned Real Property has adequate rights of access to dedicated public ways and is served by water, electric, sewer, sanitary sewer and storm drain facilities, in each case to the extent reasonably necessary for the operation of the Business as conducted as of the date hereof and as of the Closing and (iv) the improvements on each Owned Real Property are free from material defects and in good operating condition and repair, normal wear, tear and maintenance excepted. Seller has made available to Buyer true, correct and complete copies of the most recent existing title insurance policies and ALTA title surveys which Seller or any of its Affiliates (including any Asset Transferor or any Acquired Company) possesses in electronic format as of the date hereof relating to the Owned Real Property.
(b)   Section 5.7(b)(i) of the Parent/Seller Disclosure Letter sets forth a list as of the date hereof of the Leased Real Property, including the primary use and the address of each such property. Section 5.7(b)(ii) of the Parent/Seller Disclosure Letter sets forth a list as of the date hereof of (A) the Material Tower Leases and (B) each lease, sublease, license or occupancy agreement for the Material Leased Real Property (collectively, the “Material Leases” and, together with each lease, sublease, license or occupancy agreement for all other Leased Real Property, the “Leases”). Seller, an Asset Transferor or an Acquired Company has a valid leasehold or subleasehold interest in, valid license to or valid right to use each parcel of Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. The “Material Leased Real Property” means the following real properties leased, subleased, licensed or occupied by Seller, an Acquired Company or an Asset Transferor that are used primarily in the Business: (1) the top fifty (50) retail properties measured by total annual rent for year 2023; (2) all material real properties used for office space; and (3) all local connectivity centers and regional connectivity centers. The “Leased Real Property” means the Material Leased Real Property and all other retail properties leased, subleased or licensed by Seller, an Acquired Company or an Asset Transferor that are used primarily in the Business. As of the date hereof, Seller, an Asset Transferor or an Acquired Company has a valid leasehold or subleasehold interest in, valid license to or valid right to use the leased, subleased or licensed, as applicable, space at each of the Third Party Towers, except as would not reasonably be expected to be material and adverse to the Business, taken as a whole. With respect to each Lease, except as would not, individually or in the aggregate, reasonably be expected to be material and adverse to the Business, taken as a whole, (i) such Lease is in full force and effect as of the date hereof and as of the Closing and enforceable in accordance with its terms (other than Leases that have expired in accordance with their terms and other than terminations made in the ordinary course of business); (ii) Seller, an Acquired Company or an Asset Transferor’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and there are no material disputes with respect to such Lease; (iii) no Seller, Acquired Company or Asset Transferor has received written notice of default under such Lease since the Lookback Date or is in breach or default in any material respect under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, modification or acceleration of rent under such Lease; (iv) no Seller, Acquired Company or Asset Transferor is subleasing, licensing or has otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof now or in the future; (v) no Seller, Acquired Company or Asset Transferor has collaterally assigned or granted any other security interest in such Lease or any interest therein which remains in effect as of the date hereof; (vi) to the Knowledge of Seller, such Leased Real Property is free from material defects for which Seller, an Acquired Company or an Asset Transferor is responsible under the terms of the applicable Lease and is in good operating condition and repair, normal wear, tear and maintenance excepted; (vii) to the Knowledge of Seller, there is no pending or threatened, condemnation or eminent domain proceedings or any sale or other disposition of any Leased Real Property in lieu of condemnation with respect to all or any material portion of such Leased Real Property and (viii) to the Knowledge of Seller each parcel of Leased Real Property is adequately served by utilities and other building services as necessary or appropriate for its current use in connection with the Business as conducted as of the date hereof. As of the date hereof, the rental amounts set forth in each Lease represent the actual rent being paid, and there are not separate written agreements or understandings adversely amending or modifying such rental amounts.
Section 5.8   Intellectual Property.
(a)   Section 5.8(a) of the Parent/Seller Disclosure Letter sets forth a complete and accurate list as of the date hereof of: (i) each of the following items included in the Business Intellectual Property: (A) issued Patent and pending Patent application, (B) registered or pending applied-for Trademark, (C) registered or pending applied-for Copyright, and (D) Internet domain name registration (clauses (A) to (D), collectively, the “Business Registered Intellectual Property”) and (ii) any Actions pending or, to the Knowledge of Seller, threatened before any court, arbiter or tribunal (including the United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world) to which Parent or a Subsidiary thereof is a party and in which claims are or were raised relating to the validity, enforceability or ownership of any of the Business Registered Intellectual Property. For each item of Business Registered Intellectual Property, Section 5.8(a) of the Parent/Seller Disclosure Letter includes, where applicable, as of the date hereof (1) the current record owner (or current legal owner, if different) or registrant (in the case of Internet domain names), (2) except for Internet domain names, the jurisdiction where the application, registration, or issuance is filed, (3) except for Internet domain names, the application, registration, or issuance number, and (4) the application, registration, or issuance date.
(b)   All necessary registration, maintenance and renewal fees have been paid with respect to each item of material Business Registered Intellectual Property for the purposes of maintaining such material Business Registered Intellectual Property. Each item of material Business Registered Intellectual Property is subsisting. Except for pending applications for Business Registered Intellectual Property, all material Business Registered Intellectual Property is valid and enforceable and neither Seller nor any Subsidiary thereof has misrepresented, or failed to disclose, any facts or circumstances in any application for any such material Business Registered Intellectual Property or in the prosecution of such application that would constitute fraud or a misrepresentation with respect to such application.
(c)   Seller, an Asset Transferor or an Acquired Company solely and exclusively owns, and immediately after the Closing, an Acquired Company will solely and exclusively own, all right, title and interest in, free and clear of all Encumbrances (other than Permitted Encumbrances), each item of material Business Intellectual Property, together with the sole and exclusive right to bring a claim or suit against a Third Party for past, present or future infringement, misappropriation, or other violation of, such Business Intellectual Property and to retain for itself any damages recovered in any such action.
(d)   Except for (i) the services agreed to be provided to Buyer or its Affiliates under the Transition Services Agreement, (ii) Trademarks licensed to Buyer and its Affiliates under Section 9.1(a), (iii) Intellectual Property licensed to Buyer and its Affiliates under Section 9.2(a), and (iv) Intellectual Property licensed after the Closing to Buyer or its Affiliates (including the Acquired Companies) under any Transferred Contract or any Split Contract, the Business Intellectual Property constitutes all of the Intellectual Property that are necessary and sufficient to operate the Business in all material respects following the Closing in the same manner as conducted prior to the Closing.
(e)   The Acquired Companies and the operation of the Business as it has been conducted in the past six (6) years and as it is currently conducted, including the commercialization or exploitation of any products or services of the Business, have not, in the past six (6) years, materially infringed, misappropriated or otherwise violated, and do not, and immediately prior to the Closing will not, materially infringe, misappropriate, or otherwise violate the Intellectual Property of any other Person and, since the Lookback Date, prior to the date hereof, none of the Parent Group, the Seller Group or the Acquired Companies have received written notice from any Person claiming (including by means of a cease & desist letter, invitation to license or indemnity claim) that the Acquired Companies, or such conduct of the Business, including the commercialization or exploitation of products or services of the Business, materially infringes, misappropriates or otherwise violates, or has materially infringed, misappropriated or otherwise violated, any Intellectual Property of any Person, and no Action is pending, or to the Knowledge of Seller, has been threatened in writing since the Lookback Date alleging such infringement, misappropriation, or other violation. None of Seller, the Acquired Companies or the Asset Transferors is subject to any Action, Order, Arbitration Decision or settlement agreement that materially restricts in any manner the use, provision, transfer, assignment, or licensing of any Business Intellectual Property.
(f)   To the Knowledge of Seller, no Person is currently materially infringing upon, misappropriating, or otherwise violating any Business Intellectual Property, and, since the Lookback Date, neither Parent nor any of its Subsidiaries (with respect to the Business) has sent any written notice or claim (including any cease & desist letter, invitation to license or indemnity claim) asserting that any such infringement, misappropriation, or other conflict has or may have occurred.
(g)   Except as would not reasonably be expected to be material to the Business, neither this Agreement nor the consummation of the transactions contemplated by this Agreement will cause Buyer or any of its Affiliates (including any Acquired Company) to (i) grant to any non-Affiliated Person (other than pursuant to a Transaction Agreement) any right to any Intellectual Property owned by any of them or licensed to any of them (other than the rights currently granted by the Acquired Companies under Business Intellectual Property pursuant to those Contracts set forth in Section 5.13(m) of the Parent/Seller Disclosure Letter) or (ii) be obligated to pay any royalties or other fees or consideration to a non-Affiliated Person with respect to Intellectual Property in excess of those payable, pursuant to those Contracts set forth in Section 5.13(l) of the Parent/Seller Disclosure Letter, by Parent or any of its Subsidiaries in the absence of this Agreement or the transactions contemplated by this Agreement (other than such royalties or other fees payable to non-Affiliated Persons for services agreed to be provided to Buyer or its Affiliates under the Transition Services Agreement).
(h)   Except as would not reasonably be expected to be material to the Business, each current and former employee and independent contractor or consultant of Seller or any of its Subsidiaries that has been involved in or contributed to the development of any Intellectual Property to the extent related to the Business for or on behalf of Seller or any of its Subsidiaries (including the Acquired Companies), has validly assigned (pursuant to present-tense assignment language) in writing to Seller, an Asset Transferor or an Acquired Company all of such Person’s right, title and interest in, to and under all such Intellectual Property (to the extent that such rights do not vest initially in Seller, an Asset Transferor or an Acquired Company by operation of law). Except as would not reasonably be expected to be material to the Business, no such Person owns or has any right, claim, interest or option, including any right to further remuneration or consideration, with respect to any such Intellectual Property, nor has any such Person made or threatened any assertions with respect to any alleged ownership or any such right, claim, interest or option.
(i)   Seller and its Subsidiaries (including the Acquired Companies and the Asset Transferors) have taken reasonable steps to protect and maintain the confidentiality of material Trade Secrets included in the Business Intellectual Property or owned by a Person that has provided any material Trade Secrets to Seller or a Subsidiary thereof in connection with the Business subject to confidentiality obligations (and any information that would have been a Trade Secret but for any failure to take such steps) and there has been no unauthorized access, use or disclosure of such material Trade Secrets.
(j)   None of Seller or any of its Subsidiaries (including the Acquired Companies or Asset Transferors) have used Open Source Software in any manner that would reasonably be expected to, with respect to any material Business Software: (i) require its disclosure or distribution in source code form, (ii) requires the licensing thereof for the purpose of making derivative works, or (iii) imposes any restriction on the consideration to be charged for the distribution thereof ((i) – (iii), collectively, “Viral Effects”). With respect to each item of Open Source Software that is or has been used by Seller or any of its Subsidiaries, Seller and its Subsidiaries have, since the Lookback Date, been and are currently in compliance in all material respects with the applicable licenses with respect thereto.
(k)   Except as would not reasonably be expected to be material to the Business, none of Seller, any of its Subsidiaries or any Person acting on its or their behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other third Person any source code for any Business Software, other than disclosures to employees, independent contractors or consultants under binding written agreements that prohibit use or disclosure except in the performance of services to Seller, the Acquired Companies or the Asset Transferors.
(l)   Except as would not reasonably be expected to be material to the Business, Seller and its Subsidiaries have taken reasonable steps to protect the Business Software from the introduction of any Contaminants and all products or services of the Business and Business Software are free of any material Contaminants.
(m)   No material Business Intellectual Property has, in connection with standard setting bodies, industry groups or consortia (or their members or implementers of their standards or specifications), been subjected to any covenant not to sue, promise, declaration or commitment, including the obligation to provide a license on fair, reasonable and non-discriminatory terms.
Section 5.9   Data Privacy and Security.
(a)   The Acquired Companies and, with respect to the Business, Parent and its Subsidiaries (other than the Acquired Companies) comply in all material respects, and since the Lookback Date, have complied in all material respects, with applicable Privacy Laws, contractual obligations and industry standards (including PCI DSS) relating to the collection, use and other Processing of Personal Data, information security or cybersecurity and each of the Privacy Policies (collectively, the “Privacy Requirements”), including with respect to, where required by Law, obtaining all valid and informed consents from and offering opt out and giving all required notices to the Persons subject of the Personal Data.
(b)   Except as would not reasonably be expected to be material to the Business, since the Lookback Date, (i) neither Parent nor any of its Subsidiaries (including the Acquired Companies) have received any complaints, claims, warnings or other written notification from any Person (including any Governmental Body) in respect of information security, cybersecurity or the Processing of Personal Data in connection with the Business, (ii) no Action, enforcement or investigation notices or audit requests have been served on Parent or any Subsidiary thereof in respect of information security, cybersecurity or the Processing of Personal Data in connection with the Business and (iii) none of Parent or any of its Subsidiaries have been subject to any Order or Arbitration Decision, nor is any Order or Arbitration Decision pending, nor, to the Knowledge of Seller, threatened, alleging noncompliance with any applicable Privacy Requirements in respect of information security, cybersecurity or the Processing of Personal Data in connection with the Business.
(c)   The execution, delivery or performance of this Agreement and the transactions contemplated by this Agreement will not violate any applicable Privacy Requirements in any material respect and, except as would not reasonably be expected to be material to the Business, following the consummation of the transactions contemplated by this Agreement, the Acquired Companies will have substantially the same right to Process any Personal Data currently Processed by Parent or its Subsidiaries in connection with the Business as Parent and its Subsidiaries have immediately prior to the Closing.
(d)   Except as would not reasonably be expected to be material to the Business, the Acquired Companies and, with respect to the Business, Parent and its Subsidiaries (other than the Acquired Companies), (i) are not in breach or default of any Contracts relating to the IT Systems and do not transfer Business Data internationally except where such transfers comply with Privacy Requirements and (ii) maintain, and have maintained, cyber liability insurance with reasonable coverage limits.
(e)   (i) The Acquired Companies and, with respect to the Business, Parent and its Subsidiaries (other than the Acquired Companies), have taken reasonable steps (including implementing and maintaining a written information security program that complies with Privacy Requirements, that when appropriately implemented and maintained would constitute reasonable security procedures and practices appropriate to the nature of Business Data and IT Systems and that is at least as stringent as applicable industry standards (“Information Security Program”), compliance with which is appropriately monitored) to protect the integrity, physical and electronic security and continuous operation of the IT Systems owned or controlled by Parent and its Subsidiaries and to ensure that data stored thereon or Processed thereby, including Business Data that is Processed by any service provider, independent contractor or vendor of Parent or its Subsidiaries with respect to the Business (each, a “Sub-Processor”), is protected against loss and against unauthorized access, acquisitions, use, modification, alteration disclosure or use, (ii) the Acquired Companies and, with respect to the Business, Parent and its Subsidiaries (other than the Acquired Companies) have implemented and maintained a reasonable vendor management program to ensure Sub-Processors are in material compliance with reasonable privacy, information security and cybersecurity standards before allowing Sub-Processors to access or receive Trade Secrets or Process any Personal Data and reasonably frequently (as may be reasonably appropriate) during the period of such access or receipt or Processing, (iii) since the Lookback Date, there have been no material violations of the Information Security Program with respect to the Business and (iv) except as would not reasonably be expected to be material to the Business, (A) the Acquired Companies or, with respect to the Business, Parent and its Subsidiaries (other than the Acquired Companies) are not experiencing and, since the Lookback Date, have not experienced a Security Incident and (B) Parent and its Subsidiaries have not made, or been required to make under applicable Privacy Laws, disclosure of any Security Incident to any Person (including any Governmental Body), in each case of (A) and (B), including, for the avoidance of doubt, Security Incidents caused by Sub-Processors.
(f)   Since the Lookback Date, (i) the Acquired Companies and, with respect to the Business, Parent and its Subsidiaries (other than the Acquired Companies) have established and maintained information security and cybersecurity plans, procedures and facilities consistent in all material respects with Privacy Requirements and have assessed and tested material components of such plans, procedures and facilities, as well as their respective Information Security Program, including by performing data security risk audits, assessments and penetration testing in accordance with generally recognized industry standards periodically (including at a frequency consistent with such standards, taking into account the volume and sensitivity of data (including Personal Data and Trade Secrets) Processed by or on behalf the Acquired Companies) and the foregoing plans, procedures and facilities and respective Information Security Program have proven sufficient and compliant with Privacy Requirements in all material respects, (ii) the Acquired Companies and, with respect to the Business, Parent and its Subsidiaries (other than the Acquired Companies) have mitigated all material findings (including, for the avoidance of doubt, risks, threats and deficiencies designated as “critical”, “severe” or “high” risks, threats or deficiencies) identified in any cybersecurity or information security risk audit, assessment or penetration testing carried out by or for Parent or its Subsidiaries (including the Acquired Companies) with respect to the Business, and (iii) except as would not reasonably be expected to be material to the Business, the IT Systems currently used by or on behalf of the Acquired Companies or, with respect to the Business, Parent and its Subsidiaries (other than the Acquired Companies) are in good working condition, do not contain any Contaminants and operate and perform as necessary to conduct the Business.
Section 5.10   Title to Property.   Seller, an Asset Transferor or an Acquired Company has good and valid title to, a valid leasehold interest in, or other right to use, each material asset, property and right leased, used or owned (or purported to be owned) by the Business (including the Transferred Assets), free and clear of all Encumbrances, except for Permitted Encumbrances and except for dispositions of assets after the date of the Financial Statements in the ordinary course of business or not prohibited by this Agreement. The Transferred Assets and other assets, properties and rights of the Business are in good general operating condition (ordinary wear and tear excepted) and are adequate for the uses to which they are currently being put, in each case, except as would not reasonably be expected to be material to the Business, taken as a whole. None of Parent, any of its Subsidiaries (other than the Seller and its Subsidiaries) or any of the Affiliates of Seller (including the Excluded Entities, but excluding the Subsidiaries of Seller) that are not Asset Transferors or Acquired Companies owns any material assets, properties or rights of the Business or that are used or held for use by the Business.

Section 5.11   Sufficiency of Assets.   At the Closing (including after giving effect to the Separation and assuming transfer of all Business Employees to the Acquired Companies), the properties, assets, rights and interests of the Acquired Companies, together with the services to be provided to Buyer and its Affiliates under this Agreement and the Ancillary Agreements, will constitute all of the properties, assets, rights and interests that are necessary and sufficient to operate the Business in all material respects following the Closing in the same manner as conducted as of the date hereof and as of the Closing by Seller and its Subsidiaries. Nothing in this Section 5.11 constitutes a representation or warranty with respect to (a) the adequacy of the amounts of cash or working capital (or the availability of the same), (b) the number of customers or subscribers of the Business as of the Closing and (c) Intellectual Property, any and all representations or warranties with respect to the sufficiency of which are set forth solely in Section 5.8.
Section 5.12   No Violation or Action.
(a)   Since the Lookback Date, none of Seller, the Acquired Companies or the Asset Transferors (in each case, solely with respect to the Business) have violated any Laws that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Seller or its Subsidiaries to perform their respective obligations under, or consummate the transactions contemplated by, this Agreement.
(b)   As of the date hereof, there are no Actions pending (with respect to which Seller has been served or notified) or, to the Knowledge of Seller, threatened against Seller, any Asset Transferor, any Acquired Company or any of their respective Affiliates with respect to the Business that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Seller or its Subsidiaries to perform their respective obligations under, or consummate the transactions contemplated by, this Agreement.
(c)   As of the date hereof, there is no Action pending (with respect to which Seller or any of its Affiliates has been served or notified) or, to the Knowledge of Seller, threatened against Seller or any of its Affiliates that questions the legality of the transactions contemplated by the Transaction Agreements.
(d)   Section 5.12(d) of the Parent/Seller Disclosure Letter sets forth a correct and complete list as of the date hereof of all outstanding material Orders and Arbitration Decisions applicable to the Business. Since the Lookback Date, Seller, the Asset Transferors and the Acquired Companies, as applicable, are in compliance with the terms of each such outstanding Order and Arbitration Decision, except as would not reasonably be expected to be material to the Business, taken as a whole.
Section 5.13   Contracts.   Section 5.13 of the Parent/Seller Disclosure Letter sets forth a correct and complete list of each of the following Contracts (in each case, excluding any individual purchase order, sales order, task order, work order, delivery order, site lease agreement, co-location agreement or tower construction agreement that is not material to the Business) in force as of the date hereof to which Seller or any of its Subsidiaries is a party (which, assuming the completion of the Separation and receipt of all consents, approvals, and authorizations under such Contracts, will be binding on an Acquired Company following the Closing), excluding any Employee Benefit Plan:
(a)   any loan agreement, promissory note, indenture, bond or other instrument evidencing indebtedness of the Business for borrowed money or extension of credit from Third Party lending sources in excess of $7,500,000 (excluding indebtedness that will be, immediately after giving effect to the Separation, solely between wholly owned Acquired Companies);
(b)   any Contract that provides for any guaranty by the Business of Liabilities or obligations where such guaranteed amounts are in excess of $7,500,000 (excluding guaranties that will be, immediately after the Closing, by an Acquired Company of another Acquired Company);
(c)   any joint venture, partnership or strategic alliance Contract that is material to the Business (excluding Contracts that are between Seller and a Subsidiary of Seller);
(d)   any sales agent, dealer, joint marketing or distribution Contract of the Business that would be reasonably likely to involve commissions or payments to such parties, in each case, during the twelve (12) month period ended June 30, 2024 in excess of $1,000,000 that are outside the ordinary course of business;

(e)   any Contract that (i) prohibits the Business from engaging or competing in any line of business, in any geography or with any Person, (ii) requires the Business to deal exclusively with any Person or contains “most favored nation” or similar provisions in favor of the counterparty thereto, (iii) is with a vendor, supplier or service provider and requires the Business to purchase a minimum amount of product or provide a minimum amount of revenue to, or otherwise contains “take or pay” or similar provisions with, the counterparty and was entered into outside the ordinary course of business or (iv) was entered into outside the ordinary course of business and prohibits the Business from soliciting any customer of another Person, in the case of each of clauses (i) through (iv), that (A) following the Closing would bind Buyer or its Affiliates (including the Business and the Acquired Companies) and (B) has or would reasonably be expected to have a material effect on the Business;
(f)   any Contract with any put, call, rights of first refusal, rights of first negotiation, right of first offer, redemption, repurchase or other similar rights pursuant to which the Business could be required to purchase or sell, as applicable, any equity interests or assets, in each case that have a fair market value or purchase price of more than $7,500,000;
(g)   any Contract with a Material Supplier under which the Business has continuing obligations (other than confidentiality obligations or other obligations with a de minimis impact on the Business and other than as set forth on Section 5.13(GG) of the Parent/Seller Disclosure Letter);
(h)   any collective bargaining agreements (including any material memorandums of understanding), works council or similar labor Contracts with a labor union or works council or similar organization;
(i)   any Contract for the pending acquisition or disposition of any business, Person, assets or equity interests with a purchase price in excess of $10,000,000 or any Contract with respect to any consummated acquisition or disposition of a business, Person, assets outside of the ordinary course of business or equity interests under which the Business has any future liability with respect to an “earn-out”, contingent purchase price, deferred purchase price or similar contingent payment obligations in excess of $5,000,000 individually or in the aggregate;
(j)   any Contract involving the settlement of any pending or threatened Action (or series of related claims, actions, suits or proceedings) which (A) involves payments by the Business after the date hereof in excess of $10,000,000 individually or in the aggregate for a series of related claims, actions, suits or proceedings, (B) imposes any material ongoing obligations on the Business (other than customary obligations of confidentiality or the obligation to not institute an Action) or (C) provides for any material restriction on use, licensing or registration of any material Business Intellectual Property, including co-existence agreements;
(k)   (A) any Contract with a Governmental Body that involved payment of more than $5,000,000 during the twelve (12) month period ended June 30, 2023 or would reasonably be likely to involve payments of more than $5,000,000 during the twelve (12) month period ended June 30, 2024 or (B) any other material Contract with a Governmental Body (other than Contracts where the Governmental Body is solely a customer or subscriber of the Business);
(l)   any Contract pursuant to which a non-Affiliated Person grants a license or any rights (including through covenants not to sue) to any Intellectual Property that is used or held for use in the Business to Seller or any of its Subsidiaries (including the Acquired Companies), other than (i) non-exclusive licenses to Open Source Software, (ii) licenses to commercially available, “off-the-shelf”, non-customized Software or commercially available, non-customized Software that is licensed pursuant to “shrink-wrap” or “click-through” license agreements, in each case of the foregoing, that is in executable code form only (“Standard Software”), (iii) licenses to computer software programs granted in the ordinary course of business that are embodied in hardware, equipment, or fixtures purchased by Seller or one of its Subsidiaries, (iv) non-exclusive licenses to Intellectual Property not material to the Business that are merely incidental to the transaction contemplated by the Contract in which such license is included, (v) non-exclusive licenses to access or use APIs granted in the ordinary course of business and (vi) licenses to Software-as-a-Service, Platform-as-a-service, in each case of the foregoing (ii) and (vi) with a non-Affiliated Person to whom total fees or payments made by the Business during the twelve (12) months ended December 31, 2023 for each such Standard Software or Software-as-a-Service and/or Platform-as-a-service, as applicable, did not exceed $1,000,000 (collectively, “Specified IP Contracts”);
(m)   any Contract pursuant to which Seller or any of its Subsidiaries grants to a non-Affiliated Person a license or any rights to any Business Intellectual Property (including through covenants not to sue), other than: (i) non-exclusive licenses of Intellectual Property related to products or services of the Business granted to end users of such products or services of the Business in the ordinary course of business, (ii) non-exclusive licenses granted in the ordinary course of business to product and service providers (including vendors of products and services, distributors, resellers and agents) in connection with the provision of products and services to Seller or any of its Subsidiaries or feedback provided to such product and service providers related to their products and services, (iii) non-exclusive licenses to access or use APIs granted in the ordinary course of business and (iv) non-exclusive licenses to Business Intellectual Property that (x) are merely incidental to the transaction contemplated by the Contract in which such license is included and (y) are not co-branding arrangements or licenses granted for the promotion or marketing of any products or services of the counterparty or any other third party;
(n)   any Contract under which a third party has developed material Intellectual Property by, with or for Seller or a Subsidiary thereof with respect to the Business or agreed to develop Intellectual Property anticipated by Seller to be material to the Business;
(o)   any Contract (excluding any nondisclosure or confidentiality agreement entered into in the ordinary course of business) which contains a non-solicit provision that following the Closing would reasonably be expected to have a material effect on Buyer or its Affiliates (including the Business and the Acquired Companies);
(p)   any hedging, swap, derivative, ISDA or similar material Contract other than foreign currency hedging, factoring or other similar transactions conducted in the ordinary course of business;
(q)   any Contract obligating the Business to make any capital expenditures in excess of $10,000,000, other than acquisitions of inventory and equipment in the ordinary course of business;
(r)   any Material Lease;
(s)   any Contract of the type described on Section 5.13(SS) of the Parent/Seller Disclosure Letter that involved payment of more than $6,000,000 during the twelve (12) month period ended June 30, 2023 or would be reasonably likely to involve payments of more than $6,000,000 during the twelve (12) month period ended June 30, 2024; and
(t)   any Contract by which a Third Party becomes a mobile virtual network operator on Seller’s network.
Notwithstanding the foregoing, Seller may deliver an update to Section 5.13(l) of the Parent/Seller Disclosure Letter to Buyer within thirty (30) days after the date of this Agreement to include Specified IP Contracts that were not set forth on Section 5.13(l) of the Parent/Seller Disclosure Letter on the date of this Agreement (the “Disclosure Letter Update”), and the Disclosure Letter Update shall be deemed to supplement and amend Section 5.13(l) of the Parent/Seller Disclosure Letter for all purposes under this Agreement (including for purposes of determining the accuracy of the representations and warranties set forth in this Section 5.13).
Section 5.14   Status of Contracts.   As of the date hereof, each of the Contracts listed in Section 5.13 of the Parent/Seller Disclosure Letter (collectively, the “Material Contracts”) is in full force and effect and is a valid and binding agreement enforceable against Seller or such relevant Subsidiary and, to the Knowledge of Seller, any other party thereto in accordance with its terms, other than those Material Contracts the failure of which to be in full force and effect or valid and binding would not, individually or in the aggregate, reasonably be expected to be material to the Business. Seller, the Asset Transferors and the Acquired Companies (in each case, solely with respect to the Business) are not in, or, to the Knowledge of Seller, alleged to be in, and to the Knowledge of Seller, no other party to any Material Contract is in or alleged to be in, breach or default under any of the Material Contracts other than such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to be material to the Business. Between the Lookback Date and the date hereof, none of Seller, the Asset Transferors, the Acquired Companies or, to the Knowledge of Seller, any other party to any Material Contract has provided or received any notice (whether written or oral) of any intention to terminate or seek renegotiation of, any Material Contract, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. Seller has made available to Buyer correct and complete copies of each Material Contract (including all material modifications, amendments and supplements thereto) in effect as of the date hereof. Notwithstanding the foregoing, Seller shall be permitted to make available to Buyer correct and complete copies of Specified IP Contracts included in the Disclosure Letter Update within thirty (30) days after the date of this Agreement, and the failure to have made such Specified IP Contracts available to Buyer on or prior to the date of this Agreement shall not be deemed to be a breach of this Section 5.14.
Section 5.15   Employee Benefits.
(a)   Each material Seller Benefit Plan that is in effect as of the date hereof, other than Non-Officer Agreements, is listed in Section 5.15(a) of the Parent/Seller Disclosure Letter. Section 5.15(a) of the Parent/Seller Disclosure Letter separately identifies each such Seller Benefit Plan that is a Company Plan (regardless of materiality).
(b)   As of the date hereof, with respect to each Company Plan, Seller has made available to Buyer true and complete copies, as applicable, of (i) all plan documents (or with respect to any such Company Plan that is not in writing, a written description of the material terms thereof), related trust agreements and all amendments thereto, (ii) insurance contracts and policies and certificates of coverage and all amendments thereto, (iii) all current summary plan descriptions and summaries of material modifications thereto, (iv) the Form 5500 annual report and accompanying schedules and financial statements, as filed, for the most recently completed plan year, (v) the most recent determination letter, advisory letter, or opinion letter issued by the IRS, and (vi) all material, non-routine correspondence received from or provided to the Department of Labor, the IRS or any other Governmental Body since the Lookback Date. With respect to each material Seller Benefit Plan that is neither a Company Plan nor a Non-Officer Agreement, as of the date hereof, Seller has made available to Buyer a true and complete copy, as applicable, of the plan document, summary plan description, or other written summary of such plan’s key terms. With respect to the Non-Officer Agreements, Seller has made available to Buyer one or more templates and/or representative samples and a summary or copy of any Non-Officer Agreements that materially deviate in substance from the templates and samples provided (and, with respect to Non-Officer Agreements that are retention bonus agreements, a list of Business Employees party thereto as of the date hereof and the amounts and payment months of the bonuses thereunder).
(c)   Except as would not reasonably be expected to have a Material Adverse Effect or result in material Liability to the Buyer or any Acquired Company, since the Lookback Date, each Company Plan has been maintained and operated in compliance with the applicable requirements of the Code, ERISA and any other similar applicable Law. Except as would not reasonably be expected to have a Material Adverse Effect or result in material Liability to the Buyer or any Acquired Company, (i) there is no pending or, to the Knowledge of Seller, threatened Action or audit relating to any Seller Benefit Plan (other than routine claims for benefits or routine audits of plan financial statements) and (ii) there is no Action or audit pending or, to the Knowledge of Seller, threatened by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Body with respect to any Seller Benefit Plan.
(d)   To the Knowledge of Seller, each Seller Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and no circumstances exist which would reasonably be expected to result in loss of such qualification under Section 401(a) of the Code. Each such Seller Benefit Plan has received a favorable and currently effective determination letter from the IRS on which it is entitled to rely.
(e)   Since January 1, 2018, none of the Acquired Companies have sponsored, participated in, contributed to, had an obligation to contribute to or had any Liability (including on account of any ERISA Affiliate) with respect to any (i) Employee Benefit Plan subject to Title IV of ERISA, including any defined benefit plan (as defined in Section 3(35) of ERISA), (ii) a “multiemployer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA, (iii) a multiple employer plan subject to Section 4063 or 4064 of ERISA, (iv) a plan subject to Section 302 of ERISA or Section 412 of the Code or (v) a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA). No Acquired Company has any Liability under Section 502(i) or 502(l) of ERISA that would reasonably be expected to have a Material Adverse Effect or result in material Liability to the Buyer or any Acquired Company.
(f)   To the Knowledge of Seller, no fiduciary (within the meaning of Section 3(21) of ERISA) of any Seller Benefit Plan subject to Part 4 of Subtitle B of Title I of ERISA has committed a breach of fiduciary duty with respect to that Seller Benefit Plan that would reasonably be expected to subject Buyer or an Acquired Company or an employee of Buyer or an Acquired Company to material Liability (including material Liability on account of an indemnification obligation). No Acquired Company has incurred any excise Taxes under Chapter 43 of the Code with respect to any Seller Benefit Plan that would reasonably be expected to result in material Liability to the Buyer or any Acquired Company.
(g)   No Company Plan provides, or has any obligation to provide, current or former employees of the Business (or any beneficiaries thereof) health benefits after such Person terminates employment with the Acquired Companies, except pursuant to the coverage continuation requirements of COBRA, the full cost of which is borne by the Person or any of their beneficiaries.
(h)   Except as would not reasonably be expected to result in material Liability to the Buyer or any Acquired Company, (i) each Company Plan that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been administered, operated and maintained according to the requirements of Section 409A of the Code and (ii) the Acquired Companies have not been required to withhold or pay any Taxes as a result of a failure to comply with Section 409A of the Code. The Acquired Companies do not have any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 409A of the Code.
(i)   Except as required by this Agreement or Law, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated by the Transaction Agreements by Seller, the Asset Transferors and the Acquired Companies will not (alone or in combination with any other event) (i) entitle any Business Employee to any payment (including severance pay or similar compensation) or benefit, any cancellation of indebtedness, or any increase in compensation or increase in the value of any benefit, (ii) accelerate the time of payment, distribution, funding or vesting of any compensation or benefits due to any such Business Employee or (iii) excluding the impact of any payments or benefits by Buyer or any of its Affiliates (including, following the Closing, the Acquired Companies) pursuant to arrangements entered into by Buyer or any of its Affiliates (other than the Acquired Companies prior to the Closing) following the date of this Agreement, result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). The Acquired Companies do not have any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 of the Code.
(j)   No Seller Benefit Plan is subject to any Law of any jurisdiction outside of the United States of America.
(k)   Since the Lookback Date: (i) each Company Plan that is a “group health plan” within the meaning of Section 5000(b)(1) of the Code complies, and has complied, in all material respects with the requirements of the Affordable Care Act and (ii) no event has occurred, and, to the Knowledge of Seller, no condition or circumstance exists, that could reasonably be expected to subject any Acquired Company or any Company Plan to material penalties or excise Taxes under Sections 4980D, 4980H or 4980I of the Code or under any provision of the Affordable Care Act.
Section 5.16   Environmental Compliance.
(a)   Other than those matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)   (A) Seller, the Asset Transferors and the Acquired Companies (in each case, solely with respect to the Business) are, and since the Lookback Date have been, in compliance with all applicable Environmental Laws and (B) hold and are, and since the Lookback Date, have been in compliance with, all Environmental Licenses required in connection with their operation of the Business;
(ii)   there are no Actions or information requests pending, or to the Knowledge of Seller, threatened against Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business) and none of Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business) have received any written notice, in each case, alleging noncompliance with, a violation of or Liability under any Environmental Law or Environmental License with respect to the Business;
(iii)   there has been no Release of, presence of, or exposure to, Hazardous Materials at, on, or under any Owned Real Property or, to the Knowledge of Seller, any Leased Real Property or other real property currently operated by any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business, including any real property where an Owned Tower, Revenue Leased Tower or Third Party Tower licensed, leased or subleased by any Asset Transferor or any Acquired Company is located) or formerly owned, leased or operated by Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business) in a quantity or under conditions that would reasonably be expected to give rise to any Liability or requirement for notification or investigation or remedial obligation of Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business) under Environmental Laws;
(iv)   none of Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business) has received written notice that it is or may be liable under Environmental Laws relating to the off-site disposal of Hazardous Materials generated by the operations of the Business;
(v)   none of Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business) is a party to or subject to the provisions of any Order or Arbitration Decision pursuant to Environmental Law and no liens pursuant to Environmental Laws have been or are imposed on the Owned Real Property or, to the Knowledge of Seller, the Leased Real Property, and, to the Knowledge of Seller, no such Orders, Arbitration Decisions or liens have been threatened against such parties with respect to the Business; and
(vi)   none of Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business) has assumed by Contract any liabilities or obligations of any Third Party pursuant to Environmental Laws.
(b)   Seller has delivered to, or has otherwise made available for inspection by the Buyer, all material written environmental assessments, audits, investigation reports, studies, test results or similar documents in the possession of Seller, any Asset Transferor or any Acquired Company related to environmental, health or safety matters (to the extent relating to exposure to Hazardous Materials), or Hazardous Materials (in each case, solely with respect to the Business) that identify matters that could reasonably be expected to result in a Material Adverse Effect.
Section 5.17   Employee Relations and Agreements.
(a)   Seller has, to the extent not prohibited by applicable Privacy Laws, made available to Buyer a true and complete listing (the “Business Employee Census”), as of May 20, 2024, of (i) each Business Employee, along with their position, employing entity, annual base salary or hourly wage rate, as applicable, short-term bonus or commission opportunity, long-term incentive opportunity, date of hire, principal place of employment, designation as either exempt or non exempt from the overtime requirements of the Fair Labor Standards Act, visa status (if applicable) and leave status (including type of leave and expected return date, if known) (provided, however, that visa status and leave status are as of May 22, 2024) and (ii) all current individual independent contractors that have a consulting or advisory relationship with Seller, any Asset Transferor or any Acquired Company in respect of the

Business, including their location at which such independent contractors providing services, rate of all regular, bonus or any other compensation and the start and termination date of any Contract binding such independent contractor.
(b)   None of Seller, any Asset Transferor or any Acquired Company is a party to, bound by, or negotiating a collective bargaining agreement with any labor organization with respect to any Business Employees. To the Knowledge of Seller, there is not any organized effort by any labor union to organize any Business Employees into one or more collective bargaining units or purporting to represent any Business Employee. Since the Lookback Date, there have been no, and to the Knowledge of Seller there are no pending, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any Business Employees or former Business Employees. None of Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business) is a party to, and they are not threatened with, any Actions or disputes with a labor union involving any Business Employees and, to the Knowledge of Seller, none are threatened, except as would not reasonably be expected to result in material Liability to Buyer or any Acquired Company.
(c)   Except as would not reasonably be expected to result in material Liability to Buyer or any Acquired Company, since the Lookback Date, Seller and the Asset Transferors (in each case, solely with respect to the Business) and the Acquired Companies have complied with all applicable Laws which relate to employment of the Business Employees and to the operation of the Business, including Laws which relate to wages, hours, wage payment, employee record keeping, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health, plant closings, discrimination in employment, disability rights or benefits, equal employment opportunity, immigration (including applicable I-9 Law), reasonable accommodations, labor relations and collective bargaining, employee leave issues, and unemployment insurance, and are not liable for any arrears of wages or any taxes or penalties for failure to comply with the foregoing.
(d)   None of Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business) has, in the three (3) years prior to the date hereof, incurred any Liability that remains unsatisfied under the WARN Act.
(e)   There are no material Actions, pending or, to the Knowledge of Seller, threatened against Seller, any Asset Transferor, any Acquired Company or any Business Employees or former employees of the Business relating to any Business Employee or former employee of the Business and alleging violations of any employment or labor Laws.
(f)   None of the Acquired Companies has any Contracts with professional employer organizations, or other agreements or arrangements in effect as of the date hereof or with any outstanding Liability providing for co-employment of Business Employees.
(g)   Except as would not reasonably be expected to result in material Liability to Buyer or any Acquired Company, none of the Seller (with respect to Business Employees, former Business Employees or other service providers to the Business) or any Acquired Company is party to a settlement agreement that involves material allegations of sexual harassment by any Business Employee, former Business Employee or other service providers to the Business. To the Knowledge of Seller, no material allegations of sexual harassment are pending against any Business Employee, former Business Employee or other service provider to the Business.
Section 5.18   Material Suppliers.   Section 5.18 of the Parent/Seller Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of the top fifteen (15) suppliers of the Business based upon the payments for goods and/or services made by the Business to such supplier during the twelve (12) months ended December 31, 2023 (but excluding payments made to such suppliers for pass-through payments and expenses) (each, a “Material Supplier”). As of the date hereof, to the Knowledge of Seller, the Business has not received any notice, whether written or oral, from a Material Supplier that it intends to cease after the Closing to provide services to the Business or to otherwise terminate, materially reduce or otherwise adversely modify in any material respect its relationship with the Business.

Section 5.19   Licenses; Telecom Regulatory Laws.
(a)   Since the Lookback Date, Seller, the Asset Transferors and the Acquired Companies have conducted the Business in compliance with all Telecom Regulatory Laws, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. Seller, an Asset Transferor, an Acquired Company or a Designated Entity owns, holds or possess all Licenses that are necessary to entitle it to own or lease, operate and use its respective properties and assets and to carry on and conduct the Business (collectively, the “Material Licenses”), except for such Licenses as to which the failure to so own, hold or possess would not, individually or in the aggregate, reasonably be expected to be material to the Business. Seller, the Asset Transferors, the Acquired Companies and the Designated Entities are (in each case, solely with respect to the Business) in compliance with all material terms, conditions and obligations of the Material Licenses owned, held or possessed by it, except as would not, individually or in the aggregate, be material to the Business. Since the Lookback Date, none of Seller, any Asset Transferor or any Acquired Company has received any written, or to the Knowledge of Seller, oral, notice or communication from any Governmental Body with respect to the Business regarding any cancellation, revocation, suspension, modification, default or violation in any material respect of any Material License.
(b)   Section 5.19(b) of the Parent/Seller Disclosure Letter sets forth as of the date hereof a list of (i) each of the Material Licenses used by the Business and issued or granted to Seller, an Acquired Company, Asset Transferor or a Designated Entity (in each case, solely with respect to the Business as of the date hereof) by the FCC (the “FCC Licenses”), (ii) all leases for the use of wireless spectrum licensed by the FCC used by the Business that are between Seller, any Asset Transferor or any Acquired Company, as lessee(s), and the FCC licensees of such spectrum (other than Seller, an Asset Transferor or an Acquired Company), as lessors, pursuant to which Seller, any Asset Transferor or any Acquired Company has the right to use such wireless spectrum (the “Inbound Spectrum Leases” and, together with the FCC Licenses, the “FCC Authorizations”); and (iii) each of the Material Licenses issued or granted to Seller, an Acquired Company, an Asset Transferor or a Designated Entity and used by the Business and issued by or for use in connection with PUCs regulating telecommunications businesses (the “State Licenses”, and, together with the FCC Authorizations, the “Telecom Licenses”). Each of Seller, the Asset Transferors, the Acquired Companies and the Designated Entities (in each case solely with respect to the Business) is in compliance with the material terms, conditions and obligations under the Telecom Licenses it holds, except as would not, individually or in the aggregate, be material to the Business.
(c)   Seller, the Acquired Companies, the Asset Transferors and the Designated Entities (in each case, solely with respect to the Business) are not the subject of, and there are no pending or, to the Knowledge of Seller, threatened Actions relating to the Telecom Licenses, before the FCC, the Federal Aviation Administration (the “FAA”), the PUCs or any other Governmental Body, in each case, except as would not reasonably be expected to be material to the Business. The FCC and/or state actions granting all Telecom Licenses have not been reversed, stayed, enjoined, adversely conditioned, annulled or suspended, and there is no pending or, to the Knowledge of Seller, threatened application, petition, objection or other pleading with the FCC, the FAA, the PUCs or any other Governmental Body that challenges or questions the validity of or any rights of the holder under any such Telecom License, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. No Governmental Body has, to the Knowledge of Seller, as of the date hereof, threatened to terminate, fail to renew or suspend any of such Telecom Licenses. There are no claims by Third Parties as of the date hereof that have been asserted in writing, or to the Knowledge of Seller, orally, with respect to any of such Telecom Licenses that challenge or question the validity of or any rights of the holder under any such Telecom License. Seller, the Acquired Companies, the Asset Transferors and the Designated Entities are not in material violation or default and, since the Lookback Date, have not received any written, or to the Knowledge of Seller, oral, notice of any claim of material violation or default, with respect to any of such Telecom Licenses, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. To the Knowledge of Seller, as of the date hereof, no event has occurred with respect to any of such Telecom Licenses that permits, or after notice or lapse of time or both would permit, revocation, cancellation, non-renewal or termination thereof or that will or would reasonably be expected to result in any material violation or default, claim of material violation or default or impairment of the rights of the holder of such Licenses.
(d)   Each of the Telecom Licenses is validly held by one of Seller, an Asset Transferor, an Acquired Company or a Designated Entity. Each of the Telecom Licenses has been validly issued, is in full force and effect (other than any Telecom Licenses that have expired in accordance with their terms), and has been granted without conditions, except for those conditions on the face of such Telecom License, or conditions generally applicable to all similarly situated Licenses, and is free and clear of all Encumbrances (other than Permitted Encumbrances), in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. Except as would not, individually or in the aggregate, reasonably be expected to be material and adverse to the Business, none of Seller, an Asset Transferor, an Acquired Company or a Designated Entity has granted any rights under any Telecom License to any Third Party, and none of the spectrum covered by the Telecom Licenses (other than the Inbound Spectrum Leases and the leases identified in Section 5.19(d) of the Parent/Seller Disclosure Letter) is subject to any lease or other agreement or arrangement with any Third Party, including any agreement giving any Third Party any right to use such spectrum. As of the date hereof, there has been no permanent discontinuance with respect to any Telecom License that is material to the Business, and Seller, an Asset Transferor, an Acquired Company or a Designated Entity, as applicable, has taken such reasonable actions to maintain such Telecom Licenses. Each Telecom License is held solely by Seller, an Asset Transferor, an Acquired Company or a Designated Entity, as applicable. No shareholder, officer, employee or former employee of such entities or any Affiliate thereof, or any other Person, holds or has any proprietary, financial or other interest in, or any authority to use, or any other right or claim in or to, any of such Telecom Licenses (other than as an equity holder of Seller or any of its Affiliates, the Inbound Spectrum Leases, and the leases identified in Section 5.19(d) of the Parent/Seller Disclosure Letter).
(e)   No material amounts (including installment payments consisting of principal and/or interest or late payment fees) are due to the FCC or the United States Department of the Treasury in respect of the Telecom Licenses. The consummation of the transactions contemplated hereunder will not entitle the FCC to impose any unjust enrichment penalties pursuant to 47 C.F.R. §1.2111.
(f)   To the Knowledge of Seller, no facts or circumstances exist that could cause any of the Telecom Licenses to not be renewed in the ordinary course. To the Knowledge of Seller, there is no basis for any application, action, petition, objection or other pleading, or for any proceeding with the FCC or any other Governmental Body, which (i) questions or contests the validity of, or seeks the revocation, forfeiture, non-renewal or suspension of, any such Telecom License, (ii) seeks the imposition of any adverse modification or adverse amendment with respect to any such Telecom License, (iii) seeks the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any such Telecom License, or (iv) in any other way will or would reasonably be expected to adversely affect any such Telecom License, other than proceedings affecting the wireless communications industry or similarly situated FCC licensees generally, and in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole.
(g)   With respect to each Telecom License, (i) all material documents required to be filed at any time by Seller, an Asset Transferor or an Acquired Company with the FCC with respect to such License have been timely filed or the time period for such filing has not lapsed, and (ii) all such documents filed since the date that such Telecom License was first issued or transferred to Seller, an Asset Transferor or an Acquired Company thereof are correct in all material respects.
(h)   Each Inbound Spectrum Lease is (A) valid and binding, (B) in compliance with all applicable Laws and (C) enforceable in accordance with its terms (other than such Inbound Spectrum Leases that have expired in accordance with their terms), in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. To the Knowledge of Seller, each licensee of wireless spectrum leased pursuant to an Inbound Spectrum Lease is in compliance with all of its obligations under the FCC Rules with respect to each License to which any Inbound Spectrum Lease relates, and, to the Knowledge of Seller, there are no facts or circumstances that would reasonably be likely (whether with or without notice, lapse of time or the occurrence of any other event) to preclude the renewal or extension of any Inbound Spectrum Lease in the ordinary course of business, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. Since the Lookback Date, none of Seller or any of its Subsidiaries (solely with respect to the Business) has, nor to the Knowledge of Seller has any other party to any Inbound Spectrum Lease, claimed that any party to any Inbound Spectrum Lease is in breach or default under such lease, and any past breach or default has been waived, cured or otherwise settled, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. Since the Lookback Date, no party to any Inbound Spectrum Lease has claimed nor, to the Knowledge of Seller, has any party threatened that Seller, any Asset Transferor or any Acquired Company (in each case, solely with respect to the Business) are in violation of or default under any Inbound Spectrum Lease nor has any such party given written notice to Seller, any Asset Transferor or any Acquired Company that it intends to terminate such Inbound Spectrum Lease, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. To the Knowledge of Seller, all Licenses from the FCC underlying all such Inbound Spectrum Leases were validly issued and are in full force and effect (unless expired in accordance with their terms) and are not subject to proceedings or threatened proceedings that could reasonably be expected to result in the revocation, modification, restriction, cancellation, termination, suspension or non-renewal of any such License from the FCC, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business.
(i)   All of the currently operating cell sites and microwave paths used by the Business in respect of which a filing with the FCC or any other Governmental Body was required have been constructed and are currently operated as represented to the FCC or such other Governmental Body in currently effective filings, and modifications to such cell sites and microwave paths have been preceded by the submission to the FCC or any other applicable Governmental Body of all required filings, in each case, except as, would not, individually or in the aggregate, reasonably be expected to be material to the Business. All facilities constructed by the Business for the purpose of demonstrating compliance with FCC substantial service or build-out requirements remain constructed and are currently being operated as represented to the FCC, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business.
(j)   All transmission towers leased by Seller or any of its Subsidiaries and used by the Business are, to the Knowledge of Seller, obstruction-marked and lighted by Seller or any of its Subsidiaries to the extent required by, and in accordance with, the rules and regulations of the FAA (the “FAA Rules”) and the rules and regulations of the FCC, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. Since the Lookback Date, appropriate notification to the FAA and FCC, as appropriate, has been made for each transmission tower leased by Seller or any of its Subsidiaries and used by the Business to the extent required to be made by the Seller or any of its Subsidiaries by, and in accordance with, the FAA Rules and Telecom Regulatory Laws, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business.
(k)   Seller, an Asset Transferor, an Acquired Company or a Designated Entity is fully qualified under the Communications Act and the rules and regulations of the FCC to hold the FCC Authorizations held by it generally, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business. As of the date hereof, there are no facts or circumstances relating to the qualifications of the Acquired Companies that would prevent or materially delay the grant of any FCC Form 603 application (or other appropriate form) under the FCC Rules and the Communications Act with respect to the transactions contemplated by the Transaction Agreements.
Section 5.20   Trade Compliance Laws; Anticorruption Laws.
(a)   For the past five (5) years, with respect to the Business, Seller, the Asset Transferors and the Acquired Companies have conducted any export and import transactions in accordance with (i) all applicable U.S. export and reexport controls, including the Export Control Reform Act, the Export Administration Regulations, export-related Laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control and export-related, supplier-related or similar executive orders, and

(ii) all other applicable import/export controls in any other countries in which the Business operates, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Business.
(b)   Except as would not reasonably be expected to be material to the Business, with respect to the Business, each of Seller, the Asset Transferors and the Acquired Companies is in compliance with all applicable antibribery and anticorruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended. Except as would not reasonably be expected to be material to the Business, in the last five (5) years, with respect to the Business, none of Seller, the Asset Transferors or the Acquired Companies has authorized, offered or made payments or otherwise provided anything of value directly or indirectly to: (i) an executive, official, employee or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Government Official”) for purposes of (x) (A) improperly influencing any act or decision of such Government Official in his or her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, or (C) securing any improper advantage; or (y) inducing such Government Official to use his or her influence in order to assist the Company or any of its subsidiaries in obtaining or retaining business.
Section 5.21   Insurance.   Section 5.21 of the Parent/Seller Disclosure Letter lists all material insurance policies maintained by Parent or its Subsidiaries in effect as of the date hereof with respect to the Business (excluding any such policies and bonds maintained in connection with any Employee Benefit Plan), including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, (i) there are no pending claims by or on behalf of Seller, the Asset Transferors or the Acquired Companies with respect to the Business for which an insurance carrier has denied or, to the Knowledge of Seller, threatened to deny coverage, (ii) all premiums due and payable under all such policies have been paid and (iii) Seller, the Asset Transferors and the Acquired Companies with respect to the Business are otherwise in material compliance with the terms of such policies.
Section 5.22   No Brokers.   No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by any Transaction Agreement based upon arrangements made by or on behalf of an Acquired Company, other than Persons whose fees or commissions will be paid by the Seller Group or the Parent Group.
Section 5.23   Opinion.   The Seller Independent Directors have received the oral opinion from PJT Partners LP, to be confirmed by delivery of a written opinion that, as of the date of such opinion and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and limitations upon the review undertaken set forth therein, the Base Purchase Price to be received by Seller pursuant to this Agreement is fair to Seller from a financial point of view. It is agreed and understood that such opinion is for the information of the Seller Independent Directors and may not be relied upon by Buyer or any other person. A complete and executed copy of such written opinion will be delivered to Buyer promptly following receipt thereof by Seller.
Section 5.24   Information Supplied.   The Seller Information Statement will not, at the time the Seller Information Statement is filed with the SEC, at any time the Seller Information Statement is amended or supplemented, and at the time the Seller Information Statement is mailed to Seller’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Seller Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law. Notwithstanding the foregoing, no representation or warranty is made by Seller with respect to such portions thereof that relate to the Parent Group or Buyer and to statements made or incorporated by reference in the Seller Information Statement based on information supplied by Parent Group or Buyer or any of their Representatives specifically for inclusion (or incorporation by reference) in the Seller Information Statement.

Section 5.25   Vote Required.   Assuming the accuracy of the representations contained in Section 7.9, the approval of the transactions contemplated by this Agreement by the majority of the voting power of the outstanding Seller Shares entitled to vote thereon (the “Requisite Seller Stockholder Approval”) is the only vote or consent of holders of securities of Seller that is required to approve the consummation of any of the transactions contemplated hereby, which Requisite Seller Stockholder Approval is capable of, under applicable Law and Seller’s certificate of incorporation and by-laws and other governing documents, being obtained by delivery of the Seller Stockholder Written Consent following the execution and delivery of this Agreement.
Section 5.26   Takeover Statutes.   Seller is not governed by Section 203 of the DGCL and no “fair price,” “moratorium,” “control share acquisition” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Laws”) is applicable to this Agreement or the transactions contemplated by this Agreement.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT
As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Parent represents and warrants to Buyer, except (a) as set forth in the Parent/Seller Disclosure Letter and (b) as disclosed in the Parent SEC Documents filed with or furnished to the SEC during the period from the Lookback Date to the second (2nd) business day prior to the date of this Agreement and publicly available on EDGAR (but excluding any redacted words, any disclosure contained under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer and any other information, statement or other disclosure contained in the Parent SEC Documents that is similarly cautionary, predictive or forward-looking in nature (other than any historical or factual matters) and provided, that in the case of disclosure in any such Parent SEC Documents that such disclosure shall be deemed to relate to and qualify only those particular representations and warranties contained in this Article VI where it is reasonably apparent on its face from the substance of the matter disclosed that the information relates or is relevant to that representation or warranty), as follows:
Section 6.1   Organization.
(a)   Parent is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.
(b)   Parent (solely with respect to its ownership interests in Seller and its obligations under this Agreement or any Transaction Agreement) is duly qualified to hold its ownership interests in Seller and, to the extent legally applicable, in good standing under the Laws of each jurisdiction in which the ownership of its ownership interests in Seller requires such qualification, except for failures that would not, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Parent to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements.
(c)   Parent (solely with respect to its ownership interests in Seller and its obligations under this Agreement or any Transaction Agreement) has full corporate or equivalent power and authority required under its charter and bylaws to hold its ownership interests in Seller, except for failures that would not, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Parent to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements.
Section 6.2   Capital Structure.   Section 6.2 of the Parent/Seller Disclosure Letter sets forth, as of the date hereof, the number of Seller Shares owned by Parent and the number of Parent Shares owned by the Voting Trust.
Section 6.3   Authorization; Enforceability; Conflicts; Approvals.
(a)   Parent has all requisite corporate or equivalent power and authority to enter into the Transaction Agreements to which it is or will be party thereto and, subject to obtaining the Requisite Seller Stockholder Approval (which will be received when the Seller Stockholder Written Consent has been executed and delivered by Parent) and assuming the accuracy of the representations and warranties in Section 7.9, to consummate the transactions contemplated thereby. The execution and delivery by Parent of the Transaction Agreements to which Parent is or will be party thereto and the consummation by Parent of the transactions contemplated thereby have been duly authorized by all necessary corporate or equivalent action on the part of Parent, and except for obtaining the Requisite Seller Stockholder Approval (which will be received when the Seller Stockholder Written Consent has been executed and delivered by Parent) and assuming the accuracy of the representations and warranties in Section 7.9, no other corporate proceedings on the part of Parent is necessary to authorize the execution and delivery of each Transaction Agreement to which Parent is or will be party thereto and the consummation by Parent of the transactions contemplated thereby. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by Buyer, the Company and Seller) is the legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, and each of the Ancillary Agreements to which Parent is or will be party thereto, upon execution and delivery by Parent, will be (assuming the valid authorization, execution and delivery by Buyer, where Buyer is a party, and any other party or parties thereto) a legal, valid and binding obligation of Parent enforceable in accordance with its terms, subject, in the case of each such Transaction Agreement, to bankruptcy, insolvency, reorganization, moratorium and similar Law of general application relating to or affecting creditors’ rights and to general equity principles.
(b)   The Parent Board, at a meeting duly called and held, has unanimously (i) determined that the entry into this Agreement and the consummation by Parent of the transactions contemplated by this Agreement are advisable and in the best interests of Parent and its stockholders and (ii) approved and adopted this Agreement and approved the consummation by Parent and Seller of the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement, subject to receiving the Requisite Seller Stockholder Approval.
(c)   Neither the execution and delivery by Parent of any Transaction Agreement to which Parent is or will be party thereto, the consummation of any of the transactions contemplated thereby by Parent, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by Parent will:
(i)   assuming the receipt of all necessary consents, approvals and authorization and the filing of all necessary documents and taking of other actions as described in Section 6.3(c)(ii) and the expiration or termination of any applicable waiting period, subject to obtaining the Requisite Seller Stockholder Approval (which will be received when the Seller Stockholder Written Consent has been executed and delivered by Parent) and assuming the accuracy of the representations and warranties in Section 7.9, result in a violation or breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the certificate of incorporation or formation or by-laws or operating agreement (or similar organizational documents) of Parent or (B) any Law affecting Parent in respect of the Business, other than, in the case of clause (B), any such breaches, defaults, rights or loss of rights that would not, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Parent to consummate the transactions contemplated by, or perform its obligations under the Transaction Agreements; or
(ii)   require Parent to obtain the approval, consent, authorization or clearance of any Governmental Body (in each case, solely with respect to the Business), except (A) in connection, or in compliance, with the provisions of the HSR Act, (B) compliance with the applicable requirements of the Securities Act and the Exchange Act, including the filing with the SEC of the Seller Information Statement in preliminary and definitive forms and the applicable requirements of and filings with the SEC under the Exchange Act, (C) in connection, or in compliance, with the Telecom Regulatory Laws, including approval by the FCC (and, if the FCC refers the transactions contemplated by this Agreement to Team Telecom and Team Telecom requests the FCC to defer approving the transaction until Team Telecom has reviewed transactions contemplated by this Agreement, then also approval by Team Telecom, which may take the form of a notice from Team Telecom to the FCC that Team Telecom has no objection to FCC action regarding the transactions contemplated by this Agreement), (D) pursuant to the DPA, (E) filings as may be required under the rules and regulations of NYSE, (F) compliance with any applicable international, federal or state securities or “blue sky” Law, (G) such filings as may be required in connection with Taxes, and (H) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Parent to consummate the transactions contemplated by, or perform its obligations under the Transaction Agreements.
Section 6.4   Information Supplied.   None of the information supplied or to be supplied by or on behalf of Parent or any of its Affiliates expressly for inclusion or incorporation by reference in the Seller Information Statement will, at the date the Seller Information Statement is mailed to the stockholders of Seller, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with regard to statements made therein based on information supplied by or on behalf of Buyer or its Affiliates, the Seller Group, the Acquired Companies or the Asset Transferors for inclusion therein.
Section 6.5   No Violation, Litigation or Regulatory Action.
(a)   Since the Lookback Date, Parent has not violated any Laws that, individually or in the aggregate, materially impair or materially delay the ability of Parent to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements.
(b)   As of the date hereof, there are no Actions pending (with respect to which Parent has been served or notified) or, to the Knowledge of Parent, threatened against Parent or any of its Affiliates which would, individually or in the aggregate, materially impair or materially delay the ability of Parent to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements.
(c)   As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened against Parent or any of its Affiliates that questions the legality of the transactions contemplated by the Transaction Agreements.
Section 6.6   Vote Required.   Assuming the accuracy of the representations contained in Section 7.9, no vote or consent of holders of securities of Parent is required to approve the consummation of any of the transactions contemplated hereby.
Section 6.7   No Brokers.   No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by any Transaction Agreement based upon arrangements made by or on behalf of Parent, other than Persons whose fees or commissions will be paid by the Parent Group or Seller Group.
Section 6.8   Takeover Statutes.   Assuming the accuracy of the representations and warranties contained in Section 7.9, the Parent Board has taken such actions as are necessary such that the restrictions imposed on business combinations by Section 203 of the DGCL are inapplicable to this Agreement and no Takeover Laws, other than Section 203 of the DGCL, are applicable to this Agreement or the transactions contemplated by this Agreement.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF BUYER
As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller, except as set forth in the Buyer Disclosure Letter, as follows:
Section 7.1   Organization; Qualification.   Buyer is a corporation duly formed, validly existing and in good standing under the Laws of Delaware and has the corporate power and authority to own, lease and operate its assets and to carry on its businesses in the manner that they were conducted immediately prior to the date of this Agreement. Buyer is duly qualified as a foreign corporation or other organization to do business and, to the extent legally applicable, is in good standing in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for jurisdictions where the failure to be so qualified or in good standing would not materially impair or materially delay the ability of Buyer to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements.
Section 7.2   Authorization; Enforceability; Conflicts; Approvals.
(a)   Each Buyer Party has all requisite corporate or equivalent power and authority to enter into the Transaction Agreements to which it is or will be party thereto and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Agreements by each Buyer Party that is or will be party thereto and the consummation by such Buyer Party of the transactions contemplated thereby have been duly authorized by all necessary corporate or equivalent action on the part of such Buyer Party that is or will be party thereto and by all necessary corporate or equivalent action on the part of Deutsche Telekom AG and no other corporate proceeding on the part of any Buyer Party or Deutsche Telekom AG is necessary to authorize the execution and delivery of each Transaction Agreement by any Buyer Party that is or will be party thereto and the consummation by such Buyer Party of the transactions contemplated thereby. This Agreement has been duly executed and delivered by Buyer and (assuming the valid authorization, execution and delivery of this Agreement by Seller, Parent and the Company) is the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, and each of the Ancillary Agreements to which a Buyer Party is or will be party thereto, upon execution and delivery such Buyer Party, will be (assuming the valid authorization, execution and delivery by Seller, where Seller is a party thereto, Parent, where Parent is a party thereto and any other party or parties thereto) a legal, valid and binding obligation of such Buyer Party party thereto, enforceable in accordance with its terms, subject, in the case of each such Transaction Agreement, to bankruptcy, insolvency, reorganization, moratorium and similar Law of general application relating to or affecting creditors’ rights and to general equity principles.
(b)   The execution and delivery by any Buyer Party of any Transaction Agreement to which such Buyer Party is or will be party thereto, the consummation of any of the transactions contemplated thereby by such Buyer Party and compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by such Buyer Party will not:
(i)   assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Section 7.2(b)(ii) and the expiration or termination of any applicable waiting period, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the certificate of incorporation or by-laws of Buyer or (B) any Law affecting Buyer, other than, in the case of clause (B) above, any such breaches, defaults, rights or loss of rights that, individually or in the aggregate, would not materially impair or materially delay the ability of Buyer to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements; or
(ii)   require Buyer to obtain the approval, consent, authorization or clearance of any Governmental Body, except (A) in connection, or in compliance, with the provisions of the HSR Act, (B) in connection, or in compliance, with the Telecom Regulatory Laws, including approval by the FCC (and, if the FCC refers the transactions contemplated by this Agreement to Team Telecom and Team Telecom requests the FCC to defer approving the transaction until Team Telecom has reviewed transactions contemplated by this Agreement, then also approval by Team Telecom, which may take the form of a notice from Team Telecom to the FCC that Team Telecom has no objection to FCC action regarding the transactions contemplated by this Agreement), (C) pursuant to the DPA, (D) filings as may be required under the rules and regulations of the Nasdaq Global Select Market, (E) such filings as may be required in connection with Taxes and (F) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not, individually or in the aggregate, materially impair or materially delay the ability of Buyer to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements.

Section 7.3   No Violation, Litigation or Regulatory Action.
(a)   Since the Lookback Date, none of Buyer or its Affiliates have violated any Laws that would, individually or in the aggregate, materially impair or materially delay the ability of Buyer to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements.
(b)   As of the date hereof, there are no Actions pending (with respect to which Buyer has been served or notified) or, to the Knowledge of Buyer, threatened against Buyer or any of its Affiliates which would, individually or in the aggregate, materially impair or materially delay the ability of Buyer to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements.
(c)   As of the date hereof, there is no Action pending or, to the Knowledge of Buyer, threatened against Buyer or any of its Affiliates that questions the legality of the transactions contemplated by the Transaction Agreements.
(d)   At the Closing, Buyer will be fully qualified under the Communications Act and the rules and regulations of the FCC to hold the FCC Authorizations and State Licenses generally, except as would not be material and adverse to the Business, taken as a whole.
Section 7.4   Investment Intent; Information; Securities Matters.
(a)   Buyer is acquiring the Equity Interests as an investment for its own account and not with a view to the distribution thereof. Buyer acknowledges that it may not sell, transfer, assign, pledge or hypothecate any of the Equity Interests in the absence of registration under, or pursuant to an applicable exemption from, federal and applicable state securities Laws.
(b)   Buyer acknowledges that it has been furnished with such documents, materials and information as Buyer deems necessary or appropriate for evaluating the purchase of the Equity Interests. Buyer confirms that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, Liabilities, properties and projected operations of the Business and the merits and risks of this purchase. Buyer further acknowledges that it has had the opportunity to ask questions of, and receive answers from, Seller and its Affiliates with respect to the Business and Persons acting on Seller’s behalf with respect to the Business concerning the terms and conditions of the purchase of the Equity Interests.
(c)   Buyer has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Equity Interests, and Buyer is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Equity Interests. Buyer acknowledges that the Equity Interests have not been, and will not be, registered under the Securities Act, or any state securities Law, and understands and agrees that it may not sell or dispose of any of the Equity Interests except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable state, foreign or federal securities Law.
Section 7.5   Information Supplied.   None of the information supplied or to be supplied by or on behalf of Buyer or any of its Affiliates expressly for inclusion or incorporation by reference in the Seller Information Statement will, at the date the Seller Information Statement is mailed to the stockholders of Seller, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Buyer with regard to statements made therein based on information supplied by or on behalf of Parent, Seller or their Affiliates for inclusion therein.
Section 7.6   Financing.   Buyer will have at the Closing sufficient immediately available funds and the financial ability to make all of the payments contemplated to be made by Buyer under this Agreement and Buyer will have at the Closing the financial resources and capabilities to perform its obligations under this Agreement.

Section 7.7   Certain Arrangements.   Except as expressly contemplated by this Agreement (including Section 9.7) or any other Transaction Agreement, there are no contracts, agreements or arrangements or understandings between Buyer or any of its Affiliates, on the one hand, and any officer or director of Seller or Parent, on the other hand, relating to the employment of or compensation to be paid to such officer or director following the Closing. As of the date of this Agreement, except as expressly contemplated by this Agreement (including Section 9.7) or any other Transaction Agreement, there are no contracts, agreements or arrangements or understandings between Buyer or any of its Affiliates, on the one hand, and any officer or director of Seller or Parent, on the other hand, in any way relating to the transactions contemplated by the Transaction Agreements or the approval hereof.
Section 7.8   No Brokers.   Buyer is solely responsible for the payment of the fees and expenses of any broker, investment banker or other Person entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by any Transaction Agreement based upon arrangements made by or on behalf of Buyer.
Section 7.9   Share Ownership.   As of the date hereof, neither Buyer nor its “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of Parent or Seller, in each case as defined in Section 203 of the DGCL. As of the date hereof, neither Buyer nor any of its affiliates beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) or is entitled to a contractual right to beneficially own (whether or not subject to the passage of time or other contingencies), any Parent Shares, Seller Shares or other securities convertible into, exchangeable for or exercisable for Parent Shares or Seller Shares, or is a party as of the date of this Agreement to any Contract, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Parent Shares, Seller Shares or other securities convertible into, exchangeable for or exercisable for Parent Shares or Seller Shares.
Section 7.10   Acknowledgements.
(a)   Buyer (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the Business, the Acquired Companies, the Transferred Assets and the Assumed Liabilities and (ii) has been furnished with or given adequate access to such information about the Business, the Acquired Companies, the Transferred Assets and the Assumed Liabilities as it has requested.
(b)   BUYER AGREES THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V AND ARTICLE VI (AS MODIFIED BY THE PARENT/SELLER DISCLOSURE LETTER) AND IN ANY ANCILLARY AGREEMENT, NEITHER SELLER NOR PARENT MAKES ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, PARENT, THE ACQUIRED COMPANIES, THE TRANSFERRED ASSETS, THE ASSUMED LIABILITIES, THE EQUITY INTERESTS, THE BUSINESS SUBSIDIARIES EQUITY INTERESTS, THE BUSINESS, THE PROBABLE SUCCESS OR PROFITABILITY OF THE ACQUIRED COMPANIES OR THE BUSINESS, THE TRANSFERRED ASSETS, THE ASSUMED LIABILITIES, THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION AGREEMENTS OR ANY OTHER RIGHTS OR LIABILITIES TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO. BUYER AGREES THAT NEITHER SELLER NOR PARENT MAKES ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER. BUYER AGREES THAT EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V AND ARTICLE VI (AS MODIFIED BY THE PARENT/SELLER DISCLOSURE LETTER) AND IN ANY ANCILLARY AGREEMENT, BUYER EXPRESSLY DISCLAIMS THAT IT IS RELYING UPON OR HAS RELIED UPON ANY OTHER REPRESENTATION, WARRANTY OR OTHER STATEMENT OF FACT OR OPINION, AND ACKNOWLEDGES AND AGREES THAT IT IS NOT ENTITLED TO RELY UPON, AND THAT SELLER AND PARENT HAVE SPECIFICALLY DISCLAIMED AND DO SPECIFICALLY DISCLAIM, ANY OTHER REPRESENTATION, WARRANTY OR OTHER STATEMENT OF FACT OR OPINION MADE BY ANY PERSON.

(c)   Buyer acknowledges and agrees that, except for the express representations and warranties set forth in Article V and Article VI and in any Ancillary Agreement, none of Seller, Parent, the Acquired Companies, the Asset Transferors, the Designated Entities or any of their respective Affiliates or Representatives or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts or summaries heretofore made available by Seller, Parent, the Acquired Companies, the Asset Transferors, the Designated Entities or any of their respective Affiliates or Representatives to Buyer or any other information which is not included in this Agreement, any Ancillary Agreement or the Parent/Seller Disclosure Letter, and none of Seller, Parent, the Acquired Companies, the Asset Transferors, the Designated Entities or any of their respective Affiliates or Representatives or any other Person will have or be subject to any Liability to Buyer, any Affiliate of Buyer or any other Person resulting from (i) the distribution of any such information to, or use of any such information by, Buyer, any Affiliate of Buyer or any of their respective Representatives or (ii) any errors in or omissions from any such information.
(d)   Buyer acknowledges and agrees that, except for the express representations and warranties set forth in Article V and Article VI and in any Ancillary Agreement, none of Seller, Parent, the Acquired Companies, the Asset Transferors, the Designated Entities or any of their respective Affiliates or Representatives or any other Person makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of (i) any of the information set forth in the Confidential Information Presentation or the management presentations relating to the Business, Seller, Parent, the Acquired Companies, the Asset Transferors, the Transferred Assets or the Assumed Liabilities made available to Buyer, its Affiliates or its Representatives, in materials made available in any “data room” (virtual or otherwise, but excluding the express representations and warranties set forth in Article V and Article VI and in any Ancillary Agreement as to the scope and accuracy of documentation “made available” to Buyer), including any cost estimates delivered or made available, financial projections or other projections, in presentations by the management of the Business, in “break-out” discussions, in responses to questions submitted by or on behalf of Buyer, its Affiliates or its Representatives, whether orally or in writing, in materials prepared by or on behalf of Seller or any Acquired Company or in any other form, or (ii) any information delivered or made available pursuant to Section 8.2.
(e)   In connection with Buyer’s investigation of the Business, the Acquired Companies, the Transferred Assets and the Assumed Liabilities, Buyer has received or may receive certain projections, including projected statements of operating revenues and income from operations of the Business and certain business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties and that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it, including the reasonableness of the assumptions underlying such estimates, projections and forecasts. Accordingly, Buyer acknowledges that, none of Seller, Parent, the Acquired Companies, the Asset Transferors, the Designated Entities or any of their respective Affiliates or Representatives or any other Person are making any representation or warranty with respect to such estimates, projections and other forecasts and plans, including the reasonableness of the assumptions underlying such estimates, projections and forecasts, and Buyer disclaims any reliance on such estimates, projections and other forecasts and plans and agrees that it has not relied thereon.
(f)   Notwithstanding the foregoing or anything in this Agreement to the contrary, nothing in this Agreement will limit the Liability of Seller or Parent or any of their respective Affiliates or Representatives with respect to any Fraud by Seller or Parent or any of their respective Affiliates or Representatives.

ARTICLE VIII
ACTION PRIOR TO THE CLOSING DATE
The respective Parties covenant and agree to take the following actions between the date hereof and the Closing Date:
Section 8.1   Stockholder Consent, Preparation of the Information Statement.
(a)   Immediately after the execution and delivery of this Agreement and in lieu of calling a meeting of Seller’s stockholders, Seller shall submit the form of Seller Stockholder Written Consent in the form attached as Exhibit E hereto to Parent. If the Seller Stockholder Written Consent is duly executed by Parent and is delivered to Seller in accordance with Section 228 of the DGCL and Seller’s certificate of incorporation and by-laws then, immediately thereafter, Seller shall deliver to Buyer a copy of the duly executed Seller Stockholder Written Consent. In connection with execution and delivery of the Seller Stockholder Written Consent, Parent and Seller shall comply in all respects with the DGCL, including Section 228 and Section 271 of the DGCL, and Parent’s and Seller’s certificate of incorporation and by-laws (or similar organizational documents).
(b)   As promptly as reasonably practicable following the date of this Agreement, Seller shall prepare the Seller Information Statement. The Seller Information Statement shall contain the notice of action by written consent required by Section 228(e) of the DGCL. Buyer and Parent shall furnish to Seller all reasonably available information concerning Buyer, Parent and their respective Affiliates, and any transaction any of them have entered, or are contemplating entering, into in connection with this Agreement, that is required to be included in the Seller Information Statement and shall promptly provide such other reasonable assistance in connection with the preparation of the Seller Information Statement as may be reasonably requested by Seller from time to time.
(c)   Parent agrees, as to itself and the Parent Group, that if it becomes aware that any of the information supplied by the Parent Group would cause any of the statements in the Seller Information Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform Seller and to take appropriate steps to correct the Seller Information Statement. Buyer agrees that if it becomes aware that any of the information supplied by Buyer would cause any of the statements in the Seller Information Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform Seller and to take appropriate steps to correct the Seller Information Statement.
(d)   Prior to filing or mailing the Seller Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, Seller shall provide Buyer a reasonable opportunity to review and to propose comments on such document or response, except, in each case, to the extent prohibited by Law, and shall consider any such comments in good faith related to the Seller Information Statement or any comments or other communications with the SEC. Seller shall use its reasonable best efforts to resolve all SEC comments with respect to the Seller Information Statement as promptly as reasonably practicable after receipt thereof and to have the Seller Information Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing. As promptly as reasonably practicable after the Seller Information Statement has been cleared by the SEC or promptly after ten (10) calendar days have passed since the date of filing of the preliminary Seller Information Statement with the SEC without notice from the SEC of its intent to review the Seller Information Statement, Seller shall file with the SEC the Seller Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and mail a copy of the Seller Information Statement to Seller’s stockholders of record in accordance with Section 228 of the DGCL.
Section 8.2   Access to Information.
(a)   From the date hereof until the Closing Date, Parent and Seller shall, and shall cause the Asset Transferors and the Acquired Companies, to afford to the Buyer and its and its Representatives, upon reasonable written notice (and with respect to in-person access at the facilities of Parent, Seller and their respective Subsidiaries during regular business hours, which shall be subject to the consent of

Parent, in the case of facilities of the Parent Group, and Seller, in the case of facilities of Seller and its Subsidiaries, not to be unreasonably withheld, conditioned or delayed) reasonable access to (i) all books and records; (ii) within thirty (30) days of receipt thereof, the results or summary results of (including, at a minimum, a detailed description of any risks, threats, deficiencies or vulnerabilities (collectively, “Risks”) identified in) each cybersecurity or information security risk audit, assessment or penetration testing carried out by or for Parent and Seller (as applicable) or its or their Subsidiaries (including the Acquired Companies) with respect to the Business IT Systems (whether carried out by Parent or Seller or its or their applicable Subsidiaries or any third party vendor on its or their behalf), as well as (x) summaries of steps undertaken by Parent and Seller (as applicable) to remediate any such identified Risks and (y) any other information that Parent or Seller (as applicable) or its or their Subsidiaries provide or are required to provide to customers of the Business regarding Risks, root cause analysis, remediation or other related steps; (iii) all information and access to relevant IT Systems reasonably necessary to the conduct of the Cybersecurity Assessment (as defined herein) pursuant to and in accordance with Section 8.2(b); and (iv) other information and access, in each case, relating to the Business, the Transferred Assets, Shared Contracts, the Assumed Liabilities and/or the Acquired Companies, including any Business Data and any records contemplated to be made available to Buyer as set forth in the definition of Excluded Books and Records; provided, however, that any such access and review of information shall be conducted in accordance with applicable Law (including any applicable Law relating to antitrust, competition, employment or data privacy matters) and, with respect to in-person access at the facilities of Parent, Seller and their respective Subsidiaries (as applicable), any COVID-19 Measures, under the supervision of Parent’s, Seller’s or their applicable Subsidiaries’ personnel (with respect to in-person access at the facilities of Parent, Seller or their Subsidiaries) and in such a manner as not to unreasonably interfere with the normal operations of Parent, Seller and their Subsidiaries; provided, further, that neither Buyer nor any of Representatives shall have access to any other businesses of Parent, Seller or their respective Affiliates. Without limiting the terms thereof, the Confidentiality Agreement shall govern the obligations of Buyer and its Representatives with respect to all information of any type given, furnished or made available to them pursuant to this Section 8.2. Notwithstanding anything to the contrary contained in this Agreement, prior to the Closing, (i) Buyer will use reasonable best efforts to cause its Representatives who are actively involved in Buyer’s efforts to consummate the transactions contemplated by the Transaction Agreements and/or Buyer’s integration planning not to, initiate or reinitiate contact with any employees of Seller or any of its Subsidiaries with respect to the transactions contemplated by the Transaction Agreements, except as expressly provided in other Sections of this Agreement, as contemplated by any other Transaction Agreement or with Seller’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion, neither Buyer nor any of its Representatives shall conduct any invasive or intrusive sampling or testing of any environmental media, including air, soil, subsurface strata, sediment, surface water, groundwater or any other materials at, on or under the Real Property and (iii) Buyer will use reasonable best efforts to cause its Representatives who are actively involved in Buyer’s efforts to consummate the transactions contemplated by the Transaction Agreements and/or Buyer’s integration planning not to, initiate or reinitiate contact with any employees of the Parent Group with respect to the transactions contemplated by this Agreement, except as expressly provided in other Sections of this Agreement, as contemplated by any other Transaction Agreement or with Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Following the date hereof and prior to the Closing, Buyer will (1) direct its Representatives not to, without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed), initiate or reinitiate contact with customers, subscribers or suppliers of Seller specifically and expressly with respect to the transactions contemplated by this Agreement and (2) not undertake advertising or marketing campaigns specifically targeting customers or subscribers of the Business in a manner that is outside the ordinary course of business of Buyer, in each case, except as expressly provided in other Sections of this Agreement (provided, that, notwithstanding the foregoing, nothing in this Section 8.2 shall restrict or limit in any way Buyer and its Affiliates ordinary course communications with its current or prospective customers, subscribers or suppliers). All requests by Buyer for access or availability pursuant to this Section 8.2 shall be submitted or directed exclusively to the individuals designated by Seller in Section 8.2(a) of the Parent/Seller Disclosure Letter.

(b)   At least sixty (60) days prior to the date that in Buyer’s and Seller’s joint good faith estimate is the expected Closing Date, but no sooner than the later of (i) Buyer’s and Seller’s joint good faith estimate of the date that is ninety (90) days prior to the Closing Date, and (ii) the date that is one hundred eighty (180) days after the date of this Agreement, Parent and Seller (as applicable) shall, and shall cause its and their applicable Subsidiaries to, at Buyer’s sole cost and expense, engage a qualified and reputable third party vendor to perform a cybersecurity assessment which shall be limited in scope to (i) an assessment of material cybersecurity controls and policies, as well as (ii) penetration testing (both internal and external and Internet exposed), vulnerability assessments, breach detection testing and compromise assessments (including “inside out” and “outside in” testing) on (x) the Transferred IT Systems and (y) subject to any required third party consents, as applicable, any other material Business IT Systems that are owned or controlled by a third party and are made available to, or otherwise used in connection with, the Business pursuant to a Transferred Contract (including the Split Contracts) or pursuant to the Transition Service Agreement (in the case of penetration testing under this clause (y), only to the extent that such testing is reasonably practicable for the Seller and would not require obtaining any third party consents (it being understood that exercising a contractual right to conduct a penetration test would not be considered a requirement to obtain consent even if such exercise of right requires provision of notice or making a request to a third party, provided that such right already exists at that time in the applicable Transferred Contract)), in each case solely for the purposes of supporting Buyer’s integration planning (collectively, a “Cybersecurity Assessment”). Prior to engaging such vendor, Parent and Seller (as applicable) shall obtain Buyer’s written approval, not to be unreasonably withheld, with respect to (A) the selection of the third party vendor and (B) the scope and methodology of the Cybersecurity Assessment to be performed. Parent and Seller (as applicable) agree to provide Buyer (I) the results of the Cybersecurity Assessment within five (5) business days of receipt thereof from the selected vendor and (II) promptly following receipt of such results, Parent and Seller’s (as applicable) good faith assessment of the Risks identified therein and Parent and Seller’s (as applicable) plan to mitigate all such Risks related to the Business, in a manner consistent with Parent and Seller’s past practice and ordinary course risk mitigation program, and which is designed to mitigate Risks to the Business identified in such results as “critical”, “severe” or “high” level Risks that are (x) identified in the penetration testing portion of the Cybersecurity Assessment or (y) ongoing data security incidents identified in the breach detection testing portion of the Cybersecurity Assessment (“Cybersecurity Risk Mitigation Plan”). All information related to the Cybersecurity Assessment, including reports, results, Parent and Seller’s assessment of the results and the Cybersecurity Risk Mitigation Plan shall be subject to the terms of the Confidentiality Agreement and governed by Section 13.2 herein. Parent and Seller (as applicable) shall (1) at Seller’s sole cost and expense, implement, and cause its or their applicable Subsidiaries to implement, the Cybersecurity Risk Mitigation Plan in the ordinary course of business of Parent and Seller, as applicable (including addressing any “critical”, “severe” or “high” level Risks in a manner consistent with Parent and Seller’s past practice and ordinary course risk mitigation program) and (2) inform Buyer periodically of their progress towards the same. Buyer agrees that (i) the actions contemplated by this Section 8.2(b) and the Cybersecurity Assessment shall be conducted solely for the purposes of informing Buyer’s integration planning, (ii) the fact that the Cybersecurity Assessment has identified Risks shall not result in a delay to the Closing or become a condition to Closing, and (iii) Parent and Seller (as applicable) and their applicable Subsidiaries shall only undertake actions to mitigate the Risks identified in the Cybersecurity Assessment to the extent: (A) such mitigation is consistent with their respective past practice and ordinary course risk mitigation program, and (B) such Risks are able to be mitigated prior to the Closing; provided that Parent and Seller (as applicable) and their applicable Subsidiaries shall nevertheless undertake actions to commence mitigation of such Risks as consistent with Parent’s and Seller’s respective past practice and ordinary course risk mitigation program; provided further that failure to complete such mitigation of identified Risks shall not result in a delay to the Closing or become a condition to Closing.
(c)   Notwithstanding anything to the contrary contained in the Transaction Agreements, Parent and Seller shall have no obligation to give or make available or cause to be given or made available to Buyer or its Representatives, or to provide Buyer or its Representatives with access to or copies of (i) any Excluded Books and Records to the extent exclusively related to the Retained Business (except as set forth in the definition thereof) or (ii) any other information if making such information available would (A) jeopardize any applicable attorney-client privilege, the work product immunity or any other applicable legal privilege or similar doctrine, (B) contravene any applicable Law or contractual confidentiality obligation, (C) jeopardize the health and safety of any employee of Seller or any of its Subsidiaries, in light of COVID-19 or any COVID-19 Measures or (D) violate the Clean Team Agreement, it being understood that Seller shall use its reasonable best efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case, that would enable any otherwise required disclosure to Buyer to occur without so jeopardizing any such privilege or immunity or contravening such applicable Law or contractual confidentiality obligation, or jeopardizing health and safety or violating the Clean Team Agreement.
Section 8.3   Notifications.   Prior to the earlier of the termination of this Agreement in accordance with its terms and the Closing, each of Buyer, Parent and Seller shall promptly notify the other Parties if it becomes aware of any litigation, enforcement proceeding or similar proceeding before a Governmental Body that has been threatened, brought, asserted or commenced against it or any of its Affiliates to restrain, prohibit or otherwise challenge any transaction contemplated by the Transaction Agreements or that would reasonably be expected to materially impair the ability of such Party to consummate any transaction contemplated this Agreement. Prior to the earlier of the termination of this Agreement in accordance with its terms and the Closing, each of Buyer, Parent and Seller shall promptly notify the other Parties if it becomes aware of any litigation, enforcement proceeding or similar proceeding that has been threatened, brought, asserted or commenced against Seller or any of its Affiliates, Parent or any of its Affiliates, or Buyer or any of its Affiliates, as the case may be, that would have been listed in Section 5.12 or Section 6.5 of the Parent/Seller Disclosure Letter or Section 7.3 of the Buyer Disclosure Letter, as the case may be, if such litigation or proceeding had arisen prior to the date hereof.
Section 8.4   Appropriate Action; Consents of Third Parties; Governmental Approvals.
(a)   From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, each of Parent, Seller and Buyer shall (and shall cause its respective Affiliates to) use its reasonable best efforts to, as promptly as possible, (i) obtain the Required Regulatory Approvals and consummate the transactions contemplated by this Agreement and (ii) cause the King Street Closing Conditions, the Advantage Closing Conditions and the conditions set forth in Article X required to be satisfied by such Party to be satisfied, in the case of each of clauses (i) and (ii), subject to the limitations set forth in this Section 8.4.
(b)   Subject to the limitations set forth in Section 8.4(f) and Section 8.4(g), for purposes of this Section 8.4, “reasonable best efforts” of Buyer, Seller and Parent shall include (i) using reasonable best efforts to avoid the commencement of any judicial proceeding (including, for the avoidance of doubt, a judicial proceeding by or before an FCC administrative law judge) or other litigation by any Governmental Body in connection with any Required Regulatory Law seeking to prohibit or make illegal the Closing (any such proceeding or other litigation, a “Regulatory Proceeding”) by engaging in good faith discussions and negotiations with such Governmental Bodies (including, to the extent required to avoid such Regulatory Proceeding, committing to Remedial Actions) prior to any Regulatory Proceeding being commenced (it being understood and agreed that Section 8.4(d) shall govern with respect to any particular position or strategy to be taken in any such discussions with Governmental Bodies and any such Remedial Actions to be committed to that is consistent with the foregoing), (ii) defending any Regulatory Proceedings to which it or any of its Affiliates is a party, (iii) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, license or disposition of (A) businesses, product lines, assets, Licenses, subscribers or operations of any of the Acquired Companies or the Business or (B) businesses, product lines, assets, Licenses or operations (in each case, other than subscribers) of Buyer or any of its Affiliates; (iv) conducting the Business, the businesses of any of the Acquired Companies or the businesses of Buyer or its Affiliates in a specified manner, or proposing and agreeing or permitting to conduct any of such businesses in a specified manner, including by agreeing to undertakings required by a Governmental Body that any Acquired Company or Buyer or any of its Affiliates will take, or refrain from taking, any action, and (v) otherwise proposing, negotiating, committing to and effecting limitations or conditions relating to, or actions that after the Closing would limit Buyer’s, any Acquired Company’s or any of its or their respective Affiliates’ freedom of action with respect to, or their ability to operate, one or more of the businesses, product lines, assets, Licenses or operations of Buyer, any Acquired Company or any of their respective Affiliates, in the case of each of clauses (iii), (iv) and (v), in order to obtain the Required Regulatory Approvals or consummate the Closing, in each case, as promptly as possible (each of the actions described in clauses (iii) through (v), a “Remedial Action”).
(c)   In furtherance and not in limitation of the obligations set forth in Section 8.4(a), each of Parent, Buyer and Seller shall (and shall cause its respective Affiliates to) file: (i) not more than forty-five (45) business days after the date hereof (or such other date as the Parties may mutually agree) with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, (ii) not more than fifty-five (55) business days after the date hereof (which date may be extended by Buyer or Seller by up to an additional thirty (30) calendar days in the aggregate if Buyer or Seller, acting reasonably and in good faith, determines that it is advisable for such filings with the FCC to be filed at such later date), appropriate filings with the FCC to obtain any Governmental Approvals required to consummate the transactions contemplated by the Transaction Agreements, (iii) not more than fifty-five (55) business days after the date hereof (which date may be extended by Buyer or Seller by up to an additional sixty (60) calendar days in the aggregate if Buyer or Seller, acting reasonably and in good faith, determines that it is advisable for such filings with CFIUS to be filed at such later date) a draft CFIUS Notice with CFIUS, and (iv) the notice set forth on Schedule 8.4(c). During the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Closing, the Parties shall (and shall cause their Affiliates to) use reasonable best efforts to supply as promptly as reasonably practicable any additional information and documentary information reasonably requested by any Governmental Body pursuant to any Required Regulatory Law or in connection with any Required Regulatory Approvals. Buyer and Seller shall each pay fifty percent (50%) of all filing fees required in connection with the HSR Act filing, filings with the FCC, the CFIUS Notice and any other filings required under any Required Regulatory Law in connection with the transactions contemplated hereby (but, for the avoidance of doubt, Buyer shall not be required to pay any other expenses of Seller or Parent or any of their respective Affiliates in connection with such filings).
(d)   From the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Closing, each of Parent, Seller and Buyer shall (i) permit the other Parties to review in advance (and consider in good faith the views of the other Parties in connection with) any proposed submission, filing or substantive communication (and documents to be submitted therewith) by such Party or its Affiliates to any Governmental Body relating to the subject matter of this Agreement, (ii) promptly inform the other Parties of any substantive communication received by such Party or its Affiliates from, or given by such Party or its Affiliates to, any Governmental Body relating to such matters and (iii) provide to the other Parties copies of all substantive correspondence, submission, filings or substantive communications between such Party or its Affiliates (or its Representatives) and any such Governmental Body relating to such matters; provided, however, that such materials contemplated by clauses (i), (ii) and (iii) may be reasonably redacted to remove references concerning the valuation of the Business, confidential information of Parent, Seller, Buyer, the Acquired Companies or any of their respective Affiliates, information relating to the Retained Business and Personal Data. None of Parent, Seller or Buyer shall agree to participate in any meeting with any Governmental Body (including via telephone or conference call) with respect to the transactions contemplated by the Transaction Agreements unless it consults with the other in advance of such meeting and, to the extent not prohibited by such Governmental Body, gives the other Parties the opportunity to attend and participate at such meeting. In the event one Party is prohibited by applicable Law or by the applicable Governmental Body from participating in or attending any such meeting or engaging in any such conversation, each of Parent, Seller and Buyer shall, to the extent permitted by applicable Law, keep such Party apprised with respect thereto promptly after such meeting or conversation. Parent, Seller and Buyer may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 8.4(d) and Section 8.4(e) as “Outside Counsel Only Material,” and such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to Representatives of the recipient unless express permission is obtained in advance from the source of the materials (Parent, Seller or Buyer, as the case may be) or its outside counsel. Neither Buyer nor Seller will, and will cause their respective Affiliates not to, (a) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing, or commit to or agree with any Governmental Body to withdraw any filing, under the HSR Act or in connection with obtaining any other Required Regulatory Approval or (b) enter into any agreement with any Governmental Body not to consummate the transactions contemplated by the Transaction Agreements for any period of time, in each case without the written consent of both Buyer and Seller (which consent shall not be unreasonably withheld, delayed or conditioned). Prior to the Closing, Seller and Buyer shall consult with each other on a timely basis and consider in good faith the views of each other regarding strategy for obtaining all Required Regulatory Approvals in connection with the transactions contemplated by the Transaction Agreements or with respect to, or to avoid, a Regulatory Proceeding (subject to the terms of Section 8.4(b)). If Seller and Buyer do not agree with respect to any position or strategy proposed by Buyer with respect to obtaining any Required Regulatory Approval or with respect to, or to avoid, a Regulatory Proceeding (subject to the terms of Section 8.4(b)), Seller and Buyer shall in good faith and acting reasonably attempt to resolve such objection, including escalating such disagreements to their respective senior executives for discussion in good faith. If following such discussion (not to exceed ten (10) days) Seller and Buyer are unable to agree, then, subject to the obligations of Buyer under this Section 8.4, including Section 8.4(b) and Section 8.4(f), Buyer’s determination, acting reasonably and in a good faith manner, shall control.
(e)   Without limiting the generality of this Section 8.4 and subject to Section 8.4(b), Section 8.4(d) and Section 8.4(f), each of Buyer, Parent and Seller shall use (and shall cause its respective Affiliates to use) reasonable best efforts to obtain the CFIUS Clearance; and such reasonable best efforts shall include, subject to the requirements of CFIUS: (i)(A) preparing and submitting a draft CFIUS Notice in connection with the transactions contemplated by the Transaction Agreements, and, (B) as promptly as practicable after the resolution of all questions and comments received from CFIUS staff on the draft CFIUS Notice (or receipt of confirmation that the CFIUS staff have no such questions or comments), submitting the final CFIUS Notice to CFIUS pursuant to 31 C.F.R. Part 800 Subpart E; (ii) providing any information reasonably requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS review or investigation of the transactions contemplated by the Transaction Agreements, within the specified time periods specified in the applicable regulations, or otherwise specified by the CFIUS staff; (iii) ensuring that any information furnished pursuant to the foregoing clauses (i) and (ii) is complete and accurate in all material respects; and (iv) without limiting the generality of anything contained in this Agreement, Buyer, Parent and Seller shall, in connection with the efforts to obtain the CFIUS Clearance, (A) permit the other Parties to review in advance (and consider in good faith the views of the other Parties in connection with) any proposed submission, filing or substantive communication (and documents to be submitted therewith) that it gives to CFIUS relating to the subject matter of this Agreement, (B) promptly inform the other Parties of any substantive communication received by such Party or its Affiliates from, or given by such Party or its Affiliates to, CFIUS relating to the subject matter of this Agreement by promptly providing copies to the other Parties of any such substantive written communications, (C) consult with each other in advance of any meeting with CFIUS (including via telephone or conference call) relating to the subject matter of this Agreement, and to the extent not prohibited by CFIUS, give the other Parties the opportunity to attend and participate at any such meeting and (D) reasonably cooperate in all respects and consult with each other in connection with the CFIUS Notice; and that such materials contemplated by clauses (A), (B), (C) and (D) may be redacted to remove references concerning the valuation of the Business, confidential information of Parent, Seller, Buyer, the Acquired Companies or any of their respective Affiliates, information relating to the Retained Business and Personal Data. No Party shall withdraw the CFIUS Notice and no Party shall request that CFIUS consent to the withdrawal of the CFIUS Notice, in each case without the consent of both Buyer and Seller.
(f)   Unless otherwise agreed to by Parent, Seller and Buyer, the effectiveness of any Remedial Action shall be conditioned upon the Closing. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 8.4 or elsewhere in this Agreement shall require Buyer or any of its Affiliates to (and Seller and Parent shall not, and each of them shall cause their respective Affiliates and its and their respective Representatives not to, without the prior written consent of Buyer (which consent may be withheld for any reason)) take or agree to take any action (including any Remedial Action) that (i) with respect to the Acquired Companies or the Business, would have a Regulatory Material Effect, (ii) with respect to Buyer or any of its Affiliates, would have (A) more than a de minimis adverse impact on the business of Buyer and its Subsidiaries, taken as a whole (excluding, for the avoidance of doubt, the Acquired Companies and the Business, taken as a whole), it being understood that, for purposes of this clause (A), impacts on the business of Buyer and its Subsidiaries shall be measured as if such business were the size of the Business or (B) more than a de minimis adverse impact on Deutsche Telekom AG’s governance rights with respect to, or ownership interests in, Buyer or any of its Subsidiaries or (iii) would require Deutsche Telekom AG or any of the Subsidiaries of Deutsche Telekom AG (other than Buyer and its Subsidiaries) to take (or refrain from taking) any action that is not related to Buyer and its Subsidiaries (clauses (i), (ii) and (iii), each a “Burdensome Condition”). For purposes of this Agreement: (A) “Regulatory Material Effect” has the meaning set forth on Schedule 8.4(f)(1); and (B) “Business Plan” means the business plan described on Schedule 8.4(f)(2).
(g)   In no event shall any member of the Seller Group or the Parent Group be required pursuant to this Section 8.4 to take or agree to take any action of the type described in the definition of Remedial Action with respect to the Retained Business or business of the Parent Group, nor shall Buyer commit or propose or negotiate to commit, any member of the Seller Group or the Parent Group to take or agree to take any such actions.
(h)   Buyer and its Affiliates shall be permitted to acquire or agree to acquire any Licenses, whether by merging or consolidating with, or by purchasing Licenses of or equity interests of, any Person or portion thereof, or otherwise acquire or agree to acquire any Licenses, except for Seller Market Spectrum Acquisition Transactions that would reasonably be expected, at the time an application for such acquisition or transaction is filed with the FCC, to prevent or materially delay the Parties from obtaining any Required Regulatory Approval (each such transaction, a “Prohibited Transaction”). Notwithstanding the foregoing, Buyer and its Affiliates shall be permitted to enter into and consummate: (i) Seller Market Spectrum Acquisition Transactions that would not (A) prior to the Closing, result in Buyer and its Affiliates holding Attributable Spectrum above any of the Spectrum Screens in a market in which Seller, its Subsidiaries or the Designated Entities hold Attributable Spectrum as of the date of this Agreement and after giving effect to the transactions contemplated by this Agreement and (B) following the Closing and prior to the earlier of (1) the Outside Deferred Closing Date and (2) the later of the Advantage Closing and the King Street Closing, result in Buyer and its Affiliates holding Attributable Spectrum above any of the Spectrum Screens in a market in which the Designated Entities hold Attributable Spectrum as of the date of this Agreement and after giving effect to the Advantage Closing and King Street Closing; and (ii) Seller Market Spectrum Acquisition Transactions that would not (A) involve filing an application with the FCC before the earlier of the Closing Date and the date of termination of this Agreement in accordance with its terms and (B) with respect to Seller Market Spectrum Acquisition Transactions that include spectrum in a market in which the Designated Entities hold Attributable Spectrum as of the date of this Agreement, involve filing an application with the FCC before the earlier of such DE Closing, the date of termination of this Agreement in accordance with its terms and Outside Deferred Closing Date. Any Seller Market Spectrum Acquisition Transactions described in clauses (i) and (ii) shall not constitute Prohibited Transactions.
(i)   In furtherance and not in limitation of the foregoing, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, Seller shall use its reasonable best efforts to secure any consents and approvals of any Third Party under Contracts, including from a Governmental Body, required, necessary or advisable to be obtained to consummate the transactions (and including consents and approvals under those Contracts listed in Section 5.3(c) of the Parent/Seller Disclosure Letter) contemplated by any of the Transaction Agreements as promptly as practicable (such consents and approvals, collectively, “Required Third Party Consents”); provided, however, that such action shall not include any requirement of any Acquired Company prior to the Closing or of Parent, Seller or any Affiliate of Parent or Seller to expend money, commence or participate in any litigation, offer or grant any concession or accommodation or undertake any Liability (in each case financial or otherwise) to any Third Party (other than any consent payment or accommodation which the terms of such Contract (excluding the Transition Services Agreement) expressly require, in which case Seller shall make such payment or accommodation if (x) doing so would reasonably be expected to result in the consent being provided and (y) such consent payment or accommodation is conditioned on the Closing occurring); provided, further, that neither Buyer nor any of its Representatives may initiate contact with any such Third Party with respect to such Required Third Party Consent without Seller’s prior written consent, not to be unreasonably withheld, delayed or conditioned. For the avoidance of doubt, the Transition Services Agreement shall govern any consents, approvals or waivers required to be obtained under the Transition Services Agreement. Notwithstanding anything to the contrary contained in this Agreement (but without limiting any representation or warranty in Article V or Article VI), none of Parent, Seller or any of their Affiliates shall have any Liability to Buyer or any of its Affiliates, and no representation, warranty, covenant or agreement of Parent or Seller contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, arising out of the failure to obtain any Required Third Party Consent (it being understood and agreed that this sentence shall not function as a waiver (A) of any requirements that Seller use reasonable best efforts to obtain any Required Third Party Consents or (B) of any breach of that Section 5.3(c)).
(j)   Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges on behalf of itself and its Affiliates and its and their Representatives that the operation of the Business shall remain in the dominion and control of Seller and its Affiliates until the Closing and that none of Buyer or any of its Affiliates or Representatives will provide any directions or orders to any Representative of Seller or any of its Subsidiaries with respect to the operation of the Business except as permitted by any applicable Laws and in the performance of the Parties’ respective obligations, and the exercise of the Parties’ respective rights, under this Article VIII.
Section 8.5   Parent Non-Solicitation.
(a)   From and after the date hereof, until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Parent shall, and shall cause Parent’s directors, officers, financial advisors and counsel to and direct Parent’s other Representatives to, cease any solicitation of, or discussions, communications or negotiations with, any Third Party or any of its Representatives relating to any Competing Proposal or any inquiry, proposal, offer or request that constitutes or would reasonably be expected to lead to a Competing Proposal, and Parent shall immediately terminate all physical and electronic data room access previously granted to each Third Party or any of its Representatives and promptly request that each Third Party or any of its Representatives that has previously executed a confidentiality agreement promptly return to Parent or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of Parent or its Representatives, in each case, in accordance with the terms of such confidentiality agreement. From and after the date hereof, until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Parent shall not, and shall cause Parent’s directors, officers, financial advisors and counsel not to and direct Parent’s other Representatives not to, directly or indirectly, (A) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries, requests, discussions, communications or negotiations relating to any Competing Proposal or any proposal or offer that constitutes or would reasonably be expected to lead to any Competing Proposal or (B) engage in or otherwise participate in negotiations, communications or discussions with (it being understood that Parent may inform Persons of the provisions contained in this Section 8.5), or furnish any material non-public information to, any Third Party or any of its Representatives relating to a Competing Proposal made by such Third Party or any inquiry, request, proposal or offer by such Third Party that constitutes or would reasonably be expected to lead to a Competing Proposal.
(b)   As promptly as reasonably practicable, and in any event within forty-eight (48) hours, after receipt by Parent or any of its Representatives of any Competing Proposal or any inquiry, request, communication, proposal or offer that would reasonably be expected to lead to any Competing Proposal, Parent shall deliver to Buyer a written notice setting forth, to the extent not prohibited by any Contract with such Person in effect as of the date hereof, the material terms and conditions of any such Competing Proposal, inquiry, request, communication, proposal or offer, including providing Buyer (x) the identity of the Person making such Competing Proposal, inquiry, request, communication, proposal or offer and (y) full and complete unredacted copies of all drafts of agreements and other materials and documents received by Parent, Seller or any of their Representatives from the Third Party or any of its Representatives relating to such Competing Proposal, inquiry, request, communication, proposal or offer. Parent shall keep Buyer reasonably informed and notify Buyer in writing on a reasonably current basis (and in any event, within forty-eight (48) hours) with respect to (i) any change in status of such Competing Proposal, inquiry, request, communication, proposal or offer and

(ii) any amendment or modification to any of the material term of such Competing Proposal, or such inquiry, request, communication, proposal or offer (including in the case of each of clauses (i) and (ii) providing Buyer full and complete unredacted copies of all drafts of agreements and other materials and documents received by Parent, Seller or any of their Representatives from the Third Party or any of its Representatives relating to such Competing Proposal, inquiry, request, communication, proposal or offer or delivered by Parent, Seller or any of their respective Representatives to any such Third Party). Parent shall not, and shall cause its Affiliates not to, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Buyer.
(c)   For purposes of this Agreement, “Competing Proposal” shall mean any proposal or offer made by any Person (other than Buyer or any of its Affiliates) or group of Persons as defined in Section 13(d)(3) of the Exchange Act (A) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, beneficial ownership (as defined under Section 13(d) of the Exchange Act) of any class of equity securities (or instruments convertible into or exercisable or exchangeable for any such class of equity securities) of any Acquired Company pursuant to a merger, consolidation or other business combination, sale or issuance of shares of capital stock, tender offer, exchange offer or similar transaction, (B) involving directly or indirectly, in one transaction or a series of transactions, any sale, lease, exchange, transfer, license, sublicense or disposition of any one or more assets, rights, properties or businesses of the Business, including any of the Transferred Assets, other than in the ordinary course of business or (C) involving any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving the Business or any Acquired Company; provided, however, that an Excluded Transaction shall not constitute a Competing Proposal.
Section 8.6   Seller Non-Solicitation.
(a)   From and after the execution and delivery of the Seller Stockholder Written Consent, until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Seller shall, and shall cause Seller’s directors, officers, financial advisors and counsel to and direct Seller’s other Representatives to, cease any solicitation of, or discussions, communications or negotiations with, any Third Party or any of its Representatives relating to any Competing Proposal or any inquiry, proposal, offer or request that constitutes or would reasonably be expected to lead to a Competing Proposal, and Seller shall immediately terminate all physical and electronic data room access previously granted to each Third Party or any of its Representatives and promptly request that each Third Party or any of its Representatives that has previously executed a confidentiality agreement promptly return to Seller or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of Seller or its Representatives, in each case, in accordance with the terms of such confidentiality agreement. From and after the execution and delivery of the Seller Stockholder Written Consent, until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Seller shall not, and shall cause Seller’s directors, officers, financial advisors and counsel not to and direct Seller’s other Representatives not to, directly or indirectly, (A) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries, requests, discussions, communications or negotiations relating to any Competing Proposal or any proposal or offer that constitutes or would reasonably be expected to lead to any Competing Proposal or (B) engage in or otherwise participate in negotiations, communications or discussions with (it being understood that Seller may inform Persons of the provisions contained in this Section 8.6), or furnish any material non-public information to, any Third Party or any of its Representatives relating to a Competing Proposal made by such Third Party or any inquiry, request, proposal or offer by such Third Party that constitutes or would reasonably be expected to lead to a Competing Proposal.
(b)   As promptly as reasonably practicable, and in any event within forty-eight (48) hours, after receipt by Seller or any of its Representatives of any Competing Proposal or any inquiry, request, communication, proposal or offer that would reasonably be expected to lead to any Competing Proposal, Seller shall deliver to Buyer a written notice setting forth, to the extent not prohibited by any Contract with such Person in effect as of the date hereof, the material terms and conditions of any such Competing Proposal, inquiry, request, communication, proposal or offer, including providing Buyer (x) the identity of the Person making such Competing Proposal, inquiry, request, communication, proposal or offer and (y) full and complete unredacted copies of all drafts of agreements and other materials and documents received by Seller or any of its Representatives from the Third Party or any of its Representatives relating to such Competing Proposal, inquiry, request, communication, proposal or offer. Seller shall keep Buyer reasonably informed and notify Buyer in writing on a reasonably current basis (and in any event, within forty-eight (48) hours) with respect to (i) any change in status of such Competing Proposal, inquiry, request, communication, proposal or offer and (ii) any amendment or modification to any of the material terms of such Competing Proposal, or such inquiry, request, communication, proposal or offer (including in the case of each of clauses (i) and (ii) providing Buyer full and complete unredacted copies of all drafts of agreements and other materials and documents received by Seller or any of its Representatives from the Third Party or any of its Representatives relating to such Competing Proposal, inquiry, request, communication, proposal or offer or delivered by Seller or any of its respective Representatives to any such Third Party). Seller shall not, and shall cause its Affiliates not to, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Buyer.
(c)   Nothing in this Agreement, including Section 8.7, shall restrict the ability of Parent or Seller or any of their Subsidiaries or Affiliates or any of its or their respective Representatives to solicit proposals or offers solely relating to, engage in discussions or negotiations solely related to, make recommendations solely with respect to, approve agreements solely relating to or provide any information to any Person solely relating to, or enter any into any agreements solely relating to or to effect any Excluded Transaction (nor shall any such actions be considered a breach or violation of this Agreement). “Excluded Transaction” means any transaction or series of transactions (whether pursuant to an acquisition of assets or equity interests or pursuant to a merger, consolidation or other business combination, sale of equity securities, tender offer, exchange offer or similar transaction) (i) to acquire some or all of the Retained Business, Excluded Assets or Excluded Liabilities or the entities (other than the Acquired Companies) that own the Retained Business, Excluded Assets or Excluded Liabilities, provided any such transaction is not conditioned on the termination of this Agreement, (ii) to acquire some or all of the equity interests of Seller, provided such transaction is not conditioned upon the termination of this Agreement and the definitive agreements for such transaction agree that, subject to the satisfaction of the conditions set forth in Article X, the consummation of the purchase and sale of the Equity Interests pursuant to this Agreement shall occur, (iii) to acquire any material assets of the Parent Group or some or all of the equity interests of Parent or any other member of the Parent Group, provided that such transaction is not conditioned on the termination of this Agreement and the definitive agreements for any transaction to acquire all of the equity interests of Parent agree that, subject to the satisfaction of the conditions set forth in Article X, the consummation of the purchase and sale of the Equity Interests pursuant to this Agreement shall occur, or (iv) any combination of the foregoing; provided, however, that no such transaction (or series of transactions) will, or would reasonably be expected to (1) prevent or materially delay the Closing or the entry into any of the Transaction Agreements to be executed and delivered at, or in connection with, the Closing, (2) materially impair, materially delay or otherwise materially interfere with (x) the direct or indirect conveyance of the Transferred Assets to, or the direct or indirect acquisition of the Acquired Companies by, Buyer at the Closing or (y) the ability of Buyer or any of its Affiliates to exercise any of their respective rights or enforce any of the obligations under this Agreement or any of the other Transaction Agreements or (3) have any adverse impact on the Business, any Transferred Assets or any Acquired Company at or after the Closing or increase the amount or expand the scope of any Assumed Liability. Notwithstanding anything to the contrary in this Agreement, Parent, Seller and any of their Subsidiaries and Affiliates and the Designated Entities shall be permitted to sell Excluded Spectrum Assets prior to or after the Closing; provided, however, that no Excluded Transaction that directly transfers to a Third Party any material portion of Excluded Spectrum Assets that are subject to the Short-Term Spectrum Manager Lease Agreement shall be consummated prior to the Closing.
(d)   With respect to any Person that is not a wholly-owned Subsidiary of Seller, neither Seller nor Parent shall be deemed to be in breach of Section 8.5 or this Section 8.6 as a result of any actions taken by (i) any of the members or partners of such Person who are not Parent, Seller or wholly-owned Subsidiaries of Parent or Seller or (ii) any directors of such Persons (or individuals holding similar positions at such Person) who are not employees of Parent, Seller or wholly-owned Subsidiaries of Parent or Seller.

Section 8.7   Operations Prior to the Closing Date.
(a)   Until the earlier of the Closing and the termination of this Agreement, except (i) as set forth in Schedule 8.7, (ii) as required or permitted by any Transaction Agreement (including in connection with the Separation), (iii) with the written approval of Buyer (which approval shall not be unreasonably withheld, delayed or conditioned) or (iv) as may be required to comply with any applicable Law, Seller shall, and shall cause its Subsidiaries (subject, in the case of all Subsidiaries which are not wholly owned, to applicable fiduciary duties) (solely in respect of the Business) to use reasonable best efforts to, (A) conduct the Business in all material respects in the ordinary course of business, (B) preserve the goodwill of the material suppliers, contractors, licensors, customers, subscribers and others having material business relations with the Business, (C) maintain and preserve the business organizations, assets and technology of the Business, including the Transferred Assets, (D) exercise its negative consent rights under Section 5.3 (Affirmative Voting Obligations) of each of the partnership agreements with the Designated Entities in a manner consistent with this Section 8.7(a) or Section 8.7(b) and (E) cause the Business to make or commit to make Capital Expenditures in an aggregate amount during the period commencing on and including January 1, 2024 and ending on and including the day immediately prior to the Closing Date (the “Capex Measurement Period”) that are not less than fourteen percent (14%) of the service revenues of the Business for the Capex Measurement Period (the “Minimum Capex Spend”).
(b)   Notwithstanding Section 8.7(a), until the earlier of the Closing and the termination of this Agreement, except (1) as required or permitted by this Agreement or as set forth in Schedule 8.7, (2) as required or permitted by any Transaction Agreement (including in connection with the Separation), (3) with the written approval of Buyer (which approval shall not be unreasonably withheld, delayed or conditioned) or (4) as may be required to comply with any applicable Law, Seller (solely in respect of the Business) shall not, and shall cause its Subsidiaries (subject, in the case of Subsidiaries which are not wholly owned, to applicable fiduciary duties) (solely in respect of the Business) not to:
(i)   declare, accrue, set aside or pay any non-cash dividend or make any other non-cash distribution on or in respect of any of the Acquired Companies’ capital stock to transfer any Transferred Asset to a Subsidiary that is not an Acquired Company;
(ii)   amend the organizational documents of any Acquired Company or any Asset Transferor in a manner adverse to Buyer;
(iii)   issue or authorize the issuance of any equity securities in any of the Acquired Companies or any Asset Transferor (or securities exchangeable, convertible or exercisable for equity securities in any of the Acquired Companies or any Asset Transferor) (other than to Seller or another wholly-owned Subsidiary of Seller);
(iv)   sell, lease, sublease, license, pledge, abandon, assign or otherwise dispose of any properties (including Owned Real Property and Leased Real Property) or non-cash assets of the Business (including the Transferred Assets) that are individually material to the Business, other than (1) in the ordinary course of business, (2) pursuant to any Contract that is set forth on the Parent/Seller Disclosure Letter, (3) Telecom Licenses and any other wireless spectrum, which shall be governed by Section 8.7(b)(xxi) below and Intellectual Property, which shall be governed by Section 8.7(b)(v) below or (4) sales or dispositions in any transaction between Seller and any wholly-owned Subsidiaries of Seller or between or among any wholly-owned Subsidiaries of Seller;
(v)   (1) terminate, fail to renew, abandon, cancel, allow to enter into the public domain, let lapse any material Business Intellectual Property or (2) encumber, license (including through covenants not to sue), sell, transfer or otherwise dispose of (other than a disposition of the type described in the foregoing clause (1)) any Business Intellectual Property, other than (A) non-exclusive licenses granted to end users of products or services of the Business in the ordinary course of business and (B) non-exclusive licenses granted in the ordinary course of business to product or service providers (including vendors of products and services, distributors, resellers and agents) in connection with the provision of products and services to Seller or any of its Subsidiaries for the Business;

(vi)   subject or agree to subject any Business Software distributed or conveyed to third parties to the terms of any Open Source Software license in any manner that would trigger Viral Effects with respect to such Business Software;
(vii)   fail to continue to use reasonable efforts to maintain the confidentiality of any material Trade Secrets included in the Business Intellectual Property;
(viii)   modify any Privacy Policy in a manner that would restrict in any material respect the ability of Seller or its Subsidiaries to Process Personal Data currently Processed by Parent or its Subsidiaries in connection with the Business (beyond the restrictions currently contained in such Privacy Policy), unless required otherwise by Privacy Law;
(ix)   with respect to Seller, any Acquired Company or any Asset Transferor, adopt any plan of merger, consolidation, reorganization, liquidation or dissolution (other than in any transaction between Seller and any wholly-owned Subsidiary of Seller or between or among any wholly-owned Subsidiaries of Seller) or file a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition under any similar Law;
(x)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof for consideration in a single transaction excess of $7,500,000 or $15,000,000 in the aggregate, other than any transaction between Seller and any wholly-owned Subsidiaries of Seller or between or among any wholly-owned Subsidiaries of Seller;
(xi)   with respect to the Acquired Companies only, incur any Indebtedness, other than (A) with Seller or its wholly-owned Subsidiaries, (B) Indebtedness that will result in a reduction of the Purchase Price or that will be repaid at Closing (or prior thereto), (C) in the ordinary course of business or (D) pursuant to credit or securitization facilities of an Acquired Company in effect as of the date hereof (and any extensions or renewals of such facilities);
(xii)   other than as required by any Seller Benefit Plan as in effect on the date hereof or applicable Law: (1) enter into, materially amend, or terminate any material Seller Benefit Plan or any other plan, program, policy, agreement or arrangement that would be a material Seller Benefit Plan if in effect as of the date hereof, with or for the benefit of any Business Employee, other than (A) actions, including entering into retention bonus agreements, that do not increase costs to, or Liabilities of, Buyer or any of the Acquired Companies after the Closing (including by reason of Buyer’s obligations pursuant to Section 9.7), (B) with respect to any Seller Benefit Plans other than Company Plans, actions taken in the ordinary course of business that are broadly applicable to similarly situated employees of Seller and its Affiliates and that do not increase (other than de minimis increases) costs to, or Liabilities of, Buyer or any of the Acquired Companies after the Closing (including by reason of Buyer’s obligations pursuant to Section 9.7), (C) in connection with the hiring or promotion of Business Employees in the ordinary course of business consistent with past practice, entering into new offer letters or employment agreements that are materially in the standard form and substance used by Seller and its Affiliates in the ordinary course of business consistent with past practice, or (D) to the extent necessary to effect the spin-off to, or assumption by, the Acquired Companies of any Seller Benefit Plans, or the portions thereof, that are Company Plans, as contemplated by this Agreement, (2) hire or offer to hire any individual to become a Business Employee, or change the duties or transfer the employment of any Person such that they qualify as a Business Employee, in each case if the number of Business Employees, following such hire, change in duties, or transfer, would exceed 4,900, (3) terminate the employment of any Offer List Employee (except for cause, performance or due to permanent disability as determined by Seller in good faith and consistent with past practice), (4) implement a reduction in force or termination of a material number of Business Employees without consulting with Buyer in good faith prior thereto, (5) retain any independent contractor of any Acquired Company, other than any independent contractor whose engagement is terminable by any Acquired Company without notice or additional liability to any Acquired Company, (6) grant or institute any increase in the cash or equity compensation of Business Employees or (7) outside of the ordinary course of business, grant or institute any material increase in the material employee benefits under Company

Plans or material perquisites of Business Employees; provided that no increases in such employee benefits or perquisites (whether or not material) shall increase costs to, or Liabilities of, Buyer or any of the Acquired Companies after the Closing (including by reason of Buyer’s obligations pursuant to Section 9.7);
(xiii)   enter into any collective bargaining agreement or similar agreement with respect to any Acquired Company or in respect of any Business Employees;
(xiv)   except in the ordinary course of business, grant or suffer to exist any Encumbrance, other than Permitted Encumbrances, on any of the assets of the Business (including the Transferred Assets) that are individually material to the Business;
(xv)   materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except in accordance with GAAP or SEC rule or policy or required by other applicable Law;
(xvi)   (1) except (x) as required by GAAP or SEC rule or policy or other applicable Law or (y) in the ordinary course of business, change in any material respect the policies or practices regarding accounting, cash management or working capital, including its existing credit, collection and payment policies, procedures and practices with respect to accounts receivable and accounts payable, including acceleration, failure or delay, prepayment of expenses, inventory control, accrual of expenses, deferral and/or recognition of revenue, and acceptance of customer deposits or (2) take any action of the type described in clause (1) of this Section 8.7(b)(xvi) that would artificially increase working capital of the Business relative to working capital of the Business as it would exist in the ordinary course of business had such action not been taken;
(xvii)   (A) modify, amend, terminate (other than expiration in accordance with its terms) or waive any material rights under any Material Contract in any material respect in a manner that is adverse to the Business, taken as a whole, other than in the ordinary course of business, (B) enter into any Contract with a term greater than one (1) year, that may not be terminated without cause, that, if existing on the date hereof, would be a Material Contract other than in the ordinary course of business, or (C) except as permitted by any other clause of this Section 8.7(b), enter into any Contract that (1) is material to the Business, taken as a whole, (2) cannot be terminated on less than ninety (90) days prior notice and (3) contains a change of control or similar provision that would require a material payment to the other party or parties thereto in connection with the transactions contemplated by the Transaction Agreements (unless Seller has agreed to make such payment);
(xviii)   enter into, modify, amend, terminate (other than expiration in accordance with its terms) or waive any material rights under any Contract of the type described in Section 5.13(s) or Section 5.13(t), in each case, other than in the ordinary course of business;
(xix)   enter into any settlement or release with respect to any material Action against any Acquired Company or otherwise related to the Business, unless such settlement or release contemplates only the payment of money without ongoing material limits on the conduct or operation of any Acquired Company or the Business following the Closing, and other than settlements (A) solely for the payment of Liabilities to the extent fully reflected or reserved against in the Financial Statements or (B) solely of amounts that do not exceed $5,000,000 for a single Action or $10,000,000 in the aggregate for all such Actions;
(xx)   terminate, let lapse or materially amend or modify any material insurance policy maintained in connection with the Business (other than an insurance policy that relates to a Seller Benefit Plan) unless such policy (1) is replaced by a reasonably comparable policy or (2) is unable to be renewed or extended despite using reasonable best efforts, other than amendments or modifications in the ordinary course of business regarding policy limits and deductibles;
(xxi)   (1) terminate, fail to renew, abandon, cancel, allow to enter into the public domain, let lapse, fail to continue to prosecute or defend, encumber, license (including through covenants not to sue), any Telecom Licenses or (2) sell or transfer any Telecom Licenses, in each case other than

(A) with respect to surrender of ETC Designations, (B) for the avoidance of doubt, with respect to the Excluded King Street/Advantage Spectrum Licenses or (C) for the avoidance of doubt, with respect to the Excluded Spectrum Assets;
(xxii)   with respect to any Taxes of the Business or Acquired Companies, but excluding any action with regard to a Seller Consolidated Return that is not principally related to the Business or Acquired Companies: (1) make, change, or rescind any material election relating to Taxes, (2) amend any income or other material Tax Return, (3) surrender any material right or claim to a refund of Taxes (other than any refund of Taxes to which Seller is entitled under Section 9.6(g)), (4) consent to any extension or waiver of the statute of limitations period applicable to any income or other material Taxes, (5) enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of U.S. state, local, or non-U.S. Law) with respect to Taxes, or (6) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to Taxes; or
(xxiii)   authorize, resolve, commit, agree (by Contract or otherwise) or otherwise become obligated to do any of the foregoing.
(c)   Notwithstanding anything to the contrary in this Agreement, the Seller Group shall be permitted to distribute Cash held by the Business to Persons outside of the Business.
(d)   Nothing contained in this Section 8.7 shall give Buyer or any of its Affiliates, directly or indirectly, the right to control or direct the operations of the Business prior to the Closing. Notwithstanding anything to the contrary contained in this Section 8.7, nothing in this Section 8.7 shall be deemed to limit Seller’s ability to cause its Affiliates to make any of the transfers or take such other actions contemplated by the Separation or that are reasonably necessary or appropriate to effect the Separation, in all cases, subject to and in accordance with Section 8.10. In furtherance of the foregoing, Buyer acknowledges that prior to the Closing, Seller intends to remove from all of the Real Property any Excluded Books and Records and any assets used in connection with the operation of Retained Business, in all cases, subject to and in accordance with Section 8.10.
(e)   Solely for purposes of determining and calculating the Estimated Closing Performance Adjustment Amount pursuant to Section 4.2 and the Closing Performance Adjustment Amount and Final Closing Performance Adjustment Amount pursuant to Section 4.5, Seller agrees that it will take the actions set forth on Schedule 8.7(e).
Section 8.8   Stockholder Litigation.
(a)   Seller shall control the defense and settlement of any stockholder-related Action against Seller or any of its Subsidiaries or their respective officers, directors or other Representatives, in their capacity as such, relating to any of the transactions contemplated by the Transaction Agreements; provided, that Seller shall use reasonable best efforts to (i) promptly notify Buyer of any such Action, (ii) keep Buyer reasonably and promptly informed with respect to the status thereof, (iii) give Buyer the right to review and comment on all material filings or responses to be made by Seller or its Affiliates in connection with any such Action (and shall give due consideration to Buyer’s comments and other advice with respect to such Action), and (iv) give Buyer the opportunity to consult on the settlement, release, waiver or compromise of any such Action. Seller shall consider any such comments in good faith, and no such settlement, release, waiver or compromise of such Action shall be agreed to without Buyer’s prior written consent if it would be reasonably expected to have an adverse impact on the Business, any Transferred Assets or any Acquired Company in any material respect that would reasonably be expected to continue following the Closing or increase the amount or expand the scope of any Assumed Liability (such consent not to be unreasonably withheld, conditioned or delayed).
(b)   Parent shall control the defense and settlement of any stockholder-related Action against the Parent Group or their respective officers, directors or other Representatives, in their capacity as such, relating to any of the transactions contemplated by the Transaction Agreements; provided, that Parent shall use reasonable best efforts to (i) promptly notify Buyer of any such Action, (ii) keep Buyer reasonably and promptly informed with respect to the status thereof, (iii) give Buyer the right to review and comment on all material filings or responses to be made by Parent or its Affiliates in connection with any such Action (and shall give due consideration to Buyer’s comments and other advice with respect to such Action), and (iv) give Buyer the opportunity to consult on the settlement, release, waiver or compromise of any such Action. Parent shall consider any such comments in good faith, and no such settlement, release, waiver or compromise of such Action shall be agreed to without Buyer’s prior written consent if it would be reasonably expected to have an adverse impact on the Business, any Transferred Assets or any Acquired Company in any material respect that would reasonably be expected to continue following the Closing or increase the amount or expand the scope of any Assumed Liability (such consent not to be unreasonably withheld, conditioned or delayed).
Section 8.9   Takeover Laws.   Parent and Seller shall use all reasonable efforts (a) to take all action necessary so that no Takeover Law is or becomes applicable to restrict or prohibit this Agreement or the other transactions contemplated by this Agreement and (b) if any Takeover Law is or becomes applicable to this Agreement or any of the other transactions contemplated by this Agreement, to take all action necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize (to the greatest extent possible) the effects of such Takeover Law on this Agreement and the transactions contemplated by this Agreement.
Section 8.10   R&W Insurance Policy.
(a)   Substantially concurrently with the execution and delivery of this Agreement, Buyer shall furnish a true and correct copy of the R&W Binder to Seller. Buyer will not, and will cause the Specified Buyer Affiliate not to, without the prior written consent of Seller and Parent (such consent not to be unreasonably withheld, conditioned or delayed), amend, modify or waive the subrogation waiver, policy limit, retention amount or policy exclusions in the R&W Insurance Policy in a manner that is detrimental to Seller or Parent or would otherwise increase Seller’s indemnification obligations pursuant to Article XII. Buyer will provide each of Seller and Parent with copies of any amendments, modifications or waivers to the R&W Insurance Policy following the issuance thereof. Fifty percent (50%) of all R&W Insurance Expenses shall be borne by Buyer and the remaining fifty percent (50%) of such R&W Insurance Expenses shall be Transaction Expenses. Prior to the Closing, Seller shall cooperate with Buyer and the Specified Buyer Affiliate, and take such actions as Buyer or the Specified Buyer Affiliate may reasonably request, in order to enable the Specified Buyer Affiliate to obtain the R&W Insurance Policy on the terms set forth in the R&W Binder. Buyer shall, and shall cause the Specified Buyer Affiliate to, use reasonable best efforts to satisfy the conditions set forth in Section 14 of the R&W Binder that are within its control.
(b)   Seller will use reasonable best efforts to obtain as promptly as reasonably practicable after the date hereof customary “tail” cyber insurance coverage under Seller’s existing cyber insurance policy that includes Buyer and its Subsidiaries as additional insureds, effective as of the Closing (such policy or other substantially similar cyber insurance coverage, the “Cyber Policy”). The Cyber Policy will provide coverage for matters for the period prior to the Closing and have a coverage amount of not less than $40,000,000. Buyer will reasonably cooperate with Seller, and take such actions as Seller may reasonably request, in order to enable Seller to obtain the Cyber Policy. All premiums, Taxes, commissions, underwriting fees and other fees and expenses paid and/or payable by or on behalf of Seller or any Affiliate of Seller to any insurer or broker in connection with the binding of and/or issuance of the Cyber Policy (“Cyber Policy Expenses”) shall be borne (i) fifty percent (50%) by Buyer and (ii) fifty percent (50%) as Transaction Expenses.
Section 8.11   Separation; Non-Transferable Assets.
(a)   Prior to the Closing, Seller shall, and shall cause its applicable Subsidiaries (including the Asset Transferors) to, use reasonable best efforts to effect the Separation in accordance with the Separation Plan, including (i) transferring, or causing Seller and its Subsidiaries (including the Asset Transferors) to transfer, the Transferred Assets and the Acquired Interests (other than the Equity Interests) to the applicable Acquired Companies as set forth in the Separation Plan, free and clear of all Encumbrances other than Permitted Encumbrances and other than Encumbrances that will be released at Closing at Seller’s sole cost and expense, (ii) causing the applicable Acquired Companies to assume the Assumed Liabilities, (iii) causing the applicable Acquired Companies to transfer to a member of the Seller Group the Excluded Assets (including all applicable Excluded Spectrum Assets), (iv) causing the applicable Acquired Companies to transfer the employment of each employee thereof to a member of the Seller Group and (v) causing a member of the Seller Group to assume from the Acquired Companies the Excluded Liabilities. Notwithstanding anything in any Transaction Agreement to the contrary, following the date hereof but prior to the Closing, Seller shall be permitted to amend the Separation Plan (and the applicable terms of this Agreement and the Separation Documents) only upon the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed) (provided, that such consent shall not be required for any amendments that would have no material effect on (A) Buyer and its Subsidiaries or, following the Closing, the Acquired Companies and the Business; (B) the timing of the consummation of the Closing; or (C) the scope of the Transferred Assets, the Excluded Assets, the Assumed Liabilities or the Excluded Liabilities as set forth herein except as contemplated hereby). Buyer shall have a reasonable opportunity to review and comment on (x) all Separation Documents that will effect the transfer or retention of any Transferred Assets or Excluded Assets or the assumption or retention of any Assumed Liabilities or Excluded Liabilities, (y) all Separation Documents to separate Shared Contracts and (z) the Separation Documents described in the second sentence of Section 8.11(g). Seller shall deliver to Buyer a draft of each such Separation Document at least five (5) business days before the date on which the actions or transactions contemplated by such Separation Document are effected or consummated or, if earlier, the date on which such Separation Document is executed or filed or otherwise becomes final. Seller and its Affiliates shall take into account in good faith any changes to any such Separation Document reasonably requested by Buyer. Seller shall (and shall cause each applicable member of the Seller Group to) (x) execute IP Assignment Agreements evidencing the assignment of all Business Registered Intellectual Property included in the Transferred Owned Intellectual Property pursuant to the Separation and (y) file such executed IP Assignment Agreements with the United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as applicable, in each case of (x) and (y), at Seller’s sole cost and expense and within thirty (30) days of the assignment of the applicable Business Registered Intellectual Property pursuant to the Separation. Seller shall be permitted to update the Parent/Seller Disclosure Letter and the Schedules to give effect to any such amendments made in accordance with this Section 8.11(a). As part of the Separation, Seller shall (i) cause any Acquired Company that owns any Excluded Spectrum Assets to transfer such Excluded Spectrum Assets out of such Acquired Company and (ii) use reasonable best efforts to cause any Acquired Company that owns any Excluded Assets (other than Excluded Spectrum Assets) to transfer such Excluded Assets out of such Acquired Company, in the case of each of clauses (i) and (ii), such that as of the Closing, all Excluded Assets shall be owned or held by the Seller Group. Buyer shall, and shall cause its Affiliates to, reasonably cooperate with Seller with respect to the Separation, the Separation Activities and the Separation Plan (including any actions to be taken to prepare for the transition services contemplated by the Transition Services Agreement).
(b)   Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not require Seller or any of its Affiliates to, and no Separation Document shall constitute an agreement to, sell, contribute, dividend, distribute, assign, transfer, convey or deliver any Transferred Asset or Excluded Asset, as applicable, or any claim or right or benefit arising thereunder or resulting therefrom, if an attempted sale, contribution, dividend, assignment, transfer, conveyance or delivery thereof (without the consent, approval or waiver of a Third Party), would violate, constitute a default under or breach of any Contract or violate any applicable Law (each such Transferred Asset or Excluded Asset, as applicable, or claim or right or benefit arising thereunder or resulting therefrom, a “Non-Transferable Asset”), without first obtaining all such necessary approvals, consents and waivers of such Third Parties. This Agreement and the applicable Separation Document shall not be deemed to constitute a sale, contribution, dividend, distribution, assignment, transfer, conveyance or delivery or attempted contribution, dividend, assignment, transfer, conveyance or delivery of any such Non-Transferable Asset and the applicable provisions of this Section 8.11 shall apply in regard to all such Non-Transferable Assets. For the avoidance of doubt, such asset shall for purposes of Article XII, notwithstanding this Section 8.11(b), be considered a Transferred Asset or Excluded Asset, as the case may be.
(c)   Notwithstanding anything to the contrary contained in this Agreement or any Separation Document, to the extent permitted by applicable Laws, if any applicable approval, consent or waiver to the contribution, dividend, distribution, assignment, transfer, conveyance or delivery of any Non-Transferable Asset that would otherwise be considered a Transferred Asset cannot be obtained prior to the Closing, (i) Seller shall, at Seller’s sole cost and expense (solely with respect to documenting and effecting such arrangement), hold, or cause the applicable Asset Transferor to hold, such Non-Transferable Asset, as of and from the Closing, in trust for the Acquired Companies, (ii) the obligations, covenants and Liabilities (including payment obligations) thereunder shall be for the account of the Acquired Companies and Buyer shall cause the applicable Acquired Companies to perform and satisfy, in the name of the applicable Seller Group member, and all burdens and Liabilities existing thereunder and (iii) at Seller’s sole cost and expense (solely with respect to documenting and effecting such arrangement), Seller shall, in its name or otherwise, as Buyer may reasonably request, effect the collection of money or other consideration that becomes due and payable under such Non-Transferable Assets and to enforce for the benefit of the Acquired Companies and at the expense of the Acquired Companies, any and all rights against a Third Party arising under such Non-Transferable Asset (“Third Party Rights”), and Seller shall (or shall cause the applicable Asset Transferor to) promptly pay, or cause to be paid, to the Acquired Companies all money or other consideration received by Seller or the applicable Asset Transferor with respect to all such Non-Transferable Assets net of any withholding or deduction required under applicable Laws with respect to such payment; provided, that Seller shall use reasonable best efforts to provide advance written notice to the applicable payee prior to making any such withholding or deduction and reasonably cooperate with the applicable payee to reduce or eliminate any such withholding or deduction.
(d)   Notwithstanding anything to the contrary contained in this Agreement or any Separation Document, to the extent permitted by applicable Laws, if any applicable approval, consent or waiver to the contribution, dividend, distribution, assignment, transfer, conveyance or delivery of any Non-Transferable Asset that would otherwise be considered an Excluded Asset cannot be obtained prior to the Closing, (i) Buyer shall, at Seller’s sole cost and expense (solely with respect to documenting and effecting such arrangement), cause the applicable Acquired Company to hold such Non-Transferable Asset, as of and from the Closing, in trust for Seller or its designated Subsidiary, (ii) the obligations, covenants and Liabilities (including payment obligations) thereunder shall be for the account of Seller and its designated Subsidiaries and Seller shall cause the applicable designated Subsidiary to perform and satisfy, in the applicable Acquired Company’s name and all burdens and Liabilities existing thereunder and (iii) Buyer shall take (or cause the applicable Acquired Company to take), at Seller’s sole cost and expense (solely with respect to documenting and effecting such arrangement), in its name or otherwise, as Seller may reasonably request, effect the collection of money or other consideration that becomes due and payable under such Non-Transferable Assets and to enforce for the benefit of the Seller or its designated Subsidiary and at the expense of Seller, any and all Third Party Rights, and Buyer shall (or shall cause the applicable Acquired Company to) promptly pay, or cause to be paid, to Seller or its designated Subsidiary all money or other consideration received by the applicable Acquired Company with respect to all such Non-Transferable Assets net of any withholding or deduction required under applicable Laws with respect to such payment; provided, that Buyer shall use reasonable best efforts to provide advance written notice to the applicable payee prior to making any such withholding or deduction and reasonably cooperate with the applicable payee to reduce or eliminate any such withholding or deduction.
(e)   With respect to the Contracts (i) pursuant to which an Acquired Company, on the one hand, and a member of the Seller Group or the Parent Group, on the other hand, receive goods or services from the counterparty thereto, or (ii) between Parent or one of its Subsidiaries and any third party that inure to the benefit or burden of, or otherwise relate to, the Business or Business Intellectual Property, on the one hand, and the Retained Business or Excluded Intellectual Property, on the other hand (the “Shared Contracts”), Parent, Seller and Buyer shall determine, within one hundred eighty (180) days of the date hereof, acting reasonably and in good faith, a mutually agreed upon list (the “Shared Contract List”) of the Shared Contracts that Parent, Seller and Buyer mutually propose to be separated into two (2) separate Contracts, with one Contract pursuant to which the counterparty agrees to provide such goods or services or to grant a license, sublicense or other rights and benefits, as applicable, to Buyer or a designated Affiliate (including an Acquired Company), so that Buyer or its designated Affiliates is entitled to the rights and benefits relating to the Business under such Shared Contract, (each such Contract, a “Split Contract”) and one Contract pursuant to which the counterparty agrees to provide such goods or services or to grant a license, sublicense or other rights and benefits, as applicable, to Parent, Seller or any of their Subsidiaries. Except where separation of such Contracts is prohibited by applicable Law, during the period between the date hereof and the Closing, Buyer, on the one hand, and Seller or Parent, as applicable, on the other hand, shall reasonably cooperate in negotiating with the counterparty the separation of the Shared Contracts on the Shared Contract List. If prior to the Closing the separation of a Shared Contracts does not occur, Buyer, on the one hand, and Seller or Parent, as applicable, shall cooperate to determine whether such Shared Contract shall be deemed to be a Transferred Asset or an Excluded Asset and shall cooperate in good faith to make any amendments, modifications or changes to the Transition Services Agreement. Seller shall promptly provide information to Buyer on the Shared Contracts as Buyer may reasonably request for the purpose of determining the Shared Contract List.
(f)   For the period of eighteen (18) months following the Closing Date, Seller shall, at Seller’s cost and expense, use reasonable best efforts to obtain the necessary approvals, consents and waivers to effect the sale, assignment, transfer, conveyance and delivery of any Non-Transferable Asset to an Acquired Company or Buyer, on the one hand, or Seller or its designated Subsidiary, on the other hand, as applicable (and Buyer will reasonably cooperate with Seller in connection therewith); provided, however, that neither Seller nor any of its Affiliates, on the one hand, or Buyer or any of its Affiliates, on the other hand, shall be required to compensate any Third Party, commence or participate in any litigation, or offer or grant any accommodation (financial or otherwise) to any Third Party to obtain any such consent, approval or waiver (other than any consent payment or accommodation which the terms of such Contract (excluding the Transition Services Agreement) expressly require, in which case Seller shall make such payment or accommodation if doing so would reasonably be expected to result in the consent being provided). For the avoidance of doubt, the Transition Services Agreement shall govern any consents, approvals or waivers required to be obtained under the Transition Services Agreement. If and when such necessary approvals, consents and waivers are obtained after the Closing to effect the sale, assignment, transfer, conveyance and delivery of any Transferred Asset or Excluded Asset that had constituted a Non-Transferable Asset, such sale, assignment, transfer, conveyance and delivery shall be reasonably promptly effected in accordance with the terms of this Agreement, for no additional consideration, after which, such Transferred Asset or Excluded Asset, as the case may be, shall no longer be subject to this Section 8.11 as a Non-Transferable Asset.
(g)   At or prior to the Closing, Parent and Seller (A) shall, and shall cause their Subsidiaries to, release, cancel, terminate or otherwise settle all intercompany accounts owed by the Acquired Companies to the Parent Group or the Seller Group, respectively, as of the Closing Date, (B) shall cause the Acquired Companies to release, cancel, terminate or otherwise settle all intercompany accounts owed by the Seller Group or the Parent Group to the Acquired Companies as of the Closing Date and (C) shall, and shall cause its Affiliates to, terminate all Contracts between an Acquired Company, on the one hand, and a member of the Parent Group or the Seller Group, on the other hand (other than, for the avoidance of doubt, any Transaction Agreements), in each case except for (1) the Contracts set forth on Schedule 8.11(g) and (2) any outstanding purchase orders, sales orders, task orders, work orders or delivery orders entered into under such Contracts in item (1) ((1) and (2), the “Surviving Intercompany Agreements”); provided, that notwithstanding the foregoing, at Buyer’s election in its sole and absolute discretion at any time before the Closing, Seller and Parent shall take one or more of the following actions with respect to such Surviving Intercompany Agreements: (I) terminate such Surviving Intercompany Agreement at the Closing, (II) amend such Surviving Intercompany Agreement to provide Buyer of its applicable Affiliate (including an Acquired Company) a unilateral right to terminate such Surviving Intercompany Agreement on thirty (30) days’ prior written notice delivered at any time after the Closing, or (III) modify the term of such Surviving Intercompany Agreement so that it terminates on the date that is twelve (12) months following the Closing. All documentation related to the release, cancellation, termination or settlement (other than settlements in the ordinary course of business consistent with past practice) of intercompany accounts or Contracts pursuant to this Schedule 8.11(g) shall be deemed Separation Documents and subject to Buyer’s review and comment in accordance with Section 8.11. All releases, cancellations, terminations and settlements of intercompany accounts or Contracts pursuant to this Section 8.11(g) shall be effected with no Liabilities or obligations of any Acquired Company, Buyer or any of its Affiliates as of the Closing. No intercompany accounts or Contracts between an Acquired Company, on the one hand, and a member of the Parent Group or the Seller Group, on the other hand, shall survive the Closing, except as set forth on Schedule 8.11(g), which schedule may be updated by Seller with Buyer’s prior written consent. Nothing in this Section 8.11 shall require Seller to terminate or cancel any intercompany obligations or Contracts exclusively between or among the Acquired Companies. For the avoidance of doubt, nothing in this Section 8.11 or elsewhere in this Agreement shall require (i) the release, cancellation, termination or otherwise settlement of any intercompany accounts between the Parent Group and the Seller Group or (ii) the termination of any Contracts between the Parent Group and the Seller Group. For the avoidance of doubt, in the event that the Advantage Closing is not consummated as part of the Closing, all Contracts between Advantage and the Seller Group shall survive the Closing; provided, however, all such Contracts that are in effect immediately prior to the Advantage Deferred Closing shall terminate at the Advantage Deferred Closing. For the avoidance of doubt, in the event that the King Street Closing is not consummated as part of the Closing, all Contracts between King Street and the Seller Group shall survive the Closing; provided, however, that all such Contracts that are in effect immediately prior to the King Street Deferred Closing shall terminate at the King Street Deferred Closing.
(h)   Prior to the Closing, the Parties shall reasonably cooperate with each other with respect to the separation of the bank accounts of the Acquired Companies, on the one hand, and the bank accounts of the Seller Group and the Parent Group, on the other hand.
Section 8.12   Additional Definitions for Separation.
(a)   “Transferred Assets” means all right, title and interest of Seller and its Subsidiaries (including the Asset Transferors, and excluding the Designated Entities), in, to and under the following assets of Seller and its Subsidiaries (including the Asset Transferors, and excluding the Designated Entities) as of the Closing, as applicable, excluding, in each case, the Excluded Assets:
(i)    all of the Business Subsidiaries Equity Interests;
(ii)   without duplication, (A) any Restricted Cash of the Acquired Companies (other than the Retained Restricted Cash) and (B) to the extent included in the Closing Cash Amount, Cash of the Acquired Companies (collectively clauses (A) and (B), “Transferred Cash”);
(iii)   all Contracts that are primarily related to the Business or set forth on Schedule 8.12(a)(iii) (collectively, the “Transferred Contracts”), including the real estate leases and subleases set forth on Schedule 8.12(a)(iii) (the “Transferred Leases”) and the Split Contracts;
(iv)   all Licenses used or held for use primarily in the Business, including all such Environmental Licenses, including the Licenses set forth on Schedule 8.12(a)(iv) (the “Transferred Licenses”);
(v)   all accounts, notes and other receivables of the Business to the extent arising out of the Business, and any security, claim, remedy or other right related to any of the foregoing;
(vi)   (A) all Intellectual Property owned by Seller or any of its Subsidiaries (including Asset Transferors but excluding Acquired Companies) and (y) used or held for use primarily in the Business or (z) set forth on Schedule 8.12(a)(vi) (the “Transferred Owned Intellectual Property”) and the Acquired Company Owned Intellectual Property;
(vii)   all Software owned by Seller or any of its Subsidiaries (including Asset Transferors and Acquired Companies) and (A) used or held for use primarily in the Business or (B) set forth on Schedule 8.12(a)(vii) (the “Transferred Owned Software”);
(viii)   all IT Systems (A) used or held for use primarily in the Business or (B) set forth on Schedule 8.12(a)(viii) (“Transferred IT Systems”);
(ix)   all real property (A) used or held for use primarily in the Business or (B) set forth on Schedule 8.12(a)(ix) (the “Transferred Owned Real Property”);
(x)   solely to the extent transfer is permitted under Privacy Requirements, all Business Data primarily related to the Business, provided that Seller may redact any data and information from such Business Data to the extent constituting Excluded Books and Records prior to the delivery of such Business Data and may retain a copy of any Business Data required to be retained pursuant to applicable Law;
(xi)   all Transferred Books and Records;
(xii)   all personal property, including inventory, equipment, furniture, fixtures, tools, laptop computers, vehicles and mobile phones, used or held for use primarily in the Business, including all Antenna Facilities and other network equipment owned by Seller or any of its Affiliates, whether located on Owned Towers, Revenue Leased Towers or Third Party Towers;
(xiii)   all other books and records, whether in hard copy or computer format, including marketing and advertising materials and customer and subscriber correspondence, primarily related to the Business, subject to and in accordance with the terms of Section 9.7;
(xiv)   all prepaid expenses, credits, deposits, claims, refunds, rights of recovery, rights of set-off, rights of recoupment and advance payments of any kind to the extent related to the Business, any Transferred Contract or any Transferred Lease;
(xv)   all causes of action (including counterclaims) and defenses against Third Parties to the extent arising out of the Business, any Transferred Asset or any Assumed Liability, including as set forth on Schedule 8.12(a)(xv);
(xvi)   the Company Plans and all rights thereunder and assets thereof;
(xvii)   all leases, licenses, sublicenses and subleases and Contracts (as lessee, licensee, sublicensor or sublicensee) for the Third Party Towers (the “Transferred Third Party Tower Leases”);
(xviii)   all Included Spectrum Assets;
(xix)   all Tax refunds, overpayments or credit attributable to Buyer and its Affiliates under Section 9.6(g);
(xx)   (A) all other assets, properties and rights primarily used in, primarily held for use in or primarily related to the Business and (B) all goodwill to the extent related to the Business; and
(xxi)   all assets set forth on Schedule 8.12(a)(xxi).
(b)   “Excluded Assets” means all assets, properties and rights of Seller and its Subsidiaries as of the Closing, as applicable (including, except where expressly stated otherwise, of the Acquired Companies) in, to or under:
(i)   all Cash of the Asset Transferors or Seller and its Subsidiaries, in each case on hand or held by any bank or other third Person, including any Cash received from the sale of Transferred Assets to the Company or any other Acquired Company and including the Retained Restricted Cash; provided, that the foregoing shall not include any Transferred Cash;
(ii)   all of the Asset Transferor’s and all of Seller’s and its Subsidiaries’ right, title and interest in (A) except for the Transferred Owned Real Property and the Transferred Leases, owned and leased real property and other interests in real property including all such right, title and interest under each real property lease pursuant to which any of the leases (as landlord or tenant), subleases (as sub-landlord or sub-tenant) or otherwise occupies or has any right or interest under any such leased, subleased or otherwise occupied real property, including all improvements, fixtures and appurtenances thereto and rights in respect thereof, and including the real estate leases, subleases set forth on Schedule 8.12(b)(ii), and (B) Owned Towers and the space licensed, leased or subleased (as licensee, lessee or sublessee) on any Revenue Leased Towers; provided, that, for the avoidance of doubt, any shelter or similar facility owned by or leased to Seller or any of its Subsidiaries that is associated with a Tower (whether such Tower is owned by Seller or its Subsidiaries or a Third Party) shall constitute a Transferred Asset;

(iii)   all rights to any Trademark, other than the Trademarks included in the Transferred Owned Intellectual Property or the Acquired Company Owned Intellectual Property, and any and all goodwill of the business connected with the use thereof and symbolized thereby, registrations and applications relating thereto, in each case, other than to the extent licensed or otherwise made available under this Agreement or any other Transaction Agreement (collectively, the “Excluded Trademarks”);
(iv)   any Intellectual Property, other than the Transferred Owned Intellectual Property and the Acquired Company Owned Intellectual Property, in each case, other than to the extent licensed or otherwise made available under this Agreement or any other Transaction Agreement (the “Excluded Intellectual Property”);
(v)   all Software other than the Transferred Owned Software and Software for which the rights to such Software are included in the Acquired Company Owned Intellectual Property or Transferred Owned Intellectual Property, except for Software to the extent licensed under this Agreement or any other Transaction Agreement;
(vi)   all IT Systems, including IT Systems leased or licensed by any Parent or any of its Subsidiaries under any Shared Contract (other than the Split Contracts), other than the Transferred IT Systems or such IT Systems made available pursuant to a Transferred Contract;
(vii)   except for the Transferred Contracts, all Contracts that are not used primarily in the Business, including the Contracts listed on Schedule 8.12(b)(vii);
(viii)   the Seller Benefit Plans other than the Company Plans, and all rights in connection with, and assets of, such Seller Benefit Plans;
(ix)   subject to the provisions of Section 9.8, all rights under any policies of insurance, and any benefits, proceeds or premium refunds payable or paid thereunder or with respect thereto;
(x)   any Excluded Books and Records;
(xi)   except for the Transferred Licenses, all Licenses that are not used primarily in the Business, including the Licenses listed on Schedule 8.12(b)(xi);
(xii)   all causes of action (including counterclaims) and defenses against Third Parties relating to any Excluded Asset or any Excluded Liability;
(xiii)   the assets, rights and properties set forth on Schedule 8.12(b)(xiii);
(xiv)   other than the Acquired Interests, all shares of capital stock or any other equity interests of any Person, including the Excluded Entities and the Retained Partnership and Equity Interests;
(xv)   the Excluded Spectrum Assets and any assets owned, licensed, leased or used by the Excluded Entities, other than (i) the rights of T-Mobile License, LLC contemplated by the Short-Term Spectrum Manager Sublease Agreement (King Street DE Spectrum) and the Short-Term Spectrum Manager Sublease Agreement (Advantage DE Spectrum), (ii) the rights of T-Mobile License, LLC contemplated by the Short-Term Spectrum Manager Lease Agreement and (iii) in the event that the King Street Closing is not consummated as part of the Closing, the King Street Acquired Company Spectrum Leases and, in the event that the Advantage Closing is not consummated as part of the Closing, the Advantage Acquired Company Spectrum Leases; provided, however, that, notwithstanding anything to the contrary in this Section 8.12 or elsewhere in this Agreement, (A) during the period between Closing and the earlier of the King Street Closing the Outside Deferred Closing Date, the lease payments due to King Street under the King Street Acquired Company Spectrum Leases shall be Excluded Liabilities and (B) during the period between Closing and the earlier of the Advantage Closing the Outside Deferred Closing Date, the lease payments due to Advantage under the King Street Acquired Company Spectrum Leases shall be Excluded Liabilities (the lease payments referred to in clauses (A) and (B), the “Excluded DE Lease Payment Liabilities”);

(xvi)   all Tax refunds, overpayments or credit attributable to Seller and its Affiliates (other than the Acquired Companies) under Section 9.6(g);
(xvii)   the bank accounts of the Seller Group members; and
(xviii)   except for those assets expressly identified as “Transferred Assets” in clauses (i) through (xxi) of the definition of “Transferred Assets”, any other assets, properties, rights, Contract and claims of Seller or any of its Subsidiaries (including the Acquired Companies) not primarily used in or primarily related to the Business or expressly described in Section 8.12(a), wherever located, whether tangible or intangible, real, personal or mixed.
(c)   “Assumed Liabilities” means all Liabilities of any Asset Transferor or Seller or any of its Subsidiaries (excluding the Designated Entities) to the extent arising from or relating to the Business or the Transferred Assets, whether direct or indirect, known or unknown, fixed or contingent, accrued or unaccrued, matured or unmatured, or asserted or unasserted, and irrespective of whether the same shall arise prior to, on or following the Closing Date, excluding the Excluded Liabilities. Without limiting the generality of the foregoing, the following Liabilities shall be Assumed Liabilities, in each case, other than the Excluded Liabilities:
(i)   all Liabilities arising under the Transferred Contracts, whether arising prior to, on or after the Closing, including any actions or omissions of Buyer or any of its Affiliates on or after the Closing;
(ii)   all Liabilities of the type reflected on the Reference Balance Sheet;
(iii)   all Liabilities for Taxes (whether assessed or unassessed) applicable to the Business or the Transferred Assets that are attributable to the ownership and operation of the Business or any Transferred Asset for any taxable period beginning after Closing (which for the portion of any Straddle Period beginning on the Closing Date, shall be determined pursuant to Section 9.6(h)), unless such Taxes are indemnifiable by Seller pursuant to Section 12.1(a);
(iv)   all Liabilities for any Transfer Taxes to be borne by Buyer pursuant to Section 9.6(a);
(v)   all Liabilities arising under the Transferred Licenses, whether arising prior to, on or after the Closing Date;
(vi)   all Liabilities relating to any claim by a Third Party to the extent relating to the ownership or operation of the Business, the Transferred Assets or the other Assumed Liabilities;
(vii)   all Liabilities relating to any refunds to the Person pursuant to the Contract, each as set forth on Schedule 8.12(c)(vii);
(viii)   all Liabilities relating to or arising out of (A) the ownership, operation or control of the Business, any Transferred Asset or any successors to any Transferred Assets or any Assumed Liabilities or (B) the lease, use or occupancy of the Owned Real Property, in the case of each of clause (A) or (B), whether arising prior to, on or after the Closing;
(ix)   all Liabilities of any Asset Transferor or Seller or any of its Subsidiaries to pay or perform (A) pursuant to any guaranty or obligation or Encumbrances, security interest or other encumbrance on, or with respect to, any collateral of any Asset Transferor or Seller or any of its Subsidiaries to ensure performance given or made by any Asset Transferor or Seller or any of its Subsidiaries, in each case, to the extent related to the Business (including pursuant to any letter of credit or surety bond), or (B) that otherwise arises as a matter of Law or contract, in each case, to the extent related to or arising out of the Business;
(x)   all Liabilities arising from litigation, arbitration, administrative, workers’ compensation or other Actions, pending or threatened against Seller or any of its Subsidiaries to the extent relating to the Business or the Transferred Assets and all performance obligations under any non-financial settlement obligation to the extent relating to the Business or the Transferred Assets, including the Actions described on Schedule 8.12(c)(x);

(xi)   all Liabilities (A) relating to or arising from (i) the Release or threatened Release of a Hazardous Material at, on, under or from any real property (including, for the avoidance of doubt, any off-site migration of Hazardous Materials), (ii) any exposure to any Hazardous Material, (iii) any non-compliance with or violation of any Environmental Law or (iv) any disposal, transportation or arrangement for transportation or disposal of any Hazardous Material sent to any Third Party property for treatment, storage, recycling, incineration or disposal or (B) otherwise arising under Environmental Law, in each case of clauses (A) and (B), solely to the extent related to the ownership or operation of the Business or the Transferred Assets, whether arising prior to, on or after the Closing Date;
(xii)   all Liabilities under or with respect to the Company Plans;
(xiii)   (A) all Liabilities arising after the Closing from or relating to the Transferred Employees’ employment after the Closing with Buyer or its Affiliates, including the Acquired Companies, (B) any severance and equity acceleration Liabilities arising from or relating to the termination of employment by Seller or its Affiliates of any Offer List Employee who receives, but does not accept, an offer from Buyer that does not comply with the terms of Section 9.7(b) and Section 9.7(d) and (C) all discrimination or similar Liabilities to the extent arising from Buyer’s decisions of which Business Employees to include on the Offer Employee List;
(xiv)   all Liabilities arising from or related to the Third Party Towers and the Transferred Third Party Tower Leases; and
(xv)   the Liabilities set forth on Schedule 8.12(c)(xv).
(d)   Notwithstanding anything to the contrary contained herein, the Acquired Companies (and thus Buyer and its Affiliates) shall not assume and shall not be responsible to pay, perform, satisfy or discharge any Excluded Liabilities. “Excluded Liabilities” means the following Liabilities:
(i)   (A) any Indebtedness of the Seller Group or (B) any Liabilities under any guaranty by any Acquired Company in effect as of the Closing of any Indebtedness of any Third Party;
(ii)   any Transaction Expenses;
(iii)   all Liabilities, including any Taxes, arising from, related to or incurred as a result of the Separation and any transactions described in the Separation Plan;
(iv)   all Indemnified Taxes;
(v)   all Liabilities arising from or relating to any Excluded Asset or the Retained Business;
(vi)   all Liabilities for which Seller or any of its Affiliates is responsible pursuant to the terms of this Agreement;
(vii)   all Liabilities arising from or related to the Excluded Spectrum Assets or Excluded Entities, other than Liabilities arising from or related to (A) the rights of T-Mobile License, LLC contemplated by the Short-Term Spectrum Manager Sublease Agreement (King Street DE Spectrum) and the Short-Term Spectrum Manager Sublease Agreement (Advantage DE Spectrum), (B) the rights of T-Mobile License, LLC contemplated by the Short-Term Spectrum Manager Lease Agreement and (C) in the event that the King Street Closing is not consummated as part of the Closing, the King Street Acquired Company Spectrum Leases and, in the event that the Advantage Closing is not consummated as part of the Closing, the Advantage Acquired Company Spectrum Leases (provided, that, for the avoidance of doubt and notwithstanding the foregoing clause (C), the Excluded DE Lease Payment Liabilities shall be Excluded Liabilities);
(viii)   other than as set forth in Section 8.12(c)(x), (A) all Liabilities arising from litigation, arbitration, administrative, workers’ compensation or other Actions, pending or threatened against Seller or any of its Subsidiaries to the extent relating to the Retained Business or the Excluded Assets and all performance obligations under any non-financial settlement obligation to the extent relating to the Retained Business or the Excluded Assets, (B) any stockholder-related Actions brought against Seller or its Subsidiaries by stockholders in their capacity as stockholders and (C) the Actions described on Schedule 8.12(d)(viii);
(ix)   any Liability of the Seller Group members with respect to any Seller Benefit Plan that is not a Company Plan and any Liability of the Seller Group members with respect to any Company Plan to the extent not related to any Transferred Employee;
(x)   (A) all Liabilities of Seller or its Affiliates to any current or former Business Employees and relating to their employment or termination of employment by Seller or its Affiliates, whether such Liabilities arose or arise before, on or after the Closing, other than the Assumed Liabilities described in Section 8.12(c)(xii) or Section 8.12(c)(xiii);
(xi)   all Liabilities relating to or arising from (A) the Release or threatened Release of a Hazardous Material at, on, under or from any real property (including, for the avoidance of doubt, any off-site migration of Hazardous Materials), (B) any exposure to any Hazardous Material, (C) any non-compliance with or violation of any Environmental Law or (D) any disposal, transportation or arrangement for transportation or disposal of any Hazardous Material sent to any Third Party property for treatment, storage, recycling, incineration or disposal, in each case of clauses (A) through (D), as related to the ownership or operation of the Excluded Assets or the Retained Business, whether arising prior to, on or after the Closing Date;
(xii)   all Excluded DE Liabilities; and
(xiii)   all Excluded DE Lease Payment Liabilities.
Section 8.13   Wrong Pockets.
(a)   To the extent that, during the period starting on the Closing and ending on the date that is three (3) years following the Closing Date, Buyer, Parent or Seller discovers that any properties, assets or rights:
(i)   not intended to be directly or indirectly transferred to Buyer or an Acquired Company pursuant to the transactions contemplated hereby were transferred (or held by the Acquired Companies) at the Closing (each, a “Held Asset”), Buyer shall, and shall cause its Affiliates to (at Seller’s cost and expense) (A) promptly assign and transfer all right, title and interest in such Held Asset to Seller or its designated assignee, and (B) pending such transfer, (1) hold in trust such Held Asset and provide to Seller or its designated assignee all of the benefits associated with the ownership of the Held Asset, and (2) cause such Held Asset to be used or retained as may be reasonably instructed by Seller; or
(ii)   intended to be directly or indirectly transferred to Buyer or an Acquired Company pursuant to the transactions contemplated hereby were not transferred (or held by the Acquired Companies) at the Closing (each, an “Omitted Asset”), Seller shall, and shall cause its Affiliates to (at Seller’s cost and expense) (A) promptly assign and transfer all right, title and interest in such Omitted Asset to Buyer or its designated assignee, and (B) pending such transfer, (1) hold in trust such Omitted Asset and provide to Buyer or its designated assignee all of the benefits associated with the ownership of the Omitted Asset, and (2) cause such Omitted Asset to be used or retained as may be reasonably instructed by Buyer.
(b)   If, following the Closing, (i) Buyer or any Affiliate of Buyer receives any payment that is for the account of Seller or any of its Subsidiaries with respect to the Retained Business or otherwise according to the terms of this Agreement, Buyer shall (or shall cause to be remitted) promptly, and in any event no later than seven (7) business days after the receipt thereof, remit such funds to Seller or an entity designated by Seller (and such payment shall be held for the benefit of Seller until such payment is remitted to Seller or an entity designated by Seller), or (ii) Seller or any of its Subsidiaries receives any payment that is for the account of Buyer or any Affiliate of Buyer with respect to the Business or otherwise according to the terms of this Agreement, Seller shall (or shall cause to be remitted) promptly, and in any event no later than seven (7) business days after the receipt thereof, remit such funds to

Buyer or an entity designated by Buyer (and such payment shall be held for the benefit of Buyer until such payment is remitted to Buyer or an entity designated by Buyer).
Section 8.14   Title Policies.   Buyer, at its own discretion and sole expense, may order preliminary title reports from a nationally recognized title company (the “Title Company”) with respect to any of the Owned Real Property (the property covered by such reports being referred to herein as the “Titled Property”). Seller and its Affiliates shall use reasonable best efforts in cooperating with Buyer and the Title Company in connection with any efforts by Buyer to obtain title insurance policies for the Titled Property on behalf of itself and/or its lender, including by providing customary affidavits and other similar instruments as are reasonably required by the Title Company for the deletion of any standard or printed exceptions in any title insurance policies issued pursuant thereto that are customarily deleted by virtue of a seller delivering such instruments in comparable commercial real estate transactions in the state in which the Titled Property which is the subject of such title insurance policy is located; provided, however, that such customary affidavits and other similar instruments shall not include any non-imputation affidavits or non-imputation affidavits indemnities.
ARTICLE IX
ADDITIONAL AGREEMENTS
Section 9.1   Use of Names.
(a)   Effective as of the Closing Date, Seller (on behalf of itself and its Affiliates) hereby grants to Buyer and its Affiliates (including the Acquired Companies after the Closing) a non-exclusive, royalty-free, fully paid up license to use the Excluded Trademarks used in connection with the Business (collectively, the “Seller Licensed Trademarks”), (i) for a period ending on twelve (12) months after Closing, (ii) in connection with the operation of the Business, and (iii) in a manner identical (or substantially similar in all material respects) to the manner in which the Seller Licensed Trademarks were used by the Parent Group, the Seller Group and their Affiliates (including the Acquired Companies) in connection with the operation of the Business immediately prior to the Closing Date, it being understood that Buyer shall not be required to cease using, or be required to remove or redact Seller Licensed Trademarks from stationery, employee manuals, handbooks and related materials existing as of the Closing Date, or any personal property included in the Transferred Assets, IT Systems or Business Software, in each case, that are used solely for internal purposes. Nothing herein shall prevent, restrict or otherwise limit Buyer or its Affiliates from (A) accurately describing the historical or factual relationship among the Business, the Acquired Companies, the Retained Business or Seller and its Subsidiaries or otherwise using the Seller Licensed Trademarks in a descriptive manner, or (B) making any use of the Seller Licensed Trademarks that (1) would constitute “fair use” or otherwise not be prohibited under applicable Law if such use were made by a third party, or (2) is otherwise required under applicable Law.
(b)   Effective as of the Closing Date, Buyer (on behalf of itself and its Affiliates) hereby grants to Seller and its Subsidiaries (excluding the Acquired Companies after the Closing) a non-exclusive, royalty-free, non-sublicensable, fully paid up license to use the Trademarks consisting of the “USCELLULAR” name and logo included in the Business Intellectual Property to the extent used by the Seller Group in connection with the Retained Business (such Trademarks, collectively, the “Buyer Licensed Trademarks”), (i) for a period ending on twelve (12) months after Closing, for the following administrative activities of the Retained Business: (1) making payments to landlords, (2) making payments to vendors or (3) receiving payments from customers; in each case of (1)-(3), in a manner identical (or substantially similar in all material respects) to the manner in which the Buyer Licensed Trademarks were used by the Seller Group in connection with such activities immediately prior to the Closing Date; and (ii) for a period ending on six (6) months after the Closing to use and display the Buyer Licensed Trademarks for other activities of the Retained Business in which the Buyer Licensed Trademarks were used immediately prior to the Closing, in each case, solely (x) if such Buyer Licensed Trademarks were used on the relevant items or in such activities as of the Closing Date and (y) in a manner identical (or substantially similar in all material respects) to the manner in which the Buyer Licensed Trademarks were used by the Seller Group on such items or in such activities immediately prior to the Closing. Seller shall ensure that the quality of all goods and services offered or sold under any of the Buyer Licensed Trademarks under this Section 9.1(b) shall be at least as high as the quality maintained for such goods and services as of the Closing and Buyer shall have the right to exercise quality control (including to request samples from time to time) over the use of the Buyer Licensed Trademarks under this Section 9.1(b), including to require Seller and its Subsidiaries to suspend any use that is not compliant with this Section 9.1(b) and Seller and its Subsidiaries shall comply with such requirement. Buyer may, from time to time, request in writing, and Seller shall provide, a reasonable number of samples, where applicable, or a description of depictions of Seller’s and its Subsidiaries’ use of the Buyer Licensed Trademarks to verify compliance with this Section 9.1(b). Nothing herein shall prevent, restrict or otherwise limit Parent, Seller or any of their Affiliates from (A) accurately describing the historical or factual relationship among the Parent Group, the Seller Group, the Retained Business, the Acquired Companies and/or the Business or otherwise using the Buyer Licensed Trademarks in a descriptive manner, or (B) making any use of the Buyer Licensed Trademarks that (1) would constitute “fair use” or otherwise not be prohibited under applicable Law if such use were made by a third party, or (2) is otherwise required under applicable Law.
Section 9.2   License to Intellectual Property.
(a)   Effective as of the Closing Date, Seller and Parent (each on behalf of itself and its Affiliates) hereby grants to Buyer and the Acquired Companies a perpetual, irrevocable, non-transferable (except in whole or in part in connection with a sale of all of the Business or a material portion of the Business in connection with which the Licensable Retained Intellectual Property is used), non-sublicensable (except to Affiliates of Buyer, service providers and customers (including through multiple tiers)) and worldwide, non-exclusive, fully paid up, royalty-free license under the Licensable Intellectual Property (other than Trademarks and Internet domain names) owned by Seller or Parent or their Affiliates as of the Closing that was used in the operation of the Business immediately prior to the Closing (the “Licensable Retained Intellectual Property”), to use, reproduce, publish, display, perform, make, have made, modify, improve, create derivative works of, sell, offer for sale, import or otherwise exploit any product or service in connection with the operation of the Business as operated immediately prior to the Closing and natural evolutions thereof.
(b)   Effective as of the Closing Date, Buyer (on behalf of itself and its Affiliates, including the Acquired Companies) hereby grants to Seller and its Affiliates a perpetual, irrevocable, non-transferrable (except in whole or in part in connection with a sale of all of the Retained Business or a material portion of the Retained Business in connection with which the Licensable Business Intellectual Property is used), non-sublicensable (except to Affiliates of Seller, service providers and customers (including through multiple tiers)) and worldwide, non-exclusive, fully paid up, royalty-free license under the Business Intellectual Property (other than Trademarks and Internet domain names), to the extent Licensable, owned by Buyer or any of its Affiliates (including the Acquired Companies) as of the Closing that was used in the operation by the Parent Group or the Seller Group of the Retained Business immediately prior to the Closing, to use, reproduce, publish, display, perform, make, have made, modify, improve, create derivative works of, sell, offer for sale, import or otherwise exploit any product or service in connection with the operation by the Parent Group or the Seller Group of the Retained Business as operated immediately prior to the Closing and natural evolutions thereof, but not in connection with the field of the Business.
Section 9.3   Other Intellectual Property Matters.
(a)   At the Closing (or, with respect to any item that is immaterial to the Business, as soon as reasonably practicable thereafter), Seller shall use reasonable best efforts to deliver or cause to be delivered to Buyer, in each case, to the extent in the possession of Parent or any of its Subsidiaries and not already located within the Real Property, embodiments of all Business Intellectual Property. Without limiting the foregoing, if, following the Closing Date, Buyer or Seller identifies any embodiments of Business Intellectual Property that are in the possession or control of Parent or any of its Subsidiaries, Seller shall, upon Buyer’s written request, use commercially reasonable efforts to promptly deliver, or cause to be delivered, such embodiments to Buyer.
(b)   The Parties agree to use reasonable best efforts to execute any further agreements or other documents and take any other commercially reasonable actions that are reasonably determined by Buyer and Seller to be required for facilitating the transfer to Buyer of the Business Data and to render the transfer of Business Data contemplated in Section 8.12(a)(x) permissible and lawful under applicable Privacy Requirements.
(c)   As soon as reasonably practicable, after the Closing Date, Seller shall use reasonable best efforts to deliver or cause to be delivered to Buyer, in each case, to the extent in the possession of Parent or any of its Subsidiaries and not already located within the Real Property, prosecution files (including, to the extent in such files, dates of first use and associated documents of first use with respect to Trademarks), dockets and registration certificates pertaining to the Business Registered Intellectual Property and any related opinions of counsel and correspondence relating thereto. Without limiting the foregoing, if, following the Closing Date, Buyer or Seller identifies any prosecution files, dockets, registration certificates, related opinions of counsel, or correspondence related thereto, that are in the possession or control of Parent or any of its Subsidiaries, Seller shall, upon Buyer’s written request, use commercially reasonable efforts to promptly deliver, or cause to be delivered, such files, dockets, registration certificates, related opinions of counsel, or correspondence related thereto, to Buyer.
(d)   As of and following the Closing Date, except as expressly permitted in Section 9.1(b) or Section 9.2(b) of this Agreement, Seller will not, directly or indirectly, and will cause its Affiliates not to, directly or indirectly, (i) exploit, disclose or make use of all or any part of the Business Intellectual Property (including any Trademarks included therein and any confusingly similar Trademarks) or (ii) attempt to apply for, register, defend or enforce registrations for, and rights in, Business Intellectual Property worldwide (or interfere with Buyer’s efforts to apply for, register, defend or enforce such registrations and rights worldwide).
(e)   No later than twelve (12) months following the Closing Date, Seller shall, and shall cause its Affiliates to change Seller’s and its Affiliates’ applicable corporate and business names and d/b/a names (including with any applicable Governmental Body) to a name that does not include, and that is not confusingly similar to, any Trademarks included in the Business Registered Intellectual Property. For the avoidance of doubt, this Section 9.3(e) shall not, and shall not be construed to, expand the scope of the license rights granted by Buyer to Seller and its Subsidiaries under Section 9.1(b).
(f)   As of and following the Closing Date, Seller will use reasonable best efforts to not, and will cause its Affiliates not to, directly or indirectly, exploit or make use of any Trademark or Internet domain name that includes both any Excluded Trademark and any Trademark included in the Business Intellectual Property (or any confusingly similar Trademark) (“Combined Trademarks” and “Combined Domain Names”, respectively). As soon as reasonably practicable after the Closing Date, but no later than one hundred eighty (180) days after the Closing Date, Seller shall, and will cause its applicable Affiliates to, affirmatively abandon any registrations or applications owned by Seller or any of its Affiliates for any Combined Trademarks and cancel any Internet domain names owned by Seller or any of its Affiliates that constitute Combined Domain Names and, subject to Section 9.1(b), cease all uses of any Combined Trademarks or Combined Domain Names; provided that nothing in this Section 9.3(f) shall prevent Seller or any of its Affiliates from making use of any Combined Trademark (i) that (1) would constitute “fair use” or otherwise not be prohibited under applicable Law if such use were made by a third party or (2) is otherwise required under applicable Law; or (ii) accurately describing the historical or factual relationships among Seller and the Acquired Companies or the Business or otherwise using the Combined Trademarks in a descriptive manner.
(g)   At the Closing, Parent shall complete the actions set forth on Schedule 9.3(g).
Section 9.4   Access to Information.   After the Closing, Buyer shall, and shall cause its Affiliates to, preserve, in accordance with Buyer’s, or its applicable Affiliates’, standard document retention policies and until such date as may be required by Buyer’s or its applicable Affiliates’ standard document retention policies (but for not less than six (6) years from the Closing Date or such later date as may be required by applicable Law) (the “Retention Period”), all pre-Closing Date books and records of the Acquired Companies and the Business possessed or controlled by such Person. During such period, upon any reasonable request from Parent, Seller or any of their Representatives, Buyer or any of its Affiliates holding such books and records shall (i) provide to Parent, Seller or any of their Representatives reasonable access to such books and records during normal business hours; provided, however, that such access shall not unreasonably interfere with the conduct of the business of Buyer or any of its Affiliates holding such books and records and

(ii) permit Parent, Seller or any of their authorized Representatives to make copies of such books and records, in each case, at no cost to Seller or its applicable Representatives (provided that Seller will reimburse Buyer for reasonable out-of-pocket costs or expenses incurred by Buyer). Nothing herein shall require Buyer or any of its Affiliates to disclose any information to Parent or Seller if such disclosure would (A) jeopardize any applicable attorney-client privilege, the work product immunity or any other applicable legal privilege or similar doctrine, (B) contravene any applicable Law or contractual confidentiality obligation, (C) jeopardize the health and safety of any employee of Buyer or any of its Subsidiaries, in light of COVID-19 or any COVID-19 Measures or (D) result in competitive harm to Buyer or any of its Subsidiaries (it being understood that Buyer shall use its reasonable best efforts to make other arrangements (including redacting information or entering into joint defense agreements), in the case of each of clauses (A) to (D), that would enable any otherwise required disclosure to Parent, Seller or their Representatives to occur without so jeopardizing any such privilege or immunity or contravening such applicable Law or contractual confidentiality obligation, or jeopardizing health and safety or resulting in competitive harm) or (E) (except as provided in Section 9.6(b)) require Buyer or any of its Affiliates to disclose its Tax records (except for Tax records of, or with respect to, the Business Subsidiaries). Such books and records may be requested under this Section 9.4 for any reasonable business purposes, including to the extent reasonably required in connection with accounting, litigation, financial reporting, federal securities disclosure, compliance with contractual obligations of Parent, Seller or any of their Affiliates or performance of the Excluded Liabilities.
Section 9.5   Books and Records; Financial Reporting.
(a)   In connection with the Closing, (i) at the Closing, all tangible books and records primarily related to the Acquired Companies and the Business shall be transferred to Buyer, including by possession of the Real Property and (ii) promptly following Closing, Seller shall transfer, or cause to be transferred, to Buyer all tangible books and records primarily related to the Acquired Companies and the Business and original corporate records of the Acquired Companies relating to the legal existence, ownership and corporate governance of the Acquired Companies, in each case, that are not located on the Real Property or otherwise possessed or controlled by the Acquired Companies (including any records to be made available to Buyer as set forth in the definition of Excluded Books and Records). Prior to the Closing, Seller and Buyer shall cooperate in good faith to develop and implement a plan that will result in the delivery or transfer of, or post-Closing access to, all other books and records to the extent related to the Acquired Companies and the Business to Buyer or the Acquired Companies at, or as soon as reasonably practicable following, the Closing. Subject to Section 9.5(a), except as otherwise required by applicable Law, the Parent Group and the Seller Group shall have the right to retain copies of all books and records of the Acquired Companies and the Business relating to periods ending on or prior to the Closing Date, in each case, that primarily relate to the Retained Business. Notwithstanding anything in this Agreement to the contrary, the Parent Group and the Seller Group shall have the right to retain the Excluded Books and Records (subject to the obligations to deliver certain records to Buyer as set forth in the definition of Excluded Books and Records).
(b)   After the Closing, Seller shall, and shall cause its Affiliates to, preserve, in accordance with Seller’s, or its applicable Affiliates’, standard document retention policies and until the earlier to occur of (i) such date as such books and records are transferred to Buyer or its Affiliates or (ii) the end of the Retention Period, all pre-Closing Date books and records of the Acquired Companies and the Business (including any Business Data) that have not been transferred to Buyer. During such period, upon any reasonable request from Buyer or its Representatives, the member of the Seller Group holding such books and records shall (i) provide to Buyer or any of its Representatives reasonable access to such books and records during normal business hours; provided, however, that such access shall not unreasonably interfere with the conduct of the business of Seller or any of its Affiliates holding such books and records and (ii) permit Buyer or any of its authorized Representatives to make copies of such books and records, in each case, at no cost to Buyer or its applicable Representatives (provided that Buyer will reimburse Seller for reasonable out-of-pocket costs or expenses incurred by Seller). Nothing herein shall require Parent, Seller or any of its Affiliates to disclose any information to Buyer if such disclosure would (A) jeopardize any applicable attorney-client privilege, the work product immunity or any other applicable legal privilege or similar doctrine, (B) contravene any applicable Law or contractual confidentiality obligation, (C) jeopardize the health and safety of any employee of Seller or any of its Subsidiaries, in light of COVID-19 or any COVID-19 Measures or (D) result in competitive harm to Seller or any of its Subsidiaries, it being understood that Seller shall use its reasonable best efforts to make other arrangements (including redacting information or entering into joint defense agreements), in the case of each of clauses (A) to (D), that would enable any otherwise required disclosure to Buyer or its Representatives to occur without so jeopardizing any such privilege or immunity or contravening such applicable Law or contractual confidentiality obligation or jeopardizing health and safety or resulting in competitive harm or (E) require Parent, Seller or any of its Affiliates to disclose its Tax records (except for Tax records exclusively of, or with respect to, the Acquired Companies or the Business). Such books and records may be requested under this Section 9.5(b) for any reasonable business purpose, including to the extent reasonably required in connection with accounting, litigation, financial reporting, federal securities disclosure, compliance with contractual obligations of Buyer or any of its Affiliates or review of the Closing Statement.
(c)   To the extent that Buyer and its Affiliates receive books and records that contain or reflect information related to the Retained Business, Buyer and its Affiliates shall treat such information as confidential information and protect such information in accordance with the business practices that Buyer or its Affiliates take with respect to confidential information of Buyer or its Affiliates.
Section 9.6   Tax Matters.
(a)   Liability for Transfer Taxes.   Any and all real property transfer, sales, use, value added, stamp, stock transfer, documentary, recording, registration, conveyance, intangible property transfer, personal property transfer, gross receipts, duty, securities transactions or other similar fees or Taxes or governmental charges (together with any interest or penalty, addition to Tax or additional amount imposed) as levied by any taxing authority or other Governmental Body (“Transfer Taxes”) imposed on (i) the transfer of the Acquired Interests from Seller to Buyer and (ii) the transfer of the Included King Street Licenses and Included Advantage Spectrum Licenses by the Designated Entities to Buyer shall, in each case, be borne fifty percent (50%) by Seller and fifty percent (50%) by Buyer. For the avoidance of doubt, all Transfer Taxes imposed in respect of the implementation of the Separation Plan shall be borne by Seller. Notwithstanding Section 9.6(b) of this Agreement, which shall not apply to Tax Returns relating to Transfer Taxes, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local Law for filing such Tax Returns, and such party shall use its reasonable best efforts to provide such Tax Returns to the other party at least ten (10) days prior to the due date for such Tax Returns.
(b)   Tax Returns.
(i)   Seller shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) (A) all Tax Returns that are required to be filed by or with respect to any Acquired Company on a combined, consolidated or unitary basis with Parent, Seller or any Affiliate thereof (a “Seller Consolidated Return”), (B) all Income Tax and other material Tax Returns that are required to be filed by an Acquired Company for a taxable period ending on or before the Closing Date (a “Seller Pre-Closing Return”) and (C) all other Tax Returns that are required to be filed on or prior to the Closing Date by or with respect to any Acquired Company and the operation of the Business. To the extent a Seller Pre-Closing Return is to be filed after the Closing Date, Seller shall deliver such Tax Return to Buyer for its review and comment at least thirty (30) days prior to the applicable filing deadline, in the case of Tax Returns that are filed on an annual basis, and at least ten (10) days prior to the applicable filing deadline, in the case of Tax Returns that are filed on a more frequent basis, and shall take into account all reasonable comments provided by Buyer with respect thereto.
(ii)   Buyer shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns not described in clause (i) that are required to be filed after the Closing Date by any Acquired Company for any Pre-Closing Tax Period (including the portion of any Straddle Period ending on the Closing Date) (a “Buyer Pre-Closing Return” and each Buyer Pre-Closing Return and Seller Pre-Closing Return a “Pre-Closing Return”). To the extent a Buyer Pre-Closing Return is an Income Tax or other material Tax Return, Buyer shall deliver such Tax Return to Seller for its review and comment at least thirty (30) days prior to the applicable filing deadline, in the case of Tax Returns that are filed on an annual basis, and at least ten (10) days prior to the applicable filing deadline, in the case of Tax Returns that are filed on a more frequent basis, and shall take into account all reasonable comments provided by Seller with respect thereto.
(iii)   Neither Buyer nor any Affiliate of Buyer shall (or shall cause or permit any Acquired Company to) make or change any Tax election, amend, re-file or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Acquired Companies or the Business for a Pre-Closing Tax Period or take any other action that could increase any Tax Liability, result in an obligation for Seller to make a payment under Section 12.1(a)(iii) or reduce any Tax benefit in respect of any Pre-Closing Tax Period, in each case, without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed).
(iv)   To the extent permitted by applicable Law, the Parties agree to file all Tax Returns (A) by treating all of the transactions and other actions described in the Transaction Agreements as not being subject to the “next day” rule of Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and (B) by giving effect to the “next day” rule of Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) with respect to any other transactions or other actions taken, or caused to be taken, by Buyer or its Affiliates after the Closing and on the Closing Date.
(c)   Tax Contests.
(i)   Notice.   If notice or threat of a Tax Contest is received in writing from any Governmental Body which, if successful, would reasonably be expected to result in an indemnity payment pursuant to Section 12.1(a), Buyer shall promptly notify Seller in writing of such notice (and provide copies of any documents received from the Governmental Body in respect of such Tax Contest) no later than fifteen (15) days after such notice or threat is first received; provided, that the failure to provide such notice shall not release Seller from any of its obligations under Article XII except to the extent Seller is materially and adversely prejudiced by such failure. Such notice by Buyer shall specify in reasonable detail the basis for such Tax Contest to Buyer’s knowledge.
(ii)   Partnership Audit Rules and Partnership Tax Contests.   Nothing in the Transaction Agreements shall prohibit Buyer from making an election pursuant to Section 6226(a) of the Code (or any corresponding elections under state and local Law) with respect to a Tax Contest of any Acquired Partnership that relates to a Pre-Closing Tax Period or a Straddle Period. In addition, in the event the IRS (or any state or local Tax authority) issues a notice of selection for examination or a notice of any administrative proceeding for an Acquired Partnership under the Partnership Audit Rules for a Pre-Closing Tax Period or a Straddle Period, nothing in this Section 9.6 shall prohibit Buyer from causing such Acquired Partnership to revoke the designation of a partnership representative and/or appointment of a designated individual for such taxable year and to appoint (or designate), in its sole discretion, a new partnership representative and/or designated individual. Seller and Parent shall use reasonable best efforts to cooperate with Buyer and to provide assistance as reasonably requested by Buyer in connection with (1) an election or elections under Section 6226 of the Code, and (2) such revocation and appointment, including by causing any applicable Affiliates to sign such revocation in accordance with Treasury Regulation Section 301.6223-1(e) and any forms, instructions, and other guidance prescribed by the IRS required to effectuate the revocation or appointment of a partnership representative and/or designated individual; provided that Buyer shall inform Seller of the revocation or appointment of any new partnership representative and/or designated individual within ten (10) days or such revocation or appointment.
(iii)   Seller Consolidated Return Contests.   Seller shall control, at its own cost and expense, any Tax Contest with respect to a Seller Consolidated Return; provided that, to the extent such contest would reasonably be expected to affect the Tax Returns or Tax Liability of the Acquired Companies for a taxable period (including portion thereof) beginning after the Closing Date, Seller shall keep Buyer reasonably informed of any material development with respect to such contest.
(iv)   Pre-Closing Return Contests.   Seller shall have the right to control, at its own cost and expense, any Third Party Claim that is a Tax Contest with respect to a Pre-Closing Return which,

if decided adversely, would be expected to constitute an Excluded Liability under this Agreement; provided, that Seller shall allow Buyer a reasonable opportunity to participate in the defense of such Tax Contest with its own counsel and at its own cost and expense. Seller shall be authorized to consent to a settlement of, or the entry of any judgment arising from, such settlement; provided, however, that prior to giving such consent, Seller shall consider Buyer’s comments in good faith to the extent that such proposed settlement or judgment is reasonably expected to adversely and disproportionately affect Buyer or its Affiliates.
(v)   Overlap with Section 12.3.   In the event of any conflict between Section 12.3 and this Section 9.6(c), this Section 9.6(c) shall control.
(d)   Assistance and Cooperation.   After the Closing Date, each of Seller and Buyer shall (and cause their respective Affiliates to) use reasonable best efforts (at the cost and expense of the requesting Party) to:
(i)   assist the other Party in preparing any Tax Returns which such other Party is responsible for preparing and filing in accordance with Section 9.6(b);
(ii)   cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns that are required to be filed by or with respect to the Acquired Companies or the Business;
(iii)   make available to the other and to any taxing authority as reasonably requested all information, records and documents (other than Excluded Books and Records, and for the avoidance of doubt subject to the limitations of Section 9.6(b)) relating to Taxes imposed with respect to the Business, including the “corporate alternative minimum tax” under Section 55(b)(2) of the Code;
(iv)   furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such Tax; and
(v)   timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 9.6(a) (relating to sales, transfer and similar Taxes).
(e)   Election Under Section 338(h)(10).   As indicated in Section 5.6(j), only three Acquired Companies will be corporations for U.S. federal tax purposes at Closing: the Company, USCC Purchase, LLC and, assuming Buyer makes the Stock Purchase Request, USCC Services. Parent and Buyer shall make a joint election for the Company and USCC Purchase, LLC under Section 338(h)(10) of the Code and under any similar provisions of state or local Law (the elections described in this sentence that Parent and Buyer are to jointly make, the “Section 338(h)(10) Elections”). Buyer and Seller shall each deliver, or cause to be delivered, completed and executed copies of IRS Form 8023, required schedules thereto, and any similar state forms at the Closing in accordance with Section 4.3 and Section 4.4, respectively. If any changes are required in these forms as a result of information which is first available after these forms are prepared, the parties will promptly make such changes. Parent, Seller and Buyer shall cooperate with each other and take all actions necessary and appropriate to timely file the IRS Form 8023 and to effect and preserve the Section 338(h)(10) Elections.
(f)   Allocation Schedules.   Within thirty (30) days following the determination of the Final Working Capital, Buyer shall deliver to Parent and Seller schedules (the “Allocation Schedules”) allocating the Purchase Price (including, for this purpose, any Liabilities assumed) among (i) the assets of the Company (including all of the assets of the applicable Business Subsidiaries that are transparent for U.S. federal income tax purposes or with respect to which a Section 338(h)(10) Election is made) and (ii) in the event that Buyer makes the Stock Purchase Request, the equity of USCC Services. The Allocation Schedules shall be prepared in accordance with the methodologies set forth on IRS Form 8883. If, within thirty (30) days following delivery of the Allocation Schedules, Parent or Seller notifies Buyer in writing of its disagreement with the Allocation Schedules, Parent, Seller and Buyer shall endeavor to resolve such disagreement, and if they are able to do so shall make such revisions to the Allocation Schedules to reflect such resolution, which shall be final and binding, meaning each of Parent,

Seller and Buyer agrees that neither it nor any of its Affiliates shall file any Tax Returns in a manner that is inconsistent with the Allocation Schedules as finally determined. If, within thirty (30) days following such notification by Parent or Seller to Buyer, Parent, Seller and Buyer are unable to resolve any disagreement, Parent, Seller and Buyer shall each be entitled to adopt their own positions regarding the Allocation Schedules for all applicable Tax purposes.
(g)   Refunds.   Each of Seller (and its Affiliates, other than the Acquired Companies) and Buyer (and its Affiliates, including the Acquired Companies) shall be entitled to retain, or receive prompt payment from the other Party with respect to, any refund or credit (in lieu of a refund) of Taxes (including, for the avoidance of doubt, overpayments of estimated Taxes) after such refunds are received or credits or overpayments are actually realized, which are described in Section 12.1(a) (which refunds or credits shall be for Seller’s account), except to the extent such refund or credit (x) was specifically reflected in the calculation of the Final Closing Indebtedness Amount or Final Working Capital or Section 12.2(a)(ii) (which refunds or credits shall be for Buyer’s account) or (y) does not exceed the amount that is due and payable by Seller to the Buyer Indemnified Parties pursuant to Section 12.1(a) with respect to a claim for indemnification that has been “finally determined” (wthin the meaning of Section 12.4); provided that (i) in the event a Governmental Body subsequently disallows any such refund or credit in respect of which either of Buyer or Seller has made a payment to the other pursuant to this Section 9.6(g), the recipient of such payment shall pay, or reimburse the paying Party for, the amount of such refund or credit required to be repaid to the Governmental Body, and (ii) a credit or overpayment shall be deemed actually realized when it reduces a Tax that would otherwise have been paid (as measured on a “with and without” basis). To the extent a Tax liability specifically reflected in the Final Closing Indebtedness Amount or Final Working Capital exceeds the amount of such Tax actually paid by Buyer or the Acquired Companies, such difference shall be treated as a refund or credit which Seller is entitled to retain, or receive prompt payment from Buyer with respect to, as described in the prior sentence. Buyer or Seller shall, if the other Party so reasonably requests, use reasonable best efforts to file for and obtain or cause any Acquired Company to file for and obtain, any refunds or credits to which the requesting Party is entitled under this Section 9.6(g), and shall remit to the requesting Party the amount of such refund or credit to which such Party is entitled pursuant to this Section 9.6(g). Buyer shall be entitled to retain, or receive prompt payment from Seller with respect to any refund or credit of Taxes of the Acquired Companies other than such Taxes described in the first sentence of this Section 9.6(g).
(h)   Apportionment.   For purposes of this Agreement, in order to apportion Taxes relating to a Straddle Period, the Parties hereto shall, to the extent permitted or required under applicable Law, treat the Closing Date (as of the end of the Closing Date) as the last day of the taxable year or period of the Acquired Companies for all Tax purposes. In any case where applicable Law does not permit the Acquired Companies to treat the Closing Date as the last day of the taxable year or period, the portion of any Taxes that are allocable to the Pre-Closing Tax Period shall be (x) in the case of Taxes that are imposed on a periodic basis, the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis (such as real property taxes), the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Closing Date (as of the end of the Closing Date) and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and (y) in the case of Taxes not described in (x), the amount that would be payable if the taxable year or period ended on the Closing Date (as of the end of the Closing Date) based on an interim closing of the books (and for such purpose, the taxable period of any entity in which the Acquired Companies hold a beneficial interest will be deemed to terminate at such time). For purposes of clause (y) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis, determined by multiplying the entire amount of such item allocated to the Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.
(i)   Transaction Tax Deductions.   To the maximum extent permitted by applicable Law at a “more likely than not” or higher level of comfort, (A) all Transaction Tax Deductions shall be reported in the Pre-Closing Tax Periods (and otherwise treated as attributable to Pre-Closing Tax Periods), and (B) seventy percent (70%) of all success-based fees, as defined in Treasury Regulation Section 1.263(a)-5(f), paid by any of the Acquired Companies shall be treated as deductible in accordance with Revenue Procedure 2011-29, 2011-18 I.R.B. 746.
(j)   Tax Sharing Agreements.   All Tax sharing agreements, arrangements, policies and guidelines, formal or informal, express or implied, that may exist between an Acquired Company and Seller or its Affiliates (other than an Acquired Company) and all rights and obligations thereunder shall terminate as of the Closing Date, and no Acquired Company shall have liability thereunder following such termination.
(k)   Escrow Amount.
(i)   The Parties acknowledge and agree that Buyer shall be treated as the owner of the King Street Escrow Fund and the Advantage Escrow Fund and required to include any interest or other income earned thereon for U.S. federal income tax purposes, and Buyer and Seller agree to reflect such foregoing agreement in the Escrow Agreement.
(ii)   On or before March 15th of each year and immediately prior to (or in connection with) the final release of the King Street Escrow Fund and/or the Advantage Escrow Fund, as applicable, the Parties agree that the Escrow Agent shall release to Buyer an amount (each, a “Tax Distribution”) equal to (i) the sum of all interest and earnings earned from the investment and reinvestment of the King Street Escrow Fund and/or the Advantage Escrow Fund, as applicable, from January 1st of the prior calendar year through December 31st of the prior calendar year (or, in the case of the final Tax Distribution, from January 1st of the then-current year to the date of such release, but reduced by any imputed interest deduction generated by such release), multiplied by (ii) Buyer’s actual combined U.S. federal, state and local effective tax rate for the taxable period from January 1st of the prior calendar year through December 31st of the prior calendar year (or, in the case of the final Tax Distribution, from January 1st of the then-current year to the date of such release), as provided by Buyer in good faith (the “Actual Tax Rate”).
(l)   Treatment of Deferred Revenue.   Each of Parent, Seller and Buyer agree to treat any deferred revenue in connection with Buyer’s assumption of the obligations of the Business or any Acquired Company to provide goods or services under any Contracts for which customer deposits were received on or prior to the Closing Date in accordance with the method set forth under Commissioner v. Oxford Paper Co., 194 F.2d 190 (2d Cir. 1952).
(m)   Stock Purchase Request.   Buyer shall have the option, at any time prior to the Satisfaction Date, to notify Seller and Parent whether Buyer would prefer to acquire the equity of USCC Services without undertaking the F Reorganization and without making a Section 338(h)(10) Election with respect to such acquisition (the “Stock Purchase Request”). If Buyer makes the Stock Purchase Request, then the calculation of the Purchase Price shall include a reduction for the Stock Purchase Request Reduction Amount, as contemplated by Section 4.2 and Section 4.5. If Buyer does not make the Stock Purchase Request prior to the Satisfaction Date, then the F Reorganization and the sale of the equity of USCC Services shall proceed as described in the Separation Plan (with the F Reorganization being fully completed no later than the earlier of (i) the transfer of USCC Services to the Company and (ii) one day prior to the Closing Date) and no reduction in the Purchase Price shall occur.
Section 9.7   Employees and Employee Benefits.
(a)   Update of Business Employee Census.   Following the date of this Agreement, within ten (10) business days following a written request by Buyer, Seller shall deliver to Buyer an updated Business Employee Census for the Business Employees as of the date of Buyer’s written request. Buyer may make up to three (3) requests for updated Business Employee Census, so long as such updates are requested no later than fifteen (15) business days before the Closing Date.
(b)   Offer Employee List.   No later than nine (9) months after the date hereof, Buyer shall deliver to Seller an initial list of the Business Employees to whom Buyer or its Affiliates have made or shall make, subject to passing background and customary checks, offers of employment (such list, the

“Offer Employee List,” and such Business Employees, the “Offer List Employees”) in accordance with the procedures set forth on Schedule 9.7(b). Each delivery of the Offer Employee List shall be made in good faith by Buyer. At least twenty (20) business days prior to the Closing Date (as reasonably estimated by Seller and Buyer), Buyer or one of its Affiliates shall make offers to the Offer List Employees to become employed as of the Closing with an Affiliate of Buyer specified by Buyer. Without limiting the foregoing, any offer of employment Buyer or one of its Affiliates makes to any Offer List Employee shall comply with Section 9.7(d), not be conditioned on a relocation of employment by more than 50 miles, and otherwise be on such terms and conditions as determined by Buyer in its sole discretion (but not inconsistent with the terms of this Agreement).
(c)   Transfers of Employment by Seller and Offers of Employment by Buyer to Offer List Employees.    Prior to the Closing Date, Seller shall cause the Acquired Companies to transfer the employment of each Business Employee to Seller or one of its Affiliates other than an Acquired Company. Effective as of the Closing, Seller shall or shall cause its Affiliate, as applicable, to terminate the employment of each Offer List Employee who accepts employment with Buyer or one of its Affiliates, and Buyer shall or shall cause one of its Affiliates to employ such Offer List Employee in accordance with the terms of the offer made to such Offer List Employee pursuant to Section 9.7(b). Effective immediately prior to the Closing, unless otherwise consented to by Buyer, Seller shall terminate the employment of each Offer List Employee who receives an offer from Buyer that complies with the terms of Section 9.7(b) and Section 9.7(d) but does not accept such offer. Seller shall bear all costs and Liabilities related to the termination of employment or services of any Business Employee who is neither an Offer List Employee nor a Retained Business Employee, or who is an Offer List Employee but does not accept an offer of continued employment from Buyer or one of its Affiliates that complies with the terms of Section 9.7(b) and Section 9.7(d), and all such Liabilities shall be Excluded Liabilities for purposes of this Agreement. Buyer and Seller intend that none of the transactions contemplated by this Agreement, including the transfer or termination of an Offer List Employee’s employment pursuant to this Section 9.7(c), shall trigger severance or similar payments or benefits under any Seller Benefit Plans.
(d)   Compensation and Benefits Following Closing.   For a period of twelve (12) months following the Closing Date (or if earlier, except for with respect to clause (iv), until the date the Transferred Employee ceases to be employed by Buyer and its Affiliates), Buyer shall provide, or cause one of its Affiliates to provide, each Transferred Employee with (i) in the case of Transferred Employees who were eligible for annual short-term cash incentive opportunities immediately prior to the Closing Date, a base salary or wage rate, as applicable, and a target annual short-term cash incentive opportunity (including for the post-Closing portion of the performance period in effect as of the Closing) that, in each case, is no less favorable than the base salary or wage rate, as applicable, and target annual short-term cash incentive opportunity provided to such Transferred Employee immediately prior to the Closing Date, (ii) in the case of Transferred Employees who were not eligible for annual short-term cash incentive opportunities immediately prior to the Closing Date, a base salary or wage rate, as applicable, and a target short-term cash incentive and/or commission opportunity (including for the post-Closing portion of the performance period in effect as of the Closing) that, in the aggregate, are no less favorable than the base salary or wage rate, as applicable, and the target short-term cash incentive and/or commission opportunity, in the aggregate, that was provided to such Transferred Employee immediately prior to the Closing Date; provided, however, that for the twelve (12) month period following the Closing Date, with respect to any Transferred Employee whose base salary or wage rate is reduced as a result of the foregoing and who has not engaged in gross misconduct prior to payment of any such short-term incentives and/or commissions, any short-term incentive and/or commissions payable to such Transferred Employee with respect to such period (pro-rated for partial performance periods) pursuant to the terms and conditions of Buyer’s short-term incentive and/or commission plans shall be paid at least at target levels, (iii) long-term incentive opportunities that are no less favorable than the long-term incentive opportunities provided to similarly situated employees of Buyer and its Affiliates, (iv) an entitlement to severance benefits that are no less favorable than the greater of those severance benefits provided to (x) Transferred Employees immediately prior to the Closing (as provided under the Seller Benefit Plans set forth on Section 9.7(d) of the Parent/Seller Disclosure Letter) and (y) similarly situated employees of Buyer or its Affiliates, and (v) employee benefits (other than those described in clauses (i), (ii), (iii) or (iv)) that are no less favorable than those provided to similarly situated employees of Buyer and its Affiliates. Without limiting the requirements of this Section 9.7(d), nothing shall prevent Buyer or its Affiliates from enrolling Transferred Employees onto its compensation plans for similarly situated employees of Buyer and its Affiliates as of the Closing Date.
(e)   Seller Benefit Plans.   Effective as of the Closing Date, except as otherwise specifically provided in this Agreement or by applicable Law or the terms of the Seller Benefit Plans, all Transferred Employees and their eligible dependents and beneficiaries will cease any participation in, and any benefit accrual under, any Seller Benefit Plan other than the Company Plans. Effective as of the Closing Date, all Persons who are not Transferred Employees and their eligible dependents or beneficiaries shall cease any participation in, and any benefit accrual under, any Company Plans. Without limiting the generality of the foregoing or Section 9.7(c), from and after the Closing Date, Buyer shall, or shall cause one of its Affiliates (including, after the Closing Date, the Acquired Companies) to, assume and honor all Liabilities and obligations under all Company Plans solely to the extent relating to Transferred Employees; provided, however, that the requirements of this sentence shall not prevent the amendment and termination of any such plans, arrangements or agreements in accordance with their terms.
(f)   Credit for Service.   For all purposes (including for purposes of determining eligibility to participate, level of benefits, entitlement to benefits, vesting and benefit accruals (including any welfare plan, retirement plan, vacation program or severance program but not for purposes of determining benefit accruals under a defined benefit plan, retiree health plan or with respect to equity or equity-based awards)), each Transferred Employee’s service with or otherwise credited by the Seller or any of its Affiliates (including the Acquired Companies), to the extent made available to Buyer and its Affiliates, shall be treated as service with Buyer and its Affiliates (including the Acquired Companies) to the extent such service was taken into account under the analogous Seller Benefit Plan in which the Transferred Employee participated immediately prior to the Closing Date; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.
(g)   Preexisting Conditions; Coordination.   Following the Closing Date, Buyer shall, or shall cause its Affiliates (including the Acquired Companies) to, use reasonable best efforts to waive or cause to be waived all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Transferred Employees and their eligible dependents under any health, medical, disability, life insurance or other welfare plans of the Buyer or its Affiliates (including the Acquired Companies) in which Transferred Employees commence participation after the Closing, such that each Transferred Employee shall commence participation in the health, medical, disability, life insurance and other welfare plans of the Buyer and its Affiliates immediately as of the Closing Date.
(h)   Defined Contribution Plans.   Buyer shall, or shall cause one of its Affiliates (including the Acquired Companies) to, establish or maintain one or more defined contribution plans intended to be qualified under Section 401(a) of the Code (a “Buyer DC Plan”) containing all provisions necessary for the acceptance of direct rollovers of “eligible rollover distributions” (as defined in the Code) that Transferred Employees are eligible to receive from any Seller Benefit Plans that are intended to be qualified under Section 401(a) of the Code (each, a “Seller DC Plan”). The Buyer DC Plan shall contain provisions to permit any such direct rollover to include the promissory note or notes representing any plan loans outstanding to such Transferred Employees under the Seller DC Plans on the date of the direct rollover.
(i)   Paid Time Off.   Except to the extent Seller or its Affiliates are required by Law to make a payment in respect of the following benefits at the Closing Date, Buyer shall, or shall cause its Affiliates (including the Acquired Companies) to, recognize and provide all accrued but unused paid time off of each Transferred Employee as of the Closing Date (up to a maximum of eighty (80) hours per Transferred Employee), solely to the extent fully accrued as a Liability in the calculation of the Final Closing Indebtedness Amount, and allow each of the Transferred Employees to use such accrued but unused paid time off in accordance with the paid time off policies of Buyer as in effect from time to time. In respect of any accrued but unused paid time off of a Transferred Employee in excess of eighty (80) hours,

Seller or its Affiliates shall make a payment to such Transferred Employee on or as soon as reasonably practicable following the Closing Date equal to such excess accrued but unused paid time off.
(j)   Bonuses.   Prior to, or as soon as administratively practicable after, the Closing Date, Seller shall, or shall cause its Affiliates (including, prior to the Closing Date only, the Acquired Companies) to, pay to each Transferred Employee (i) the annual bonus amount such Transferred Employee earns for the calendar year immediately preceding the year in which the Closing Date occurs, to the extent not paid prior to the Closing Date and based on actual performance and (ii) the annual bonus amount earned or deemed to have been earned by such Transferred Employee for the year in which the Closing Date occurs, prorated for the portion of the calendar year completed through the Closing Date.
(k)   Commissions.   Buyer shall, or shall cause its Affiliates (including the Acquired Companies) to, pay to each Transferred Employee any unpaid commissions attributable to sales that had occurred as of the Closing Date, in accordance with the terms and conditions of the Company Plans pursuant to which such commissions are payable (as in effect immediately prior to the Closing) and solely to the extent such amounts (and the employer portion of any payroll taxes payable in respect thereof) are fully accrued as a Liability in the calculation of the Final Closing Indebtedness Amount; provided, however, that in the event that prior to the Closing Buyer reasonably determines that assumption of such unpaid commissions and the related Company Plans are administratively impractical, Buyer shall notify Seller of such determination and Seller shall, or shall cause its Affiliates (excluding the Acquired Companies) to pay out any such unpaid commissions on or as soon as reasonably practicable following the Closing Date; it being understood and agree that in such event such unpaid commissions shall be Excluded Liabilities and such commission plans shall not be Company Plans and shall be deemed Excluded Assets and such unpaid commissions shall not be reflected as a Liability in the calculation of the Final Closing Indebtedness Amount.
(l)   Equity Replacement Awards.   As soon as administratively practicable after the Closing Date, Buyer shall grant to each Transferred Employee who holds a Seller Equity Award that is unvested (in whole or in part) as of the Closing Date, an award of cash or equity granted under Buyer’s equity-based compensation plan, in each case that has an Equivalent Value to the unvested portion of the Seller Equity Award (a “Replacement Award”). For purposes of this Section 9.7(l), “Equivalent Value” shall be the product of the per share closing price of a share of Seller Common Stock on the last business day prior to the Closing Date multiplied by the number of shares of Seller Common Stock subject to such Seller Equity Award, which in the case of performance-based awards shall assume the achievement of the applicable performance conditions at the greater of the target level of performance or the actual level of performance through the Closing Date (as reasonably determined by Seller in good faith). The Replacement Award shall vest and become payable on a vesting schedule that is no less favorable to the Transferred Employee than that which applied to the Seller Equity Award, including accelerated vesting upon a termination of the Transferred Employee’s employment by Buyer or one of its Affiliates without Cause or the Transferred Employee’s resignation for Good Reason, in either case within twenty-four (24) months after the Closing Date, or the Transferred Employee’s death, disability or retirement (as set forth in the documentation relating to the Seller Equity Award, and with the definitions of “Cause” set forth in the documentation relating to the Seller Equity Award and “Good Reason” as defined herein). For purposes hereof, “Good Reason” shall mean the occurrence of, without the Transferred Employee’s written consent, (i) a material diminution in the Transferred Employee’s authority, duties or responsibilities with the Buyer and its Affiliates as in effect immediately following the Closing Date, (ii) a material diminution in the authority, duties or responsibilities of the person at the Buyer and its Affiliates to whom the Transferred Employee is required to report as in effect immediately following the Closing Date; (iii) a reduction in the Transferred Employee’s rate of base salary, target annual bonus, target long-term incentive opportunity or retirement, welfare or other benefits as in effect immediately following the Closing Date (other than a reduction in retirement, welfare or other benefits similarly affecting all or substantially all similarly situated employees of Buyer and its Affiliates); or (iv) the relocation of the office at which the Transferred Employee was principally employed immediately prior to the Closing Date to a location more than fifty (50) miles from the location of such office (except for required travel on business substantially consistent with the Transferred Employee’s business travel obligations immediately following the Closing Date). Not later than five (5)business days after the Closing, Seller shall provide Buyer with a schedule showing (i) each then-unvested (in whole or in part)

Seller Equity Award, (ii) the number of shares of Seller Common Stock subject to such unvested portion of the Seller Equity Award, (iii) the applicable vesting dates with respect to each such Seller Equity Award, and (iv) the Equivalent Value of such Seller Equity Award.
(m)   Certain Additional Benefits.   As of the Closing, Buyer and its Affiliates shall assume all outstanding Liabilities and obligations of Seller and its Affiliates to each Transferred Employee under any Company Plans immediately prior to the Closing relating to education assistance (including any executive MBA or other executive or doctorate program) solely to the extent such Liabilities and obligations (and the employer portion of any payroll taxes payable in respect thereof) are fully accrued as a Liability in the calculation of the Final Closing Indebtedness Amount, and Buyer and its Affiliates shall not amend or terminate such programs or policies in a manner that adversely affects the rights of any such Transferred Employee with respect to payments or benefits that were approved or have commenced prior to the Closing, or expense reimbursements that were approved or incurred prior to the Closing. As it relates to any payments, benefits and expense reimbursements paid prior to the Closing under such Company Plans relating to education assistance, Buyer shall not seek repayment. With respect to any Company Plan providing for retention, sign-on or similar bonuses, Buyer shall assume all outstanding Liabilities and obligations of Seller and its Affiliates to each Transferred Employee under any such Company Plan solely to the extent such Liabilities and obligations (and the employer portion of any payroll taxes payable in respect thereof) are fully accrued as a Liability in the calculation of the Final Closing Indebtedness Amount. With respect to any Seller Benefit Plan providing for adoption assistance, relocation benefits, and/or executive physical examinations, Seller shall, on or as soon as reasonably practicable following the Closing, reimburse each Transferred Employee for any accrued but unreimbursed expenses and, for the avoidance of doubt, any Liabilities or obligations with respect to such Seller Benefit Plans shall be Excluded Liabilities.
(n)   WARN.   Seller, in its sole discretion, may issue WARN Act notices to Business Employees on or prior to the Closing Date. Seller and its Subsidiaries shall be solely responsible for complying with the WARN Act (and for any failures to so comply) as a result of any action by Seller or any of its Subsidiaries on or prior to the Closing Date, or following the Closing, with respect to any employee who does not become a Transferred Employee for any reason. On the Closing Date, Seller shall notify Buyer of any terminations or layoffs of any Business Employees during the ninety (90)-day period prior to the Closing. Buyer shall notify Seller of any terminations or layoffs by Buyer of any Transferred Employees that occur during the ninety (90)-day period following the Closing, and Buyer shall not take any actions that, if aggregated with any layoffs by Seller during the ninety (90)-day period prior to the Closing (based on the information provided by Seller pursuant to the preceding sentence), would require Seller to provide WARN Act notices. Buyer and its Affiliates shall solely be responsible for all Liabilities or obligations under the WARN Act resulting from Buyer’s or its Affiliates’ actions following the Closing with respect to any Transferred Employees.
(o)   No Modification.   The provisions of this Section 9.7 are for the sole benefit of the Parties, and nothing herein, expressed or implied, is intended or shall be construed to (i) constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise be treated as an amendment or modification of any Seller Benefit Plan, Employee Benefit Plan or other compensation or benefit plan, agreement or arrangement, (ii) limit the right of Seller, Buyer or any of their respective Affiliates to amend, terminate or otherwise modify any Seller Benefit Plan, Employee Benefit Plan or other compensation or benefit plan, agreement or arrangement, (iii) confer upon or give to any Person, other than the Parties and their respective permitted successors and assigns, any legal or equitable, third party beneficiary or other rights or remedies with respect to the matters provided for in this Section 9.7 under or by reason of any provision of this Agreement or (iv) subject to applicable Law, create any Buyer obligation to continue to employ any Business Employee or other Person for any specific period of time or otherwise following the Closing Date.
(p)   Attrition Information.   Following the date of this Agreement, Seller and Buyer shall cooperate in good faith to discuss the retention of Business Employees and impacts of employee attrition on the maintenance and preservation of the Business, including Seller providing Buyer, in accordance with Section 9.4, access to information reasonably required to assess Business Employee attrition and turnover.

Section 9.8   Insurance; Casualty; Risk of Loss.
(a)   Parent and Seller will, and will cause the Acquired Companies to, use reasonable best efforts to keep insurance policies currently maintained in respect of the Business and current or former employees of the Business, as the case may be, or suitable replacements therefor, in full force and effect through the Closing. From and after the Closing, the Business, the Acquired Companies, the Transferred Assets and the Assumed Liabilities shall cease to be insured by the Parent Group’s or the Seller Group’s insurance policies. Buyer shall be solely responsible for all insurance coverage and related loss after the Closing with respect to the Business, the Acquired Companies, the Transferred Assets and the Assumed Liabilities, and subject to Section 9.8(b) below, neither Buyer nor its Affiliates (including the Acquired Companies) shall have any access to the Parent Group’s or the Seller Group’s policies after the Closing. In the event that, between the date hereof and the Closing, there shall occur any damage, theft or similar loss with respect to any material assets of the Business or the Acquired Companies (including the Transferred Assets), Seller shall (a) promptly give notice to Buyer thereof, including Seller’s estimate of the amount of casualty insurance (if any) payable in respect thereof, (b) use reasonable best efforts to promptly collect any amounts due under any relevant insurance policies in connection therewith and repair or replace the relevant assets of the Business and (c) at Buyer’s reasonable request, to the extent the relevant assets of the Business are not repaired or replaced, remit to Buyer any unused amounts collected in the immediately preceding prong (b) to the extent such amounts are reasonably necessary to cover the cost to repair or replace the relevant assets of the Business to the extent not so repaired or replaced.
(b)   For the avoidance of doubt, the Parent Group and the Seller Group shall retain all rights to control each of their insurance policies, including the right to exhaust, settle, release, or otherwise resolve disputes with respect to any of its insurance policies notwithstanding whether any such insurance policies apply in whole or part to the Business, the Acquired Companies, the Transferred Assets and the Assumed Liabilities; provided, however, that Parent and Seller shall take no action to commute, buy back or otherwise modify any of the Pre-Closing Occurrence-Based Policies (as defined below), in a manner that would adversely affect in any material respect the Business, the Acquired Companies, the Transferred Assets or the Assumed Liabilities without the prior written consent of Buyer, which consent will not be unreasonably withheld, conditioned or delayed. From and after the Closing, with respect to the occurrence based policies that are held by the Parent Group or the Seller Group and that cover the Business, the Acquired Companies, the Transferred Assets or the Assumed Liabilities (“Pre-Closing Occurrence-Based Policies”) for any claim arising out of facts, circumstances or events that occurred prior to the Closing and that is asserted against Buyer, any of its Affiliates, the Business, the Acquired Companies, the Transferred Assets or the Assumed Liabilities after the Closing (“Post-Closing Claims”), Buyer and its Affiliates (including the Acquired Companies), as applicable, may pursue a claim for coverage for such losses under any Pre-Closing Occurrence-Based Policies under which the Business, the Acquired Companies, the Transferred Assets or the Assumed Liabilities is eligible for recovery (any such a claim, an “Eligible Post-Closing Claim”); provided, however, Buyer or its applicable Affiliate shall be responsible for the satisfaction or payment of any applicable retention, deductible, self-insured obligations and retrospective premium with respect to any Eligible Post-Closing Claim; provided, further, that Buyer shall use commercial reasonable efforts to provide Parent and Seller a copy of the initial notice of such Eligible Post-Closing Claim promptly following submission to the applicable insurer and thereafter to promptly provide reasonable details of all substantive communications from and to such insurer with respect to such Eligible Post-Closing Claim. In addition, to the extent Buyer or any of its Affiliates do not have standing to make an Eligible Post-Closing Claim under the Pre-Closing Occurrence-Based Policies, if Parent or Seller, as applicable, and Buyer reasonably determine that the Eligible Post-Closing Claim would be covered under the Pre-Closing Occurrence-Based Policies, then the applicable member of the Seller Group or Parent Group shall submit in its name an Eligible Post-Closing Claim on behalf of Buyer. With respect to the events contemplated by this Section 9.8(b), Buyer, Seller and Parent shall reasonably cooperate with one another. Nothing in this Section 9.8(b) shall require any member of Parent Group or Seller Group to violate any law or any terms of the Pre-Closing Occurrence-Based Policies. Each Party shall bear its own costs or expenses incurred by it in connection with complying with its obligations under this Section 9.8(b); provided, however, that Buyer shall bear the full amount of any deductibles or similar obligations arising from Eligible Post-Closing Claims under the Pre-Closing Occurrence-Based Policies. Notwithstanding anything to the contrary in this Section 9.8, in no event shall any member of the Parent Group or Seller Group be obligated to initiate coverage litigation, arbitration or other dispute resolution mechanism other than any arbitration that would be consistent with prior practices of Seller and its Subsidiaries in similar situations prior to the Closing (provided Buyer promptly reimburses Seller for any reasonable costs or expenses incurred in connection with any such arbitration). If an Eligible Post-Closing Claim relates to the same occurrence for which a member of the Parent Group or Seller Group is seeking coverage, and the limits under the applicable Pre-Closing Occurrence-Based Policies are not sufficient to fund all covered claims, amounts due under such Pre-Closing Occurrence-Based Policies shall be paid to the respective entities in proportion to the amounts which otherwise would be due were the limits of liability infinite. Subject to the immediately preceding sentence, any net insurance proceeds received by a member of the Seller Group or the Parent Group in respect of a Post-Closing Claim shall be promptly transmitted to Buyer or its applicable Affiliate (as designated by Buyer).
(c)   Notwithstanding anything to the contrary in this Section 9.8, Buyer acknowledges and agrees that (A) no Parent Group member or Seller Group member shall be responsible for any losses that are “self-insured” by the Parent Group or the Seller Group as of immediately prior to the Closing or that are within any applicable deductible or retention amounts under any Pre-Closing Occurrence-Based Policy, (B) no Parent Group member or Seller Group member shall be liable to Buyer or any of its Affiliates (including, after the Closing, the Acquired Companies) for any losses or other amounts hereunder if any insurance company that has issued any Pre-Closing Occurrence-Based Policy fails to pay such losses or amounts as a result of, or in connection with, the filing or declaration of, or institution of proceeding for, any type of bankruptcy (whether voluntary or involuntary), insolvency or the commencement of any similar action or proceeding or otherwise, and (C) the Parent Group or the Seller Group may, at any time after the Closing, without liability or obligation to Buyer or its Affiliates (including, after the Closing, the Acquired Companies), amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Pre-Closing Occurrence-Based Policy, in each case, solely with respect to the period following the Closing. This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance, and nothing in this Agreement is intended to waive or abrogate in any way the Parent Group’s, the Seller Group’s or their Affiliates’ own rights to insurance coverage for any liability, whether relating to any Acquired Company or otherwise.
Section 9.9   Release of Guaranties.
(a)   Buyer shall use reasonable best efforts to cause Seller and its Affiliates (and Seller and its Affiliates shall use reasonable best efforts to cooperate fully with Buyer, including by providing any information, officer certificates, opinions, other customary release documentation or similar documentation reasonably necessary to put in place the arrangements pursuant to this Section 9.9(a)) to be fully and irrevocably released, as of the Closing Date or as promptly as practicable after the Closing Date, in respect of all obligations under any guaranties, letters of credit, letters of comfort, bid bonds or performance or surety bonds or cash or other collateral obtained or given by Seller or any of its Affiliates relating to the Acquired Companies or the Business (each a “Seller Guarantee” or collectively, the “Seller Guarantees”); provided, that any costs associated with obtaining such releases or consents of such counterparties thereto or otherwise replacing such Seller Guarantees shall be borne solely by Seller and its applicable Affiliate. If Buyer is unable to effect such a substitution and release with respect to any Seller Guarantee as of the Closing Date, Buyer shall indemnify Seller against any and all Losses and reasonable expenses arising from such Seller Guarantee. Without limiting the foregoing, after the Closing Date, Buyer will not, and will not permit any of its Affiliates, successors or assigns to, renew, extend, amend or supplement any Contract or otherwise extend the term of or increase any obligation that is covered by or the subject of a Seller Guarantee. Any cash or other collateral posted by Seller or its Affiliates (including the Acquired Companies) in respect of any Seller Guarantee shall be delivered to Seller promptly following such release.
(b)   Seller shall use reasonable best efforts to cause the Acquired Companies and Buyer (and Buyer and its Affiliates (including the Acquired Companies following the Closing) shall use reasonable best efforts to cooperate fully with Seller, including by providing any information, officer certificates, opinions, other customary release documentation or similar documentation reasonably necessary to put in place the arrangements pursuant to this Section 9.9(b)) to be fully and irrevocably released, as of the Closing Date or as promptly as practicable after the Closing Date, in respect of all obligations under any guaranties, letters of credit, letters of comfort, bid bonds or performance or surety bonds or cash or other collateral, obtained or given by the Acquired Companies or covering any Transferred Assets, that relate to the Seller Group, the Retained Business or any other businesses of the Seller Group (each a “Business Guarantee” or collectively, the “Business Guarantees”); provided, that any costs associated with obtaining such releases or consents of such counterparties thereto or otherwise replacing such Business Guarantees shall be borne solely by Seller or its applicable Affiliate. If Seller is unable to effect such a substitution and release with respect to any Business Guarantee as of the Closing Date, Seller shall indemnify Buyer against any and all Losses and reasonable expenses arising from such Business Guarantee. Without limiting the foregoing, after the Closing Date, Seller will not, and will not permit any of its Affiliates, successors or assigns to, renew, extend, amend or supplement any Contract or otherwise extend the term of or increase any obligation that is covered by or the subject of a Business Guarantee. Any cash or other collateral posted by Buyer or its Affiliates (including the Acquired Companies following the Closing) in respect of any Business Guarantee shall be delivered to Buyer promptly following such release.
Section 9.10   Fees and Expenses.   Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with the Transaction Agreements and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by Buyer, to the extent Buyer incurs such costs and expenses, and shall be paid by Parent or Seller, to the extent Parent or Seller incurs such costs and expenses, except as provided in this Agreement, including in Section 8.4(c), Section 8.11, Section 11.3 and Article XII.
Section 9.11   Resignations.   Seller shall, and shall cause the Acquired Companies to, deliver to Buyer duly signed resignations, effective at the Closing, of all directors and officers (or equivalent) of the Acquired Companies as have been requested by Buyer at least five(5)business days prior to the Closing Date.
Section 9.12   Release.
(a)   Effective as of the Closing, the Parent Group and the Seller Group on behalf of themselves and their respective Affiliates and Representatives (i) irrevocably and unconditionally waive, release and forever discharge the Acquired Companies (collectively, the “Sold Released Parties”) from any and all actions, claims, suits, causes of action, damages and demands, whether known or unknown, matured or contingent and whether arising in law, in equity or otherwise, in each case based upon facts, circumstances or occurrences existing at or prior to the Closing and (ii) irrevocably covenants to refrain from, directly or indirectly, asserting any claims or commencing, instituting or causing to be commenced, any proceeding against any Sold Released Party with respect to the foregoing. Notwithstanding the generality of the foregoing, nothing herein constitutes a waiver, release or covenant not to bring a proceeding by the Parent Group or the Seller Group of: (x) claims or rights arising under any Transaction Agreement (including related to any Excluded Assets or Assumed Liabilities) or (y) claims with respect to Fraud or that cannot be released under applicable Law.
(b)   Effective as of the Closing, the Acquired Companies (and for the avoidance of doubt, excluding Buyer and its Affiliates other than the Acquired Companies) (i) irrevocably and unconditionally waive, release and forever discharge the Parent Group and the Seller Group (collectively, the “Selling Released Parties”) from any and all actions, claims, suits, causes of action, damages and demands, whether known or unknown, matured or contingent and whether arising in law, in equity or otherwise, in each case based upon facts, circumstances or occurrences existing at or prior to the Closing and (ii) irrevocably covenants to refrain from, directly or indirectly, asserting any claims or commencing, instituting or causing to be commenced, any proceeding against any Selling Released Party with respect to the foregoing. Notwithstanding the generality of the foregoing, nothing herein constitutes a waiver, release or covenant not to bring a proceeding by Buyer and its Affiliates of: (x) claims or rights arising under any Transaction Agreement (including related to any Transferred Assets or Excluded Liabilities) or (y) claims with respect to Fraud or that cannot be released under applicable Law.

Section 9.13   Treatment of Seller Notes.
(a)   Between the date of this Agreement and the Closing, as determined by Buyer in good faith taking into account the anticipated Closing Date after reasonable consultation with Seller and giving good faith consideration to Seller’s reasonable input, Buyer shall commence (i) a single offer to exchange (the “Exchange Offer”) any and all of each series of Seller Notes for a newly issued series of unsecured notes of Buyer (the “Buyer Notes”), on the terms set forth on Section 9.13 of the Buyer Disclosure Letter and otherwise as determined by Buyer in good faith and reasonably agreed to by Seller (such agreement not to be unreasonably withheld or delayed) and (ii) a consent solicitation (the “Consent Solicitation” and together with the Exchange Offer, the “Exchange Offer/Consent”) to amend, eliminate or waive certain terms of the Seller Notes as described in Schedule 9.13 (the “Proposed Amendments”). In order to participate in the Exchange Offer for the applicable series, holders of Seller Notes shall be required to grant their consent to the Proposed Amendments in respect of the applicable series of Seller Notes, but the success of the Consent Solicitation for any given series of Seller Notes shall not be a condition to the closing of the Exchange Offer for such series of Seller Notes. Buyer shall (A) prepare a registration statement of Buyer on Form S-4 of the SEC (the “Buyer Registration Statement”), registering the offering of the notes of Buyer to be issued in the Exchange Offer, the related offer to exchange, the related letter of transmittal, consent solicitation statement, the supplemental indenture and other related documents in connection with such Exchange Offer or Exchange Offer/Consent (together, with the Buyer Registration Statement, the “Exchange Offer Documents”) and (B) file the Buyer Registration Statement with the SEC. Prior to the filing or finalizing thereof, Buyer will provide draft copies of the Exchange Offer Documents to Seller with reasonable time to review and comment and consider in good faith any reasonable comments made by Seller regarding the Exchange Offer Documents. Buyer shall use its reasonable best efforts to cause the Buyer Registration Statement to be declared effective by the SEC as promptly as practicable after the filing thereof. At any scheduled expiration date of the Exchange Offer/Consent prior to the Closing, the Parties shall use their reasonable best efforts to extend the Exchange Offer until such time as the Closing is scheduled to occur. Buyer shall keep Seller reasonably informed on a reasonably current basis and in reasonable detail of the status of the Exchange Offer/Consent and will consider in good faith any reasonable comments made by Seller (including with respect to the management of the Exchange Offer/Consent). The closing of the Exchange Offer/Consent shall be expressly conditioned on the occurrence of the Closing (and shall occur substantially concurrently with the Closing), and the Parties shall use their reasonable best efforts to cause the Exchange Offer/Consent to close substantially concurrently with the Closing and none of the Seller Notes shall be exchanged until immediately after giving effect to the Closing; provided, however, that, notwithstanding anything in this Section 9.13 to the contrary, the Parties agree that the closing of the Exchange Offer/Consent shall not be a condition to, and shall not prevent or delay the Closing.
(b)   Seller shall reasonably cooperate with the preparation of all Exchange Offer Documents, including using its reasonable best efforts to (i) provide the most recent three (3)fiscal years of audited consolidated financial statements of the Seller and any interim unaudited financial statements of the Seller, (ii) provide any other information with respect to the Seller and its Subsidiaries to the extent required or advisable to be provided therein, (iii) execute any indenture amendments or supplemental indentures required, or any dealer manager or information agent agreement, to be executed at the successful completion of a Consent Solicitation and (iv) deliver any customary certificates or opinions required by the trustee of the Seller Notes in order to effectuate the execution of such indenture amendments or supplemental indentures. Seller shall also agree to provide its independent auditors with any representation letters and information necessary for its independent auditors to provide customary comfort letters to the dealer managers in connection with the launch and the Closing of the Exchange Offer and to use reasonable best efforts to obtain any consents from its independent auditors required in connection with the Buyer Registration Statement. Buyer and Seller shall provide, and shall use their reasonable best efforts to cause their respective Representatives to provide, all cooperation reasonably requested by the other in connection with the Exchange Offer/Consent. Nothing in this Section 9.13(b)shall require cooperation by any Party to the extent it would require such Party or its Subsidiaries to take any action that would reasonably be expected, in the reasonable judgment of such Party, based on advice of legal counsel, to conflict with, or result in any violation or breach of, any applicable Laws, Orders or Arbitration Decisions binding on such Party or its Subsidiaries.

(c)   The Exchange Offer or Consent Solicitation shall comply in all material respects with the requirements of the Securities Act, Rule 14e-1 promulgated under the Exchange Act (“Rule 14e-1”), the Trust Indenture Act of 1939 (the “TIA”) and any other Law and the terms of the Seller Notes and the Seller Indentures, in each case as applicable, it being understood that neither Seller nor Buyer shall be required to take any action that does not comply in all material respects with the Securities Act, Rule 14e-1, the TIA or other applicable Law or the terms of the Seller Notes and the Seller Indentures. Promptly following the expiration of a Consent Solicitation, assuming the requisite consent from the holders of the Seller Notes (including from persons holding proxies from such holders) has been received, Seller shall use its reasonable best efforts to cause an appropriate supplemental indenture (the “Supplemental Indenture”) to become effective providing for the amendments to the Seller Indentures contemplated in the Exchange Offer Documents; provided, however, that notwithstanding the fact that the Supplemental Indenture may become effective earlier, the proposed amendments set forth therein shall not become operative unless and until the Closing has occurred and all conditions to the Exchange Offer have been satisfied. The form and substance of the Supplemental Indenture shall be reasonably satisfactory to Buyer and Seller.
(d)   Subject to the terms and conditions of the Exchange Offer/Consent, substantially concurrently with and conditioned upon the occurrence of the Closing, Buyer shall accept for exchange and thereafter promptly exchange, any Seller Notes that have validly tendered pursuant to and in accordance with the Exchange Offer and not properly withdrawn and promptly issue Buyer Notes in like principal amount and containing the terms set forth on Section 9.13 of the Buyer Disclosure Letter. For the avoidance of doubt, the aggregate principal amount of Buyer Notes issued shall be included in the Bond Exchange and Assumption Amount. At the Closing, for each series of Seller Notes with respect to which at least a majority of the outstanding aggregate principal amount of such series provided consent pursuant to a Consent Solicitation, any Seller Notes that are not exchanged pursuant to the Exchange Offer will continue as obligations of the Seller; provided, however, that after receipt of a written request by Seller (any such request to be at the sole discretion of Seller), Buyer will deposit a portion of the Base Purchase Price with the trustee of such Seller Notes or otherwise escrow sufficient proceeds to allow for the Seller to redeem such Seller Notes at the earliest call date, in each case solely to the extent directed by Seller pursuant to such written request from Seller, and such amounts (if so requested by Seller and deposited) will be included in the Bond Exchange and Assumption Amount.
(e)   “Seller Note Liabilities” means all Losses (in each case, whether arising from a Third Party Claim or otherwise) suffered or incurred by any Buyer Indemnified Party in connection with (i) any material misstatements or omissions in the information provided by Seller or its Affiliates that is intended by Seller or its Affiliates to be used in, and is actually used in, documentation circulated to holders of Seller Notes in connection with the Exchange Offer/Consent or (ii) any claim from any holder of the Seller Notes against Buyer or any of its Affiliates alleging a breach of the Seller Indentures in connection with the Exchange Offer/Consent, including that Buyer or its Affiliates induced or facilitated such a breach by the Seller or its Affiliates.
Section 9.14   Iowa Entity Buyouts.
(a)   Promptly following the date of this Agreement, Seller and its Affiliates shall propose the terms set forth on Schedule 9.14 (the “Iowa Terms”) to the Iowa Licensee Partnerships, and thereafter Buyer and Seller shall engage in good faith negotiations with the Third Parties that directly or indirectly hold equity or other ownership interests in any of the Iowa Licensee Partnerships (the “Iowa Partners”) (to the extent such Iowa Partners wish to engage in negotiations with Buyer and Seller) to facilitate the potential entry into binding documentation with each Iowa Licensee Partnership that incorporates the Iowa Terms and any other terms that Buyer and the Iowa Partners may mutually agree to (“Binding Documentation”). Nothing in this Section 9.14 shall require (i) Buyer or any of its Affiliates to enter into any transaction with, or acquire any assets of or from, any Iowa Licensee Partnership or Iowa Partner, it being understood and agreed that Buyer’s only obligations under this Section 9.14 with respect to any such transaction or acquisition are to engage in good faith negotiations with the Iowa Partners pursuant to the immediately preceding sentence, (ii) Seller or its Affiliates to pay any amount of money to the Iowa Partners or (iii) Seller or Buyer or any of their respective Affiliates to purchase or sell equity or other ownership interests in the Iowa Entities to satisfy its obligations hereunder. For the avoidance of doubt, no obligations under this Section 9.14 shall be conditions to the Closing, and no acquisition contemplated by any Binding Documentation (if any) shall be consummated by Buyer or its Affiliates until the Closing has occurred. Nothing in this Agreement shall limit or restrict the actions of any person that is a director, officer, manager or general partner of an Iowa Licensee Partnership or an entity that is a general partner of an Iowa Licensee Partnership, in each case, with respect to actions taken in such capacity.
(b)   From the date hereof through the earlier of (i) the expiration or termination of all services under the Transition Services Agreement and (ii) the consummation of an acquisition between a Iowa Licensee Partnership, on the one hand, and Buyer or its Affiliates, on the other hand, as contemplated by any Binding Documentation (if any), Seller shall use reasonable best efforts to exercise any applicable rights under the management agreements and the partnership agreements of such Iowa Licensee Partnership (or any other entity that holds equity interests in such Iowa Licensee Partnership), in each case to which Seller is a party in a manner that results in (A) conducting the business of such Iowa Licensee Partnership in all material respects in the ordinary course of business, (B) preserving the goodwill of the material suppliers, contractors, employees, licensors, customers, subscribers and others having material business relations with the business of such Iowa Licensee Partnership, (C) maintaining and preserving the business organizations, assets and technology of the business of such Iowa Licensee Partnership and (D) keeping available the services of the employees or contractors of the business of such Iowa Licensee Partnership.
(c)   From and after Closing until the earlier of (i) the expiration or termination of all services under the Transition Services Agreement and (ii) the consummation of an acquisition between a Iowa Licensee Partnership, on the one hand, and Buyer or its Affiliates, on the other hand, as contemplated by any Binding Documentation (if any), Buyer agrees to negotiate in good faith with respect to a reasonable renewal of each existing, documented spectrum lease between Buyer or an Affiliate of Buyer (including an Acquired Company) (or its successor or assign), on the one hand, and such Iowa Licensee Partnership, on the other hand, on commercially reasonable terms reasonably satisfactory to Buyer; provided, however, that Buyer shall not be obliged to renew the term of such spectrum leases beyond such date; provided, further, that Buyer and its applicable Affiliates and any applicable Designated Entity shall be entitled to terminate or modify any such lease in accordance with the terms thereof, except for a termination of such lease for convenience.
(d)   In the event an Iowa Licensee Partnership, on the one hand, and Buyer or its Affiliates, on the other hand, enters into a definitive purchase agreement for an acquisition contemplated by Binding Documentation, then, (i) following the Closing until the earlier of the consummation of such acquisition and the termination of such definitive purchase agreement, Buyer and its Affiliates shall use reasonable best efforts to provide such Iowa Licensee Partnership with services substantially consistent with those provided by Seller as of the date of this Agreement and (ii) to the extent requested by an Iowa Licensee Partnership, Seller shall agree to the renewal of any management agreement with an Iowa Licensee Partnership up to and until the Closing, on substantially the same terms and conditions as the applicable management agreement in place as of the date of this Agreement; provided, that Seller shall not be required to agree to a term of such a management agreement that extends beyond the Closing Date.
Section 9.15   Extension of Non-Solicit.   Subject to Section 9.7, Buyer and Parent hereby agree that the term (the “Non-Solicitation Term”) included in Paragraph 8 (No Solicitation of Employees) of the Confidentiality Agreement is hereby extended to end on the later of (a) the date that is two (2)years from the date of the entry into this Agreement and (b) the date on which this Agreement is terminated (such period as so amended, the “Revised Non-Solicitation Period”).
Section 9.16   ETC Designations.   Seller shall notify the applicable Governmental Body that Seller or its applicable Subsidiary are terminating the ETC Designations effective as of the Closing Date.
Section 9.17   Transition Services Agreement.
(a)   Parent, Seller and Buyer shall use their respective reasonable best efforts to, as promptly as practicable but in any event by the earlier of two hundred seventy (270) days following the date of this

Agreement and the Closing Date, finalize and agree the terms of the Annexes to the Transition Services Agreement such that:
(i)   Annex I to the Transition Services Agreement shall include the services that the Parent Group had provided to the Business in the one (1) year period prior to the date of this Agreement (excluding the Excluded Services) that Buyer has requested to be provided from and after the Closing Date pursuant to the Transition Services Agreement;
(ii)   Annex II to the Transition Services Agreement shall include the services that had been provided by the Business to either the Parent Group or the Retained Business in the one (1) year period prior to the date of this Agreement (excluding the Excluded Services) that Parent or Seller, as applicable, has requested to be provided from and after the Closing Date pursuant to the Transition Services Agreement (the services provided pursuant to prongs (i) and (ii) of this Section 9.17(a), collectively, the “Services”); and
(iii)   the cost for the Services reflects their Actual Cost (as defined in the Transition Services Agreement).
(b)   In order for Parent, Seller and Buyer to finalize and agree upon the terms of Annex I and Annex II to the Transition Services Agreement, Parent, Seller and their respective Subsidiaries (including Seller and its Subsidiaries) shall cooperate in good faith with Buyer’s diligence regarding the potential services to be provided pursuant to the Transition Services Agreement and shall promptly provide Buyer with information that Buyer reasonably requests in writing in connection with such diligence in accordance with Section 8.2.
(c)   If Parent, Seller and Buyer, after using reasonable best efforts to do so, pursuant to Section 9.17(a), have not finalized and agreed upon the terms of the Transition Services Agreement by the Closing, then the Transition Services Agreement shall be executed and delivered by Buyer pursuant to Section 4.3(b) and by Parent and Seller pursuant to Section 4.4(b) without applicable Annexes being completed, and the Services to be provided from Parent Group to Buyer under the Transition Services Agreement shall be deemed to be all services that the Parent Group had provided to the Business in the one (1)year period prior to the date of this Agreement (excluding the Excluded Services), and the Services to be provided from Buyer to Parent and Seller under the Transition Services Agreement shall be deemed to be all Services that the Business had provided to either the Parent Group or the Retained Business in the one (1)year period prior to the date of this Agreement (excluding the Excluded Services), and the Recipient (as defined in the Transition Services Agreement) shall pay to the Provider (as defined in the Transition Services Agreement) the Provider’s Actual Cost (as defined in the Transition Services Agreement) of providing such services. For the avoidance of doubt, nothing in this Agreement shall require the finalization of the Transition Services Agreement to be a condition to Closing.
Section 9.18   Retained Business Employee Service.
(a)   Parent and Seller shall work in good faith to assist Buyer in the identification of a list of up to four hundred (400) Business Employees that Parent and Seller shall use reasonable best efforts to make available to provide services to support the Business (the “Retained Business Employees”) for up to one (1) year following the Closing (“Retained Business Employee Services Term”). Parent, Seller and Buyer shall use their respective reasonable best efforts to, as promptly as practicable but in any event by the earlier of two hundred seventy (270) days following the date of this Agreement and the Closing Date, finalize and mutually agree on (i) the types of services to be provided by the Retained Business Employees, (ii) the terms, conditions and other provisions applicable to the Retained Business Employees and any services provided thereby in addition to the terms, conditions and other provisions set forth in this Section 9.18 and (iii) the specific identities of the individual Retained Business Employees. Buyer agrees to use reasonable best efforts during the Retained Business Employee Services Term to gradually decrease dependence where practicable on the Retained Business Employees over time.
(b)   No Person that is transferred from the Business Employee Census to the Excluded Employee List as described in the definition of “Business Employee” shall be a Retained Business Employee.

(c)   From and after the Closing, Parent, Seller and their respective Subsidiaries shall use reasonable best efforts to continue to employ the Retained Business Employees throughout the Retained Business Employee Services Term (or until such earlier date as of which Buyer notifies Seller that such Retained Business Employee Services cease to be needed), provided that the Retained Business Employees may be terminated at any time due to performance or cause. Buyer shall, in accordance with the payment terms set forth in the Transition Services Agreement, reimburse Parent, Seller, or one of its respective Subsidiaries for any and all costs incurred by Parent, Seller, or its respective Subsidiary, as applicable, in connection with Parent’s, Seller’s or their respective Subsidiaries’ employment and making available of such Retained Business Employees following the Closing Date, including (i) their base salary or wages, any bonuses earned after the Closing, the cost of any employee benefits, the cost of workers’ compensation and unemployment compensation insurance, a reasonable allocation of overhead (calculated in a manner consistent with the Transition Services Agreement), and the employer portion of any payroll taxes, in each case, for periods from and after the Closing, (ii) subject to Buyer’s prior written approval, the cost of any retention awards provided to such Retained Business Employees that are not in place as of the date of this Agreement, and (iii) as mutually agreed upon by the parties, the cost of any licenses, sublicenses or other approvals as may be necessary for Parent and Seller to make the Retained Business Employees available or for their provision of services to the Business. Provided that the employment of a Retained Business Employee with Parent, Seller, or one of their respective Subsidiaries is terminated or ceases within fourteen (14) days following the last date on which such Retained Business Employee had been made available to support the Business, such costs to be reimbursed by Buyer also shall include any severance costs incurred by Parent, Seller or any of their respective Subsidiaries that exceed the severance costs that would have been incurred had Seller terminated the employment of the Retained Business Employee as of the Closing Date, and subject to any period prescribed by applicable Law during which such Retained Business Employee has to execute any severance agreement from Parent, Seller, or its respective Subsidiary, as applicable.
(d)   From and after the Closing, Parent, Seller and their respective Subsidiaries shall use reasonable best efforts to make available to Buyer the employees that are on the Excluded Employee List (the “Excluded Employees”) for consultation with the Buyer regarding the Business for a reasonable portion of their time, subject to the requirements of their employment with Parent, Seller, or their applicable respective Subsidiary, not to exceed twenty-five percent (25%) of their total working time in any fiscal quarter. None of Parent, Seller, or their respective Subsidiaries shall be required to maintain the employment of any Excluded Employee, and Parent, Seller, or such Subsidiary may terminate the employment of any Excluded Employee for any or no reason without liability to Buyer and none of Parent, Seller, or their respective Subsidiaries shall be required to replace any Excluded Employees that are no longer employed by Parent, Seller, or any of their respective Subsidiaries. Notwithstanding anything in this Agreement or otherwise to the contrary, to the extent Parent, Seller or their respective Subsidiaries terminate the employment of any Excluded Employee, Buyer shall be permitted, in its sole discretion, to hire such Excluded Employee.
(e)   As soon as practicable following the termination or cessation of employment of a Retained Business Employee prior to the Closing, Seller shall provide notice of such termination to Buyer, and the Parties will work together in good faith in the fourteen (14) days following receipt of such notice or until the Closing, whichever is sooner, to either select a Business Employee to replace such Retained Business Employee to be made available to the Business by Parent, Seller, or their respective Subsidiaries or determine a mutually agreeable alternative approach to ensure Buyer’s integration plan is not unduly adversely impacted.
(f)   If any Retained Business Employee becomes a Transferred Employee, Buyer shall reimburse Seller for the cost of any retention awards that are not in place as of the date of this Agreement and have been provided at Buyer’s request while such employee is designated as a Retained Business Employee.
(g)   After Closing, neither Parent nor Seller shall have any obligation to substitute any employee of Parent, Seller or their respective Subsidiaries for a Retained Business Employee or Excluded Employee whose employment with Parent, Seller, or any of their respective Subsidiaries ends during the Retained Business Employee Services Term, regardless of reason, or to hire a new employee to substitute such Retained Business Employee.

(h)   The Parties shall cause the indemnification provisions set forth in this Section 9.18(h) to be included in the agreement governing the Retained Business Services and for such indemnification provisions to apply to the arrangements between the Parties with respect to the Retained Business Services. For the avoidance of doubt, the indemnification provisions in this Section 9.18(h) shall not be subject to the procedures and limitations set forth in Article XII, unless the Parties have failed to enter into an governing the Retained Business Services prior to the Closing.
(i)   Buyer shall indemnify, defend and hold harmless Parent, Seller, their respective Subsidiaries, and their respective directors, officers, employees, agents and representatives (collectively, the “Parent Indemnified Parties”), from and against any and all Losses to the extent arising out of or resulting from:
(A)   Third Party Claims brought against a Parent Indemnified Party that arise out of or result from the provision of services by the Retained Business Employees to Buyer or the Business (the “Retained Business Services”), except to the extent arising out of or resulting from any Retained Business Employee’s gross negligence, fraudulent acts, or criminal or intentional misconduct; or
(B)   claims by any Retained Business Employee brought against a Parent Indemnified Party to the extent that they arise out of or result from (x) any action or inaction by a Retained Business Employee Buyer Indemnified Party related to such Retained Business Employee’s provision of the Retained Business Services or (y) personal injury or personal property damage incurred as a result of the provision of the Retained Business Services on the premises of or using the systems of Buyer or the Business (collectively, the “Retained Business Employee Indemnified Claims”), in each case of clauses (A) and (B), subject to the limitations on liability set forth in the agreement governing the Retained Business Services.
(ii)   Parent and Seller shall indemnify, defend and hold harmless Buyer and its Subsidiaries and their respective directors, officers, employees, agents and representatives (collectively, the “Retained Business Employee Buyer Indemnified Parties”), from and against any and all Losses to the extent arising out of or resulting from:
(A)   Third Party Claims brought against a Retained Business Employee Buyer Indemnified Party that arise out of or result from the Retained Business Employee’s gross negligence, fraudulent acts or criminal or intentional misconduct; or
(B)   claims by any Retained Business Employee brought against a Retained Business Employee Buyer Indemnified Party to the extent that they arise out of or result from (x) any action or inaction by a Parent Indemnified Party in the course of the provision of the Retained Business Services or (y) the provision of the Retained Business Services on the premises of or using the systems of Parent, Seller and their respective Subsidiaries (collectively, the “Buyer Business Employee Indemnified Claims”), in each case of clauses (A) and (B), subject to the limitations on liability set forth in the agreement governing the Retained Business Services.
Section 9.19   Spectrum Agreements.
(a)   As promptly as practicable after the date hereof and, in any event, no later than the date that the filings with the FCC contemplated by Section 8.4(c)(ii) are made, Buyer shall, and Seller will cause its relevant Subsidiaries named therein to enter into the Short-Term Spectrum Manager Lease Agreement.
(b)   As promptly as practicable after the date hereof and, in any event, no later than the date that the filings with the FCC contemplated by Section 8.4(c)(ii) are made, Buyer shall, and Seller will cause its relevant Subsidiaries that are party thereto to, enter into the Short-Term Spectrum Manager Sublease Agreement (King Street DE Spectrum) and the Short-Term Spectrum Manager Sublease Agreement (Advantage DE Spectrum).
Section 9.20   Backhaul Arrangements.
(a)   Effective as of the Closing, the term of any Contract for backhaul of the Business between the Parent Group, on the one hand, and Seller and its Subsidiaries, on the other hand (each, a “Parent

Backhaul Contract”), that would expire prior to the date that is thirty (30) months following the Closing Date shall be extended to the date that is thirty (30) months following the Closing Date. Notwithstanding anything to the contrary in this Agreement or any Parent Backhaul Contract, the Parent Group shall not be obligated to expand the scope of the backhaul or other services provided by the Parent Group under any Parent Backhaul Contract after the Closing.
(b)   During the period from the date hereof until the Closing Date, Seller shall use commercially reasonable efforts to manage the backhaul arrangements of the Business, including with respect to the Parent Backhaul Contracts, in the ordinary course of business consistent with past practice; provided, however, that nothing in this Section 9.20(b) shall impose any such obligation to use commercially reasonable efforts on the Parent Group.
(c)   Following the Closing, and notwithstanding anything to the contrary in any Parent Backhaul Contract, Buyer and its Affiliates (including the Acquired Companies) may freely terminate any Parent Backhaul Contract with any member of the Parent Group and any of its applicable Affiliates or subcontractors at no cost to Buyer and its Affiliates (including the Acquired Companies), and no early termination fees or tariffs, or other similar costs or expenses, shall be payable by Buyer or any of its Affiliates (including the Acquired Companies) in connection therewith.
ARTICLE X
CONDITIONS PRECEDENT TO CLOSE
Section 10.1   Conditions to the Obligations of Each Party to Close.   The respective obligations of each Party to consummate the purchase and sale of the Equity Interests are subject to the satisfaction or (to the extent not prohibited by Law) waiver by Buyer, Seller and Parent at or prior to the Closing of the following conditions:
(a)   Stockholder Approval.   The Requisite Seller Stockholder Approval shall have been obtained.
(b)   No Order.   No Governmental Body of competent jurisdiction shall have issued any Court Order which remains in effect and has the effect of prohibiting or making illegal the Closing or the entry into any of the Transaction Agreements to be executed and delivered at, or in connection with, the Closing.
(c)   Required Regulatory Approvals.   (i) Any waiting period (or any extension thereof, including any agreement with any Governmental Body to delay consummation of purchase and sale of the Equity Interests that was entered into by the Parties in accordance with the terms of this Agreement) applicable to the consummation of the purchase and sale of the Equity Interests under the HSR Act shall have expired or been terminated or early termination thereof shall have been granted and (ii) the consent of the FCC required to be obtained to transfer the Included Spectrum Assets pursuant to this Agreement shall have been granted by the FCC (it being understood that any Remedial Action with respect to the Included Spectrum Assets that the FCC requires as a condition to providing such consent shall not cause the condition in this clause (ii) to fail to be satisfied if such Remedial Action does not impose a Burdensome Condition (other than a Burdensome Condition to which Buyer has agreed to undertake in writing)) (the items described in clauses (i) and (ii), together with the clearance described in Section 10.1(d) and the Spectrum Lease Condition, the “Required Regulatory Approvals”), in each case, without the imposition of any Burdensome Condition (other than a Burdensome Condition to which Buyer has agreed to undertake in writing).
(d)   CFIUS.   CFIUS Clearance shall have been obtained, without the imposition of any Burdensome Condition (other than a Burdensome Condition to which Buyer has agreed to undertake in writing).
(e)   FCC Leases.   The FCC Lease Agreement Notification (as defined in the Short-Term Spectrum Manager Lease Agreement) shall have been filed, and there shall have been no objection to or reconsideration of the FCC Lease Agreement Notification (as defined in the Short-Term Spectrum Manager Lease Agreement) by the FCC or any other action by the FCC that prevents the Term (as defined in the Short-Term Spectrum Manager Lease Agreement) of the Short-Term Spectrum Manager Lease Agreement from commencing on the Closing Date (the “Spectrum Lease Condition”),

in each case, without the imposition of any Burdensome Condition (other than a Burdensome Condition to which Buyer has agreed to undertake in writing).
Section 10.2   Conditions to the Obligations of Buyer to Close.   The obligations of Buyer to consummate the purchase of the Equity Interests are subject to the satisfaction or (to the extent not prohibited by Law) waiver by Buyer on or prior to the Closing Date of the following conditions:
(a)   (i) the representations and warranties of Seller contained in Section 5.2(a) (Capital Structure) shall be true and correct in all respects (other than de minimis inaccuracies) on the date hereof and on the Closing Date as though made on the Closing Date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date); (ii) the representations and warranties of Seller contained in Section 5.3(a) (Authorization), Section 5.22 (No Brokers), Section 5.25 (Vote Required) and Section 5.26 (Takeover Statutes) shall be true and correct on the Closing Date as though made on the Closing Date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date), except for failures of such representations and warranties to be true and correct which would not, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Seller to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements; (iii) the representations and warranties of Seller contained in Section 5.5(a) (Operations Since Reference Date) shall be true and correct in all respects on the date hereof and on the Closing Date as though made on the Closing Date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date); (iv) the representations and warranties of Seller contained in Article V (other than the representations and warranties of Seller contained in Section 5.2(a) (Capital Structure), Section 5.3(a) (Authorization), Section 5.5(a) (Operations Since Reference Date), Section 5.22 (No Brokers), Section 5.25 (Vote Required) and Section 5.26 (Takeover Statutes)), when read without any exception or qualification for materiality or Material Adverse Effect, shall be true and correct on the date hereof and on the Closing Date as though made on the Closing Date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date), except for failures of representations and warranties to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect; (v) the representations and warranties of Parent contained in Section 6.2 (Capital Structure) shall be true and correct in all respects (other than de minimis inaccuracies) on the date hereof and on the Closing Date as though made on the Closing Date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date); (vi) the representations and warranties of Parent contained in Section 6.3(a) (Authorization), Section 6.6 (Vote Required), Section 6.7 (No Brokers) and Section 6.8 (Takeover Statutes) shall be true and correct on the Closing Date as though made on the Closing Date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date), except for failures of such representations and warranties to be true and correct which would not, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Parent to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements; and (vii) the representations and warranties of Parent contained in this Agreement (other than the representations and warranties set forth in Section 6.2 (Capital Structure), Section 6.3(a) (Authorization), Section 6.6 (Vote Required), Section 6.7 (No Brokers) and Section 6.8 (Takeover Statutes)), when read without any exception or qualification for materiality or Material Adverse Effect, shall be true and correct on the date hereof and on the Closing Date as though made on the Closing Date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date), except for failures of representations and warranties to be true and correct which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent to consummate the transactions contemplated by, or to perform its obligations under, the Transaction Agreements;
(b)   each of Parent and Seller shall have performed in all material respects its covenants and agreements required by this Agreement to be performed at or prior to the Closing;
(c)   the Separation shall have been consummated in accordance with and subject to the terms of this Agreement and the Separation Plan in all material respects; provided, however, that Buyer shall not be permitted to waive the condition set forth in this Section 10.2(c) without the prior written consent of Parent and Seller in the event that the consummation of the Closing prior to the consummation of the Separation in all material respects would have a material and adverse effect on the Retained Business, taken as a whole;
(d)   since the date of this Agreement, there shall not have occurred a Material Adverse Effect; and
(e)   there shall have been delivered to Buyer a certificate dated the Closing Date, signed on behalf of Seller and Parent by a duly authorized officer of Seller and Parent, confirming the satisfaction of the conditions set forth in Section 10.2(a), Section 10.2(b), Section 10.2(c)and Section 10.2(d).
Section 10.3   Conditions to the Obligations of Parent and Seller to Close.   The obligations of Parent and Seller to consummate the sale of the Equity Interests are subject to the satisfaction or (to the extent not prohibited by Law) waiver by Parent and Seller at or prior to the Closing of the following conditions:
(a)   the representations and warranties of Buyer contained in Article VII of this Agreement, when read without any exception or qualification for materiality, shall be true and correct on the date hereof and on the Closing Date as though made on the Closing Date (except in the case of any representation or warranty expressly made as of an earlier date, in which case as of such earlier date) except for failures of representations and warranties to be true and correct which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by, or to perform its obligations under, the Transaction Agreements;
(b)   Buyer shall have performed in all material respects its covenants and agreements required by this Agreement to be performed at or prior to the Closing; and
(c)   there shall have been delivered to Seller a certificate dated the Closing Date, signed on behalf of Buyer by a duly authorized officer of Buyer, confirming the satisfaction of the conditions set forth in Section 10.3(a) and Section 10.3(b).
ARTICLE XI
TERMINATION
Section 11.1   Termination.   Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing:
(a)   by the mutual written consent of Buyer, Parent and Seller;
(b)   by either Buyer, Parent or Seller, if:
(i)   the Closing shall not have occurred on or before 5:00 p.m.(Central Time) on November 24, 2025 (the “Initial Termination Date”, as extended pursuant to the immediately succeeding proviso and/or pursuant to Section 4.1(a), the “Termination Date”); provided, however, that (A) if on the Initial Termination Date or the Termination Date, as applicable, all conditions set forth in Article X have been satisfied (other than one or more of (1)the conditions set forth in Section 10.1(b) (but only if the applicable Court Order causing the conditions set forth in Section 10.1(b) not to be satisfied is with respect to any Required Regulatory Law), Section 10.1(c), Section 10.1(d) or Section 10.1(e) and (2) those conditions that by their terms are to be satisfied at the Closing (which conditions described in this clause (2) are capable of being satisfied at the Closing)), then the Initial Termination Date or the Termination Date, as applicable, will be immediately and automatically extended without any further action by any of the Parties for up to two additional periods of six (6)months each for a total additional period of one (1) year in the aggregate, and (B) the right to terminate this Agreement under this Section 11.1(b)(i) shall not be available to any Party whose breach of this Agreement shall have proximately caused the failure of the Closing to occur prior to such date; or
(ii)   prior to the Closing, (A) any Governmental Body of competent jurisdiction having jurisdiction over Parent, Seller or Buyer has issued any Court Order permanently prohibiting or making illegal the Closing, and such Court Order shall have become final and non-appealable or (B) the FCC or CFIUS shall have issued an Order permanently prohibiting or making illegal the Closing, and such Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 11.1(b)(ii) shall not be available to any Party whose breach of this Agreement shall have proximately caused the issuance of any such Order or Court Order;
(c)   by Parent/Seller Action, if Buyer shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement and required to be performed prior to the Closing or any of the representations or warranties of Buyer set forth in this Agreement is or shall have become untrue or inaccurate, which breach, failure to perform, untruth or inaccuracy (i) would give rise to the failure of any condition set forth in Section 10.3(a) or Section 10.3(b) to be satisfied, (ii) has been identified by Parent or Seller in a prior written notice delivered to Buyer; and (iii) Buyer has not cured such breach prior to the earlier of (A) on or before the date that is thirty(30) calendar days following the delivery by Parent of written notice to Buyer of such breach or (B) the date that is three (3) business days prior to the Termination Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 11.1(c) if Parent or Seller shall have breached, or failed to perform, any of its representations, warranties, covenants or agreements set forth in this Agreement or any of its representations or warranties set forth in this Agreement is or shall have become untrue or inaccurate, in any case, such that a condition contained in Section 10.2(a) or Section 10.2(b) would not be satisfied;
(d)   by Buyer, if either of Parent or Seller shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement and required to be performed prior to the Closing or any of the representations or warranties of Parent or Seller set forth in this Agreement is or shall have become untrue or inaccurate, which breach, failure to perform, inaccuracy or untruth (i) would give rise to the failure of any condition set forth in Section 10.2(a) or Section 10.2(b) to be satisfied, (ii) has been identified by Buyer in a prior written notice delivered to Parent and Seller and (iii) Parent or Seller has not cured such breach prior to the earlier of (A) on or before the date that is thirty(30) calendar days following the delivery by Buyer of written notice to Parent and Seller of such breach or (B) the date that is three (3)business days prior to the Termination Date; provided, however, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 11.1(d) if Buyer has breached, or failed to perform, any of its representations, warranties, covenants or agreements set forth in this Agreement or any of its representations or warranties set forth in this Agreement is or shall have become untrue or inaccurate, in any case, such that a condition contained in Section 10.3(a) or Section 10.3(b) would not be satisfied; or
(e)   by Buyer, if Seller has not provided Buyer with a copy of the duly executed Seller Stockholder Written Consent within eight (8)hours after the execution and delivery of this Agreement in accordance with Section 8.1(a).
Section 11.2   Effect of Termination.   In the event that this Agreement is validly terminated by Parent/Seller Action or Buyer pursuant to Section 11.1, written notice thereof shall be given to the other Parties, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without Liability on the part of any Party (or any of its Representatives), and all rights and obligations of each Party shall cease; provided, however, that, no such termination shall relieve any Party of any Liability, costs, expenses (including attorney’s fees) or damages of any kind resulting from any Fraud or Intentional Breach of this Agreement, in which case, the aggrieved Party shall be entitled to all remedies available at law or in equity; provided, further, that the Confidentiality Agreement, the Clean Team Agreement, Section 7.10 (Acknowledgements), the provisions of the last sentence of Section 8.4(c), the provisions of Section 13.5 (No Public Announcements), this Section 11.2 (Effect of Termination), Section 11.3 (Termination Fees; Expenses) and Article XIII shall survive any termination of this Agreement pursuant to Section 11.1 in accordance with their respective terms. Notwithstanding anything in this Agreement to the contrary, in the event that this Agreement is validly terminated by Parent/Seller Action or Buyer, Buyer, Parent and Seller hereby agree that the Non-Solicitation Term is hereby extended to end on the date that is one (1) year from the date of such termination.

Section 11.3   Termination Fees; Expenses.
(a)   In the event that this Agreement is terminated by Buyer pursuant to Section 11.1(e), Seller shall, no later than two (2) business days following the date of termination, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of Buyer, the Termination Fee (it being understood that in no event shall a Termination Fee be required to be paid on more than one occasion, and in no event shall Parent or Seller be required to pay, collectively, more than one Termination Fee).
(b)   In the event this Agreement is terminated by Parent/Seller Action or by Buyer pursuant to (i) Section 11.1(b)(i) if all of the conditions in Section 10.1 and Section 10.2 have been satisfied or waived by Buyer (other than (1) the condition in Section 10.1(b) (if the Court Order causing such condition not to be satisfied is with respect to any Required Regulatory Law), Section 10.1(c), Section 10.1(d) or Section 10.1(e) or (2) those conditions that by their terms are to be satisfied at the Closing (which conditions described in this clause (2) would reasonably be expected to be satisfied if the Closing were held on the date of such termination)) or (ii) Section 11.1(b)(ii) as a result of a Governmental Body challenging the transactions contemplated by this Agreement under any Required Regulatory Laws, then Buyer shall, no later than two (2) business days after the date of such termination, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of Seller, the Reverse Termination Fee (it being understood that in no event shall Buyer be required to pay the Reverse Termination Fee on more than one occasion); provided, however, that if the conditions in Section 10.1(c), Section 10.1(d) and Section 10.1(e) have been satisfied and Buyer has waived the condition in Section 10.1(b), no Reverse Termination Fee shall be payable pursuant to clause (i) of this sentence. For the avoidance of doubt, no Reverse Termination Fee shall be payable pursuant to this Agreement following the Closing.
(c)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to and without limiting Parent and Seller’s rights set forth in Section 11.2, Section 11.3(e), Section 11.3(f) and Section 13.15, Seller’s (or Seller’s designee’s) receipt in full of the Reverse Termination Fee pursuant to Section 11.3(b), in circumstances where the Reverse Termination Fee is owed pursuant to Section 11.3(b), shall constitute the sole and exclusive remedy of Parent and Seller against Buyer or any of its direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the “Buyer Related Parties”) for all Losses and damages suffered by any Seller Related Party as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Buyer Related Parties shall have any further Liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Buyer shall also remain obligated with respect to Parent and Seller’s rights set forth in Section 11.2, Section 11.3(e), Section 11.3(f) and Section 13.15); provided, however, that notwithstanding the foregoing or anything in this Agreement to the contrary, nothing in this Agreement shall limit the liability of Buyer or the recovery of Parent or Seller in the event of any Intentional Breach or Fraud.
(d)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to and without limiting Buyer’s (or Buyer’s designee’s) rights set forth in Section 11.2, Section 11.3(e), Section 11.3(f) and Section 13.15, Buyer’s receipt in full of the Termination Fee pursuant to Section 11.3(a), in circumstances where the Termination Fee is owed pursuant to Section 11.3(a), shall constitute the sole and exclusive monetary remedy of Buyer against Parent, Seller, their Subsidiaries, the Designated Entities and any of their respective direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the “Seller Related Parties”) for all Losses and damages suffered by any Buyer Related Party as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Seller Related Parties shall have any further Liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Parent and Seller shall remain obligated with respect to Buyer’s rights set forth in Section 11.2, Section 11.3(e), Section 11.3(f) and Section 13.15); provided, however, that notwithstanding the foregoing or anything in this Agreement to the contrary, nothing in this Agreement shall limit the liability of Seller or Parent or the recovery of Buyer in the event of any Intentional Breach or Fraud.
(e)   Notwithstanding Section 11.3(c) and Section 11.3(d) or anything else in this Agreement to the contrary, (i) payment of the Reverse Termination Fee pursuant to Section 11.3(b) shall not constitute (A) liquidated damages with respect to any claim for damages or any other claim which Parent or Seller would be entitled to assert against Buyer, any Buyer Related Parties or any of their respective assets with respect to any Intentional Breach of this Agreement or Fraud by Buyer prior to such termination, or (B) the sole and exclusive remedy with respect to any Intentional Breach of this Agreement or Fraud by Buyer prior to such termination and (ii) payment of the Termination Fee pursuant to Section 11.3(a) shall not constitute (A) liquidated damages with respect to any claim for damages or any other claim which Buyer would be entitled to assert against Parent, Seller, any Seller Related Parties or any of their respective assets with respect to any Intentional Breach of this Agreement or Fraud by Parent or Seller prior to such termination, or (B) the sole and exclusive remedy with respect to any Intentional Breach of this Agreement or Fraud by Parent or Seller prior to such termination.
(f)   Each of the Parties acknowledges that (i) the agreements contained in this Section 11.3 are an integral part of the transactions contemplated by this Agreement and without these agreements, Parent, Buyer, and Seller would not enter into this Agreement, (ii) each of the Termination Fee and the Reverse Termination Fee is not a penalty, but, except as set forth in Section 11.3(e), is liquidated damages, in a reasonable amount that will compensate Buyer or Parent and Seller, as the case may be, in the circumstances in which such fee is payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) without these agreements, the Parties would not enter into this Agreement. Accordingly, if Seller or Buyer, as the case may be, fails to timely pay any amount due pursuant to this Section 11.3 and, in order to obtain such payment, Parent, Seller or Buyer, as the case may be, commences a suit that results in a judgment against the other Party for the payment of any amount set forth in this Section 11.3 or any portion thereof, such paying Party shall pay the other Party its costs and expenses in connection with such suit (it being understood and agreed that neither Seller nor Buyer shall be required to reimburse any other Party, as applicable, for any premium, success fee, contingent fee or other similar fee, commission or payment incurred by such other Party in connection with the collection of such overdue amount or the enforcement by such other Party of its rights under this Section 11.3), together with interest on such amount at the annual rate of two percent(2%) plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that nothing in this Section 11.3 shall be deemed to affect their respective rights under Section 13.15 in order to specifically enforce (or receive injunctive relief relating to) this Agreement.
ARTICLE XII
INDEMNIFICATION
Section 12.1   Indemnification by Seller.
(a)   After the Closing and subject to Section 9.6, the other provisions of this Article XII and Section 13.1, Seller shall indemnify and hold harmless Buyer, its Affiliates and its and their respective Representatives (collectively, the “Buyer Indemnified Parties”) against all Losses (regardless of whether or not such Losses relate to a Third Party Claim) suffered or incurred by any Buyer Indemnified Party, or to which any Buyer Indemnified Party otherwise becomes subject, as a result of or in connection with:
(i)   (A) any inaccuracy in or breach of any representation or warranty of Seller or Parent contained in Article V or Article VI of this Agreement , in each case, as of the Closing Date with the same force and effect as if made on and as of the Closing Date (excluding any such representations and warranties that are specifically made as of an earlier date) (clause (A), collectively, “Seller Closing Rep Breaches”) and (B) any inaccuracy in or breach of any representation or warranty of Seller or Parent contained in Article V or Article VI of this Agreement, which is not recoverable under the R&W Insurance Policy as a result of the exclusions described in Sections 4(g)through 4(i) of the R&W Insurance Policy (clause (B), collectively, “Seller Excluded Rep Breaches”);
(ii)   any breach or failure by Seller to perform any of its covenants or agreements contained in this Agreement to be performed after the Closing;
(iii)   any Excluded Liability; or
(iv)   any Seller Note Liability.
(b)   The cumulative aggregate liability of Seller under this Article XII shall in no event exceed the Base Purchase Price.
Section 12.2   Indemnification by Buyer.
(a)   After the Closing and subject to Section 9.6, the other provisions of this Article XII and Section 13.1, Buyer shall indemnify and hold harmless Seller, its Affiliates and its and their respective Representatives (collectively, the “Seller Indemnified Parties”) against all Losses (regardless of whether or not such Losses relate to a Third Party Claim) suffered or incurred by any Seller Indemnified Party, or to which any Seller Indemnified Party otherwise becomes subject, as a result of or in connection with:
(i)   any breach or failure by Buyer to perform any of its covenants or agreements contained in this Agreement to be performed after the Closing; or
(ii)   any Assumed Liability.
(b)   The cumulative aggregate liability of Buyer under this Article XII shall in no event exceed the Base Purchase Price.
Section 12.3   Notification of Claims.
(a)   A Person who may be entitled to be indemnified and held harmless under Section 12.1 or Section 12.2 (the “Indemnified Party”), shall promptly notify the Party that is potentially liable therefor (the “Indemnifying Party”) in writing of any pending or threatened claim, investigation, proceeding or demand by a Third Party that the Indemnified Party has determined has given or could reasonably give rise to such a right under this Agreement (including a pending or threatened claim or demand asserted by a Third Party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand and, if applicable, the specific provision of this Agreement that the Indemnified Party alleges to be breached (or the category of Assumed Liability or Excluded Liability or other category of indemnification into which the Loss fits); provided, however, that any such notice need only specify such information to the knowledge of the Indemnified Party as of the date of such notice and shall not limit or prejudice any of the rights or remedies of any Indemnified Party on the basis of any limitations on the information included in such notice, including any such limitations made in good faith to preserve the attorney-client privilege, work product doctrine or any other privilege; provided, further, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XII except to the extent the Indemnifying Party is materially and adversely prejudiced by such failure, it being understood that notices for claims with respect to a breach of a representation, warranty, covenant or agreement must be delivered prior to the date that is sixty (60) business days after the expiration of any applicable survival period specified in Section 13.1 for such representation, warranty, covenant or agreement (such date, the “Notice Deadline”). Following delivery of a notice of a Third Party Claim, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event, within ten (10)business days) after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such Third Party Claim.

(b)   Following receipt of a notice of a Third Party Claim from an Indemnified Party pursuant to Section 12.3(a), the Indemnifying Party may assume the defense and control of such Third Party Claim by delivery of written notice to the Indemnified Party; provided, however, that the Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim and shall pay the reasonable fees and expenses of one (1)counsel retained by the Indemnified Party if the Third Party Claim (i) seeks any injunctive or other equitable relief or involves any criminal allegations against the Indemnified Party or (ii) seeks monetary damages the amount of which (when taken together with all other Third Party Claims) would reasonably be expected to exceed any limitation on the amount of Losses for which the Indemnifying Party is responsible hereunder or (iii) if the Indemnifying Party is Seller, has been brought by or on behalf of any customer, supplier or other party having business relationships with the Business. The assumption of the defense by the Indemnifying Party of any Third Party Claim shall not require the Indemnifying Party to agree to be liable for any Losses with respect to such Third Party Claim and shall be without prejudice to any rights or defenses of the Indemnifying Party with respect to whether the Indemnified Party is entitled to indemnification under this Article XII for any particular Loss or Losses.
(c)   The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by Section 12.3(b). If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense, and the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (it being understood and agreed that even if the Indemnified Party participates in the defense of such a Third Party Claim, the Indemnifying Party shall control the defense of such Third Party Claim); provided, however, that if, in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party or (B) there exists a material conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim that cannot be waived, the Indemnifying Party shall be liable for the reasonable out-of-pocket fees and expenses of one (1)separate counsel (including advancement thereof) to the Indemnified Party in each jurisdiction in which the Indemnified Party reasonably determines counsel is required. Seller or Buyer, as the case may be, shall, and shall cause each of its Affiliates and Representatives to, reasonably cooperate with the Indemnifying Party in the defense of any Third Party Claim. Without limiting the generality of the foregoing, from and after the delivery of a notice of a claim for indemnification, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its Representatives reasonable access, during normal business hours, to the books, records, personnel and properties of the Indemnified Party to the extent reasonably related to such claim, at no cost to the Indemnifying Party (other than for reasonable out-of-pocket expenses of the Indemnified Parties). The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed), unless (i) such settlement provides only for the payment of monetary damages (and does not impose any injunctive relief or otherwise impose any conditions or restrictions on the applicable Indemnified Party), (ii) the Indemnifying Party pays or causes to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement (subject to the limitations in this Agreement), and (iii) the Indemnifying Party obtains, as a condition of any settlement or other resolution, a complete and unconditional release of each Indemnified Party from any and all liability with respect to such Third Party Claim.
(d)   No Indemnifying Party shall have any liability under this Article XII for any Losses arising out of or in connection with any Third Party Claim that is settled or compromised by an Indemnified Party without the prior consent of such Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed).
(e)   If an Indemnified Party wishes to make a claim under this Article XII that does not involve a Third Party Claim, the Indemnified Party shall give written notice to the Indemnifying Party setting forth (i) a reasonably detailed description of the claim, (ii) a good faith estimate of the amount of the claim (to the extent ascertainable) and (iii) the specific provision of this Agreement that the Indemnified Party alleges to be breached (or the category of Assumed Liability or Excluded Liability or other category of indemnification into which the Loss fits), and such notice shall be accompanied by copies of all documentation reasonably available to the Indemnified Party that may be necessary or appropriate for the purposes of enabling the Indemnifying Party to be informed and to take any and all appropriate decisions and actions with respect to the matter and Loss that is the subject of the claim; provided, however, that any such notice need only specify such information to the knowledge of the Indemnified Party as of the date of such notice and shall not limit or prejudice any of the rights or remedies of any Indemnified Party on the basis of any limitations on the information included in such notice, including any such limitations made in good faith to preserve the attorney-client privilege, work product doctrine or any other privilege; provided, further, that the failure to provide such notice on a timely basis shall not release the Indemnifying Party from any of its obligations under this Article XIII except to the extent the Indemnifying Party is materially and adversely prejudiced by such failure, it being understood that notices for claims with respect to a breach of a representation, warranty, covenant or agreement must be delivered prior to the Notice Deadline.
Section 12.4   Payment.
(a)   In the event a claim for indemnification under this Article XII shall have been finally determined, the amount of such final determination shall be paid to the Indemnified Party on demand in immediately available funds. An indemnification claim, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Article XII when the Parties to such indemnification claim have so determined by mutual agreement or, if disputed, when a final non appealable Order or Arbitration Decision shall have been entered.
Section 12.5   No Duplication; Exclusive Remedies.
(a)   Any liability for indemnification hereunder and under any Ancillary Agreement shall be determined without duplication of recovery by reason of the same Loss. Notwithstanding any other provision of this Agreement to the contrary, Seller shall not be required to indemnify or hold harmless any Buyer Indemnified Party against any Losses reflected in the Closing Statement or the Post-Closing Adjustment Amount.
(b)   Without limiting Buyer’s and its Affiliates’ rights under the R&W Insurance Policy, following the Closing, except for (x) claims based on Fraud, (y) the remedy of specific performance pursuant to Section 13.15 and (z) the indemnification provisions in Section 9.9 and Section 9.18(h), the indemnification provisions of Article XII shall be the sole and exclusive remedies of the Indemnified Parties for any Losses resulting from or in connection with breaches of representations or warranties or breaches or failures to perform or comply with any covenants or agreements contained in this Agreement. In furtherance of the foregoing, each of Buyer, on behalf of itself and each other Buyer Indemnified Party, and each of Parent and Seller, on behalf of itself and each other Seller Indemnified Party, waives, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against any Party for any Losses resulting from or in connection with breaches of representations or warranties or breaches or failures to perform or comply with any covenants or agreements contained in this Agreement (whether under this Agreement or arising under common Law or any other applicable Law), except for claims based on Fraud and except pursuant to: (A) the indemnification provisions set forth in Section 9.9 and Section 9.18(h) and in this Article XII or (B) as provided under (1) the provisions of Section 9.6, (2) the provisions hereof providing for specific performance or (3) the provisions of any Ancillary Agreement.
Section 12.6   Additional Indemnification Provisions.   The indemnification provided for in Section 12.1 and Section 12.2 shall be subject to the following limitations:
(a)   In no event shall Seller be required to indemnify or hold the Buyer Indemnified Parties harmless under Section 12.1(a)(i) with respect to a breach of a representation or warranty if such breach is a Seller Closing Rep Breach unless all of the following are satisfied:
(i)   the Policy Condition has been satisfied;

(ii)   the Seller Closing Rep Breach for which indemnification is sought did not exist as of the date hereof;
(iii)   Buyer did not have Actual Knowledge (as defined in the R&W Insurance Policy) as of the Closing of the Seller Closing Rep Breach for which indemnification is sought; and
(iv)   any Losses in respect of the Seller Closing Rep Breach for which indemnification is sought are not fully covered by the R&W Insurance Policy (but solely to the extent such Losses are not covered by the R&W Insurance Policy).
For the avoidance of doubt, the limitations in this Section 12.6(a) shall not be applicable to any Seller Excluded Rep Breach.
(b)   Other than with respect to any claims for indemnification based upon, resulting from, arising out of or relating to any inaccuracy in or breach of any Specified Representations, Seller shall not be required to indemnify or hold the Buyer Indemnified Parties harmless under Section 12.1(a)(i) unless and until the aggregate amount of all Losses suffered or incurred by the Buyer Indemnified Parties based upon, resulting from, arising out of or relating to Seller Closing Rep Breaches or Seller Excluded Rep Breaches (other than those based upon, resulting from, arising out of or relating to the Specified Representations) exceeds the Seller Indemnification Threshold, and once the Seller Indemnification Threshold has been exceeded, Seller shall be required to indemnify and hold the Buyer Indemnified Parties harmless for only such Losses in excess of the Seller Indemnification Threshold.
(c)   The total amount of indemnification payments that Seller shall be required to make to the Buyer Indemnified Parties under Section 12.1(a)(i) shall be limited to $165,000,000.
(d)   For the purposes of determining whether a breach of representation or warranty has occurred for the purposes of Section 12.1(a)(i) and calculating the amount of Losses related thereto, any qualification as to materiality, Material Adverse Effect or any other similar qualification or standard contained in any representation or warranty made by Seller or Parent in this Agreement shall be disregarded, other than for purposes of Section 5.4(e) (Financial Statements), “Material Contracts,” “Material Leased Real Property,” “Material Leases,” “Material Licenses,” “Material Supplier,” and “Material Tower Leases” and the term “Material Adverse Effect” in Section 5.5(a) (Operations Since Reference Date). No claim for indemnification may be made under this Article XII, and the Indemnifying Party shall not be liable to, and shall not be required to indemnify, hold harmless, pay or reimburse, the Indemnified Party with respect to any claim for indemnification first asserted or delivered after the Notice Deadline as set forth in Section 12.3. Notwithstanding anything to the contrary herein, (i) any claim for indemnification under this Article XII, whether or not relating to a Third Party Claim, with respect to which a notice has been delivered pursuant to Section 12.3 prior to the expiration of the applicable survival period set forth in Section 13.1 shall survive until such claim is fully and finally resolved, and (ii) the delivery of such notice shall extend the applicable survival period for the applicable claim until such claim is fully and finally resolved, irrespective of whether the party delivering such notice has initiated any Action or otherwise taken any further action in connection with the matters constituting the basis for such claim.
(e)   With respect to each indemnification obligation in this Agreement (except for any claims in connection with any Seller Note Liability), all Losses shall be net of (i) any Eligible Insurance Proceeds and (ii) to the extent Buyer makes the Stock Purchase Request and such Losses are incurred by USCC Services, any net Tax benefits actually realized by USCC Services LLC as a result of such Losses in any taxable year prior to or including the year the indemnification payment is made (provided that (1) for this purpose the Tax benefits shall be measured on a “with and without basis”, (2) the Tax benefits shall be deemed realized at the time cash is received or, if such Tax benefits is in the nature of a credit or offset, at the time the Tax Return in which such savings are realized is required to be filed under applicable Law, and that (3) if such Tax benefit is reduced or disallowed as a result of a Tax Contest, Seller shall promptly pay the amount so reduced or disallowed to Buyer).
(f)   In any case where an Indemnified Party recovers from a Third Party any amount with respect to any Loss paid by the Indemnifying Party pursuant to this Article XII, such Indemnified Party shall reasonably promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the amount of reasonable costs and expenses incurred by it in procuring such recovery, which costs shall not exceed the amount so recovered), but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party with respect to such claim and (ii) any amount reasonably expended by the Indemnifying Party in pursuing or defending any claim arising out of such Loss.
(g)   If any portion of Losses to be paid by the Indemnifying Party pursuant to this Article XII would reasonably be expected to be recoverable from a Third Party not affiliated with the relevant Indemnified Party (other than Representatives (other than R&W Insurers), customers or subscribers) based on the underlying matter or the underlying claim or demand asserted against such Indemnifying Party, then the Indemnified Party shall, upon the reasonable request of the Indemnifying Party, use reasonable best efforts to collect the maximum amount recoverable from such Third Party, in which event the Indemnifying Party shall reimburse the Indemnified Party for all reasonable costs and expenses incurred in connection with such collection (which costs and expenses of collection shall not exceed the amount recoverable from such Third Party); provided, however, that in no event shall the Indemnifying Party (i) be responsible for any costs or expenses of an Indemnified Party incurred in connection with collection under the R&W Insurance Policy or (ii) be required to pursue litigation, arbitration or any other adversarial proceeding against any such Third Party.
(h)   The Parties shall treat any indemnification payment made under this Agreement as an adjustment to the Purchase Price, unless otherwise required by applicable Law.
(i)   If any portion of Losses to be paid by the Indemnifying Party pursuant to this Article XII may be covered, in whole or in part, by third party insurance coverage (including the R&W Insurance Policy), the Indemnified Party shall reasonably promptly give written notice thereof to the Indemnifying Party. The Indemnified Party shall use reasonable best efforts to collect the maximum amount of insurance proceeds thereunder, and all such proceeds actually collected with respect to any Loss (net of (i) the amount of reasonable costs and expenses incurred by the Indemnified Party or any of its Affiliates in collecting such proceeds and (ii) the present value of any increased costs incurred by such Indemnified Party or any of its Affiliates as a result of such Loss, including any retroactive or prospective premium adjustments resulting from such Loss) shall be considered “Eligible Insurance Proceeds”. Notwithstanding anything to the contrary in this Agreement, Seller and Parent hereby acknowledge and agree that (i) the Buyer Indemnified Parties may make claims for the same Losses or series of related Losses under both Article XII and the R&W Insurance Policy, (ii) nothing in this Article XII shall be construed to prohibit a Buyer Indemnified Party from making a claim for indemnification under Article XII prior to the Notice Deadline or otherwise impair or limit a Buyer Indemnified Party’s right or ability to comply with the notice requirements set forth in Section 12.3, and (iii) the denial of any claim under the R&W Insurance Policy shall not be construed or used as evidence that any Buyer Indemnified Party is not entitled to be indemnified under Article XII. Buyer shall have the same obligations under this Agreement in relation to the R&W Binder and the R&W Insurance Policy as it would have had if Buyer (rather than the Specified Buyer Affiliate) were the named insured thereunder.
Section 12.7   Mitigation.   Each of the Parties shall, and shall cause its applicable Representatives (other than Affiliates who are not controlled) to, use reasonable best efforts to mitigate their respective Losses, in each case, to the extent such Party is required to do so under applicable Law, upon and after becoming aware of any fact, event, circumstance or condition that has given rise to, or would reasonably be expected to give rise to, any Losses that are indemnifiable hereunder.
Section 12.8   Exclusions.   Prior to the Closing Date, each of the Parties shall, and shall cause its applicable Representatives (other than Affiliates who are not controlled) to, cooperate in good faith and use their respective reasonable best efforts to remove the exclusions in Section 4(h) of the R&W Insurance Policy.
ARTICLE XIII
MISCELLANEOUS
Section 13.1   Survival.   The Parties, intending to modify any applicable statute of limitations, agree that (a) the representations and warranties in this Agreement will terminate effective as of the Closing and will not survive the Closing for any purpose, and thereafter there will be no Liability on the part of, nor will any claim be made by any Party in respect thereof (it being understood that nothing in this Section 13.1 is intended to affect or limit the ability of Buyer or any of its Affiliates to recover under the R&W Insurance Policy for any matters covered thereunder), and (b) after the Closing, there will be no Liability on the part of, nor will any claim be made by, any Party in respect of any covenant or agreement contained in this Agreement that by its terms is to be fully performed prior to the Closing; provided, however, that (i) the Specified Representations shall survive (together with any right to assert a claim under Section 12.1(a)(i) with respect to an inaccuracy in or breach of such representations and warranties) the Closing until six (6) years after the Closing Date, (ii) all other representations and warranties set forth in this Agreement (other than the Specified Representations) shall survive (together with any right to assert a claim under Section 12.1(a)(i) with respect to an inaccuracy in or breach of such representations and warranties) the Closing until the date that is eighteen (18) months after the Closing Date, in each case, at which time such representations and warranties shall terminate (and no claims shall be made under Section 12.1(a)(i) for indemnification thereafter). All covenants and agreements contained in this Agreement that by their terms contemplate performance thereof at or following the Closing or otherwise expressly by their terms survive the Closing will survive the Closing in accordance with their terms. Notwithstanding anything to the contrary herein, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Buyer, Seller or Parent, after the consummation of the purchase and sale of the Equity Interests contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing in this Agreement shall limit (1) the rights or remedies of any Person based upon or in connection with Fraud or Intentional Breach or (2) any Party’s right to bring claims based on Fraud or Intentional Breach with respect to this Agreement following the Closing (in each case, which such right shall survive indefinitely or until the latest time permitted by applicable Law).
Section 13.2   Confidential Nature of Information.
(a)   Buyer acknowledges and agrees that all documents, materials and other information provided to it and its Representatives during the course of the negotiations leading to the consummation of the transactions contemplated by the Transaction Agreements (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of the Transaction Agreements and other related documents are subject to the terms of the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect following the Closing in accordance with its terms; provided, however, that Buyer’s confidentiality obligations under the Confidentiality Agreement shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) relating to the Business, with all other Evaluation Material covered thereby remaining subject to the terms of the Confidentiality Agreement in accordance with its terms.
(b)   From and after the Closing, Seller and Parent shall, and shall cause their Affiliates and their respective Representatives to, maintain in confidence any confidential information to the extent relating to (i) the Business, other than any such information that is an Excluded Asset, and (ii) the transactions contemplated by this Agreement, including any transactions contemplated by any Ancillary Agreement.
(c)   Notwithstanding Section 13.2(a), from and after the Closing, Buyer shall, and shall cause its Affiliates and its and their Representatives to, maintain in confidence any confidential information to the extent relating to (i) the Parent Group or the Retained Business, other than confidential information relating to the Business that is not an Excluded Asset, and (ii) the transactions contemplated by this Agreement, including any transactions contemplated by any Ancillary Agreement.
(d)   The requirements of Section 13.2(b) and Section 13.2(c) shall not apply to the extent that (i) any such information is or becomes generally available to the public, (A) in the case of Section 13.2(c), other than as a result of disclosure by Buyer, any Acquired Company (after the Closing Date) or any of its or their respective Affiliates or Representatives in breach of any of their obligations hereunder or any other Transaction Agreement and (B) in the case of Section 13.2(b), other than as a result of disclosure by Seller, Parent or any of its or their respective Affiliates or Representatives in breach of any of their obligations hereunder or any other Transaction Agreement, (ii) any such information is required or requested by applicable Law or a Governmental Body or by the rules of any national stock exchange with respect to a Party’s publicly-traded securities to be disclosed after prior written notice has been given to the other Party (to the extent such prior written notice is permitted to be given under applicable Law); provided, however, that the disclosing Party, to the extent reasonably requested by the other Party, shall cooperate with such other Party in seeking an appropriate order or other remedy protecting such information from disclosure, (iii) any such information is reasonably necessary to be disclosed in connection with any Action, (iv) any such information was or becomes available to such Party on a non-confidential basis and from a source (other than a Party to this Agreement or any Affiliate or Representative of such Party) that is not bound by a confidentiality agreement with respect to such information or (v) any such information is required to be disclosed in order to obtain legal advice in relation to or to enforce the terms of any Transaction Agreement. Each of the Parties shall instruct its Affiliates and Representatives having access to such information of such confidentiality obligations. Notwithstanding anything to the contrary in Section 13.2(b) and Section 13.2(c), in connection with any transaction involving the acquisition of assets or equity interests, a merger, consolidation or other business sale combination, sale of equity securities, tender offer, exchange offer or similar transaction, the Seller Group and the Parent Group may disclose the Transaction Agreements and the transactions contemplated by the Transaction Agreements (other than with respect to the Long-Term Master License Agreement, for which Section 1(d) of Long-Term Master License Agreement shall govern) to the extent such disclosure is reasonably necessary to facilitate the consummation of such transaction; provided, that the recipient thereof agrees to be subject to customary obligations of confidentiality. For the avoidance of doubt, Parent, Seller and their respective Affiliates may also disclose their own confidential information that relates to both the Retained Business and the Business solely to the extent such disclosure is reasonably necessary to facilitate the consummation of a transaction described in the preceding sentence; provided, that the recipient thereof agrees to be subject to customary obligations of confidentiality.
(e)   At Buyer’s reasonable request and expense, (i) Parent shall use reasonable best efforts to seek enforcement of the confidentiality or non-disclosure agreements with prospective purchasers of the Business or the Acquired Companies or (ii) to the extent permitted under the terms of such confidentiality or non-disclosure agreements, Parent shall assign to Buyer the right to enforce such agreements against such Persons to the extent related to the Business.
Section 13.3   Governing Law; Submission to Jurisdiction.   All issues and questions concerning the construction, validity, interpretation and enforceability of the Transaction Agreements and the exhibits and schedules hereto and thereto and any claim or legal proceeding relating to or arising out of the transactions contemplated by the Transaction Agreements shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of or otherwise relating to, the Transaction Agreements or the transactions contemplated thereby may be brought against any of the Parties only in the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, any federal court located in the District of Delaware, or if the federal court does not have subject matter jurisdiction, any court of the State of Delaware), and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.
Section 13.4   Waiver of Jury Trial.   EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION AGREEMENTS, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 13.5   No Public Announcement.   Parent, Seller and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transaction

Agreements or the transactions contemplated hereby or thereby, and none of the Parties shall, and each of the Parties shall cause its Affiliates and Representatives acting on its behalf not to, issue any such press release or make any public statement prior to obtaining the written (email being sufficient) consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the restrictions set forth in this Section 13.5 (including any obligation to obtain advance consent) shall not apply to any press release, public statement or other announcement issued or made, or proposed to be issued or made by Parent, Seller or Buyer or any of their respective Representatives, (a) as may be required by Law or obligations pursuant to applicable stock exchange rule or any listing agreement or (b) that is consistent in all material respects with public disclosures or prior communications previously consented to by the other Parties in accordance with this Section 13.5 or otherwise made consistent with this Section 13.5, including investor conference calls, filings with the SEC, Q&As or other publicly disclosed documents, in each case, to the extent such disclosure is still accurate. In addition, each of Parent, Seller and Buyer may, without the other Parties’ consent, communicate to its employees, customers, suppliers and consultants, and nothing in this Section 13.5 shall limit such communications by Parent, Seller, Buyer and each of their Representatives; provided that such communication is consistent with prior communications of Parent, Seller or Buyer or any communications plan previously agreed to by Buyer, Parent and Seller, in which case such communications may be made consistent with such plan. The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint release in the form mutually agreed by Parent, Seller and Buyer. For the avoidance of doubt, any public filings providing notice to or seeking consents, approvals or authorizations from any Governmental Body made pursuant to Section 8.4 shall be governed by Section 8.4 and not this Section 13.5.
Section 13.6   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 13.7   Notices.   All notices, requests, consents, claims, demands and other communications under any Transaction Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email) (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.7):
If to Buyer (or after Closing, the Company), to:
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, WA 98006
Attention: Mark Nelson, General Counsel
Email: Mark.Nelson@t-mobile.com
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: James E. Langston
Email: jlangston@paulweiss.com

and
Cleary Gottlieb Steen & Hamilton LLP
650 California Street
San Francisco, CA 94108
Attention: Christopher R. Moore
Email: chrmoore@cgsh.com
If to Parent (or prior to the Closing, the Company), to:
Telephone and Data Systems, Inc.
30 North LaSalle Street
Suite 4000
Chicago, Illinois 60602
Attention: Joseph Hanley
Email: joseph.hanley@tdsinc.com
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: John P. Kelsh; Scott R. Williams; Christopher R. Hale
Email: jkelsh@sidley.com; swilliams@sidley.com; chale@sidley.com
If to Seller (or prior to the Closing, the Company), to:
United States Cellular Corporation
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Attention: Austin Summerford, Adriana Welton
Email: Austin.Summerford@uscellular.com; Adriana.Welton@uscellular.com with a copy (which shall not constitute notice) to:
Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001
Attention: G.J. Ligelis Jr.
Section 13.8   Successors and Assigns; Parties in Interest.   This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Parties, except that (a) any Party may assign its rights (but not its obligations) under this Agreement to any of its Affiliates without the prior written consent of the other Parties, provided that no such assignment shall affect or relieve such Party of its obligations and Liabilities under this Agreement, (b) Seller may assign its rights under Section 8.13, Section 9.1(b), Section 9.9 and Section 12.2(a) of this Agreement without the prior written consent of Buyer in connection with any sale of a material portion of the assets of the Retained Business or the Excluded Assets or in connection with any merger or consolidation involving Seller (but no such assignment shall expand or increase Buyer’s obligations or liability under this Agreement) and (c) Parent may assign its rights under Section 12.2(a) of this Agreement without the prior written consent of Buyer in connection with any sale of a material portion of the assets of Parent and its Subsidiaries (other than Seller or its Subsidiaries) or in connection with any merger or consolidation involving Parent (but no such assignment shall expand or increase Buyer’s obligations or liability under this Agreement). Subject to Section 9.12, Article XII and Section 13.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 13.9   Entire Agreement; Amendments.   This Agreement, the Parent/Seller Disclosure Letter, the Buyer Disclosure Letter, the annexes, exhibits and schedules referred to herein, the documents delivered pursuant hereto, including the Ancillary Agreements, and the Confidentiality Agreement contain the entire understanding of the Parties with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the Parties. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.
Section 13.10   Interpretation.   Any disclosure set forth or deemed to be set forth in the Parent/Seller Disclosure Letter with respect to any Section of this Agreement shall be deemed to be disclosed for purposes of other Sections of this Agreement to the extent that such disclosure sets forth facts in sufficient detail so that the relevance of such disclosure would be reasonably apparent on the face of such disclosure. Matters reflected in any Section of the Parent/Seller Disclosure Letter are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any item or other matter in the Parent/Seller Disclosure Letter shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement. All matters set forth in the Parent SEC Documents and Seller SEC Documents, in each case as of the date hereof, shall be deemed to be set forth in the Parent/Seller Disclosure Letter. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any contract, Law or Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. The disclosures set forth in the Parent/Seller Disclosure Letter and the dollar thresholds set forth in this Agreement shall not be used as a basis for interpreting the terms “material,” “Material Adverse Effect” or other similar terms in this Agreement. This Parent/Seller Disclosure Letter and the information contained therein are intended only to qualify or provide disclosure for the purposes of the applicable representations, warranties and covenants contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants.
Section 13.11   Waivers.   Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof; provided, however, that to the extent this provision would otherwise require the waiver of, or extension by, Seller only or Parent only, the waiver of, or extension by, both Seller and Parent shall be required. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall not impair the rights of the Party granting such waiver in any other respect or at any other time. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
Section 13.12   Partial Invalidity.   Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.
Section 13.13   Execution in Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Signatures of the Parties transmitted by e-mail shall be deemed to be their original signatures for all purposes. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, email or other electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party or to any such agreement or instrument, each other Party or party thereto shall re-execute original forms thereof and deliver them to all other parties. No Party or party to any such agreement or instrument shall raise the use of a facsimile machine, email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, email or other electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
Section 13.14   Further Assurances.   If at any time any of the Parties shall consider or be advised that any further documents or actions are reasonably necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Equity Interests under or otherwise pursuant to this Agreement, the Parties shall execute and deliver such further documents or take such actions and provide all reasonable assurances and to take and do all such other reasonable actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Equity Interests under or otherwise pursuant to this Agreement.
Section 13.15   Specific Performance.
(a)   The Parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the right of a Party to cause the other Parties to consummate the transactions contemplated by this Agreement), in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or any other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to show proof of actual damages or provide any bond or other security in connection with any such Order.
(b)   To the extent any Party brings an Action to specifically enforce the performance of the terms and provisions of this Agreement (other than an Action to enforce specifically any provision that expressly survives the termination of this Agreement), the Termination Date shall automatically be extended to (i) the fifth(5th) business day following the resolution of such Action or (ii) such other time period established by the court presiding over such Action.
(c)   Each of the Parties agrees that nothing set forth in this Agreement shall require a Party to institute any Action for (or limit a Party’s right to institute any Action for) specific performance under this Section 13.15 prior, or as a condition, to exercising any termination right under Article XI (and pursuing damages after such termination), nor shall the commencement of any Action seeking remedies pursuant to this Section 13.15 or anything set forth in this Section 13.15 restrict or limit a Party’s right to terminate this Agreement in accordance with the terms of Article XI or pursue any other remedies under this Agreement that may be available then or thereafter.
Section 13.16   Legal Representation.
(a)   Recognizing that Sidley Austin LLP, Cravath, Swaine& Moore LLP, Clifford Chance LLP, Morris, Nichols, Arsht & Tunnell LLP, Wilkinson Barker Knauer LLP and/or Telecommunications Law Professionals, PLLC (each, a “Law Firm” and collectively, the “Law Firms”) have acted as legal counsel to Parent, Seller and/or their Subsidiaries or the Seller Independent Directors for various matters prior to the Closing, including in connection with this Agreement and the transactions contemplated hereby (collectively, the “Pre-Closing Engagements”), and in that connection not as counsel for any other Person, including Buyer or any of its Affiliates, only Parent, Seller, their respective Subsidiaries (other than the Acquired Companies) and the Seller Independent Directors shall be considered clients of the Law Firms for purposes of the Pre-Closing Engagements. In connection with any matter, including anything related to the transactions contemplated hereby or any disagreement or dispute in connection therewith or any other matter relating to a Pre-Closing Engagement, the Parties agree that Parent, Seller and the Seller Independent Directors shall each have the right, at its election, to retain the Law Firms after the Closing to represent it and its Affiliates in such matter, and Buyer (on behalf of itself and its Affiliates and Representatives) hereby agrees, and agrees to cause the Acquired Companies to agree, to irrevocably waive and consent to any such representation in any such matter. Without limiting the generality of the foregoing, after the Closing, the Law Firms shall be permitted to represent Parent, Seller, any of their Affiliates or Representatives or the Seller Independent Directors, in connection with any negotiation, transaction or dispute (where “dispute” includes litigation, arbitration or other adversarial proceedings) with Buyer, the Acquired Companies or any of their respective Affiliates or Representatives relating to any Pre-Closing Engagements, including indemnification claims or any other matter related to any Transaction Agreement or the transactions contemplated thereby.
(b)   Buyer, on behalf of itself and its Affiliates, further agrees that all communications in any form or format whatsoever between or among the Law Firms, Parent, Seller or any Acquired Company, or any of their respective Affiliates or Representatives or the Seller Independent Directors, that relate in any way to the negotiation, documentation and consummation of the transactions contemplated hereby or any dispute arising under this Agreement (collectively, the “Deal Communications”) shall be deemed to be retained and owned by Parent, Seller and/or the Seller Independent Directors, shall be controlled by Parent, Seller and/or the Seller Independent Directors and shall not pass to or be claimed by the Acquired Companies, Buyer or any of their respective Affiliates, and none of the Acquired Companies, Buyer or any of its respective Affiliates shall have access to any such Deal Communications, or to the files of the Law Firms relating thereto. For the avoidance of doubt, Buyer, on behalf of itself and its Affiliates, agrees that (i) none of Buyer, the Acquired Companies, or any of their respective Affiliates shall use or rely on any of the Deal Communications in connection with any dispute against or involving any of the Parties after the Closing and (ii) Parent, Seller, any of their respective Affiliates or the Seller Independent Directors may use and rely on any of the Deal Communications in connection with any dispute against or involving any of the Parties after the Closing. Buyer, on behalf of itself and its Affiliates, irrevocably waives and agrees not to assert any right it may have to discover or obtain information or documentation relating to the representation of Parent and/or Seller, any of their respective Affiliates or the Seller Independent Directors, by any Law Firm relating to any Deal Communications or any other matter related to any Transaction Agreement or the transactions contemplated thereby. Without limiting the generality of the foregoing, notwithstanding that an Acquired Company may be a client of a Pre-Closing Engagement, from and after the Closing, (i) Parent and/or Seller or the Seller Independent Directors shall be the sole holders of the attorney-client privilege with respect to Deal Communications that are attorney-client privileged (the “Privileged Deal Communications”) and the expectation of client confidence relating to any Deal Communications, and none of Buyer, the Acquired Companies, or any of their respective Affiliates shall be a holder thereof, (ii) to the extent that files of the Law Firms with respect to the transactions contemplated hereby would constitute property of Parent and/or Seller and their respective Subsidiaries or the Seller Independent Directors, only Parent and/or Seller or the Seller Independent Directors, respectively, shall hold such property rights, (iii) the Law Firms shall have no duty whatsoever to reveal or disclose any Deal Communications or such files to Buyer, the Acquired Companies or any of their respective Affiliates by reason of any attorney-client relationship between the Law Firms and the Acquired Companies or otherwise and (iv) because it would be impracticable to remove from the records (including emails and other electronic files) of the Acquired Companies any Deal Communications, Buyer agrees, and agrees to cause its Affiliates, including the Acquired Companies, to agree, to use reasonable best efforts not to access, review or otherwise use, examine or rely upon such Deal Communications that may remain in the records of the Acquired Companies, and the Parties agree that no attorney-client privilege, attorney work product or other applicable evidentiary privilege or protection is waived or intended to be waived by allowing such material to remain in the files of the Acquired Companies.
(c)   Furthermore, in the event of a dispute between Parent or Seller or the Seller Independent Directors, on the one hand, and any of the Acquired Companies, on the other hand, arising out of or relating to any matter in which any Law Firm acted for them both, none of the attorney-client privilege, attorney work product protection, the expectation of client confidence or any other rights to any evidentiary privilege or protection will protect from disclosure to Parent, Seller or their Affiliates or Representatives or the Seller Independent Directors any information or documents developed or shared during the course of any Law Firm’s joint representation of Parent and Seller or the Seller Independent Directors, on the one hand, and the Acquired Companies, on the other hand.
(d)   Notwithstanding the foregoing, if the Acquired Companies, Buyer or any of their respective Affiliates intentionally or inadvertently come into possession of Privileged Deal Communications and in the event that a dispute arises between Buyer and any of the Acquired Companies or, on the one hand, and a Third Party (other than Parent, Seller or any of their respective Subsidiaries or the Seller Independent Directors), on the other hand, Buyer and any of the Acquired Companies may assert any applicable privilege or protection to prevent the disclosure of the Privileged Deal Communications to such Third Party; provided, however, that neither Buyer nor the Acquired Companies may waive such privilege or protection without the prior written consent of Parent and Seller or the Seller Independent Directors, as applicable (not to be unreasonably withheld, delayed or conditioned). In the event that Buyer or any of the Acquired Companies is legally required by Governmental Body or applicable Laws or otherwise to access, obtain or disclose a copy of all or a portion of such Deal Communications, Buyer shall and shall cause the Acquired Companies to promptly notify Parent and Seller or the Seller Independent Directors in writing (including by making specific reference to this Section 13.16) so that Parent and Seller or the Seller Independent Directors can seek a protective order and Buyer agrees to and shall cause the Acquired Companies to use all reasonable best efforts to assist therewith, at Parent, Seller or the Seller Independent Directors cost and expense, as applicable.
(e)   Each of Parent and Seller, on behalf of itself and its Affiliates and the Seller Independent Directors, and Buyer, on behalf of itself and its Affiliates, consent to the foregoing arrangements and waive (and agree to cause their respective Affiliates to consent to the foregoing arrangements and to waive) any actual or potential conflict of interest that may be involved in connection with any representation by the Law Firms permitted hereunder. Buyer shall not seek or have, and shall cause its Affiliates to refrain from seeking or having, the Law Firms disqualified from any such representation based on the prior representation of the Acquired Companies by the Law Firms.
Section 13.17   Non-Recourse.   Except to the extent a named party to this Agreement or any Transaction Agreements, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate (including, for the avoidance of doubt, Deutsche Telekom AG), agent, attorney or Representative of Parent, Seller, Buyer or their respective Affiliates shall have any Liability for any obligations or Liabilities of Parent, Seller or Buyer, as applicable, under the Transaction Agreements of or for any claim based on, in respect of, or by reason of, the transactions contemplated thereby.
Section 13.18   Bulk Sales Laws.   The Parties waive compliance by Seller and the Asset Transferors with the provisions of the ‘bulk sales,’ ‘bulk transfer’ or similar Laws of any state or any jurisdiction that may otherwise be applicable with respect to the sale of any Transferred Asset and acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, any Liabilities arising out of the failure of Seller or any of the Asset Transferors to comply with the requirements and provisions of any ‘bulk sales’, ‘bulk transfer’ or similar Laws of any state or any jurisdiction that would otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.
[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.
T-MOBILE US, INC.
By:
/s/ Mike Katz

Name: Mike Katz
Title: President — Marketing, Strategy and Products
UNITED STATES CELLULAR CORPORATION
By:
/s/ Laurent C. Therivel

Name: Laurent C. Therivel
Title: President and Chief Executive Officer
TELEPHONE AND DATA SYSTEMS, INC.
By:
/s/ LeRoy T. Carlson, Jr.

Name: LeRoy T. Carlson, Jr.
Title: President and Chief Executive Officer
USCC WIRELESS HOLDINGS, LLC
By:
/s/ Laurent C. Therivel

Name: Laurent C. Therivel
Title: President
[Signature Page to Securities Purchase Agreement]

Exhibit H
CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.
MASTER LICENSE AGREEMENT
by and between
T-MOBILE USA, INC.
and
[USCC]

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EXHIBIT A — SITE LICENSE AGREEMENT
EXHIBITB — LICENSOR’S APPLICATION FORM
EXHIBIT C — AMENDMENT TO SITE LICENSE AGREEMENT
EXHIBIT D — FEE SCHEDULE
EXHIBIT E — INTERIM SITES — SPECIAL TERMS
EXHIBIT F — EXISTING TOWERS
EXHIBIT G — TOWERS UNDER CONSTRUCTION
EXHIBIT H — COMMITTED SITES
EXHIBIT I — EXISTING SITES
EXHIBIT J — INTERIM SITES
EXHIBIT K — SHARED ASSET AGREEMENTS
EXHIBIT L — SOLE OCCUPANT SITES
EXHIBIT M — ANTICIPATED SITES

MASTER LICENSE AGREEMENT
This Master License Agreement (“MLA”) is made and entered into as of the date of closing under the SPA (as defined below) (the “Effective Date”) between T-Mobile USA, Inc., a Delaware corporation (“T-Mobile”), on behalf of its participating Affiliates and Subsidiaries as that term is defined herein (T-Mobile’s Affiliates and Subsidiaries that become parties to SLAs (as defined below) are herein referred to as “LICENSEE”), and [                 ] (“USCC”), a [• company], on behalf of its Affiliates and Subsidiaries (USCC’s Affiliates and Subsidiaries that become parties to SLAs are herein referred to as “LICENSOR”). T-Mobile and USCC are referred to collectively herein as the “Parties” and individually as a “Party.”
WITNESSETH:
A.   WHEREAS, Telephone and Data Systems, Inc., a Delaware corporation, United States Cellular Corporation, a Delaware Corporation, USCC Wireless Holdings, LLC, a Delaware limited liability company (“Company”), and T-Mobile US, Inc., a Delaware Corporation, have entered into that certain Securities Purchase Agreement dated as of May 24, 2024 (the “SPA”) providing for, among other things, the transfer of USCC’s Business, as defined in the SPA, to Company and the acquisition of all of the equity interests in Company by T-Mobile;
B.   WHEREAS, following the closing under the SPA, USCC and its Affiliates and Subsidiaries will remain the owners of, or otherwise have a property interest in, certain buildings, towers, facilities and/or real property at which T-Mobile, through one of its Affiliates and Subsidiaries, may from time to time install and maintain communications facilities as hereinafter described;
C.   WHEREAS, USCC, on behalf of Affiliates and Subsidiaries, and T-Mobile, on behalf of its Affiliates and Subsidiaries, desire to enter into this MLA to set forth the terms and conditions that will govern the relationship between the Parties with respect to particular Sites (as defined below in Section 40(a)) at which LICENSOR may permit LICENSEE to install and maintain its facilities as hereinafter set forth; and
D.   WHEREAS, LICENSOR and LICENSEE will enter into a Site License Agreement (“SLA”) with respect to any particular Site that the Parties agree to license;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to legally be bound hereby, the Parties hereto agree as follows:
1.   LICENSE OF PREMISES.
(a)   License.   LICENSOR will license to LICENSEE those certain spaces on LICENSOR’S buildings, properties and/or towers as described in the SLAs to be executed by the Parties. Each SLA will be deemed to incorporate each of the terms and conditions set forth herein. The Parties shall utilize the SLA form attached hereto as Exhibit A and incorporated by this reference. The material form of the SLA may not be changed without mutual agreement of LICENSOR and LICENSEE. The terms and conditions of this MLA shall govern and control in the event of a discrepancy or inconsistency with the terms and conditions of any SLA. Notwithstanding the foregoing, (i) any specific terms and conditions set forth in the “Special Provisions” section of an SLA will control over any terms and conditions in this MLA (including Exhibit E for Interim Sites (defined below)) and (ii) with respect to Interim Sites, the terms and conditions set forth in Exhibit E of this MLA shall govern, control and take precedence over any discrepancy or inconsistency with the terms and conditions in the body of this MLA or any SLA (except as provided in the foregoing subpart (i)).
(b)   Definitions.   LICENSOR owns or has a leasehold or easement interest in the transmission towers, wireless communication towers, or other similar towers, antenna structures or rooftops that are listed on Exhibit F (each, an “Existing Tower”) and Exhibit G sets forth the transmission towers, wireless communication towers, or other similar towers, antenna structures or rooftops to be constructed, including future towers in which grants have been received by LICENSOR, but construction has not begun, by LICENSOR (each, a “Tower Under Construction”)

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(the Existing Towers and the Towers Under Construction and any replacement of any Existing Tower or Tower Under Construction, each a “Tower” and, collectively, the “Towers”). The date on which an SLA is signed by both Parties is referred to hereinafter as the “SLA Effective Date.” The real property interest of LICENSOR in the parcel of land or other real property (including the roof of a building), together with all easements, rights of way, and other rights appurtenant thereto upon which a Tower is located is hereafter referred to as the “Real Property.” The Real Property, Tower(s) and any other improvements located (or to be located) at the Real Property and that are (or will become) subject to an SLA are hereinafter collectively referred to as the “Site” (as further defined below in Section 40(a)). The portion of the Site licensed to LICENSEE, including any particular space on a Tower, any space on the ground and any right-of-way or easement which is part of the Real Property, is referred to hereinafter as the “Premises.”
(c)   Affiliates and Subsidiaries.   As used in this MLA, the term “Affiliates and Subsidiaries” means, with respect to the Party in question, any entity or person that owns or controls, is owned or controlled by, or is under common control with such Party. “Control” (including the terms controlling, controlled by and under common control with) means, with respect to a Party, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise. As used in this MLA, the term “LICENSEE” shall mean the T-Mobile Affiliate or Subsidiary that is a party to a particular SLA. Notwithstanding anything to the contrary herein, as it relates to T-Mobile and any LICENSEE, the term “Affiliates and Subsidiaries” shall in no event include any parent entity of T-Mobile, or any person or entity holding any ownership or controlling interest in T-Mobile. As used in this MLA, the term “LICENSOR” shall mean the USCC Affiliate or Subsidiary that is a party to a particular SLA. Neither T-Mobile nor USCC will be a party to any SLA entered into under this MLA. Notwithstanding anything to the contrary herein, as it relates to USCC and any LICENSOR, the term “Affiliate and Subsidiaries” shall in no event include USCC, any of its parent entities, or any person or entity holding any ownership or controlling interest in USCC.
(d)   Confidentiality.   Each Party shall keep the financial terms and conditions of this MLA and all SLAs, including without limitation all license fee schedules included in an SLA and all fees payable by either Party, confidential and shall not reveal such terms to third parties. Notwithstanding the previous sentence, each Party and its Affiliates and Subsidiaries may share this MLA and all SLAs with any: third party engaged, by a Party or its Affiliates and Subsidiaries, in the processing or administrating activities as detailed in this MLA and any SLA; lender; prospective lender; accountant; prospective accountant; investor; prospective investor; assignee; prospective assignee; purchaser; prospective purchaser; attorneys; underwriter; prospective underwriter; insurer; other advisor; prospective advisor; other third party with whom a Party or its Affiliates and Subsidiaries is compelled to share by a court order or other law; other third party with whom a Party or its Affiliates and Subsidiaries is required to share pursuant to any rules or regulations of the U.S. Securities Exchange Commission, any stock exchange, or any similar regulating body; or an Owner to the extent required under a Prime Lease (as those terms are defined in Section 4 of this MLA). To the extent commercially reasonable, the Party shall require such third party described in the preceding sentence to sign a commercially reasonable nondisclosure agreement in connection with the sharing of this MLA or any SLA.
(e)   Leasing Structure; Commitment.   LICENSOR has a portfolio of approximately 4,400 Sites. Pursuant to the terms and conditions of this MLA, LICENSOR will lease or license to LICENSEE the following Sites:
(i)   The two thousand and fifteen (2,015) Sites (“Commitment”) identified in Exhibit H (the “Committed Sites”); provided, however, the Sites on Exhibit H are subject to change as a result of (A) Substitutions permitted in Section 1(e)(iv) and (B) reductions to the Commitment as set forth in Section 1(e)(v);
(ii)   The (A) approximate eighteen hundred (1,800) Sites set forth in Part A of Exhibit J (each individually an “Interim New Site” and collectively the “Interim New Sites”) and (B) approximate six hundred (600) Sites set forth in Part B of Exhibit J which share the same

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Tower and Real Property as an Existing Site (defined below) (each individually an “Interim Existing Site” and collectively the “Interim Existing Sites”). The Interim New Sites and the Interim Existing Sites are collectively referred to herein as the “Interim Sites” and each individually an “Interim Site.” In addition to the terms herein, the Interim Sites shall be subject to the terms set forth in Exhibit E. For the avoidance of doubt, with respect to Interim Existing Sites, this MLA and Exhibit E only governs the space on the Tower and Real Property utilized by LICENSOR immediately prior to the closing of the SPA and as further provided in Section 1(f) below, it does not modify or replace the rights and obligations granted to LICENSEE or its Subsidiary or Affiliate to use the Existing T-Mobile Space (defined in Exhibit E) on the same Tower and Real Property pursuant to the Existing Lease (i.e., each are distinct collocation spaces), except as otherwise provided in Exhibit E.
(iii)   LICENSEE may replace or add to the Committed Sites, rights to utilize additional Towers (A) through the Conversion of Interim Sites as provided in Exhibit E and (B) by adding new Sites as provided in Section 9(a)(i) of this MLA (any such new Site shall thereafter be a Committed Site if replaced or referred to as an “Additional Site” if the Site is more than the Commitment).
(iv)   The Sites on Exhibit H represent a “proxy” list of Sites which LICENSEE is designating as Committed Sites on the Effective Date based on preliminary integration planning. Until the earlier of (A) thirty (30) months after the Effective Date or (B) LICENSEE’s completion of Integration at a Committed Site, LICENSEE may in its sole discretion from time to time replace on a one-for-one basis a Site designated on the Effective Date as a Committed Site on Exhibit H with a Site designated as an Interim New Site in Part A of Exhibit J (“Substitution”). Upon completion of the Substitution, the SLA Commencement Date for such Substitution Sites shall be the Effective Date irrespective of any delays or failures in executing any required documentation. Any increase or decrease, as applicable, to the License Fees owed for a Site subject to a Substitution shall become effective on the first day of the month following LICENSEE’s notice to LICENSOR of the Substitution.
(v)   If there are more than fifty (50) elections under Section 41(b) or 41(c) of this MLA for a Site which is an Anticipated Site when the Fee Modification Request was made, then for each election over the respective fifty (50) threshold, the Commitment required in Section 1(e)(i) above will be reduced on a one-for-one basis thereafter. If there are more than fifty (50) Anticipated Sites for which an SLA Consent or a Direct License is not obtained pursuant to Section 4(c) prior to or within ninety (90) days after the Effective Date, then for each non-obtainment over the respective fifty (50) threshold, the Commitment required in Section 1(e)(i) above will be reduced on a one-for-one basis thereafter.
(vi)   The Parties will endeavor to document the Premises and other applicable terms for each individual Committed Site and any Additional Site with an SLA on or after the Effective Date; provided, however, until such SLA is executed, the terms and conditions of this MLA will apply to such Committed Site, Additional Site or Interim Site as if there is an SLA for such Committed Site or Interim Site that commenced on this MLA’s Effective Date. There will be no documentation of an Interim Site except that the Parties may enter into an omnibus SLA with respect to the Interim Sites. For the avoidance of doubt, the Parties acknowledge that the number of Committed Sites will always equal the Commitment number. To the extent that the number of Committed Sites is less than the Commitment number LICENSEE shall designate an available Site (which shall not include an Interim Existing Site) as a Committed Site.
(f)   Existing Sites.   The Sites identified in Exhibit I that the Parties or their respective Affiliates and Subsidiaries entered into SLAs entered into pursuant to a Prior MLA (the Sites subject to such existing SLAs and individual lease or license agreements are referred to herein individually as an “Existing Site” and collectively as the “Existing Sites”). The Prior MLAs are the Master Tower Lease Agreement dated January 22, 2002 (the “VoiceStream MLA”), a Master Tower Lease Agreement dated August 20, 2003 (the “Sprint MLA”), and a Master License Agreement dated February 8, 2022 (the “T-Mobile MLA,” and together with the VoiceStream MLA,

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and the Sprint MLA, the “Prior MLAs”). The individual SLAs for Existing Sites entered into pursuant to the Prior MLAs and certain individual lease or license agreements are referred to herein individually as an “Existing Lease” and collectively as the “Existing Leases”. The Existing Leases are hereby amended for a new, initial fifteen (15) year term commencing on the Effective Date (such Existing Leases are referred to individually as an “Existing Lease Extension” and collectively as the “Existing Lease Extensions”). The Parties agree to (and shall cause their respective Affiliates and Subsidiaries to) cooperate to further document the Existing Lease Extensions as reasonably requested by either Party. The Parties agree (on behalf of themselves and their respective Affiliates and Subsidiaries) that (i) the Existing Lease Extensions described above and the Relocation right provided in Section 6 of Exhibit E hereto take precedence over, supersede, modify, govern and control to the extent that there are contrary terms in any Prior MLA or Existing Lease (even if such Prior MLA or Existing Lease purports to supersede, prevail or have priority over or negate any changes herein), and (ii) all other terms and conditions in the Prior MLA and Existing Leases shall remain in full force and effect and unmodified by this MLA.
2.   TERM.
(a)   Term of MLA.    This MLA shall have an initial term of five (5) years, commencing on the Effective Date (the “Initial Term”). Upon the expiry of the Initial Term, this MLA will be automatically renewed for one (1) additional term of five (5) years (the “Extended Term”) unless T-Mobile provides written notice to LICENSOR of its intention not to renew at least ninety (90) days before the expiration of the Initial Term. Upon the expiration of the Extended Term, this MLA shall automatically renew for successive one (1) year terms unless either Party provides written notice of intention not to renew at least six (6) months prior to the expiration of the then current term. After expiration or termination of this MLA, its terms and conditions shall survive and govern with respect to any remaining SLAs in effect until their expiration or termination as provided under this MLA.
(b)   Term of SLA.   Each SLA for a Site (other than an Interim Site which is governed by Exhibit E) shall have an initial term of fifteen (15) years (“Initial SLA Term”). Except with respect to Additional Sites and any Sites whose construction has not been completed on the Effective Date, the “SLA Commencement Date” shall be the Effective Date. With respect to any Additional Sites (other than Additional Sites added through Conversion) and any Sites whose construction has not been completed on the Effective Date, the SLA Commencement Date shall begin the first day of the first month following the earlier of (i) issuance of a Notice to Proceed (as defined below in Section 9(d)) by LICENSOR to LICENSEE or (ii) one hundred twenty (120) days from the SLA Effective Date. Except for Interim Sites, each SLA shall automatically be extended for up to four (4) additional terms of five (5) years each (each a “Renewal SLA Term”), upon the same terms and conditions, unless LICENSEE provides written notice of its intention not to renew to LICENSOR at least one hundred eighty (180) days before the expiration of the then current term. Notwithstanding the foregoing, if the Site is subject to a Prime Lease with a shorter term (as it may be extended) than provided for under this MLA, then the term of the SLA shall end with the term of the Prime Lease. LICENSOR shall notify LICENSEE at least twenty-four (24) months prior to the final Prime Lease expiration date if LICENSOR has reasonable cause to believe the Prime Lease extension will not be secured.
3.   LICENSE FEES.
(a)   License Fee Commencement.   Except as set forth herein, the date on which the License Fee (as defined below in Section 3(b)) is first due under an SLA shall be the SLA Commencement Date. If the SLA Commencement Date and the termination date of an SLA do not occur on the first or last day of a month, respectively, the License Fee for such partial period shall be prorated by multiplying the monthly License Fee by a fraction, the numerator of which is the number of days of the applicable partial month during in the term and the denominator of which is the total number of days in the same calendar month.
(b)   License Fee Amount.    The monthly license fee for the Sites for the first year of the SLA’s initial term shall be as follows (the “License Fee”):

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(i)   (A) with respect to the Committed Sites, Two Thousand Three Hundred Dollars ($2,300.00), and (B) with respect to Additional Sites added to the MLA during the Initial Term, [***], plus in each case;
(ii)   the fees corresponding to any applicable additional Cabling (as defined below in Section 5(b)), microwave centerline, loading, and/or additional ground or vertical space pursuant to Section 5, plus in each case; and
(iii)   any applicable fees or revenue sharing as set forth in Section 38.
(c)   Escalator.   Except for the Interim Sites, the License Fee shall be increased on the first (1st) day of the first (1st) month following the first (1st) anniversary of the SLA Commencement Date and annually thereafter by two and one-half percent (2.5%) (“Escalation Rate”) over the License Fee for the immediately preceding year. The License Fee shall be payable to LICENSOR at the address and on the terms identified in the SLA.
(d)   Holdover License Fee.    If LICENSEE continues to occupy the Premises after termination or expiration of the SLA, LICENSEE shall pay the License Fee at the rate of [***] of the then-existing License Fee. The holdover period will be limited to one (1) year after the expiration of the SLA.
(e)   Sunset Clause.   No claim, action or proceeding for any unpaid License Fees, bills or expenses, including but not limited to utility expenses or tax bills, may be brought later than three (3) years from the date the License Fee became due, utility expenses were incurred and/or from receipt of a tax bill at the time it is sent by the taxing jurisdiction (as distinguished from the time sent by LICENSOR or LICENSEE). Each Party waives the right to make such claims after such date.
4.   LICENSOR’S PROPERTY INTEREST.
(a)   Prime Lease.    If LICENSOR’S interest in a particular Site is a leasehold or a license, then prior to execution of the SLA for that Site, LICENSOR shall provide LICENSEE with a copy of the written instrument creating LICENSOR’S real property interest (the “Prime Lease”). LICENSOR may redact financial information from the Prime Lease prior to delivery to LICENSEE. Except as herein otherwise expressly provided, all of the terms, covenants and provisions in the Prime Lease are hereby incorporated into and made a part of each individual SLA as if fully set forth therein. To the extent that the provisions of the Prime Lease are not incorporated therein, the provisions above as to the respective substitution of LICENSOR and LICENSEE for the landlord and the tenant named in the Prime Lease shall not apply. In the event of any conflict between the Prime Lease and this MLA or the applicable SLA, the terms and conditions of the Prime Lease shall govern and control. The interest of the landlord or licensor under the Prime Lease (“Owner”) in the real property of which the Site is a part is hereinafter referred to as the “Land.”
(b)   Licensor’s Warranties.   LICENSOR represents and warrants to LICENSEE that each Prime Lease is in full force and effect, that LICENSOR is not in default thereunder, that no event has occurred that with notice or the passage of time or both would constitute a default thereunder. LICENSOR’s representations and warranties made pursuant to this Section 4(b) will be deemed remade by LICENSOR at the time each SLA is executed.
(c)   Owner Consents.   Certain Prime Leases may require (i) a consent or other approval from the Owner (an “SLA Consent”), (ii) LICENSEE to obtain a direct license or lease from the Owner (a “Direct License”) to enable LICENSEE’s use of the Premises in accordance with this MLA, or (iii) or both. LICENSOR shall use commercially reasonable efforts to obtain all SLA Consents that are required as of the Effective Date. LICENSOR and LICENSEE shall each use commercially reasonable efforts and reasonably cooperate to obtain any Direct Licenses that are required as of the Effective Date; provided, however, neither LICENSEE nor LICENSOR will be required to bear any fees charged by any Owner to obtain such Direct License. LICENSOR may, in its sole discretion, agree to bear any fees charged by any Owner to obtain a Direct License. If an SLA Consent or Direct License that is required for a Site listed on Exhibit M (the “Anticipated

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Sites”) is not obtained prior to or within ninety (90) days after the Effective Date, then LICENSOR must provide written notice to LICENSEE and LICENSEE shall have the right to terminate the SLA for such Committed Site by providing written notice to LICENSOR before such SLA Consent or Direct License is obtained, and, upon LICENSEE’s termination, the Commitment shall be subject to reduction pursuant to Section 1(e)(v). If and when such SLA Consent or Direct License is obtained, LICENSOR and LICENSEE shall promptly take any actions required to effectuate the SLA for such impacted Site. Notwithstanding anything in this MLA or any SLA to the contrary, but without limiting any of LICENSOR’s duties and obligations arising under this MLA, neither this MLA nor any SLA shall constitute a sublease, sublicense, or other conveyance of a Site or the Prime Lease for such Site if an attempted sublease, sublicense or other conveyance thereof, without a required SLA Consent or Direct License would constitute a breach of the Prime Lease or adversely affect the rights of LICENSOR thereunder (“Adverse Impact”), but only to the extent such SLA Consent or Direct License has not been obtained. If LICENSOR and LICENSEE are unable to obtain the SLA Consent or Direct License on commercially reasonable terms despite using their commercially reasonable efforts, LICENSOR and LICENSEE shall cooperate in good faith in effectuating a lawful and commercially reasonable arrangement to make the impacted Site available to LICENSEE without any Adverse Impact and ensuring to the maximum extent possible that LICENSOR and LICENSEE equitably receive the benefits and burdens (including payment obligations) associated with the subject Site and are in the same (or as close as reasonably possible) legal and financial position as they would have been if such SLA Consent had been obtained. If and when such SLA Consent or Direct License is obtained, LICENSOR and LICENSEE shall promptly take any actions required to effectuate the SLA for such impacted Site. For the avoidance of doubt, nothing in this Section 4(c), shall require LICENSEE to bear any costs in excess of those which would have existed if the SLA for such Site had been executed. LICENSOR shall provide regular updates to LICENSEE of its receipt of SLA Consents and LICENSEE shall provide regular updates to LICENSOR of its receipt of Direct Licenses. The provisions of this Section 4(c) shall not apply to any Additional New Sites.
(d)   Licensor’s Covenants.   LICENSOR shall timely comply with all terms and conditions of the Prime Lease throughout the term of the applicable SLA. LICENSOR shall not take any action that would cause a default under or result in early termination of the Prime Lease. Upon the receipt by LICENSOR of a notice of default under such Prime Lease that, in the LICENSOR’s sole opinion, will adversely impact LICENSEE, LICENSOR shall promptly provide notice to LICENSEE. LICENSOR shall not take any action that would result in early termination of any Prime Lease during the term of the applicable SLA. If LICENSOR or an Affiliate or Subsidiary acquires the interest of the Owner in the Premises or Site, the merger of the Prime Lease will not cause a termination of the SLA.
5.   USE OF PREMISES.
(a)   LICENSEE shall use and have access to the Premises for the purpose of (i) constructing, installing, maintaining, relocating and operating a wireless communications facility and uses incidental thereto, including but not limited to radio transmitting and receiving equipment, antennas, microwave dishes, base stations, equipment shelters, cabinets, emergency power generators, accessory equipment, cables and utility lines and related personal property (collectively, the “Antenna Facilities”) and (ii) the transmission and reception of wireless signals and other activities in connection with the provision of wireless communications services utilizing any technology protocols and frequencies for which an Affiliate or Subsidiary of T-Mobile has been granted a license by the Federal Communications Commission (“FCC”) or any frequencies any Affiliate or Subsidiary or T-Mobile leases, licenses, acquires or otherwise has the right to use.
(b)   At each Premises and for any Site type LICENSOR shall provide Tower space and loading capacity, and, if available, the minimum necessary ground space, to allow for and support LICENSEE’S “Maximum Configuration,” which as defined and used herein shall consist of the following:
(i)   Any combination of Tower-mounted antennas and related electronic equipment, which may differ in type, quantity, weight and dimensions, provided that such equipment

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(A) may not have a combined surface area that exceeds twenty-five thousand (25,000) square inches when determined by multiplying the two largest dimensions (length, width or depth) of such equipment, and (B) be contained within a ten foot (10’) vertical space or “envelope” on the subject Tower, and (C) comply with all other restrictions herein. Any equipment in excess of the Maximum Configuration shall be priced at [***] per square inch;
(ii)   If available, ground space or space in shelters up to two hundred forty (240) contiguous square feet and any ground space in excess of 240 square feet will be priced at [***], and there shall be no additional charge for generators installed by LICENSEE if the generators fit within its allocated 240 square feet of ground space. If the Prime Lease requires any subtenant to obtain ground space directly from the Owner, then the LICENSEE will be required to obtain that ground space from the Owner;
(iii)   Microwave (“MW”) antennas will be deemed to be included within the Maximum Configuration provided that they fit within the ten foot (10’) vertical envelope described above, if applicable; and
(iv)   Any and all Cabling sufficient to support LICENSEE’s network as determined by LICENSEE in LICENSEE’s reasonable discretion; provided that the total sum of such Cabling’s nominal outside diameters may not exceed twenty-two inches (22”). “Cabling” means the following types of cables connecting to the Antenna Facilities; co-axial cabling, electrical power cabling, hybrid cabling, ethernet cabling, fiber-optic cabling or remote electrical tilt antenna controller cabling, together with any associated conduit, piping, sheathing or other enclosure to encase, mount, or protect any such cabling and any other cables of similar use or nature. Cabling exceeding twenty-two inches (22”) will be priced at [***] per nominal outside diameter inch.
(c)   If a RAD Center outside the ten foot (10’) vertical space envelope is necessary for the placement of MW equipment, whether such RAD Center is needed on or after the Effective Date, (x) the License Fee shall increase by [***] per month and [***] per diameter foot per MW dish per month, effective as of the date such installation is complete, (y) LICENSEE will have the unconditional right to terminate such MW amendment at any time upon 90 days’ written notice to LICENSOR, and (z) any License Fee increase associated with the MW equipment shall cease upon the removal of such equipment from the Tower. The License Fee reduction will be contingent upon completion of the following actions: (1) LICENSEE provides proof of the removal of the MW equipment (“Close-Out Package”) and (2) LICENSOR’s approval of such Close-Out Package. The Close-Out Package will consist of photographic evidence of the removal of the MW equipment. LICENSOR shall have thirty (30) days (the “Review Period”) to review and approve or reject the Close-Out Package, and if LICENSOR does not approve or reject the Close-Out Package within the Review Period, LICENSOR’s approval will be deemed given. The reduction to the License Fee will be effective on the first day of the month following the approval of the Close-Out Package. If a RAD Center on a Tower for an Interim New Site exists solely for the placement of MW equipment for backhaul and there are no other Antenna Facilities on the Tower, LICENSEE may designate such Interim New Site as a “MW Only Site” as provided in Exhibit E. The License Fee owed for a MW Only Site with additional paying subtenants on the same Tower shall be reduced to the charges set forth in this Section 5(c) plus any applicable fees or revenue sharing as set forth in Section 38. The License Fee for any MW Only Site without additional paying subtenants on the same Tower shall be the greater of (i) the charges set forth in this Section 5(c) plus any applicable fees or revenue sharing as set forth in Section 38 or (ii) the lesser of (A) 130% of the amount LICENSOR is required to pay the Owner for such Site and (B) the Interim Site License Fee (i.e., [***] per month) which amount shall automatically increase at the end of the Interim Site Term to the License Fee charged for Additional Sites. MW Only Sites which pay a reduced License Fee as provided in this Section 5(c) shall not count towards the Commitment and must be designated as a MW Only Site as part of the Conversion of an Interim New Site prior to the expiration of the Interim Site Term.
(d)   LICENSEE’s Maximum Configuration may be installed at any time during the term of an SLA, regardless of whether it is installed as part of LICENSEE’s initial installation, Integration, or as part of a subsequent modification or upgrade.

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(e)   If a Tower requires structural modifications to accommodate the installation of LICENSEE’S Antenna Facilities and/or Ancillary Facilities within the Maximum Configuration, then LICENSEE shall pay the costs associated with such structural modifications.
(f)   No License Fee increase will be made to an SLA due to any LICENSEE additional or replacement equipment that fits within the allowed Maximum Configuration.
(g)   Subject to availability and removal of any equipment from the previous RAD Center, LICENSEE, may from time to time during the term of an SLA, move its Antenna Facilities to another RAD Center, modify its ground space (i.e., move from ground space to inside an existing LICENSOR shelter), or make any other changes that are within the Maximum Configuration and consistent with the terms and conditions of this MLA.
6.   ACCESS TO PREMISES.
(a)   Access to Ground-Based Facilities.   Subject to any conditions in the applicable Prime Lease existing before execution of the applicable SLA, and except as set forth in Section 6(b) of this MLA, LICENSEE and its employees, agents and contractors may enter the Site without notice to LICENSOR twenty-four (24) hours a day, seven (7) days a week, at no charge, on foot or motor vehicle, including trucks, to access the Premises for the purpose of installing, maintaining, operating, modifying, upgrading, removing or enhancing the Antenna Facilities. If access to any Site is granted through a separate access easement or other agreement (other than a Prime Lease) (“Easement”), LICENSOR shall attach a copy of such Easement to Attachment 3 of the SLA and shall ensure that any consent required to permit LICENSEE to have rights consistent with the Easement are secured prior to the SLA Commencement Date.
(b)   Access to Tower.   After LICENSOR’S initial approval of LICENSEE’S Antenna Facilities as set forth in Section 9 of this MLA, LICENSEE may enter and access the Tower with prior notice to LICENSOR. In the case of emergency, however, LICENSEE shall only be required to give LICENSOR notice of the entry as soon after the emergency as practical.
7.   USE OF EASEMENTS AND UTILITIES.
(a)   Subject to any conditions in the applicable Prime Lease and in any applicable easements, LICENSEE shall have the right to use: (i) any existing easements benefiting the Site, (ii) any existing facilities for access to the Site and Premises and (iii) any existing facilities for utilities available to LICENSOR under the Prime Lease. Subject to any conditions in the applicable Prime Lease and in any applicable easements and to any approval of LICENSOR required under Section 9 of this MLA, LICENSEE shall have the right to modify, improve and install, at its own expense, wires, cables, conduits, pipes and other facilities (“Ancillary Facilities”) on, over, under and across the Site or in any easement benefiting the Site, for the benefit of its Antenna Facilities. If any easement benefiting the Site is insufficient for LICENSEE’S use under this Section 7, LICENSEE may obtain easement rights from the Owner sufficient for LICENSEE’S use, provided that any consideration, whether it is a one-time payment or a recurring payment, shall be approved by LICENSEE in writing and such payment for such easement rights will be borne by LICENSEE. LICENSEE shall pay the periodic charges for all utilities attributable to LICENSEE’S use. LICENSEE shall, wherever practicable, install separate meters for utilities it uses on the Premises. If LICENSEE uses utilities that are not separately metered and are billed to LICENSOR, LICENSEE shall pay to LICENSOR, within thirty (30) days of receipt of an invoice therefore, all charges attributable to LICENSEE’S use of the utility. If a Site has a Tower that is required to be lighted, LICENSEE shall be responsible for supplying power to such lighting and LICENSOR will reimburse LICENSEE [***] a month, subject to annual escalations at the Escalation Rate to cover cost of utilities required to operate LICENSOR’s tower lighting equipment used by LICENSEE. LICENSOR shall be responsible for any lighting maintenance.
(b)   LICENSEE shall have the right to contract directly with Owner to acquire additional ground space outside the Premises for the placement of a generator to provide backup power to LICENSEE’s Antenna Facilities.

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8.   OWNERSHIP OF IMPROVEMENTS.   The Antenna Facilities and Ancillary Facilities shall at all times be the property of and belong to LICENSEE. LICENSEE shall install, maintain and repair the Antenna Facilities and Ancillary Facilities at its sole cost and expense. Notwithstanding the foregoing, any structural enhancements to or extensions of the Tower by LICENSEE shall, upon completion, become the property of LICENSOR. LICENSEE shall promptly deliver to LICENSOR bills of sale or other instruments evidencing LICENSOR’S ownership of said improvements and shall take reasonable additional actions necessary to transfer the improvements (including any ancillary rights such as warranties, etc.) to LICENSOR free and clear of all liens and encumbrances.
9.   APPLICATION FOR LICENSE OR MODIFICATIONS; ENTRY FOR STUDIES; EXECUTION OF SLA; APPROVAL OF FACILITIES.
(a)   Application for License or Modifications.   From time to time during the term of this MLA, LICENSEE may submit an application to LICENSOR to (i) request permission to license space at a Terminated Interim Site following termination of such Site or on additional Towers that the Parties agree to add to this MLA (the Sites referred to in this Section 9(a)(i) being “Additional New Sites”) or to (ii) make modifications to previously approved Antenna Facilities. The application shall be submitted on the application form attached hereto as Exhibit B, as it may be amended from time to time by LICENSOR. A list setting forth the prices that LICENSOR currently charges for applications fees, structural analyses, Site inspections and any other fees that LICENSOR charges in connection with the licensing of its Sites is attached hereto as Exhibit D. Pricing shall apply to all applications submitted for the period beginning on the Effective Date and ending thirty (30) months thereafter. Following such period, LICENSOR may increase such fees in its reasonable discretion so long as such increases are reasonably in line with changes to LICENSOR’s costs. At the time LICENSEE submits an application for an Additional New Site, LICENSOR will notify LICENSEE if LICENSEE will be responsible for obtaining a Direct License (including fees charged by the Owner in connection therewith) and/or if LICENSEE will be required to reimburse LICENSOR for any revenue share fees for Additional New Sites that are in each case disclosed to LICENSEE, and LICENSEE will have the option to withdraw the application at no cost to LICENSEE.
(b)   Delivery of Tower Information.   Upon request, LICENSOR shall deliver to LICENSEE the following information relating to the Tower or Site to the extent it is in LICENSOR’S possession or reasonably available to LICENSOR: surveys, plans, specifications, Tower maps (including the elevation of all antennas then on the Tower) and other information reasonably requested by LICENSEE.
(c)   Right of Entry.   LICENSEE shall have the right, upon three (3) business days’ prior notice to LICENSOR, to enter upon the Site to undertake engineering surveys, inspections, soil test borings and any other reasonably necessary studies for LICENSEE’S Antenna Facilities. Such studies shall be at LICENSEE’S sole cost and expense. Promptly following any such entry and studies, LICENSEE shall restore the Site and Land substantially to their prior condition.
(d)   Execution of SLA for Additional Sites.   If the Parties agree on the terms for the Premises at an Additional Site, they shall execute an SLA for that space. The Parties may execute an SLA prior to completion of LICENSEE’S investigation of the Additional Site, and prior to final design or approval of the Antenna Facilities and Ancillary Facilities. Execution of an SLA does not constitute approval of the Antenna Facilities or Ancillary Facilities, nor does it constitute permission to begin construction, install improvements or equipment, or occupy the Premises. At such Additional Site, LICENSEE may not begin construction, install improvements or equipment, occupy the Premises, or commence operations without receiving a separate written authorization from LICENSOR approving the planned improvements and permitting LICENSEE to start construction (“Notice to Proceed”). Execution of an SLA, oral statements or other conduct of LICENSOR shall not constitute a Notice to Proceed. The process for requesting a Notice to Proceed is outlined in Section 10(a) below.
(e)   Licensor’s Approval of Antenna Facilities.   LICENSEE shall submit LICENSEE’S plans or construction drawings to LICENSOR prior to the original installation of the Antenna

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Facilities or a Material Modification (as defined below in Section 10(b)(i)). LICENSOR shall have fifteen (15) business days to approve or request reasonable changes to LICENSEE’S plans, such approval not to be unreasonably withheld, conditioned or delayed.
10.   NOTICE TO PROCEED; MODIFICATION; ACCESS.
(a)   Notice to Proceed.   Before the initial construction or a subsequent Material Modification of the Antenna Facilities on the Premises, LICENSEE shall submit to LICENSOR a request for a Notice to Proceed. The submission shall include: (i) LICENSEE’S plan for the Antenna Facilities, including any structural analysis of modifications to the Tower, (ii) evidence that LICENSEE has obtained all approvals required by any federal, state or local governmental authority (collectively the “Governmental Approvals”) for the Antenna Facilities, and (iii) other documentation reasonably required by LICENSOR. Within five (5) business days after LICENSOR’s receipt of a request for a Notice to Proceed, LICENSOR shall promptly review and respond to LICENSEE’S request for a Notice to Proceed and shall provide LICENSEE with either; (y) its comments, questions and/or changes, or (z) with a Notice to Proceed.
(b)   Modifications to Previously Approved Antenna Facilities.
(i)   Material Modifications.   LICENSEE shall submit an application as delineated in Section 9(a) for any modifications to the Antenna Facilities that that either; (y) increase the aggregate surface area or weight of the LICENSEE’s Antenna Facilities on the Tower, or (z) increase the footprint of the Antenna Facilities beyond the Premises ground space (either is a “Material Modification”). LICENSEE and its Affiliates and Subsidiaries intend to migrate and integrate the assets and operations of the Business acquired pursuant to the SPA with their existing operations which will require, among other things, modification of the Antenna Facilities at each Site (“Integration”). LICENSOR and LICENSEE agree that the Integration for each Site will be deemed a Material Modification subject to the application process set forth in Section 9(a) and the equipment entitlement rights and pricing set forth in Section 5. LICENSOR shall not charge LICENSEE an application fee as part of the application process for the Integration. LICENSOR acknowledges and agrees that LICENSOR may not unreasonably withhold, delay or condition LICENSEE’s application or use of the Site in any manner not explicitly set forth in this MLA.
(ii)   Ground-Based Antenna Facilities.   Notwithstanding anything to the contrary in this MLA, LICENSEE may proceed, without (aa) notice to LICENSOR, (bb) an application, (cc) LICENSOR’S approval, and (dd) a Notice to Proceed, with maintenance, repair, removal, replacement, modifications to, changes to, additions to, enhancement of, and expansion of its ground-based Antenna Facilities, provided the modified Antenna Facilities do not extend beyond the Premises.
(iii)   Antenna Facilities on the Tower.   Notwithstanding anything to the contrary in this MLA, but subject to any structural restrictions, LICENSEE shall not be required to submit an application to LICENSOR, obtain a Notice to Proceed, or obtain LICENSOR’S approval before performing modifications to its Antenna Facilities on the Tower, unless such modifications constitute a Material Modification. LICENSEE shall provide LICENSOR seven (7) days’ prior written notice before performing any non-Material Modification to its Antenna Facilities on the Tower (except in the case of emergency repairs or replacements, for which LICENSEE will provide LICENSOR notice of such work as soon as practicable under the circumstances).
(iv)   Incorporation of Non-Material Modifications.   If LICENSEE makes non-Material Modifications to its Antenna Facilities, LICENSEE shall provide LICENSOR with a detailed description of the work (including construction drawings and copies of any permits or Governmental Approvals required for such installation) LICENSEE and its contractors performed within thirty (30) days following completion of such work. Any non-Material Modifications to the Antenna Facilities described in the notice submitted to LICENSOR pursuant to this section shall be deemed permitted and incorporated into the SLA.

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(c)   Access by Authorized Persons.   Upon request by LICENSOR, LICENSEE will submit in writing the identity of all personnel of LICENSEE, contractors, subcontractors, consultants and engineers who are expected to work on the Tower. LICENSOR shall have ten (10) business days to approve LICENSEE’s personnel identified in writing, otherwise deemed approved. Only employees, contractors, subcontractors, consultants and engineers of LICENSEE or persons under their direct supervision who have been given prior approval by LICENSOR for Tower access and work will be permitted to access the Tower, and such approval will not be unreasonably withheld, conditioned or delayed.
(d)   Radio Frequency Site Analysis.   LICENSOR may reasonably require LICENSEE, at LICENSEE’s sole cost, to provide a radio frequency (“RF”) analysis prior to the initial power up of the Antenna Facilities, which analysis shall evaluate the simultaneous operation of all antennas/transmitters on the Tower and compare the radiated power density in all accessible areas with the FCC’s maximum permissible exposure (“MPE”) limits for workers and the general public. The power density within all areas of the Site and Land must not exceed the then current MPE limits established by the FCC. If mitigation is required due to LICENSEE’S installation on the Tower, LICENSEE will undertake such mitigation measures at its expense. LICENSOR shall, however, reasonably cooperate with all such mitigation efforts. If LICENSEE fails to bring the Site and Land into compliance within a reasonable time or government- ordered time frame, LICENSOR may give written notice to LICENSEE to comply. If LICENSEE fails to comply within ten (10) days, LICENSOR may require LICENSEE to power down its equipment. If, during the term of an SLA, a change in LICENSOR’S operations or the activities of a subsequent user on the Tower necessitate mitigation to comply with the FCC’s MPE limits for workers and the general public, LICENSOR shall be responsible, at its sole cost, for such mitigation measures. LICENSEE shall, however, reasonably cooperate with all such mitigation efforts. If mitigation is required due to RF transmitters in the vicinity of, but not located on, the Tower, LICENSEE shall share in the proportional costs of mitigation along with all RF emission contributors on the Site and Land.
11.   LIMITATIONS ON ANTENNA FACILITIES.
(a)   Height Limitation.   LICENSEE may not install any portions of the Antenna Facilities above the existing height of the Tower, or extend the height of the Tower, without LICENSOR’S prior written consent, which consent shall be in LICENSOR’S sole but reasonable discretion. If an extension of the Tower is necessary to accommodate the Antenna Facilities, (i) LICENSOR and LICENSEE shall cooperate in the design, permitting and construction of the extension, (ii) LICENSOR shall undertake the construction, and (iii) LICENSEE shall bear all costs required to permit and construct the Tower extension.
(b)   Code Compliance.   LICENSEE’S structural modifications to the Tower, if any, must meet applicable code requirements.
(c)   Fencing.   LICENSEE may, but is not required to, install a chain link or similar security fence around the portion of the Premises consisting of LICENSEE’S ground space, not including any access easement, and subject to any requirements and restrictions in the applicable Prime Lease.
(d)   Legal Compliance.   LICENSEE shall give any applicable notices and comply with all local, state and federal laws, ordinances, rules, regulations and orders applicable to LICENSEE’S work on the Site. Such compliance shall include but not be limited to the most recent revision of 29 C.F.R. § 1910, et seq. and 29 C.F.R. § 1926, et seq. (commonly known as OSHA code) in addition to any applicable FCC and environmental laws.
(e)   Safety.   LICENSEE shall take all precautions reasonably necessary to protect persons and materials at the Site from injury or damage caused by its construction activities at the Site. If LICENSOR becomes aware of a LICENSEE violation, it may require LICENSEE, in LICENSOR’S reasonable discretion, to immediately provide additional safety precautions, including but not limited to an on-site safety supervisor, at LICENSEE’S sole expense, or to cease construction at the Site until such violation is corrected. LICENSEE shall have no general duty

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to keep the Site safe while working on the Premises. LICENSEE shall have no duty to oversee or coordinate the work or actions of other persons who are present on the Site during LICENSEE’S work. LICENSEE shall have no responsibility for work performed by other persons not within LICENSEE’S control.
12.   MAINTENANCE AND COMPLIANCE WITH LAW.
(a)   Licensor Obligations.
(i)   LICENSOR shall have sole responsibility for maintaining, repairing and replacing the Site and Tower (or shall cause the Owner to maintain if required under the Prime Lease). LICENSOR shall keep and maintain the Site and Tower in good condition and repair, and such maintenance duties shall include, as applicable and without limitation, weed remediation, tree trimming and overall upkeep of the Site. At its sole cost and expense, and subject to the provisions of the Prime Lease, LICENSOR shall keep and maintain all access roadways from the nearest public roadway to the Premises in good condition and repair and in a manner sufficient to allow pedestrian and vehicular access at all times, including, as applicable and without limitation, repaving, gravel replacement, mud removal, snow plowing. In the event LICENSEE requires access to a Site, and LICENSOR fails to perform or cause to be performed any of its maintenance obligations under this MLA within forty eight (48) hours after its receipt of telephonic or e-mail notice from LICENSEE, LICENSEE shall have the right, but not the duty, to perform any such maintenance obligations, and LICENSOR shall reimburse LICENSEE for all costs and expenses reasonably incurred as a result thereof within sixty (60) days following LICENSOR’s receipt of an invoice therefor.
(ii)   LICENSOR shall keep the Site and Tower, excluding the Antenna Facilities, in compliance with all applicable federal, state and local laws, rules and regulations. Without limiting the foregoing, LICENSOR shall comply with all rules, regulations and orders of the FCC with regard to the lighting, marking and painting of towers. LICENSEE will have no responsibility to maintain or repair the Site or Tower or to ensure that the Tower complies with applicable federal, state, county or local laws. LICENSOR warrants that it possesses all federal, state and local permits necessary to operate the Tower.
(iii)   In the event of an active bird nest on the Tower, LICENSOR shall take all reasonable efforts to mitigate impact to LICENSEE’S access, use and operation at the Premises. LICENSOR shall not restrict or prohibit access to the Tower or LICENSEE’S equipment due to any inactive bird nest. In the event an inactive bird nest physically impedes LICENSEE’s ability to perform work at a Site, to the fullest extent possible under applicable law, LICENSOR shall promptly remove inactive bird nests and nesting material from the Tower or from any appurtenance. If LICENSOR fails to perform or cause to be performed an inactive bird nest removal within forty eight (48) hours after its receipt of telephonic or e-mail notice from LICENSEE, LICENSEE shall have the right, but not the duty, to perform such removal, and LICENSOR shall reimburse LICENSEE for all costs and expenses reasonably incurred as a result thereof within sixty (60) days following LICENSOR’s receipt of an invoice therefor and deduct the cost therefor from any amounts due under the applicable SLA. These LICENSOR and LICENSEE obligations regarding bird nests shall follow and be in compliance with all applicable federal, state and local laws, rules and regulations.
(b)   Licensee Obligations.   LICENSEE will have no responsibility to maintain or repair the Site. LICENSEE will maintain the Premises in good condition, reasonable wear and tear and casualty excepted. LICENSEE shall keep its Antenna Facilities and operations on the Premises in compliance with all applicable rules and regulations of the FCC and all applicable codes and regulations of the applicable municipality, county and state government. LICENSOR shall have no responsibility for the licensing, compliance, operation and/or maintenance of LICENSEE’S Antenna Facilities.
(c)   Cooperation.   LICENSEE’S ability to use the Premises is dependent upon obtaining all Governmental Approvals. LICENSOR shall, at no expense to LICENSOR, cooperate with

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LICENSEE’S efforts to obtain Governmental Approvals. In regard to the Governmental Approvals, neither LICENSEE nor LICENSOR shall take any action concerning the Antenna Facilities that would adversely affect the status of the Site or Land with respect to the proposed use by LICENSEE.
13.   INTERFERENCE.
(a)   No Interference.   LICENSEE’S Antenna Facilities shall not cause electronic or physical interference with any equipment or operations located on the Tower or Site prior in time to the installation of LICENSEE’S Antenna Facilities including but not limited to interference with radio communication facilities so located and existing as of the SLA Effective Date of the applicable SLA. LICENSOR shall not use, nor shall LICENSOR permit its subsequent licensees, employees, invitees or agents to use, any portion of the Site in any way that interferes, electronically or physically, with LICENSEE’S operations or Antenna Facilities. Written notice of such interference shall be provided to the purported interfering Party by LICENSOR, and the purported interfering Party shall use its best efforts to determine and, if responsible, immediately eliminate the interference at such Party’s sole expense, but in no event later than seventy-two (72) hours from the receipt of such notice. If such interference has not ceased within such seventy-two (72) hours, it shall be deemed a material breach of the SLA and this MLA by the interfering Party. RF interference shall be deemed to have ceased if the interfering Party powers its Antenna Facilities down (except for intermittent testing) and such interference no longer occurs.
(b)   Other Licenses.   LICENSOR shall include substantially similar noninterference language in license agreements with other licensees for the Site entered into after installation of LICENSEE’S Antenna Facilities. LICENSOR will not approve any other antenna facilities that interfere with LICENSEE’S Antenna Facilities. If any antenna facilities of another user that are installed after LICENSEE’S Antenna Facilities cause interference with LICENSEE’S Antenna Facilities, LICENSOR will eliminate such interference as delineated in Section 13(a) above.
(c)   Enforcement.   The Parties acknowledge that there will not be an adequate remedy at law for noncompliance with the provisions of this Section 13, and therefore, either Party shall have the right to specifically enforce the provisions of this section in a court of competent jurisdiction, seek injunctive relief or terminate the applicable SLA.
14.   INDEMNIFICATION.   Each Party shall defend, indemnify and hold the other harmless against any claims, liabilities, damages, losses or expenses imposed on the other Party, including reasonable attorneys’ fees, for personal injury or property damage to third parties resulting from or arising out of: (i) breach of the applicable SLA or this MLA by the indemnifying Party; (ii) the conduct of the indemnifying Party’s business; or (iii) any negligent act or omission or willful misconduct of the indemnifying Party. The foregoing shall not, however, constitute a waiver by the indemnifying Party of any immunity from claims by employees under any industrial insurance or workers compensation act. In addition, LICENSEE shall indemnify and hold LICENSOR harmless against any bodily injury or property damage caused by LICENSEE’S entry and studies pursuant to Sections 6(b) and 9(c) of this MLA. LICENSEE shall, however, have no duty to indemnify and hold harmless to the extent any injury or damage is caused by LICENSOR or by parties not under the control of LICENSEE.
15.   INSURANCE.   LICENSEE and LICENSOR shall, as applicable, maintain the following insurance coverage in full force during the term of this MLA and any SLA:
(a)   Commercial General Liability Insurance.   LICENSEE shall carry commercial general liability insurance covering all operations by or on behalf of LICENSEE for personal injury and damage to property (including the loss of use thereof), including broad form property damage and explosion, collapse and underground hazards, and products and completed operations coverage. Limits of liability shall not be in amounts less than Five Million Dollars ($5,000,000) per occurrence. The general aggregate limit shall apply on a per location or per project basis. LICENSOR, its subsidiaries, affiliates, and their respective officers, directors, and employees shall be included as additional insureds.
(b)   Workers’ Compensation and Employer’s Liability Insurance.   LICENSEE shall maintain workers’ compensation insurance as mandated by state law where the applicable Site is

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located for all LICENSEE employees. LICENSEE shall maintain employer’s liability insurance in an amount not less than One Million Dollars ($1,000,000).
(c)   Automobile Insurance.   LICENSEE shall maintain business automobile liability insurance, including coverage for all owned, hired and non-owned automobiles. The amount of coverage shall not be less than One Million Dollars ($1,000,000) combined single limit for each accident and for bodily injury and property damage.
(d)   Commercial Property and Builder’s Risk Insurance.   LICENSEE shall carry “all risks” or “special causes of loss” property insurance on its personal property, including but not limited to and its tools, equipment, machinery, materials and supplies in an amount sufficient to repair or replace such property.
(e)   Umbrella Insurance.   LICENSEE shall maintain an umbrella insurance policy providing coverage in excess of its primary commercial general liability, automobile liability and employer’s liability policies in an amount not less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) general aggregate. The general aggregate limit shall apply on a per location or per project basis. LICENSOR, its subsidiaries, affiliates, and their respective officers, directors and employees shall be included as additional insureds.
(f)   Certificates of Insurance.   Certificates of insurance, as evidence of the insurance required by this MLA, shall be furnished by LICENSEE to LICENSOR before any access to the Site or construction is commenced by LICENSEE, its agents or contractors. The certificates of insurance shall provide that the broker will endeavor to give written notice of cancellation of the above-required insurance policies to the certificate holder thirty (30) days prior to cancellation.
(g)   Subcontractor Insurance.   LICENSEE shall cause each contractor or subcontractor to maintain insurance coverages and limits of liability of the same type and the same amount as are required of LICENSEE under this Section 15, adjusted to the nature of the contractor’s or subcontractor’s operations.
(h)   Licensor Insurance.   LICENSOR shall maintain commercial general liability insurance covering the Site in an amount of not less than Two Million Dollars ($2,000,000), commercial property insurance covering its Tower and an umbrella insurance policy with the coverage set forth in Subsection 15(e) above.
(i)   Insurer Qualifications.   All of the above-required insurance coverages/policies shall be written by insurance companies licensed to issue policies in the state where the Site is located and with an A.M Best rating of no less than A-.
(j)   Waiver of Subrogation.   LICENSOR and LICENSEE hereby mutually release each other (and their directors, officers, employees, agents, successors or assigns) from liability and waive all right of recovery against the other for any loss or damage; (i) covered by their respective first party property insurance policies for all perils insured there under, (ii) within any deductible or self-insured retention, or (iii) in excess of the applicable limits of such policy or policies, it being the intent of the Parties that each shall look solely to its own insurance to protect itself from loss to its own property. In the event of such insured loss, neither Party’s insurance company shall have a subrogated claim against the other.
16.   ENVIRONMENTAL.   LICENSEE shall not use or store any Hazardous Materials (defined below) of any kind on the Site except in accordance with applicable law. LICENSEE shall, at its sole cost, remove, dispose and remediate all Hazardous Materials transported, manufactured, used, stored or released on the Site by LICENSEE or any of its agents employees or independent contractors. LICENSEE shall defend, indemnify and hold LICENSOR, its agents and its employees harmless from and against any and all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with the introduction, use, manufacture, storage or release of Hazardous Materials on the Site by LICENSEE. LICENSOR shall be solely responsible for and shall defend, indemnify and hold LICENSEE, its agents and its employees harmless from and against any and all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with the introduction, use, manufacture,

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storage or release of Hazardous Materials on the Site by LICENSOR. For purposes of this MLA, “Hazardous Materials” shall include hazardous substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), petroleum and petroleum products, and any other hazardous or toxic materials, substances or wastes under any federal, state or local laws or regulations relating to protection of health, safety or the environment. The obligations of this Section 16 shall survive the expiration or other termination of this MLA.
17.   CASUALTY.   In the event of damage by fire or other casualty to the Premises that cannot reasonably be expected to be repaired within forty-five (45) days following same or, if the Site is damaged by fire or other casualty so that such damage to Premises or Site may reasonably be expected to substantially disrupt LICENSEE’S operations at the Premises for more than forty-five (45) days, then LICENSEE may at any time following such fire or other casualty, provided LICENSOR has not completed within such forty-five (45) days the restoration required to permit LICENSEE to resume its operation at the Premises, terminate the applicable SLA by providing prior written notice to LICENSOR. Any such notice of termination shall cause such SLA to expire with the same force and effect as though the date set forth in such notice were the date originally set as the expiration date of the applicable SLA, and the Parties shall make an appropriate adjustment, as of such termination date, with respect to payments due to the other under the SLA. In the event of damage or destruction that does not result in termination of the applicable SLA, LICENSEE shall have the right to place a temporary antenna facility and related facilities on the Site during such repair and reconstruction to enable LICENSEE to continue operations without interruption, subject to approval of LICENSEE’S plans by LICENSOR pursuant to Section 10 of this MLA. Notwithstanding the foregoing, all License Fees shall abate during the period of such disruption to LICENSEE’S operations. Notwithstanding the foregoing, if the Premises at any Interim Site are damaged by fire or other casualty, LICENSOR shall not be obligated to repair the Premises and may instead terminate the SLA at no cost to LICENSEE for such Interim Site for convenience by providing written notice to LICENSEE.
18.   CONDEMNATION.   In the event of any condemnation of the Premises, LICENSEE may terminate the applicable SLA upon fifteen (15) days’ prior written notice to LICENSOR if such condemnation may reasonably be expected to substantially disrupt LICENSEE’S operations at the Premises for more than forty-five (45) days. LICENSEE may on its own behalf make a claim in any condemnation proceeding involving the Premises for losses related to the antennas, equipment, its relocation costs and its damages and losses (but not for the loss of its license/leasehold interest). Any such notice of termination shall cause the SLA to expire with the same force and effect as though the date set forth in such notice were the date originally set as the expiration date of the SLA, and the Parties shall make an appropriate adjustment as of such termination date with respect to payments due to the other under the SLA.
19.   TAXES.
(a)   Licensee’s Obligations.   LICENSEE shall directly pay, throughout the term of each SLA, all net income, excise, gross receipts, gross margin, occupation, sales or other forms of taxation and license fees upon its operations, business or income. LICENSEE shall pay any personal property taxes assessed on the Antenna Facilities. To the extent LICENSOR’s real property taxes increase as a result of LICENSEE’s Antenna Facilities or any improvements constructed by LICENSEE on the Site, LICENSEE shall be responsible for payment of such increase in LICENSOR’s real property taxes, and such amounts shall be paid by LICENSEE directly to LICENSOR within sixty (60) days of receipt of written notice and an itemized invoice from LICENSOR. LICENSEE shall be responsible for payment of all taxes assessed directly upon and arising from LICENSEE’s Antenna Facilities or the LICENSEE’s use of LICENSEE’s Antenna Facilities on or about Tower or the Site.
(b)   Licensor’s Obligations.   LICENSOR shall pay all taxes, fees and assessments against the Site or Tower, and shall pay all net income, excise, gross receipts, gross margin, business and operation, license and other forms of taxation upon its operations, business or income. If personal property taxes on or attributable to the Antenna Facilities are billed to LICENSOR under local taxing laws or regulations, LICENSOR shall promptly upon receipt of such tax bills notify LICENSEE of such taxes and provide a calculation of the taxes on or attributable to the Antenna Facilities, and copies of such bills to LICENSEE. If LICENSOR fails to provide the foregoing items to LICENSEE within fifteen (15) days of the date of the tax bill, then LICENSEE shall have

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no obligation to reimburse LICENSOR for, or to pay, such taxes. If LICENSOR fails to pay when due any taxes or other fees and assessments attributable to the Site or Tower, LICENSEE shall have the right, but not the obligation, to pay said taxes. In such event, LICENSOR shall reimburse LICENSEE for such expenditures and LICENSEE may, in its discretion, deduct any portion of such expenditures from any License Fees due under the applicable SLA.
(c)   Contest of Taxes.   Subject to any requirements or restrictions in the Prime Lease, LICENSEE shall have the right, at its sole option and at its sole cost and expense, to appeal, challenge or seek modification of any tax assessment or billing for which LICENSEE is wholly or partly responsible for payment. LICENSOR shall reasonably cooperate with LICENSEE in filing, prosecuting and perfecting any appeal or challenge to such taxes, including but not limited to executing any consent, appeal or other similar document. If as a result of any appeal or challenge by LICENSEE there is a reduction, credit or repayment received by LICENSOR for any taxes previously paid by LICENSEE, LICENSOR agrees to promptly reimburse to LICENSEE the amount of said reduction, credit or repayment.
20.   TERMINATION.
(a)   Termination Events.   Except upon expiration of the term of an SLA or as otherwise provided in this MLA, as applicable, a Party may only terminate an SLA as follows:
(i)   If an SLA has been executed prior to issuance of a Notice to Proceed, and LICENSOR does not approve the installation of the proposed equipment and improvements, LICENSEE may terminate the SLA without penalty or further liability;
(ii)   LICENSEE may terminate an SLA without penalty or further liability, immediately upon written notice to LICENSOR that; (w) any applications for Governmental Approvals have been, or are likely to be, rejected or are unacceptable, (x) LICENSEE has determined in its sole discretion that one or more Governmental Approvals may not be obtained in a timely manner, or (y) a Governmental Approval issued to LICENSEE has been canceled, has expired, has lapsed or is otherwise withdrawn or terminated by a governmental authority, provided, however, with respect to any Committed Site, if a Governmental Approval or application for a Governmental Approval expired or is delayed, denied, canceled or rejected primarily as a result of the negligence, fault, action or inaction of LICENSEE (or its agents, contractors or employees), then LICENSEE shall pay LICENSOR an amount equal to the total License Fees owed between the date of termination of such SLA and the end of the then-current term, and provided, further, that LICENSEE will not be required to pay LICENSOR a termination fee under this Section 20(a)(ii) for any Committed Site if a Governmental Approval for such Committed Site is lost, canceled or withdrawn as a result of LICENSEE not agreeing, in its sole reasonable discretion, to any unreasonable conditions imposed by a governmental authority after the Effective Date;
(iii)   In accordance with Section 17 of this MLA in the event of damage or destruction;
(iv)   In accordance with Section 18 of this MLA in the event of condemnation; or
(v)   In accordance with Section 22 of this MLA for default by LICENSEE or LICENSOR; or
(vi)   LICENSEE may terminate any SLA for convenience after the expiration of its Initial SLA Term by providing LICENSOR at least one hundred eighty (180) days’ prior written notice and paying a termination fee equal to twelve (12) months’ License Fee at the then current rate; provided, however, that this termination right will not apply to Committed Sites during their initial fifteen (15) year term from the Effective Date.
(b)   Effect of Termination.   No termination of an SLA shall cause a termination of this MLA or any other SLA, and this MLA and any other SLA shall remain in full force and effect.
(c)   Termination Notices.   A Party shall exercise any right to terminate by following the notice requirements of Section 34 of this MLA and providing the basis under this Section 20 for

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such termination. Upon such termination the Parties shall have no further obligations to each other with respect to such SLA, except as to any outstanding liabilities as of the date of termination and as otherwise provided herein.
21.   REMOVAL OF ANTENNA FACILITIES; WAIVER OF LICENSOR’S LIEN.
(a)   Removal.   Except for the Interim Sites (which are governed by Exhibit E), within thirty (30) days of termination or expiration of an SLA, LICENSEE shall remove its Antenna Facilities (unless agreed to otherwise by LICENSOR). LICENSEE shall not be required to remove any foundations, pavement, utility installations or any structural enhancements to or extensions of the Tower. If requested by LICENSOR, LICENSEE shall cooperate with LICENSOR to transfer all utilities for such terminated Site into the name of LICENSOR or its Affiliate or Subsidiary. If LICENSEE fails to remove the Antenna Facilities within such period, LICENSOR may, at its sole discretion, remove and store same at LICENSEE’S sole cost. If the personal property is not retrieved from storage within ninety (90) days of termination, then said property shall be deemed abandoned.
(b)   Waiver of LICENSOR’S Lien.   LICENSOR waives any and all lien rights it may have, statutory or otherwise, concerning LICENSEE’S Antenna Facilities or any portion thereof. LICENSEE and LICENSEE’S mortgagee shall have the right to remove all or any portion of the Antenna Facilities from the Premises from time to time, whether before or after termination of this MLA or the applicable SLA, in LICENSEE’S and/or such mortgagee’s sole discretion and without LICENSOR’S consent. Except as set forth in Section 8 of this MLA, the Antenna Facilities constitute the personal property of LICENSEE and LICENSEE shall have the right to remove the same, whether or not said items are considered fixtures and attachments to real property under applicable law.
22.   DEFAULT AND REMEDIES.
(a)   LICENSEE Default.   Any one or more of the following events shall constitute a default by LICENSEE (“LICENSEE Default”):
(i)   The failure to pay License Fees or make other payments set forth herein and/or in the SLA when such failure continues for ten (10) business days after the date LICENSOR provides written notice thereof to LICENSEE;
(ii)   The failure to perform any other obligations under this MLA or an SLA, and such failure continues for thirty (30) days from the date LICENSOR gives written notice thereof to LICENSEE (unless another time period is specified for a particular default under this MLA or the SLA); provided, however, that if more than thirty (30) days are required in order to cure any such non-monetary LICENSEE default, LICENSEE shall have a reasonable period of time necessary to cure such a default if LICENSEE shall have commenced and is diligently pursuing corrective action within such initial thirty (30) days; or
(iii)   The prosecution of any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief of indebtedness with respect to LICENSEE.
(b)   LICENSOR’S Remedies.   In the event of a LICENSEE Default, LICENSOR shall have all remedies available at law or in equity including without limitation damages and injunctive relief. In the event of a LICENSEE Default, LICENSOR shall have the right to terminate the SLA(s) at issue (after the expiration of any applicable cure periods set forth above) but not this MLA. If, as a result of a LICENSEE Default, LICENSOR incurs any costs or expenses on behalf of LICENSEE or in connection with LICENSEE’S obligations thereunder, such sums shall be due to LICENSOR within thirty (30) days after rendering of an invoice to LICENSEE as an additional fee hereunder.
(c)   LICENSOR Default.   Any one or more of the following events shall constitute a default by LICENSOR (“LICENSOR Default”):

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(i)   The failure of LICENSOR’S representations in Section 4(b) of this MLA to be true and accurate in all respects; or
(ii)   The failure to perform any of its obligations under this MLA and/or SLA and such failure continues for thirty (30) days from the date LICENSEE gives written notice thereof to LICENSOR (unless another time period is specified for a particular default under this MLA or the SLA); provided, however, that if more than thirty (30) days are required in order to cure any non-monetary LICENSOR Default, LICENSOR shall have a reasonable period of time to cure such a default if LICENSOR shall have commenced and is diligently pursuing corrective action within such initial thirty (30) days.
(d)   LICENSEE’S Remedies.   In the event of a LICENSOR Default, LICENSEE shall have all remedies available at law or in equity including without limitation damages and injunctive relief.
(i)   In addition to such remedies or any remedies available under this MLA, in the event of an uncured LICENSOR Default, LICENSEE may terminate the applicable SLA. If the License Fee has commenced, LICENSEE shall (subject to any right of set-off) pay LICENSOR any License Fees or other fees due for the period up to the termination of the SLA, but shall not owe License Fees for any subsequent period. Any advance payments made for periods after the termination of the SLA will be reimbursed to LICENSEE.
(ii)   If LICENSOR fails to cure or cause to cure a default under Section 4(c) of this MLA within the time frame provided under the Prime Lease, in addition to any other rights or remedies, LICENSEE may cure such default; provided, however, that LICENSEE shall in no event take any actions that affect LICENSOR’s equipment at a Site. Notwithstanding any other provision in this MLA and applicable SLA, LICENSOR shall reimburse LICENSEE for all costs and expenses reasonably incurred as a result thereof within sixty (60) days following LICENSOR’s receipt of an invoice therefor.
(iii)   In addition to any other rights and remedies that LICENSEE may have, if LICENSOR in violation of this MLA fails to take or cause to take any action or make any repairs to the Site; (y) within the time frame required by any governmental authority, or (z) after thirty (30) days’ written notice by LICENSEE, then LICENSEE may make the repairs at LICENSOR’S sole cost; provided, however, that LICENSEE shall in no event take any actions that affect LICENSOR’s equipment at a Site. Notwithstanding any other provision in this MLA and applicable SLA, LICENSOR shall reimburse LICENSEE for all costs and expenses reasonably incurred as a result of action taken under this subsection (iii) within sixty (60) days following LICENSOR’s receipt of a detailed invoice. LICENSEE’S right to repair the Site is granted solely to protect LICENSEE’S interests and property. LICENSEE shall have no duty to undertake repairs. The undertaking of repairs will not create a duty to protect the interests of LICENSOR or to third parties.
(e)   No Effect on MLA.   No default by any Party relating to an SLA, whether pursuant to this Section 22, by operation of law or otherwise (except as expressly provided herein), nor any termination of an SLA and removal of LICENSEE’S property from the Premises, shall relieve either Party of its obligations or liabilities under this MLA or any other SLA, all of which shall survive such default, termination and/or removal.
(f)   No Waiver.   All of the rights, powers and remedies provided for in this MLA, or in any SLA, or now or hereafter existing at law or in equity, or by statute or otherwise, shall be deemed to be separate, distinct, cumulative and concurrent and shall not be deemed to be in the exclusion of, or a waiver of, any other rights, powers or remedies provided for in this MLA. The exercise or enforcement of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise or enforcement of any or all of such other rights, powers or remedies.
(g)   Attorneys’ Fees.   The substantially prevailing Party in any litigation arising hereunder shall be entitled to its reasonable attorneys’ fees and court costs, including appeals, if any.

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23.   LIMITATION OF LIABILITY.   Notwithstanding anything in this MLA to the contrary, except for (i) breach of Section 4(b), (ii) breach of Section 14, (iii) breach of Section 16 or (iv) grossly negligent or intentionally wrongful acts, neither Party shall have any liability under this MLA or any SLA, for: (y) any punitive or exemplary damages, or (z) any special, consequential, incidental or indirect damages, including without limitation lost profits, lost data, lost revenues and loss of business opportunity, whether or not the other Party was aware or should have been aware of the possibility of these damages. All communications and invoices relating to an SLA must be directed to the Party signing that SLA. A default by any Party will not constitute or serve as a basis for a default by any other Party, and a default under any SLA will not constitute or serve as a basis for a default under any other SLA or this MLA as a whole.
24.   BINDING ON SUCCESSORS AND ASSIGNS.   This MLA and any SLA shall bind the heirs, personal representatives, successors and permitted assignees of the Parties.
25.   ASSIGNMENT AND OTHER TRANSFERS; SUBLEASING.
(a)   Transfers by Licensee.   T-Mobile or LICENSEE may, without any approval or consent of LICENSOR or USCC, sell, convey, assign or transfer its rights and obligations under this MLA or any SLA: (i) to T-Mobile’s or LICENSEE’S Affiliates or Subsidiaries, (ii) to any entity that acquires all or substantially all of LICENSEE’S assets in the market defined by the FCC in which the Site is located, or (iii) by reason of a merger, acquisition, divestiture or other business reorganization, provided in any such case under subsections (i-iii) such assignee shall have the financial wherewithal to satisfy LICENSEE’s obligations under this MLA. In all other instances, LICENSEE may not sell, convey, assign or transfer its rights or obligations under this MLA and the SLAs without the written consent of LICENSOR, which such consent shall not be unreasonably withheld, conditioned or delayed.
(b)   Subletting.   LICENSEE shall not sublease, license or sublicense the Premises to another party.
(c)   Conditions of Transfer by Licensor.   If USCC or LICENSOR sells, leases, conveys, assigns, or otherwise transfers all or a portion of its rights and/or obligations under an SLA, then within thirty (30) days of the effective date of such sale, lease, conveyance, assignment or other transfer LICENSOR shall send LICENSEE a notice which shall include, at a minimum, (i) the name and contact information of the party to whom LICENSOR transferred all or a portion of its rights and obligations, (ii) the effective date of the transfer, (iii) a copy of the document(s) that evidence the transfer and set forth the terms and conditions of the transfer and (iv) an IRS form W-9 for the assignee/successor in interest.
(d)   Transfer by Licensor.   USCC or LICENSOR may, without any approval or consent of LICENSEE or T-Mobile, sell, convey, assign, encumber, mortgage or transfer its rights and obligations under the Towers (or any portion thereof) and/or under this MLA (or any portion thereof) or any SLA to a third party, either through one transaction or a series of transactions. Upon USCC or LICENSOR’s reasonable request in connection with any such sales, conveyances, assignments, encumbrances, mortgages or transfers, T-Mobile shall execute and deliver further documents or take further actions as may be reasonably necessary to implement and effect such sale, conveyance, assignment, encumbrance, mortgage or transfer; provided, however, that any such documentation or action (i) shall be at USCC or LICENSOR’s cost and (ii) shall in no event impair or disturb the rights or increase the obligations of T-Mobile under the applicable Towers, this MLA or the applicable SLAs.
(e)   New Licensor Option.   [***]
(f)   Roaming and MVNOs.   [***]
26.   SUBORDINATION AND NON-DISTURBANCE.   At LICENSOR’S option, this MLA and each applicable SLA shall be subordinate to any mortgage or other security interest by LICENSOR that from time to time may encumber all or part of the Site; provided, however, every such mortgage or other security interest shall recognize the validity of this MLA and applicable SLA in the event of a foreclosure of LICENSOR’S interest and also LICENSEE’S right to remain in occupancy of and

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have access to the Premises as long as LICENSEE is not in default of this MLA and the applicable SLA beyond any applicable grace or cure periods. LICENSEE shall execute whatever instruments may reasonably be required to evidence this subordination clause. If the Site is encumbered by a mortgage or other security interest created by LICENSOR, LICENSOR, immediately after this MLA and the applicable SLA are executed, will, upon LICENSEE’S request, obtain and furnish to LICENSEE, a non-disturbance agreement for each such mortgage or other security interest in recordable form. If LICENSOR defaults in the payment and/or other performance of any mortgage or other security interest encumbering the Site, LICENSEE may, at its sole option and without obligation, cure or correct LICENSOR’S Default and, upon doing so, LICENSEE shall be subrogated to any and all rights, titles, liens and equities of the holders of such mortgage or security interest, and LICENSEE shall be entitled to deduct and setoff against all License Fees that may otherwise become due under this MLA and applicable SLA, the sums paid by LICENSEE to cure or correct such defaults.
27.   ESTOPPEL CERTIFICATES.   Either Party shall within thirty (30) days’ prior written notice from the other, execute, acknowledge and deliver to the other a written statement to the extent the following are true: (i) certifying that this MLA and any SLA is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying the SLA, as so modified, is in full force and effect) and the date to which the License Fees and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to such Party’s knowledge, any uncured defaults on the part of the other Party hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Site.
28.   SHARED ASSETS.   For the purposes of this MLA, certain Sites include passive equipment assets located at the base of a Tower that are shared by third-party licensees under agreements executed prior to the Effective Date and listed at Exhibit K (each, a “Shared Asset Agreement”) for shelter and power infrastructure at a Tower or Site (“Shared Assets”). LICENSEE agrees to the use of Shared Assets by LICENSOR’s third-party licensees under the applicable Shared Asset Agreement that are documented, with all associated costs, in Exhibit K; provided, however, that any costs associated with the Shared Asset Agreement do not exceed normal and customary costs and the rights granted to the third party in the Shared Asset Agreement do not materially impair LICENSEE’s use of the Site. LICENSOR, in turn, agrees to remit to LICENSEE seventy-five percent (75%) of the revenue collected by LICENSOR for use of LICENSEE’s Shared Assets by such third-party licensee. If LICENSOR’s agreement with a third party does not explicitly allocate a specific value to the sharing of Shared Assets, LICENSOR will reimburse LICENSEE [***] a month as full and complete payment for the third party’s use of LICENSEE’s shelter space. In the event the rights granted to the third party in the Shared Asset Agreement materially impair LICENSEE’s use of the Site, LICENSOR will work in good faith to provide, if available, at no additional cost to LICENSEE, additional ground space or space in shelters to remedy any such impairment.
29.   RECORDING.   The Parties shall not record this MLA. Subject to any limitations contained in any applicable Prime Lease, the Parties to an SLA shall execute, and LICENSEE may record, a Memorandum of Lease in the form attached hereto as Attachment 6 to Exhibit A. The date set forth in the memorandum is for recording purposes only and shall not establish the SLA Effective Date or the SLA Commencement Date.
30.   PUBLICITY.   Neither Party to this MLA or any SLA shall use the other Party’s name, insignia or any language, pictures or symbols that could, in such other Party’s judgment, imply its identity in any written or oral advertising or presentation or any brochure, press release, newsletter, book or other written material of whatever nature, without such other Party’s express prior written consent.
31.   QUIET ENJOYMENT.   LICENSOR covenants that LICENSEE, on paying the License Fee and performing the covenants contained in this MLA and the applicable SLA, shall peaceably and quietly have, hold and enjoy the Premises during the term of the SLA.
32.   TITLE.   LICENSOR warrants that it has good and sufficient title, and has full authority to enter into and execute this MLA and each SLA. LICENSOR further warrants that there are no nonconsensual liens, covenants, easements or restrictions that prevent the use of the Premises by LICENSEE as set forth above.

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33.   INTEGRATION.   This MLA, in conjunction with each SLA, contains all agreements, promises and understandings between LICENSOR and LICENSEE pertaining to the subject matter of these documents, and no verbal or oral agreements, promises or understandings shall be binding upon T-Mobile, LICENSOR or LICENSEE in any dispute, controversy or proceeding at law. Any addition, variation or modification to this MLA or any SLA shall be void and ineffective unless made in writing signed by the Parties with the exception of changes made to Exhibit B by the LICENSOR. Any addition, variation or modification to an SLA shall be done utilizing the form of amendment attached hereto as Exhibit C. If any provision of this MLA or any SLA is found to be invalid or unenforceable, such finding shall not affect the validity and enforceability of the remaining provisions of this MLA or applicable SLA. The failure of either Party to insist upon strict performance of any of the terms or conditions of this MLA or any SLA or to exercise any rights under this MLA or any SLA shall not waive such rights, and such Party shall have the right to enforce such rights at any time and take such action as may be lawful and authorized under this MLA or any SLA, either in law or in equity.
34.   GOVERNING LAW.   Each SLA and this MLA as applicable to such SLA, together with the performance thereof, shall be governed, interpreted, construed and regulated by the laws of the state in which the Site is located.
35.   NOTICES.   All notices hereunder must be in writing, reference a particular Site number or address, if applicable, and must be sent by certified mail, return receipt requested or by commercial courier, provided the courier’s regular business is delivery service, to the following addresses (unless the Party has changed its notice address as provided in this paragraph):
LICENSEE: T-Mobile USA, Inc. 12920 SE 38th Street Bellevue, WA 98006 Attn: Leasing	With copy to: T-Mobile USA, Inc. 12920 SE 38th Street Bellevue, WA 98006 Attn: Legal Department
Administrator
LICENSOR: UScellular Attn: Lease Administration 8410 W. Bryn Mawr Ave. Chicago, IL 6063
Notice shall be effective five (5) business days after such mailing or upon such delivery by a commercial courier or refusal of the recipient to accept such delivery. A Party may change its notice address only by sending notice of the address change in compliance with this paragraph.
36.   MISCELLANEOUS.   The submission of this MLA and an SLA for examination does not constitute an offer to lease or license the Premises. This MLA and each SLA shall become effective only upon the full execution of the same by the Parties thereto. Each of the Parties hereto warrants to the other that the Party executing this MLA, and their relevant Affiliate or Subsidiary executing each SLA has the full right, power and authority to enter into and execute the same and that no consent (except as may be required under an applicable Prime Lease) from any other person or entity is necessary as a condition precedent to the legal effect of this MLA and any SLA executed pursuant to it. The captions contained in this MLA are inserted for convenience only and are not intended to be part of the MLA. They shall not affect or be utilized in the construction or interpretation of the MLA. The recitals in this MLA are hereby incorporated in this MLA as if set forth fully in this section.
37.   SURVIVAL.   The provisions of this MLA relating to indemnification from one Party to the other Party shall survive any termination or expiration of the applicable SLA. Additionally, any provisions of this MLA that indicate survival subsequent to termination or expiration or require performance subsequent to the termination or expiration of this MLA shall also survive such termination or expiration of the applicable SLA.
38.   REVENUE SHARE, CONSENT FEES, OR OTHER SIMILAR FEES OR CHARGES APPLICABLE TO LICENSEE.   LICENSEE shall reimburse LICENSOR for revenue share fees for Committed Sites and Additional Sites (which result from a Conversion) only if such revenue sharing

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obligation exists under a Prime Lease prior to October 1, 2023 and is disclosed to LICENSEE as of the Effective Date. If the Prime Lease for a Committed Site or Additional Site (which undergoes a Conversion) becomes subject to a revenue sharing obligation between October 1, 2023 and the day prior to the Effective Date (“New Revenue Sharing Obligation”) and such New Revenue Sharing Obligation is disclosed to LICENSEE as of the Effective Date (including copies of the Prime Lease before and after the New Revenue Sharing Obligation and unredacted as to the New Revenue Sharing Obligation), then LICENSEE shall reimburse LICENSOR for up to [***] in New Revenue Sharing Obligations annually (“Annual New Revenue Share Cap”). The Annual New Revenue Share Cap shall increase annually by the Escalation Rate. With respect to Committed Sites and Additional Sites (which result from a Conversion), LICENSOR shall be solely responsible for fees for (i) New Revenue Sharing Obligations in excess of the Annual New Revenue Share Cap and (ii) new revenue share obligations agreed to on or after the Effective Date. LICENSOR represents to LICENSEE that from October 1, 2023 through the Effective Date, LICENSOR has negotiated all revenue share requirements contained within a Prime Lease in the ordinary course of business, in good faith and consistent with past practice. LICENSOR will use commercially reasonable efforts to minimize New Revenue Sharing Obligations where possible and will not negotiate reduced ground rent from the then existing ground rent in exchange for a New Revenue Sharing Obligation. The provisions of this Section 38 shall not apply to any Additional New Sites.
39.   COUNTERPARTS.   This MLA may be executed in any number of counterparts. Each counterpart will be deemed an original and all counterparts shall constitute one agreement binding on all Parties. This MLA may be executed by original, facsimile, or electronic signatures (complying with the U.S. Federal ESIGN Act of 2000, 15 U.S.C. 96) and such signatures will be considered binding for all purposes. A scanned or electronically reproduced copy or image of this MLA shall be deemed an original and may be introduced or submitted in any action or proceeding as competent evidence of the execution, terms and existence of this MLA notwithstanding the failure or inability to produce or tender an original, executed counterpart of this MLA and without the requirement that the unavailability of such original, executed counterpart of this MLA first be proven. The provisions of this Section 39 shall also apply to any amendments to this MLA, any SLAs and any amendments to SLAs.
40.   ADDITIONAL LICENSOR OBLIGATIONS.
(a)   Definition.   As used in this MLA and any SLAs, “Site(s)” means the Tower, property, land area, equipment shelters, easements, roadways and all improvements thereto owned, managed or otherwise controlled by USCC or LICENSOR and except as otherwise specifically set forth herein only includes the Sites listed on Exhibit H and Part A of Exhibit J. For the sake of clarity, the definition of “Site(s)” includes, without limitation, macro sites, distributed antenna systems and nodes, small cell locations, and any other physical space that LICENSOR provides to T-Mobile for T-Mobile’s network under this MLA, and any and all infrastructure managed, owned, or operated by LICENSOR that supports T-Mobile’s network gear pursuant to this MLA.
(b)   Other T-Mobile Locations.   Neither LICENSOR nor USCC will in any way object to or interfere with T-Mobile’s or its Affiliates’ or Subsidiaries’ efforts to obtain, approvals, permits and other permissions from municipalities, government agencies, property owners and other entities to allow T-Mobile to improve its network by installing antenna facilities at any locations T-Mobile, in its sole discretion, deems necessary.
(c)   At-Risk Sites.   From and after the Effective Date and for as long as any SLA remains in effect, LICENSOR shall notify T-Mobile within thirty (30) days after LICENSOR becomes aware of any At-Risk Sites and any such notice shall include (i) the T-Mobile Site ID; (ii) a brief explanation of why the Site constitutes an At-Risk Site; and (iii) a copy of any written communication relating to the circumstances that cause the Site to be an At-Risk Site. As used in this subsection (c), an “At-Risk Site” means any Premises with respect to which LICENSOR is aware of, or has received written communication about (including, without limitation, letters, demands, claims, notices, liens, emails, violations, and/or any inquiries), any specific circumstance(s) that are reasonably likely to adversely affect T-Mobile’s ability to operate its network or equipment at any such At-Risk Site.
41.   LICENSOR HIGH-COST PRIME LEASE COSTS.   [***].

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42.   TRANSFER PRICING PROHIBITION.   LICENSOR acknowledges and agrees that except as set forth the specific charges explicitly set forth in Section 3(b)-(d) (License Fees), Section 7 (Utilities), Section 9(a) and associated Exhibit D for Fee Schedule Section 10(d) (Radio Frequency Site Analysis), Section 11(a) (Height Limitation), Section 16 (Environmental), Section 19(a) (LICENSEE Taxes), Section 21(a) (Removal), Section 22(b) (LICENSOR’s Remedies), Section 22(g) (Attorneys’ Fees). Section 38 (Revenue Share), Section 41 (Licensor High-Cost Prime Lease Costs) and Exhibit E Section 3(a) and Section 6, or arising from LICENSEE’s sole obligations hereunder, LICENSEE is not responsible for any other fees, rents, rates, costs, third-party passthroughs, or other charges arising out of this MLA and each SLA (the “Extra Charges”), including without limitation LICENSOR’s performance of its obligations of this MLA such as obtaining Owner consents, paying for any additional revenue share charges, and, as such, LICENSOR is prohibited from imposing the Extra Charges onto LICENSEE and any attempt (i.e., directly or indirectly such as withholding an approval) to impose Extra Charges onto LICENSEE is null and void, provided, further that if such attempt to impose Extra Charges is made as part of LICENSOR’s approval rights in this MLA, then such approval is deemed automatically approved. This section shall not apply to any indemnification obligations of LICENSEE under this MLA.
43.   SHORT-TERM SPECTRUM MANAGER LEASE/SUBLEASE.   Notwithstanding anything contained herein, if LICENSOR or an affiliate of LICENSOR exercises its right to maintain operations as set forth in the Short-Term Spectrum Manager Lease Agreement (as defined in the SPA) or the Short-Term Spectrum Manager Sublease Agreement (DE Spectrum) (as defined in the SPA and together with the Short-Term Spectrum Manager Lease Agreement, the “Spectrum Manager Leases”), then the provisions set forth in the Spectrum Manager Leases shall apply as applicable. To the extent there exists a conflict or discrepancy between the provisions of this MLA and either of the Spectrum Manager Leases, the provisions of the Spectrum Manager Leases shall control.
[signature page follows]

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IN WITNESS WHEREOF, the Parties have set their hands as of the dates written below.
T-MOBILE USA, INC., on behalf of its Affiliates and Subsidiaries
By:

Name:
Title:
Date:
[                 ], on behalf of its Affiliates and Subsidiaries
By:

Name:
Title:
Date:

24

EXHIBIT A
SITE LICENSE AGREEMENT

EXHIBIT B
LICENSOR’S APPLICATION FORM
SEE ATTACHED

EXHIBIT C
AMENDMENT TO SITE LICENSE AGREEMENT

EXHIBIT D
FEE SCHEDULE

EXHIBIT E
INTERIM SITES — SPECIAL TERMS

EXHIBIT F
EXISTING TOWERS

EXHIBIT G
TOWERS UNDER CONSTRUCTION

EXHIBIT H
COMMITTED SITES

EXHIBIT I
EXISTING SITES

EXHIBIT J
INTERIM SITES

EXHIBIT K
SHARED ASSET AGREEMENTS

EXHIBIT L
SOLE OCCUPANT SITES

EXHIBIT M
ANTICIPATED SITES

Annex B
Opinion of PJT Partners
May 24, 2024
The Independent Directors of the Board of Directors
United States Cellular Corporation
8410 W Bryn Mawr Ave.
Chicago, IL 60631
Independent Directors of the Board of Directors:
We understand that United States Cellular Corporation, a Delaware corporation (“Seller”), proposes to enter into a Securities Purchase Agreement (the “Agreement,” and the transactions contemplated thereby, the “Transaction”), by and among Seller, Telephone and Data Systems, Inc., a Delaware corporation (“Parent”), USCC Wireless Holdings, LLC, a Delaware limited liability company (the “Company”), and T-Mobile US, Inc., a Delaware corporation (“Buyer”), pursuant to which Buyer will, among other things, purchase from Seller all of the outstanding limited liability company interests of the Company (such interests, the “Equity Interests”) in exchange for $4,400,000,000 (the “Consideration”), subject to certain adjustments as set forth in the Agreement, as to which adjustments we express no opinion. We also understand that in connection with, and prior to, the consummation of the purchase and sale of the Equity Interests, Seller will contribute to the Company the assets and liabilities of Seller’s wireless business (“WirelessCo”) as set forth in a Separation Plan attached as Exhibit A to the Agreement (the “Separation Plan”). The terms and conditions of the Transaction are fully set forth in the Agreement, together with all schedules and exhibits thereto, including the Separation Plan.
The Independent Directors of the Board of Directors of Seller (“You” or the “Independent Directors”) have asked us for our opinion as to the fairness, from a financial point of view, of the Consideration to be received by Seller pursuant to the Agreement. In arriving at the opinion set forth below, we have, among other things:
(i)
reviewed certain publicly available information concerning the businesses, financial conditions and operations of Seller and WirelessCo;

(ii)
reviewed certain internal information concerning the businesses, financial conditions and operations of Seller and WirelessCo prepared and furnished to us by the management of Seller;

(iii)
reviewed certain internal financial analyses, estimates and forecasts of Seller, including projections for WirelessCo, for fiscal years 2024 through 2028, and an extrapolation of such projections for the fiscal year 2029, that were prepared by or at the direction of the management of Seller and approved for our use by the Independent Directors (collectively, the “WirelessCo Projections”);

(iv)
held discussions with members of Seller’s management concerning, among other things, their evaluation of the Transaction and WirelessCo, the operating and regulatory environments in which WirelessCo operates, and the financial conditions, prospects and strategic objectives of Seller and WirelessCo;

(v)
reviewed the historical market prices and trading activity for shares of Seller’s common stock;

(vi)
compared certain financial information for WirelessCo with similar publicly available financial data for certain other companies that we deemed to be relevant;

(vii)
compared stock market data for Seller with similar publicly available stock market data for certain other companies that we deemed to be relevant;

(viii)
compared the proposed financial terms of the Transaction with publicly available financial terms of certain other business combination transactions that we deemed to be relevant;

(ix)
reviewed a draft, dated May 23, 2024 of the Agreement; and

(x)
performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering this opinion.

In preparing this opinion, with your consent, we have relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by us, without independent verification thereof. We have assumed, with your consent, that the WirelessCo Projections, the assumptions underlying the WirelessCo Projections, and all other financial analyses, estimates and forecasts provided to us by Seller’s management, have been reasonably prepared in accordance with industry practice and represent Seller management’s best currently available estimates and judgments as to the business and operations and future financial performance of WirelessCo. We assume no responsibility for and express no opinion as to the WirelessCo Projections, the assumptions upon which they are based or any other financial analyses, estimates and forecasts provided to us by Seller’s management. We have also assumed, with your consent, that there have been no material changes in the assets, financial conditions, results of operations, businesses or prospects of Seller or WirelessCo since the date of the last financial statements made available to us. We have further relied, with your consent, upon the assurances of the management of Seller that they are not aware of any facts that would make the information, representations and projections provided by them inaccurate, incomplete or misleading.
We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not conduct a physical inspection of any of the properties or assets of Seller or of WirelessCo. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Seller, the Retained Business (as defined in the Agreement, and in respect of which we express no opinion) or WirelessCo, nor have we evaluated the solvency of Seller or the Company under any applicable laws.
We also have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respects from the draft reviewed by us and that the consummation of the Transaction will be effected in accordance with the terms and conditions of the Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Parent, Seller, the Company or WirelessCo, or the contemplated benefits of the Transaction. We have also assumed that the representations and warranties made by Seller, Parent and Buyer in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis, and that the adjustments to the Consideration as set forth in the Agreement, as to which adjustments we express no opinion, will not result in any adjustment to the Consideration that is material to our analysis. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Seller obtained such advice as it deemed necessary from qualified professionals. We are not legal, tax or regulatory advisors and have relied upon without independent verification the assessment of Seller and its legal, tax and regulatory advisors with respect to such matters.
Our opinion does not address the relative merits of the Transaction as compared to any other business plan or opportunity that might be available to Parent or Seller or the effect of any other arrangement in which Seller might engage, nor does it address the underlying decision by Parent or Seller to engage in the Transaction. Our opinion is limited to the fairness as of the date hereof, from a financial point of view, of the Consideration to be received by Seller pursuant to the Agreement, and our opinion does not address any other aspect or implication of the Transaction, the Agreement, or any other agreement or understanding entered into or to be entered into in connection with the Transaction or otherwise. We further express no opinion or view as to the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of Parent or Seller or as to the underlying decision by Parent or Seller to engage in the Transaction. We also express no opinion as to the fairness (financial or otherwise) of the amount or nature of the compensation to any of Seller’s, the Company’s or WirelessCo’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by Seller or otherwise.
Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We express no opinion as to the prices or trading ranges at which shares of Seller’s or Parent’s common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Parent, Seller, the Company, WirelessCo or the Transaction, or as to the impact of the Transaction on the solvency or viability of Parent, Seller or the Company or the ability of Parent, Seller or the Company to pay their respective obligations when they come due.
This opinion has been approved by a fairness committee of PJT Partners LP in accordance with established procedures. This opinion is provided to the Independent Directors, in their capacity as such, in connection with and for the purposes of their evaluation of the Transaction only and is not a recommendation as to any action the Independent Directors or the Board of Directors of Seller (the “Board of Directors”) should take with respect to the Transaction or any aspect thereof. This opinion does not constitute a recommendation to any stockholder of Seller or Parent as to how any such stockholder should vote or act with respect to the Transaction or any other matter. This opinion is not to be quoted, referenced, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy or information statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Independent Directors or the Board of Directors, including any other committee thereof, or Parent or Seller, without our prior written approval. However, a copy of this opinion may be included, in its entirety, as an exhibit to any disclosure document Seller is required to file with the Securities and Exchange Commission and distribute to its stockholders in connection with the Transaction. Any summary of or reference to this opinion or the analysis performed by us in connection with the rendering of this opinion in such documents shall require our prior written approval.
We are acting as financial advisor to the Independent Directors with respect to the Transaction and will receive a fee from Seller for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon the consummation of the Transaction. In addition, Seller has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including the rendering of this opinion).
In the ordinary course of our and our affiliates’ businesses, we and our affiliates provide investment banking and other financial services to Buyer and its affiliates and may receive compensation for the rendering of these services. However, during the two years preceding the date of this opinion, we and our affiliates have not received any compensation from Buyer or any of its affiliates.
*      *      *

Based on and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Consideration to be received by Seller pursuant to the Agreement is fair to Seller from a financial point of view.
Very truly yours,
PJT Partners LP